As filed with the Securities and Exchange Commission on September 9, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Global Business Travel Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4700 (Primary Standard Industrial Classification Code Number) 666 3rd Avenue, 4th Floor New York, NY 10017 Telephone: (212) 679-1600	98-0598290 (I.R.S. Employer Identification No.)
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eric J. Bock, Esq.
Chief Legal Officer
Global Business Travel Group, Inc.
666 3rd Avenue, 4th Floor
New York, NY 10017
Telephone: (212) 679-1600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Gregory A Fernicola, Esq. Peter D. Serating, Esq. Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, NY 10001-8602 Telephone: (212) 735-3000	Christian O. Nagler, Esq. Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 Telephone: (212) 446-4800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer) ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the SEC acting pursuant to said Section 8(a), may determine.

The information in this document may change. The registrant may not complete the offer and issue these securities until the registration statement filed with the United States Securities and Exchange Commission is effective. This document is not an offer to sell these securities and it is not soliciting an offer to buy these securities, nor shall there be any sale of these securities, in any jurisdiction in which such offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
PRELIMINARY — SUBJECT TO COMPLETION, DATED SEPTEMBER 9, 2022
PROSPECTUS/OFFER TO EXCHANGE
Global Business Travel Group, Inc.
Offer to Exchange Warrants to Acquire Shares of Class A Common Stock
of
Global Business Travel Group, Inc.
for
Shares of Class A Common Stock
of
Global Business Travel Group, Inc.
and
Consent Solicitation
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., EASTERN STANDARD TIME, ON OCTOBER 7, 2022, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.
Terms of the Offer and Consent Solicitation
Until the Expiration Date (as defined below), we are offering to the holders of our Warrants (as defined below) to purchase shares of Class A Common Stock, $0.0001 par value per share (“Class A Common Stock”), of Global Business Travel Group, Inc. (the “Company”), the opportunity to receive 0.275 shares of Class A Common Stock in exchange for each of our Warrants tendered by the holder (“Warrant Holder”) and exchanged pursuant to the offer (the “Offer”).
The Offer is being made to all Warrant Holders. The Warrants are governed by the warrant agreement, dated as of October 1, 2020 (the “Warrant Agreement”), by and between the Company (f/k/a Apollo Strategic Growth Capital) and Continental Stock Transfer & Trust Company, as warrant agent. Our Class A Common Stock and our Warrants are listed on the New York Stock Exchange (the “NYSE”) under the symbols “GBTG” and “GBTG.WS,” respectively. As of September 8, 2022, a total of 39,451,067 Warrants were outstanding, consisting of 27,226,933 Public Warrants (as defined below) and 12,224,134 Private Placement Warrants (as defined below). Pursuant to the Offer, we are offering up to an aggregate of 10,849,043 shares of our Class A Common Stock in exchange for all of the Warrants.
Each Warrant Holder whose Warrants are exchanged pursuant to the Offer will receive 0.275 shares of our Class A Common Stock for each Warrant tendered by such holder and exchanged. No fractional shares of Class A Common Stock will be issued pursuant to the Offer. In lieu of issuing fractional shares, any Warrant Holder who would otherwise have been entitled to receive fractional shares pursuant to the Offer will, after aggregating all such fractional shares of such holder, be paid in cash (without interest) in an amount equal to such fractional part of a share multiplied by the last sale price of our Class A Common Stock on the NYSE on the last trading day of the Offer Period (as defined below). Our obligation to complete the Offer is not conditioned on the receipt of a minimum number of tendered Warrants.
Concurrently with the Offer, we are also soliciting consents (the “Consent Solicitation”) from Warrant Holders to amend the Warrant Agreement, which governs all of the Warrants, to permit the Company to require that each Warrant that is outstanding upon the closing of the Offer be converted into 0.2475 shares of Class A Common Stock, which is a ratio 10% less than the exchange ratio applicable to the Offer (the “Warrant Amendment”). Pursuant to the terms of the Warrant Agreement, all except certain specified modifications or amendments require the vote or written consent of at least 50% of the outstanding Public Warrants and, solely with respect to any amendment to the terms of the Private Placement Warrants, 50% of the outstanding Private Placement Warrants.
Parties representing approximately 40.56% of the outstanding Public Warrants and 100% of the outstanding Private Placement Warrants have agreed to tender their Public Warrants and Private Placement Warrants (as applicable) in the Offer and to consent to the Warrant Amendment in the Consent Solicitation pursuant to a tender and support agreement (the “Tender and Support Agreement”). Accordingly, if holders of an additional approximately 9.44% of the outstanding Public Warrants consent to the Warrant Amendment in the Consent Solicitation, and the other conditions described herein are satisfied or waived, then the Warrant Amendment will be adopted. For additional detail regarding the Tender and Support Agreement, see “Market Information, Dividends and Related Stockholder Matters — Transactions and Agreements Concerning Our Securities — Tender and Support Agreement.”
You may not consent to the Warrant Amendment without tendering your Warrants in the Offer and you may not tender such Warrants without consenting to the Warrant Amendment. The consent to the Warrant Amendment is a part of the letter of transmittal and consent (as it may be supplemented and amended from time to time, the “Letter of Transmittal and Consent”) relating to the Warrants, and therefore by tendering your Warrants for exchange you will be delivering to us your consent. You may revoke your consent at any time prior to the Expiration Date (as defined below) by withdrawing the Warrants you have tendered in the Offer.
The Offer and Consent Solicitation is made solely upon the terms and conditions in this Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent. The Offer and Consent Solicitation will expire at one minute after 11:59 p.m., Eastern Standard Time, on October 7, 2022, or such later time and date to which we may extend (the period during which the Offer and Consent Solicitation is open, giving effect to any withdrawal or extension, is referred to as the “Offer Period,” and the date and time at which the Offer Period ends is referred to as the “Expiration Date”). We are not aware of any U.S. state where the making of the Offer and the Consent Solicitation is not in compliance with applicable law. If we become aware of any U.S. state where the making of the Offer and the Consent Solicitation or the acceptance of the Warrants pursuant to the Offer is not in compliance with applicable law, we will make a good faith effort to comply with the applicable law. If, after such good faith effort, we cannot comply with the applicable law, the Offer and the Consent Solicitation will not be made to (nor will tenders be accepted from or on behalf of) the Warrant Holders.
We may withdraw the Offer and Consent Solicitation only if the conditions to the Offer and Consent Solicitation are not satisfied or waived prior to the Expiration Date. Promptly upon any such withdrawal, we will return the tendered Warrants to the Warrant Holders (and, with respect to the Warrants, the related consent to the Warrant Amendment will be revoked).
You may tender some or all of your Warrants into the Offer. If you elect to tender Warrants in response to the Offer and Consent Solicitation, please follow the instructions in this Prospectus/Offer to Exchange and the related documents, including the Letter of Transmittal and Consent. If you tender Warrants, you may withdraw your tendered Warrants at any time before the Expiration Date and retain them on their current terms or amended terms if the Warrant Amendment is approved, by following the instructions in this Prospectus/Offer to Exchange. In addition, tendered Warrants that are not accepted by us for exchange by November 4, 2022, may thereafter be withdrawn by you until such time as the Warrants are accepted by us for exchange. If you withdraw the tender of your Warrants, your consent to the Warrant Amendment will be withdrawn as a result.
Warrants not exchanged for shares of our Class A Common Stock pursuant to the Offer will remain outstanding subject to their current terms or amended terms if the Warrant Amendment is approved. We reserve the right to redeem any of the Warrants, as applicable, pursuant to their current terms at any time, including prior to the completion of the Offer and Consent Solicitation, and if the Warrant Amendment is approved, we intend to require the conversion of all Warrants to shares of Class A Common Stock as provided in the Warrant Amendment. Our Warrants are currently listed on the NYSE under the symbol “GBTG.WS”; however, our Warrants may be delisted if, following the completion of the Offer and Consent Solicitation, the extent of public distribution or the aggregate market value of the Warrants has become so reduced as to make further listing inadvisable or unavailable.
The Offer and Consent Solicitation is conditioned upon the effectiveness of the registration statement on Form S-4, of which this Prospectus/Offer to Exchange forms a part, that we filed with the U.S. Securities and Exchange Commission (the “SEC”) regarding the shares of Class A Common Stock issuable upon exchange of the Warrants pursuant to the Offer.
Our board of directors (the “Board”) has approved the Offer and Consent Solicitation. However, neither we nor any of our management, the Board, or the information agent, the exchange agent or the dealer manager for the Offer and Consent Solicitation is making any recommendation as to whether Warrant Holders should tender Warrants for exchange in the Offer and, as applicable, consent to the Warrant Amendment in the Consent Solicitation. Each Warrant Holder must make its own decision as to whether to exchange some or all of its Warrants and, as applicable, consent to the Warrant Amendment.

All questions concerning the terms of the Offer and Consent Solicitation should be directed to the dealer manager:
BofA Securities, Inc.
One Bryant Park
New York, New York 10036
All questions concerning exchange procedures and requests for additional copies of this Prospectus/Offer to Exchange, the Letter of Transmittal and Consent or the Notice of Guaranteed Delivery should be directed to the information agent:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Banks and Brokers call: (212) 269-5550
Call Toll Free: (866) 342-4883
Email: gbtg@dfking.com
We will amend our offering materials, including this Prospectus/Offer to Exchange, to the extent required by applicable securities laws to disclose any material changes to information previously published, sent or given to Warrant Holders.
The securities offered by this Prospectus/Offer to Exchange involve risks. Before participating in the Offer and consenting to the Warrant Amendment, you are urged to read carefully the section titled “Risk Factors” beginning on page 17 of this Prospectus/Offer to Exchange.
Neither the SEC nor any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this Prospectus/Offer to Exchange is truthful or complete. Any representation to the contrary is a criminal offense.
Through the Offer, we are soliciting your consent to the Warrant Amendment. By tendering your Warrants, you will be delivering your consent to the proposed Warrant Amendment, which consent will be effective upon our acceptance of such Warrants for exchange.
The dealer manager for the Offer and Consent Solicitation is:
BofA Securities, Inc.
This Prospectus/Offer to Exchange is dated September 9, 2022.

i

ABOUT THIS PROSPECTUS/OFFER TO EXCHANGE
This Prospectus/Offer to Exchange is a part of the registration statement on Form S-4 filed with the SEC. You should read this Prospectus/Offer to Exchange, including the detailed information regarding the Company, Class A Common Stock and Warrants, and the financial statements and related notes included herein and any applicable prospectus supplement.
We have not authorized anyone to provide you with information different from that contained in this Prospectus/Offer to Exchange and in any accompanying prospectus supplement. If anyone makes any recommendation or representation to you, or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us. We and the dealer manager take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in this Prospectus/Offer to Exchange or any prospectus supplement is accurate as of any date other than the date on the front of those documents. You should not consider this Prospectus/Offer to Exchange to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this Prospectus/Offer to Exchange to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation. We are not aware of any U.S. state where the making of the Offer and the Consent Solicitation is not in compliance with applicable law. If we become aware of any U.S. state where the making of the Offer and the Consent Solicitation or the acceptance of the Warrants pursuant to the Offer is not in compliance with applicable law, we will make a good faith effort to comply with the applicable law. If, after such good faith effort, we cannot comply with the applicable law, the Offer and the Consent Solicitation will not be made to (nor will tenders be accepted from or on behalf of) the Warrant Holders.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements made in this Prospectus/Offer to Exchange are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words such as “estimates,” “projected,” “expects,” “estimated,” “anticipates,” “suggests,” “projects,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “could,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the parties, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include:
•
changes to projected financial information or our ability to achieve our anticipated growth rate and execute on market opportunities;

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our ability to maintain our existing relationships with customers and suppliers and to compete with existing and new competitors in existing and new markets and offerings;

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various conflicts of interest that could arise among us, affiliates and investors;

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our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

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intense competition and competitive pressures from other companies in the industry in which we operate;

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factors relating to our business, operations and financial performance, including market conditions and global and economic factors beyond our control;

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the impact of the COVID-19 pandemic, Russia’s invasion of Ukraine and related changes in base interest rates, inflation and significant market volatility on our business, the travel industry, travel trends and the global economy generally;

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the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs;

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the effect of a prolonged or substantial decrease in global travel on the global travel industry;

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political, social and macroeconomic conditions (including the widespread adoption of teleconference and virtual meeting technologies which could reduce the number of in person business meetings and demand for travel and our services);

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the effect of legal, tax and regulatory changes; and

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other factors detailed under the section entitled “Risk Factors.”

The forward-looking statements contained in this Prospectus/Offer to Exchange are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in this Prospectus/Offer to Exchange. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

CERTAIN DEFINED TERMS
When used in this Prospectus/Offer to Exchange, unless otherwise stated or the context otherwise requires:
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“2020 Executive LTIP” refers to the 2020 Executive Long-Term Cash Incentive Award Plan.

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“2021 Executive LTIP” refers to the 2021 Executive Long-Term Cash Incentive Award Plan.

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“2022 Plan” refers to the Global Business Travel Group, Inc. 2022 Equity Incentive Plan.

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“Adjusted EBITDA” refers to net income (loss) before interest income, interest expense, gain (loss) on early extinguishment of debt, benefit from (provision for) income taxes, depreciation and amortization (or EBITDA) and as further adjusted to exclude costs that our management believes are non-core to our underlying business, consisting of restructuring costs, integration costs, costs related to mergers and acquisitions, separation costs, non-cash equity-based compensation, long-term incentive plan costs, certain corporate costs, fair value movements on earnouts and warrants derivative liabilities, foreign currency gains (losses), non-service components of net periodic pension benefit (costs) and gains (losses) on disposal of businesses.

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“Adjusted Operating Expenses” refers to total operating expenses excluding depreciation and amortization and costs that our management believes are non-core to our underlying business, consisting of restructuring costs, integration costs, costs related to mergers and acquisitions, separation costs, non-cash equity-based compensation, long-term incentive plan costs and certain corporate costs.

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“Amended & Restated GBT MIP” refers to the GBT JerseyCo Limited Amended and Restated Management Incentive Plan, effective as of December 2, 2021.

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“American Express” refers to American Express Company and its consolidated subsidiaries.

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“Amex HoldCo.” refers to American Express Travel Holdings Netherlands Coöperatief U.A.

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“APSG” refers, prior to the Domestication and the Closing, to Apollo Strategic Growth Capital, a blank check company incorporated as a Cayman Islands exempted company.

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“APSG Board” refers to the board of directors of APSG prior to the Domestication and the Closing.

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“APSG Class A Ordinary Shares” refers to Class A ordinary shares, par value $0.00005 per share, of APSG prior to the Domestication and the Closing.

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“APSG Class B Ordinary Shares” refers to the Class B ordinary shares, par value $0.00005 per share, of APSG prior to the Domestication and the Closing.

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“APSG IPO” refers to APSG’s initial public offering on October 6, 2020.

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“APSG Shareholders” refers to the holders of APSG Class A Ordinary Shares and holders of APSG Class B Ordinary Shares prior to Domestication and the Closing.

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“B2B travel” refers to travel for business purposes that is purchased and fulfilled through a company-sponsored and managed channel.

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“B2C” refers to channels or platforms used by consumers to book and fulfill travel, including directly with suppliers or through intermediaries such as online travel agencies. B2C may include business travelers who purchase travel outside of a company-sponsored and managed channel, or whose companies does not have such a channel.

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“BHC Act” refers to the Bank Holding Company Act of 1956, as amended.

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“Board” refers to the board of directors of GBTG.

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“Business Combination” refers to the transactions contemplated by the Business Combination Agreement.

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“Business Combination Agreement” refers to the Business Combination Agreement, dated as of December 2, 2021 (as the same has been amended, modified, supplemented or waived from time to time in accordance with its terms), by and between APSG and Legacy GBT.

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“Bylaws” refers to the Bylaws of GBTG.

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“CAGR” refers to a compound annual growth rate.

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“Certares” refers to Certares Management LLC.

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“Certificate of Incorporation” refers, collectively, to the Certificate of Incorporation of GBTG, the Certificate of Designations for the Class A-1 Preferred Stock and the Certificate of Designations for the Class B-1 Preferred Stock.

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“Class A Common Stock” refers to the Class A common stock, par value $0.0001 per share, of GBTG.

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“Class A Stock” refers to (a) if no shares of Class A-1 Preferred Stock or Class B-1 Preferred Stock have been issued pursuant to and in accordance with the Shareholders Agreement, Class A Common Stock, and (b) if any shares of Class A-1 Preferred Stock or Class B-1 Preferred Stock have been so issued, (i) Class A Common Stock or Class A-1 Preferred Stock and (ii) where the context requires, Class A Common Stock and Class A-1 Preferred Stock, collectively.

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“Class B Common Stock” refers to the Class B common stock, par value $0.0001 per share, of GBTG.

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“Class B Stock” refers to (a) if no shares of Class A-1 Preferred Stock or Class B-1 Preferred Stock have been issued pursuant to and in accordance with the Shareholders Agreement, Class B Common Stock, and (b) if any shares of Class A-1 Preferred Stock or Class B-1 Preferred Stock have been so issued, (i) Class B Common Stock or Class B-1 Preferred Stock and (ii) where the context requires, Class B Common Stock and Class B-1 Preferred Stock, collectively.

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“Closing” refers to the consummation of the transactions contemplated by the Business Combination.

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“Closing Date” refers to May 27, 2022, the date of the closing of the Business Combination.

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“Code” refers to the U.S. Internal Revenue Code of 1986, as amended.

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“Common Stock” refers to Class A Common Stock and Class B Common Stock.

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“Company,” “GBTG,” “our,” “we” or “us” refers to Global Business Travel Group, Inc., a Delaware corporation, and its consolidated subsidiaries following the Closing.

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“Continuing JerseyCo Owners” refers to Amex HoldCo., Juweel and Expedia, which hold GBT B Ordinary Shares, shares of Class B Common Stock and “earnout” shares following the Closing.

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“DGCL” refers to the Delaware General Corporation Law, as amended.

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“dollars” or “$” refers to U.S. dollars.

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“Domestication” refers to the domestication of APSG as a Delaware corporation, with the APSG Shares becoming shares of Common Stock of GBTG under the applicable provisions of the Cayman Islands Companies Act (2021 Revision) of the Cayman Islands as the same may be amended from time to time and the DGCL.

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“EBITDA” refers to net income (loss) before interest income, interest expense, gain (loss) on early extinguishment of debt, benefit from (provision for) income taxes and depreciation and amortization.

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“Egencia” refers to the business acquired in the Egencia Acquisition.

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“Egencia Acquisition” refers to Legacy GBT’s acquisition of the Egencia business from Expedia pursuant to the Egencia Equity Contribution Agreement.

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“Egencia Equity Contribution Agreement” refers to the Equity Contribution Agreement, dated as of August 11, 2021, by and among Expedia, Inc., Legacy GBT and Juweel, in connection with the Egencia Acquisition.

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“Equity Commitment Letters” refers to the equity commitment letters entered into by Juweel and Amex HoldCo. with Legacy GBT, each dated as of August 25, 2020, and each as amended on January 20, 2021. Such equity commitment letters, and the then-remaining commitments thereunder, were terminated at Closing.

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“ESPP” refers to the Global Business Travel Group Employee Stock Purchase Plan.

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“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

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“Exchange Agreement” refers to the exchange agreement, dated May 27, 2022, by and among GBTG, GBT and each holder of GBT B Ordinary Shares from time to time party thereto.

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“Exchange Committee” refers to a committee of the Board comprising solely of independent directors not nominated by a Continuing JerseyCo Owner who are disinterested with respect to any particular exchange under the Exchange Agreement. The Exchange Committee may be (and the term “Exchange Committee” shall be construed to include) either (a) a standalone committee of the Board or (b) the Audit and Finance Committee of the Board or another committee of the Board that meets the requirements specified in this definition, for so long as the Board has delegated the functions of the Exchange Committee to the Audit and Finance Committee or such other committee, as applicable; provided that, if (i) the Exchange Committee is a standalone committee of the Board, no nominee of a Continuing JerseyCo Owner may be a member of the Exchange Committee, and (ii) the Board has delegated the functions of the Exchange Committee to the Audit and Finance Committee and the members of the Audit and Finance Committee include one or more nominees of a Continuing JerseyCo Owner, then each such nominee of must recuse himself or herself from any and all business of such committee concerning an Exchange.

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“Expedia” refers to EG Corporate Travel Holdings LLC, a Delaware limited liability company.

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“Founder Shares” refers to the 20,420,250 APSG Class B Ordinary Shares held in the aggregate by the Sponsor and the Insiders, which were converted into shares of our Class A Common Stock at the Closing.

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“Free Cash Flow” refers to net cash from (used in) operating activities, less cash used for additions to property and equipment.

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“GAAP” refers to United States generally accepted accounting principles, consistently applied.

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“GBT” refers to GBT JerseyCo Limited, a company limited by shares incorporated under the laws of Jersey, following the Closing.

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“GBT A Ordinary Shares” refers to voting redeemable shares of GBT, designated as “A Ordinary Shares” in the GBT Amended and Restated M&A with a nominal value of €0.00001.

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“GBT Amended and Restated M&A” refers to the Fourth Amended & Restated Memorandum of Association of GBT and the Third Amended & Restated GBT Articles of Association.

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“GBT B Ordinary Shares” refers to non-voting redeemable shares of GBT, designated as “B Ordinary Shares” in the GBT Amended and Restated M&A with a nominal value of €0.00001.

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“GBT C Ordinary Shares” or “earnout shares” refers to non-voting redeemable shares of GBT, designated as “C Ordinary Shares” in the GBT Amended and Restated M&A with a nominal value of €0.00001.

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“GBT Capital Stock” refers to the GBT A Ordinary Shares, GBT B Ordinary Shares, GBT C Ordinary Shares and the GBT Z Ordinary Share.

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“GBT DCP” refers to the GBT US LLC Deferred Compensation Plan.

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“GBT Legacy MIP Option” refers to an option to purchase GBT MIP Shares that was granted prior to 2021.

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“GBT MIP Option” refers to an option to purchase GBT MIP Shares granted under the Amended & Restated GBT MIP (or any predecessor plan), including GBT Legacy MIP Options.

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“GBT MIP Shares” refers to the MIP Shares (as such term is defined in Legacy GBT’s memorandum of association and articles of association) of €0.00001 each of Legacy GBT, issuable in respect of GBT MIP Options.

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“GBT Supply MarketPlace” refers to our proprietary capability to source, distribute and manage travel and travel-related content to travelers, clients and Network Partners, through both GBT and third party technology, as well as GBT’s supplier content and management processes and expertise.

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“GBT UK” refers to GBT Travel Services UK Limited, our wholly owned indirect subsidiary.

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“GBT Z Ordinary Share” refers to non-voting non-redeemable shares of GBT, designated as the “Z Ordinary Share” in the GBT Amended and Restated M&A with a nominal value of €0.00001.

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“GBTG MIP Option” refers to an option relating to shares of Class A Common Stock upon substantially the same terms and conditions as are in effect with respect to the GBT MIP Option immediately prior to the Closing from which such GBTG MIP Option was converted in connection with the Business Combination.

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“GBTG MIP” refers to the Global Business Travel Group Management Incentive Plan.

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“GDS” refers to the three major Global Distribution Systems (Amadeus, Sabre and Travelport, inclusive of their constituent GDS) used by GBT as a source for air and other travel content. Global Distribution Systems are common technology infrastructure used by airlines and some other travel suppliers to distribute their content to Points of Sale (“POS”).

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“HRG Pension Scheme” refers to the defined benefit scheme for certain of associates and retirees of GBT and its affiliates in the United Kingdom (“UK”).

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“Insiders” refers to Jennifer Fleiss, Mitch Garber and James H. Simmons III.

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“Juweel” refers to Juweel Investors (SPC) Limited, an exempted segregated portfolio company with limited liability incorporated under the laws of the Cayman Islands, successor-in-interest to Juweel Investors Limited, a company incorporated as an exempted company with limited liability under the laws of the Cayman Islands.

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“Legacy GBT” refers to GBT JerseyCo Limited, a company limited by shares incorporated under the laws of Jersey, prior to the Closing.

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“Net Debt (Cash)” refers to total debt outstanding consisting of current and non-current portion of long-term debt (defined as debt (excluding lease liabilities) with original contractual maturity dates of one year or greater), net of unamortized debt discount and unamortized debt issuance costs, minus cash and cash equivalents.

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“Network Partners” refers to third party travel management companies (“TMCs”) and independent advisors that are clients of GBT Partner Solutions who, through GBT Partner Solutions, can access GBT’s technology platform and content.

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“NYSE” refers to the New York Stock Exchange.

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“Old Shareholders Agreement” refers to the Second Amended & Restated Shareholders Agreement, dated as of November 1, 2021, by and among Legacy GBT, Juweel and Amex HoldCo.

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“Ovation” refers to Ovation Travel, LLC, GBT’s subsidiary, and includes the Ovation, Ovation Vacations and Lawyers Travel brands.

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“PIPE Investment” refers to the private placement pursuant to which PIPE Investors subscribed for an aggregate of 32,350,000 newly-issued shares of Class A Common Stock at a purchase price of $10.00 per share for an aggregate purchase price of $323.5 million pursuant to the PIPE Subscription Agreements, which was completed at the Closing.

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“PIPE Investors” refers to the investors that signed PIPE Subscription Agreements and funded their committed amounts.

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“PIPE Securities” refers to the shares of Class A Common Stock sold to the PIPE Investors pursuant to the PIPE Subscription Agreements.

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“PIPE Subscription Agreements” refers to the subscription agreements, dated as of December 2, 2021, by and between APSG and the PIPE Investors, pursuant to which the PIPE Investment was consummated.

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“Private Placement Warrants” refers to the warrants that were initially issued to the Sponsor in a private placement simultaneously with the closing of the APSG IPO.

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“Public Warrants” refers to the redeemable warrants underlying the units that were initially offered and sold by APSG as part of the APSG IPO.

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“Registration Rights Agreement” refers to the Amended and Restated Registration Rights Agreement, dated as of May 27, 2022, between GBTG, the Sponsor, the Insiders and the Continuing JerseyCo Owners, as the same may be amended, modified, supplemented or waived from time to time in accordance with its terms.

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“Rule 144” refers to Rule 144 under the Securities Act.

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“S&P” refers to the rating agency, Standard & Poor’s.

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“SEC” refers to the U.S. Securities and Exchange Commission.

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“Securities Act” refers to the Securities Act of 1933, as amended.

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“Senior Secured Credit Agreement” refers to that certain senior secured credit agreement, dated as of August 13, 2018, by and among GBT Group Services B.V., as borrower, GBT III B.V., as the original parent guarantor, the other loan parties from time to time party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent and as collateral agent, and the lenders and letter of credit issuers from time to time party thereto, as amended from time to time.

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“Senior Secured Initial Term Loans” refers to the $250 million initial senior secured term loan facility that was obtained under the Senior Secured Credit Agreement on August 13, 2018.

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“Senior Secured New Tranche B-3 Term Loan Facilities” refers to the $1,000 million new tranche B-3 senior secured term loan facilities that were established under the Senior Secured Credit Agreement on December 16, 2021.

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“Senior Secured Prior Tranche B-1 Term Loans” refers to the $400 million tranche B-1 senior secured incremental term loan facility that was obtained under the Senior Secured Credit Agreement on September 4, 2020, which facility was subsequently refinanced and repaid in full on December 16, 2021.

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“Senior Secured Prior Tranche B-2 Term Loan Facility” refers to the $200 million tranche B-2 senior secured delayed draw incremental term loan facility that was established under the Senior Secured Credit Agreement on January 20, 2021, which facility was subsequently refinanced and repaid in full, and the remaining unused commitments thereunder terminated, on December 16, 2021.

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“Senior Secured Revolving Credit Facility” refers to the $50 million senior secured revolving credit facility under the Senior Secured Credit Agreement.

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“Shareholders Agreement” refers to the Shareholders Agreement, dated May 27, 2022, between GBTG, GBT, Amex HoldCo., Juweel and Expedia, as the same may be amended, modified, supplemented or waived from time to time in accordance with its terms.

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“SME” or “SME clients” refer to clients GBT considers small-to-medium-sized enterprises, which GBT generally defines as having an expected annual spend on air travel of less than $20 million. This criterion can vary by country and client needs.

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“Sponsor” refers to APSG Sponsor, L.P., a Cayman Islands exempted limited partnership.

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“Sponsor Side Letter” refers to the letter agreement, dated as of December 2, 2021, by and among the Sponsor, the Insiders, APSG and Legacy GBT, as the same may be amended, modified, supplemented or waived from time to time in accordance with its terms.

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“Sponsor Side Letter Vesting Period” refers to the five years following the Closing.

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“Total Transaction Value” or “TTV” refers to the sum of the total price paid by travelers for air, hotel, rail, car rental and cruise bookings, including taxes and other charges applied by suppliers at point of sale, less cancellations and refunds.

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“TPN” refers to GBT’s Travel Partner Network, through which GBT services clients globally. All TPNs are Network Partners.

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“Transactions” refers the completion of the Business Combination and the other transactions contemplated by the Business Combination Agreement.

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“Treasury Regulations” refers to the regulations promulgated under the Code by the United States Department of the Treasury (whether in final, proposed or temporary form), as the same may be amended from time to time.

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“Trust Account” refers to the trust account of APSG, which held the net proceeds from the APSG IPO and certain of the proceeds from the sale of the Private Placement Warrants, together with interest earned thereon, less amounts released to pay taxes.

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“UK Data Protection Act” refers to the Data Protection Act the UK implemented, effective in May 2018 and statutorily amended in 2019.

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“UK GDPR” refers to the UK-only adaption of the GDPR, which took effect on January 1, 2021.

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“VWAP” refers to dollar volume-weighted average price.

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“Warrant Agreement” refers to that certain Warrant Agreement, dated as of October 1, 2020, by and between APSG and Continental Stock Transfer & Trust Company.

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“Warrants” refers to the Public Warrants and the Private Placement Warrants.

SUMMARY
The Offer and Consent Solicitation
This summary provides a brief overview of the key aspects of the Offer and Consent Solicitation. Because it is only a summary, it does not contain all of the detailed information contained elsewhere in this Prospectus/Offer to Exchange or in the documents included as exhibits to the registration statement on Form S-4 that contains this Prospectus/Offer to Exchange. Accordingly, you are urged to carefully review this Prospectus/Offer to Exchange in its entirety (including all documents filed as exhibits to the registration statement on Form S-4 that contains this Prospectus/Offer to Exchange, which exhibits may be obtained by following the procedures set forth herein in the section titled “Where You Can Find More Information”).
Summary of the Offer and Consent Solicitation
The Company
We are the world’s leading platform serving travel for business purposes that is purchased and fulfilled through a company-sponsored and managed channel measured by 2021 TTV according to Travel Weekly (“2022 Power List,” June 2022, Travel Weekly). We provide a full suite of differentiated, technology-enabled solutions to business travelers and corporate clients, suppliers of travel content (such as airlines, hotels, ground transportation and aggregators) and third party travel agencies.
Corporate Contact
Information
Our principal executive office is located at 666 3rd Avenue, 4th Floor, New York, NY 10017. Our telephone number is (212) 679-1600. Our website address is www.amexglobalbusinesstravel.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this Prospectus/Offer to Exchange or the registration statement on Form S-4 of which the Prospectus/Offer to Exchange forms a part.
Warrants that qualify for the Offer
As of September 8, 2022, we had outstanding an aggregate of 39,451,067 Warrants, consisting of 27,226,933 Public Warrants and 12,224,134 Private Placement Warrants, each exercisable for one share of our Class A Common Stock at a price of $11.50 per share, subject to adjustments pursuant to the Warrant Agreement. Pursuant to the Offer, we are offering up to an aggregate of 10,849,043 shares of our Class A Common Stock in exchange for all of the Warrants.
Under the Warrant Agreement, we may call the Public Warrants for redemption at our option:
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in whole and not in part;

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upon not less than 30 days’ prior written notice of redemption to each Warrant Holder; and

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at a price of $0.01 per Warrant if, and only if, the reported closing price of our Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the Warrant Holders, provided that there is an effective registration statement covering the shares of Class A Common Stock issuable upon exercise of the Warrants, and a current prospectus relating thereto, available throughout the 30-day redemption period; and
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at a price of $0.10 per warrant if, and only if, the last reported sales price of our Class A Common Stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations, and the like) for any 20 trading days within the 30-trading day period three business days before we send the notice of redemption to the Warrant Holders.

The Private Placement Warrants will not be redeemable by us so long as they are held by the Sponsor or its permitted transferees. Otherwise, the Private Placement Warrants have terms and provisions that are identical to the Public Warrants. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, such Private Placement Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.
If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” means the average last reported sale price of the shares of Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.
The Warrants expire on May 27, 2027, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
Market Price of Our Class A Common Stock
Our Class A Common Stock and our Warrants are currently listed on the NYSE under the symbols “GBTG” and “GBTG.WS,” respectively. See “Market Information, Dividends and Related Stockholder Matters.”
The Offer
Each Warrant Holder who tenders Warrants for exchange pursuant to the Offer will receive 0.275 shares of our Class A Common Stock for each Warrant so exchanged. No fractional shares of Class A Common Stock will be issued pursuant to the Offer. In lieu of issuing fractional shares, any Warrant Holder who would otherwise have been entitled to receive fractional shares pursuant to the Offer will, after aggregating all such fractional shares of such holder, be paid cash (without interest) in an amount equal to such fractional part of a share multiplied by the last sale price of our Class A Common Stock on the NYSE on the last trading day of the Offer Period. Our obligation to complete the Offer is not conditioned on the receipt of a minimum number of tendered Warrants.
Holders of the Warrants tendered for exchange will not have to pay any of the exercise price for the tendered Warrants in order to receive shares of Class A Common Stock in the exchange.

The shares of Class A Common Stock issued in exchange for the tendered Warrants will be unrestricted and freely transferable, as long as the Warrant Holder is not an affiliate of ours and was not an affiliate of ours within the three months prior to the proposed transfer of such shares.
The Offer is being made to all Warrant Holders except those holders who reside in states or other jurisdictions where an offer, solicitation or sale would be unlawful (or would require further action in order to comply with applicable securities laws). We are not aware of any U.S. state where the making of the Offer and the Consent Solicitation is not in compliance with applicable law. If we become aware of any U.S. state where the making of the Offer and the Consent Solicitation or the acceptance of the Warrants pursuant to the Offer is not in compliance with applicable law, we will make a good faith effort to comply with the applicable law. If, after such good faith effort, we cannot comply with the applicable law, the Offer and the Consent Solicitation will not be made to (nor will tenders be accepted from or on behalf of) the Warrant Holders.
The Consent Solicitation
In order to tender Warrants in the Offer and Consent Solicitation, holders are required to consent (by executing the Letters of Transmittal and Consent or requesting that their broker or nominee consent on their behalf) to an amendment to the Warrant Agreement governing the Warrants as set forth in the Warrant Amendment attached as Annex A. If approved, the Warrant Amendment would permit the Company to require that all Warrants that are outstanding upon the closing of the Offer be converted into shares of Class A Common Stock at a ratio of 0.2475 shares of Class A Common Stock per Warrant (a ratio which is 10% less than the exchange ratio applicable to the Offer). Upon such conversion, no Warrants will remain outstanding.
Purpose of the Offer and
Consent Solicitation
The purpose of the Offer and Consent Solicitation is to attempt to simplify our capital structure and reduce the potential dilutive impact of the Warrants. See “The Offer and Consent Solicitation —  Background and Purpose of the Offer and Consent Solicitation.”
Offer Period
The Offer and Consent Solicitation will expire on the Expiration Date, which is one minute after 11:59 p.m., Eastern Standard Time, on October 7, 2022, or such later time and date to which we may extend. All Warrants tendered for exchange pursuant to the Offer and Consent Solicitation, and all required related paperwork, must be received by the exchange agent by the Expiration Date, as described in this Prospectus/Offer to Exchange.
If the Offer Period is extended, we will make a public announcement of such extension by no later than 9:00 a.m., Eastern Standard Time, on the next business day following the Expiration Date as in effect immediately prior to such extension.
We may withdraw the Offer and Consent Solicitation only if the conditions of the Offer and Consent Solicitation are not satisfied or waived prior to the Expiration Date. Promptly upon any such withdrawal, we will return the tendered Warrants (and, with respect to the Warrants, the related consent to the Warrant Amendment will be revoked). We will announce our decision to withdraw the Offer and Consent Solicitation by disseminating notice by public announcement or otherwise as permitted by applicable law. See “The Offer and Consent Solicitation — General Terms — Offer Period.”
Amendments to the Offer and Consent Solicitation
We reserve the right at any time or from time to time to amend the Offer and Consent Solicitation, including by increasing or (if the conditions to the Offer are not satisfied) decreasing the exchange ratio of Class A Common Stock issued for every Warrant exchanged or by changing the terms of the Warrant Amendment. If we make a material change in the terms of the Offer and Consent Solicitation or the information concerning the Offer and Consent Solicitation, or if we waive a material condition of the Offer and Consent Solicitation, we will extend the Offer and Consent Solicitation to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Exchange Act. See “The Offer and Consent Solicitation — General Terms — Amendments to the Offer and Consent Solicitation.”
Conditions to the Offer and Consent Solicitation
The Offer is subject to customary conditions, including the effectiveness of the registration statement on Form S-4, of which this Prospectus/Offer to Exchange forms a part, and the absence of any action or proceeding, statute, rule, regulation or order that would challenge or restrict the making or completion of the Offer. The Offer is not conditioned upon the receipt of a minimum number of tendered Warrants. However, the Consent Solicitation is conditioned upon receiving the consent of holders of at least 50% of the outstanding Public Warrants and 50% of the outstanding Private Placement Warrants (which is the minimum threshold required to amend the Warrant Agreement). We may waive some of the conditions to the Offer. See “The Offer and Consent Solicitation —  General Terms — Conditions to the Offer and Consent Solicitation.”
We will not complete the Offer and Consent Solicitation unless and until the registration statement described above is effective. If the registration statement is not effective at the Expiration Date, we may, in our discretion, extend, suspend or cancel the Offer and Consent Solicitation, and will inform Warrant Holders of such event.
Withdrawal Rights
If you tender your Warrants for exchange and change your mind, you may withdraw your tendered Warrants (and thereby automatically revoke the related consent to the Warrant Amendment) at any time prior to the Expiration Date, as described in greater detail in the section titled “The Offer and Consent Solicitation —  Withdrawal Rights.” If the Offer Period is extended, you may withdraw your tendered Warrants (and thereby automatically revoke the related consent to the Warrant Amendment) at any time until the extended Expiration Date. In addition, tendered Warrants that are not accepted by us for exchange by November 4, 2022 may thereafter be withdrawn by you until such time as the Warrants are accepted by us for exchange.
Federal and State Regulatory Approvals
Other than compliance with the applicable federal and state securities laws, no federal or state regulatory requirements must be complied with and no federal or state regulatory approvals must be obtained in connection with the Offer and Consent Solicitation.

Absence of Appraisal or Dissenters’ Rights
Holders of Warrants do not have any appraisal or dissenters’ rights under applicable law in connection with the Offer and Consent Solicitation.
U.S. Federal Income Tax Consequences of the Offer
For those holders of Warrants participating in the Offer and for any holders of Warrants subsequently exchanged for shares of Class A Common Stock pursuant to the terms of the Warrant Amendment, if approved, we intend to treat the exchange of your Warrants for shares of Class A Common Stock as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code pursuant to which (i) you should not recognize any gain or loss on the exchange of your Warrants for shares of Class A Common Stock (other than with respect to any cash received in lieu of a fractional share of our Class A Common Stock), (ii) your aggregate tax basis in shares of Class A Common Stock received in the exchange should equal your aggregate tax basis in your Warrants surrendered in the exchange (except to the extent of any tax basis allocated to a fractional share for which a cash payment is received in connection with the exchange), and (iii) your holding period for shares of Class A Common Stock received in the exchange should include your holding period for the surrendered Warrants. However, alternative characterizations are possible by the Internal Revenue Service (“IRS”) or a court, including ones that would require you to recognize taxable income on the exchange of your Warrants for shares of Class A Common Stock.
We intend to treat all Warrants not exchanged for shares of Class A Common Stock in the Offer as having been exchanged for “new” warrants pursuant to the Warrant Amendment and to treat such deemed exchange as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code, pursuant to which (i) you should not recognize any gain or loss on the deemed exchange of Warrants for “new” warrants, (ii) your aggregate tax basis in the “new” warrants deemed to be received in the exchange should equal your aggregate tax basis in your existing Warrants surrendered in the exchange, and (iii) your holding period for the “new” warrants deemed to be received in the exchange should include your holding period for the surrendered Warrants. However, alternative characterizations by the IRS or a court are possible, including ones that would require you to recognize taxable income on the deemed exchange. See “Market Information, Dividends and Related Stockholder Matters — U.S. Federal Income Tax Considerations.”
No Recommendation
Neither we nor any of our Board, our management, the dealer manager, the exchange agent, the information agent, or any other person makes any recommendation on whether you should tender or refrain from tendering all or any portion of your Warrants or consent to the Warrant Amendment, and no one has been authorized by any of them to make such a recommendation.
Risk Factors
For risks related to the Offer and Consent Solicitation, please read the section titled “Risk Factors” beginning on page 17 of this Prospectus/Offer to Exchange.

Exchange Agent
The depositary and exchange agent for the Offer and Consent Solicitation is:
Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, NY 10004
Dealer Manager
The dealer manager for the Offer and Consent Solicitation is:
BofA Securities, Inc.
One Bryant Park
New York, New York 10036
We have other business relationships with the dealer manager, as described in “The Offer and Consent Solicitation — Dealer Manager.”
Additional Information
We recommend that our Warrant Holders review the registration statement on Form S-4, of which this Prospectus/Offer to Exchange forms a part, including the exhibits that we have filed with the SEC in connection with the Offer and Consent Solicitation and our other materials that we have filed with the SEC, before making a decision on whether to tender for exchange in the Offer and consent to the Warrant Amendment. All reports and other documents we have filed with the SEC can be accessed electronically on the SEC’s website at www.sec.gov.
You should direct (1) questions about the terms of the Offer and Consent Solicitation to the dealer manager at its address listed above and (2) questions about the exchange procedures and requests for additional copies of this Prospectus/Offer to Exchange, the Letter of Transmittal and Consent or Notice of Guaranteed Delivery to the information agent at the below address and phone number:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Banks and Brokers call: (212) 269-5550
Call Toll Free: (866) 342-4883
Email: gbtg@dfking.com
Summary of Risk Factors
The following is a summary list of the principal risk factors that could materially adversely affect our business, financial condition, liquidity and results of operations. These are not the only risks and uncertainties we face, and you should carefully review and consider the full discussion of our risk factors in the section titled “Risk Factors,” together with the other information in this Prospectus/Offer to Exchange.
Risks Relating to Our Business and Industry
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The COVID-19 pandemic has had, and is expected to continue to have, an adverse impact on our business, including our financial results and prospects, and the travel suppliers on which our business relies.

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The ongoing impact of the COVID-19 pandemic on our business and the impact on our results of operations is uncertain.

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Our revenue is derived from the global travel industry, and a prolonged or substantial decrease in global travel, particularly air travel, could adversely affect us.

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The widespread adoption of teleconference and virtual meeting technologies could reduce the number of in-person business meetings and demand for travel and our services, which could adversely affect our business, financial condition and results of operations.

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The travel industry is highly competitive.

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Consolidation in the travel industry may result in lost bookings and reduced revenue.

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Our business and results of operations may be adversely affected by macroeconomic conditions.

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Downturns in domestic or global economic conditions, or other macroeconomic factors more generally, could have adverse effects on our results of operations.

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Our international business exposes us to geopolitical and economic risks associated with doing business in foreign countries.

Risks Relating to Our Indebtedness
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Our indebtedness could adversely affect our business and growth prospects.

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The terms of the Senior Secured Credit Agreement restrict our current and future operations, particularly our ability to respond to changes or to take certain actions.

Risks Relating to Our Dependence on Third Parties
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If we are unable to maintain existing, and establish new, arrangements with travel suppliers, or if our travel suppliers and partners reduce or eliminate the commission and other compensation they pay us, our business and results of operations would be negatively impacted.

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Our business and results of operations could be adversely affected if one or more of our major travel suppliers suffers a deterioration in its financial condition or restructures its operations or, as a result of consolidation in the travel industry, loses bookings and revenue.

Risks Relating to Employee Matters, Managing Our Growth and Other Risks Relating to Our Business
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Our ability to identify, hire and retain senior management and other qualified personnel is critical to our results of operations and future growth.

Risks Relating to Intellectual Property, Information Technology, Data Security and Privacy
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Any termination of the A&R Trademark License Agreement for rights to the American Express trademarks used in our business, including failure to renew the license upon expiration, could adversely affect our business and results of operations.

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Any failure to maintain or enhance the reputation of our brands, including the licensed American Express trademarks used in our business, could adversely affect our business and results of operations.

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Our commitments under, and limitations imposed by, the A&R Trademark License Agreement for rights to the American Express trademarks used in our business, could adversely affect our business and result of operations.

Risks Relating to Regulatory, Tax and Litigation Matters
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We are subject to taxes in many jurisdictions globally.

Risks Relating to Our Organization and Structure
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We conduct certain of our operations through joint ventures where we are generally the majority owner, but in some cases, we have only a minority interest Disagreements with our partners could adversely affect our interest in the joint ventures.

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The interests of the Continuing JerseyCo Owners may not always coincide with our interests or the interests of our other stockholders, and may result in conflicts of interest.

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We are a holding company, our principal asset is an equity interest in GBT and our ability to pay taxes and expenses will depend on distributions made by our subsidiaries and may be otherwise limited by our structure and the terms of our existing and future indebtedness.

Risks Relating to Ownership of the Class A Common Stock
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The market price of the Class A Common Stock may be volatile and could decline significantly.

Risks Related to Our Warrants and the Offer to Exchange and Consent Solicitation
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The Warrant Amendment, if approved, will allow us to require that Warrants be exchanged for shares of Class A Common Stock at a ratio 10% lower than the exchange ratio applicable to the Offer.

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The exchange of Warrants and other securities for shares of Class A Common Stock will increase the number of shares eligible for future resale and result in dilution to our stockholders.

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We have not obtained a third-party determination that the Offer or the Consent Solicitation is fair to Warrant Holders.

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There is no guarantee that tendering your Warrants in the Offer will put you in a better future economic position.

Implications of Being an Emerging Growth Company
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with those of another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the Closing Date, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates equals or exceeds $700 million as of the end of the prior fiscal year’s second quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with the term in the JOBS Act.

RISK FACTORS
Investing in our securities involves risks. Before you make a decision to exchange your Warrants for shares of our Class A Common Stock, in addition to the risks and uncertainties discussed above under “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the risk factors below, as well as the other information contained in this Prospectus/Offer to Exchange. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.
Risks Relating to Our Business and Industry
The COVID-19 pandemic has had, and is expected to continue to have, an adverse impact on our business, including our financial results and prospects, and the travel suppliers on which our business relies.
In response to the COVID-19 pandemic, many governments around the world have implemented, and continue to implement, a variety of measures to reduce the spread of COVID-19, including travel restrictions and bans, instructions to residents to practice social distancing, quarantine advisories, shelter-in-place orders, required closures of non-essential businesses and additional restrictions on businesses as part of re-opening plans. These government mandates have had a significant negative impact on the travel industry and many of the travel suppliers on which our business relies, as well as on our workforce, operations and clients. While restrictions have been fully or partly lifted in many geographies, some restrictions remain in place or may be reinstated in the future. There remains uncertainty around when remaining restrictions will be lifted, the potential impact of the new variants of COVID-19, if additional restrictions may be initiated, if there will be changes to travel behavior patterns when government restrictions are fully lifted, the continued efficacy of existing vaccines and other preventative therapies against the new variants and the timing of distribution and administration of vaccines and other preventative therapies globally.
The COVID-19 pandemic and the resulting economic conditions and government orders forced many of our travel suppliers, including airlines and hotels, to pursue cost reduction measures and seek financing, including government financing and support, in order to reduce financial distress and continue operating, and to curtail drastically their service offerings. The COVID-19 pandemic has resulted, and may continue to result, in the restructuring or bankruptcy of certain of those travel suppliers, and renegotiation of the terms of our agreements with them. In addition, the COVID-19 pandemic resulted in a material decrease in business and consumer spending and an unprecedented decline in transaction volumes in the global travel industry. Our financial results and prospects are largely dependent on these transaction volumes. As a result, our financial results for the years ended December 31, 2021 and 2020 were significantly and negatively impacted, with a material decline in total revenues, net income, cash flow from operations and Adjusted EBITDA (as defined in “Management’s Discussion and Analysis of Financial Conditions and Results of Operations — Key Operating and Financial Metrics”) as compared to 2019, our last year of normalized operations. Our revenue for the years ended December 31, 2021 and 2020 was $763 million and $793 million, respectively, compared to revenue of $2,119 million for the year ended December 31, 2019. Further, (i) we incurred a net loss of $475 million and $619 million for the years ended December 31, 2021 and 2020, respectively, compared to a net income of $138 million for the year ended December 31, 2019, (ii) we had cash outflow from operations of $512 million and $250 million for the years ended December 31, 2021 and 2020, respectively, compared to cash inflow from operations of $227 million for the year ended December 31, 2019 and (iii) our Adjusted EBITDA was $(340) million and $(363) million for the years ended December 31, 2021 and 2020, respectively, compared to Adjusted EBITDA of $428 million for the year ended December 31, 2019.
Starting late in the fourth quarter of 2020, initial COVID-19 vaccines were approved for widespread distribution across the world. With vaccination programs well advanced in many countries, many governments around the world have lifted restrictions and transaction volumes in the global travel industry have experienced a material recovery. As of June 2022, transaction volumes, including Egencia and Ovation, were approximately 76% of 2019 levels. However there remains uncertainty around the path to full economic and travel recovery from the COVID-19 pandemic. As a result, we are unable to predict accurately the impact that the COVID-19 pandemic will have on our business going forward. While travel has historically been resilient to macroeconomic events, with the continued spread of COVID-19 and other variants throughout the world, the COVID-19 pandemic and its effects could continue to have an adverse impact on our business, financial condition, results of operations and cash flows for the foreseeable future.
The ongoing impact of the COVID-19 pandemic on our business and the impact on our results of operations is uncertain.
The extent of the effects of the COVID-19 pandemic on our business, results of operations, cash flows and growth prospects are uncertain and will ultimately depend on future developments. These include, but are not limited to, the severity, extent and duration of the global pandemic, including as a result of any new variants of COVID-19, any resurgences of the pandemic, the global distribution of the vaccines and other preventative therapies and their efficacy against existing and any future variants of COVID-19, and their impacts on the travel industry and business and consumer spending more broadly; actions taken by national, state and local governments to contain the spread of COVID-19, including travel restrictions and bans, required closures of non-essential businesses, constraints on businesses during reopening transitions and aid and economic stimulus efforts; the effect of the changes in hiring levels and remote working arrangements that we have implemented on our operations, including the health, productivity, retention and morale of management and our employees and our ability to maintain our financial reporting processes and related controls; the impact on the financial condition on our supplier partners, and any potential restructurings or bankruptcies of our supplier partners; the impact on our contracts with our supplier partners, including force majeure provisions and requests to renegotiate the terms of existing agreements prior to their expiration, including providing temporary concessions regarding contractual minimums; our ability to withstand increased cyberattacks; the speed and extent of the recovery across the broader travel ecosystem, including the speed at which clients feel comfortable traveling again as restrictions on travel are lifted, which we believe will be impacted by the pace of roll out and continued effectiveness of widespread vaccinations or treatments; short- and long-term changes in travel patterns, including business travel; and the duration, timing and severity of the impact on client spending, including how long it takes to recover from economic recessions and inflationary pressures resulting from the COVID-19 pandemic. The COVID-19 pandemic may continue to spread in regions that have not yet been affected or have been minimally affected by the COVID-19 pandemic after conditions begin to recover in currently affected regions, which could continue to affect our business. Also, existing restrictions in affected areas could be extended after COVID-19 has been contained in order to avoid resurgent waves, and regions that recover from the COVID-19 pandemic may suffer from a resurgence and re-imposition of restrictions. There may also be restrictions on certain travel activity related to whether travelers have been vaccinated. Governmental restrictions and societal norms with respect to travel may change permanently in ways that cannot be predicted and that can change the travel industry in a manner adverse to our business. Additionally, the potential failure of travel service providers and travel agencies (or acquisition of troubled travel service providers or travel agencies) may result in further consolidation of the industry, potentially affecting market dynamics for our services.
Our business is dependent on the ability of businesses to travel, particularly by air. The ability of businesses to travel internationally has been significantly impacted by the various travel restrictions between countries. While business performance has improved with the relaxation of some of these restrictions, economic and operating conditions for our business may not fully recover to pre COVID-19 levels unless and until most businesses are once again willing and able to travel, more companies have re-opened and fully staffed their offices and our travel suppliers are once again able to serve those businesses. This may not occur until well after the broader global economy has fully recovered and recent inflationary, labor and supply chain disruption challenges abate. Additionally, our business is also dependent on corporate sentiment and travel and expense spending patterns. Macroeconomic uncertainty in key geographical areas as a consequence of direct or indirect impacts of COVID-19 may negatively impact corporate travel and expense spending. Even though we have seen improvements in the economic and operating conditions for our business since the outset of the COVID-19 pandemic, we cannot predict the long-term effects of the COVID-19 pandemic on our business or the travel industry as a whole. If the travel industry is fundamentally changed by the COVID-19 pandemic in ways that are detrimental to our operating model, our business may continue to be adversely affected even if the broader global economy recovers.

To the extent that the COVID-19 pandemic continues to adversely affect our business and financial performance, it may also have the effect of heightening many of the other risks identified in this “Risk Factors” section, such as those relating to our substantial amount of outstanding indebtedness.
Our revenue is derived from the global travel industry, and a prolonged or substantial decrease in global travel, particularly air travel, could adversely affect us.
Our revenue is derived from the global travel industry and would be significantly impacted by declines in, or disruptions to, travel activity, particularly air travel. Global factors over which we have no control but which could impact our clients’ willingness to travel and, depending on the scope and duration, cause a significant decline in travel volumes include, among other things:
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widespread health concerns, epidemics or pandemics, such as the COVID-19 pandemic, the Zika virus, H1N1 influenza, the Ebola virus, avian flu, SARS or any other serious contagious diseases;

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global security concerns caused by terrorist attacks, the threat of terrorist attacks, or the precautions taken in anticipation of such attacks, including elevated threat warnings or selective cancellation or redirection of travel;

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cyber-terrorism, political unrest, the outbreak of hostilities or escalation or worsening of existing hostilities or war, such as Russia’s invasion of Ukraine, resulting sanctions imposed by the U.S. and other countries and retaliatory actions taken by sanctioned countries in response to such sanctions;

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natural disasters or severe weather conditions, such as hurricanes, flooding and earthquakes;

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climate change-related impact to travel destinations, such as extreme weather, natural disasters and disruptions, and actions taken by governments, businesses and supplier partners to combat climate change;

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the occurrence of travel-related accidents or the grounding of aircraft due to safety concerns;

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the impact of macroeconomic conditions and labor shortages on the cost and availability of airline travel; and

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adverse changes in visa and immigration policies or the imposition of travel restrictions or more restrictive security procedures.

Any decrease in demand for consumer or business travel could materially and adversely affect our business, financial condition and results of operations.
The widespread adoption of teleconference and virtual meeting technologies could reduce the number of in-person business meetings and demand for travel and our services, which could adversely affect our business, financial condition and results of operations.
Our business and growth strategies rely in part upon our clients’ continued need for in-person meetings and conferences. Due to the COVID-19 pandemic, teleconference and virtual meeting technologies have become significantly more popular and many businesses have substituted these technologies for part or all of their in-person meetings and conferences. Even if and when the spread of COVID-19 is contained and travel and other restrictions are lifted, we cannot predict whether businesses will continue to choose to substitute these technologies for part or all of their in-person meetings and conferences and whether employer and employee attitudes toward business travel will change in a lasting way. Should businesses choose to continue to substitute these technologies for part or all of their in-person meetings and conferences and the preferences of our clients shift away from in-person meetings and conferences, it would adversely affect our business, financial condition, results of operations and prospects.
The travel industry is highly competitive.
The travel industry, and the business travel services industry, are highly competitive, and if we cannot compete effectively against the number and type of sellers of travel-related services, we may lose sales to our competitors, which may adversely affect our financial results and performance. We currently compete, and will continue to compete, with a variety of travel and travel-related companies, including other corporate travel management service providers, consumer travel agencies and emerging and established online travel agencies. We also compete with travel suppliers, such as airlines and hotels, where they market their products and services directly to business travelers through platforms used by consumers to book and fulfill travel, including by offering more favorable rates, exclusive products and services and loyalty points to business travelers who purchase directly from such travel suppliers through B2C channels. B2C may include business travelers who purchase travel outside of a company-sponsored and managed channel, or whose companies does not have such a channel. We compete, to a lesser extent, with credit card loyalty programs, online travel search and price comparison services, facilitators of alternative accommodations such as short-term home or condominium rentals and social media and e-commerce websites.
Some of our competitors may have access to more financial resources, greater name recognition and better established client bases in their target client segments, differentiated business models, technology and other capabilities or a differentiated geographic coverage, which may make it difficult for us and our Network Partners to retain or attract new clients.
We cannot assure you that we will be able to compete successfully against any current, emerging and future competitors or provide sufficiently differentiated products and services to our client and traveler base. Increasing competition from current and emerging competitors, consolidation of our competitors, the introduction of new technologies and the continued expansion of existing technologies may force us to make changes to our business models, which could materially and adversely affect our business, prospects, financial condition and results of operations. If we cannot compete effectively against the number and type of sellers of travel-related services, we may lose sales to our competitors, which may adversely affect our financial results and performance.
Consolidation in the travel industry may result in lost bookings and reduced revenue.
Consolidation among travel providers, including airline mergers and alliances, may increase competition from distribution channels related to those travel providers and place more negotiating leverage in the hands of those travel providers to attempt to lower booking fees further and to lower commissions. Examples include the competing bids to buy Spirit from JetBlue and Frontier, the merger of United and Continental Airlines, the merger of American Airlines and US Airways, the acquisition of AirTran Airways by Southwest Airlines and the merger of British Airways and Iberia and subsequent acquisitions of Aer Lingus and Vueling and the acquisition of Virgin America by Alaska Air Group. In addition, cooperation has increased within the Oneworld, SkyTeam and Star Alliance. Changes in ownership of travel providers may also cause them to direct less business towards us. If we are unable to compete effectively, our suppliers could limit our access to their content, including exclusive content, and favorable fares and rates and other incentives, which could adversely affect our results of operations. Mergers and acquisitions of airlines may also result in a reduction in total flights and overall passenger capacity and higher fares, which may adversely affect the ability of our business to generate revenue.
Consolidation among travel agencies and competition for clients may also adversely affect our results of operations, since we compete to attract and retain clients. In addition, decisions by airlines to surcharge the channel represented by travel management companies and travel agencies, for example, by surcharging fares booked through or passing on charges to travel management companies and travel agencies, or introduction of such surcharges to fares booked through the Global Distribution Systems through which a material share of our content is sourced, could have an adverse impact on our business, particularly in regions in which our GDS is a significant source of bookings for an airline choosing to impose such surcharges. To compete effectively, we may need to increase incentives, pre-pay incentives, discount or waive product or service fees or increase spending on marketing or product development.
Further, as consolidation among travel providers increases, the potential adverse effect of a decision by any particular significant travel provider (such as an airline) to withdraw from or reduce its participation in our services also increases. The COVID-19 pandemic has increased the risk that our Network Partners voluntarily or involuntarily declare bankruptcy or otherwise cease or limit their operations, which could harm our business and results of operations. In particular, the potential harm to our business and results of operations is greater if there are bankruptcies or closures of larger partners such as airlines.

Our business and results of operations may be adversely affected by macroeconomic conditions.
Our business and financial performance is affected by macroeconomic conditions. Travel expenditures are sensitive to personal and business-related discretionary spending levels and tend to decline or grow more slowly during economic downturns, including during periods of slow, slowing or negative economic growth, higher unemployment or inflation rates, weakening currencies and concerns over government responses such as higher taxes or tariffs, increased interest rates and reduced government spending. Concerns over government responses to declining economic conditions such as higher taxes and reduced government spending could impair consumer and business spending and adversely affect travel demand. In addition, our relative exposure to certain sectors compared to the broader economy may mitigate or exacerbate the effect of macroeconomic conditions. The global travel industry, which historically has grown at a rate in excess of global GDP growth during economic expansions, has experienced cyclical downturns in the past in times of economic decline or uncertainty. Future adverse economic developments in areas such as employment levels, business conditions, interest rates, tax rates, environmental impacts, fuel and energy costs and other matters could reduce discretionary spending and cause the travel industry to contract.
Given our presence in the UK, we may also be impacted by the UK’s withdrawal from the EU (“Brexit”), which has created substantial economic and political uncertainty which may not be resolved for several years or more. This uncertainty may impact overall demand, the relative value of foreign currencies and the cost of travel and travel services and may ultimately result in new regulatory and cost challenges to our UK and other international operations. Since some of the details of Brexit continue to unfold, we are unable to predict all of the effects Brexit will have on our business and results of operations.
In addition to the impact of the COVID-19 pandemic described above, other macroeconomic uncertainties beyond our control, such as oil prices, geopolitical tensions, consumer confidence, large-scale business failures, tightened credit markets and stock market volatility, terrorist attacks, changing, unusual or extreme weather or natural disasters such as earthquakes, hurricanes, tsunamis, floods, fires, droughts and volcanic eruptions (whether due to climate change or otherwise), travel-related health concerns including pandemics and epidemics such as COVID-19 and any existing or new variants, Ebola and Zika, political instability, changes in economic conditions, wars and regional and international hostilities, such as Russia’s invasion of Ukraine, the imposition of taxes, tariffs or surcharges by regulatory authorities, changes in trade policies or trade disputes, changes in immigration policies or other travel restrictions or travel-related accidents have previously and may in the future create volatility in the travel market and negatively impact client travel behavior. In addition, an increased focus on the environmental impact of travel could also affect the travel market and travel behavior. While we strive to promote our and our clients’ mutual commitment to a more sustainable future for business travel, if we are unable to find economically viable and/or publicly acceptable solutions that allow us to maintain our commitment to sustainability and net-zero emissions, we could lose business or experience reputational harm. In addition, we have incurred, and expect to continue to incur, additional expenses as we grow our operations as a newly public company. See “Risks Relating to Ownership of the Class A Common Stock — We have incurred significant increased costs as a result of being a newly public company, and our management will be required to devote substantial time to new compliance initiatives.”
As an intermediary in the travel industry, a significant portion of our revenue is affected by prices charged by our travel suppliers, including airlines, hotels and car rental companies. Events or weaknesses specific to a supplier industry segment could negatively affect our business. For example, events specific to the airline industry that could impact us include air fare fluctuations, airport, airspace and landing fee increases, increases in fuel prices, environmental impacts, seat capacity constraints, removal of destinations or flight routes, travel-related strikes or labor unrest, political instability and wars. Similarly, travel suppliers often face destination overcapacity issues and imposition of taxes or surcharges by regulatory authorities, which can lower their travel volumes and impact our revenue. During periods of poor economic conditions, airlines and hotels tend to reduce rates or offer discounted sales to stimulate demand, thereby reducing our commission-based income. A slowdown in economic conditions may also result in a decrease in transaction volumes and adversely affect our revenue and profitability.
While decreases in prices for flights and other travel products generally increase demand, such price decreases generally also have a negative effect on the commissions we earn. The overall effect of price increases or decreases in the global travel industry is therefore uncertain.

The uncertainty of macroeconomic factors and their impact on client behavior, which may differ across regions, makes it more difficult to forecast industry and client trends and the timing and degree of their impact on our markets and business, which in turn could adversely affect our ability to effectively manage our business and could materially and adversely affect our business, financial condition and results of operations.
Downturns in domestic or global economic conditions, or other macroeconomic factors more generally, could have adverse effects on our results of operations.
While we make our strategic planning decisions based on the assumption that the markets we are targeting will grow in the long term, our business is dependent, in large part on, and directly affected by, business cycles and other factors affecting the global travel industry and the global economy generally. The global travel industry depends on general economic conditions and other factors, including consumer spending and preferences, changes in inflation rates, as the U.S. and various other major economies are now experiencing, consumer confidence, fuel costs, fuel availability, environmental impact, governmental incentives and regulatory requirements, and political volatility, especially in energy-producing countries and growth markets.
In addition, the outbreak of hostilities between Russia and Ukraine and global reactions thereto have increased U.S. domestic and global energy prices. Oil supply disruptions related to the Russia-Ukraine conflict, and sanctions and other measures taken by the U.S. and its allies, could lead to higher costs for gas, food, and goods in the U.S. and other geographies and exacerbate the inflationary pressures on the worldwide economy, with potentially adverse impacts on our customers and on our business, results of operations and financial condition.
Our international business exposes us to geopolitical and economic risks associated with doing business in foreign countries.
We have operations in over 31 countries worldwide, including the U.S., UK, Canada, Germany, Mexico, China and France, and we indirectly provide services to travelers worldwide through our partners and affiliates. Our international operations can pose complex management, compliance, foreign currency, legal, tax, labor, data privacy and economic risks that we may not adequately address, including changes in the priorities and budgets of international travelers and geo-political uncertainties, which may be driven by changes in threat environments and potentially volatile worldwide economic conditions, various regional and local economic and political factors, risks and uncertainties, as well as U.S. foreign policy. We are also subject to a number of other risks with respect to our international operations, including:
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the absence in some jurisdictions of effective laws to protect our intellectual property rights;

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multiple and possibly overlapping and conflicting tax laws;

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duties, taxes or government royalties, including the imposition or increase of withholding and other taxes on the activities of, and remittances and other payments by, our non-U.S. subsidiaries;

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restrictions on movement of cash;

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the burden of complying with a variety of national and local laws;

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political, economic and social instability, including as a result of Russia’s invasion of Ukraine;

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currency fluctuations;

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longer payment cycles;

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price controls or restrictions on exchange of foreign currencies;

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trade barriers; and

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potential travel restrictions.

The existence of any one of these risks could harm our international business and, consequently, our operating results. Additionally, operating in international markets requires significant management attention and financial resources and may negatively affect our business and financial results.

Complaints from travelers or negative publicity about our services can diminish client confidence and adversely affect our business.
Client complaints or negative word-of-mouth or publicity about our services or operations could severely diminish client confidence in and use of our services. To maintain good client relations, we must ensure that our travel advisors and partners and affiliates provide prompt, accurate and differentiated client service. Effective client service requires significant personnel expense and investment in developing programs and technology infrastructure to help our travel advisors, partners and affiliates carry out their functions. These expenses, if not managed properly, could significantly impact our profitability. Failure to properly manage our travel advisors, partners and affiliates could compromise our ability to handle client complaints effectively. If we do not handle client complaints effectively, our reputation and brand may suffer, and we may lose our travelers’ confidence, which could reduce revenues and profitability.
Certain results and trends related to our business and the travel industry more generally are based on preliminary data and assumptions, and as a result, are subject to change and may differ materially from what we expect.
We present certain results and trends in this Prospectus/Offer to Exchange related to our business and the travel industry more generally, which are based on an analysis of then available or preliminary data, and the results, related findings or conclusions are subject to change. No assurance can be given that these results and trends, or that our expectations surrounding our business or the travel industry, will be accurate. These risks are heightened by the uncertainty of the COVID-19 pandemic, Russia’s invasion of Ukraine, macroeconomic conditions and the impact of these events on the travel industry and our business. Further, unanticipated events and circumstances may occur and change the outlook surrounding our business and the travel industry in material ways. Accordingly, certain of our expectations related to our business and the travel industry more generally may not occur as expected, if at all, and actual results or trends presented may differ materially from what we expect.
Risks Relating to Our Indebtedness
Our indebtedness could adversely affect our business and growth prospects.
We have existing indebtedness, and we may be able to incur additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions, or for other purposes. The credit facilities under the Senior Secured Credit Agreement are secured by liens on substantially all of our assets and any indebtedness we incur in the future may also be so secured. Although the agreements governing our existing indebtedness contain restrictions on the incurrence of additional indebtedness and liens, these restrictions are subject to several significant qualifications and exceptions and, under certain circumstances, the amount of indebtedness that could be incurred in compliance with these restrictions could be substantial. If we do so, the risks related to our high level of debt could increase. Specifically, our high level of debt could have important consequences, including the following:
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it may be difficult for us to satisfy our obligations, including debt service requirements under our outstanding debt;

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our ability to obtain additional financing for working capital, capital expenditures, debt service requirements, acquisitions or other general corporate purposes may be impaired;

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a substantial portion of cash flow from operations is required to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flow to fund our operations, capital expenditures, future business opportunities and other purposes;

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we could be more vulnerable to economic or business downturns, adverse industry conditions and other factors affecting our operations, and our flexibility to plan for, or react to, changes in our business or industry is more limited;

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our ability to capitalize on business opportunities and to react to competitive pressures, as compared to our competitors, may be compromised due to our high level of debt and the restrictive covenants in our existing or future indebtedness;

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our ability to receive distributions from our subsidiaries and to pay taxes, expenses and dividends may be adversely affected by the terms of our debt;

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increases in interest rates would increase the cost of servicing our debt; and

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our ability to borrow additional funds or to refinance debt may be limited.

Moreover, in the event of a default under any of our indebtedness, the holders of our indebtedness could elect to declare such indebtedness be due and payable and/or elect to exercise other rights, such as the lenders under the Senior Secured Credit Agreement terminating their commitments thereunder or instituting foreclosure proceedings against their collateral, any of which could have a material adverse effect on our liquidity and our business, financial conditions and results of operations.
The terms of the Senior Secured Credit Agreement restrict our current and future operations, particularly our ability to respond to changes or to take certain actions.
The Senior Secured Credit Agreement contains a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long term best interests, including restrictions on our ability to:
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incur or guarantee additional indebtedness or issue disqualified stock or preferred stock;

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incur liens;

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consummate certain fundamental changes (such as acquisitions, mergers or liquidations);

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sell, transfer or otherwise dispose of assets, including capital stock of subsidiaries;

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pay dividends and make other distributions on, or redeem, repurchase or retire capital stock;

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make investments, acquisitions, loans, or advances;

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engage in certain transactions with affiliates;

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enter into agreements that restrict the ability of restricted subsidiaries to make dividends or other payments to the borrower or the guarantors of the debt under the Senior Secured Credit Agreement;

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change of the nature of our business;

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prepay, redeem or repurchase certain indebtedness; and

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designate restricted subsidiaries as unrestricted subsidiaries.

Under certain circumstances, the restrictive covenants in the Senior Secured Credit Agreement require us to satisfy certain financial incurrence tests in order to engage in certain transactions, including to incur certain additional indebtedness and to make certain dividends. Our ability to satisfy those tests can be affected by events beyond our control. The Senior Secured Credit Agreement also requires that an aggregate amount of Liquidity, as defined in the Senior Secured Credit Agreement, equal to at least $200 million be maintained as of the end of each calendar month. Liquidity is calculated as the aggregate amount of unrestricted cash and cash equivalents of the borrower and guarantors of the debt under the Senior Secured Credit Agreement and their restricted subsidiaries plus, under certain circumstances, the unused amount available to be drawn under the Senior Secured Revolving Credit Facility.
As a result of the restrictions described above, we are limited as to how we conduct our business and we may be unable to raise additional debt or equity financing to operate during general economic or business downturns, to compete effectively or to take advantage of new business opportunities. Such restrictions may affect our ability to grow in accordance with our growth strategy. The terms of any future indebtedness we may incur could include similar or more restrictive covenants and other restrictions. We cannot assure you that we will be able to maintain compliance with these covenants and other restrictions in the future or that we will be able to obtain waivers from the lenders or amend the covenants. In addition, any such waivers or amendments could cause us to incur significant costs, fees and expenses.
Our failure to comply with those covenants or other restrictions contained in our existing or future debt could result in an event of default. In the event of a default, the holders of our indebtedness could elect to declare such indebtedness be due and payable and/or elect to exercise other rights, such as the lenders under the Senior Secured Credit Agreement terminating their commitments thereunder or instituting foreclosure proceedings against their collateral, any of which could have a material adverse effect on our liquidity and our business, financial conditions and results of operations. If any such acceleration or foreclosure action occurs, we may not have sufficient assets to repay that indebtedness or be able to borrow sufficient funds to refinance it. Even if we are able to obtain new financing, it may not be on commercially reasonable terms or on terms acceptable to us.
Servicing our indebtedness will require a significant amount of cash. Our ability to generate cash depends on many factors, some of which are not within our control.
Our ability to make scheduled payments on, or to refinance our obligations under, our outstanding indebtedness depends on our ability to generate cash in the future. To a certain extent, this is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. If we are unable to generate sufficient cash flow to service our debt and meet our other commitments, we may be forced to reduce or delay capital expenditures, sell assets, restructure or refinance all or a portion of our debt or seek additional equity capital. We cannot assure you that any such actions, if necessary, could be effected on a timely basis, on commercially reasonable terms, or at all. In addition, the terms of our existing or future debt arrangements could restrict us from effecting any of these actions. For example, the Senior Secured Credit Agreement contains restrictive covenants that include restrictions on our ability to, among other things, incur additional indebtedness, incur liens, consummate certain fundamental changes (such as acquisitions, mergers or liquidations), dispose of assets, pay dividends or other distributions, make investments and enter into transactions with affiliates. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all the debt under the Senior Secured Credit Agreement. See “Business — Description of Certain Indebtedness” for more information. Any such event of default or acceleration could have an adverse effect on the trading price of the Class A Common Stock. Furthermore, the terms of any future debt we may incur could have further additional restrictive covenants. We may not be able to maintain compliance with these covenants in the future, and in the event that we are not able to maintain compliance, we cannot assure you that we will be able to obtain waivers from the lenders or amend the covenants.
Our credit ratings are periodically reviewed by rating agencies, including Standard & Poor’s. These ratings, and any downgrades or any written notice of any intended downgrading or of any possible change, have and may affect our ability to borrow and may increase our costs of borrowings. Any failure to raise additional funds on favorable terms could have a material adverse effect on our liquidity and financial condition.
Risks Relating to Our Dependence on Third Parties
If we are unable to maintain existing, and establish new, arrangements with travel suppliers, or if our travel suppliers and partners reduce or eliminate the commission and other compensation they pay us, our business and results of operations would be negatively impacted.
Our business is dependent on our ability to maintain our relationships and arrangements with existing travel suppliers, such as airlines, hotels, car rentals, hotel consolidators, destination services companies and GDSs, as well as our ability to establish and maintain relationships with new travel suppliers. Adverse changes in key arrangements with our travel suppliers, including an inability of any key travel supplier to fulfill its payment obligation to us in a timely manner, increasing industry consolidation, changes in travel suppliers’ booking practices regarding groups, or our inability to enter into or renew arrangements with these parties on favorable terms, if at all, could reduce the amount, quality, pricing and breadth of the travel services and products that we are able to offer, which could adversely affect our business, financial condition and results of operations.
We generate a significant portion of our revenue from commissions and incentive payments from travel suppliers, especially airline suppliers, and GDSs. If, as a result of a reduction in volumes from airlines shifting volume away from GDSs to the International Air Transport Association’s New Distribution Capacity, or any other reason, travel suppliers or GDSs reduce or eliminate the commissions, incentive payments or other compensation they pay to us, our revenue may decline unless we are able to adequately mitigate such reduction by increasing the service fee we charge to our travelers or increasing our transaction volume in a sustainable manner. However, increase in service fees may also result in a loss of potential travelers.
Although we generally maintain formal contractual relationships with our travel suppliers, we do currently, and may continue to, maintain more informal arrangements with certain travel suppliers which can be terminated with or without notice and which can create uncertainty with respect to the agreed terms including pricing. If these arrangements are terminated unexpectedly, or there is disagreement regarding the terms of the agreement with such travel supplier, our financial results or operations could be negatively impacted.
We cannot assure you that our agreements or arrangements with our travel suppliers or travel-related service providers will continue or that our travel suppliers or travel-related service providers will not reduce commissions, terminate their contracts, make their products or services unavailable to us or default on or dispute their payment or other obligations with us, any of which could reduce our revenue and margins or may require us to initiate legal or arbitral proceedings to enforce contractual payment obligations, which may materially and adversely affect our business, financial condition and results of operations.
Our business and results of operations could be adversely affected if one or more of our major travel suppliers suffers a deterioration in its financial condition or restructures its operations or, as a result of consolidation in the travel industry, loses bookings and revenue.
A substantial portion of our revenue is affected by the prices charged by our travel suppliers, including airlines, GDS service providers, hotels, destination service providers and car rental suppliers, and the volume of products offered by our travel suppliers. As a result, if one or more of our major suppliers suffers a deterioration in its financial condition or restructures its operations, it could adversely affect our business, financial condition and results of operations.
In particular, as a substantial portion of our revenue depends on our sale of airline flights, we could be adversely affected by changes in the airline industry, including consolidations or bankruptcies and liquidations, and in many cases, we have no control over such changes. Consolidation among travel suppliers, including airline mergers and alliances, may increase competition from direct distribution channels related to those travel suppliers and place more negotiating leverage in the hands of those travel suppliers to attempt to lower booking fees and to lower commissions. Changes in ownership of travel suppliers may also cause them to direct less business towards us. If we are unable to compete effectively, our suppliers could limit our access to their content, including exclusive content, and favorable fares and rates and other incentives, which could adversely affect our results of operations. Mergers and acquisitions of airlines may also result in adjustments to routes, a reduction in total flights and overall passenger capacity and changes in fares, which may adversely affect the ability of our business to generate revenue.
Unless we maintain good relationships with our TPN and renew existing, or enter into new, TPN agreements, we may be unable to expand our business, and our financial condition and results of operations may suffer.
Through our Travel Partner Network, we expand our global reach through a set of partners that operate locally (most in non-proprietary regions) under the American Express Global Business Travel and Egencia brands. The partners from the TPN either participate in the network for a fixed fee or use a transaction-based fee structure and deliver service to our global and regional corporate clients as part of an integrated network. In order to generate increased revenue and achieve higher levels of profitability, we must consistently renew, and enter into new, TPN agreements. The benefits we provide our Network Partners are subject to risks common to the overall travel industry, including factors outside of our control. Additionally, a decline in our financial condition or results of operations may hamper our success in identifying, recruiting, and entering into TPN agreements with a sufficient number of new qualified partners. In addition, our ability, and the ability of our partners, to successfully expand into new markets may be adversely affected by a lack of awareness or acceptance of our brand. To the extent that we are unable to retain competitive travel products and services for our Network Partners, implement effective marketing and promotional programs, and foster recognition and affinity for our brands in new markets, our Network Partners may not perform as expected, and our TPN may be less attractive to independent travel agencies than procuring services directly or through different channels, which may significantly delay or impair our growth. Additionally, a disruption to a TPN relationship may impact customer retention and our financial conditions and results of operations may suffer.
We may have disputes with our Network Partners, and they may refuse to implement our strategies or seek to terminate their agreements with us if the brands’ performance is worse than they expected.
Our Network Partners are an integral part of our business, and we may be unable to successfully implement our growth strategy if our Network Partners refuse to participate in such strategies. For example, the refusal by our Network Partners to actively make our travel product and service offerings available to travelers would have a negative impact on our success. In addition, it may be difficult for us to monitor the implementation of our growth strategy by international partners due to our lack of personnel in the markets served by such businesses.
We may have disputes with our Network Partners with respect to our execution of our growth strategy or our performance under their respective agreements. As a result of such disputes, our Network Partners may seek to terminate their agreements with us, we may have to pay losses and damages to them and/or travelers, and our brand image may be adversely impacted. Our business, the results of our operations and our financial conditions may be adversely affected by the premature or unexpected termination of our Network Partner agreements.
We plan to renew our existing Network Partner agreements upon expiration. However, we may be unable to retain our Network Partners by renewing such agreements on satisfactory terms, or at all. If a significant number of our existing Network Partner agreements are not renewed, our revenue and profit may decrease. If we cannot attract and retain new Network Partners to replace expired Network Partner relationships, our results of operations could be materially and adversely affected.
Our TPN could take actions that may harm our business.
Our TPN are independent businesses and are not our employees. As such, we do not exercise control over their day-to-day operations. Our TPN may choose not to operate their travel services businesses in a manner consistent with industry standards, our requirements or standards, or the requirements or standards of applicable laws or governmental authorities. If our TPN were to provide diminished quality of service to clients, engage in fraud, including fraud related to our commission structure, misconduct or negligence or otherwise violate the law, our image and reputation may suffer materially, and we may become subject to liability claims based upon their actions. Any such incidents could adversely affect our results of operations.
Travel suppliers’ use of alternative distribution models, such as direct distribution models, could adversely affect our business.
Some of our travel suppliers, including some of our largest airline clients, have sought to increase usage of direct distribution channels. For example, these travel suppliers are trying to move more client traffic to their proprietary websites. This direct distribution trend enables them to apply pricing pressure on intermediaries and negotiate travel distribution arrangements that are less favorable to intermediaries. With travel suppliers’ adoption of certain technology solutions over the last decade, air travel suppliers have increased the proportion of direct bookings relative to indirect bookings. In the future, airlines may increase their use of direct distribution, which may cause a material decrease in their use of our services. Travel suppliers may also offer travelers advantages through their websites such as special fares and bonus miles, which could make their offerings more attractive than those available from us.
In addition, with respect to ancillary products, travel suppliers may choose not to comply with the technical standards that would allow ancillary products to be immediately distributed via intermediaries, thus resulting in a delay before these products become available through us relative to availability through direct distribution. In addition, if enough travel suppliers choose not to develop ancillary products in a standardized way with respect to technical standards our investment in adapting our various systems to enable the sale of ancillary products may not be successful.
Companies with close relationships with end clients, like Facebook, as well as new entrants introducing new paradigms into the travel industry, such as metasearch engines like Google, may promote alternative distribution channels by diverting client traffic away from intermediaries and travel agents, which may adversely affect our business and financial results.
Risks Relating to Employee Matters, Managing Our Growth and Other Risks Relating to Our Business
Our ability to identify, hire and retain senior management and other qualified personnel is critical to our results of operations and future growth.
Much of our future success depends on the continued service, availability and performance of our senior management and other qualified personnel, particularly our professionals with experience in the travel industry. Any of these individuals may choose to terminate their employment with us at any time. The loss of any of these individuals could harm our business and reputation, especially if we have not been successful in developing adequate succession plans. Our business is also dependent on our ability to retain, hire and motivate talented, highly skilled personnel across all levels of our organization. We may be unable to retain personnel or to attract other highly qualified personnel, particularly if we do not offer employment terms that are competitive with the rest of the labor market. As such, we may experience higher compensation costs to retain senior management and qualified personnel that may not be offset by improved productivity or increased sales. If we are unable to continue to successfully attract and retain key personnel, our business may be harmed.
As we continue to grow, including from the integration of employees and businesses acquired in connection with previous or potential future acquisitions, we may find it difficult to hire, integrate, train, retain and motivate personnel who are essential to our future success.
We may not be able to accurately predict our future capital needs, and we may not be able to obtain additional financing to fund our operations.
We may need to raise additional funds in the future. Any required additional financing may not be available on terms acceptable to us, or at all. If we raise additional funds by issuing equity securities or convertible debt, investors may experience significant dilution of their ownership interest, and the newly issued securities may have rights senior to those of the holders of our Common Stock. If we raise additional funds by obtaining loans from third parties, the terms of those financing arrangements may include negative covenants or other restrictions on our business that could impair our operational flexibility and would also require us to incur interest expense. If additional financing is not available when required or is not available on acceptable terms, we may have to scale back our operations, and we may not be able to expand our business, take advantage of business opportunities or respond to competitive pressures, which could negatively impact our revenue and the competitiveness of our services.
We may be unable to identify and consummate new acquisition opportunities, which would significantly impact our growth strategy.
Acquisitions have been and are expected to continue to be a critical part of our growth strategy. The travel service industry is highly competitive, and we face competition for acquisition opportunities from many other entities, including financial investors, some of which are significantly larger, have greater resources and lower costs of capital, are well established and have extensive experience in identifying and completing acquisitions. This competitive market for a small number of business opportunities may make it more challenging to identify and successfully capitalize on acquisition opportunities that meet our objectives. The identification of suitable acquisition candidates can be difficult, time-consuming and costly, and we may not complete acquisitions successfully that we target in the future. Further, the fact that we are subject to supervision, examination and regulation by the Board of Governors of the Federal Reserve System (“Federal Reserve”) under the BHC Act could limit our ability to engage in acquisition activity (See “— Risks Relating to Regulatory, Tax and Litigation Matters — Because we are deemed to be “controlled” by American Express under the BHC Act, we are and will be subject to supervision, examination and regulation by the Federal Reserve which could adversely affect our future growth and our business, results of operations and financial condition”). In addition, under the Shareholders Agreement, American Express could prevent us from engaging in acquisitions of companies that provide products and services other than certain pre-approved products and services, if, after cooperating with us for a period of time to reach a mutually agreeable solution, American Express reasonably concludes that such acquisitions would have an adverse effect on American Express’s regulatory status under applicable banking laws. If we cannot identify and acquire desirable businesses at favorable prices, or if we are unable to finance acquisition opportunities on commercially favorable terms, our business, financial condition or results of operations could be materially adversely affected. See “Certain Relationships and Related Party Transactions — GBT Related Party Transactions — Shareholders Agreement.”
Acquisition activity presents certain risks to our business, operations and financial condition, and we may not realize the financial and strategic goals contemplated at the time of a transaction. We have made, and in the future, expect to make, acquisitions to expand into new travel and geographic markets. Our ability to successfully implement our acquisition strategy will depend on our ability to identify, negotiate, complete and integrate acquisitions, including the Egencia Acquisition, and, if necessary, to obtain satisfactory debt or equity financing to fund those acquisitions. Mergers and acquisitions are inherently risky, and any mergers and acquisitions that we complete may not be successful. We regularly consider acquisition opportunities as well as other forms of business combinations. Historically, we have been involved in numerous transactions of various magnitudes, for consideration which included cash, securities or combinations thereof. We intend to continue to evaluate and pursue appropriate acquisition opportunities as they arise in the expansion of our operations. No assurance can be given with respect to the timing, likelihood or financial or business effect of any possible transaction. As part of our regular ongoing evaluation of acquisition opportunities, we are currently engaged in a number of unrelated preliminary discussions concerning possible acquisitions. We are in the early stages of such discussions and have not entered into any agreement in principle with respect to any possible acquisitions not expressly described in this Prospectus/Offer to Exchange. The purchase price for possible acquisitions may be paid in cash, through the issuance of equity, the incurrence of additional indebtedness or a combination thereof. Prior to consummating any such possible acquisition, we, among other things, will need to satisfactorily complete our due diligence investigation, negotiate the financial and other terms (including price) and conditions of such acquisitions, obtain necessary consents and approvals, and if necessary, obtain financing. Furthermore, our ability to consummate and finance acquisitions may be limited by the terms of our existing or future debt arrangements. We cannot predict if any such acquisition will be consummated or, if consummated will result in a financial or other benefit to us. The process of integrating an acquired company’s business, including Egencia’s business, into our operations and investing in new technologies is challenging and may result in expected or unexpected operating or compliance challenges, which may require significant expenditures and a significant amount of our management’s attention that would otherwise be focused on the ongoing operation of our business. The potential difficulties or risks of integrating an acquired company’s business include the following, among others, which risks can be magnified when one or more integrations are occurring simultaneously or within a small period of time:
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the effect of the acquisition on our financial and strategic positions and our reputation;

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risk that we are unable to obtain the anticipated benefits of the acquisition, including synergies, economies of scale, revenues and cash flow;

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retention risk with respect to key clients, service providers and travel advisors, and challenges in retaining, assimilating and training new employees;

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potential increased expenditure on human resources and related costs;

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retention risk with respect to an acquired company’s key executives and personnel;

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potential disruption to our ongoing business;

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especially high degree of risk for investments in immature businesses with unproven track records and technologies, with the possibility that we may lose the value of our entire investments or incur additional unexpected liabilities;

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risk of entering new jurisdictions and becoming subject to foreign laws and regulations not previously applicable to us;

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potential diversion of cash for an acquisition, ongoing operations or integration activities that would limit other potential uses for cash including information technology (“IT”) infrastructure, marketing and other investments;

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the assumption of known and unknown debt and other liabilities and obligations of the acquired company;

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potential integration risks relating to acquisition targets that do not maintain internal controls and policies and procedures over financial reporting as would be required of a public company, which may amplify our risks and liabilities with respect to our ability to maintain appropriate internal controls and procedures;

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inadequacy or ineffectiveness of an acquired company’s disclosure controls and procedures and/or environmental, health and safety, anti-corruption, human resources or other policies and practices;

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challenges in reconciling accounting issues, especially if an acquired company utilizes accounting principles different from those that we use; and

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challenges in complying with newly applicable laws and regulations, including obtaining or retaining required approvals, licenses and permits.

We anticipate that any future acquisitions we may pursue as part of our business strategy may be partially financed through additional debt or equity. If new debt is added to current debt levels, or if we incur other liabilities, including contingent liabilities, in connection with an acquisition, the debt or liabilities could impose additional constraints and requirements on our business and operations, which could materially adversely affect our financial condition and results of operations. If we are not able to obtain such necessary financing, it could have an impact on our ability to consummate a substantial acquisition and execute our growth strategy. Also, consideration paid for any future acquisitions could include the Class A Common Stock or other equity securities, which could cause dilution to existing stockholders and to earnings per share.
We may not realize the intended benefits of the Egencia Acquisition.
On November 1, 2021, we completed the Egencia Acquisition. However, we may not realize some or all of the expected benefits of the Egencia Acquisition. Integrating Egencia into our business may be disruptive to our business and may adversely affect our existing relationships with employees and business partners. Uncertainties related to the integration of Egencia may also impair our ability to attract, retain and motivate key personnel and could divert the attention of our management and other employees from day-to-day business and operations. If Expedia, Inc. were to fail to fulfill all of its obligations under the Egencia TSA (as defined herein), we might not be able to replace these services in a timely manner, which may prevent us from fully realizing the benefits of the Egencia Acquisition. If we are unable to effectively manage these risks, the business, results of operations, financial condition and prospects of our business may be adversely affected.
Any due diligence conducted by us in connection with potential future acquisitions may not reveal all relevant considerations or liabilities of the target business, which could have a material adverse effect on our financial condition or results of operations.
We intend to conduct such due diligence as we deem reasonably practicable and appropriate based on the facts and circumstances applicable to any potential acquisition. The objective of the due diligence process will be to identify material issues which may affect the decision to proceed with any one particular acquisition target or the consideration payable for an acquisition. We also intend to use information revealed during the due diligence process to formulate our business and operational planning for, our valuation of and integration planning for, any target company or business. While conducting due diligence and assessing a potential acquisition, we may rely on publicly available information, if any, information provided by the relevant target company to the extent such company is willing or able to provide such information and, in some circumstances, third party investigations.
We cannot assure you that the due diligence undertaken with respect to a potential acquisition will reveal all relevant facts that may be necessary to evaluate such acquisition or to formulate a business strategy. Furthermore, the information provided during due diligence may be incomplete, inadequate or inaccurate. As part of the due diligence process, we will also make subjective judgments regarding the results of operations, financial condition and prospects of a potential opportunity. If the due diligence investigation fails to correctly identify material issues and liabilities that may be present in a target company or business, or if we consider such material risks to be commercially acceptable relative to the opportunity, and we proceed with an acquisition, we may subsequently incur substantial impairment charges or other losses.
We face pension and other post-retirement benefit obligations.
We have underfunded pension and other postretirement benefit obligations to certain of our associates and retirees in the UK, in particular through the HRG Pension Scheme, under which we have funding obligations. We also have limited underfunded and/or unfunded pension and other postretirement benefit obligations in Germany, Italy, France, Switzerland, Mexico and Taiwan. Our ability to satisfy the funding requirements associated with our pension and other postretirement benefit obligations to our employees and retirees will depend on our cash flows from operations and our ability to access credit and the capital markets. The funding requirements of these benefit plans and the related expense reflected in our consolidated financial statements are affected by several factors that are subject to an inherent degree of uncertainty and volatility, including government regulation.
Key assumptions used to value our benefit obligations and the cost of providing such benefits under all of our defined benefit plans, funding requirements and expense recognition include the discount rate, the expected long-term rate of return on pension assets, and assumptions underlying actuarial methods. If the actual trends in these factors are less favorable than our assumptions, we may need to contribute cash to fund our obligations under these plans, thereby reducing cash available to fund our operations or service our debt, which could have an adverse effect on our business, financial condition and results of operations. As of June 30, 2022, our unfunded/underfunded pension obligations were $280 million. Further declines in the value of the plan investments or unfavorable changes in law or regulations that govern pension plan funding could materially change the timing and amount of required funding.
Under the UK Pensions Act 2004, the Pensions Regulator in the UK may issue a contribution notice or a financial support direction to any employer in the HRG Pension Scheme or any person who is connected with or is an associate of any such employer. The Pensions Regulator must satisfy a number of prescribed statutory tests in order to do so. The terms “associate” and “connected person” are broadly defined in the relevant legislation and could cover our significant shareholders and others deemed to be shadow directors under the legislation.
Liabilities imposed under a contribution notice or financial support direction may be up to the amount of the buy-out deficit in the HRG Pension Scheme.
Under the arrangements with the trustees of the HRG Pension Scheme, an actuarial valuation of the assets and liabilities of the scheme is undertaken every three years in order to determine cash funding rates. When a valuation is calculated, the funding position is affected by the financial market conditions at the valuation date. If the returns on the assets are lower than expected over the period to the next valuation, or a lower future investment return assumption is adopted at the next valuation, the deficit would likely increase, potentially leading to a higher level of future deficit payments.
A decline in the liability discount rate, lower-than-expected investment return on pension assets and other factors could affect our results of operations or amount of pension funding contributions in future periods.
Our results of operations may be negatively affected by the amount of expense we record for our pension and other post-retirement benefit plans, reductions in the fair value of plan assets and other factors. We calculate income or expense for our plans using actuarial valuations in accordance with GAAP.
These valuations reflect assumptions about financial market and other economic conditions, which may change based on changes in key economic indicators. The most significant year-end assumptions used to estimate pension or other post-retirement benefit income or expense for the following year are the discount rate applied to plan liabilities and the expected long-term rate of return on plan assets. In addition, we are required to make an annual measurement of plan assets and liabilities, which may result in a significant charge to shareholders’ equity. For a discussion regarding how our financial statements can be affected by pension and other post-retirement benefits, see note 16 to our consolidated financial statements included elsewhere in this Prospectus/Offer to Exchange. Although GAAP expense and pension funding contributions are impacted by different regulations and requirements, the key economic factors that affect GAAP expense would also likely affect the amount of cash or securities we would contribute to the pension plans.
Risks Relating to Intellectual Property, Information Technology, Data Security and Privacy
Any termination of the A&R Trademark License Agreement for rights to the American Express trademarks used in our business, including failure to renew the license upon expiration, could adversely affect our business and results of operations.
In connection with the consummation of the Business Combination, we executed the A&R Trademark License Agreement, effective as of the Closing Date, pursuant to which we continue to license the American Express trademarks used in the American Express Global Business Travel brand, continue to license the American Express trademarks used in American Express Meetings & Events brand (solely during a 12‑month transition period), and license the American Express trademarks used in the American Express GBT Meetings & Events brand. If we fail to comply with certain of our obligations under the A&R Trademark License Agreement or for other specified reasons (including, without limitation, if such trademark license materially and detrimentally impacts the validity, enforceability or value of the American Express trademarks, if certain net promoter scores or corporate customer satisfaction scores decline or other events occur constituting a “Major Brand Event” as such term is used in the A&R Trademark License Agreement, if such trademark license is no longer permitted under, or if we materially violate any, applicable banking laws, including the BHC Act, and if any of certain competitors of American Express become beneficial owners of more than a certain percentage of our equity securities), American Express can terminate the A&R Trademark License Agreement following applicable notice and/or satisfaction by American Express of certain conditions, provided that in certain circumstances we may be able to avoid termination through satisfaction of certain conditions. Following termination of the A&R Trademark License Agreement, including any failure to renew the license upon expiration of the initial term, we may be required to immediately cease using the licensed American Express trademarks used in our brands and, in limited circumstances upon a termination by American Express for cause, pay liquidated damages to American Express, each of which could adversely affect our business, financial condition and results of operations.
Any failure to maintain or enhance the reputation of our brands, including the licensed American Express trademarks used in our business, could adversely affect our business and results of operations.
If we are unable to maintain or enhance the reputation of our brands, including the American Express Global Business Travel, American Express Meetings & Events (solely during a 12-month transition period) and American Express GBT Meetings & Events brands that are licensed under the A&R Trademark License Agreement with American Express, and generate demand in a cost-effective manner, it could negatively impact our ability to compete in the travel industry and could have a material adverse effect on our business, financial condition and results of operations.
Brand value can be severely damaged even by isolated incidents, particularly if the incidents receive considerable negative publicity or result in litigation. Some of these incidents may occur in the ordinary course of our business or the business of our partners or affiliates. Other incidents may arise from events that are or may be beyond our control and may damage our brands, such as actions taken (or not taken) by one or more travel suppliers, travel advisors, partners or affiliates relating to information security and data privacy, adverse publicity, litigation and claims, failure to maintain high ethical and moral standards for all of our operations and activities, failure to comply with local laws and regulations, and illegal activity targeted at us or others. If, under the A&R Trademark License Agreement, certain events impacting the licensed American Express trademarks used in our business occur, we may be required to financially contribute to a fund to rehabilitate the licensed American Express trademarks used in our business and/or American Express may be entitled to terminate the A&R Trademark License Agreement. Our brand value could diminish significantly if any such incidents or other matters erode client confidence in us or in American Express with respect to the licensed American Express trademarks used in our business, which may result in a decrease in client activity, our total travel advisor count and, ultimately, lower fees, which in turn could materially and adversely affect our business, financial condition and results of operations.

Our commitments under, and limitations imposed by, the A&R Trademark License Agreement for rights to the American Express trademarks used in our business, could adversely affect our business and result of operations.
As a condition of our license for the American Express trademarks used in our business, we are required to (i) offer, promote and market only American Express payment products to our current or potential clients, (ii) make American Express products and services the default and/or first payment option when our clients and their personnel use or otherwise select a payment method, and (iii) exclusively use American Express payment products including the American Express corporate card for our business, each subject to certain exceptions. We are also limited in our ability to offer, promote, market or provide any scorecard or travel-related benefit to or through any American Express competitor, third party travel agency or any other third party, in each case as a card member benefit. These restrictions may prohibit us from entering into advantageous business opportunities with unrelated parties, which could adversely affect our business, financial condition and results of operations.
Any termination of or failure to renew, the agreement with American Express related to joint negotiations with travel suppliers for travel supplier content for both us and American Express’ Travel and Lifestyle Services division, could adversely affect our business and results of operations.
Under the Travel and Lifestyle Services Operating Agreement with American Express (“TLSOA”), we negotiate with certain travel suppliers on our behalf and on behalf of American Express’ Travel and Lifestyle Services division (“TLS”) for travel content to be provided to our respective clients and for various supplier incentives.
Under certain of our travel supplier agreements, our compensation is based on the total amount of travel volume sold by both us and certain third parties, including TLS. If we are unable to include the TLS travel volume in the total amount of travel volume attributed to us under these travel supplier agreements, whether as a result of a termination of the TLSOA, any failure of the parties to renew the TLSOA upon expiration, or otherwise, our performance under these travel supplier agreements could be impacted, and our associated compensation reduced, which could adversely affect our business, financial condition and results of operations.
If we fail to develop new and innovative technologies or enhance our existing technologies and grow our systems and infrastructure in response to changing client demands and rapid technological change, our business may suffer.
The travel industry is subject to changing client preferences and demands relating to travel and travel-related services, including in response to constant and rapid technological change. These characteristics are changing at an even greater pace as travel providers seek to address client needs and preferences resulting from the COVID-19 pandemic. If we are unable to develop or enhance technology in response to such changes, products or technologies offered or developed by our competitors may render our services less attractive to travelers.
Our ability to provide best-in-class service to our travelers depends upon the use of sophisticated information technologies and systems, including technologies and systems used for reservation systems, communications, procurement and administrative systems. As our operations grow in both size and scope, we continuously need to improve and upgrade our systems and infrastructure to offer and provide support for an increasing number of travelers and travel providers enhanced products, services, features and functionality, while maintaining the reliability and integrity of our systems and infrastructure. We may fail to effectively scale and grow our systems and infrastructure to accommodate these increased demands. Further, our systems and infrastructure may not be adequately designed with the necessary reliability and redundancy to avoid performance delays or outages that could be harmful to our business, or could contain errors, bugs or vulnerabilities.
Our future success also depends on our ability to understand, adapt and respond to rapidly changing technologies in the travel industry that will allow us to address evolving industry standards and to improve the breadth, diversity and reliability of our services. For example, technological platforms that include the use of artificial intelligence (“AI”) to analyze known traveler data and preferences to develop a tailored travel plan are being developed. As they are in the early stages, we must understand and respond to the potential impacts of such technology.
We may not be successful, or may be less successful than our current or new competitors, in developing such technology, which would negatively impact our business and financial performance.
If we are not able to maintain existing systems, obtain new technologies and systems, or replace or introduce new technologies and systems as quickly as our competitors or in a cost-effective manner, our business and operations could be materially adversely affected. Also, we may not achieve the benefits anticipated or required from any new technology or system or be able to devote financial resources to new technologies and systems in the future.
We rely on information technology to operate our business. System interruptions, defects and slowdowns, including with respect to information technology provided by third parties, may cause us to lose travelers or business opportunities or to incur liabilities.
We rely on IT systems to service our clients and enable transactions to be processed on our platforms. If we are unable to maintain and improve our IT systems and infrastructure, this may result in system interruptions, defects and slowdowns. In the event of system interruptions and/or slow delivery times, prolonged or frequent service outages or insufficient capacity that impedes us from efficiently providing services to travelers, we may lose travelers and revenue or incur liabilities. Further, errors, bugs, vulnerabilities, design defects, or technical limitations within our IT Systems may lead to negative experiences for our clients, compromised ability to perform services in a manner consistent with our terms, contracts, or policies, delayed product introductions or enhancements, compromised ability to protect the data of our users, other clients, employees and business partners and/or our intellectual property or other data, or reductions in our ability to provide some or all of our services.
Our IT systems are vulnerable to damage, interruption or fraudulent activity from various causes, any of which could have a material adverse impact on our business, financial condition or results from operations including:
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power losses, computer systems defects or failure, errors, bugs or vulnerabilities, computer viruses and other contaminants, internet and telecommunications or data network failures, losses and corruption of data and similar events;

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operator error, penetration by individuals seeking to disrupt operations, misappropriate information or perpetrate fraudulent activity and other physical or electronic breaches of security;

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the failure of third party software, systems or services that we rely upon to maintain our own operations;

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lack of cloud computing capabilities and other technical limitations; and

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natural disasters, fires, pandemics, wars and acts of terrorism.

In addition, we are dependent upon software, equipment and services provided and/or managed by third parties in the operation of our business. We currently rely on a variety of third party systems, service providers and software companies, including GDSs and other electronic central reservation systems used by airlines, various channel managing systems and reservation systems used by other travel suppliers, as well as other technologies used by payment gateway providers. In particular, we rely on third parties for:
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the hosting of our websites;

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the hosting of websites of our travel suppliers, which we may rely on;

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certain software underlying our technology platform;

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transportation ticketing agencies to issue transportation tickets and travel assistance products, confirmations and deliveries;

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assistance in conducting searches for airfares and to process air ticket bookings;

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processing hotel reservations for hotels not connected to our management systems;

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processing credit card, debit card and net banking payments;

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providing computer infrastructure critical to our business;

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providing after hours travel management services; and

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providing client relationship management services.

Any disruption or failure in the software, equipment and services provided and/or managed by these third parties, or errors, bugs or vulnerabilities, could result in performance delays, outages or security breaches that could be harmful to our business. Generally, our third party IT service providers have disaster recovery and business continuity plans relating to the services provided to us. However, if certain system failures occur, we may not be able to switch to back-up systems immediately, and the time to fully recover could be prolonged.
In the event that the performance of such software, equipment or services provided and/or managed by third parties deteriorates or our arrangements with any of these third parties related to the provision and/or management of software, equipment or services are terminated, we may not be able to find alternative services, equipment or software on a timely basis, on commercially reasonable terms, or at all. Even if we are able to find alternative services, equipment or software, we may not be able to do so without significant cost or disruptions to our business, and our relationships with our travelers may be adversely impacted. Our failure to secure agreements with such third parties, or the failure of such third parties to perform under such agreements, may have a material adverse effect on our business, financial condition or results of operations.
We may have inadequate insurance coverage or insurance limits to compensate for losses from a major interruption, and remediation may be costly and have a material adverse effect on our operating results and financial condition. Any extended interruption or degradation in our technologies or systems could significantly curtail our ability to conduct our business and generate revenue.
Our use of “open source” software could adversely affect our ability to protect our proprietary software and subject us to possible litigation.
We use open source software in connection with our software development. From time to time, companies that use open source software have faced claims challenging the use of open source software and/or demanding compliance with open source license terms. We could be subject to suits by parties claiming ownership of what we believe to be open source software, or claiming non-compliance with open source licensing terms. Some open source licenses require licensees who distribute software containing, linking to or derived from open source software to make publicly available the source code of such distributed software, which in some circumstances could be valuable proprietary code, license our software for free or permit others to make derivative works based on such software. While we have implemented policies to ensure that no open source software is used in a manner that would require us to disclose our proprietary source code, license our software for free or permit others to make derivative works based on it, there can be no guarantee that such use could not inadvertently occur. Any requirement to disclose our proprietary source code, license it for free or license it for purposes of making derivative works, and any requirement to pay damages for breach of contract and/or intellectual property infringement may have a material adverse effect on our business, results of operations or financial condition, and could help our competitors develop services that are similar to or better than ours.
Our processing, storage, use and disclosure of personal data, including of travelers and our employees, exposes us to risks stemming from possible failure to comply with governmental law and regulation and other legal obligations.
In our processing of travel transactions, we or our travel suppliers and third party service providers collect, use, analyze and transmit a large volume of personal information. There are numerous laws with a significant impact on our operations regarding privacy, cyber security and the storage, sharing, use, analysis, processing, transfer, disclosure and protection of personal information and consumer data, the scope of which are changing, subject to differing interpretations, and may be inconsistent between states within a country or between countries. For example, the European General Data Protection Regulation (“GDPR”), became effective on May 25, 2018, and has resulted and will continue to result in significantly greater compliance burdens and costs for companies with users and operations in the EU. The GDPR imposes numerous technical and operational obligations on processors and controllers of personal data and provides numerous protections for individuals in the EU, including, but not limited to, notification requirements for data breaches, the right to access personal information and the right to delete personal information. The GDPR provides data protection authorities with enforcement powers which include the ability to restrict processing activities and impose fines of up to 20 million Euros or up to 4% of the annual global revenues of the infringer, whichever is greater. In addition, the GDPR imposes strict rules on the transfer of personal data out of the EU to a “third country,” including the U.S. (and, pending a potential adequacy decision by the European Data Protection Board, the UK, as further discussed below). These obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other requirements or our practices. As a result of our relationship with American Express, we currently have the benefit of the Binding Corporate Rules which govern inter-company international data transfers that are intended to achieve compliance with such data transfer rules. However, there is no guarantee that the Binding Corporate Rules will be deemed sufficient to achieve compliance with data protection legislation in each jurisdiction or that our relationship with American Express and the use of the Binding Corporate Rules will continue. In addition, we are currently in the process of transitioning to the use of our own Binding Corporate Rules and there is no guarantee that such transition will be successfully completed or be sufficient to achieve compliance with applicable data protection legislation.
Additionally, the UK’s exit from the EU has created uncertainty with regard to the regulation of data protection in the UK. The UK Data Protection Act contains provisions, including its own derogations, for how the GDPR is applied in the UK. The UK Data Protection Act has been enacted alongside the UK GDPR.
From the beginning of 2021 (when the transitional period following Brexit expired), we have been required to continue to comply with GDPR and also the UK Data Protection Act and the UK GDPR, under which the applicable entities may be subject to fines for non-compliance that are of the same amount as provided for in the GDPR. The relationship between the UK and the EU remains uncertain, including, for example, the role of the UK’s supervisory authority and how data transfers between the UK and the EU and other jurisdictions will be treated. In February 2021, the European Commission proposed to issue the UK with an “adequacy” decision to facilitate the continued free flow of personal data from the EU member states to the UK. This decision is subject to the review and/or approval of the European Data Protection Board and a committee composed of EU member state representatives. More recently, in May 2021, the European Parliament issued a resolution asking the European Commission to modify its draft decisions on whether or not the UK data protection is adequate and personal data can safely be transferred there. Accordingly, the UK currently remains a “third country” for the purposes of data transfers from the EU to the UK following the expiration of the personal data transfer grace period (from January 1, 2021) set out in the EU and UK Trade and Cooperation Agreement, unless the adequacy decision is adopted in favor of the UK. If an adequacy decision is not adopted in respect of the personal data transfers between the EU and the UK, then alternative contractual measures to transfer data to the UK from the EU will need to be implemented. These changes will increase our overall risk exposure, and we may also incur costs to comply with any new requirements and restrictions for data transfers.
Further, we are subject to evolving laws and regulations that dictate whether, how, and under what circumstances we can transfer, process and/or receive personal data. For example, in July 2020, the Court of Justice of the European Union invalidated the “EU-US Privacy Shield,” a framework for transfers of personal data from the European Economic Area to the United States. While the same Court of Justice of the European Union (“CJEU”) decision considered and left intact the Standard Contractual Clauses (“SCCs”), another mechanism to safeguard data transfers from the EU to third countries, including the U.S., reliance on SCCs is subject to enhanced due diligence on the data importer’s national laws, according to the CJEU. Additional measures may have to accompany the SCCs for a transfer to be compliant. If a new transatlantic data transfer framework is not adopted and we are unable to continue to rely on SCCs or validly rely upon other alternative means of data transfers from the European Economic Area or the United Kingdom to the U.S. and other countries where safeguards for transfers of personal data are required under the GDPR (and UK GDPR), we may be unable to operate material portions of our business in the

European Economic Area or the United Kingdom as a result of the CJEU’s ruling and related guidance of competent European and national agencies, which would materially and adversely affect our business, financial condition, and results of operations. Additionally, if we are restricted from sharing data among our products and services, or if we are restricted from sharing data with our travel suppliers and third party service providers, it could affect our ability to provide our services or the manner in which we provide our services. Our current data transfer practices may also be more closely reviewed by supervisory authorities and could become subject to private actions.
In the U.S., the California Consumer Privacy Act (“CCPA”) became effective on January 1, 2020, and limits how we may collect and use personal information, including by requiring companies that process information relating to California residents to make disclosures to consumers about their data collection, use and sharing practices, provide consumers with rights to know and delete personal information and allow consumers to opt out of certain data sharing with third parties. The CCPA also creates an expanded definition of personal information, imposes special rules on the collection of consumer data from minors, and provides for civil penalties for violations, as well as a private right of action for data breaches that is expected to increase the likelihood and cost of data breach litigation. The potential effects of this legislation are far-reaching and may require us to modify our data processing practices and policies and incur substantial costs and expenses in compliance and potential ligation efforts. Further, the California Privacy Rights Act (“CPRA”), which will go into effect in 2023, creates certain additional rights for California residents. For example, the CPRA creates the new category of “sensitive personal information,” which covers data types such as precise geolocation information, biometric information, race and ethnicity, and information regarding sex life or sexual orientation. The CPRA also creates new rights for California residents to direct a business to limit the use and disclosure of such information to that which is necessary to perform the services reasonably expected by the consumer and to request that a company correct inaccurate personal information that is retained by the company. The Virginia Consumer Data Protection Act, which will go into effect in 2023, gives new data protection rights to Virginia residents and imposes additional obligations on controllers and processors of consumer data similar to the CCPA and CPRA. Other states have signed into law or are considering legislation governing the handling of personal data, indicating a trend toward more stringent privacy legislation in the U.S. In addition to the existing framework of data privacy laws and regulations, the U.S. Congress, U.S. state legislatures and many states and countries outside the U.S. are considering new privacy and security requirements that would apply to our business. Compliance with current or future privacy, cyber security, data protection, data governance, account access and information and cyber security laws requires ongoing investment in systems, policies and personnel and will continue to impact our business in the future by increasing our legal, operational and compliance costs and could significantly curtail our collection, use, analysis, sharing, retention and safeguarding of personal information and restrict our ability to fully maximize our closed-loop capability, deploy data analytics or AI technology or provide certain products and services, which could materially and adversely affect our profitability. We or our third party service providers could be adversely affected if legislation or regulations are expanded to require changes in our or our third party service providers’ business practices or if governing jurisdictions interpret or implement their legislation or regulations in ways that negatively affect our or our third party service providers’ business, results of operations or financial condition.
As a merchant that processes and accepts cards for payment, we have adopted and implemented internal controls over the use, storage and security of card data pursuant to the Payment Card Industry Data Security Standards. We assess our compliance with the Payment Card Industry Data Security Standards rules on a periodic basis and make necessary improvements to our internal controls. If we fail to comply with these rules or requirements, we may be liable for card issuing banks’ costs, subject to fines and higher transaction fees, and lose our ability to accept credit and debit card payments from our clients, or facilitate other types of online payments, and our business and operating results could be adversely affected. For existing and future payment options we offer to both our corporate clients and travel suppliers, we may become subject to additional regulations and compliance requirements, including obligations to implement enhanced authentication processes, which could result in significant costs to us and our travel suppliers and reduce the ease of use of our payments options.
While we have taken steps to comply with privacy, cyber security, data protection, data governance, account access and information and cyber security laws and PCI-DSS, any failure or perceived failure by us, our third party service providers, our independent travel advisors or our partners or affiliates to comply with the privacy policies, privacy- or cyber security-related obligations to travelers or other third parties, or privacy- or cybersecurity-related legal obligations could result in potentially significant regulatory and/or governmental investigations and/or actions, litigation, fines, sanctions, monetary penalties and damages, ongoing regulatory monitoring and increased regulatory scrutiny, client attrition, diversion of management’s time and attention, decreases in the use or acceptance of our cards and damage to our reputation and our brand, all of which could have a material adverse effect on our business and financial performance. In recent years, there has been increasing regulatory enforcement and litigation activity in the areas of privacy, data protection and information and cyber security in the U.S., the EU and various other countries in which we operate.
Cybersecurity attacks or security breaches could adversely affect our ability to operate, could result in personal information and our proprietary information being lost, stolen, made inaccessible, improperly disclosed or misappropriated and may cause us to be held liable or subject to regulatory penalties and sanctions and to litigation (including class action litigation), which could have a material adverse effect on our reputation and business.
We, and our travel suppliers and third party service providers on our behalf, collect, use and transmit a large volume of personal information, which pose a tempting target for malicious actors who may seek to carry out cyber-attacks against us or our suppliers or service providers. The secure transmission of client information over the internet is essential in maintaining the confidence of travel suppliers and travelers. Substantial or ongoing data security breaches or cyber-attacks, whether instigated internally or externally on our system or other internet-based systems, expose us to a significant risk of loss, theft, the rendering inaccessible, improper disclosure or misappropriation of this information, and resulting regulatory actions, litigation (including class action litigation) and potential liability, damages and regulatory fines and penalties, and other related costs (including in connection with our investigation and remediation efforts), which could significantly affect our reputation and harm our business. Further, some of our third party service providers, travel suppliers and other third parties may receive or store information, including client information provided by us. Our travel suppliers currently require most travelers to pay for their transactions with their credit card, especially in the U.S. Increasingly sophisticated technological capabilities pose greater cybersecurity threats and could result in a cyber-attack or a compromise or breach of the technology that we use to protect client transaction data. In addition, the Cybersecurity and Infrastructure Security Agency, has warned all organizations in the U.S. to be on guard against possible cyber-attacks coming from Russia which have the potential to disrupt business operations, limit access to essential services, and threaten public safety. Any significant adverse change in any of these factors could have a material adverse effect on our business, results of operations and financial condition.
We incur material expense to protect against cyber-attacks and security breaches and their consequences, and we may need to increase our security-related expenditures to maintain or increase our systems’ security in the future. However, despite these efforts, our security measures may not prevent cyber-attacks or data security breaches from occurring, and we may ultimately fail to detect, or accurately assess the severity of, a cyber-attack or security breach or not respond quickly enough. In addition, to the extent we experience a cyber-attack or security breach, we may be unsuccessful in implementing remediation plans to address exposure and future harms. It is possible that computer circumvention capabilities, new discoveries or advances or other developments, which change frequently and often are not recognized until launched against a target, could result in a compromise or breach of client data, even if we take all reasonable precautions, including to the extent required by law. These risks are likely to increase as we expand our offerings, expand internationally, integrate our products and services, and store and process more data, including personal information and other sensitive data. Further, if any of our third party service providers, travel suppliers or other third parties with whom we share client data fail to implement adequate data-security practices or fail to comply with our terms and policies or otherwise suffer a network or other security breach, our clients’ information may be improperly accessed, used or disclosed. We maintain a comprehensive portfolio of insurance policies to meet both our legal obligations and to cover perceived risks within our business, including those related to cybersecurity. We believe that our coverage and the deductibles under these policies are adequate for the risks that we face.
If a party (whether internal, external, an affiliate or unrelated third party) is able to circumvent our data security systems or those of the third parties with whom we share client information or engage in cyber-attacks, such cyber-attacks or data breaches could result in such party obtaining our proprietary information, the loss, theft or inaccessibility of, unauthorized access to, or improper use or disclosure of, our clients’ data and/or significant interruptions in our operations. Cyber-attacks and security breaches could also result in severe damage to our IT infrastructure, including damage that could impair our ability to offer our services. In addition, cyber-attacks or security breaches could result in negative publicity, damage our reputation, divert management’s time and attention, increase our expenditure on cybersecurity measures, expose us to risk of loss or litigation and possible liability, subject us to regulatory penalties and sanctions (and lead to further enhanced regulatory oversight), or cause travelers and potential travel suppliers to lose confidence in our security and choose to use the services of our competitors, any of which would have a material adverse effect on our brands, market share, results of operations and financial condition.
Third parties may claim that the operation of our business infringes on their intellectual proprietary rights. These claims could be costly to defend, result in injunctions and significant damage awards and limit our ability to use key technologies in the future (or require us to implement workarounds), which may cause us to incur significant costs, prevent us from commercializing our products and services or otherwise have a material adverse effect on our business.
In recent years, in the markets in which we operate, there has been considerable patent, copyright, trademark, domain name, trade secret and other intellectual property development activity, as well as litigation, based on allegations of infringement, misappropriation or other violations of intellectual property. Furthermore, individuals and groups can purchase patents and other intellectual property assets for the purpose of making claims of infringement to extract settlements from companies like ours. We may be subject to claims of alleged infringement, misappropriation or other violation of the intellectual property rights of our competitors or other third parties in the operation of our businesses, including for our use of third party intellectual property rights or our internally developed or acquired intellectual property, technologies and content. We cannot guarantee we have not, do not or will not infringe, misappropriate or otherwise violate the intellectual property rights of others. If we were to discover that our products or services infringe, misappropriate or otherwise violate the intellectual property rights of others, we may need to obtain licenses or implement workarounds that could be costly. We may not be able to obtain the necessary licenses on acceptable terms, or at all, or be able to implement workarounds successfully. Moreover, if we are sued for infringement, misappropriation or other violation of a third party’s intellectual property rights and such claims are successfully asserted against us, we could be required to pay substantial damages or ongoing royalty payments or to indemnify our licensees, or could be enjoined from offering our products or services or using certain technologies or otherwise be subject to other unfavorable circumstances. Accordingly, our exposure to damages resulting from such claims could increase and this could further exhaust our financial and management resources. Further, during the course of any litigation, we may make announcements regarding the results of hearings and motions, and other interim developments. If securities analysts and investors regard these announcements as negative, the market price of the Class A Common Stock may decline. Even if intellectual property claims do not result in litigation or are resolved in our favor, these claims (regardless of their merit) and the time and resources necessary to resolve them, could divert the resources of our management and require significant expenditures. Any of the foregoing could prevent us from competing effectively and could have an adverse effect on our business, operating results and financial condition.
Our failure to adequately protect our intellectual property may negatively impact our ability to compete effectively against competitors in our industry.
Our success and ability to compete depend, in part, upon our intellectual property, including our brands, technology and database. In the U.S. and other jurisdictions, we rely on a combination of copyright, trademark, patent, and trade secret laws, as well as license and confidentiality agreements and internal policies and procedures to protect our intellectual property. Even with these precautions, however, it may be possible for another party to infringe, copy or otherwise obtain and use our owned or licensed intellectual property without our authorization or to develop similar intellectual property independently, particularly in those countries where effective trademark, domain name, copyright, patent and trade secret protection may not be available. Even where effective protection is available, policing unauthorized use of our intellectual property is difficult and expensive. If it becomes necessary for us to litigate to protect these rights, any proceedings could be burdensome and costly, could result in counterclaims challenging our ownership of intellectual property or its validity or enforceability or accusing us of infringement, and we may not prevail. We cannot be certain that the steps that we have taken or will take in the future will prevent misappropriation or infringement of intellectual property used in our business. Unauthorized use and misuse of our intellectual property or intellectual property we otherwise have the rights to use could reduce or eliminate any competitive advantage we have developed, potentially causing us to lose sales or actual or potential clients, or otherwise harm our business, resulting in a material adverse effect on our business, financial condition or results of operations, and we cannot assure you that legal remedies would adequately compensate us for the damage caused by unauthorized use.
Risks Relating to Regulatory, Tax and Litigation Matters
We are subject to taxes in many jurisdictions globally.
We are subject to a variety of taxes in many jurisdictions globally, including income taxes in the U.S. at the federal, state and local levels, and in many other countries. Significant judgment is required in determining our worldwide provision for income taxes. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. We operate in numerous countries where our income tax returns are subject to audit and adjustment by local tax authorities. Because we operate globally, the nature of the uncertain tax positions is often very complex and subject to change, and the amounts at issue can be substantial. It is inherently difficult and subjective to estimate such amounts, as we have to determine the probability of various possible outcomes. We re-evaluate uncertain tax positions on a quarterly basis. This evaluation is based on factors including, but not limited to, changes in facts or circumstances, changes in tax law, effectively settled issues under audit and new audit activity. Although we believe our tax estimates are reasonable, the final determination of tax audits could be materially different from our historical income tax provisions and accruals. Our effective tax rate may change from year to year based on changes in the mix of activities and income allocated or earned among various jurisdictions, tax laws in these jurisdictions, tax treaties between countries, our eligibility for benefits under those tax treaties, and the estimated values of deferred tax assets and liabilities. Such changes could result in an increase in the effective tax rate applicable to all or a portion of our income which would reduce our profitability.
We establish reserves for our potential liability for U.S. and non-U.S. taxes, including sales, occupancy and value-added taxes, consistent with applicable accounting principles and in light of all current facts and circumstances. These reserves represent our best estimate of our contingent liability for taxes. The interpretation of tax laws and the determination of any potential liability under those laws are complex, and the amount of our liability may exceed our established reserves.
New tax laws, statutes, rules, regulations or ordinances could be enacted at any time and existing tax laws, statutes, rules, regulations and ordinances could be interpreted, changed, modified or applied adversely to us. These events could require us to pay additional tax amounts on a prospective or retroactive basis, as well as require us to pay fees, penalties or interest for past amounts deemed to be due. New, changed, modified or newly interpreted or applied laws could also increase our compliance, operating and other costs, as well as the costs of our products and services. For example, on December 22, 2017, the Tax Cuts and Jobs Act (“TCJA”), was signed into law. The TCJA contains significant changes to the U.S. corporate income tax system, including a reduction of the federal corporate income tax rate from 35% to 21%, a limitation of the tax deduction for interest expense to 30% of adjusted taxable income (as defined in the TCJA), base erosion provisions related to intercompany foreign payments and global low-taxed income, a one-time taxation of offshore earnings at reduced rates in connection with the transition of U.S. international taxation from a worldwide tax system to a partially territorial tax system, the elimination of U.S. tax on foreign earnings (subject to certain important exceptions), and the modification or repeal of many business deductions and credits. It is possible that U.S. tax law will be further modified by the Biden administration by increasing corporate tax rates, eliminating or modifying some of the provisions enacted in the TCJA or other changes that could have an adverse effect on our operations, cash flows and results of operations and contribute to overall market volatility.
We may be subject to foreign investment and exchange risks.
Our functional and presentational currency is U.S. dollars and as a result, our consolidated financial statements are reported in U.S. dollars. We have acquired, and may in the future acquire, businesses that denominate their financial information in a currency other than the U.S. dollar and/or conduct operations or make sales in currencies other than U.S. dollars. When consolidating a business that has functional currency other than U.S. dollars, we will be required to translate the balance sheet and operational results of such business into U.S. dollars. Due to the foregoing, changes in exchange rates between U.S. dollars and other currencies could lead to significant changes in our reported financial results from period to period. Among the factors that may affect currency values are trade balances, levels of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation and political or regulatory developments. We currently do not engage in foreign currency hedging activities and although we may seek to manage our foreign exchange exposure, including by active use of hedging and derivative instruments, we cannot assure you that such arrangements will be entered into or available at all times when we wish to use them or that they will be sufficient to cover the risk.
Increases in interest rates would increase the cost of servicing our debt and could reduce our profitability and limit our cash available to fund our growth strategy.
Our current financing arrangements (including the debt outstanding under the Senior Secured Credit Agreement) have, and any additional debt we subsequently incur may have, a variable rate of interest. Higher interest rates could increase debt service requirements on our current variable rate indebtedness even though the amount borrowed remains the same, and on any debt we subsequently incur, and could reduce funds available for operations, future business opportunities or other purposes. If we need to repay debt during periods of rising interest rates, we could be required to refinance our then-existing debt on unfavorable terms or liquidate one or more of our assets to repay such debt at times which may not permit realization of the maximum return on such assets and could result in a loss. The occurrence of either or both of such events could materially and adversely affect our profitability, cash flows and results of operations.
In addition, a transition away from London Interbank Offered Rate (“LIBOR”) as a benchmark for establishing the applicable interest rate may affect the cost of servicing our debt under the Senior Secured Credit Agreement. The Financial Conduct Authority of the UK (the “FCA”) (the authority that regulates LIBOR) has announced that it plans to phase out LIBOR by June 30, 2023. The United States Federal Reserve has also advised banks to cease entering into new contracts that use USD LIBOR as a reference rate. The Alternative Reference Rate Committee, a committee convened by the Federal Reserve that includes major market participants, has identified the Secured Overnight Financing Rate (“SOFR”), a new index calculated by short-term repurchase agreements, backed by Treasury securities, as its preferred alternative rate for LIBOR. With respect to the loans under the Senior Secured New Tranche B-3 Term Loan Facilities, the Senior Secured Credit Agreement also provides a mechanic for LIBOR to be replaced by a SOFR-based rate upon (i) the FCA ceasing to provide LIBOR for U.S. Dollars or announcing that LIBOR is no longer representative or (ii) an early election by the borrower and the administrative agent under the Senior Secured Credit Agreement to transition from LIBOR. However, the implementation of such a replacement rate for the other credit facilities under the Senior Secured Credit Agreement may require further negotiation with the requisite lenders under such facilities. Although the Senior Secured Credit Agreement provides for alternative base rates, such alternative base rates may or may not be related to LIBOR and could be higher than LIBOR. At this time, it is not possible to predict how markets will respond to SOFR or other alternative reference rates as the transition away from the LIBOR benchmarks is anticipated in coming years. Accordingly, the outcome of these reforms is uncertain and any changes in the methods by which LIBOR is determined or regulatory activity related to the phase-out of LIBOR could cause LIBOR to perform differently than in the past or cease to exist. The consequences of these developments and the phase-out of LIBOR cannot be entirely predicted but could include an increase in the cost of borrowings under the Senior Secured Credit Agreement.
We may hedge against certain interest rate risks by using hedging instruments such as swaps, caps, options, forwards, futures or other similar products. During the year ended December 31, 2021, we did not engage in interest rate hedging activities. In February 2022, we entered into an interest rate swap for a notional amount of $600 million of debt for a period covering from March 2022 to March 2025 to hedge against future increases in the benchmark rate for the Senior Secured New Tranche B-3 Term Loan Facilities. The terms of such swap were initially linked to LIBOR as the benchmark rate, with an adjusted SOFR‑based rate replacing LIBOR as the benchmark rate for such swap commencing in June 2023. In June 2022, we terminated this interest rate swap and simultaneously entered into another interest rate swap contract, with substantially the same terms and conditions as the February 2022 swap contract, except the fixed interest rate component was changed. Although hedging instruments may be used to selectively manage risks, such instruments may not fully mitigate our interest rate risk, may prove disadvantageous or may create additional risks, including in connection with the phase-out of LIBOR. In addition, we do not currently maintain interest rate swaps with respect to all of our variable-rate indebtedness.
Our business is subject to regulation in the U.S. and the other jurisdictions in which we operate, and any failure to comply with such regulations or any changes in such regulations could adversely affect us.
We are subject to various regulations in the U.S. and the international jurisdictions in which we operate. In addition, we maintain travel licenses and/or registrations in the jurisdictions that require them. We are required to renew our licenses, typically on an annual basis, and to do so, we must satisfy the licensee renewal requirements of each jurisdiction. Failure to satisfy any of the requirements to which our licensed entities are subject could result in a variety of regulatory actions ranging from a fine, a directive requiring remedial action, suspension of a license or, ultimately, revocation of a license. For a specific discussion of risks related to American Express’s deemed “control” of us under the BHC Act, see “— Because we are deemed to be “controlled” by American Express under the BHC Act, we are and will be subject to supervision, examination and regulation by the Federal Reserve which could adversely affect our future growth and our business, results of operations and financial condition.”
We are subject to other laws and regulations on matters as diverse as anti-bribery and anti-corruption laws, internal controls over financial reporting, regulation by the U.S. Department of Transportation (“DOT”) regarding the provision of air transportation, data privacy and protection, taxation, environmental protection, antitrust, wage-and-hour standards, headcount reductions and employment and labor relations. In addition, certain of our clients have government contracts that subject them and us to governmental reporting requirements.
Supervision efforts and the enforcement of existing laws and regulations impact the scope and profitability of our existing business activities, limit our ability to pursue certain business opportunities and adopt new technologies, compromise our competitive position, and affect our relationships with partners, merchants, vendors and other third parties. Moreover, regulatory authorities have relatively broad discretion to grant, renew and revoke licenses and approvals and to implement regulations. Accordingly, such regulatory authorities could prevent or temporarily suspend us from carrying on some or all of our activities or otherwise penalize us if our practices were found not to comply with the then current regulatory or licensing requirements or any interpretation of such requirements by the regulatory authority. New laws or regulations could similarly affect our business, increase our costs of doing business and require us to change certain of our business practices and invest significant management attention and resources, all of which could adversely affect our results of operations and financial condition.
If we fail to satisfy regulatory requirements, our financial condition and results of operations could be adversely affected, and we may be restricted in our ability to take certain capital actions (such as declaring dividends or repurchasing outstanding shares) or engage in certain business activities or acquisitions, which could compromise our competitive position.
Our international operations are also subject to local government laws, regulations and procurement policies and practices which may differ from U.S. government regulations.
For example, in Europe, computerized reservation systems regulations or interpretations of regulations may:
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increase our cost of doing business or lower our revenue;

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limit our ability to sell marketing data;

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impact relationships with travel agencies, airlines, rail companies, or others, impair the enforceability of existing agreements with travel agencies and other users of our system;

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prohibit or limit us from offering services or products; or

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limit our ability to establish or change fees.

In addition, certain foreign jurisdictions are considering regulations intended to address the issue of “overtourism,” including by restricting access to city centers or popular tourist destinations or limiting accommodation offerings in surrounding areas, such as by restricting the construction of new hotels or the renting of homes or apartments. Such regulations could adversely affect travel to, or our ability to offer accommodations in, such markets, which could negatively impact our business, growth and results of operations.
Similarly, companies we acquired may not have been subject to U.S. laws until we acquired them. Until we are able to fully integrate our compliance processes into the operations of such acquired companies, we are at risk of the acquired company’s failure to comply with U.S. laws, rules and regulations. Failure by us and our subsidiaries to comply with these laws could subject us to government investigations, civil and criminal penalties and reputational harm, which could have a material adverse effect on our consolidated operating results and financial position.
Further, we rely on third parties that we do not control, including travel suppliers, strategic partners, third party service providers and affiliates. If these third parties fail to meet our requirements or standards or the requirements or standards of applicable laws or governmental regulations, it could damage our reputation, make it difficult for us to operate some aspects of our business, or expose us to liability for their actions which could have an adverse impact on our business and financial performance.
Because we are deemed to be “controlled” by American Express under the BHC Act, we are and will be subject to supervision, examination and regulation by the Federal Reserve which could adversely affect our future growth and our business, results of operations and financial condition.
As further described in “Business — Government Regulation,” because American Express “controls” us for the purposes of the BHC Act, we are and will be subject to supervision, examination and regulation by the Federal Reserve. The Federal Reserve has broad examination and enforcement power, including the power to impose substantial fines, limit dividends and other capital distributions, restrict our operations and acquisitions and require divestitures. As noted above, American Express is a bank holding company. In addition, American Express has elected to become a financial holding company, and as such it is authorized to engage in a broader range of financial and related activities. In order to remain eligible for financial holding company status, American Express must meet certain eligibility requirements. We and American Express engage in various activities permissible only for bank holding companies that have elected to become financial holding companies, including, in particular, providing travel agency services. If a bank holding company fails to continue to meet eligibility requirements for financial holding company status, including as a result of actions by entities that are deemed “controlled” for BHC Act purposes, the financial condition and results of operations of the bank holding company and the companies “controlled” for BHC Act purposes by such bank holding company could be adversely affected, the bank holding company and the companies “controlled” for BHC Act purposes by such bank holding company may be restricted in their ability to engage in certain business activities or acquisitions, and ultimately, the bank holding company and the companies “controlled” for BHC Act purposes by such bank holding company could be required to discontinue certain activities permitted for financial holding companies or that rely on financial holding company status. Any of the foregoing, to the extent it occurs to us, could compromise our competitive position, particularly to the extent our competitors may not be subject to these same regulations. In addition, because acquisitions have been and are expected to continue to be a critical part of our growth strategy, any such limitations on our ability to engage in acquisition activity could inhibit our future growth and have a materially adverse effect on our business, financial condition or results of operations. See “— Risks Relating to Employee Matters, Managing Our Growth,”“— Other Risks Relating to Our Business” and “Certain Relationships and Related Party Transactions — GBT Related Party Transactions — Shareholders Agreement.”
In addition, failure to satisfy regulatory requirements arising from American Express’s deemed “control” of us under the BHC Act may give American Express the right to (i) transfer all or a significant portion of its shares of GBTG and GBT or exercise registration rights without regard to certain restrictions that would otherwise apply, or (ii) exchange all or a significant portion of its shares of Class A Common Stock and Class B Common Stock, as applicable, for shares of Class A-1 Preferred Stock and Class B-1 Preferred Stock, respectively, which are non-voting. See “— Risks Relating to our Organization and Structure — American Express’s right to reduce, restructure or terminate its investment in GBTG and GBT in the event of an Amex Exit Condition could adversely affect our business, results of operations and financial condition, depress the market price of the Class A Common Stock and result in further concentration of the voting power in GBTG.”
We are subject to anti-corruption, anti-money laundering, and economic sanctions laws and regulations in the jurisdictions in which we operate, including the U.S. Foreign Corrupt Practices Act and regulations administered and enforced by the U.S. Treasury Department’s Office of Foreign Assets Control Failure to comply with these laws and regulations could negatively impact our business, results of operations and financial condition.
Civil and criminal penalties may be imposed for violations of the U.S. Foreign Corrupt Practices Act (“FCPA”), anti-money laundering laws and regulations, and regulations administered and enforced by the U. S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) and similar laws and regulations. Although we have policies in place with respect to compliance with the FCPA and similar laws, anti-money laundering laws and economic sanctions laws and regulations, we cannot assure you that our directors, officers, employees and agents will comply with those laws and our policies, and we may be held responsible for any such non-compliance. If we or our directors or officers violate such laws or other similar laws governing the conduct of our business (including local laws), we, our directors, our employees or our agents may be subject to criminal and civil penalties or other remedial measures, which could harm our reputation and have a material adverse impact on our business, financial condition and results of operations. Any investigation of any actual or alleged violations of such laws could harm our reputation or have an adverse impact on our business, financial condition and results of operations.
Economic sanctions and embargo laws and regulations, such as those administered and enforced by OFAC, vary in their application, as they do not all apply to the same covered persons or proscribe the same activities, and such sanctions and embargo laws and regulations may be amended or strengthened over time. We cannot assure you that we will be in compliance with such laws, particularly as the scope of certain laws may be unclear and may be subject to changing interpretations.
In the future, we may acquire companies with business operations outside of the U.S., some of which may not have previously been subject to certain U.S. laws and regulations, including the FCPA, OFAC, or other anti-corruption, anti-money laundering and economic sanctions laws applicable to us. We may be held responsible for any violations of such laws by an acquired company that occurred prior to our acquisition, or subsequent to the acquisition but before we are able to institute our compliance procedures. The process of integrating an acquired company’s business into our operations is challenging, and we may have difficulty in implementing compliance procedures for newly applicable anti-corruption and economic sanctions laws.
Our reported results of operations may be adversely affected by changes in accounting principles generally accepted in the U.S.
Generally accepted accounting principles in the U.S. are subject to interpretation by the Financial Accounting Standards Board, the SEC, and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported results of operations, and may even affect the reporting of transactions completed before the announcement or effectiveness of a change.
We are and, from time to time we may be, involved in legal proceedings and may experience unfavorable outcomes, which could affect our business and results of operations.
We are, and in the future, may be, subject to material legal proceedings in the course of our business, including, but not limited to, actions relating to contract disputes, business practices, intellectual property and other commercial and tax matters. Such legal proceedings may involve claims for substantial amounts of money or for other relief or might necessitate changes to our business or operations, and the defense of such actions may be both time consuming and expensive. Further, if any such proceedings were to result in an unfavorable outcome, it could result in reputational damage and have a material adverse effect on our business, financial position and results of operations. Insurance may not cover such claims, may not provide sufficient payments to cover all of the costs to resolve one or more such claims and may not continue to be available on terms acceptable to us. A claim brought against us that is uninsured or underinsured could result in unanticipated costs, thereby leading analysts or potential investors to reduce their expectations of our performance, which could reduce the market price of the Class A Common Stock.
Risks Relating to Our Organization and Structure
We conduct certain of our operations through joint ventures where we are generally the majority owner, but in some cases, we have only a minority interest Disagreements with our partners could adversely affect our interest in the joint ventures.
In the course of executing our acquisition strategy, we have, and in the future may, acquire majority or minority interests in acquired businesses or their affiliates. Although we typically seek to assume or maintain corporate control over such entities, including responsibility for the day-to-day operations of these businesses, we have not, and may not in the future, always be able to accomplish such control. In addition, we have not always been able, and in the future may not always be able, to structure such arrangements in a manner that allows us to acquire the interests not owned by us. In addition, in some instances, such majority or minority interest holder may have the right to purchase our interest in such joint venture whether or not we consent. As a result, any disagreements with our partners could result in a disruption to our business and operations.
Where we hold a minority interest in a joint venture, we may not be able to control such company’s operations or compliance with applicable laws or regulations. If we have a disagreement with a joint venture partner with respect to a particular issue, or as to the management or conduct of the business of the joint venture, we may not be able to resolve such disagreement in our favor. Disputes may occur with respect to joint ventures, and any such disagreement could have a material adverse effect on our interest in the joint venture, the business of the joint venture or the portion of our growth strategy related to the joint venture.
The interests of the Continuing JerseyCo Owners may not always coincide with our interests or the interests of our other stockholders, and may result in conflicts of interest.
The interests of the Continuing JerseyCo Owners may not always coincide with the Company’s interests or the interests of our other stockholders. The Continuing JerseyCo Owners may also have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. In addition, the Continuing JerseyCo Owners own 100% of the outstanding GBT B Ordinary Shares, which represent a majority of the economic interests in GBT. Because the Continuing JerseyCo Owners hold their economic ownership interest in our business through GBT, rather than through the public company, the Continuing JerseyCo Owners may have conflicting interests with the holders of Class A Common Stock. In addition, the structuring of future transactions may take into consideration the tax or other considerations of the Continuing JerseyCo Owners even where no similar benefit would accrue to us.
As a result of these risks, the market price of the Class A Common Stock could decline or stockholders might not receive a premium over the then-current market price of the Class A Common Stock upon a change in control.
We are a holding company, our principal asset is an equity interest in GBT and our ability to pay taxes and expenses will depend on distributions made by our subsidiaries and may be otherwise limited by our structure and the terms of our existing and future indebtedness.
We are a holding company with no operations and will rely on GBT to provide us with funds necessary to meet any financial obligations. Our principal asset is the GBT A Ordinary Shares. As such, we have no independent means of generating revenue or cash flow. Our ability to pay taxes and expenses depends on the financial results and cash flows of GBT and its subsidiaries and the distributions we receive from GBT. Deterioration in the financial condition, earnings or cash flow of GBT and its subsidiaries for any reason could limit or impair GBT’s ability to pay such distributions.
GBT is treated as a flow-through entity for U.S. federal income tax purposes and, as such, generally is not subject to U.S. federal income tax. Instead, taxable income is allocated to holders of its GBT A Ordinary Shares and GBT B Ordinary Shares. Pursuant to the Shareholders Agreement and in accordance with the Companies (Jersey) Law 1991, GBT makes (x) cash distributions to us in an amount intended to be sufficient to enable us to satisfy our liabilities for taxes, as reasonably determined by the Board, and (y) proportionate cash distributions to our other shareholders.
We incur taxes and other expenses incidental to its functions as a public company which could be significant. We expect GBT to make distributions or, in the case of certain expenses, payments in an amount sufficient to allow us to pay our taxes and public company expenses. However, our ability to make such distributions and pay or reimburse such expenses may be subject to various limitations and restrictions, including, but not limited to, restrictions in our debt documents, the availability of sufficient cash and appropriate reserves for working capital, and the applicable provisions of Jersey law including, but not limited to, the obligation of the GBT Board to declare a 12-month forward looking cash flow solvency statement in accordance with the Companies (Jersey) Law 1991, prior to the declaration of a distribution. Subsidiaries of GBT are also generally subject to similar or other types of legal limitations on their ability to make distributions that would have the effect of rendering them insolvent.
If we do not have sufficient funds to pay tax or other liabilities or to fund its other expenses (as a result of GBT’s failure to make distributions or its inability to do so due to various limitations and restrictions), we may need to obtain additional financing. There is no assurance that such financing would be available to us on acceptable terms or at all and thus our liquidity and financial condition could be materially and adversely affected (See “— Risks Relating to Our Dependence on Third Parties”). We may not be able to accurately predict our future capital needs, and we may not be able to obtain additional financing to fund our operations.
The GBT A Ordinary Shares will be freely transferable.
In most businesses operating under an Up-C structure, the voting equity of the operating company held by the public company cannot be transferred without the consent of the holders of non-voting equity of the operating company, which ensures that, without the requisite consent, the public company will remain the sole owner of the voting shares of the operating company. However, the GBT A Ordinary Shares, all of which are held by us, are not subject to any contractual restrictions on transfer. While we do not intend to sell, transfer or otherwise dispose of any GBT A Ordinary Shares, we will have the right to sell, transfer or otherwise dispose of some or all of the GBT A Ordinary Shares, subject to applicable law, including the fiduciary duties of our directors under Delaware law and Section 271 of the DGCL, which requires the approval of holders of a majority of our outstanding stock entitled to vote thereon in order for us to sell, lease or exchange all or substantially all of our property and assets.
If we transfer some or all of the GBT A Ordinary Shares, the “mirrored” capital structure and ownership of GBTG and GBT, which is typical in Up-C structures, would no longer apply. In addition, we would no longer hold 100% of the voting power of GBT, which could impact the election of the GBT Board and the management of GBT.
In certain circumstances, GBT will be required to make distributions to us and the Continuing JerseyCo Owners and the distributions that GBT will be required to make may be substantial.
GBT is treated as a partnership for U.S. federal income tax purposes and, as such, generally is not subject to U.S. federal income tax. Instead, taxable income is allocated to the owners of GBT, including us. Pursuant to the Shareholders Agreement, GBT agreed to make pro rata cash distributions, or tax distributions, to the owners of GBT A Ordinary Shares and GBT B Ordinary Shares, in amounts intended to be sufficient to enable us to satisfy our liabilities for taxes, as reasonably determined by the Board, subject to various limitations and restrictions, including, but not limited to, restrictions in our debt documents, the availability of sufficient cash and appropriate reserves for working capital, and the applicable provisions of Jersey law.
Funds used by GBT to satisfy its tax distribution obligations will not be available for reinvestment in our business. Moreover, the tax distributions that GBT will be required to make may be substantial and may exceed (as a percentage of GBT taxable income) the overall effective tax rate applicable to a similarly situated corporate taxpayer. In addition, because these payments will be made pro rata, these payments may significantly exceed the actual tax liability for the Continuing JerseyCo Owners.
We may receive tax distributions significantly in excess of our tax liabilities. To the extent we were not to distribute such cash balances as dividends on the Class A Common Stock and instead, for example, held such cash balances or loaned them to GBT, the Continuing JerseyCo Owners would benefit from any value attributable to such accumulated cash balances as a result of their ownership of Class A Common Stock following an exchange of their GBT B Ordinary Shares (with automatic surrender for cancellation of an equal number of shares of Class B Common Stock). However, we currently expect to adopt a dividend policy pursuant to which we would pay a dividend on the Class A Common Stock in the amount of any such cash balances in order to maintain the intended economic relationship between the shares of the Class A Common Stock and the GBT B Ordinary Shares. The payment of any dividends, however, is at the discretion of the Board and we have no obligation to pay any dividend. Furthermore, our ability to pay dividends is limited by the Senior Secured Credit Agreement and may be limited by covenants under other indebtedness we and our subsidiaries incur in the future, as well as other limitations and restrictions imposed by law. Pursuant to the Senior Secured Credit Agreement, so long as GBT is treated as a partnership or a disregarded entity for U.S. federal income tax purposes, GBT may make Tax Distributions (as defined and set forth in the Shareholders Agreement), subject to certain limitations on future amendments, if any, to the Shareholders Agreement and certain restrictions on making Tax Distributions with respect to any income included under Section 965(a) of the Code. If we become a guarantor under the Senior Secured Credit Agreement, then our ability to make dividends on the Class A Common Stock in the amount of any excess cash balances from such tax distributions, as well as certain other cash dividends, would be subject to fixed-dollar caps set forth in the Senior Secured Credit Agreement in the event that the total leverage ratio (calculated in a manner set forth in the Senior Secured Credit Agreement) would be greater than 3.00:1.00 after giving pro forma effect to such dividends. If we do not become a guarantor, then the ability of our subsidiaries to make certain cash dividends to us will be subject to similar restrictions. For additional information, see “Market Information, Dividends and Related Stockholder Matters — Dividends.”
The classification of the Board may have anti-takeover effects, including discouraging, delaying or preventing a change of control.
The Board consists of three classes of directors with staggered, three-year terms. The presence of a classified board could have anti-takeover effects, including discouraging a third party from making a tender offer for Common Stock or attempting to obtain control of us, even when stockholders may consider such a takeover to be in their best interests. It could also delay stockholders who disapprove of the performance of the Board from changing a majority of the Board through a single proxy contest.
Delaware law, our Certificate of Incorporation and our Bylaws contain certain provisions, including anti-takeover provisions, that limit the ability of holders of Class A Common Stock to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.
Among other differences, our Certificate of Incorporation and our Bylaws contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by the Board and therefore depress the trading price of Class A Common Stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of the Board, or taking other corporate actions, including effecting changes in management. Among other things, our Certificate of Incorporation and Bylaws include provisions regarding:
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the ability of the Board to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

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the limitation of the liability of, and the indemnification of, our directors and officers;

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the right of the Board to elect a director to fill a vacancy created by the expansion of or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on the Board (unless a shareholder meeting is called by the Board for this purpose);

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the inability of holders of Class A Common Stock to act by written consent in lieu of a meeting;

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the requirement that a special meeting of stockholders may be called only by the Board, which could delay the ability of stockholders to force consideration of a proposal or to take action, including the removal of directors;

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the procedures for the conduct and scheduling of the Board and stockholder meetings;

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the ability of the Board to amend our Bylaws, which may allow the Board to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend our Bylaws to facilitate an unsolicited takeover attempt;

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the establishment of a supermajority stockholder vote requirement of 66 2∕3% of outstanding shares entitled to vote generally to remove directors, amend our Certificate of Incorporation or amend our Bylaws; and

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advance notice procedures with which stockholders must comply to nominate candidates to the Board or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the composition of the Board and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our Board or management. In addition, although we will elect not to be governed by Section 203 of the DGCL, our Certificate of Incorporation will include similar provisions that generally prohibit us from engaging in any of a broad range of business combinations with an interested stockholder for a period of 3 years following the date on which the stockholder became an interested stockholder, unless such transactions are approved by the Board and the affirmative vote of at least 66 2∕3% of our outstanding voting stock (other than such stock owned by the interested shareholder). This provision could have the effect of delaying or preventing a change of control, whether or not it is desired by or beneficial to our stockholders. Further, other provisions of Delaware law, our Certificate of Incorporation or Bylaws may also discourage, delay or prevent someone from acquiring or merging with us.
In addition, (a) the provisions of the Shareholders Agreement, as described below, provide the stockholders party thereto with certain board nomination rights; and (b) the provisions of the Registration Rights Agreement, as described below, provide the stockholders party thereto with certain piggyback rights. Both the board representation rights and piggy back rights could have the effect of delaying or preventing a change in control.
American Express’s right to reduce, restructure or terminate its investment in GBTG and GBT in the event of an Amex Exit Condition could adversely affect our business, results of operations and financial condition, depress the market price of the Class A Common Stock and result in further concentration of the voting power in GBTG.
Upon the occurrence of certain events (which are referred to in the Shareholders Agreement as “Amex Exit Conditions”), American Express has the right to (i) transfer all or a significant portion of its shares of GBTG and GBT, (ii) exercise registration rights without regard to certain restrictions that would otherwise apply or (iii) exchange all or a significant portion of its shares of Class A Common Stock and Class B Common Stock, as applicable, for shares of Class A-1 Preferred Stock and Class B-1 Preferred Stock, respectively, which are non-voting. In addition, if Amex HoldCo. becomes subject to regulatory or supervisory restrictions that limit its ability to engage in activities generally permitted for financial holding companies under the BHC Act and, in response, we elect to require Amex HoldCo. to divest or otherwise restructure its investment in us such that American Express no longer “controls” us under the BHC Act (which is an Amex Exit Condition), American Express may, at its option, terminate the A&R Trademark License Agreement, subject to the two-year transition period set forth therein (including termination of the “Payment Provider Obligations” referred to in the A&R Trademark License Agreement and the American Express exclusivity obligations to us and our affiliates and our and our affiliates’ other exclusivity obligations to American Express under the operating agreements between GBT UK (and its affiliates, where applicable) and American Express; provided, however, that our co-brand obligations with respect to the existing co-brands will continue on their current terms until the existing termination dates of such agreements; provided, further, that we and our affiliates will have no obligation to renew such co-brands or support any future co-brands once the A&R Trademark License Agreement is terminated). See “Certain Relationships and Related Party Transactions — GBT Related Party Transactions — Shareholders Agreement” and “— Risks Relating to

Intellectual Property, Information Technology, Data Security and Privacy — Any termination of the A&R Trademark License Agreement for rights to the American Express trademarks used in our business, including failure to renew the license upon expiration, could adversely affect our business and results of operations” for more information.
American Express may, to terminate its deemed “control” of us under the BHC Act following the occurrence of an Amex Exit Condition, transfer shares of GBTG and GBT without regard to certain applicable transfer restrictions under the Shareholders Agreement, other than the bar on transfers to sanctioned persons and subject to volume, manner of sale and other limitations under Rule 144 promulgated under the Securities Act. American Express’s exemption from certain transfer restrictions could significantly impair our and our other stockholders’ interests. For example, following the occurrence of an Amex Exit Condition, American Express could transfer shares to one of our competitors, which could undermine our competitive position. American Express could also transfer GBT shares in circumstances that would cause GBT to be classified as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, which could materially increase our tax liabilities.
Similarly, American Express may, to terminate its deemed “control” of us under the BHC Act following an Amex Exit Condition, exercise demand registration rights under the Registration Rights Agreement without regard to certain generally applicable restrictions and limitations on such registration rights. Among other things, the Registration Rights Agreement generally entitles us to delay the filing or initial effectiveness, or suspend the use, of a registration statement if necessary to avoid an adverse disclosure of material non-public information or other consequences seriously detrimental to us. However, we cannot avail ourselves of these protections in connection with American Express’s exercise of demand registration rights following an Amex Exit Condition. As a result, we could be compelled to disclose in a registration statement sensitive non-public information even where doing so would be seriously detrimental to us.
Moreover, American Express’s transfer or exercise of demand registration rights with respect to all or a substantial portion of its shares to terminate its deemed “control” of us under the BHC Act following an Amex Exit Condition could result in the sale of a large number of shares of the Class A Common Stock at once or within a relatively short period of time. Such sales could cause the market price of the Class A Common Stock to fall significantly, particularly because, following an Amex Exit Condition, the sale price for such shares may not reflect the intrinsic value of the Class A Common Stock. Even if American Express has not exercised such rights, the possibility that it could do so in the future could itself depress the market price of the Class A Common Stock and might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. These factors could impair your ability to sell your shares of the Class A Common Stock when desired or limit the price that you may obtain for your shares.
In addition, American Express’s exchange of such shares for shares of Class A-1 Preferred Stock and/or Class B-1 Preferred Stock, which are nonvoting, following an Amex Exit Condition would result in further concentration of voting power in GBTG. For further discussion of the risks associated with the concentration of voting power in GBTG, see “— If our voting power continues to be highly concentrated, it may prevent minority stockholders from influencing significant corporate decisions and may result in conflicts of interest.”
We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.
We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and prospectus, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years following the Closing Date, although circumstances could cause us to lose that status earlier, including if the market value of our Class A Common Stock held by non-affiliates equals or exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Risks Relating to Ownership of the Class A Common Stock
The market price of the Class A Common Stock may be volatile and could decline significantly.
The trading price of the Class A Common Stock is likely to be volatile and could be subject to fluctuations in response to various factors, some of which are beyond our control. These fluctuations could cause you to lose all or part of your investment in the Class A Common Stock. Factors that could cause fluctuations in the trading price of the Class A Common Stock include the following:
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price and volume fluctuations in the overall stock market from time to time;

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volatility in the trading prices and trading volumes of travel industry stocks;

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if the benefits of the Business Combination do not meet the expectations of investors or securities analysts;

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changes in operating performance and stock market valuations of other travel companies generally, or those in our industry in particular;

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sales of shares of the Class A Common Stock by stockholders or by us;

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failure of securities analysts to maintain coverage of us, changes in financial estimates by securities analysts who follow our Company or our failure to meet these estimates or the expectations of investors;

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the financial projections we may provide to the public, any changes in those projections or our failure to meet those projections;

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announcements by us or our competitors of new offerings or platform features;

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the public’s reaction to our press releases, other public announcements and filings with the SEC;

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rumors and market speculation involving us or other companies in our industry;

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actual or anticipated changes in our results of operations or fluctuations in our results of operations;

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the COVID-19 pandemic and its impact on the travel industry;

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actual or anticipated developments in our business, our competitors’ businesses or the competitive landscape generally;

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litigation involving us, our industry or both, or investigations by regulators into our operations or those of our competitors;

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developments or disputes concerning our intellectual property or other proprietary rights;

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announced or completed acquisitions of businesses, services or technologies by us or our competitors;

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new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

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changes in accounting standards, policies, guidelines, interpretations or principles;

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any significant change in our management;

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economic instability in the global financial markets and slow or negative growth of our markets, including as a result of Russia’s invasion of Ukraine; and

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other factors described in this “Risk Factors” section.

In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.
If securities analysts do not publish research or reports about our business or if they publish negative evaluations of the Class A Common Stock, the market price and trading volume of the Class A Common Stock could decline.
The trading market for the Class A Common Stock will rely, in part, on the research and reports that industry or financial analysts publish about us or our business. If no, or few, analysts commence coverage of us, the trading price of the Class A Common Stock would likely decrease. Even if we do obtain analyst coverage, if one or more of the analysts covering our business downgrade their evaluations of the Class A Common Stock, the price of the Class A Common Stock could decline following such announcement. If one or more of these analysts cease to cover the Class A Common Stock, we could lose visibility in the market for the Class A Common Stock, which in turn could cause the price of our Class A Common Stock to decline.
We have incurred significant increased costs as a result of being a newly public company, and our management will be required to devote substantial time to new compliance initiatives.
As a newly public company, we incur significant legal, accounting and other expenses that we did not incur as a private company, and these expenses may increase even more after we are no longer an emerging growth company, as defined in Section 2(a) of the Securities Act. While we are investing heavily in upgrading our financial systems, we expect these rules and regulations will substantially increase our legal and financial compliance costs and will make some activities more time-consuming and costly. Additionally, new and changing laws, regulations and standards relating to corporate governance and public disclosure for public companies that did not previously apply to us, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Sarbanes-Oxley Act, regulations related thereto and the existing and proposed rules and regulations of the SEC and NYSE, will increase the costs and the time that must be devoted to compliance matters. If these requirements divert the attention of our management and personnel from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to incur substantial costs to maintain our current levels of such coverage. We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on the Board, on our board committees or as our executive officers. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to the delisting of the Class A Common Stock, fines, sanctions and other regulatory action and potentially civil litigation.
Our failure to maintain effective internal controls over financial reporting could harm us.
Our management is responsible for establishing and maintaining adequate internal controls over financial reporting. Internal controls over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. Under standards established by the Public Company Accounting Oversight Board (the “PCAOB”), a deficiency in internal controls over financial reporting exists when the design or operation of a control does not allow management or personnel, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. The PCAOB defines a material weakness as a deficiency, or combination of deficiencies, in internal controls over financial reporting, such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented, or detected and corrected, on a timely basis. The PCAOB defines a significant deficiency as a deficiency, or a combination of deficiencies, in internal controls over financial reporting that is less severe than a material weakness, yet important enough to merit attention by those responsible for oversight of a registrant’s financial reporting. We cannot assure you that material weaknesses and control deficiencies will not be discovered in the future. Our failure to maintain effective disclosure controls and internal controls over financial reporting could have an adverse effect on our business and could cause investors to lose confidence in our financial statements, which could cause a decline in the price of the Class A Common Stock, and we may be unable to maintain compliance with the NYSE listing standards.
There can be no assurance that we will be able to maintain compliance with the listing standards of the NYSE.
Our Class A Common Stock is listed on the NYSE. However, although we currently meet the minimum initial listing standards required by the NYSE, there can be no assurance that our Class A Common Stock will continue to be listed on the NYSE in the future. In order to continue listing our Class A Common Stock on the NYSE, we must maintain certain financial, distribution and share price levels, and a minimum number of holders of our securities.
If we fail to continue to meet the listing requirements of the NYSE, our Class A Common Stock may be delisted, and we could face significant material adverse consequences, including:
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a limited availability of market quotations for our securities;

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reduced liquidity for our securities;

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a limited amount of news and analyst coverage; and

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decreased ability to issue additional securities or obtain additional financing in the future.

Future issuances of the Class A Common Stock or rights to purchase the Class A Common Stock, including pursuant to our equity incentive plan, in connection with acquisitions or otherwise, could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.
We have 2,943,054,967 shares of Class A Common Stock authorized but unissued as of September 8, 2022. Our Certificate of Incorporation and the applicable provisions of the DGCL authorize us to issue these shares of Class A Common Stock and options, rights, warrants and appreciation rights relating to Class A Common Stock for the consideration and on the terms and conditions established by the Board in its sole discretion, whether in connection with acquisitions, or otherwise.
In the future, we expect to obtain financing or to further increase our capital resources by issuing additional shares of our capital stock or offering debt or other equity securities, including senior or subordinated notes, debt securities convertible into equity, or shares of preferred stock. Issuing additional shares of our capital stock, other equity securities, or securities convertible into equity may dilute the economic and voting rights of our existing stockholders, reduce the market price of the Class A Common Stock, or both. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preferred stock (including the Class A-1 Preferred Stock and the Class B-1 Preferred Stock, none of which is issued and outstanding as of the date of this Prospectus/Offer to Exchange), if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit our ability to pay dividends to the holders of the Class A Common Stock. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, which may adversely affect the amount, timing, or nature of our future offerings. As a result, holders of the Class A Common

Stock bear the risk that our future offerings may reduce the market price of the Class A Common Stock and dilute their percentage ownership.
We do not currently intend to pay cash dividends on the Class A Common Stock, so any returns will be substantially limited to the value of the Class A Common Stock
We have no current plans to pay any cash dividends on the Class A Common Stock. The declaration, amount and payment of any future dividends on shares of the Class A Common Stock will be at the sole discretion of the Board. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends from future earnings for the foreseeable future. In addition, our ability to pay dividends is limited by the Senior Secured Credit Agreement and may be limited by covenants under other indebtedness we and our subsidiaries incur in the future, as well as other limitations and restrictions imposed by law. As a result, you may not receive any return on an investment in the Class A Common Stock unless you sell the Class A Common Stock at a greater price than that which you paid for it.
If our voting power continues to be highly concentrated, it may prevent minority stockholders from influencing significant corporate decisions and may result in conflicts of interest.
The Continuing JerseyCo Owners and their affiliates control a majority of our voting power as a result of their ownership of Class B Common Stock. Moreover, the Shareholders Agreement contains provisions relating to our corporate governance. Even when the Continuing JerseyCo Owners and their affiliates cease to own shares of our Class A Common Stock representing a majority of the voting power, for so long as the Continuing JerseyCo Owners continue to own a significant percentage of our Class A Common Stock, the Continuing JerseyCo Owners will still be able to significantly influence the composition of the Board and the approval of actions requiring stockholder approval through their combined voting power. Accordingly, the Continuing JerseyCo Owners and their affiliates have significant influence with respect to our management, significant operational and strategic decisions, business plans and policies through their voting power and their rights under the Shareholders Agreement. Further, the Continuing JerseyCo Owners and their affiliates, through their combined voting power and their rights under the Shareholders Agreement, may be able to cause or prevent a change of control of our Company or a change in the composition of the Board and could preclude any unsolicited acquisition of our Company. This concentration of voting power could deprive you of an opportunity to receive a premium for your shares of Class A Common Stock as part of a sale of our Company and ultimately may negatively affect the market price of the Class A Common Stock.
The Continuing JerseyCo Owners and their affiliates engage in a broad spectrum of activities. Subject to certain restrictions on competition contained in the Shareholders Agreement, in the ordinary course of their business activities, the Continuing JerseyCo Owners and their affiliates may engage in activities where their interests conflict with our interests, your interests or those of our other stockholders. See “Certain Relationships and Related Party Transactions — GBT Related Party Transactions — Shareholders Agreement.”
Our dual class structure may depress the trading price of the Class A Common Stock
We cannot predict whether our dual class structure will result in a lower or more volatile market price of the Class A Common Stock or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indexes. S&P, Dow Jones and FTSE Russell have each announced changes to their eligibility criteria for inclusion of shares of public companies on certain indices, including the S&P 500. These changes exclude companies with multiple classes of shares from being added to these indices. In addition, several stockholder advisory firms and investor groups have announced their opposition to the use of multiple class structures. As a result, the dual class structure of our Common Stock may cause stockholder advisory firms and investor groups to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Any such exclusion from indices or any actions or publications by stockholder advisory firms critical of our corporate governance practices or capital structure could adversely affect the value and trading market of the Class A Common Stock.

Our Certificate of Incorporation and Bylaws provide that the Delaware Court of Chancery will be the sole and exclusive forum for certain disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.
Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Delaware Court of Chancery shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for any (a) derivative action or proceeding brought on our behalf, (b) action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of ours to us or our stockholders, or any claim for aiding and abetting such alleged breach, (c) action asserting a claim arising under any provision of the DGCL, Certificate of Incorporation or our Bylaws or as to which the DGCL confers jurisdiction on the Delaware Court of Chancery, (d) action to interpret, apply, enforce or determine the validity of our Certificate of Incorporation or our Bylaws, (e) action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware or (f) any action asserting an “internal corporate claim” as defined in Section 115 of the DGCL. Our Certificate of Incorporation further provides that (i) such exclusive forum provision shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act or the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction and (ii) unless we consent in writing to the section of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States shall be the sole and exclusive forum for the resolution of any complaint asserting a right under the Securities Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.
Any person or entity purchasing or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to the exclusive forum provision of our Certificate of Incorporation. This exclusive-forum provision may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees. If a court were to find the exclusive forum provision in our Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors. For example, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act.
We may be subject to securities litigation, which is expensive and could divert management attention.
The market price of our Class A Common Stock may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert management’s attention from other business concerns, which could seriously harm our business.
The Class A Common Stock is and will be subordinate to all of our existing and future indebtedness, our Class A-1 Preferred Stock and Class B-1 Preferred Stock and any preferred stock issued in the future, and effectively subordinated to all indebtedness and preferred equity claims against our subsidiaries.
Shares of the Class A Common Stock are common equity interests in us and, as such, will rank junior to all of our existing and future indebtedness and other liabilities. Additionally, holders of the Class A Common Stock are subject to the prior liquidation rights of holders of Class A-1 Preferred Stock and Class B-1 Preferred Stock, none of which will be issued as of the Closing, and may become subject to the prior dividend and liquidation rights of holders of any series of preferred stock that the Board may designate and issue without any action on the part of the holders of the Class A Common Stock. Furthermore, our right to participate in a distribution of assets upon any of our subsidiaries’ liquidation or reorganization is subject to the prior claims of that subsidiary’s creditors and preferred stockholders.

We may from time to time need additional financing to fund operations and to expand our business, including to pursue acquisitions and other strategic opportunities.
As a result of the Business Combination, we raised gross proceeds of approximately $365 million, comprising (i) the contribution of approximately $42 million of cash held in the trust account from the APSG IPO, net of the redemption of APSG Class A Ordinary Shares held by APSG Shareholders of approximately $776 million, and (ii) $323.5 million PIPE Investment at $10.00 per share of our Class A Common Stock. As a result of the Business Combination, we received net proceeds of approximately $128 million, net of transaction costs related to the Business Combination of approximately $69 million and redemption of approximately $168 million of Legacy GBT’s preferred shares (including dividends accrued thereon).
We intend to fund our current working capital needs in the ordinary course of business and to continue to expand our business with our existing cash and cash equivalents, together with the Senior Secured Revolving Credit Facility, and cash flows from operating activities. However, we may from time to time need additional financing to fund operations and to expand our business. We may, from time to time, explore additional financing sources to lower our cost of capital, which could include equity, equity-linked and debt financing. In addition, from time to time, we may evaluate acquisitions and other strategic opportunities. If we elect to pursue any such investments, we may fund them with internally generated funds, bank financing, the issuance of other debt or equity or a combination thereof. There is no assurance that any such financing or funding would be available to us on acceptable terms or at all. Furthermore, we cannot assure you that we would be able to satisfy or obtain a waiver of applicable borrowing conditions for borrowing additional amounts under the unused commitments under the Senior Secured Credit Agreement in the future. In addition, utilization of the Senior Secured Revolving Credit Facility may be effectively limited as of the end of any fiscal quarter if we are unable to comply with the leverage-based financial covenant for such facility contained in the Senior Secured Credit Agreement when required. See “— Risks Relating to Our Indebtedness” for more information.
Risks Related to Our Warrants and the Offer to Exchange and Consent Solicitation
The Warrant Amendment, if approved, will allow us to require that Warrants be exchanged for shares of Class A Common Stock at a ratio 10% lower than the exchange ratio applicable to the Offer.
If we complete the Offer and Consent Solicitation and obtain the requisite approval of the Warrant Amendment by holders of the Warrants, we will have the right to require holders of all Warrants that remain outstanding upon the closing of the Offer to exchange each of their Warrants for 0.2475 shares of Class A Common Stock. This represents a ratio of shares of Class A Common Stock per Warrant that is 10% less than the exchange ratio applicable to the Offer. Although we intend to require an exchange of all remaining Warrants as a result of the approval of the Warrant Amendment, we would not be required to effect such an exchange and may defer doing so, if ever, until most economically advantageous to us.
Pursuant to the terms of the Warrant Agreement, the consent of holders of at least 50% of the outstanding Public Warrants and 50% of the outstanding Private Placement Warrants is required to approve the Warrant Amendment. Therefore, one of the conditions to the adoption of the Warrant Amendment is the receipt of the consent of holders of at least 50% of the outstanding Public Warrants and 50% of the outstanding Private Placement Warrants. Parties representing approximately 40.56% of the Public Warrants and 100% of the outstanding Private Placement Warrants have agreed to tender their Warrants in the Offer and to consent to the Warrant Amendment in the Consent Solicitation pursuant to the Tender and Support Agreement. Accordingly, if holders of an additional approximately 9.44% of the outstanding Public Warrants consent to the Warrant Amendment in the Consent Solicitation, and the other conditions described herein are satisfied or waived, then the Warrant Amendment will be adopted.
If the Warrant Amendment is adopted, we currently intend to require the conversion of all outstanding Warrants to shares of Class A Common Stock as provided in the Warrant Amendment, which would result in the holders of any remaining outstanding Warrants receiving approximately 10% fewer shares of Class A Common Stock than if they had tendered their Warrants in the Offer.

The exchange of Warrants and other securities for shares of Class A Common Stock will increase the number of shares eligible for future resale and result in dilution to our stockholders.
Our Warrants may be exchanged for shares of Class A Common Stock pursuant to the Offer, which will increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders, although there can be no assurance that such exchange will be completed or that all of the holders of the Warrants will elect to participate in the Offer. Any Warrants remaining outstanding after the exchange likely will be exercised only if the $11.50 per share exercise price is below the market price of our Class A Common Stock. We also intend to require an exchange of all remaining outstanding Warrants assuming the approval of the Warrant Amendment. To the extent such Warrants are exchanged following the approval of the Warrant Amendment or exercised, additional shares of Class A Common Stock will be issued. These issuances of Class A Common Stock will result in dilution to our stockholders and increase the number of shares eligible for resale in the public market.
We have not obtained a third-party determination that the Offer or the Consent Solicitation is fair to Warrant Holders.
None of us, our Board, our officers or employees, our affiliates, the dealer managers, the exchange agent or the information agent makes any recommendation as to whether you should exchange some or all of your Warrants or consent to the Warrant Amendment. We have not retained, and do not intend to retain, any unaffiliated representative to act on behalf of the Warrant Holders for purposes of negotiating the Offer or Consent Solicitation or preparing a report concerning the fairness of the Offer or the Consent Solicitation. You must make your own independent decision regarding your participation in the Offer and the Consent Solicitation.
There is no guarantee that tendering your Warrants in the Offer will put you in a better future economic position.
We can give no assurance as to the market price of our Class A Common Stock in the future. If you choose to tender some or all of your Warrants in the Offer, future events may cause an increase in the market price of our Class A Common Stock and Warrants, which may result in a lower value realized by participating in the Offer than you might have realized if you did not exchange your Warrants. Similarly, if you do not tender your Warrants in the Offer, there can be no assurance that you can sell your Warrants (or exercise them for shares of Class A Common Stock) in the future at a higher value than would have been obtained by participating in the Offer. In addition, if the Warrant Amendment is adopted, you may receive fewer shares of Class A Common Stock than if you had tendered your Warrants in the Offer. You should consult your own individual tax and/or financial advisor for assistance on how this may affect your individual situation.
The number of shares of Class A Common Stock offered in the Offer is fixed and will not be adjusted (subject to any amendment by us of the Offer and Consent Solicitation). The market price of our Class A Common Stock may fluctuate, and the market price of our Class A Common Stock when we deliver our Class A Common Stock in exchange for your Warrants could be less than the market price at the time you tender your Warrants.
The number of shares of Class A Common Stock for each Warrant accepted for exchange is fixed at the number of shares specified on the cover of this Prospectus/Offer to Exchange (subject to any amendment by us of the Offer and Consent Solicitation) and will fluctuate in value if there is any increase or decrease in the market price of our Class A Common Stock or the Warrants after the date of this Prospectus/Offer to Exchange. Therefore, the market price of our Class A Common Stock when we deliver Class A Common Stock in exchange for your Warrants could be less than the market price of the Warrants at the time you tender your Warrants. The market price of our Class A Common Stock could continue to fluctuate and be subject to volatility during the period of time between when we accept Warrants for exchange in the Offer and when we deliver Class A Common Stock in exchange for Warrants, or during any extension of the Offer Period.

We may amend the terms of the Warrants in a manner that may be adverse to Warrant Holders with the approval of the holders of at least 50% of the then-outstanding Public Warrants and 50% of the then outstanding Private Placement Warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened, and the number of shares of Class A Common Stock purchasable upon exercise of a Warrant could be decreased, all without a Warrant Holder’s approval.
The Warrants are issued in registered form under the Warrant Agreement. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then-outstanding Public Warrants and 50% of the then-outstanding Private Placement Warrants to make any change that adversely affects the interest of the registered holders of the Public Warrants and Private Placement Warrants, respectively. Accordingly, we may amend the terms of the Warrants in a manner adverse to a Warrant Holder if holders of at least 50% of the then-outstanding Public Warrants and 50% of the then-outstanding Private Placement Warrants approve of such amendment. Although our ability to amend the terms of the Warrants with the consent of at least 50% of the then-outstanding Public Warrants and 50% of the then-outstanding Private Placement Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the Warrants, exchange the Warrants for cash or Class A Common Stock, shorten the exercise period, or decrease the number of shares of Class A Common Stock purchasable upon exercise of a warrant.
Registration of the shares of our Class A Common Stock issuable upon exercise of the Warrants under the Securities Act may not be in place when an investor desires to exercise Warrants.
Under the terms of the Warrant Agreement, we are obligated to file and maintain an effective registration statement under the Securities Act, covering the issuance of shares of Class A Common Stock issuable upon exercise of the Warrants, and thereafter use our commercially reasonable efforts to maintain a current prospectus relating to the Class A Common Stock issuable upon exercise of the warrants, until the expiration of the warrants in accordance with the provisions of the Warrant Agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise that represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct, or the SEC issues a stop order. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, we are required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying shares of Class A Common Stock for sale under all applicable state securities laws.
We may redeem your unexpired Warrants that are not exchanged prior to their exercise at a time that is disadvantageous to you, thereby making your Warrants worthless.
We have the ability to redeem outstanding Warrants (excluding any Private Placement Warrants held by the Sponsor or their permitted transferees) at any time after they become exercisable and prior to their expiration, at $0.01 per Warrant, provided that the last reported sales price of the Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and the like) on each of 20 trading days within the 30 trading-day period ending on the third business day prior to the date on which we send proper notice of such redemption, provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the Warrants, we have an effective registration statement under the Securities Act covering the shares of Class A Common Stock issuable upon exercise of the Warrants and a current prospectus relating to them is available. We will also have the ability to redeem outstanding Warrants at any time after they become exercisable and prior to their expiration, at $0.10 per warrant, provided that the last reported sales price of our Class A Common Stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations, and the like) for any 20 trading days within a 30 trading-day period ending on the third business day prior to the date on which we send proper notice of such redemption. If and when the Warrants that are not exchanged become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding Warrants could force a Warrant Holder: (i) to exercise its Warrants and pay the exercise price therefore at a time when it may be disadvantageous for it to do so, (ii) to sell its Warrants at the then-current market price when it might otherwise wish to hold its Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, will be substantially less than the market value of its Warrants.
The liquidity of the Warrants that are not exchanged may be reduced.
If the Warrant Amendment is approved, it is unlikely that any Warrants will remain outstanding following the completion of the Offer and Consent Solicitation. See “—  The Warrant Amendment, if approved, will allow us to require that Warrants be exchanged for shares of Class A Common Stock at a ratio 10% lower than the exchange ratio applicable to the Offer.” However, if any unexchanged Warrants remain outstanding, then the ability to sell such Warrants may become more limited due to the reduction in the number of Warrants outstanding upon completion of the Offer and Consent Solicitation. A more limited trading market might adversely affect the liquidity, market price and price volatility of unexchanged Warrants. If there continues to be a market for our unexchanged Warrants, these securities may trade at a discount to the price at which the securities would trade if the number outstanding were not reduced, depending on the market for similar securities and other factors.
NYSE may delist our Public Warrants from trading on its exchange, which could limit Public Warrant holders’ ability to make transactions in our Public Warrants.
If the Warrant Amendment is approved, it is unlikely that any Warrants will remain outstanding following the completion of the Offer and Consent Solicitation. See “—  The Warrant Amendment, if approved, will allow us to require that Warrants be exchanged for shares of Class A Common Stock at a ratio 10% lower than the exchange ratio applicable to the Offer.” However, if any unexchanged Warrants remain outstanding following the completion of the Offer and Consent Solicitation, we cannot assure you that our Warrants will continue to be listed on the NYSE in the future.
If the NYSE delists our Warrants from trading on its exchange and we are not able to list our securities on another national securities exchange, our Warrants could be quoted on an over-the-counter market. However, even if this were to occur, holders of Warrants could face significant material adverse consequences, including:
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a limited availability of market quotations for the Warrants;

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reduced liquidity for the Warrants; and

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the risk that any market makers that do initially make a market in our unexchanged Warrants eventually cease to do so.

The unaudited pro forma condensed combined financial information included in this Prospectus/Offer to Exchange may not be indicative of what our actual results of operations would have been had the Business Combination, the Egencia Acquisition and related transactions been consummated on the dates indicated therein.
The unaudited pro forma condensed combined financial information included and incorporated by reference into this Prospectus/Offer to Exchange is presented for illustrative purposes only and is not necessarily indicative of what our actual results of operations would have been had the Business Combination, the Egencia transaction and related transactions been completed on the dates indicated therein. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for additional information.

THE OFFER AND CONSENT SOLICITATION
Participation in the Offer and Consent Solicitation involves a number of risks, including, but not limited to, the risks identified in the section titled “Risk Factors.” Warrant Holders should carefully consider these risks and are urged to speak with their personal legal, financial, investment and/or tax advisor as necessary before deciding whether or not to participate in the Offer and Consent Solicitation. In addition, we strongly encourage you to read this Prospectus/Offer to Exchange in its entirety, and the information and documents that have been included herein and the publicly filed information about us, before making a decision regarding the Offer and Consent Solicitation.
General Terms
Until the Expiration Date, we are offering to holders of our Warrants the opportunity to receive 0.275 shares of Class A Common Stock in exchange for each Warrant they hold. Holders of the Warrants tendered for exchange will not have to pay any of the exercise price for the tendered Warrants in order to receive shares of Class A Common Stock pursuant to the Offer. Our obligation to complete the Offer is not conditioned on the receipt of a minimum number of tendered Warrants.
No fractional shares will be issued pursuant to the Offer. In lieu of issuing fractional shares, any holder of Warrants who would otherwise have been entitled to receive fractional shares pursuant to the Offer will, after aggregating all such fractional shares of such holder, be paid cash (without interest) in an amount equal to such fractional part of a share multiplied by the last sale price of our Class A Common Stock on the NYSE on the last trading day of the Offer Period.
As part of the Offer, we are also soliciting from the holders of the Warrants their consent to the Warrant Amendment, which, if approved, will permit the Company to require that all Warrants outstanding upon completion of the Offer be converted into shares of Class A Common Stock at a ratio of 0.2475 shares of Class A Common Stock per Warrant, which is a ratio 10% less than the exchange ratio applicable to the Offer. The Warrant Amendment will permit us to eliminate all of the Warrants that remain outstanding after the Offer is consummated. A copy of the Warrant Amendment is attached hereto as Annex A. We urge that you carefully read the Warrant Amendment in its entirety. Pursuant to the terms of the Warrant Agreement, the consent of holders of at least 50% of the outstanding Public Warrants and 50% of the outstanding Private Placement Warrants is required to approve the Warrant Amendment.
Holders who tender Warrants for exchange in the Offer will automatically be deemed, without any further action, to have given their consent to approval of the Warrant Amendment (effective upon our acceptance of the tendered Warrants). The consent to the Warrant Amendment is a part of the Letter of Transmittal and Consent relating to the Warrants.
You cannot tender any Warrants for exchange in the Offer without giving your consent to the Warrant Amendment. Thus, before deciding whether to tender any Warrants, you should be aware that a tender of Warrants may result in the approval of the Warrant Amendment.
The Offer and Consent Solicitation is subject to the terms and conditions contained in this Prospectus/Offer to Exchange and the Letter of Transmittal and Consent.
You may tender some or all of your Warrants into the Offer.
If you elect to tender Warrants in the Offer and Consent Solicitation, please follow the instructions in this Prospectus/Offer to Exchange and the related documents, including the Letter of Transmittal and Consent.
If you tender Warrants, you may withdraw your tendered Warrants at any time before the Expiration Date and retain them on their current terms or amended terms if the Warrant Amendment is approved, by following the instructions herein. In addition, Warrants that are not accepted by us for exchange by November 4, 2022 may thereafter be withdrawn by you until such time as the Warrants are accepted by us for exchange.
Warrants Subject to the Offer
As of September 8, 2022, we had outstanding an aggregate of 39,451,067 Warrants, consisting of 27,226,933 Public Warrants and 12,224,134 Private Placement Warrants. Pursuant to the Offer, we are offering up to an aggregate of 10,849,043 shares of our Class A Common Stock in exchange for all of the Warrants.

The Public Warrants were issued as part of the APSG IPO. The Private Placement Warrants were issued as part of a private placement that occurred simultaneously with the APSG IPO. Each Warrant entitles the holder to purchase one share of our Class A Common Stock at a price of $11.50 per share, subject to adjustments pursuant to the Warrant Agreement. The Warrants are listed on the NYSE under the symbol “GBTG.WS.”
Offer Period
The Offer and Consent Solicitation will expire on the Expiration Date, which is one minute after 11:59 p.m., Eastern Standard Time, on October 7, 2022, or such later time and date to which we may extend. We expressly reserve the right, in our sole discretion, at any time or from time to time, to extend the period of time during which the Offer and Consent Solicitation is open. There can be no assurance that we will exercise our right to extend the Offer Period. During any extension, all Warrant Holders who previously tendered Warrants will have a right to withdraw such previously tendered Warrants until the Expiration Date, as extended. If we extend the Offer Period, we will make a public announcement of such extension by no later than 9:00 a.m., Eastern Standard Time, on the next business day following the Expiration Date as in effect immediately prior to such extension.
We may withdraw the Offer and Consent Solicitation only if the conditions to the Offer and Consent Solicitation are not satisfied or waived prior to the Expiration Date. Upon any such withdrawal, we will promptly return any tendered Warrants. We will announce our decision to withdraw the Offer and Consent Solicitation by disseminating notice by public announcement or otherwise as permitted by applicable law.
At the expiration of the Offer Period, the current terms of the Warrants will continue to apply to any unexchanged Warrants, or the amended terms if the Warrant Amendment is approved, until the Warrants expire on May 27, 2027, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation, subject to certain terms and conditions.
Amendments to the Offer and Consent Solicitation
We reserve the right at any time or from time to time, to amend the Offer and Consent Solicitation, including by increasing or (if the conditions to the Offer are not satisfied) decreasing the exchange ratio of shares of Class A Common Stock issued for every Warrant exchanged or by changing the terms of the Warrant Amendment.
If we make a material change in the terms of the Offer and Consent Solicitation or the information concerning the Offer and Consent Solicitation, or if we waive a material condition of the Offer and Consent Solicitation, we will extend the Offer and Consent Solicitation to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Exchange Act.
If we increase or decrease the exchange ratio of our Class A Common Stock issuable in exchange for a Warrant, the amount of Warrants sought for tender or the dealer manager’s soliciting fee, and the Offer and Consent Solicitation is scheduled to expire at any time earlier than the end of the tenth business day from the date that we first publish, send or give notice of such an increase or decrease, then we will extend the Offer and Consent Solicitation until the expiration of that ten business day period.
Other material amendments to the Offer and Consent Solicitation may require us to extend the Offer and Consent Solicitation for a minimum of five business days.
Partial Exchange Permitted
Our obligation to complete the Offer is not conditioned on the receipt of a minimum number of tendered Warrants. If you choose to participate in the Offer, you may tender less than all of your Warrants pursuant to the terms of the Offer. No fractional shares will be issued pursuant to the Offer. In lieu of issuing fractional shares, any holder of Warrants who would otherwise have been entitled to receive fractional shares pursuant to the Offer will, after aggregating all such fractional shares of such holder, be paid cash (without interest) in an amount equal to such fractional part of a share multiplied by the last sale price of our Class A Common Stock on the NYSE on the last trading day of the Offer Period.

Conditions to the Offer and Consent Solicitation
The Offer and Consent Solicitation are conditioned upon the following:
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the registration statement on Form S-4, of which this Prospectus/Offer to Exchange forms a part, shall have become effective under the Securities Act, and shall not be the subject of any stop order or proceeding seeking a stop order;

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no action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, shall have been threatened, instituted or pending before any court, authority, agency or tribunal that directly or indirectly challenges the making of the Offer, the tender of some or all of the Warrants pursuant to the Offer or otherwise relates in any manner to the Offer;

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there shall not have been any action threatened, instituted, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or Consent Solicitation or us, by any court or any authority, agency or tribunal that, in our reasonable judgment, is reasonably likely to directly or indirectly, (i) make the acceptance for exchange of, or exchange for, some or all of the Warrants illegal or otherwise restrict or prohibit completion of the Offer or Consent Solicitation, or (ii) materially delay or materially restrict our ability, or render us unable, to accept for exchange or exchange some or all of the Warrants; and

•
there shall not have occurred (i) any general suspension of trading in securities on any national securities exchange or in the over-the-counter market; (ii) a declaration of a banking moratorium or any suspension of payments in respect to banks in the U.S.; (iii) any limitation (whether or not mandatory) by any government or governmental, regulatory or administrative authority, agency or instrumentality, domestic or foreign, or other event that, in our reasonable judgment is reasonably likely to affect the extension of credit by banks or other lending institutions; or (iv) a natural disaster, the commencement or escalation of any war, armed hostilities or other national or international calamity.

The Consent Solicitation is conditioned on our receiving the consent of holders of at least 50% of the outstanding Public Warrants and 50% of the outstanding Private Placement Warrants to approve the Warrant Amendment (which is the minimum threshold required to amend the Warrant Agreement).
We will not complete the Offer and Consent Solicitation unless and until the registration statement described above is effective. If the registration statement is not effective at the Expiration Date, we may, in our discretion, extend, suspend or cancel the Offer and Consent Solicitation, and will inform Warrant Holders of such event. If we extend the Offer Period, we will make a public announcement of such extension and the new Expiration Date by no later than 9:00 a.m., Eastern Standard Time, on the next business day following the Expiration Date as in effect immediately prior to such extension.
In addition, as to any Warrant Holder, the Offer and Consent Solicitation is conditioned upon such Warrant Holder desiring to tender Warrants in the Offer delivering to the exchange agent in a timely manner the holder’s Warrants to be tendered and any other required paperwork, all in accordance with the applicable procedures described in this Prospectus/Offer to Exchange and set forth in the Letter of Transmittal and Consent.
The foregoing conditions are solely for our benefit and may be asserted by us in our reasonable discretion, regardless of the circumstances (other than action or inaction by us) giving rise to any such conditions, and may be waived by us, in whole or in part, at any time and from time to time, in our reasonable discretion on or prior to the Expiration Date. In the event that one or more of the events described above occurs, we will promptly notify Warrant Holders of our determination as to whether to (i) waive or modify the applicable condition(s) and continue the Offer and Consent Solicitation or (ii) terminate the Offer and Consent Solicitation. In addition, depending upon the materiality of any waived condition(s) and the number of days remaining prior to the then scheduled expiration date of the Offer and Consent Solicitation, we may be required to promptly disseminate disclosure regarding such waiver to Warrant Holders and extend the Offer and Consent Solicitation. The determination by us as to whether any condition has been satisfied shall be conclusive and binding on all parties, subject to each Warrant Holder’s right to challenge any determination by us in a court of competent jurisdiction.
We may withdraw the Offer and Consent Solicitation only if the conditions of the Offer and Consent Solicitation are not satisfied or waived prior to the Expiration Date. Promptly upon any such withdrawal, we will return any tendered Warrants (and the related consent to the Warrant Amendment will be revoked). We will announce our decision to withdraw the Offer and Consent Solicitation by disseminating notice by public announcement or otherwise as permitted by applicable law.
No Recommendation; Warrant Holder’s Own Decision
Neither we nor any of our affiliates, directors, officers or employees, or the information agent, the exchange agent or the dealer manager for the Offer and Consent Solicitation, is making any recommendations to any Warrant Holder as to whether to exchange their Warrants and deliver their consent to the Warrant Amendment. Each Warrant Holder must make its own decision as to whether to tender Warrants for exchange pursuant to the Offer and consent to the amendment of the Warrant Agreement pursuant to the Consent Solicitation.
Procedure for Tendering Warrants for Exchange and Consenting to the Warrant Amendment
Issuance of shares of Class A Common Stock upon exchange of Warrants pursuant to the Offer and acceptance by us of Warrants for exchange pursuant to the Offer and providing your consent to the Warrant Amendment will be made only if Warrants are properly tendered pursuant to the procedures described below and set forth in the Letter of Transmittal and Consent. A tender of Warrants pursuant to such procedures, if and when accepted by us, will constitute a binding agreement between the tendering holder of Warrants and us upon the terms and subject to the conditions of the Offer and Consent Solicitation. The proper tender of your Warrants will constitute a consent to the Warrant Amendment with respect to each Warrant tendered.
A tender of Warrants made pursuant to any method of delivery set forth herein will also constitute an agreement and acknowledgement by the tendering Warrant Holder that, among other things: (i) the Warrant Holder agrees to exchange the tendered Warrants on the terms and conditions set forth in this Prospectus/Offer to Exchange and Letter of Transmittal and Consent, in each case as may be amended or supplemented prior to the Expiration Date; (ii) the Warrant Holder consents to the Warrant Amendment; (iii) the Offer is discretionary and may be extended, modified, suspended or terminated by us as provided herein; (iv) such Warrant Holder is voluntarily participating in the Offer; (v) the future value of our Warrants is unknown and cannot be predicted with certainty; and (vi) such Warrant Holder has read this Prospectus/Offer to Exchange, Letter of Transmittal and Consent and Warrant Amendment.
Registered Holders of Warrants; Beneficial Owners of Warrants
For purposes of the tender procedures set forth below, the term “registered holder” means any person in whose name Warrants are registered on our books or who is listed as a participant in a clearing agency’s security position listing with respect to the Warrants.
Persons whose Warrants are held through a direct or indirect participant of The Depository Trust Company (“DTC”), such as a broker, dealer, commercial bank, trust company or other financial intermediary, are not considered registered holders of those Warrants but are “beneficial owners.” Beneficial owners cannot directly tender Warrants for exchange pursuant to the Offer. Instead, a beneficial owner must instruct its broker, dealer, commercial bank, trust company or other financial intermediary to tender Warrants for exchange on behalf of the beneficial owner. See “— Required Communications by Beneficial Owners.”
Tendering Warrants Using Letter of Transmittal and Consent
A registered holder of Warrants may tender Warrants for exchange using a Letter of Transmittal and Consent in the form provided by us with this Prospectus/Offer to Exchange. A Letter of Transmittal is to be used only if delivery of Warrants is to be made by book-entry transfer to the exchange agent’s account at

DTC pursuant to the procedures set forth in “— Tendering Warrants Using Book-Entry Transfer”; provided, however, that it is not necessary to execute and deliver a Letter of Transmittal and Consent if instructions with respect to the tender of such Warrants are transmitted through DTC’s Automated Tender Offer Program (“ATOP”). If you are a registered holder of Warrants, unless you intend to tender those Warrants through ATOP, you should complete, execute and deliver a Letter of Transmittal and Consent to indicate the action you desire to take with respect to the Offer and Consent Solicitation.
In order for Warrants to be properly tendered for exchange pursuant to the Offer using a Letter of Transmittal and Consent, the registered holder of the Warrants being tendered must ensure that the exchange agent receives the following: (i) a properly completed and duly executed Letter of Transmittal and Consent, in accordance with the instructions of the Letter of Transmittal and Consent (including any required signature guarantees); (ii) delivery of the Warrants by book-entry transfer to the exchange agent’s account at DTC; and (iii) any other documents required by the Letter of Transmittal and Consent.
In the Letter of Transmittal and Consent, the tendering registered Warrant Holder must set forth: (i) its name and address; (ii) the number of Warrants being tendered by the holder for exchange; and (iii) certain other information specified in the form of Letter of Transmittal and Consent.
In certain cases, all signatures on the Letter of Transmittal and Consent must be guaranteed by an Eligible Institution (as defined below). See “— Signature Guarantees.”
If the Letter of Transmittal and Consent is signed by someone other than the registered holder of the tendered Warrants (for example, if the registered holder has assigned the Warrants to a third-party), or if our shares of Class A Common Stock to be issued upon exchange of the tendered Warrants are to be issued in a name other than that of the registered holder of the tendered Warrants, the tendered Warrants must be properly accompanied by appropriate assignment documents, in either case signed exactly as the name(s) of the registered holder(s) appear on the Warrants, with the signature(s) on the Warrants or assignment documents guaranteed by an Eligible Institution.
Any Warrants duly tendered and delivered as described above shall be automatically cancelled upon the issuance of shares of Class A Common Stock in exchange for such Warrants as part of the completion of the Offer.
Signature Guarantees
In certain cases, all signatures on the Letter of Transmittal and Consent must be guaranteed by an “Eligible Institution.” An “Eligible Institution” is a bank, broker dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Exchange Act.
Signatures on the Letter of Transmittal and Consent need not be guaranteed by an Eligible Institution if (i) the Letter of Transmittal and Consent is signed by the registered holder of the Warrants tendered therewith exactly as the name of the registered holder appears on such Warrants and such holder has not completed the box entitled “Special Issuance Instructions” or the box entitled “Special Delivery Instructions” in the Letter of Transmittal and Consent; or (ii) such Warrants are tendered for the account of an Eligible Institution. In all other cases, an Eligible Institution must guarantee all signatures on the Letter of Transmittal and Consent by completing and signing the table in the Letter of Transmittal and Consent entitled “Guarantee of Signature(s).”
Required Communications by Beneficial Owners
Persons whose Warrants are held through a direct or indirect DTC participant, such as a broker, dealer, commercial bank, trust company or other financial intermediary, are not considered registered holders of those Warrants, but are “beneficial owners,” and must instruct the broker, dealer, commercial bank, trust company or other financial intermediary to tender Warrants on their behalf. Your broker, dealer, commercial bank, trust company or other financial intermediary should have provided you with an “Instructions Form” with this Prospectus/Offer to Exchange. The Instructions Form is also filed as an exhibit to the registration statement on Form S-4 of which this Prospectus/Offer to Exchange forms a part. The Instructions Form may be used by you to instruct your broker or other custodian to tender and deliver Warrants on your behalf.
Tendering Warrants Using Book-Entry Transfer
The exchange agent has established an account for the Warrants at DTC for purposes of the Offer and Consent Solicitation. Any financial institution that is a participant in DTC’s system may make book-entry delivery of Warrants by causing DTC to transfer such Warrants into the exchange agent’s account in accordance with ATOP. However, even though delivery of Warrants may be effected through book-entry transfer into the exchange agent’s account at DTC, a properly completed and duly executed Letter of Transmittal and Consent (with any required signature guarantees), or an “Agent’s Message” as described in the next paragraph, and any other required documentation, must in any case also be transmitted to and received by the exchange agent at its address set forth in this Prospectus/Offer to Exchange prior to the Expiration Date, or the guaranteed delivery procedures described under “— Guaranteed Delivery Procedures” must be followed.
DTC participants desiring to tender Warrants for exchange pursuant to the Offer may do so through ATOP, and in that case the participant need not complete, execute and deliver a Letter of Transmittal and Consent. DTC will verify the acceptance and execute a book-entry delivery of the tendered Warrants to the exchange agent’s account at DTC. DTC will then send an “Agent’s Message” to the exchange agent for acceptance. Delivery of the Agent’s Message by DTC will satisfy the terms of the Offer and Consent Solicitation as to execution and delivery of a Letter of Transmittal and Consent by the DTC participant identified in the Agent’s Message. The term “Agent’s Message” means a message, transmitted by DTC to, and received by, the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the Warrants for exchange that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and Consent and that our company may enforce such agreement against the participant. Any DTC participant tendering by book-entry transfer must expressly acknowledge that it has received and agrees to be bound by the Letter of Transmittal and Consent and that the Letter of Transmittal and Consent may be enforced against it.
Any Warrants duly tendered and delivered as described above shall be automatically cancelled upon the issuance of shares of Class A Common Stock in exchange for such Warrants as part of the completion of the Offer.
Delivery of a Letter of Transmittal and Consent or any other required documentation to DTC does not constitute delivery to the exchange agent. See “— Timing and Manner of Deliveries.”
Guaranteed Delivery Procedures
If a registered holder of Warrants desires to tender its Warrants for exchange pursuant to the Offer, but (i) the procedure for book-entry transfer cannot be completed on a timely basis, or (ii) time will not permit all required documents to reach the exchange agent prior to the Expiration Date, the holder can still tender its Warrants if all the following conditions are met:
•
the tender is made by or through an Eligible Institution;

•
the exchange agent receives by hand, mail, overnight courier, facsimile or electronic mail transmission, prior to the Expiration Date, a properly completed and duly executed Notice of Guaranteed Delivery in the form we have provided with this Prospectus/Offer to Exchange, with signatures guaranteed by an Eligible Institution; and

•
a confirmation of a book-entry transfer into the exchange agent’s account at DTC of all Warrants delivered electronically, together with a properly completed and duly executed Letter of Transmittal and Consent with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message in accordance with ATOP), and any other documents required by the Letter of Transmittal and Consent, must be received by the exchange agent within two days that the NYSE is open for trading after the date the exchange agent receives such Notice of Guaranteed Delivery.

In any case where the guaranteed delivery procedure is utilized for the tender of Warrants pursuant to the Offer, the issuance of Class A Common Stock for those Warrants tendered for exchange pursuant to the Offer and accepted pursuant to the Offer will be made only if the exchange agent has timely received the applicable foregoing items.
Timing and Manner of Deliveries
UNLESS THE GUARANTEED DELIVERY PROCEDURES DESCRIBED ABOVE ARE FOLLOWED, WARRANTS WILL BE PROPERLY TENDERED ONLY IF, BY THE EXPIRATION DATE, THE EXCHANGE AGENT RECEIVES SUCH WARRANTS BY BOOK-ENTRY TRANSFER, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND CONSENT OR AN AGENT’S MESSAGE.
ALL DELIVERIES IN CONNECTION WITH THE OFFER AND CONSENT SOLICITATION, INCLUDING ANY LETTER OF TRANSMITTAL AND CONSENT AND THE TENDERED WARRANTS, MUST BE MADE TO THE EXCHANGE AGENT. NO DELIVERIES SHOULD BE MADE TO US. ANY DOCUMENTS DELIVERED TO US WILL NOT BE FORWARDED TO THE EXCHANGE AGENT AND THEREFORE WILL NOT BE DEEMED TO BE PROPERLY TENDERED. THE METHOD OF DELIVERY OF ALL REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING WARRANT HOLDERS. IF DELIVERY IS BY MAIL, WE RECOMMEND REGISTERED MAIL WITH RETURN RECEIPT REQUESTED (PROPERLY INSURED). IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.
Determination of Validity
All questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for exchange of any tender of Warrants pursuant to the procedures described herein and the form and validity of all documents will be determined by us, in our sole discretion, and our determination will be final and binding on all parties, subject to each Warrant Holder’s right to challenge any determination by us in a court of competent jurisdiction. We reserve the absolute right in our sole discretion to reject any or all tenders of Warrants that we determine are not in proper form. We also reserve the absolute right in our sole discretion to waive any defect or irregularity in any tender of any particular Warrant. Our interpretation of the terms and conditions of the Offer and Consent Solicitation will be final and binding, subject to each Warrant Holder’s right to challenge any determination by us in a court of competent jurisdiction. We are not obligated and do not intend to accept any alternative, conditional or contingent tenders. Unless waived, any irregularities in connection with tendered Warrants must be cured within such time as we shall determine. Neither we nor any of our affiliates or assigns, the information agent, the exchange agent, or dealer manager will be under any duty to give notice of any defect or irregularity in tenders, nor shall any of us or them incur any liability to a Warrant Holder for failure to give any such notice. Tenders of Warrants will not be deemed to have been made until such irregularities have been cured or waived.
Fees and Commissions
Tendering Warrant Holders who tender Warrants directly to the exchange agent will not be obligated to pay any charges or expenses of the exchange agent, the dealer manager or any brokerage commissions. Beneficial owners who hold Warrants through a broker or bank should consult that institution as to whether or not such institution will charge the owner any service fees in connection with tendering Warrants on behalf of the owner pursuant to the Offer and Consent Solicitation.
Transfer Taxes
We will pay all transfer taxes, if any, applicable to the transfer of Warrants to us in the Offer. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. Other reasons transfer taxes could be imposed include (i) if our shares of Class A Common Stock are to be registered or issued in the name of any person other than the person signing the Letter of Transmittal and Consent, or (ii) if tendered Warrants are registered in the name of any person other than the person signing the Letter of Transmittal and Consent. If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with the Letter of Transmittal and Consent, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payment due with respect to the Warrants tendered by such holder.
Withdrawal Rights
By tendering Consent Warrants for exchange, a holder will be deemed to have validly delivered its consent to the Warrant Amendment. Tenders of Warrants made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. Consents to the Warrant Amendment in connection with the Consent Solicitation may be revoked at any time before the Expiration Date by withdrawing the tender of your Warrants. A valid withdrawal of tendered Warrants before the Expiration Date will be deemed to be a concurrent revocation of the related consent to the Warrant Amendment. Tenders of Warrants and consent to the Warrant Amendment may not be withdrawn after the Expiration Date. If the Offer Period is extended, you may withdraw your tendered Warrants at any time until the expiration of such extended Offer Period. After the Offer Period expires, such tenders are irrevocable, provided, however, that Warrants that are not accepted by us for exchange by November 4, 2022 may thereafter be withdrawn by you until such time as the Warrants are accepted by us for exchange.
To be effective, a written notice of withdrawal must be timely received by the exchange agent at its address identified in this Prospectus/Offer to Exchange. Any notice of withdrawal must specify the name of the person who tendered the Warrants for which tenders are to be withdrawn and the number of Warrants to be withdrawn. If the Warrants to be withdrawn have been delivered to the exchange agent, a signed notice of withdrawal must be submitted prior to release of such Warrants. In addition, such notice must specify the name of the registered holder (if different from that of the tendering Warrant Holder). A withdrawal may not be cancelled, and Warrants for which tenders are withdrawn will thereafter be deemed not validly tendered for purposes of the Offer and Consent Solicitation. However, Warrants for which tenders are withdrawn may be tendered again by following one of the procedures described above in the section titled “— Procedure for Tendering Warrants for Exchange” at any time prior to the Expiration Date.
A beneficial owner of Warrants desiring to withdraw tendered Warrants previously delivered through DTC should contact the DTC participant through which such owner holds its Warrants. In order to withdraw Warrants previously tendered, a DTC participant may, prior to the Expiration Date, withdraw its instruction by (i) withdrawing its acceptance through DTC’s Participant Tender Offer Program (“PTOP”) function, or (ii) delivering to the exchange agent by mail, hand delivery or facsimile transmission, notice of withdrawal of such instruction. The notice of withdrawal must contain the name and number of the DTC participant. A withdrawal of an instruction must be executed by a DTC participant as such DTC participant’s name appears on its transmission through the PTOP function to which such withdrawal relates. If the tender being withdrawn was made through ATOP, it may only be withdrawn through PTOP, and not by hard copy delivery of withdrawal instructions. A DTC participant may withdraw a tendered Warrant only if such withdrawal complies with the provisions described in this paragraph.
A holder who tendered its Warrants other than through DTC should send written notice of withdrawal to the exchange agent specifying the name of the Warrant Holder who tendered the Warrants being withdrawn. All signatures on a notice of withdrawal must be guaranteed by an Eligible Institution, as described above in the section titled “— Procedure for Tendering Warrants for Exchange — Signature Guarantees”; provided, however, that signatures on the notice of withdrawal need not be guaranteed if the Warrants being withdrawn are held for the account of an Eligible Institution. Withdrawal of a prior Warrant tender will be effective upon receipt of the notice of withdrawal by the exchange agent. Selection of the method of notification is at the risk of the Warrant Holder, and notice of withdrawal must be timely received by the exchange agent.
All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by us, in our sole discretion, which determination shall be final and binding on all parties, subject to each Warrant Holder’s right to challenge any determination by us in a court of competent jurisdiction. No withdrawal of Warrants shall be deemed to have been properly made until all defects and irregularities have been cured or waived. Neither we nor any of our affiliates or assigns, the information agent, the exchange agent, or dealer manager will be under any duty to give notice of any defect or irregularity in tenders, nor shall any of us or them incur any liability to a Warrant Holder for failure to give any such notice. Withdrawals of tenders of Warrants may not be rescinded, and any Warrants properly withdrawn will be deemed not to have been validly tendered for purposes of the Offer. However, Warrant Holders may retender withdrawn Warrants by following one of the procedures for tendering Warrants described herein at any time prior to the Expiration Date.
Acceptance for Issuance of Shares
Upon the terms and subject to the conditions of the Offer and Consent Solicitation, we will accept for exchange Warrants validly tendered until the Expiration Date, which is one minute after 11:59 p.m., Eastern Standard Time, on October 7, 2022, or such later time and date to which we may extend. Our shares of Class A Common Stock to be issued upon exchange of Warrants pursuant to the Offer, along with written notice from the exchange agent confirming the balance of any Warrants not exchanged, will be delivered promptly following the Expiration Date. In all cases, Warrants will only be accepted for exchange pursuant to the Offer after timely receipt by the exchange agent of (i) book-entry delivery of the tendered Warrants, (ii) a properly completed and duly executed Letter of Transmittal and Consent, or compliance with ATOP where applicable, (iii) any other documentation required by the Letter of Transmittal and Consent, and (iv) any required signature guarantees.
For purposes of the Offer and Consent Solicitation, we will be deemed to have accepted for exchange Warrants that are validly tendered and for which tenders are not withdrawn, unless we give written notice to the Warrant Holder of our non-acceptance.
Announcement of Results of the Offer and Consent Solicitation
We will announce the final results of the Offer and Consent Solicitation, including whether all of the conditions to the Offer and Consent Solicitation have been satisfied or waived and whether we will accept the tendered Warrants for exchange promptly following the end of the Offer Period. The announcement will be made by a press release and by amendment to the Schedule TO we will file with the SEC in connection with the Offer and Consent Solicitation.
Background and Purpose of the Offer and Consent Solicitation
The Board approved the Offer and Consent Solicitation on September 7, 2022. The purpose of the Offer and Consent Solicitation is to attempt to simplify our capital structure and reduce the potential dilutive impact of the Warrants. The Warrants that are tendered for exchange pursuant to the Offer will be retired and cancelled automatically upon the issuance of shares of Class A Common Stock in exchange for such Warrants pursuant to the Offer.
Agreements, Regulatory Requirements and Legal Proceedings
Other than the Warrant Agreement, the Tender and Support Agreement and as set forth under the section entitled “Market Information, Dividends and Related Stockholder Matters — Transactions and Agreements Concerning Our Securities”, there are no present or proposed agreements, arrangements, understandings or relationships between us, and any of our directors, executive officers, affiliates or any other person relating, directly or indirectly, to the Offer and Consent Solicitation or to the Warrants.
Except for the requirements of applicable federal and state securities laws, we know of no federal or state regulatory requirements to be complied with or federal or state regulatory approvals to be obtained by us in connection with the Offer and Consent Solicitation. There are no antitrust laws applicable to the Offer and Consent Solicitation. The margin requirements under Section 7 of the Exchange Act, and the related regulations thereunder, are inapplicable to the Offer and Consent Solicitation.
There are no pending legal proceedings relating to the Offer and Consent Solicitation.
Interests of Directors, Executive Officers and Others
We do not beneficially own any of the Warrants. The following table lists the Warrants beneficially owned by our directors, executive officers, and other affiliates or related persons as of September 8, 2022:

Name	Aggregate Number of Public Warrants Beneficially Owned	Percentage of Public Warrants Beneficially Owned(1)	Aggregate Number of Private Placement Warrants Beneficially Owned	Percentage of Private Placement Warrants Beneficially Owned(1)
APSG Sponsor, L.P.	—	—%	12,224,134	100%
Eric J. Bock	10,000	*%	—	—%

*
Less than 1%

(1)
Beneficial ownership and the percentage of Warrants beneficially owned is computed on the basis of 27,226,933 Public Warrants and 12,224,134 Private Placement Warrants outstanding as of September 8, 2022 and determined in accordance with the rules and regulations of the SEC.

Pursuant to the terms of the Warrant Agreement, the consent of holders of at least 50% of the outstanding Public Warrants and 50% of the outstanding Private Placement Warrants is required to approve the Warrant Amendment. The Sponsor has agreed, pursuant to the Tender and Support Agreement, to tender their warrants pursuant to the Offer. Neither the Sponsor nor Eric J. Bock will receive any benefit by virtue of participation in the Offer or Consent Solicitation that is not shared on a pro rata basis with holders of the outstanding warrants exchanged pursuant to the Offer. None of our other directors, executive officers, or other affiliates or related persons are required to or have indicated that they will participate in the Offer.

BUSINESS
Unless the context otherwise requires, all references in this section to the “Company,” “our,” “we” or “us” refer to Global Business Travel Group, Inc. and its consolidated subsidiaries following the consummation of the Business Combination, other than certain historical information which refers to the business of GBT JerseyCo Limited and its consolidated subsidiaries prior to the consummation of the Business Combination.
Overview
We are the world’s leading B2B travel platform, measured by 2021 TTV, according to Travel Weekly (“2022 Power List,” June 2022, Travel Weekly). We provide a full suite of differentiated, technology-enabled solutions to business travelers and corporate clients, suppliers of travel content (such as airlines, hotels, ground transportation and aggregators) and third party travel agencies. We differentiate our value proposition through our commitment to deliver unrivalled choice, value and experience, with the powerful backing of American Express GBT, to our customers.
We are at the center of the global B2B travel ecosystem, managing the end-to-end logistics of corporate travel and providing an important link between businesses, their employees, travel suppliers and other industry participants. We service our clients in the following ways:
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Our travel management solutions (delivered through the portfolio of GBT’s brands, including American Express Global Business Travel, Ovation, Lawyers Travel and Egencia) provide our clients with extensive access to flights, hotel rooms, car rentals and other travel services, including exclusive negotiated content, supported by a full suite of services that allows them to design and operate an efficient travel program and solve complex travel requirements.

•
GBT Partner Solutions extends our platform to our Network Partners who are TMCs and independent advisors, offering them access to our differentiated content and technology. Through GBT Partner Solutions, we aggregate business travel demand serviced by our Network Partners at low incremental cost, which we believe enhances the economics of our platform, generates increased ROI and expands our geographic and segment footprint.

•
GBT Supply Market Place provides travel suppliers with efficient access to business travel clients serviced by our brands and Network Partners. We believe this access allows travel suppliers to benefit from premium demand (which we generally view as demand that is differentially valuable and profitable to suppliers) without incurring the costs associated with directly marketing to, and servicing, the complex needs of our corporate clients. Our travel supplier relationships generate efficiencies and cost savings that can be passed on to our corporate clients.

As of June 2022, we served approximately 20,000 corporate clients and more than 290 Network Partners.
In June 2014, American Express established the JV comprising the Legacy GBT operations with a predecessor of Juweel and a group of institutional investors led by an affiliate of Certares. Following the formation of the JV in 2014, we have evolved from a leading TMC into a complete B2B travel platform, becoming one of the leading marketplaces in travel for corporate clients and travel suppliers according to Travel Weekly (“2022 Power List,” June 2022, Travel Weekly). Before June 2014, our operations were owned by American Express and primarily consisted of providing business travel solutions for corporate clients.
Prior to the Closing Date, we operated our business travel, business consulting and meetings and events businesses under the brands American Express Global Business Travel and American Express Meetings & Events pursuant to an exclusive and worldwide license from American Express. Effective as of the Closing Date, we executed long-term commercial agreements with American Express, including the A&R Trademark License Agreement, pursuant to which we continue to license the American Express trademarks used in the American Express Global Business Travel brand, continue to license the American Express trademarks used in American Express Meetings & Events brand (solely during a 12-month transition period), and license the American Express trademarks used in the American Express GBT Meetings & Events brand for business travel, meetings and events, business consulting and other services related to business travel, in each case on an exclusive and worldwide basis. The term of the A&R Trademark License Agreement is for 11 years from the Closing Date, unless earlier terminated or extended (See “Certain Relationships and Related Party Transactions — GBT Related Party Transactions — Arrangements with Shareholders —  Commercial Arrangements with American Express”). The American Express brand, consistently ranked as one of the most valuable brands in the world, brings with it a reputation for service excellence. We believe our partnership with American Express has been an important component of our value proposition. Under our commercial agreements with American Express, we exclusively provide business travel and meetings and events services to American Express personnel, subject to limited exceptions, engage in mutual global lead generation activities with American Express for our respective services and continue to exclusively promote American Express payment products to our clients and to make those products available for use by our own personnel in connection with our business.
American Express is a bank holding company under the BHC Act, and is therefore subject to supervision, regulation and examination by U.S. bank regulatory authorities. Because and for so long as American Express “controls” GBT for the purposes of the BHC Act, GBT is subject to certain bank regulatory requirements and restrictions. For additional information, see “Risk Factors — Risks Relating to Regulatory, Tax and Litigation Matters,” “Business — Government Regulation — Banking Regulation,” “Business — Government Regulation — Activities” and “Business — Government Regulation — Acquisitions and Investments.”
From 2015 (the first full fiscal year following the formation of the JV) through 2019, we added more than $790 million in revenue (representing a CAGR of 11%), $235 million in net income and $290 million in Adjusted EBITDA (representing a CAGR of 33%). In addition, we completed two acquisitions in 2021: Egencia and Ovation. The acquisition of Ovation has been included in Legacy GBT’s historical financial results from the date of its acquisition in January 2021, and Legacy GBT’s historical financial results include the acquisition of Egencia as of the fiscal quarter ended March 31, 2022. There can be no assurance that our historical growth from 2015 or 2019 will be replicated in the future. Our business is susceptible to substantial disruptions, as described in “Risk Factors” and elsewhere in this Prospectus/Offer to Exchange. In particular, for information on the impact of the COVID-19 pandemic on business travel and the Company, see “Business — Recent Performance and COVID-19 Update” and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations — Key Factors Affecting Our Results of Operations — Impact of the COVID-19 Pandemic.”
Since the formation of the JV, we have expanded our capabilities, integrated new brands through acquisitions, and invested approximately $1.4 billion in product and platform, including Egencia. In addition to our organic transformation since the formation of the JV, we have added significant capabilities through strategic acquisitions. The graphic below reflects such transactions:
KDS, which we acquired in October 2016, strengthened our platform and digital capabilities in two key areas: (i) KDS’ flagship Neo Online Booking Tool and Expense platform (“Neo”) provides us with our own leading edge platform to engage with and delight travelers through digital channels; and (ii) KDS’ development group, relaunched as our Neo Technology Group (“NTG”), today comprises more than 200 people and is our dedicated center of excellence for digital and ecommerce innovation.
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SMT was our long-time service delivery partner (TPN) in Finland, and became our proprietary operation in October 2016.

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Banks Sadler is a UK-based specialist in creative solutions for meetings and events. We acquired Banks Sadler in August 2017, and it continues to operate as a specialist brand within our meetings and events business.

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In December 2017, we acquired the remaining 35% equity stake in our business in Spain that was previously held by joint venture partner, affiliates of Barcelo Hotel Group. After the consummation of this acquisition, GBT Spain became our wholly-owned business.

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In July 2018, we completed the acquisition of Hogg Robinson Group Limited (“HRG”), a global B2B services company specializing in travel management. The acquisition of HRG enhanced our global scale, complemented our geographical footprint to offer enhanced service to our clients in key regions, and broadened our product and technology capabilities.

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In September 2019, we completed the acquisition of DER Business Travel (“DER”). The DER acquisition expanded our footprint into the SME segment in Germany, the largest country by travel spend in Europe according to Global Business Travel Association (“GBTA”) with a significant SME client base.

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Our acquisition of 30 Seconds to Fly (“30STF”) in October 2020 was an important investment in AI and machine learning enabled traveler service. 30STF’s innovative CLAIRE AI can fully or partially automate travelers’ chat interactions with travel counselors, driving traveler satisfaction as well as operational efficiency.

In addition, we completed two acquisitions in 2021:
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In January 2021, we completed the acquisition of Ovation. Ovation is a leading specialist in providing high-touch service. The Ovation acquisition was an important step in expanding our high value capabilities and building our leadership in the large and attractive U.S. SME segment and the professional services industry. Our historical results of 2021 included in this Prospectus/Offer to Exchange reflect the results of Ovations from the date of its acquisition in January 2021.

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The Egencia Acquisition, which was completed on November 1, 2021, (i) substantially enhances our capabilities in the SME segment to significantly broaden our addressable client base; (ii) complements our SME value proposition with Egencia’s software solution specifically built for “digital-first” SME clients who want a seamless program that delivers full traveler tools and control at a lower cost; and (iii) provides leading edge traveler and client experience, as well as innovation capability powered by an experienced, proven travel technology talent base. For additional information, see “Business — Egencia Acquisition.” Our historical results included in this Prospectus/Offer to Exchange reflect the results of the Egencia Acquisition as of the second quarter ended June 30, 2022.

GBT’s operations are headquartered in London, United Kingdom, and as of June 30, 2022, we had approximately 17,300 employees worldwide with a proprietary presence or operations in 31 countries. We service clients in the rest of the world through our TPN. According to GBTA, the 31 countries in which we have a proprietary presence represent approximately 86% of business travel spend worldwide, including Egencia.
During the years ended December 31, 2019 and 2018, we generated TTV in excess of $27.7 billion and $25.1 billion, respectively, resulting in revenues of $2,119 million and $1,899 million, respectively, net income of $138 million and $22 million, respectively, and Adjusted EBITDA of $428 million and $311 million, respectively. As a point of reference, Egencia generated TTV of $8.4 billion and Ovation $1.2 billion in 2019; these amounts are not included the aforementioned result. See “Management’s Discussion and Analysis of Financial Conditions and Results of Operations — Key Operating and Financial Metrics — Non-GAAP Financial Measures” for additional information about our non-GAAP measures and a reconciliation to the most directly comparable financial measures calculated in accordance with GAAP. A discussion of the impacts of the COVID-19 pandemic on our 2020 and 2021 performance, mitigating actions taken by us and potential implications for our future performance is discussed in more detail below under “Business — Recent Performance and COVID-19 Update.”
Although the COVID-19 pandemic significantly disrupted our operations in 2020 and 2021, during our years of normalized operations, we have delivered strong revenue and Adjusted EBITDA growth:

GBT consolidated revenue and adjusted EBITDA(1) ($m)

(1)
Statutory Financial Results as reported at actual rates

Key Factors Affecting Our Results of Operations
Industry Overview and Competitive Landscape
Over the past 60 years, travel and tourism has been one of the largest and fastest-growing economic sectors, representing $9.2 trillion in spend, or 10.4% of global GDP in 2019, according to the World Travel & Tourism Council (“Travel & Tourism: Economic Impact 2021,” April 2021). The travel industry can generally be divided into two sectors: (i) the leisure travel sector, which serves individuals who make reservations for vacation and personal travel, and (ii) the business travel sector, which serves corporate clients that require travel by employees and other travelers for business needs and meetings. We focus primarily on the business travel sector.
According to GBTA, global business travel was an estimated $1.4 trillion industry in 2019 with decades of historical secular growth through economic cycles. Through the last two economic cycles (2000-2019), global business travel spend grew by an estimated CAGR of 4.4% compared to 3.7% real global GDP growth rate over the same period (“GBTA BTI Outlook Annual Global Report & Forecast: Prospects for Global Business Travel 2020-2024,” January 2021, Global Business Travel Association). We believe this growth, in excess of real GDP growth, evidences the sustained role business travel plays as a driver of business and economic growth around the world. The COVID-19 pandemic severely restricted the level of economic activity around the world and has continued to have an unprecedented effect on the global travel industry, decreasing business travel significantly below 2019 levels. Accordingly, CAGR calculations that include the year ended December 31, 2020 and year ended December 31, 2021 are not presented in this Prospectus/Offer to Exchange because we do not believe those results are indicative of the Company’s normal operations and the travel industry more generally due to the impact of the COVID-19 pandemic. We believe the historical track record of growth and the emergent recovery of business travel as travel restrictions have been relaxed supports the fundamental growth drivers and long-term growth potential of business travel worldwide in the future. However, the profile, extent and timing of economic and travel recovery and the pace of future growth remains inherently uncertain given the nature of the COVID-19 pandemic and changes to business practices that may become permanent and reduce the need for business travel. There can be no assurance that any emerging growth patterns will continue or that we will replicate our historical growth in the future. For information on the impact of the COVID-19 pandemic on business travel, see “Business — Recent Performance and COVID-19 Update,” “Management’s Discussion and Analysis of Financial Conditions and Results of Operations — Key Factors Affecting Our Results of Operations — Impact of the COVID-19 Pandemic” and “Risk Factors — Risks Relating to Our Business and Industry.”
Business travel can be managed or unmanaged. Where business travel is unmanaged, travelers procure travel from, and are serviced by, B2C channels largely outside of corporate clients’ immediate oversight and control. Where business travel is managed, corporate clients choose a TMC through which its travelers procure travel and travel services. Through a TMC, corporate clients benefit from savings from demand aggregation, access to supplier content, effective fulfilment of corporate clients’ obligations to ensure the safety and well-being of their employees when traveling for business, and enhanced control over travel spending, among many other benefits.
We estimate that approximately 52% to 65% of business travel spend in the U.S., and approximately 40% of business travel spend in Europe, was managed in recent years. We believe that a majority of unmanaged business travel spend is driven by SMEs, which we believe provides us with a significant growth opportunity given our strong SME client base in B2B travel. Additionally, we estimate that the growth trends in our SME business, as well as the number of TMCs that currently focus on SMEs, indicate a greater demand for unmanaged travel by SMEs.
We are the world’s leading B2B travel platform based on 2021 TTV according to Travel Weekly (“2022 Power List,” January 2022, Travel Weekly). We estimate that the top 10 TMCs, including GBT and Egencia as separate entities, in aggregate accounted for approximately $120 billion in business travel TTV in 2019, or less than 10% of total business travel spend worldwide.
Many TMCs serve a mix of corporate clients. However, corporate clients have a range of different needs and priorities, and many TMCs focus on core capabilities aligned with the needs of their target clients. We differentiate our solutions to customers through a commitment to unrivaled choice through our portfolio of solutions, including specialist brands that target some of the most attractive segments in business travel; unrivaled value we deliver through comprehensive content and significant savings; and unrivaled traveler and customer experiences our platform offers across all our solutions and brands. We believe this differentiation is further enhanced by our brand promise — the Powerful Backing of American Express GBT:
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Unrivaled Choice

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Global Servicing with Sophisticated Capabilities:   Many clients have global operations, and this is often combined with organizational size and complexity to drive a wide range of sophisticated travel program needs. Often this includes travel management at global and local level, a mix of insourced and outsourced processes and an ecosystem of tools and technology that varies for each client. Additionally, travel programs interface with processes and systems of other corporate functions (such as finance, HR, sustainability, risk and compliance for example). We are differentiated by our complete solution designed to solve for this complexity: we support travelers and travel managers at a local and global level, through a consistent and flexible service infrastructure and technology backbone with a comprehensive stable of traveler service and travel management solutions configured for the client. The GBT offer spans complete outsourcing of an entire travel program for even the largest and most complex of our clients, to point solutions that seamlessly integrate into our clients’ travel management program and deliver on their specific needs.

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SME-Focused Client and Traveler Service, Including Specialized Brands:   SMEs typically request solutions that range from agile and turnkey to global and comprehensive. Our SME offers are tailored to SME client needs, for example, for an owner-managed SME, or a SME with operations in more than one country. Our SME value proposition is differentiated by being designed to provide the flexibility to meet this range of needs of SME clients. Our specialized Ovation and Lawyers Travel brands and the Egencia brand, provide even more focused offerings to segments within SME where this is important and valued.

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Unrivaled Experience

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Leading Human (24/7 global customer service) and Digital traveler and customer experience powered by cutting edge Proprietary Platform:   Ownership of the digital experience is a critical success factor in many customer segments, as a simple, easy to use, intuitive traveler and client digital experience often drives the buying decision. We, through Neo and Egencia, are differentiated in this capability at global scale. Most new technology-based TMCs are focused on building this capability. We believe that our proven digital offer, which is further strengthened by the Egencia Acquisition, differentiates us to these clients. We believe that our ability to offer the seamless combination of digital experience with the expertise of our travel counselors and customer relationship managers is a compelling differentiator and provides us with leading value propositions in the most valuable customer segments.

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Unrivaled Value

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Comprehensive Content and Superior Value:   While our clients have distinct service needs, the need for access to comprehensive content and best value through savings and amenities is ubiquitous across our client base. The GBT Supply Market Place delivers on this need with comprehensive content and superior value. The combination of solving the distinct needs of clients and travelers through tailored segment propositions and delivering the value of the GBT Supply MarketPlace across our entire client base underpins our differentiation.

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The Powerful Backing of American Express GBT

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We believe that operating to a higher standard in relation to the Environment, Social Responsibility and Governance is integral to our success with customers and suppliers, and to attracting and retaining the best talent in the industry and is the cornerstone of our brand promise.

We believe that we benefit from our proven track record, reputation for service, capacity and capability to adapt to emerging needs and ability to invest in better solutions, and that these attributes will continue to support our business in the future. In particular, we believe that the following long-term structural trends have emphasized the increasingly important role of a well-managed travel program in effectively and efficiently solving critical business problems:
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A growing emphasis on employee safety and well-being and the need for robust, high-quality, sophisticated solutions that help businesses deliver on their obligations to employees when they travel, increasing employee satisfaction;

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Corporate clients seeking partners with a demonstrated commitment to high-quality service despite periods of significant disruption and uncertainty;

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The rising value of technology platforms that can adapt quickly to emerging needs and support an increasingly digitally enabled workforce, supported by investments in innovation;

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Corporate clients demanding a higher standard of cybersecurity and data privacy and seeking partners committed to protecting client and traveler data;

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Increasingly fragmented content, highlighting the attractiveness of a platform that delivers extensive access to content and simplifies the purchasing process;

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Corporate clients continuing to seek more control and visibility over their travel program costs, which benefits TMCs that offer a broader range of content and higher savings; and

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Corporate clients seeking partnerships with TMCs that share their ambitions for more responsible and sustainable travel with solutions and clear roadmaps that support these ambitions.

We believe that we benefit from these long-term structural trends by combining:
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The world’s leading B2B travel platform by 2021 TTV;

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A diverse brand portfolio;

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A track record of exceptional client and traveler support;

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Comprehensive and differentiated content and experiences that drive improved savings and value; and

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Operations that meet high standards in cyber security, data privacy and sustainability.

Impact of the COVID-19 Pandemic
During 2020 and 2021, the COVID-19 pandemic severely restricted the level of economic activity around the world and has continued to have an unprecedented effect on the global travel industry. Government measures implemented to contain the spread of COVID-19, such as imposing restrictions on travel and business operations and advising or requiring individuals to limit or forgo time outside of their homes, continue to limit business travel significantly below 2019 levels.
Global travel activity has since shown a recovery trend in the first half of 2022, reaching approximately 76% of 2019 transaction volumes as of June 2022. Even while travel activity remained low during the

COVID-19 pandemic, the need for high-quality managed travel solutions that ensure safe and effective travel has increased and continues to increase. We believe this signals a change in the long-term structural needs of corporate clients, which will benefit us. This is evidenced by our strong growth by newly won client expected annual value and growth in client satisfaction performance since March 2020, despite the disruption caused by the COVID-19 pandemic. Additionally, by addressing the increasingly sophisticated needs of corporate clients efficiently and effectively, we believe we further enhance our value to our travel suppliers. This is evidenced by the renewal of most travel supplier contracts at equal or better terms since March 2020, despite the COVID-19 pandemic. We believe this is a testament to our deep relationships with travel suppliers and our role as an increasingly valuable long-term partner in reaching and serving premium corporate demand.
We believe our decisive response during the COVID-19 pandemic to protect and continue to invest in our clients and travelers further strengthened our competitive position. We:
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Rapidly adapted to a flexible operating model that consistently delivers a high standard of service while protecting business performance;

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Continued to invest in our platform, focusing on key areas such as digital experience and e-commerce;

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Further expanded our scale and capabilities through strategic acquisitions (such as Ovation and Egencia); and

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Enhanced the resilience of our revenue streams and delivered significant cost efficiencies.

Given the resurgence of travel, indicated by recent volume trends, we believe we are positioned to capitalize on these trends and strengthen our value proposition. A more detailed overview of the impact of the COVID-19 pandemic on the business travel industry and our performance is set forth below under “Business — Recent Performance and COVID-19 Update” and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations — Key Factors Affecting Our Results of Operations — Impact of the COVID-19 Pandemic.”
Value Proposition
We serve and create value for clients, travel suppliers and Network Partners in two ways: (i) by enabling an efficient marketplace for travel transactions through traveler service, content and distribution; and (ii) by offering a suite of products, technology and professional services that enable effective and efficient management of corporate travel programs.
Amex GBT Value Proposition: Provide Solutions to Critical Problems for Customers, Travelers, and Suppliers

AMERICAN EXPRESS
GLOBAL BUSINESS TRAVEL
Travelers
Clients
Network Partners
Traveler Services
Content and Distribution
Product and Technology
Professional Services
Travel Suppliers

Travel and Content	Products and Services
1 Comprehensive traveler care, including 24/7 support services and best-in-class digital tools	3 Offers a full suite of digital capabilities including omni-channel presence for travelers and analytics for suppliers and corporate buyers
2 Gives access to high-value content and savings to travelers, offers effective procurement for corporate buyers, and provides suppliers with distribution and yield management	4 High-touch events and program management, complete business process outsourcing for corporate buyers

1. Comprised of TMCs from GBT Partner Solutions and Travel Partner Network.

Clients: As of June 2022, we served approximately 20,000 corporate clients spanning a wide range of end markets, including business and financial services, industrial, technology, healthcare, legal and other industries. During 2018 and 2019, less than 40% of customer driven revenue, including supplier revenue, was generated by our top 50 clients and no single client accounted for more than 3% of such revenue.
We deliver:
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A single source for content (including flights, hotel rooms, car rentals and other services) from our expansive network of travel suppliers;

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A combination of broad content choices, differentiated GBT content and amenities (the “Preferred Extras”) and client-specific sourcing programs that drive meaningful savings relative to unmanaged travel programs and other TMCs;

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Omnichannel (online, voice, mobile) tools to seamlessly book and plan complex itineraries, as well as full integration into Neo and other third party expense platforms;

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24/7, high-touch, global customer service;

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A full suite of travel management tools and services, including (i) traveler care tools designed to help ensure the safety and well-being of travelers, (ii) travel spend analysis, travel policy development and governance, (iii) consulting with respect to responsible travel and environmental sustainability and (iv) offerings to partially or fully outsource clients’ travel program, including procurement, consulting and operations;

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End-to-end integration into client environments to facilitate compliance, human resources, finance and administrative functions; and

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Extensive meeting and event planning capabilities, including preparing event proposals, budgeting, venue sourcing, research and coordination among other services under the American Express Meetings & Events brand (which will be transitioned to the American Express GBT Meetings & Events brand within 12 months of the Closing Date) and the Banks Sadler brand.

We focus on key client segments, which are serviced through our portfolio of brands, each of which we believe has a leading value proposition in its respective target segments. As of December 2021 (and excluding Egencia), our corporate client base included:
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40 of the Business Travel News Corporate Travel 100, the top 100 corporations in the U.S. by business travel spend (“2020 Corporate Travel 100,” October 2020, Business Travel News);

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Five of the 10 largest US Banks (Federal Financial Institutions Examination Council, largest holding companies by total assets as of 30 June 2021); five of the top 10 largest Pharmaceutical Companies by revenue (Pharmaceutical Executive, Volume 41, Issue 6, June 2021); three of four Big Four Accounting Firms;

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Five of the top 10 “best companies to work for” (“Fortune 500” and “100 Best Companies to Work For,” 2021, FORTUNE); and

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Many of the most valuable corporations in Europe, including 19 of the FTSE 100, 11 of the DAX 30 and 16 of the CAC 40.

We estimate SMEs represented approximately 40% of our 2019 TTV. The SME segment is highly competitive and fragmented, but we believe we have one of the most compelling offerings to SME client bases in B2B travel. Through our Ovation and Egencia acquisitions in 2021, we have reaffirmed our commitment to building a leading presence in the SME segment. Our SME-focused brands are also well positioned in premium segments and across various industries. For example, 58 of the AmLaw 100 law firms are Lawyers Travel and American Express Global Business Travel clients (“The 2021 Am Law 100: Ranked by Gross Revenue,” April 2021, The American Lawyer).
Travel Suppliers:   Our travel suppliers include airlines, individual hotels and hotel groups, hotel aggregators, car rental companies, rail transportation providers and all three major GDSs. Our longstanding and valuable supplier relationships allow us to benefit from our marketplace with one of the largest concentrations of premium demand in travel. We believe that business demand is differentially important to travel suppliers due to their higher profitability and the high costs of marketing to and serving this demand directly. We are not only one of the largest single sources of business travel demand globally in terms of TTV, but we believe we also have a higher value (in terms of average ticket value and share of first and business class cabins) client base compared to the typical B2B travel benchmark.
Our value to travel suppliers is built on efficient access to premium business travelers, combined with solutions that help them effectively market their content and service offerings, including:
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A technology platform distributing content to our approximately 20,000 corporate clients across a wide range of POS;

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Managing a highly complex retail environment on behalf of travel suppliers, including client-specific content, fares and POS integrations;

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Analytics and other solutions that help travel suppliers make better retail decisions;

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Acting as an extension of the supplier salesforce to our clients; and

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Superior capabilities that allow us to service those clients in challenging or unpredictable environments.

We believe we offer access to and service this premium demand more cost-effectively, and with a broader and deeper value proposition, than travel suppliers could themselves. We allow travel suppliers to avoid significant investment in marketing, technology, servicing resources and infrastructure. This in turn helps drive superior value and economics for travel suppliers and our clients who benefit from savings and extra amenities and perks, such as complimentary Wi-Fi, breakfast, last-room availability and loyalty benefits, compared to publicly available fares.
Network Partners:   Through GBT Partner Solutions, we extend our platform, including our negotiated content, supplier contracts and distribution and POS retailing technology to more than 290 Network Partners. We believe the GBT Partner Solutions value proposition is compelling for Network Partners by providing:
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Significantly improved revenue capacity through better content management and retailing capabilities;

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Differentiated content and experiences that distinguish our Network Partners from their competitors; and

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Technology designed to solve critical problems for TMCs that are less capable of making these investments.

Business Model
As noted in the graphic below, our value proposition creates our competitive advantage and is driven by the synergies that drive value for all users of our platform.

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We deliver value to all our clients through our high-quality service, comprehensive and exclusive content and experiences, savings on travel spend and differentiated technology-enabled solutions. We deliver this through the compelling combination of tailored value propositions targeted at attractive client segments in business travel reinforced by dedicated brands, and the significant value created by the GBT platform that powers our brands and Network Partners.

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We have one of the largest concentrations of premium demand in travel worldwide. Business travel is important to travel suppliers due to its significant contribution to profitability driven by more first and business class cabin bookings, fewer advance purchases and more flexible tickets. By aggregating business travel demand, we are a valuable partner to travel suppliers.

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Our platform provides travel suppliers with efficient access to our valuable client base, creating a strong incentive for travel suppliers to deliver more content, better experiences and increased savings. Serving high value corporate clients is a significant investment in technology, service resources, infrastructure and capabilities. The volume of business travel we manage and our efficient platform enables us to make and sustain this investment at compelling economics for both clients and travel suppliers. This creates margin headroom for travel suppliers to offer differentiated value through savings, content and experiences commensurate with the differentiated value of this demand to them. These savings and benefits make our value proposition even more compelling for our clients. Moreover, we benefit from premium economics and capacity to invest in our platform and in inorganic expansion of platform scale and capability. Our clients and suppliers benefit from the incremental value created by these investments through more services and solutions, better client and traveler experiences and a more efficient platform.

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Our end-to-end ownership of our technology platform, from connectivity to sources that supply to our POS, allows us to deploy investments efficiently and generate extensive benefits for our clients and travel suppliers. In addition, our strategic acquisitions help us build scale and add capabilities.

We believe that our continued innovation and development of our platform makes us more competitive.
Our Revenue Model
We generate revenue in two primary ways — (1) fees and other revenues relating to processing and servicing travel transactions (“Travel Revenues”) received from clients and travel suppliers and (2) revenues for the provision of products and professional services not directly related to transactions (“Product and Professional Services Revenues”) received from clients, travel suppliers and Network Partners.
Travel Revenues:   Travel Revenues, which comprised 76% of our revenue in 2019, include all revenue relating to servicing a travel transaction, which can be air, hotel, car rental, rail or other travel-related bookings or reservations, cancellations, exchanges or refunds. The major components of our Travel Revenues are:
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Client Fees: We typically charge clients transaction fees for arranging travel.

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Supplier Fees: Travel suppliers pay us for distributing and promoting their content. The mechanism varies by supplier, but the amount is usually a volume-linked fee. This includes fees from the three major GDSs.

Product and Professional Services Revenues:   We receive revenue from clients, travel suppliers and Network Partners for using our platform, products and value-added services, which comprised 24% of our revenue in 2019.
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Management Fees: Many clients request a contractually fixed, dedicated staffing pool to serve their travelers for part or all of their business travel. In these cases, we use a cost-recovery-plus-margin pricing structure instead of a transaction fee. Client management resources and overhead allocations are also included in this management fee.

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Products Revenues: We provide a broad range of business travel management tools used by clients to manage their travel programs. Revenue for these solutions usually takes the form of recurring subscriptions or management fees.

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Consulting and Meetings and Events Revenues: Consulting revenues (including outsourcing to us of part, or all, of a client’s travel program management) are usually a fixed fee for delivery of a certain engagement (such as company travel policy design). Meetings and events revenue is based on fees for booking, planning and managing meetings and events.

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Other Revenues: Other revenues typically include certain marketing and advertising fees from travel suppliers, as well as direct revenues from our Network Partners (excludes certain supplier fees that are indirectly driven by Network Partners’ contribution to aggregate volumes).

Technology
Since the formation of the JV in 2014, we have spent approximately $1.4 billion, including Egencia, on product and platform, to create a global platform that powers travel distribution, servicing and corporate travel programs. We continue to implement focused, high-impact enhancements to our technology platform and solutions in order to continually improve our value proposition to our clients, travel suppliers and Network Partners.
Technology Investments Create a Sustainable Competitive Advantage
Our technology investment has centered on three key strategic goals:
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Creating a custom-built technology infrastructure to power our platform and maintain robust privacy and data security;

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Developing an omnichannel core platform capable of powering a global travel program at scale, including an e-commerce platform that provides content for our clients and seamless distribution for our travel suppliers; and

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Creating seamless travel experiences founded upon an integrated suite of digital products.

We began with a product and technology strategy to own all core needs and develop a modern, agile, flexible, globally consistent and secure platform. In 2016, we released the first phase of our omnichannel core platform, which today consists of our global profile solution, global trip record repository, and GBT Supply MarketPlace with content and an expansive data repository that houses most of our trip and traveler data. The core platform is designed to support our own proprietary solutions as well as an ecosystem of third party products and solutions in order to offer clients the broadest choice in how they design and configure their travel programs.
In 2018, we completed the full separation of our infrastructure from American Express, including our global telephony systems and network.
Over the last two years, we have accelerated our strategy of delivering capabilities to our clients, travel suppliers and Network Partners. We relaunched KDS (acquired in 2016) as NTG in 2019. NTG is our innovation engine and the center of excellence for all of our digital and e-commerce development. In 2020, we added new features to support clients and travelers during the COVID-19 pandemic, such as Travel Vitals, which delivers critical travel information and advisories.

With the completion of the Egencia Acquisition, we strengthened our digital and e-commerce capabilities; Egencia brings a compelling and integrated end-to-end B2B software solution to our clients. The synergies we gain from the Egencia Acquisition are underpinned by a platform and innovation capability designed to serve travelers and clients with a differentiated digital experience in target segments, and is highly complementary and accretive to our business. For additional information, see “Business — Egencia Acquisition” and “Certain Relationships and Related Party Transactions — GBT Related Party Transactions — Arrangements with Shareholders — Arrangements Relating to GBT’s Acquisitions of HRG and Egencia.”
We currently offer over 50 distinct technology-enabled products intended to address specific, high-impact problems for our clients. In addition to these capabilities, we support seamless integrations with over 100 third party solutions that are commonly used by our clients. Our products and third party integrations continue to grow as travel programs and needs evolve, and our core platform is central to our ability to quickly and efficiently develop, deploy and improve solutions across our client base globally.
We have a robust set of global capabilities that meet the needs of some of the most sophisticated global travel programs as well as the most digitally savvy frequent travelers. Travel management solutions include policy and compliance management, trip approvals, unused ticket management, full featured reporting (including data, analytics and insights), traveler care tools designed to help ensure traveler safety and wellbeing, and continuous rate search. For the traveler, a digital suite of solutions enables information, communication, booking and travel management where they want it to be: online, on mobile and by e-mail, as well as by chat with travel counselors through GBT’s Mobile App, iMessage, Android Message, WhatsApp and additional channels. Our platform also supports our travel counselors, which enables personalized servicing, proactive traveler care (we reach out to travelers during disruptions before they even know to call us) and robust transaction services all supported by workforce management tools.
Our Competitive Strengths
We attribute our success and historical performance to the following key strengths that we believe differentiate us from our competition:
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World’s leading B2B travel platform by 2021 TTV with a multi-brand portfolio serving corporate clients (“2022 Power List,” June 2022, Travel Weekly);

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High-quality client base with track record of attractive retention rates and new business growth;

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Traveler-centric, omnichannel service model;

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Relationships with top-tier travel suppliers driven by value proposition;

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Cutting-edge proprietary technology platform seamlessly integrated into our operations;

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Industry-leading standard of sustainability;

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Attractive financial profile with diversified revenue streams and a flexible cost structure; and

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Management team with industry-leading experience.

World’s Leading B2B Travel Platform by 2021 TTV with a Multi-Brand Portfolio Serving Corporate Clients
According to Travel Weekly, based on 2021 TTV, we are the world’s leading B2B travel platform and one of the leading platforms in travel (after leading B2C travel platforms such as Expedia Group and Booking Holdings). We offer solutions for demand and supply fragmentation, designed to provide travel suppliers with a cost-efficient channel to reach corporate clients and business travelers, and we own parts of the distribution value chain, including technology, that enable us to differentiate our service and deliver excellence in client and traveler experiences. We deliver an expansive suite of professional and technology services to clients in addition to superior traveler services. We believe these capabilities and services increase the value of our B2B model.
We distinguish ourselves from other B2B travel providers through our multi-brand portfolio that targets premium demand segments in business travel with tailored and leading value propositions.

We serve a range of corporate clients and offer complete business travel solutions that can be designed and configured around client needs and fully integrated into client environments.
Our Ovation and Lawyers Travel brands focus on SME solutions. These brands specialize in providing high-touch service at scale with deep strength in selected industries, including the legal, private equity and entertainment industries.
Egencia is focused on integrated software solutions for SMEs. The Egencia platform is simple and easy to use, provides the “look and feel” of a consumer platform for travelers, and features intuitive integrated travel management solutions. Egencia was designed and built as a software solution for SMEs.
We supplement our portfolio of leading brands, which target attractive segments in B2B travel, with our GBT Partner Solutions proposition. We believe that the combination of our brands and partner solutions provides us with growth options, scalability and capacity for investment in our platform that powers the GBT Flywheel and distinguishes us from our competitors.
High-quality Client Base with Track Record of Attractive Retention Rates and New Business Growth
Through our multi-brand portfolio, we serve a broad range of corporate clients globally. As of June 2022, we served approximately 20,000 corporate clients worldwide across a diverse range of industries including, among others, business and financial services, industrial, technology, healthcare, legal and other industries. Our brand value propositions are tailored to meet the sophisticated needs of business travel clients, which in turn are valuable to our travel suppliers.
We believe the strength of our value proposition is demonstrated by our track record of attracting and retaining premium demand corporate clients. Our client retention rate was over 95% in 2021. The average tenure of our top 100 clients by TTV is approximately 16 years with more than 81% of our client relationships having a tenure of more than five years. In addition to maintaining our existing clients, our expected annual value from new client wins averaged approximately $2.6 billion over the past three years, with an average win / loss ratio of 2.2x. The foregoing figures do not include Egencia or otherwise relate to the Egencia Acquisition.
Our commitment to supporting our clients through the COVID-19 pandemic has enhanced our value proposition and strengthened our brand and reputation, as demonstrated by our sustained high win rate and client satisfaction ranking through 2020 to date. Specifically, per the July — August 2021 survey commissioned by APSG, the net promoter scores, which measure customer experience and are an indicator of our ability to win new customers and grow with existing customers, was 56 and 52 for Egencia and GBT respectively, each of which were at least three points higher than the closest competitors. In addition we continue to maintain our strong client retention results.
Traveler-Centric, Omnichannel Service Model
We are proud to offer our travelers 24/7 customer service anywhere in the world through a number of service channels. In 2021, 74% of our bookings were through digital channels (such as online booking tools (“OBTs”), the GBT mobile app and instant messaging), including Egencia. Alongside our digital channels, our agent facilitated channels have played a critical role is supporting travelers seeking the expertise and support of our travel counselors in navigating a more complex travel environment.
Our platform is channel-agnostic, ensuring travelers and clients benefit from the full range of our content, savings and solutions regardless of how they choose to engage with us. Where it is valued by our clients, our platform also integrates seamlessly with all major third party OBTs as well as Neo, further enhancing our flexibility.
Our travel counselors are experienced specialists in B2B travel and provide 24/7 global support capabilities. Our service constructs are flexible to match client needs. Within our global client solutions, our tools and infrastructure allow travel counselors to serve any client or traveler anywhere, to the high standard our clients expect of us. Where our clients require deep, personal knowledge of their business and travelers, we dedicate travel counselors to their account and offer on-site service.

Our service footprint includes 31 countries where we have a proprietary presence or operations. Our TPN, which is integrated into our infrastructure and platform, extends this service footprint to our clients in the rest of the world. This broad geographic reach allows us to offer streamlined access to a consistent portfolio of services across the globe and a differentiated local service where such service is needed and valued by the traveler and client.
Our traveler interactions are captured within and powered by our core platform, which is fully integrated into all service channels. This allows seamless, simple and efficient cross channel engagement for our travelers (for example, booking a trip through the OBT, changing the itinerary by calling a travel counselor and rebooking a connecting flight through messaging). In 2020, we acquired 30STF, a cutting-edge AI and machine learning enabled messaging tool, to further enhance our capabilities.
Relationships with Top-Tier Travel Suppliers Driven by Value Proposition
We believe that our longstanding supplier relationships, built on a track record of delivering premium demand, improving profitability and meeting supplier objectives, differentiate us from our competitors. These relationships include airlines, hotel groups and individual hotel properties, content aggregators, including Expedia Partner Solutions (“EPS”) and Booking.com, all three major GDS platforms, car rental, rail, ground transportation companies and many other travel suppliers.
Travel suppliers value business travel demand due to a higher proportion of first and business class cabin bookings, fewer advance purchases, more flexible tickets and more long-haul international bookings, all of which drive superior economics and profitability. For example, according to Skift Research, business travelers may have driven 55% to 75% of profits for major airlines prior to the outbreak of the COVID-19 pandemic, even though they represent a minority of bookings. As the world’s leading B2B travel platform by 2021 TTV, we offer travel suppliers access to one of the largest aggregations of this premium demand in the travel industry. Moreover, we believe the composition of our bookings is uniquely valuable compared to typical B2B bookings. Due to the nature and mix of our client types, our clients typically choose premium tickets that we estimate are on average approximately 40% higher than the average TMC booking. In addition, more than half of our TTV related to air travel is derived from first and business class cabin bookings.
We offer travel suppliers efficient access to this premium demand. For example, we estimate that the total distribution cost through us is comparable (as a percentage of booking value) to the reported selling costs for at least our top five airline clients and even more cost-effective when considering the technology investment and servicing cost savings our travel suppliers realize.
These high value relationships and economics are powered by the GBT Supply MarketPlace, our unified platform encompassing the GDS and non-GDS content aggregation that connects all of our travel suppliers and content to the POS our clients and travelers use. We believe this provides value to travel suppliers by eliminating the need to invest in complex corporate client POS environments while also providing them with the capabilities they need to market, promote and sell their content, products and services effectively.
We have extensive experience working closely with travel suppliers to deliver their objectives and create value for clients. We have a dedicated team of proprietary content acquisition and revenue management specialists providing data insight, backed by advanced optimization tools and data analytics that deliver compelling solutions to travel suppliers.
The value proposition, strength and sustainability of our travel supplier partnerships is further demonstrated by the extension of 17 of our top 20 supplier contracts by 2019 revenue at equal or better terms since the start of the COVID-19 pandemic. On average these extensions run through 2023. Moreover, in 2020 we collected 99.5% of supplier fees owed to us during that year, including fixed and variable fees, demonstrating the strength of our relationships and business model.
We believe our offerings create a strong incentive for travel suppliers to deliver more content, experiences, and savings specifically for our clients. This includes Preferred Extras that are not available to the general public, which provides clients with value through extra amenities and savings from exclusive fares. For example, in 2019, more than 90 airlines and more than 60,000 hotel properties participated in the Preferred Extras program, with clients benefiting from an average saving of approximately 7% compared to public fares when they used Preferred Extras content, in addition to benefiting from extra amenities and perks such as free Wi-Fi, breakfast, last-room availability and loyalty benefits.
Cutting-Edge Proprietary Technology Platform Seamlessly Integrated into our Operations
Corporate clients and travelers expect a single integrated global platform to drive seamless experiences and integration with their chosen systems. Our approach provides a differentiated mix of a full end-to-end proprietary solution set as well as a flexible architecture integrating the myriad third party solutions that our clients request. We believe the capacity to offer both end-to-end proprietary solutions and global, seamless integrations is a differentiator relative to our competitors.
Our core platform is the foundation of our ability to deliver this value. The core platform sits at the heart of our business and is custom-built to integrate with our solutions and the technology ecosystems of corporate clients, travel suppliers and technology partners, providing seamless experiences and technology-enabled solutions. The core platform demonstrates how the GBT Flywheel enables enhanced investment in our technology to drive better outcomes for our clients and travel suppliers.
By increasingly owning both the traveler experience (whether through Neo, GBT Mobile or Chat) and the distribution technology (through the GBT Supply MarketPlace), we deliver content to travelers the way they want it. This technology makes us one of the few TMCs to have a full digital POS solution and content delivery technology. Our technology allows us to control our digital roadmap, including with respect to content aggregation, and user experiences with merchandising and retailing of content to generate the maximum benefit for travelers, clients and travel suppliers. Owning this technology drives efficiencies in our own operations and provides us with a unique position in the marketplace by supporting the distribution needs of travel suppliers, as well as enhancing the quality of the user experience and driving savings for our clients and their travelers.
On top of the platform is a full digital solution set, for both traveler satisfaction and productivity enhancement. This allows us to offer self-service solutions or agent facilitated interactions through all the channels that travelers want: online, through GBT’s Mobile App or through e-mail or chat. We also have end-to-end digital solutions that enable full travel spend visibility, control and compliance and support our clients’ travel management needs, such as traveler tracking, reporting and insights, travel approvals, continuous rate search and unused ticket tracking. We continuously build on our expansive data repository and we deploy extensive data analytics, including sustainability metrics, to generate actionable insights and improve our products. Our proprietary technology utilizes data analytics capabilities to enhance travel program insights and create a more personalized user experience, which we believe will drive our client reach.
We also offer clients the ability to integrate third party solutions such as SAP Concur. We seamlessly integrate these solutions, as well as links to core client systems, such as finance and HR applications, via our flexible Application Programming Interfaces to drive consistent client and traveler experiences. By doing so, we can quickly adapt to client needs while also maintaining robust information security, privacy and compliance safeguards.
Egencia is a strong strategic fit with the GBT platform. The Egencia platform was built as a fully integrated B2B travel software solution. It is differentiated from GBT’s historical solutions because it primarily focuses on digital-first clients (more than 90% of transactions were served through digital channels in 2021) who value a simple, easy to use and integrated standardized end-to-end solution. This approach is highly complementary to the GBT platform, which is modular solution primarily focused on flexibility and configurability of service offerings.
Industry-Leading Standard of Sustainability
Our clients are some of the most forward-thinking leaders on corporate environmental and sustainability issues. We share our clients’ ambitious sustainability goals and together we strive to define the future of eco-friendly travel.
Our sustainability roadmap echoes our clients’ sustainability aspirations. We provide expertise and an efficient marketplace for green business travel and strive to be a catalyst for, and enabler of, industry wide progress. We also live by our commitment to sustainability. We believe we are one of the first global TMCs to offset 100% of the carbon emissions for our own employee business travel. In 2020 and 2019, we achieved carbon neutrality for our employees’ business travel by purchasing and retiring carbon credits sufficient to account for the estimated carbon emissions associated with our employees’ business travel for the applicable years. To promote our and our clients’ mutual commitment to a more sustainable future for business travel, we are proud to offer an expanding suite of sustainable travel services and solutions, including:
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Proprietary tools for measuring carbon footprint and options to filter travel by carbon emission levels built into Neo;

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Access to carbon offset programs that enable our clients to purchase carbon offsets directly;

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Industry-leading sustainability consulting, analytics and meetings and events proposition, including Green Compass; and

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Solutions designed to decarbonize the travel sector, including solutions for increasing the supply and use of sustainable aviation fuel in business travel in collaboration with our clients and industry partners.

Attractive Financial Profile with Diversified Revenue Streams and a Flexible Cost Structure
Our types and sources of revenue are highly diversified. We receive revenue from clients, travel suppliers and Network Partners for air, hotel, car rental, rail or other travel-related transactions as well as a broad range of non-transaction related products and services. No single client accounted for more than 3% of our revenue in 2018 and 2019, the last two years of normalized operations.
Travel Revenues are primarily driven by transaction volumes, with volume floors included in many client contracts. Product and Professional Services Revenues, which constituted 24% of our total revenue in 2019, 41% of our total revenue in 2020 and 42% of our total revenue in 2021, are not directly driven by transaction volume. This revenue mix allows us to mitigate volume downside risk while benefiting from growth in our business as well as the underlying growth in the B2B travel industry.
Business resilience is further enhanced by our flexible cost structure, enabling us to quickly and efficiently react to changes in the demand for travel management services. For information regarding the cost-reduction measures we took in response to the COVID-19 pandemic, see “Business — Recent Performance and COVID-19 Update” and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations — Key Factors Affecting Our Results of Operations — Impact of the COVID-19 Pandemic.”
Management Team with Industry-Leading Experience
We are led by a highly experienced management team with a track record of delivering results. The team has diverse backgrounds and experiences, both from inside and outside the travel industry.
They have successfully managed the business through the formation of the JV, as well as through several acquisitions and transformations, while delivering consistent growth. They have also deftly managed the challenges of the COVID-19 pandemic together, taking roles as industry leaders in supporting the emerging resurgence of travel, and have the expertise and leadership required to execute on our growth strategy.
Our Growth Strategy
We believe GBT has significant runway for growth and margin expansion opportunity, enabled by our differentiated industry position. Our growth strategy is focused on realizing this opportunity through multiple levers to drive growth, accelerating our new wins with our strengthened value proposition and industry tailwinds from increased need for high quality managed travel solutions, growing our leadership in the large and fast-growing SME segment, further benefiting from shifts towards managed travel in these segments, delivering further value through M&A and expanding our GBT Partner Solutions business. We are also positioned to be a more profitable business and drive margin expansion through $235 million of structural cost reductions enabling higher underlying margins compared to 2019, a proven approach to delivering synergies to drive value from recent and future M&A, a modern and agile technology platform well-equipped to drive sustained productivity improvements and increasing exposure to the high margin SME segment.

We regularly consider acquisition opportunities as well as other forms of business combinations. Historically, we have been involved in numerous transactions of various magnitudes, for consideration which included cash, securities or combinations thereof. We are continuing to evaluate and to pursue appropriate acquisition and combination opportunities as they arise in the expansion of our operations. No assurance can be given with respect to the timing, likelihood or financial or business effect of any possible transaction. As part of our regular on-going evaluation of acquisition opportunities, we are currently engaged in a number of unrelated preliminary discussions concerning possible acquisitions. We are in the early stages of such discussions and have not entered into any agreement in principle with respect to any possible acquisitions not expressly described in this Prospectus/Offer to Exchange. The purchase price for possible acquisitions may be paid in cash, through the issuance of equity, the incurrence of additional indebtedness, or a combination thereof. Prior to consummating any such possible acquisition, we, among other things, will have to satisfactorily complete our due diligence investigation, negotiate the financial and other terms (including price) and conditions of such acquisitions, obtain necessary consents and approvals and, if necessary, obtain financing. The fact that we are subject to supervision, examination and regulation by Federal Reserve under the BHC Act could limit our ability to engage in acquisition activity (See “Risk Factors — Risks Relating to Regulatory, Tax and Litigation Matters — Because we are deemed to be “controlled” by American Express under the BHC Act, we are and will be subject to supervision, examination and regulation by the Federal Reserve which could adversely affect our future growth and our business, results of operations and financial condition”). Furthermore, our ability to consummate and finance acquisitions may be limited by the terms of our existing or future debt arrangements. We cannot predict if any such acquisition will be consummated or, if consummated, will result in a financial or other benefit to us. See “Risk Factors — Risks Relating to Employee Matters, Managing Our Growth and Other Risks Relating to Our Business — We may be unable to identify and consummate new acquisition opportunities, which would significantly impact our growth strategy.”
Capitalize on our Differentiated Value Proposition and Technology Platform
Since the formation of the JV, we have invested approximately $1.4 billion in product and platform, to deliver the leading B2B travel platform, including exceptional traveler experience and leading travel program management tools and capabilities. Our proprietary technology utilizes data analytics capabilities to enhance travel program insights and create a more personalized user experience, which we believe will drive our client reach. We intend to expand our value proposition through the continued integration of travel and expense and payment tools. In addition, the GBT Supply MarketPlace aggregates and optimizes content delivery, which we believe will solve critical problems for corporate clients, travel suppliers and Network Partners.
With increased capabilities and functionality, we can deliver more value for our clients and potentially capture a higher share of travel spend from our clients. Our efforts are evidenced in strong retention and business growth rates. We believe that continuing to invest in our digital transformation will also improve client satisfaction while reducing costs. We plan to continue expanding our technology suite in order to seamlessly deliver on clients’ needs in each target segment and to execute on opportunities designed to further improve profitability.
Strengthen Position in Global and Multinational Segment
We believe our value proposition to corporate clients was strengthened by the COVID-19 pandemic, which underscored our high-quality service and created a flight to service quality, where quality of service became highly prioritized as a critical buying factor. As a result of this paradigm shift, 2020 was a record year for growth by newly won client expected annual value and growth in client and traveler satisfaction performance. We provide one of the most complete business travel solutions for corporate clients, and we believe our differentiated value proposition will enable us to continue to grow in this segment. Corporate clients require sophisticated capabilities on a global scale, and we believe that we can deliver them through our platform and solutions, high-quality traveler service and suite of professional services.
We plan to continue to grow through new client wins and expanding upon our existing relationships by providing more comprehensive solutions, including meetings and events planning, consulting, outsourced services and more products and technology that are integrated into our clients to provide the best possible experience and value.

Accelerate Penetration in SME Segment
We are focused on growth in the SME segment, which we believe represents a large and profitable opportunity for our business. In 2019, estimated U.S. SME total travel spend was approximately $180 billion, including both significant managed and unmanaged spend. We believe a significant portion of the U.S. SME segment is unmanaged, representing a large growth opportunity.
Ovation (including the Ovation and Lawyers Travel brands) and Egencia, are two of our SME-focused acquisitions in 2021 that demonstrate our commitment and ability to execute in the SME segment. Ovation and Lawyers Travel are leading solutions for the high-touch segment where personal, human service remains a key buying criterion. Egencia is a leading SME software platform where a largely self-service model is desired. GBT, together with Ovation and Egencia, has the capability of serving SMEs with a variety of solutions designed to meet their needs.
We also recently launched Neol, a fully self-registered SME expense management tool in the UK in 2020 and in the U.S. in 2021.
With these two businesses and our SME expense management tool, we intend to unlock significant potential in the SME segment through new business development with unmanaged clients and increasing value with our existing client base.
Accelerate the Deployment of our Partner Solutions Platform
We believe there is significant opportunity to further expand our GBT Partner Solutions platform to serve other TMCs and drive high-margin growth due to the high degree of fragmentation within the travel industry. We believe there is strong demand for partnerships driven by investment constraints of other TMCs, content fragmentation and the increased technology needs of the client. We view GBT Partner Solutions as an opportunity to appeal to unmanaged SME clients through our Network Partners while further establishing us as an important outsourced supplier to the industry for premium products, services and content.
With increased scale through third party travel agency partnerships, we can improve our broader economics from a larger aggregate volume base, increased ROI and broadened geographic reach with a more global footprint. This has helped increase the scale of our platform and provided attractive margins and capital efficient growth.
Pursue Strategic and Accretive M&A
We have historically built scale and added capabilities through M&A activity and expect to continue to pursue strategic opportunities to complement our platform. We have demonstrated an ability to execute accretive and synergistic acquisitions as well as integrate and fundamentally improve our acquired businesses.
We intend to broaden our family of brands and our geographic reach, which will allow us to add more corporate clients and travel suppliers to our platform, driving top-line growth as well as enhancing our technology capabilities and value proposition to deliver increasing value across our client base. We actively monitor and evaluate our M&A pipeline across all our strategic pillars for key opportunities in SME, high growth regions and technology capabilities. Our industry is highly fragmented with hundreds of TMCs, providing a large and attractive pool of potential M&A opportunities. We believe there remains significant M&A opportunity in the business travel industry and adjacent industries that could continue to create growth opportunities for us in the future. This provides a large opportunity to target strategic acquisitions, joint ventures and partnerships to improve our geographic footprint and capabilities. We may be required to raise additional capital through new equity or debt financings or the incurrence of additional indebtedness to support our acquisition strategy.
Earnings Growth Through Productivity and Automation
We have ongoing digital transformation and automation initiatives to increase efficiency in the wake of the COVID-19 pandemic. For example, by bringing more solutions from our core platform into our travel counselor toolkit, we can automate more processes, as well as create more self-service and “co-pilot” solutions for travel counselors that combine automation with human service. We believe this type of servicing delivers the best of both worlds in achieving traveler satisfaction and efficiency.
Together, these initiatives will enable us to deliver a higher level of service, thus benefiting clients, travelers and our business. Combined with the $235 million in structural cost reductions delivered over the 2020 and 2021 period, we believe we are in a strong position to realize and maintain higher margins going forward.
Egencia Acquisition
The Egencia Acquisition was consummated on November 1, 2021, and Expedia became an indirect holder of approximately 19% of the equity interests of Legacy GBT, excluding preferred shares and profit shares of Legacy GBT, GBT MIP Options and GBT MIP Shares.
The Egencia value proposition focuses on clients that value a software solution and a primarily digitally delivered self-service model. Egencia is a compelling globally consistent solution that is custom-built to solve for the critical needs of these clients.
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At the heart of the value proposition is easy to use and intuitive self-service technology for the traveler, the travel arranger and the client.

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Integrated solution, including a proprietary online and mobile booking and trip management experience and full suite of self-service travel management tools powered by both Expedia content and GBT Supply MarketPlace, provides full ownership of the traveler and client experience.

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Extensive automation and data environment power a highly digitalized service platform, using modern machine learning and AI solutions in a data-science driven approach.

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The digital solution is supplemented by a streamlined traveler and client support infrastructure, offering 24/7 support through our highly qualified travel consultants.

The Egencia solution, footprint and capabilities are complementary to our business and further accelerate our growth strategy. In particular, the Egencia Acquisition:
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Substantially enhances our capabilities in the SME segment to significantly broaden its addressable client base;

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Complements our SME value proposition with Egencia’s software solution specifically built for “digital-first” SME clients who want a seamless program that delivers full traveler tools and control at a lower cost; and

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Provides leading edge traveler and client experience as well as innovation capability powered by an experienced, proven travel technology talent base.

On November 1, 2021, EAN.com LP, an affiliate of Expedia, entered into that certain Marketing Partner Agreement, which is a ten-year term marketing partner agreement with an affiliate of GBT to provide GBT’s clients with access to Expedia Group hotel content through the GBT Supply MarketPlace (the “EPS Agreement”), which requires EAN.com LP to meet certain competitiveness thresholds with respect to the Expedia Group hotel content offered to GBT and requires GBT to satisfy certain share of wallet commitments to EAN.com LP.
As part of the Egencia Acquisition, on November 1, 2021, GBT Travel Services UK Limited entered into a Transition Services Agreement with Expedia, Inc. (the “Egencia TSA”), pursuant to which Expedia, Inc. (an affiliate of Expedia) and its affiliates provide certain transition services to GBT Travel Services UK Limited and its affiliates to facilitate an orderly transfer of Egencia from Expedia, Inc. to GBT.
The Egencia Acquisition represents our ninth acquisition since the formation of the JV in June 2014, demonstrating GBT’s ability to identify highly strategic targets and successfully execute on value-enhancing M&A.
Recent Performance and COVID-19 Update
The COVID-19 pandemic has caused material declines in demand within the travel industry and has consequently adversely and materially affected our business, results of operations and financial condition since March 2020. Historically, significant events affecting travel, such as the terrorist attacks of September 11, 2001 and the 2003 outbreak of SARS, have an impact on booking patterns, with the full extent of the impact generally determined by the length of time the event and related government and societal reactions influence travel decisions. However, after each event business travel spend has recovered and continued to grow. The COVID-19 pandemic has had a significant adverse effect on the travel industry, global travel bookings and on our business, financial condition and operating results. Some adverse effect is likely to continue until the spread of COVID-19 is further contained and may continue thereafter, particularly if government regulation of, and employer and employee attitudes toward, business travel change in a lasting way. In addition, due to the COVID-19 pandemic, the adoption of teleconference and virtual meeting technologies significantly increased. The extent of permanent, structural substitution of business travel by such alternatives, if any, is uncertain. While we have seen positive recovery in business travel demand where COVID-19 has been contained and restrictions relaxed, the speed of the full recovery or extent of any permanent impact on demand remains difficult to predict until industry recovery in key geographies and segments is more advanced. In addition, we are seeing many clients adopt hybrid meetings, which include a combination of in-person and virtual attendees. For additional information, see “Risk Factors — Risks Relating to Our Business and Industry.”
While the full recovery from the COVID-19 pandemic is inherently uncertain, with vaccinations and new treatments underway, we believe the longer-term opportunity for us remains strong. Our customer service was especially valuable to travelers during the initial outbreak of the COVID-19 pandemic, during which we repatriated more than 100,000 travelers. Our traveler satisfaction averaged 92% since 2020, the highest since the formation of the JV in 2014. We are confident in the future of business travel as the estimated $1.4 trillion industry opportunity as of 2019 provides ample runway for growth. Following the COVID-19 pandemic, we believe the need for high-quality travel management solutions with a focus on employee safety and well-being will be more important than ever. In addition, with our additional capabilities in the SME segment, we believe the opportunity for us to leverage these capabilities and grow in the SME segment is substantial. We have observed improvements in the number of our transactions since March 2021, and October 2021 reflected a 38% recovery in transactions compared to October 2019. October 2021 air travel transactions, compared to October 2019, recovered by over 36% in the U.S., 50% in each of France and Spain and over 30% in Germany and 45% in the Nordics (consisting of Sweden, Norway, Denmark and Finland). October 2021 worldwide hotel transactions, compared to October 2019, recovered by 39%. October 2021 U.S. SME segment transactions, compared to October 2019, recovered by 48%. By comparison, the SME segment as a whole recovered by approximately 50% over the same period. The foregoing discussion of recent trends in our business is based on preliminary data and assumptions and remains subject to change, particularly in light of the unpredictability of the COVID-19 pandemic. For additional information, see “Risk Factors — Risks Relating to Our Business and Industry.”
During the year ended December 31, 2020, our TTV declined by approximately 80% compared to the prior year and total revenue declined by 63% compared to the prior year. Some of the volume decline was mitigated by fixed and non-transaction related revenues and cost reduction measures in our business model. We experienced similar declines through the first quarter of 2021 compared to the same period in 2019. Volumes have recovered through the latter half of 2021, but remain materially below 2019 levels. As the COVID-19 pandemic continues to develop, governments, corporations and other authorities may continue to implement restrictions or policies that continue to adversely impact our business.
Following the onset of the COVID-19 pandemic, in March 2020, we took immediate action to reduce our operating expenses and preserve cash through our COVID-19 Business Response Plan (the “COVID-19 BRP”). We have identified and taken $574 million in operating expense reductions, defined as “Total Operating Expenses” excluding depreciation and amortization and restructuring charges, in 2020 representing a 33% decrease in operating costs compared to 2019 and a further $605 million in operating expense reductions in 2021, net of the incremental operating expenses from the Egencia and Ovation acquisitions, compared to the same time period of 2019, consisting of reductions of salary and benefits and other operating expenses costs reductions. This represents a 34% decrease in expenses compared to 2019, demonstrating the flexibility in our operating model. Restructuring charges during the year ended December 31, 2020 were primarily related to severance costs incurred for headcount reduction and impairment charges from closures of certain of our offices. Key action items spanned: (i) employee cost-reduction measures (including salary and hiring freezes, pay reductions, furloughs and headcount reductions and other adjustments to salary and benefits), (ii) vendor cost-reduction measures (including vendor contract renegotiations, harmonization of mid- and back-office activities, technology and real estate rationalization) and (iii) other cost-reduction measures (including with respect to non-essential capital expenditures). Such actions are expected to result in $235 million of annualized permanent cost reductions that were delivered through structural efficiency gains, which we believe will enhance the underlying profitability of our business going forward.
We continue to win new business by strengthening our value proposition for corporate clients, travel suppliers and Network Partners. In 2021, we significantly strengthened customer value. We delivered (i) $3.7 billion in new client wins, which represents 10% of 2019 pro forma TTV (expected annual average TTV over the contract term from new client wins based on 2019 spend; includes Egencia for the full year), (ii) 95% customer retention rate (excludes Egencia and Ovation) in 2021, (iii) 92% customer satisfaction score customer (excludes Egencia and Ovation) and (iv) major new customer wins. In addition, 17 out of top 20 supplier contracts renegotiated with equal or better terms since January 2020 (the remaining four are in negotiation). As a way to continue to grow the business, we continuously sell our solutions and services to organizations that currently do not manage their travel program with GBT. We measure new sales in terms of the average annual spend expected to be served under the contract over its term, which is usually three years, as estimated by clients. Given the recovery trajectory in the near term, the standard practice adopted by clients since the onset of the COVID-19 pandemic has been to quantify spend in terms of 2019 benchmark. We have followed this practice in how we value new wins.
Liquidity Update
Throughout the COVID-19 pandemic, we have remained focused on preserving liquidity to ensure that we emerge as a stronger competitor and maximize flexibility to react to the shape of the recovery from the COVID-19 pandemic.
On May 27, 2022, we completed our Business Combination transaction. After considering payments of certain transaction expenses and redemption of Legacy GBT’s preferred shares of $168 million (including accrued dividends thereon until the Closing Date), we received net proceeds of $128 million upon Closing.
Legacy GBT’s preferred shares were originally issued during 2021 pursuant to Equity Commitment Letters entered into by Juweel and Amex HoldCo. with Legacy GBT in August 2020. The Equity Commitment Letters provided commitments for an aggregate of up to $300 million of preferred equity financing, half of which was funded to Legacy GBT in 2021 in connection with such issuances of Legacy GBT’s preferred shares. During the portion of 2022 ended prior to Closing, $150 million of commitments remained undrawn under the Equity Commitment Letters. The Equity Commitment Letters were terminated upon the consummation of the Business Combination.
Effective as of December 16, 2021, the Senior Secured Credit Agreement was amended to, among other things, establish the $1,000 million Senior Secured New Tranche B-3 Term Loan Facilities, $800 million of which was borrowed on such date and $200 million of which was available on a delayed-draw basis for an up to six-month period after the date of such initial borrowings, subject to certain customary borrowing conditions. On May 19, 2022, a principal amount of $100 million of term loans were borrowed from such $200 million of delayed draw commitments under the Senior Secured New Tranche B-3 Term Loan Facilities. On June 9, 2022, a principal amount of $100 million of additional term loans were borrowed from the last remaining delayed draw commitments under the Senior Secured New Tranche B-3 Term Loan Facilities.
The $50 million Senior Secured Revolving Credit Facility remained undrawn during the six months ended June 30, 2022 and the year ended December 31, 2021.
The proceeds from these financing arrangements have been and will continue to be used to reinforce our liquidity position and preserve financial flexibility. We believe this additional flexibility will be important given our limited ability to predict our future financial performance due to the uncertainty associated with the COVID-19 pandemic and the measures implemented in reaction to the COVID-19 pandemic. Utilization of the Senior Secured Revolving Credit Facility may be effectively limited in future periods if we are unable to comply with the leverage-based financial covenant for such facility contained in the Senior Secured Credit Agreement when required.

As of June 30, 2022, we had cash and cash equivalents of approximately $446 million, which represents a decrease of $70 million compared to cash and cash equivalents of $516 million at December 31, 2021. The decrease as of June 30, 2022 compared to December 31, 2021 was primarily driven by cash outflows from our operating and investing activities.
While it remains difficult to predict the precise path to recovery from the COVID-19 pandemic and certain changes in business practices may become permanent, we remain confident that travel will recover and we believe we are well positioned to respond to rapidly evolving scenarios. We continue to believe we will play a critical role in that recovery and beyond by continuing to actively support our clients, partners and employees worldwide.
We believe, based on our current operating plan, that our existing cash and cash equivalents, together with the Senior Secured Revolving Credit Facility, and cash flows from operating activities, will be sufficient to meet our anticipated cash needs for working capital, financial liabilities, capital expenditures and business expansion for at least the next 12 months. Although we believe that we will have a sufficient level of cash and cash equivalents to cover our working capital needs in the ordinary course of business and to continue to expand our business, we may, from time to time, explore additional financing sources to lower our cost of capital, which could include equity, equity-linked and debt financing. In addition, from time to time, we may evaluate acquisitions and other strategic opportunities. If we elect to pursue any such investments, we may fund them with internally generated funds, bank financing, the issuance of other debt or equity or a combination thereof. There is no assurance that such funding would be available to us on acceptable terms or at all. Furthermore, we cannot assure you that we would be able to satisfy or obtain a waiver of applicable borrowing conditions for borrowing additional amounts under the unused commitments under the Senior Secured Credit Agreement in the future. In addition, utilization of the Senior Secured Revolving Credit Facility may be effectively limited as of the end of any fiscal quarter if we are unable to comply with the leverage-based financial covenant for such facility contained in the Senior Secured Credit Agreement when required.
There is also no assurance that the holders of the warrants will elect to exercise any or all of the warrants or whether or when the GBTG MIP Options may be exercised, which could impact our liquidity position. To the extent that the warrants or GBTG MIP Options are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants or the GBTG MIP Options will decrease. We believe the likelihood that warrant holders will exercise their warrants, or GBTG MIP Option holders will exercise their GBTG MIP Options, and therefore the amount of cash proceeds that we would receive is, among other things, dependent upon the market price of our Class A Common Stock. If the market price for our Class A Common Stock is less than the applicable exercise price ($11.50 for the warrants, subject to adjustment as described herein, and $5.74 to $14.58 for the GBTG MIP Options), we believe such holders will be unlikely to exercise their warrants or GBTG MIP Options, as applicable.
For additional information, see “— Description of Certain Indebtedness,” “Management’s Discussion and Analysis of Financial Conditions and Results of Operations — Liquidity and Capital Resources,” “Risk Factors — Risks Relating to Our Business and Industry,” and “Risk Factors — Risks Relating to Our Indebtedness.”
Description of Certain Indebtedness
The following is a summary of the material terms of the Senior Secured Credit Agreement and related amendments thereto as of the date of this Prospectus/Offer to Exchange. This summary is qualified in its entirety by reference to the complete text of the Senior Secured Credit Agreement and the amendments thereto, all of which are included as exhibits to this Prospectus/Offer to Exchange. You are urged to read carefully the Senior Secured Credit Agreement and the amendments thereto in their entirety.
Senior Secured Credit Agreement
On August 13, 2018, certain of our subsidiaries entered into the Senior Secured Credit Agreement, by and among GBT Group Services B.V. (the “Borrower”), GBT III, as the original parent guarantor, Morgan Stanley Senior Funding, Inc., as administrative agent and as collateral agent, and the lenders and letter of credit issuers from time to time party thereto, which initially provided for $250 million of Senior Secured

Initial Term Loans and the $50 million Senior Secured Revolving Credit Facility. In December 2019, the Senior Secured Credit Agreement was modified to, among other things, permit certain internal reorganization transactions and add GBT UK TopCo Limited, a wholly-owned direct subsidiary of GBT, as the parent guarantor. On September 4, 2020, $400 million of Senior Secured Prior Tranche B-1 Term Loans were borrowed under an incremental facility that was established pursuant to an amendment to the Senior Secured Credit Agreement. On January 20, 2021, the Senior Secured Credit Agreement was further amended to, among other things, (i) establish the $200 million Senior Secured Prior Tranche B-2 Term Loan Facility and (ii) modify certain terms applicable to the Senior Secured Prior Tranche B-1 Term Loans. On December 2, 2021, the Borrower obtained commitments for the $1,000 million Senior Secured New Tranche B-3 Term Loan Facilities. Effective as of December 16, 2021, the Senior Secured Credit Agreement was amended to, among other things, (x) establish the Senior Secured New Tranche B-3 Term Loan Facilities (together with the Senior Secured Initial Term Loans, the “Senior Secured Term Loan Facilities”), a portion of which was applied to refinance and repay in full the Senior Secured Prior Tranche B-1 Term Loans and the Senior Secured Prior Tranche B-2 Term Loan Facility. The various amendments referred to above also modified certain covenants and certain other terms of the Senior Secured Credit Agreement.
Term Loan Facilities
Senior Secured Initial Term Loans in an aggregate principal amount of $250 million were drawn in full at the original closing of the Senior Secured Credit Agreement, and the proceeds therefrom were used for general corporate purposes, including repayment of a then-existing bridge facility that was incurred to finance our July 2018 acquisition of HRG. Loans in an aggregate principal amount of $800 million were drawn under the Senior Secured New Tranche B-3 Term Loan Facilities on December 16, 2021, a portion of which was applied to refinance and repay in full the Senior Secured Prior Tranche B-1 Term Loans and the Senior Secured Prior Tranche B-2 Term Loan Facility, and, in connection therewith, the remaining unused commitments under the Senior Secured Prior Tranche B-2 Term Loan Facility were terminated. The then remaining $200 million of commitments under the Senior Secured New Tranche B-3 Term Loan Facilities were available on a delayed-draw basis for an up to six-month period after the initial borrowing date under the Senior Secured New Tranche B-3 Term Loan Facilities, subject to certain customary borrowing conditions, to be used for ongoing working capital requirements and other general corporate purposes permitted by the Senior Secured Credit Agreement. On May 19, 2022, $100 million of term loans were borrowed from such $200 million of delayed draw commitments under the Senior Secured New Tranche B-3 Term Loan Facilities. On June 9, 2022, an additional $100 million of term loans were borrowed from the last remaining delayed draw commitments under the Senior Secured New Tranche B-3 Term Loan Facilities. Lenders under the Senior Secured New Tranche B-3 Term Loan Facilities include funds managed or advised by certain affiliates of the Sponsor and affiliates of certain PIPE Investors.
The Senior Secured Initial Term Loans mature, and all amounts outstanding thereunder will become due and payable in full, on August 13, 2025. Principal amounts outstanding under the Senior Secured Initial Term Loans are required to be repaid on a quarterly basis at an amortization rate of 1.00% per annum, with the balance due at maturity. The Senior Secured New Tranche B-3 Term Loan Facilities mature, and all amounts outstanding thereunder will become due and payable in full, on December 16, 2026. The Senior Secured New Tranche B-3 Term Loan Facilities do not have any scheduled amortization payments prior to maturity.
At the option of the Borrower (upon prior written notice), amounts borrowed under one or more of the Senior Secured Term Loan Facilities (as selected by the Borrower) may be voluntarily prepaid, in whole or in part, at any time without premium or penalty (other than (x) any applicable prepayment premium required to be paid with respect to the Senior Secured New Tranche B-3 Term Loan Facilities, as described below, and (y) customary breakage costs in connection with certain prepayments of loans bearing interest at a rate based on LIBOR). Subject to certain exceptions set forth in the Senior Secured Credit Agreement, the Borrower is required to prepay loans under the Senior Secured Term Loan Facilities with (i) 50% (subject to leverage-based stepdowns) of annual excess cash flow (calculated in a manner set forth in the Senior Secured Credit Agreement) in excess of a threshold amount, (ii) 100% (subject to leverage-based stepdowns) of the net cash proceeds from certain asset sales and casualty events, subject to customary reinvestment rights, (iii) 100% of the net cash proceeds from the incurrence of certain indebtedness. No mandatory prepayments were required under the Senior Secured Credit Agreement in connection with the consummation of the Business Combination.
Any voluntary prepayment or debt incurrence mandatory prepayment event with respect to any loan under the Senior Secured New Tranche B-3 Term Loan Facilities shall be subject to the following prepayment premium: (i) a make-whole amount with respect to any such prepayment prior to the 24-month anniversary of the initial borrowing date under the Secured New Tranche B-3 Term Loan Facilities equal to 2.25% of the principal amount of the loans under the Senior Secured New Tranche B-3 Term Loan Facilities being prepaid plus the present value of the amount of interest that would have been paid on such loan for the period from the date of such prepayment through the end of such 24-month period, (ii) 2.25% of the principal amount of the loans under the Senior Secured New Tranche B-3 Term Loan Facilities being prepaid with respect to any such prepayment on or after the 24-month anniversary, but prior to the 36-month anniversary, of the initial borrowing date under the Secured New Tranche B-3 Term Loan Facilities, and (iii) 1.00% of the principal amount of the loans under the Senior Secured New Tranche B-3 Term Loan Facilities being prepaid with respect to any such prepayment on or after the 36-month anniversary, but prior to the 42-month anniversary, of the initial borrowing date under the Secured New Tranche B-3 Term Loan Facilities. The applicable prepayment premium is also due upon acceleration of the Senior Secured New Tranche B-3 Term Loan Facilities.
As of June 30, 2022, an aggregate principal amount of $241 million of Senior Secured Initial Term Loans and $1,000 million of loans under the Senior Secured New Tranche B-3 Term Loan Facilities were outstanding under the Senior Secured Credit Agreement, and there were no unutilized term loan commitments remaining outstanding under the Senior Secured Credit Agreement as of such date.
Senior Secured Revolving Credit Facility
The Senior Secured Revolving Credit Facility has (i) a $30 million sublimit for extensions of credit denominated in certain currencies other than U.S. dollars, (ii) a $10 million sublimit for letters of credit, and (iii) a $10 million sublimit for swingline borrowings. Extensions of credit under the Senior Secured Revolving Credit Facility are subject to customary borrowing conditions. The proceeds from borrowings under the Senior Secured Revolving Credit Facility may be used for working capital and other general corporate purposes. The Senior Secured Revolving Credit Facility matures, and all amounts outstanding thereunder will become due and payable in full, on August 13, 2023. At the option of the Borrower (upon prior written notice), amounts borrowed under the Senior Secured Revolving Credit Facility may be voluntarily prepaid, and/or the commitments thereunder may be voluntarily reduced or terminated, in each case, in whole or in part, at any time without premium or penalty (other than customary LIBOR breakage costs). As of June 30, 2022, no borrowings or letters of credit were outstanding under the Senior Secured Revolving Credit Facility.
Security; Guarantees
GBT UK TopCo Limited, a wholly-owned direct subsidiary of GBT, and certain of its direct and indirect subsidiaries, as guarantors (such guarantors, collectively with the Borrower, the “Loan Parties”), provide an unconditional guarantee, on a joint and several basis, of all obligations under the Senior Secured Credit Agreement and under cash management agreements and swap contracts with the lenders or their affiliates (with certain limited exceptions). Subject to certain cure rights, as of the end of each fiscal quarter, at least 70% of the consolidated total assets of the Loan Parties and their subsidiaries must be attributable, in the aggregate, to the Loan Parties; provided that such coverage test shall instead be calculated based on 70% of Consolidated EBITDA (as defined in the Senior Secured Credit Agreement, the calculation of which differs from our calculation of Adjusted EBITDA included elsewhere in this Prospectus/Offer to Exchange) of the Loan Parties and their subsidiaries for the four prior fiscal quarters, commencing with the first quarterly test date after January 2021 on which Consolidated EBITDA of the Loan Parties and their subsidiaries exceeds $100 million. Further, the lenders have a first priority security interest in substantially all of the assets of the Loan Parties. The Borrower may (but is not required to) join GBT and GBTG as additional guarantors under the Senior Secured Credit Agreement, subject to satisfying the requirements set forth therein.

Interest and Certain Fees
Loans outstanding under the Senior Secured Credit Agreement accrue interest at a variable interest rate based on either LIBOR or the “base rate” (as defined in the Senior Secured Credit Agreement), plus an applicable margin (with a 1.00% LIBOR floor for loans under the Senior Secured New Tranche B-3 Term Loan Facilities and a 0.00% LIBOR floor for the Senior Secured Initial Term Loans and loans under the Senior Secured Revolving Credit Facility). The Senior Secured Initial Term Loans have an applicable margin of 2.50% per annum for LIBOR loans and 1.50% per annum for base rate loans. For any period for which accrued interest is paid in cash, the applicable margin for loans under the Senior Secured New Tranche B-3 Term Loan Facilities is initially 6.50% per annum for LIBOR loans and 5.50% per annum for base rate loans and, commencing with the test period ending December 31, 2022, will vary with the total leverage ratio (calculated in a manner set forth in the Senior Secured Credit Agreement), ranging from 5.00% to 6.50% per annum for LIBOR loans and 4.00% to 5.50% per annum for base rate loans. Until December 16, 2023, the Borrower will have the option to pay accrued interest on loans under the Senior Secured New Tranche B-3 Term Loan Facilities at a rate equal to (i) LIBOR (with a 1.00% LIBOR floor) plus 4.00% per annum with respect to the portion required to be paid in cash plus (ii) 4.00% per annum with respect to the portion paid in kind by adding such interest to the principal amount of the loans. Loans outstanding under the Senior Secured Revolving Credit Facility have an applicable margin of 2.25% per annum for LIBOR loans and 1.25% per annum for base rate loans. If any amount owing under the Senior Secured Credit Agreement is not paid when due, then such overdue amount would thereafter bear interest at a rate that is 2.00% per annum in excess of the interest rate otherwise payable thereon. Interest on the loans outstanding under the Senior Secured Credit Agreement is payable quarterly in arrears (or, if earlier in the case of LIBOR loans, at the end of the applicable interest period). As of June 30, 2022, the applicable interest rate in effect was 4.28% for the Senior Secured Initial Term Loans and 8.79% for loans under the Senior Secured New Tranche B-3 Term Loan Facilities. The Borrower paid $15 million of upfront fees for the commitments of the lenders under the Secured New Tranche B-3 Term Loan Facilities. The Borrower was required to pay a fee of 3.00% per annum on the actual daily unused delayed draw commitments under the Senior Secured New Tranche B-3 Term Loan Facilities. The Borrower is required to pay a fee of 0.375% per annum on the average daily unused commitments under the Senior Secured Revolving Credit Facility, payable quarterly in arrears. The Borrower is also obligated to pay other customary fees described in the Senior Secured Credit Agreement.
Covenants
The Senior Secured Credit Agreement contains various affirmative and negative covenants, including certain financial covenants (see below) and limitations (subject to exceptions) on the ability of the Loan Parties and their subsidiaries to: (i) incur indebtedness or issue preferred stock; (ii) incur liens on their assets; (iii) consummate certain fundamental changes (such as acquisitions, mergers, liquidations or changes in the nature of the business); (iv) dispose of all or any part of their assets; (v) pay dividends or other distributions with respect to, or repurchase, any equity interests of any Loan Party or any equity interests of any direct or indirect parent company or subsidiary of any Loan Party; (vi) make investments, loans or advances; (vii) enter into transactions with affiliates and certain other permitted holders; (viii) modify the terms of, or prepay, any of their subordinated or junior lien indebtedness; (ix) make certain changes to a Loan Party’s entity classification for U.S. federal income tax purposes or certain intercompany transfers of a Loan Party’s assets if, as a result thereof, an entity would cease to be a Loan Party due to adverse tax consequences; (x) enter into swap contracts; and (xi) enter into certain burdensome agreements.
The Senior Secured Credit Agreement also requires that an aggregate amount of Liquidity, as defined in the Senior Secured Credit Agreement, equal to at least $200 million be maintained as of the end of each calendar month. Liquidity is calculated as the aggregate amount of unrestricted cash and cash equivalents of the Loan Parties and their subsidiaries plus, under certain circumstances, the unused amount available to be drawn under the Senior Secured Revolving Credit Facility.
The Senior Secured Credit Agreement also contains a financial covenant applicable solely to the Senior Secured Revolving Credit Facility that requires the first lien net leverage ratio to be less than or equal to 3.25 to 1.00 as of the last day of any fiscal quarter on which the aggregate principal amount of outstanding loans and letters of credit under the Senior Secured Revolving Credit Facility exceeds 35% of the aggregate principal amount of the Senior Secured Revolving Credit Facility. The Senior Secured Credit Agreement

provides that such financial covenant is suspended for a limited period of time if an event that constitutes a “Travel MAC” (as defined in the Senior Secured Credit Agreement) has occurred and the Loan Parties are unable to comply with such covenant as a result of such event. The first lien net leverage ratio is calculated as the ratio of (i) the aggregate principal amount of funded indebtedness and capital lease obligations of the Loan Parties and their subsidiaries that are secured by liens that rank pari passu with or senior in priority to the liens securing the obligations under the Senior Secured Credit Agreement, minus the aggregate amount of unrestricted cash and cash equivalents included in the consolidated balance sheet of the Loan Parties and their subsidiaries, as of the relevant test date, to (ii) Consolidated EBITDA (as defined in the Senior Secured Credit Agreement, the calculation of which differs from our calculation of Adjusted EBITDA included elsewhere in this Prospectus/Offer to Exchange and may differ from the calculation of Consolidated EBITDA for other purposes under the Senior Secured Credit Agreement) of the Loan Parties and their subsidiaries for the four prior fiscal quarters. Such financial covenant did not apply for the fiscal quarter ended June 30, 2022.
The Loan Parties and their subsidiaries were in compliance with all applicable covenants under the Senior Secured Credit Agreement as of June 30, 2022.
Events of Default
The Senior Secured Credit Agreement contains default events (subject to certain materiality thresholds and grace periods), which could require early prepayment, termination of the Senior Secured Credit Agreement or other enforcement actions customary for facilities of this type. Defaults include, but are not limited to, the following:
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non-payment of principal, interest or other amounts when due under the Senior Secured Credit Agreement;

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materially incorrect representations or warranties;

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breaches of covenants;

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cross-default to other material indebtedness of any of the Loan Parties or their subsidiaries;

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one or more material monetary judgments against any of the Loan Parties or their subsidiaries remaining undischarged, unpaid or unstayed;

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certain bankruptcy or insolvency events affecting any of the Loan Parties or any of their material subsidiaries;

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invalidity of any loan document;

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certain events with respect to U.S. and/or non-U.S. employee benefit plans and pension plans; and

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the occurrence of one or more change in control events, which are limited to the following events from and after the Closing (as further described in the Senior Secured Credit Agreement):

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any person or group (other than any combination of the Sponsor, Amex HoldCo., Juweel, QIA, BlackRock, Inc, Certares, certain of their respective affiliates and/or certain other permitted holders) shall have acquired direct or indirect beneficial ownership of more than 50% of the aggregate ordinary voting power represented by the issued and outstanding equity interests of the Loan Party that is the direct or indirect party of all the other Loan Parties;

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a majority of the seats (other than vacant seats) on the Board shall be occupied by persons who were not nominated, appointed or approved for election by the Board; and/or

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100% of the equity interests in the Borrower shall cease to be owned and controlled, directly or indirectly, by the Loan Party that is the direct or indirect parent of all the other Loan Parties.

Sales and Marketing
Our travel management solutions are procured by corporate buyers who choose one or more TMCs to manage their organizations’ travel program. Our Global Customer Partnerships team is focused on developing relationships with, and engaging with, new prospects. They also manage day-to-day relationships with our existing client base, including sales and marketing of our products, services and solutions to our existing clients.
In addition to supporting travelers, our travel counselors and digital self-service channels act as an extension of the salesforce for our travel suppliers, promoting and marketing content in line with our corporate client and supplier agreements.
Our dedicated Global Supplier Partnerships team works closely with our travel suppliers to promote our solutions to travel suppliers and negotiate proprietary content that delivers value and benefits to our clients.
Our Partner Solutions business is grown by a dedicated sales team that develops relationships and negotiate partnerships with prospective TMCs and independent agents that could benefit from our platform and/or prospective service delivery partners who could become part of our TPN.
We receive marketing funds from certain travel suppliers for use in promotion, product and brand development programs, including national and/or regional marketing, advertising, public relations, social media, research and sales promotion campaigns.
Competition
The travel industry, and the business travel services industry, are highly competitive. We currently compete, and will continue to compete, with a variety of travel and travel-related companies, including other corporate travel management service providers, consumer travel agencies and emerging and established online travel agencies. We also compete with travel suppliers, such as airlines and hotels, some of which market their products and services directly to business travelers through B2C channels, including by offering more favorable rates, exclusive products/services and loyalty points to business travelers who purchase directly from such travel suppliers through B2C channels. We compete, to a lesser extent, with credit card loyalty programs, online travel search and price comparison services, facilitators of alternative accommodations, such as short-term home or condominium rentals, and social media and e-commerce websites. In the future, we may also face increased competition including through the emergence of new competitors or business models. Some of our competitors may have access to more financial resources, greater name recognition and well-established client bases in their target client segments, differentiated business models, technology and other capabilities, or a differentiated geographic coverage, which may make it difficult for us and our Network Partners to retain or attract new clients. Nevertheless, we believe we are distinguished from our competitors by:
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our ability to provide services tailored to the specific needs of corporate clients and business travelers effectively and efficiently when compared to B2C-focused travel service providers; and

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our portfolio of brands that target some of the most attractive segments in business travel, solutions tailored to solve the needs of these segments, our platform that delivers differentiated value and experiences to clients and travelers and our track record of consistent delivery of excellent service and value when compared to other B2B-focused travel service providers.

Intellectual Property
Our intellectual property rights, including our trademarks, copyrights, domain names, proprietary technology and trade secrets, are an important component of our business, and we rely heavily upon our intellectual property and proprietary information in our content, brands, domain names and website URLs and other components that make up our services. We have acquired some of our intellectual property rights and proprietary information through acquisitions, as well as licenses and content agreements with third parties. We protect our intellectual property and proprietary information through registrations, confidentiality procedures and contractual provisions, in addition to international, national, state and common law intellectual property rights.
We depend on the use of sophisticated information technologies and systems, including, but not limited to the following:

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third party reservation systems from all the major GDS providers;

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third party and company-owned online booking portals for air, hotel, car, cruise, activities, insurance etc.;

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third party and company-owned technology that facilitates the marketing of supplier sponsored advertisements and promotions;

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marketing platforms to attract and acquire quality leads from the internet;

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third party and proprietary systems for providing customer service, accepting and processing payments, detecting fraud, etc.;

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business intelligence tools to deliver insights and reporting for our corporate travelers;

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mobile applications to assist our travel advisors in providing just in time services for travelers such as trip or flight recovery tools and destination-related emergency monitoring and alerts;

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third party and proprietary systems for various business processes such as ticketing, policy validation, document delivery, invoicing, commission management, operational reporting and finance; and

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enterprise communication and productivity software, systems and computing devices for our travel advisors.

We continuously improve and upgrade our systems, infrastructure and information security. Over the next several years, we intend to continue to increase the level of investment towards information security to better protect data, communication and transactions. In addition, we plan to invest in technology to allow for the next generation of travel advisors to come onboard quickly without needing to learn complex GDS cryptic commands, while providing them qualified leads to help them build a book of business and grow. We have also designed processes to streamline travel advisor sales and support workflow to integrate acquired companies efficiently.
Employees and Human Capital Resources
As of June 30, 2022, we had approximately 17,300 employees worldwide with a proprietary presence or operations in 31 countries. While our employees in many European, Asia Pacific and Latin American countries are legally required to be represented by works councils and/or trade unions, our employees in North America are not represented by any labor organization and are not party to any collective bargaining arrangement. We have not experienced any work stoppages, and we consider our relationship with our employees to be mutually respectful.
We are committed to rewarding and supporting our employees to enable us to attract and retain top talent globally. Our total compensation package includes competitive base pay (with variable pay programs to reward outstanding performance), bonus programs, long-term incentive programs, benefits programs, retirement savings options and matching contributions, paid time off and parental and medical leave.
As part of our continuous effort to cultivate a better workplace, we conduct global engagement surveys annually. These surveys focus on a variety of different areas, including engagement and alignment with our GBT behaviors. Although our workforce was primarily remote prior to the COVID-19 pandemic, we transitioned to a 100% remote workforce in 2020. Since that time, we have conducted a series of pulse surveys to understand and respond to the needs of our employees in real time. These pulse surveys focused on topics such as our employees’ continued effectiveness in a remote environment, continued client focus, employee health and well-being and social equity. In the most recent pulse survey performed in July 2022, we achieved a 70% participation rate. We had an overall engagement score of 77%, which is 6% higher than the global high performing benchmark of the most admired corporations as defined by our third party engagement expert. In addition, 90% of our employees report feeling that people of all backgrounds can succeed at the Company, 8% higher than the global high performing benchmark.
We believe that the development and engagement of our employees is key to our sustainability and growth. We aim to ensure that our hiring and promotional processes are both transparent and equitable. We also provide a range of continuing education programs to our employees to promote their skill and professional development. Our employees have access to product and technology training so that they can stay up to date on product and travel booking tools, as well as leadership, management and professional skills training. We also have a global tuition reimbursement policy available to full-time and part-time employees worldwide.
The health and wellness of our employees is a primary focus. Our employees have access to voluntary wellness programs, tools and resources. In 2020, we expanded our global flexible work program, Better Balance, to make alternative work arrangements available to our employees to suit their needs. This program continues to be in effect.
A key component of our corporate culture is our commitment to creating a globally inclusive workplace. As of September 2, 2022, 67.5% of the global employee headcount is female and, in the U.S., 33.3% of our employees self-identified as part of a minority group. We seek to continuously improve diverse representation in our workforce. In 2020, we established a global Diversity, Equity and Inclusion Center of Excellence to improve colleague awareness, reduce unconscious bias in the workplace and help drive diversity, equity and inclusion across GBT. Minority affiliations are encouraged and supported through our inclusion groups.
We remain committed to ensuring that all employees can continuously grow and develop with us.
Facilities
We lease our corporate headquarters in London, United Kingdom pursuant to a lease that expires on April 1, 2025. We believe that our headquarters space is adequate for our needs and we believe that we should be able to renew our lease or secure a similar property without an adverse impact on our operations.
We also routinely make purchases of property, plant and equipment to strengthen our information technology infrastructure and enabling technologies. We believe that our current facilities are adequate to meet our ongoing needs, and that, if we require additional space, we will be able to obtain additional facilities on commercially reasonable terms.
Legal Proceedings
We are involved in litigation and other proceedings that arise in the ordinary course of our business. Management believes that we do not have any pending litigation that, separately or in the aggregate, would have a material adverse effect on our results of operations, financial condition or cash flows.
Government Regulation
Travel Licenses and Regulation
We maintain travel licenses and/or registrations in the jurisdictions in which they are required. We are required to renew our licenses, typically on an annual basis, and to do so, we must satisfy the licensee renewal requirements of each jurisdiction. Failure to satisfy any of the requirements to which our licensed entities are subject could result in a variety of regulatory actions ranging from a fine, a directive requiring remedial action, suspension of a license or, ultimately, revocation of a license.
In the United States, our businesses are subject to regulation by the DOT under the U.S. Transportation Code and state agencies under state seller of travel laws and must comply with various rules and regulations governing the holding out, offering, sale and arrangement of travel products and services as a travel agency and, in the case of the DOT, air transportation as a ticket agent. Failure to comply with these rules and regulations could also result in a variety of regulatory actions, including investigations, fines or directives requiring remedial action.
Our businesses also are subject to licensing requirements imposed by airline established organizations, including agent accreditation requirements by the Airlines Reporting Corporation in the United States and, in other countries, the International Air Transport Association (“IATA”). Pursuant to such accreditations, our businesses are authorized to sell and issue tickets on behalf of various airlines, subject to agent rules set by the Airlines Reporting Corporation and the IATA. The failure by our businesses to comply with such rules could result in the suspension or revocation of our authority to sell and issue tickets on behalf of one or more airlines.

As we continue to expand the reach of our brands into other regions we are increasingly subject to laws and regulations applicable to travel advisors or tour operators in those regions, including, in some countries, pricing display requirements, licensing and registration requirements, mandatory bonding and travel indemnity fund contributions, industry specific value-added tax regimes and laws regulating the provision of travel packages.
Banking Regulation
Because American Express “controls” GBT for purposes of the BHC Act, GBT is subject to supervision, examination and regulation by the Federal Reserve. The Federal Reserve has broad examination and enforcement power, including the power to impose substantial fines, limit dividends and other capital distributions, restrict our operations and acquisitions and require divestitures. Any of the foregoing could compromise our competitive position, especially because our competitors are not subject to these same regulations. For additional information, see “Risk Factors — Risks Relating to Regulatory, Tax and Litigation Matters — Because we are deemed to be “controlled” by American Express under the BHC Act, we are and will be subject to supervision, examination and regulation by the Federal Reserve which could adversely affect our future growth and our business, results of operations and financial condition.”
Activities
The BHC Act generally limits bank holding companies, including entities that are deemed “controlled” for BHC Act purposes, to activities that are considered to be banking activities and certain closely related activities. American Express is a bank holding company and has elected to become a financial holding company, which means that it and the entities that are deemed “controlled” for BHC Act purposes are authorized to engage in a broader range of activities. In order to remain eligible for financial holding company status, bank holding companies must meet certain eligibility requirements. If a bank holding company fails meet to these requirements, the bank holding company and any entities that are deemed “controlled” by the bank holding company for BHC Act purposes could be barred from making certain types of acquisitions or investments in reliance on such financial holding company status, and ultimately such entities could be required to discontinue certain activities permitted for financial holding companies.
Acquisitions and Investments
We are subject to banking laws and regulations that limit our investments and acquisitions and, in some cases, subject them to the prior review and approval of the Federal Reserve. The Federal Reserve has broad discretion in evaluating proposed acquisitions and investments that are subject to their prior review or approval.
Other
We are also subject to domestic and international laws and regulations that are not specific to the travel industry, including those related to consumer protection, privacy, consumer data, labor, economic and trade sanction programs, tax, anti-bribery and antitrust and competition laws and regulations. For example, the GDPR, which became effective in May 2018, requires companies, including ours, to meet enhanced requirements regarding the handling of personal data. The CCPA, which became effective in January 2020, may also limit how we use personal information. Similar laws are currently under discussion in other jurisdictions.
We maintain operations and employees in the U.S. and worldwide. Accordingly, we are subject to a wide range of employment laws and regulations relating to compensation, benefits, healthcare, headcount reductions and various workplace issues, all of which are applicable to our employees, and in some cases, independent contractors. State labor and employment rules vary from state to state and, in some states, require us to meet much stricter standards than required in other states.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Introduction
The following unaudited pro forma condensed combined financial information provides additional information regarding the financial aspects of the Business Combination, the Egencia Acquisition and related transactions and the proposed warrant exchange transaction. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”
The Business Combination and Egencia Acquisition closed on May 27, 2022 and November 1, 2021, respectively, and, therefore, the consolidated balance sheet of GBTG as of June 30, 2022 includes the impact of the Business Combination and Egencia Acquisition following the closing of these transactions. Therefore, no pro forma condensed combined balance sheet as of June 30, 2022 has been included as part of pro forma financial information. In addition, the accounting treatment for the exchange of public and private warrants for GBTG’s Class A Common Stock, should it be approved, would be primarily recorded as a reclassification within additional paid-in capital, with an adjustment to Class A Common Stock for any shares issued in the exchange and a reduction to cash and cash equivalents for any fractional shares included in the exchange. We do not expect the adjustments recorded to Class A Common Stock or cash and cash equivalents to be material.
The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 and for the year ended December 31, 2021 combine the historical statements of operations of APSG /GBTG, Legacy GBT, and Egencia on a pro forma basis as if the Business Combination, Egencia Acquisition and related transactions, summarized below, had been consummated on January 1, 2021. In addition, the unaudited pro forma condensed combined statements of operations reflect pro forma earnings per share assuming the exchange of all outstanding Private Placement Warrants and Public Warrants for GBTG’s Class A Common Stock as of January 1, 2021.
A summary of the Business Combination, the Egencia Acquisition and related transactions is as follows:
•
On May 27, 2022, the Business Combination Agreement entered into on December 2, 2021, between APSG and Legacy GBT closed. Upon closing, the Continuing JerseyCo Owners, in the aggregate, own a majority voting interest in GBTG and a majority economic interest in Legacy GBT, and the then existing shareholders of APSG own a minority voting interest in GBTG and an indirect minority economic interest in Legacy GBT business. Further, Legacy GBT has become a direct subsidiary of GBTG and GBTG conducts its business through Legacy GBT in an umbrella partnership-C corporation structure.

•
The Egencia Acquisition was consummated on November 1, 2021, and Expedia then became an indirect holder of approximately 19% of the equity interests of Legacy GBT, excluding the preferred shares and profit shares of Legacy GBT, GBT MIP Options and GBT MIP Shares as of such date. At the Closing, and as contemplated by the Egencia Acquisition, Expedia has become a direct equityholder in GBTG and Legacy GBT.

•
Immediately prior to the Closing, the PIPE Investors purchased 32,350,000 shares of APSG Class A Common Stock for an aggregate purchase price equal to $323.5 million, which, upon the Closing, converted on a one-for-one basis to shares of Class A Common Stock.

The unaudited pro forma condensed combined financial information does not purport to represent, and is not necessarily indicative of, what the actual financial condition of the combined company would have been had the Business Combination, the Egencia Acquisition and related transactions and the proposed warrant exchange transaction taken place on the dates indicated, nor is it indicative of the financial condition of the combined company as of any future date. The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with the historical financial statements of APSG/GBTG, Legacy GBT and Egencia, and the related notes thereto, as well as the section titled “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” included in this Prospectus/Offer to Exchange.

The unaudited pro forma condensed combined financial information have been prepared in accordance with Article 11 of Regulation S-X and are for informational purposes only and are subject to a number of uncertainties and assumptions as described in the accompanying notes. The unaudited pro forma condensed combined financial information reflects transaction-related adjustments management believes are necessary to present fairly the combined company pro forma results of operations following the closing of the Business Combination, Egencia Acquisition and related transactions and the proposed warrant exchange transaction for the periods indicated. The related transaction accounting adjustments are based on information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and reflective of adjustments necessary to report our results of operations as if the Business Combination, the Egencia Acquisition and related transactions and the proposed warrant exchange transaction were completed for the periods indicated. We believe that our assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination, the Egencia Acquisition and related transactions and the proposed warrant exchange transaction. The pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
Accounting for the Business Combination
The Business Combination closed on May 27, 2022 and, therefore, the historical consolidated balance sheet of GBTG as of June 30, 2022 includes the impact of the Business Combination.
The Business Combination has been accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, APSG has been treated as the acquired company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Legacy GBT issuing shares for the net assets of APSG, accompanied by a recapitalization. The net assets of APSG are recognized at fair value (which is consistent with carrying value as APSG’s net assets are primarily comprised of investments held in Trust Account), with no goodwill or other intangible assets recorded.
Legacy GBT has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:
•
Legacy GBT has been determined to be a corporate like entity due to its governance structure;

•
Legacy GBT’s stockholders have the majority of the voting power in the company surviving the Business Combination, i.e. GBTG;

•
Legacy GBT’s stockholders are able to appoint a majority of the Board;

•
Legacy GBT’s management team is the management team of the company surviving the Business Combination;

•
Legacy GBT’s prior operations comprise the ongoing operations of the company surviving the Business Combination;

•
Legacy GBT is the larger entity based on historical revenues and business operations; and

•
The company surviving the Business Combination assumed Legacy GBT’s operating name and its headquarters.

Accounting for Egencia Acquisition
The Egencia Acquisition closed on November 1, 2021 and, therefore, the consolidated balance sheet of GBTG as of June 30, 2022 includes the impact of the Egencia Acquisition.
The pro forma adjustments related to the Egencia Acquisition primarily reflect the impact of the following in the unaudited pro forma condensed combined statements of operations:
•
the amortization of acquired intangibles; and

•
the impact of revenue sharing arrangement with Expedia.

UNAUDITED PRO FORMA
CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2022
($ in millions, except share and per share data)	GBTG (Historical)	Apollo Strategic Growth Capital (YTD March 31, 2022)	Apollo Strategic Growth Capital (Mgt accounts/ estimate)	Apollo Strategic Growth Capital (YTD May 27, 2022)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$836	$—	$—	$—	$—		$836
Costs and expenses:
Cost of revenue (excluding depreciation and amortization shown separately below)	372	—	—	—	—		372
Sales and marketing	154	—	—	—	—		154
Technology and content	185	—	—	—	—		185
General and administrative	154	1	1	2	—		156
Restructuring charges	(3)	—	—	—	—		(3)
Depreciation and amortization	89	—	—	—	—		89
Total operating expenses	951	1	1	2	—		953
Operating loss	(115)	(1)	(1)	(2)	—		(117)
Interest (expense) income	(43)	—	1	1	—		(42)
Fair value movement on earnouts and warrants derivative liabilities	36	(4)	—	(4)	(9)	3(ee)	23
Other income, net	2	—	—	—			2
Loss before income taxes and share of loss from equity method investments	(120)	(5)	—	(5)	(9)		(134)
Benefit from income taxes	29	—	—	—	—	3(bb)	29
Share of losses from equity method investments	(2)	—	—	—	—		(2)
Net loss	(93)	(5)	—	(5)	(9)		(107)
Net (loss) income attributable to noncontrolling interests in subsidiaries	(114)	—	—	—	16		(98)
Net income (loss) attributable to the Company	$21	$(5)	—	$(5)	$(25)		$(9)
Earnings per share attributable to the shareholders of the Company’s Class A Common Stock – Basic:
Weighted average number of Class A Common Stock outstanding	48,867,969						59,717,012
Loss per share	$0.44						$(0.15)
Earnings per share attributable to the shareholders of the Company’s Class A Common Stock – Diluted:
Weighted average number of Class A Common Stock outstanding	444,320,221						455,169,264
Loss per share	$—						$(0.24)
Weighted average shares outstanding of Class A ordinary shares		81,681,000
Basic and diluted net loss per share, Class A		$(0.05)
Weighted average shares outstanding of Class B ordinary share		20,420,250
Basic and diluted net loss per share, Class B		$(0.05)
The accompanying notes are an integral part of these pro forma financial statements.

UNAUDITED PRO FORMA
CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2021
($ in millions, except share and per share data)	GBT JerseyCo Limited (Historical)	Egencia Historical- YTD Sep 2021	Egencia Historical- Oct 2021 (Mgt accounts/ estimate)	Egencia Historical- YTD Oct 2021	Egencia Acquisition Adjustments		GBT JerseyCo Limited Combined (Historical)	Apollo Strategic Growth Capital (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$763	$123	$25	$148	$(22)	2(i)	$889	$—	$—		$889
Costs and expenses:
Cost of revenue (excluding depreciation and amortization shown separately below)	477	112	19	131	—		608	—	—		608
Sales and marketing	201	86	7	93	—		294	—	—		294
Technology and content	264	53	4	57	—		321	—	—		321
General and administrative	213	33	2	35	(6)	2(ii)	242	13	2	3(ff)	257
Restructuring charges	14	9	—	9	—		23	—	—		23
Depreciation and amortization	154	36	4	40	2	2(iii)	196	—	—		196
Total operating expenses	1,323	329	36	365	(4)		1,684	13	2		1,699
Operating loss	(560)	(206)	(11)	(217)	(18)		(795)	(13)	(2)		(810)
Interest income	1	—	—	—	—		1	—	—		1
Interest expense	(53)	—	—	—	—		(53)	—	—		(53)
Loss on early extinguishment of debt	(49)	—	—	—	—		(49)	—	—		(49)
Other income (expense), net	8	2	—	2	—		10	—	(11)	3(aa)	(1)
Change in fair value of derivative warrants	—	—	—	—	—		—	19	(19)	3(ee)	—
Loss before income taxes and share of loss from equity method investments	(653)	(204)	(11)	(215)	(18)		(886)	6	(32)		(912)
Benefit from income taxes	186	2	—	2	5	2(iv)	193	—	2	3(bb)	195
Share of losses from equity method investments	(8)	—	—	—	—		(8)	—	—		(8)
Net loss	$(475)	(202)	(11)	(213)	$(13)		$(701)	$6	$(30)		$(725)
Net (loss) attributable to noncontrolling interests in subsidiaries	(2)	—	—	—	—		(2)	—	(614)	3(cc)	(616)
Net (loss) income attributable to the Company	(473)	(202)	(11)	(213)	(13)		(699)	6	584		(109)
Legacy GBT preferred shares dividend	(10)	—	—	—	—		(10)	—	10	3(dd)	—
Net (loss) income attributable to the Company’s ordinary shareholders	(483)	(202)	(11)	(213)	(13)		(709)	6	594		(109)
Earnings per share attributable to the shareholders of the Company’s ordinary shares
Weighted average number of ordinary shares outstanding – Basic and Diluted	37,406,171
Loss per share – Basic and Diluted	$(12.91)
Weighted average number of Class A Common Stock outstanding – Basic and Diluted											59,717,012
Loss per share – Basic and Diluted											$(1.83)
Weighted average shares outstanding of Class A ordinary shares								81,681,000
Basic and diluted net income per share, Class A								$0.06
Weighted average shares outstanding of Class B ordinary share								20,420,250
Basic and diluted net income per share, Class B								$0.06
The accompanying notes are an integral part of these pro forma financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Note 1 — Basis of Presentation
The Business Combination is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, APSG is treated as the “acquired” company for financial reporting purposes. This determination was primarily based on evaluation of the following facts and circumstances: (i) Legacy GBT has been determined to be a corporate like entity due to its governance structure; (ii) Legacy GBT’s stockholders have the majority of the voting power in the company surviving the Business Combination, i.e. GBTG; (iii) Legacy GBT’s stockholders are able to appoint a majority of the Board; (iv) Legacy GBT’s management team is the management team of the company surviving the Business Combination; (v) Legacy GBT’s prior operations comprise the ongoing operations of the company surviving the Business Combination; (vi) Legacy GBT is the larger entity based on historical revenues and business operations; and (vii) the company surviving the Business Combination assumed Legacy GBT’s operating name and its headquarters. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Legacy GBT issuing shares for the net assets of APSG, accompanied by a recapitalization. The net assets of APSG were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Legacy GBT.
The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 and for the year ended December 31, 2021 presents the pro forma effect of the Business Combination and the Egencia Acquisition and related transactions as if they had been completed on January 1, 2021. These periods are presented on the basis of Legacy GBT as the accounting acquirer.
The unaudited pro forma condensed combined financial information should be read in conjunction with the following materials, each of which is included elsewhere in this Prospectus/Offer to Exchange:
•
the accompanying notes to the unaudited pro forma condensed combined financial statements;

•
the historical unaudited financial statements of APSG as of, and for the three months ended March 31, 2022;

•
the historical unaudited financial statements of Egencia as of, and for the nine months ended September 30, 2022;

•
the historical unaudited financial statements of GBTG as of, and for the six months ended June 30, 2022;

•
the historical audited financial statements of APSG as of, and for the year ended, December 31, 2021;

•
the historical audited financial statements of Legacy GBT as of, and for the year ended, December 31, 2021; and

•
the section titled “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and other financial information included in this Prospectus/Offer to Exchange.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments (“Transaction Accounting Adjustments”). As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The unaudited pro forma combined financial information reflects transaction related adjustments management believes are necessary to present fairly Legacy GBT’s and GBTG’s pro forma results of operations following the Closing for the periods indicated. The related transaction accounting adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and reflective of adjustments necessary to report Legacy GBT’s / GBTG’s results of operations as if the Business Combination, Egencia Acquisition and the related transaction were completed as of the date indicated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material.
The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination and Egencia Acquisition.
The unaudited pro forma condensed combined financial information discussed above is illustrative only and is not necessarily indicative of what the actual results of operations would have been had the Business Combination and Egencia Acquisition taken place on the dates indicated, nor are they indicative of our future consolidated results of operations. They should be read in conjunction with the audited annual financial statements and quarterly financial statements of each of APSG, Legacy GBT, GBTG and Egencia and related notes thereto included in this Prospectus/Offer to Exchange.
Note 2 — Unaudited pro forma adjustments related to Egencia Acquisition
The historical consolidated financial information of GBT JerseyCo Limited and subsidiaries is derived from its consolidated financial statements included elsewhere in this Prospectus/Offer to Exchange and includes results of Egencia since the date of its acquisition on November 1, 2021. The historical balance sheet of GBT JerseyCo Limited as of June 30, 2022 includes provisional purchase accounting adjustments related to the Egencia Acquisition. On November 1, 2021, Legacy GBT acquired Egencia from Expedia. As part of the Egencia Acquisition’s purchase consideration, Expedia became an indirect holder of non-voting ordinary shares of Legacy GBT, which represented approximately 19% of the equity interests of Legacy GBT, excluding the preferred shares and profit shares of Legacy GBT, GBT MIP Options and GBT MIP Shares. On Closing, and as contemplated by the Egencia Acquisition, Expedia became a direct equity holder in Legacy GBT and GBTG. Such equity interest was subject to changes based on final debt/cash and working capital adjustments and upon finalization, Legacy GBT issued an additional 59,111 non-voting shares to Expedia.
Under the acquisition method of accounting, the identifiable assets acquired, and liabilities assumed are recorded at the acquisition date fair values. The pro forma acquisition adjustments are based on (i) initial fair valuations of purchase consideration, assets acquired and liabilities assumed, and (ii) estimated useful lives of the assets. These pro forma acquisition adjustments illustrate the estimated effect of the Egencia Acquisition on the pro forma consolidated statements of operations. For all assets acquired and liabilities assumed other than acquired technology, identified intangible assets and goodwill, the fair value is determined to be the same as its carrying value. Our preliminary purchase price allocation is based on information that is currently available. The preliminary purchase price allocations are subject to further analysis of tax accounts, including deferred tax assets and liabilities. The significance of the Egencia Acquisition may necessitate the use of this measurement period to adequately analyze and assess a number of the factors used in establishing the asset and liability fair values as of the acquisition date, including customer relationships, tradenames and technology and the assumptions underpinning the related tax impacts. Any potential adjustments made could be material in relation to the provisional values presented in the consolidated balance sheet and pro forma consolidated statements of operations. Accordingly, the purchase price allocation may be subject to further adjustment as additional information becomes available and as additional analyses are completed. There can be no assurances that these additional analyses will not result in significant changes to the estimates of fair value set forth below.
(i)
In connection with the Egencia Equity Contribution Agreement, the Company has entered into a long-term hotel supply agreement whereby Legacy GBT will receive hotel commission revenue from Expedia for the hotel bookings made by Egencia on Expedia’s platform. Historically Egencia has recorded the entire hotel commission in its financial statements. The adjustment represents reversal of Expedia’s share of hotel commission revenue from the combined results pursuant to this agreement, and for the nine months ended September 30, 2021 and the period from October 1 to

October 31, 2021, Legacy GBT has estimated that a total of $22 million would have been share of Expedia’s hotel commission revenue under such agreement if the agreement had been in effect as of January 1, 2021.
(ii)
Represents:

(1)
Reversal of the acquisition transaction costs of $13 million included in the historical statements of operations of Legacy GBT for the year ended December 31, 2021 and

(2)
Amortization of deferred compensation asset recognized on the Egencia Acquisition of $7 million for the nine months ended September 30, 2021 and the period from October 1 to October 31, 2021.

(iii)
Represents additional amortization expense resulting from the fair value of Egencia’s acquired intangible assets. The table below indicates the fair values, estimated useful lives and the annual amortization of each of the identifiable acquired intangible asset.

($ in millions, except as stated otherwise)	Fair value	Useful lives (years)	Annual Amortization
Acquired technology	$50	5	$10
Customer and Supplier relationships	390	15	26
Tradenames	50	10	5
Annual estimated amortization of identifiable acquired intangible asset			41
The pro forma adjustment represents the net additional amount recorded for the nine months ended September 30, 2021 and the period from October 1 to October 31, 2021 to include the impact of amortization of intangibles assets acquired on business combination, after considering reversal of related depreciation and amortization recorded in historical accounts.
(iv)
Represents the tax adjustment for the pro forma adjustments of Egencia Acquisition calculated at 28%.

Note 3 — Unaudited pro forma adjustments related to Business Combination
The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 are as follows:
(aa)
Reflects the change in fair value of the Sponsor and Legacy GBT shareholders earnout shares.

(bb)
There is immaterial tax implication as substantially all of the net income or loss is driven from changes in the fair value of warrants and earnout shares which are determined to have no tax consequence.

(cc)
Noncontrolling interests represent direct interests held in Legacy GBT other than by APSG immediately after the Business Combination and warrant exchange transaction.

(dd)
Represents an adjustment to eliminate the preferred shares dividend associated with the redemption of Legacy GBT’s preferred shares upon consummation of the Business Combination.

(ee)
Reflects the reversal of the fair value of the outstanding warrants that were exchanged for shares of Class A Common Stock.

(ff)
Represents estimated costs of warrant exchange transaction.

Note 4 — Earnings per Share
Represents the net earnings per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination assuming the shares were outstanding since January 1, 2021. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable in connection with the Business Combination have been outstanding for the entire period presented. The Company uses the two-class method to compute basic and diluted earnings per common share. In periods of net loss, no effect was given to the Company’s participating or dilutive securities as they did not contractually participate in the losses of the Company and/or the results would be antidilutive to the basic earnings (or losses) per share.
Pro forma basic earnings per share is calculated using the weighted average shares of Class A Common Stock outstanding, assuming that shares issued in connection with the Warrant Exchange were outstanding since January 1, 2021. Shares of Class B Common Stock are not participating securities and therefore are excluded from the calculation of pro forma basic earnings per share.
Pro forma diluted earnings per share is computed by adjusting (i) pro forma net income (loss) attributable to GBTG and (ii) the weighted average shares of Class A Common Stock outstanding, to give effect to potentially dilutive securities using the treasury stock method or if-converted method, as applicable, and included in the denominator to the extent their inclusion is dilutive.
The diluted weighted average share calculation assumes that certain equity instruments were issued and outstanding at the beginning of the period. The following table sets forth a reconciliation of the numerators and denominators used to compute pro forma basic and diluted earnings (loss) per share.
	Assuming Exchange of All Warrants
($ in millions, except share and per share data)	Year Ended December 31, 2021	Six Months Ended June 30, 2022
Numerator:
Net (loss) attributed to the Company	(109)	(9)
Effect of assumed exchange of warrants for Class A Common Stock	—	—
Estimated tax benefit (expense) of assumed exchange of warrants for Class A Common Stock	—	—
Net loss attributable to noncontrolling interests in subsidiaries	(614)	(98)
Net loss attributable to shareholders of Class A Common Stock – diluted	$(723)	$(107)
Denominator:
Weighted average Class A Common Stock outstanding – basic	48,867,969	48,867,969
Assumed exchange of warrants for Class A Common Stock	10,849,043	10,849,043
Pro forma weighted average Class A Common Stock outstanding – basic	59,717,012	59,717,012
Assumed exercise of GBTG / GBT MIP Options	—	1,003,771
Assumed conversion of Class B Common Stock	—	394,448,481
Weighted average Class A Common Stock outstanding – diluted	59,717,012	455,169,264
Net (loss) per Class A Common Stock – diluted	$(1.83)	$(0.24)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS
AND RESULTS OF OPERATIONS
You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements, and the related notes, included elsewhere in this Prospectus/Offer to Exchange. The discussion and analysis below presents our historical results as of and for the periods ended on, the dates indicated. Some of the information contained in this discussion and analysis or set forth elsewhere in this Prospectus/Offer to Exchange, including information with respect to our plans and strategy for our business and related financing, are forward-looking statements that involve risks and uncertainties. You should read the “Risk Factors” section of this Prospectus/Offer to Exchange for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. The historical financials below, for the period prior to the Business Combination, are those of GBT JerseyCo Limited and its subsidiaries that became predecessors of GBTG upon the consummation of the Business Combination and depending on the context, “we,” “us,” or “our,” could mean GBT JerseyCo Limited and its subsidiaries or GBTG.
Overview
We are the world’s leading B2B travel platform, measured by 2021 TTV, according to Travel Weekly (“2022 Power List,” June 2022, Travel Weekly). We provide a full suite of differentiated, technology-enabled solutions to business travelers and corporate clients, suppliers of travel content (such as airlines, hotels, ground transportation and aggregators) and third party travel agencies. We differentiate our value proposition through our commitment to deliver unrivalled choice, value and experience, with the powerful backing of American Express GBT, to our customers.
We are at the center of the global B2B travel ecosystem, managing the end-to-end logistics of corporate travel and providing an important link between businesses, their employees, travel suppliers and other industry participants. We service our clients in the following ways:
•
Our travel management solutions (delivered through the portfolio of our brands, including American Express Global Business Travel, Ovation, Lawyers Travel and Egencia) provide our clients with extensive access to flights, hotel rooms, car rentals and other travel services, including exclusive negotiated content, supported by a full suite of services that allows them to design and operate an efficient travel program and solve complex travel requirements.

•
GBT Partner Solutions extends our platform to third-party travel management companies and independent advisors (“Network Partners”), offering them access to our differentiated content and technology. Through GBT Partner Solutions, we aggregate business travel demand serviced by our Network Partners at low incremental cost, which we believe enhances the economics of our platform, generates increased return on investment and expands our geographic and segment footprint.

•
GBT Supply MarketPlace provides travel suppliers with efficient access to business travel clients serviced by our brands and Network Partners. We believe this access allows travel suppliers to benefit from premium demand (which we generally view as demand that is differentially valuable and profitable to suppliers) without incurring the costs associated with directly marketing to, and servicing, the complex needs of our corporate clients. Our travel supplier relationships generate efficiencies and cost savings that can be passed on to our corporate clients.

As of June 2022, we served approximately 20,000 corporate clients and more than 290 Network Partners.
In June 2014, American Express Company established a joint venture (“JV”) comprising the legacy GBT JerseyCo Limited operations with a predecessor of Juweel Investors (SPC) Limited (“Juweel”) and a group of institutional investors led by an affiliate of Certares. Since the formation of the JV in 2014, we have evolved from a leading travel management company (“TMC”) into a complete B2B travel platform, becoming one of the leading marketplaces in travel for corporate clients and travel suppliers. Before June 2014, our operations were owned by American Express and primarily consisted of providing business travel solutions for corporate clients.

Prior to the Closing Date, we operated our business travel, business consulting and meetings and events businesses under the brands American Express Global Business Travel and American Express Meetings & Events pursuant to an exclusive and worldwide license from American Express. Effective as of the Closing Date, we executed long-term commercial agreements with American Express, including the A&R Trademark License Agreement, pursuant to which we continue to license the American Express trademarks used in the American Express Global Business Travel brand, continue to license the American Express trademarks used in American Express Meetings & Events brand (solely during a 12-month transition period), and license the American Express trademarks used in the American Express GBT Meetings & Events brand for business travel, meetings and events, business consulting and other services related to business travel, in each case on an exclusive and worldwide basis. The term of the A&R Trademark License Agreement is for 11 years from the Closing Date, unless earlier terminated or extended. The American Express brand, consistently ranked as one of the most valuable brands in the world, brings with it a reputation for service excellence. We believe our partnership with American Express has been an important component of our value proposition. Under our commercial agreements with American Express, we exclusively provide business travel and meetings and events services to American Express personnel, subject to limited exceptions, engage in mutual global lead generation activities with American Express for our respective services and continue to exclusively promote American Express payment products to our clients and to make those products available for use by our own personnel in connection with our business.
As of June 30, 2022, we had approximately 17,300 employees worldwide with a proprietary presence or operations in 31 countries. We service clients in the rest of the world through our travel partners network.
On December 2, 2021, we entered into a Business Combination Agreement with APSG, a special purpose acquisition company, listed on the NYSE (the “Business Combination”). The Business Combination closed on May 27, 2022 upon satisfaction of the closing conditions provided in the Business Combination Agreement, including approval by APSG’s shareholders and certain regulatory approvals. Upon Closing, GBT JerseyCo Limited became a direct subsidiary of APSG, with APSG being renamed “Global Business Travel Group, Inc.” and conducting its business through GBT JerseyCo Limited. See “Unaudited Pro Forma Condensed Combined Financial Information” elsewhere in this Prospectus/Offer to Exchange to determine the impact of this Business Combination on a pro forma basis.
Key Factors Affecting Our Results of Operations
As a result of a number of factors, our historical results of operations are not comparable from period to period and may not be comparable to our financial results of operations in future periods. Set forth below is a brief discussion of the key factors impacting the comparability of our results of operations.
Industry Trends
The travel industry can generally be divided into two sectors: (i) the leisure travel sector, which serves individuals who make reservations for vacation and personal travel, and (ii) the business travel sector, which serves corporate clients that require travel by employees and other travelers for business needs and meetings. We focus primarily on the business travel sector, which is approximately twice as valuable as the leisure travel sector because business travel customers purchase more premium seats, more flexible tickets, more long- haul international trips and more last-minute bookings.
Impact of the COVID-19 Pandemic
Since March 2020, the outbreak of the novel strain of the coronavirus, COVID-19 (“COVID-19”) severely restricted the level of economic activity around the world and had an unprecedented effect on the global travel industry. Government measures implemented to contain the spread of COVID-19, such as imposing restrictions on travel and business operations and advising or requiring individuals to limit or forgo time outside of their homes, limited business travel significantly below 2019 levels.
While many countries have vaccinated a reasonable proportion of their population, the rate and pace of vaccination globally, the severity and duration of resurgence, as well as uncertainty over the efficacy of the vaccines against new variants of the virus, may contribute to delays in economic recovery. Overall, the ultimate impact and duration of the COVID-19 pandemic remains uncertain and will depend upon future developments, which are difficult to predict.
However, with the spread of COVID-19 now being contained to varying degrees in certain countries during different times, travel restrictions have been lifted and clients have become more comfortable traveling, particularly to domestic locations. This has led to a moderation of the more severe declines in business travel bookings experienced at certain points since the pandemic began. Starting in the second half of 2021 and continuing into first half of 2022, global travel activity has since shown a recovery trend, but, as of June 30, 2022, remained below 2019 largely due to COVID-19 variants and subvariants. We continue to see momentum in business travel recovery, with transactions reaching 76% of 2019 levels in the month of June 2022.
Impact of Acquisitions
We regularly evaluate and pursue accretive acquisitions and have realized substantial growth through our acquisition strategy. In January 2021, we completed the acquisition of Ovation Travel, LLC (together with its subsidiaries, “Ovation”). Ovation is a leading specialist in providing high-touch service. The Ovation acquisition was an important step in expanding our high value capabilities and building our leadership in the large and attractive small and medium enterprise customer base and the professional services industry. Further, on November 1, 2021, we completed our acquisition of Egencia, a business-to-business digital travel management company serving corporate clients, from an affiliate of Expedia, Inc., EG Corporate Travel Holdings LLC (“Expedia”).
Our consolidated financial statements for the six months ended June 30, 2022 include the results of the acquisitions discussed above from the respective closing date of each acquisition.
These acquisitions have been a significant driver of our revenue, cost of revenue and other operating expenses (including integration, restructuring and depreciation and amortization). Further, purchase accounting under GAAP requires that all assets acquired and liabilities assumed in a business combination be recorded at fair value on the acquisition date. As a result, our acquisition strategy has resulted in the past and could result in the future in a significant amount of amortization of acquired intangibles (or impairments, if any) recorded in our results of operations following acquisition by GBTG, which may significantly impact our results of operations.
Key Operating and Financial Metrics
We monitor the following key operating and financial metrics to help us evaluate our business, measure our performance, identify trends affecting our business, prepare financial projections and make strategic decisions. The following key operating and financial metrics, which we believe are useful in evaluating our business, are used by management to monitor and analyze the operational and financial performance of our business:
	Six Months Ended June 30,		Year Ended December 31,
($ in millions except percentages)	2022	2021	2021	2020	2019
Key Operating Metrics
TTV	10,668	1,873	6,385	5,563	27,667
Transaction Growth (Decline)	363%	(59)%	6%	(71)%	17%
Key Financial Metrics
Revenue	836	279	763	793	2,119
Total operating expense	951	522	1,323	1,540	1,913
Net loss	(93)	(169)	(475)	(619)	138
Net cash used in operating activities	(309)	(236)	(512)	(250)	227
EBITDA	10	(170)	(406)	(590)	349
Adjusted EBITDA	19	(164)	(340)	(363)	428
Adjusted Operating Expenses	815	441	1,095	1,151	1,696
Free Cash Flow	(351)	(254)	(556)	(297)	165

	As of June 30,	As of December 31,
	2022	2021
Net Debt	775	507
Key Operating Metrics
We consider TTV, followed by Transaction Growth (Decline), to be two significant non-financial metrics that are broadly used in the travel industry to help understand revenue and expense trends. These metrics are used by our management to (1) manage the financial planning and performance of our business, (2) evaluate the effectiveness of our business strategies, (3) make budgeting decisions, and (4) compare our performance to the performance of our peer companies. We also believe that TTV, followed by Transaction Growth (Decline), may assist potential investors and financial analysts in understanding the drivers of growth in our revenues and changes in our operating expenses across reporting periods.
TTV
TTV refers to the sum of the total price paid by travelers for air, hotel, rail, car rental and cruise bookings, including taxes and other charges applied by suppliers at point of sale, less cancellations and refunds.
For the six months ended June 30, 2022, TTV increased by $8,795 million, or 470%, compared to the six months ended June 30, 2021. The increase in TTV was primarily due to (i) inclusion of Egencia’s TTV, which contributed 145% of TTV for the six months ended June 30, 2022 and (ii) continued recovery of our business from a period of significant COVID-19 pandemic travel restrictions, that were introduced by governments in response to the COVID-19 pandemic. The increase in TTV, in part, reflects increasing numbers of companies returning to business travel and reductions in international travel restrictions.
TTV of $6,385 million for the year ended December 31, 2021 increased by 15% compared to the year ended December 31, 2020 due to the easing of travel restrictions, that were introduced by governments in response to the COVID-19 pandemic, particularly in the third and fourth quarters of 2021. For information on the impact of the COVID-19 pandemic on business travel, see “— Impact of the COVID-19 Pandemic” and “Business — Recent Performance and COVID-19 Update.”
TTV of $5,563 million for the year ended December 31, 2020 decreased by 80% compared to the year ended December 31, 2019 due to reduced travel resulting from the impact of the COVID-19 pandemic and resulting global travel restrictions.
Transaction Growth (Decline)
Transaction Growth (Decline) represents year-over-year decline or growth as a percentage of the total transactions, including air, hotel, car rental, rail or other travel-related transactions, recorded at the time of booking, and is calculated on a gross basis to include cancellations, refunds and exchanges. To calculate year- over-year growth or decline, we compare the total number of transactions in the comparative previous period/ year to the total number of transactions in the current period in percentage terms.
For the six months ended June 30, 2022, Transaction Growth was 363% compared to the six months ended June 30, 2021 primarily due to (i) inclusion of Egencia’s transaction volume, which contributed 158% of Transaction Growth for the six months ended June 30, 2022 and (ii) the increase in number of transactions due to continued easing of travel restrictions that were introduced by governments in response to the COVID-19 pandemic.
During the year ended December 31, 2021, Transaction Growth was 6% compared to the year ended December 31, 2020 due to the easing of travel restrictions, that were introduced by governments in response to the COVID-19 pandemic, particularly in the third and fourth quarters of 2021.
During the year ended December 31, 2020, Transaction Decline was 71% compared to the year ended December 31, 2019 due to reduced travel resulting from the impact of the COVID-19 pandemic and resulting global travel restrictions.

During the year ended December 31, 2019, Transaction Growth was 17% compared to the year ended December 31, 2018 primarily as a result of our acquisitions of HRG and DER, which added 12% and 3% to Transaction Growth, respectively. Excluding these acquisitions, Transaction Growth for the year ended December 31, 2019 was 2%.
Non-GAAP Financial Measures
We report our financial results in accordance with GAAP. Our non-GAAP financial measures are provided in addition to, and should not be considered as an alternative to, other performance or liquidity measure derived in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and you should not consider them either in isolation or as a substitute for analyzing our results as reported under GAAP. In addition, because not all companies use identical calculations, the presentations of our non-GAAP financial measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.
Management believes that these non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance or liquidity across periods. In addition, we use certain of these non-GAAP financial measures as performance measures as they are important metrics used by management to evaluate and understand the underlying operations and business trends, forecast future results and determine future capital investment allocations. We use two of our non-GAAP financial measures as indicators of our ability to generate cash to meet our liquidity needs and to assist our management in evaluating our financial flexibility, capital structure and leverage. These non-GAAP financial measures supplement comparable GAAP measures in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, and/or to compare our performance and liquidity against that of other peer companies using similar measures.
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Operating Expenses
We define EBITDA as net income (loss) before interest income, interest expense, loss on early extinguishment of debt, benefit from (provision for) income taxes and depreciation and amortization.
We define Adjusted EBITDA as net income (loss) before interest income, interest expense, loss on early extinguishment of debt, benefit from (provision for) income taxes and depreciation and amortization and as further adjusted to exclude costs that management believes are non-core to the underlying business of the Company, consisting of restructuring costs, integration costs, costs related to mergers and acquisitions, separation costs, non-cash equity-based compensation, long-term incentive plan costs, certain corporate costs, fair value movements on earnouts and warrants derivative liabilities, foreign currency gains (losses), non-service components of net periodic pension benefit (costs) and gains (losses) on disposal of businesses.
We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.
We define Adjusted Operating Expenses as total operating expenses excluding depreciation and amortization and costs that management believes are non-core to the underlying business of the Company, consisting of restructuring costs, integration costs, costs related to mergers and acquisitions, separation costs, non-cash equity-based compensation, long-term incentive plan costs and certain corporate costs.
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Operating Expenses are supplemental non-GAAP financial measures of operating performance that do not represent and should not be considered as alternatives to net income (loss) or total operating expenses, as determined under GAAP. In addition, these measures may not be comparable to similarly titled measures used by other companies. These non-GAAP measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of the Company’s results or expenses as reported under GAAP. Some of these limitations are that these measures do not reflect:
•
changes in, or cash requirements for, our working capital needs or contractual commitments;

•
our interest expense, or the cash requirements to service interest or principal payments on our indebtedness;

•
our tax expense, or the cash requirements to pay our taxes;

•
recurring, non-cash expenses of depreciation and amortization of property and equipment and definite-lived intangible assets and, although these are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future;

•
the non-cash expense of stock-based compensation, which has been, and will continue to be for the foreseeable future, an important part of how we attract and retain our employees and a significant recurring expense in our business;

•
restructuring, mergers and acquisition and integration costs, all of which are intrinsic of our acquisitive business model; and

•
impact on earnings or changes resulting from matters that are non-core to our underlying business, as we believe they are not indicative of our underlying operations.

EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Operating Expenses should not be considered as a measure of liquidity or as a measure determining discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.
We believe that the adjustments applied in presenting EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Operating Expenses are appropriate to provide additional information to investors about certain material non-cash and other items that management believes are non-core to our underlying business.
We use these measures as performance measures as they are important metrics used by management to evaluate and understand the underlying operations and business trends, forecast future results and determine future capital investment allocations. These non-GAAP measures supplement comparable GAAP measures in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. We also believe that EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Operating Expenses are helpful supplemental measures to assist potential investors and analysts in evaluating our operating results across reporting periods on a consistent basis.
Set forth below is a reconciliation of net loss to EBITDA and Adjusted EBITDA.
	Six Months Ended June 30,		Year Ended December 31,
($ in millions except percentages)	2022	2021	2021	2020	2019
Net (loss) income	(93)	(169)	(475)	(619)	138
Interest income	—	—	(1)	(1)	(5)
Interest expense	43	24	53	27	15
Loss on early extinguishment of debt	—	—	49	—	—
(Benefit from) provision for income taxes	(29)	(95)	(186)	(145)	60
Depreciation and amortization	89	70	154	148	141
EBITDA	10	(170)	(406)	(590)	349
Restructuring charges(a)	(3)	(9)	14	206	12
Integration costs(b)	17	5	22	14	36
Mergers and acquisitions(c)	2	11	14	10	12
Separation costs(d)	—	—	—	—	3
Equity-based compensation(e)	8	1	3	3	6
Fair value movements on earnouts and warrants derivative liabilities(f)	(36)	—	—	—	—
Other adjustments, net(g)	21	(2)	13	(6)	10
Adjusted EBITDA	19	(164)	(340)	(363)	428
Net loss margin	(11)%	(61)%	(62)%	(78)%	7%
Adjusted EBITDA Margin	2%	(59)%	(45)%	(46)%	20%

Set forth below is a reconciliation of total operating expenses to Adjusted Operating Expenses:
	Six Months Ended June 30,		Year Ended December 31,
($ in millions)	2022	2021	2021	2020	2019
Total operating expenses	951	522	1,323	1,540	1,913
Adjustments:
Depreciation and amortization	(89)	(70)	(154)	(148)	(141)
Restructuring charges(a)	3	9	(14)	(206)	(12)
Integration costs(b)	(17)	(5)	(22)	(14)	(36)
Mergers and acquisition(c)	(2)	(11)	(14)	(10)	(12)
Separation costs(d)	—	—	—	—	(3)
Equity-based compensation(e)	(8)	(1)	(3)	(3)	(6)
Other adjustments, net(g)	(23)	(3)	(21)	(8)	(7)
Adjusted Operating Expenses	815	441	1,095	1,151	1,696

(a)
Represents severance and related expenses due to restructuring activities.

(b)
Represents expenses related to the integration of businesses acquired.

(c)
Represents expenses related to business acquisitions, including potential business acquisitions, and includes pre-acquisition due diligence and related activities costs.

(d)
Represents expenses related to the separation of Legacy GBT’s business from American Express, which was substantially completed in 2018.

(e)
Represents non-cash equity-based compensation expense related to the GBTG/GBT JerseyCo MIP Options.

(f)
Represents fair value movements on earnouts and warrants derivative liabilities during the periods.

(g)
Adjusted Operating Expenses excludes (i) long-term incentive plan expense of $20 million and $2 million for the six months ended June 30, 2022 and 2021, respectively, and $15 million, $2 million and $0 for the years ended December 31, 2021, 2020 and 2019, respectively, and (ii) litigation and professional services costs of $3 million and $1 million for the six months ended June 30, 2022 and 2021, respectively, and $6 million, $6 million and $7 million for the years ended December 31, 2021, 2020 and 2019 respectively. Adjusted EBITDA additionally excludes (i) unrealized foreign exchange losses (gains) of $2 million and $(1) million for the six months ended June 30, 2022 and 2021, respectively, and $0 million, $(12) and $4 million for the years ended December 31, 2021, 2020 and 2019 respectively, (ii) non-service component of our net periodic pension benefit related to our defined benefit pension plans of $4 million for each of the six months ended June 30, 2022 and 2021 and $9 million, $2 million and $4 million for the years ended December 31, 2021, 2020 and 2019, respectively and (iv) loss on disposal of business of $1 million, $0 million and $3 million for the years ended December 31, 2021, 2020 and 2019 respectively.

For a discussion of Free Cash Flow and Net Debt, see “Management’s Discussion and Analysis of Financial Conditions and Results of Operations — Liquidity and Capital Resources — Free Cash Flow” and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations — Liquidity and Capital Resources — Net Debt.”
Components of Results of Operations
Revenue
We generate revenue in two primary ways — (1) Travel Revenues received from clients and travel suppliers and (2) Product and Professional Services Revenues received from clients, travel suppliers and Network Partners.

Travel Revenues:   Travel Revenues include all revenue relating to servicing a travel transaction, which can be air, hotel, car rental, rail or other travel-related bookings or reservations, cancellations, exchanges or refunds. The major components of our Travel Revenues are:
•
Client Fees:   We typically charge clients transaction fees for arranging travel.

•
Supplier Fees:   Travel suppliers pay us for distributing and promoting their content. The mechanism varies by supplier, but the amount is usually a volume-linked fee. This includes fees from the three major GDSs.

Product and Professional Services Revenues:   We receive revenue from clients, travel suppliers and Network Partners for using our platform, products and value-added services.
•
Management Fees:   Many clients request a contractually fixed, dedicated staffing pool to serve their travelers for part or all of their business travel. In these cases, we use a cost-recovery-plus-margin pricing structure instead of a transaction fee. Client management resources and overhead allocations are also included in this management fee.

•
Products Revenues:   We provide a broad range of business travel management tools used by clients to manage their travel programs. Revenue for these solutions usually takes the form of recurring subscriptions or management fees.

•
Consulting and Meetings and Events Revenues:   Consulting revenues (including outsourcing to us of part, or all, of a client’s travel program management) are usually a fixed fee for delivery of a certain engagement (such as company travel policy design). Meetings and events revenue is based on fees for booking, planning and managing meetings and events.

•
Other Revenues:   Other revenues typically include certain marketing and advertising fees from travel suppliers, as well as direct revenues from our Network Partners (excluding certain supplier fees that are indirectly driven by Network Partners’ contribution to aggregate volumes).

Costs and Expenses
Cost of Revenue
Cost of revenue primarily consists of (i) salaries and benefits of our travel counsellors, meetings and events teams and their supporting functions and (ii) the cost of outsourcing resources in transaction processing and the processing costs of online booking tools.
Sales and Marketing
Sales and marketing expenses primarily consists of (i) salaries and benefits of employees in our sales and marketing function and (ii) the expenses for acquiring and maintaining client partnerships, including account management, sales, marketing and consulting, as well as certain other functions that support these efforts.
Technology and Content
Technology and content expenses primarily consists of (i) salaries and benefits of employees engaged in our product and content development, back-end applications, support infrastructure and who maintain security of our networks and (ii) expenses associated with licensing software and information technology maintenance.
General and Administrative
General and administrative expenses consists of (i) salaries and benefits of our employees in finance, legal, human resources and administrative support, including expenses associated with the executive non-cash equity plan and long-term incentive plans, (ii) integration expenses related to acquisitions, costs related to mergers and acquisitions primarily related to due diligence, legal and related professional services fees and (iii) fees and costs related to accounting, tax and other professional services fees, legal related costs, and other miscellaneous expenses.

We have incurred, and expect to continue to incur, additional expenses as we grow our operations as a newly public company, including higher legal, corporate insurance, accounting and auditing expenses, and the additional costs of enhancing and maintaining our internal control environment through the adoption of new corporate policies. We also expect that general and administrative expenses will continue to increase in absolute dollars as we expand our operations.
Results of Operations
Six Months Ended June 30, 2022 Compared to Six Months Ended June 30, 2021
The following table summarizes our consolidated statements of operations for the six months ended June 30, 2022 and 2021:
	Six Months Ended June 30,		Change favorable/(unfavorable)
($ in millions except percentages)	2022	2021	$	%
Revenue	$836	279	557	200%
Costs and Expenses:
Cost of revenues (excluding depreciation and amortization shown separately below)	372	177	(195)	(110)%
Sales and marketing	154	88	(66)	(74)%
Technology and content	185	116	(69)	(60)%
General and administrative	154	80	(74)	(92)%
Restructuring charges	(3)	(9)	(6)	(70)%
Depreciation and amortization	89	70	(19)	(27)%
Total operating expense	951	522	(429)	(82)%
Operating loss	(115)	(243)	128	53%
Interest expense	(43)	(24)	(19)	(80)%
Fair value movements on earnouts and warrants derivative liabilities	36	—	36	n/m
Other income, net	2	5	(3)	(56)%
Loss before income taxes and share of losses from equity method investments	(120)	(262)	(142)	54%
Benefit from income taxes	29	95	(66)	(69)%
Share of losses in equity method investments	(2)	(2)	—	(15)%
Net loss	(93)	(169)	76	45%

n/m — not meaningful
Revenue
	Six Months Ended June 30,		Change favorable/(unfavorable)
($ in millions except percentages)	2022	2021	$	%
Travel Revenue	$645	$141	$504	357%
Products & Professional Services Revenue	191	138	53	39%
Total Revenue	$836	$279	$557	200%
For the six months ended June 30, 2022, our total revenue increased by $557 million, or 200%, due to incremental revenue resulting from the Egencia consolidation and recovery in both Travel Revenue and Products & Professional Services revenue.

Travel Revenue increased by $504 million, or 357%, due to (i) incremental revenue of $168 million resulting from the Egencia consolidation and (ii) $343 million resulting from Transaction Growth driven by the recovery in travel from the COVID-19 pandemic, and (iii) adverse foreign currency translation impact of $7 million.
Product and Professional Services Revenue increased $53 million, or 39%, primarily due to (i) $42 million of increased management fees and meetings and events revenue as increasingly relaxed COVID-19 restrictions drove increased business meetings and (ii) $5 million resulting from the Egencia consolidation.
Cost of Revenue
	Six Months Ended June 30,		Change favorable/(unfavorable)
($ in millions except percentages)	2022	2021	$	%
Cost of revenue (excluding depreciation and amortization)	$372	$177	$(195)	(110)%
For the six months ended June 30, 2022, cost of revenue increased by $195 million, or 110%, due to additional cost of revenue resulting from Egencia consolidation and increase in both salaries and benefits expenses and other cost of revenue.
Salaries and benefits expenses related to cost of revenue increased by $142 million, or 97%, primarily due to (i) increase in the number of travel care employees employed to meet the increased travel demand as the recovery in business travel from the COVID-19 pandemic continues resulting in additional $79 million of salaries and benefits, (ii) $37 million incremental salaries and benefits resulting from Egencia consolidation and (iii) a decrease in funds of $21 million received from governments in connection with programs designed to minimize employment losses related to the COVID-19 pandemic, which were recorded as a reduction of salaries and benefits expenses.
Other cost of revenue increased by $53 million, or 174%, primarily due to (i) inclusion of $31 million of other cost of revenue resulting from Egencia consolidation and (ii) an increase in vendor costs to meet the increase in transaction volume driven by the recovery from the COVID-19 pandemic.
Sales and Marketing
	Six Months Ended June 30,		Change favorable/(unfavorable)
($ in millions except percentages)	2022	2021	$	%
Sales and marketing	$154	$88	$(66)	(74)%
For the six months ended June 30, 2022, sales and marketing expenses increased by $66 million, or 74%, due to additional sales and marketing cost resulting from Egencia consolidation and increase in both, salaries and benefits expenses and other sales and marketing costs.
Salaries and benefits expenses related to sales and marketing increased by $55 million, or 72%, primarily due to (i) $33 million of incremental salaries and benefits resulting from Egencia consolidation and (ii) $17 million increase primarily due to the restoration of full salaries and benefits during the six months ended June 30, 2022, compared to reduced salaries and benefits resulting from mandatory salary reductions that were in place during the six months ended June 30, 2021 and (iii) a decrease in funds of $2 million received from governments in connection with programs designed to minimize employment losses related to the COVID-19 pandemic, which were recorded as a reduction of salaries and benefits.
Other sales and marketing expenses increased by $11 million, or 86%, primarily due to Egencia consolidation.
Technology and Content
	Six Months Ended June 30,		Change favorable/(unfavorable)
($ in millions except percentages)	2022	2021	$	%
Technology and content	$185	$116	$(69)	(60)%

For the six months ended June 30, 2022, technology and content increased by $69 million, or 60%, due to additional technology and content costs resulting from Egencia consolidation and increases in both, salaries and benefits expenses and other technology and content costs.
Salaries and benefits expenses related to technology and content increased by $37 million, or 65%, primarily due to (i) $25 million of incremental salaries and benefits resulting from Egencia consolidation and (ii) $10 million increase due to the restoration of full salaries and benefits during the six months ended June 30, 2022 compared to reduced salaries and benefits resulting from the mandatory salary reductions that were in place during the six months ended June 30, 2021.
Other technology and content costs increased by $32 million, or 55%, due to (i) $17 million increase resulting from Egencia consolidation and (ii) $16 million increase primarily driven by higher platform usage costs as volume increases.
General and Administrative
	Six Months Ended June 30,		Change favorable/(unfavorable)
($ in millions except percentages)	2022	2021	$	%
General and administrative	$154	$80	$(74)	(92)%
For the six months ended June 30, 2022, general and administrative expenses increased by $74 million, or 92%, due to additional general and administrative costs resulting from Egencia consolidation and increase in both, salaries and benefits expenses and other general and administrative costs.
Salaries and benefits expenses related to general and administrative increased by $43 million, or 98%, primarily due to incremental salaries and benefits of $25 million resulting from the Egencia consolidation and (ii) $18 million related to management incentive plans.
Other general and administrative expenses increased by $31 million, or 85%, primarily due to Egencia consolidation.
Depreciation and Amortization
For the six months ended June 30, 2022, depreciation and amortization increased by $19 million, or 27%, primarily due to additional depreciation and amortization resulting from the Egencia Acquisition, including due to higher fair value of property and equipment and additional other intangible assets, recognized from purchase price allocation upon the Egencia Acquisition.
Interest Expense
For the six months ended June 30, 2022, interest expense increased by $19 million, or 80%. The increase was primarily due to higher amount of outstanding term loan debt and higher interest rates during the six months ended June 30, 2022 compared to the six months ended June 30, 2021.
Fair Value Movements on Earnouts and Warrants Derivative Liabilities
During the six months ended June 30, 2022, the fair value of our derivative liabilities related to our non-employee earnout shares and warrants decreased by $36 million resulting in a credit to our consolidated statement of operations.
Other Income, net
For the six months ended June 30, 2022, other income, net, decreased by $3 million or 56%, due to adverse changes in foreign exchange rates.
Benefit from Income Taxes
For the six months ended June 30, 2022, our income tax benefit was $29 million, at an effective tax rate of 25% compared to statutory tax rate of 21%, primarily due to non-taxability of fair value movements of earnout shares and warrants. Further, our effective income tax rate for the six months ended June 30, 2021 was 37%, primarily due to the change in U.K.’s enacted tax rates as discussed above.
Year Ended December 31, 2021 Compared to Year Ended December 31, 2020
The following table summarizes our historical consolidated statements of operations for the years ended December 31, 2021 and 2020:
	Year Ended December 31,		Change favorable/(unfavorable)
($ in millions except percentages)	2021	2020	$	%
Revenue	$763	$793	$(30)	(4)%
Costs and Expenses:
Cost of revenues (excluding depreciation and amortization shown separately below)	477	529	52	10%
Sales and marketing	201	199	(2)	(1)%
Technology and content	264	277	13	5%
General and administrative	213	181	(32)	(17)%
Restructuring charges	14	206	192	93%
Depreciation and amortization	154	148	(6)	(4)%
Total operating expense	1,323	1,540	217	14%
Operating loss	(560)	(747)	187	25%
Interest income	1	1	—	—
Interest expense	(53)	(27)	(26)	(95)%
Loss on early extinguishment of debt	(49)	—	(49)	n/m
Other income, net	8	14	(6)	(27)%
Loss before income taxes and share of losses from equity method investments	(653)	(759)	106	14%
Benefit from income taxes	186	145	41	27%
Share of losses in equity method investments	(8)	(5)	(3)	(51)%
Net loss	(475)	(619)	144	24%

n/m — not meaningful
Revenue
	Year Ended December 31,		Change favorable/(unfavorable)
($ in millions except percentages)	2021	2020	$	%
Travel Revenue	$446	$468	$(22)	(5)%
Products & Professional Services Revenue	317	325	(8)	(2)%
Total Revenue	$763	$793	$(30)	(4)%
For the year ended December 31, 2021, our total revenue decreased by $30 million, or 4%, due to the decline in both Travel Revenue and Products & Professional Services Revenue described below.
Travel Revenue decreased by $22 million, or 5%, despite Transaction Growth. This decline was due to a change in mix of domestic and international travel, where we had higher domestic travel with lower client fees compared to international travel, which typically has higher client fees. During most of the year ended December 31, 2021, there remained more stringent restrictions on international travel across all regions due to the COVID-19 pandemic.

Products & Professional Services Revenue is not dependent on transaction volume and decreased by $8 million, or 2%, despite Transaction Growth during the year ended December 31, 2021. The decrease in Products & Professional Services Revenue was primarily driven by a decline in our meeting and events revenue.
Cost of Revenue
	Year Ended December 31,		Change favorable/(unfavorable)
($ in millions except percentages)	2021	2020	$	%
Cost of revenue (excluding depreciation and amortization)	$477	$529	$52	10%
For the year ended December 31, 2021, cost of revenue decreased by $52 million, or 10%, due to a decline of $26 million in each of salaries and benefits expenses, and other cost of revenue.
Salaries and benefits expenses related to cost of revenue decreased by $26 million, or 6%, primarily due to the COVID-19 BRP of $72 million, offset by decrease in funds received from governments of $33 million in connection with programs designed to minimize employment losses related to the COVID-19 pandemic, which were netted against salaries and benefits expenses and $13 million in incremental salaries and benefits related to the Egencia Acquisition.
Other cost of revenue decreased by $26 million, or 23%, primarily due to a decrease of $35 million in outsourced vendor cost and other expenses, offset by $9 million incremental other cost of revenue related to the Egencia Acquisition.
Sales and Marketing
	Year Ended December 31,		Change favorable/(unfavorable)
($ in millions except percentages)	2021	2020	$	%
Sales and marketing	$201	$199	$(2)	(1)%
For the year ended December 31, 2021, sales and marketing expenses increased marginally by $2 million, or 1%. The increase in salaries and benefits expenses of $8 million was offset by a decline in other sales and marketing costs of $6 million.
Salaries and benefits expenses related to sales and marketing increased by $8 million, or 5%, primarily due to incremental salaries of $15 million resulting from the Egencia Acquisition, offset by a reduction resulting from the COVID-19 BRP of $1 million and an increase in funds received from governments of $7 million in connection with programs designed to minimize employment losses related to the COVID-19 pandemic which were netted against salaries and benefits expenses.
Other sales and marketing expenses decreased by $6 million, or 17%, primarily due to a reduction in vendor costs.
Technology and Content
	Year Ended December 31,		Change favorable/(unfavorable)
($ in millions except percentages)	2021	2020	$	%
Technology and content	$264	$277	$13	5%
For the year ended December 31, 2021, technology and content costs decreased by $13 million, or 5%. The increase in salaries and benefits expenses of $4 million was more than offset by a decline in other technology and content costs of $17 million.
Salaries and benefits expenses related to technology and content increased by $4 million, or 3%, primarily due to incremental salaries of $6 million resulting from the Egencia Acquisition and a decrease in funds received from governments of $3 million in connection with programs designed to minimize employment losses related to the COVID-19 pandemic, which were netted against salaries and benefits expenses, offset by a reduction in salaries and benefits resulting from the COVID-19 BRP of $5 million.
Other technology and content costs decreased by $17 million, or 11%, primarily due to reduction in third party technology vendor costs and lower technology investments of $26 million, offset by $9 million of incremental other technology and content expenses due to the Egencia Acquisition.
General and Administrative
	Year Ended December 31,		Change favorable/(unfavorable)
($ in millions except percentages)	2021	2020	$	%
General and administrative	$213	$181	$(32)	(17)%
For the year ended December 31, 2021, general and administrative expenses increased by $32 million, or 17%, due to an increase in salaries and benefits expenses of $28 million and an increase in other general and administrative costs of $4 million.
Salaries and benefits expenses related to general and administrative increased by $28 million, or 29%, due to an increase in annual incentive award and employee long-term cash incentive plan expenses amounting to $42 million, a decrease in funds received from governments of $9 million in connection with programs designed to minimize employment losses related to the COVID-19 pandemic, which were netted against salaries and benefits expenses, and incremental salaries of $5 million resulting from the Egencia Acquisition partially offset by the COVID-19 BRP of $28 million.
Other general and administrative expenses increased by $4 million, or 4%, primarily due to $8 million of incremental other general and administrative expenses resulting from the Egencia Acquisition and increased mergers and acquisition expenses amounting to $4 million primarily driven by the Egencia Acquisition, offset by a reduction in third party technology vendor processing, license costs, reduced investments and integration costs amounting to $7 million.
Restructuring Charges
For the year ended December 31, 2021, restructuring charges were reduced significantly by $192 million due to the completion of a majority of mitigating actions taken in response to the adverse business impact of the COVID- 19 pandemic during the year ended December 31, 2020.
Restructuring activities during the year ended December 31, 2020 were initiated to mitigate the adverse impact on our business resulting from the COVID-19 pandemic and to simplify our business processes and improve our operational efficiencies. The cost saving measures included voluntary and involuntary terminations of employee services and facility closures across various locations.
Depreciation and Amortization
For the year ended December 31, 2021, depreciation and amortization increased by $6 million, or 4%, primarily due to additional depreciation and amortization resulting from the Egencia Acquisition.
Interest Expense
For the year ended December 31, 2021, interest expense increased by $26 million, or 95%. The increase was primarily due to (i) $19 million of interest expense attributable to the $400 million principal amount of Senior Secured Prior Tranche B-1 Term Loans that were borrowed in September 2020, including as a result of an increase to the interest rate for such loans pursuant to an amendment in January 2021, and (ii) $6 million of interest expense related to additional borrowings of $150 million principal amount under the Senior Secured Prior Tranche B-2 Term Loan Facility that were borrowed in different tranches in 2021.

Other Income, Net
Other income, net consists of:
	Year Ended December 31,		Change favorable/(unfavorable)
($ in millions except percentages)	2021	2020	$	%
Foreign exchange gains, net	—	12	(12)	100
Loss on disposal of business	(1)	—	(1)	n/m
Non-service components of net periodic pension benefit	9	2	7	n/m
Other income, net	8	14	(6)	(27)%

n/m not meaningful
For the year ended December 31, 2021, other income, net, decreased by $6 million, or 27%, primarily due to $12 million of adverse change in foreign exchange, offset by a $7 million increase in non-service components of net periodic pension benefit during the year ended December 31, 2021.
Benefit from Income Taxes
For the year ended December 31, 2021 we recognized a benefit from incomes taxes of $186 million, resulting in an effective tax rate of 28.39%. For the year ended December 31, 2020 we recognized a benefit from incomes taxes of $145 million, resulting in an effective tax rate of 19.13%. The increase in the effective tax rate during the year ended December 31, 2021 was primarily driven by a change in the U.K.’s enacted tax rate from 19% to 25% during the second quarter of 2021, and which becomes effective from April 2023. Deferred tax balances are measured at the rate at which they are expected to reverse; therefore this resulted in a benefit of $35 million on remeasurement of our existing deferred tax assets and liabilities in the second quarter of 2021 and an additional benefit throughout the year on new balances that are expected to reverse at the newly enacted rate.
Share of Losses in Equity Method Investments
Our share of losses in equity method investments was $8 million for the year ended December 31, 2021 compared to a share of losses of $5 million for the year ended December 31, 2020. The losses during the years ended December 31, 2021 and 2020 were due to the adverse impact of restrictions on travel resulting from the COVID-19 pandemic and include impairment of equity method investments of $2 million during the year ended December 31, 2021.
Year Ended December 31, 2020 Compared to Year Ended December 31, 2019
The following table summarizes our historical consolidated statements of operations for the years ended December 31, 2020 and 2019:
	Year Ended December 31,		Change favorable/(unfavorable)
($ in millions except percentages)	2020	2019	$	%
Revenue	$793	$2,119	$(1,326)	(63)
Costs and expenses:
Cost of revenue (excluding depreciation and amortization shown separately below)	529	880	351	40
Sales and marketing	199	286	87	30
Technology and content	277	339	62	18
General and administrative	181	255	74	29
Restructuring charges	206	12	(194)	n/m

	Year Ended December 31,		Change favorable/(unfavorable)
($ in millions except percentages)	2020	2019	$	%
Depreciation and amortization	148	141	(7)	(5)
Total operating expenses	1,540	1,913	373	20
Operating (loss) income	(747)	206	(953)	n/m
Interest income	1	5	(4)	(68)
Interest expense	(27)	(15)	(12)	(76)
Other income (expense), net	14	(3)	17	n/m
(Loss) income before income taxes and share of (losses) earnings from equity method investments	(759)	193	(952)	n/m
Benefit from (provision for) income taxes	145	(60)	205	n/m
Share of (losses) earnings in equity method investments	(5)	5	(10)	n/m
Net (loss) income	$(619)	$138	$(757)	n/m

n/m — not meaningful
Revenue
	Year Ended December 31,		Change favorable/(unfavorable)
($ in millions except percentages)	2020	2019	$	%
Travel Revenues	$468	$1,605	$(1,137)	(71)
Product and Professional Services Revenues	325	514	(189)	(37)
Total Revenue	$793	$2,119	$(1,326)	(63)
For the year ended December 31, 2020, our total revenue decreased by $1,326 million, or 63%, due to the decline in both Travel Revenues and Product and Professional Services Revenues described below.
Travel Revenues decreased by $1,137 million, or 71%, in line with Transaction Decline due to the adverse impact on our business resulting from restrictions on travel across all regions due to the COVID-19 pandemic.
Product and Professional Services Revenues decreased by $189 million, or 37%. The decrease in Product and Professional Services Revenues was lower than Transaction Decline due to the fixed revenue components of management fees and other revenue, which are not dependent on transaction volume.
Cost of Revenue
	Year Ended December 31,		Change favorable/(unfavorable)
($ in millions except percentages)	2020	2019	$	%
Cost of revenue	$529	$880	$351	40
For the year ended December 31, 2020, cost of revenue decreased by $351 million, or 40%, due to a decline in salaries and benefits expenses of $243 million and a decline in other cost of revenue of $108 million.
Salaries and benefits expenses related to cost of revenue decreased by $243 million, or 37%, primarily due to the COVID-19 BRP of $171 million and funds received from governments of $72 million in connection with programs designed to minimize employment losses related to the COVID-19 pandemic during the year ended December 31, 2020, which were netted against salaries and benefits expenses.
Other cost of revenue decreased by $108 million, or 49%, primarily due to lower volumes of transactions during the year ended December 31, 2020. The reduction was primarily due to decrease in online booking tool fees and merchant fees amounting to $65 million, both of which are variable costs related to transaction volumes, and decreases in outsourced vendors cost and other expenses of $43 million.
Sales and Marketing
	Year Ended December 31,		Change favorable/(unfavorable)
($ in millions except percentages)	2020	2019	$	%
Sales and marketing	$199	$286	$87	30
For the year ended December 31, 2020, sales and marketing expenses decreased by $87 million, or 30%, due to a decline in salaries and benefits expenses of $59 million and a decline in other sales and marketing costs of $28 million.
Salaries and benefits expenses related to sales and marketing decreased by $59 million, or 27% primarily due to the COVID-19 BRP of $49 million and funds received from governments of $10 million in connection with programs designed to minimize employment losses related to the COVID-19 pandemic during the year ended December 31, 2020, which were netted against salaries and benefits expenses.
Other sales and marketing expenses decreased by $28 million, or 43%, primarily due to reduction in vendor costs.
Technology and Content
	Year Ended December 31,		Change favorable/(unfavorable)
($ in millions except percentages)	2020	2019	$	%
Technology and content	$277	$339	$62	18
For the year ended December 31, 2020, technology and content costs decreased by $62 million, or 18%, due to a decline in salaries and benefits expenses of $23 million and a decline in other technology and content costs of $39 million.
Salaries and benefits expenses related to technology and content decreased by $23 million, or 16%, primarily due to the COVID-19 BRP of $17 million and funds received from governments of $6 million in connection with programs designed to minimize employment losses related to the COVID-19 pandemic during the year ended December 31, 2020, which were netted against salaries and benefits expenses.
Other technology and content costs decreased by $39 million, or 20%, primarily due to reduction in third party technology vendor costs of $26 million and lower technology investments of $13 million.
General and Administrative
	Year Ended December 31,		Change favorable/(unfavorable)
($ in millions except percentages)	2020	2019	$	%
Total general and administrative	$181	$255	$74	29
For the year ended December 31, 2020, general and administrative expenses decreased by $74 million, or 29%, due to a decline in salaries and benefits of $42 million and a decline in other general and administrative costs of $32 million.
Salaries and benefits expenses related to general and administrative decreased by $42 million, or 31%, primarily due to the COVID-19 BRP of $29 million and funds received from governments of $13 million in connection with programs designed to minimize employment losses related to the COVID-19 pandemic during the year ended December 31, 2020, which were netted against salaries and benefits expenses.
Other general and administrative expenses decreased by $32 million, or 27%, primarily due to a reduction in third party technology vendor processing, license costs, reduced investments and substantial completion of activities associated with the integration of HRG.

Restructuring Charges
For the year ended December 31, 2020, restructuring charges were $206 million. Restructuring activities during the period were initiated to mitigate the adverse impact on our business resulting from the COVID-19 pandemic and to simplify our business processes and improve our operational efficiencies. The cost saving measures included voluntary and involuntary terminations of employee services and facility closures across various locations. See note 14 to our consolidated financial statements included elsewhere in this Prospectus/Offer to Exchange.
For the year ended December 31, 2019, restructuring charges were $12 million, primarily related to restructuring activities initiated to enhance and optimize our operational efficiency and as a result of the integration of acquired businesses.
Depreciation and Amortization
For the year ended December 31, 2020, depreciation and amortization increased by $7 million, or 5%, primarily due to the accelerated depreciation of certain software and leasehold improvement assets in connection with restructuring activities.
Interest Expense
For the year ended December 31, 2020, interest expense increased by $12 million, or 76%, to $27 million. This increase was primarily due to interest expense attributable to the $400 million principal amount of Senior Secured Prior Tranche B-1 Term Loans that were borrowed pursuant to an incremental facility that was established under the Senior Secured Credit Agreement in September 2020. See note 15 to our consolidated financial statements included elsewhere in this Prospectus/Offer to Exchange.
Other Income (Expense), Net
Other income (expense), net consists of:
	Year Ended December 31,		Change favorable/ (unfavorable)
($ in millions except percentages)	2020	2019	$	%
Foreign exchange gain (losses), net	$12	$(4)	$16	n/m
Loss on sale of businesses	—	(3)	3	100
Non-service components of net periodic pension benefit	2	4	(2)	(86)
Other income (expense), net	$14	$(3)	$17	n/m

n/m — not meaningful
For the year ended December 31, 2020, other income (expense), net increased $17 million as a result of $12 million of foreign exchange gains recognized during the period compared to foreign exchange losses of $4 million recognized during the year ended December 31, 2019.
Benefit from (Provision for) Income Taxes
In 2020, our income tax benefit was $145 million, driven by our effective tax rate and our $759 million loss before income taxes and share of losses from equity method investments. In 2019, our income tax provision was $60 million, driven by our effective tax rate and our $193 million income before income taxes and share of earnings from equity method investments. In 2019, our effective tax rate was higher than the statutory rate in the UK primarily as a result of certain discrete taxable items, including non-deductible expenses and state and local income taxes.
Share of (Losses) Earnings in Equity Method Investments
Our share of losses in equity method investments was $5 million for the year ended December 31, 2020 compared to a share of earnings of $5 million for the year ended December 31, 2019. The loss during the year ended December 31, 2020 was due to the adverse impact of restrictions on travel resulting from the COVID-19 pandemic.
Liquidity and Capital Resources
Our principal sources of liquidity are typically cash flows generated from operations, cash available under the credit facilities under the Senior Secured Credit Agreement as well as cash and cash equivalents balances on hand. As of June 30, 2022 and December 31, 2021, our cash and cash equivalent balances were $446 million and $516 million, respectively. During the six months ended June 30, 2022 and 2021, our Free Cash Flow was $(351) million and $(254) million, respectively (See “— Free Cash Flow” for additional information about this non-GAAP measure and a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP). The $50 million Senior Secured Revolving Credit Facility remained undrawn at June 30, 2022.
On May 27, 2022, we completed our Business Combination. After giving effect to payments of certain transaction expenses and redemption of Legacy GBT’s preferred shares of $168 million (including accrued dividends thereon until the Closing Date), we received net proceeds of $128 million upon Closing. Further, during the six months ended June 30, 2022, we borrowed a principal amount of $200 million of delayed draw term loans under the Senior Secured New Tranche B-3 Term Loan Facilities.
We believe, based on our current operating plan, that our existing cash and cash equivalents, together with the Senior Secured Revolving Credit Facility and cash flows from operating activities, will be sufficient to meet our anticipated cash needs for working capital, financial liabilities, capital expenditures and business expansion for at least the next 12 months. Although we believe that we will have a sufficient level of cash and cash equivalents to cover our working capital needs in the ordinary course of business and to continue to expand our business, we may, from time to time, explore additional financing sources to lower our cost of capital, which could include equity, equity-linked and debt financing. In addition, from time to time, we may evaluate acquisitions and other strategic opportunities. If we elect to pursue any such investments, we may fund them with internally generated funds, bank financing, the issuance of other debt or equity or a combination thereof. There is no assurance that such funding would be available to us on acceptable terms or at all. Furthermore, we cannot assure you that we would be able to satisfy or obtain a waiver of applicable borrowing conditions for borrowing additional amounts under the unused commitments under the Senior Secured Credit Agreement in the future. In addition, utilization of the Senior Secured Revolving Credit Facility may be effectively limited as of the end of any fiscal quarter if we are unable to comply with the leverage-based financial covenant for such facility contained in the Senior Secured Credit Agreement when required. See “Risk Factors — Risks Relating to Our Indebtedness” for more information.
Cash Flows
The following table summarizes our cash flows for the periods indicated:
	Six Months Ended June 30,		Year Ended December 31,
($ in millions)	2022	2021	2021	2020	2019
Net cash (used in) from operating activities	(309)	(236)	(512)	(250)	227
Net cash used in investing activities	(42)	(71)	(27)	(47)	(87)
Net cash (used in) from financing activities	298	187	478	384	(65)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(16)	(1)	(7)	7	1
Net (decrease) increase in cash, cash equivalents and restricted cash	(69)	(121)	(68)	94	76
Cash Flows for the Six Months Ended June 30, 2022 Compared to the Six Months Ended June 30, 2021
As of June 30, 2022, we had $456 million of cash, cash equivalents and restricted cash, a decrease of $69 million compared to December 31, 2021. The following discussion summarizes changes to our cash flows from operating, investing and financing activities for the six months ended June 30, 2022 compared to the six months ended June 30, 2021.
Operating Activities
For the six months ended June 30, 2022, net cash used in operating activities was $309 million compared to $236 million for the six months ended June 30, 2021. The increase in cash used in operating activities of $73 million was primarily due to $229 million increased cash usage for working capital as business recovery from the COVID-19 pandemic continued, partially offset by a decrease of $128 million in operating loss.
Investing Activities
During the six months ended June 30, 2022 cash used in investing activities of $42 million was related to purchase of property and equipment. Cash used in investing activities for the six months ended June 30, 2021 of $71 million consisted of cash consideration of $53 million paid for the acquisition of the Ovation travel business and $18 million used for the purchase of property and equipment.
Financing Activities
During the six months ended June 30, 2022, net cash from financing activities of $298 million was primarily due to: (i) $269 million of proceeds from the Business Combination and (ii) $200 million of proceeds received from delayed draw term loans borrowed under the Senior Secured New Tranche B-3 Term Loan Facilities, partially offset by (iii) $168 million redemption of Legacy GBT’s preferred shares, including dividends accrued thereon. During the six months ended June 30, 2021, net cash from financing activities of $187 million primarily consisted of: (i) $100 million of gross cash proceeds received from term loans borrowed pursuant to the Senior Secured Prior Tranche B-2 Term Loan Facility, (ii) $100 million of proceeds received from the issuance of Legacy GBT’s preferred shares, partially, offset by: (iii) $12 million cash outflows for payment of lender fees and issuance costs for senior secured term loans facilities and repayment of principal amount of finance lease obligation and quarterly term loan installment.
Cash Flows for the Year Ended December 31, 2021 Compared to the Year Ended December 31, 2020
As of December 31, 2021, we had $525 million of cash, cash equivalents and restricted cash, a decrease of $68 million compared to December 31, 2020. The following discussion summarizes changes to our cash flows from operating, investing and financing activities for the year ended December 31, 2021 compared to the year ended December 31, 2020.
Operating Activities
For the year ended December 31, 2021, net cash used in operating activities was $512 million compared to $250 million for the year ended December 31, 2020. The change of $262 million was primarily due to (i) fluctuations in working capital of $364 million, mainly driven by higher collections from our accounts receivable in 2020, as we focused on collections, to maintain our liquidity to manage the adverse impact of the COVID-19 pandemic and (ii) $31 million of higher interest payments, partially offset by (iii) reduced operating expenses.
Investing Activities
During the year ended December 31, 2021 net cash used in investing activities of $27 million was primarily due to cash consideration of $53 million paid for the acquisition of the Ovation travel business and $44 million used for the purchase of property and equipment, offset by $73 million of cash acquired in the Egencia Acquisition. During the year ended December 31, 2020, net cash used in investing activities of $47 million was due to purchase of property and equipment.
Financing Activities
During the year ended December 31, 2021, net cash from financing activities of $478 million was primarily due to (i) $935 million of gross cash proceeds received from term loans borrowed pursuant to

Senior Secured Prior Tranche B-2 Term Loan Facility and Senior Secured New Tranche B-3 Term Loan Facilities (net of debt discount of $15 million), and (ii) $150 million of proceeds received from issuances of Legacy GBT’s preferred shares, partially, offset by (iii) $ 551 million of gross cash payments towards the principal amount of the Senior Secured Prior Tranche B-1 Term Loans and Senior Secured Prior Tranche B-2 Term Loan Facility and for scheduled repayments of the Senior Secured Initial Term Loans, (iv) $42 million of cash paid for prepayment penalty and related costs, and for debt issuance costs, and (v) $10 million paid for a potential equity offering transaction. For the year ended December 31, 2020 net cash from financing activities was $384 million due to $388 million of cash proceeds received from the Senior Secured Prior Tranche B-1 Term Loans (net of debt discount of $12 million), offset by $4 million repayment of principal amount of senior secured term loans.
Cash Flows for the Year Ended December 31, 2020 Compared to the Year Ended December 31, 2019
As of December 31, 2020, we had $593 million of cash, cash equivalents and restricted cash, an increase of $94 million compared to December 31, 2019. The following discussion summarizes changes to our cash flows from operating, investing and financing activities for the year ended December 31, 2020 compared to the year ended December 31, 2019.
Operating Activities
For the year ended December 31, 2020, net cash (used in) from operating activities was $(250) million compared to $227 million for the year ended December 31, 2019. The decrease of $477 million was primarily due to the decrease in operating income of $953 million, partially offset by the cash inflows from fluctuations in working capital of $377 million, primarily driven by collections from our accounts receivables, and lower cash tax payments of $62 million.
Investing Activities
During the year ended December 31, 2020, net cash used in investing activities of $47 million was primarily due to cash used for the purchase of property and equipment. During the year ended December 31, 2019, net cash used in investing activities of $87 million was primarily due to $62 million of cash used to purchase property and equipment and $25 million of cash consideration paid for the acquisition of DER, net of cash acquired.
Financing Activities
During the year ended December 31, 2020, net cash from financing activities of $384 million was primarily due to the net cash proceeds received from the Senior Secured Prior Tranche B-1 Term Loans under the Senior Secured Credit Agreement. During the year ended December 31, 2019, net cash used in financing activities of $65 million was primarily due to $58 million of capital distributions to shareholders and $5 million dividend paid to noncontrolling interests in subsidiaries.
Free Cash Flow
We define Free Cash Flow as net cash from (used in) operating activities, less cash used for additions to property and equipment.
We believe Free Cash Flow is an important measure of our liquidity. This measure is a useful indicator of our ability to generate cash to meet our liquidity demands. We use this measure to conduct and evaluate our operating liquidity. We believe it typically presents an alternate measure of cash flows since purchases of property and equipment are a necessary component of our ongoing operations and it provides useful information regarding how cash provided by operating activities compares to the property and equipment investments required to maintain and grow our platform. We believe Free Cash Flow provides investors with an understanding of how assets are performing and measures management’s effectiveness in managing cash.
Free Cash Flow is a non-GAAP measure and may not be comparable to similarly named measures used by other companies. This measure has limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent cash flow for discretionary expenditures. This measure should not be considered as a measure of liquidity or cash flows from operations as determined under GAAP. This measure is not measurement of our financial performance under GAAP and should not be considered in isolation or as alternative to net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of liquidity.
Set forth below is a reconciliation of net cash used in operating activities to Free Cash Flow.
	Six Months Ended June 30,		Year Ended December 31,
($ in millions)	2022	2021	2021	2020	2019
Net cash (used in) from operating activities	$(309)	$(236)	$(512)	$(250)	$227
Less: Purchase of property and equipment	(42)	(18)	(44)	(47)	(62)
Free Cash Flow	$(351)	$(254)	$(556)	$(297)	$165
For the six months ended June 30, 2022, Free Cash Flow was $(351) million compared to Free Cash Flow of $(254) million for the six months ended June 30, 2021. The additional usage of $97 million was due to a $73 million increase in net cash used in operating activities as discussed above and an increase of $24 million of cash outflows related to purchases of property and equipment.
Free Cash Flow of $(556) million for the year ended December 31, 2021, declined by $(259) million compared to Free Cash Flow of $(297) million for the year ended December 31, 2020, due to a $262 million increase in net cash used in operating activities as discussed above, offset by $3 million of lower cash outflows related to purchases of property and equipment.
Free Cash Flow of $(297) million for the year ended December 31, 2020, declined by $(462) million compared to Free Cash Flow of $165 million for the year ended December 31, 2019, due to $477 million increase in net cash used in operating activities as discussed above, offset by $15 million of lower cash outflows related to purchases of property and equipment.
Net Debt
The following table summarizes our Net Debt position as of June 30, 2022 and December 31, 2021 and 2020:
	As of June 30,	As of December 31,
($ in millions)	2022	2021	2020
Senior Secured Credit Agreement
Principal amount of Senior Secured Initial Term Loans (Maturity – August 2025)(1)	241	242	244
Principal amount of loans under the Senior Secured Prior Tranche B-1 Term Loans(2)	—	—	399
Principal amount of loans under the Senior Secured Prior Tranche B-2 Term Loan Facility(3)	—	—	—
Principal amount of loans under the Senior Secured New Tranche B-3 Term Loan Facilities (Maturity – December 2026)(4)	1,000	800	—
Principal amount of Senior Secured Revolving Credit Facility (Maturity – August 2023)(5)	—	—	—
	1,241	1,042	643
Less: Unamortized debt discount and debt issuance costs	(20)	(19)	(19)
Total debt, net of unamortized debt discount and debt issuance costs	1,221	1,023	624
Less: Cash and cash equivalents	(446)	(516)	(584)
Net Debt	775	507	40

(1)
Stated interest rate of LIBOR + 2.50% as of June 30, 2022 and December 31, 2021 and 2020.

(2)
The outstanding principal amount of Senior Secured Prior Tranche B-1 Term Loans were repaid in full in December 2021.

(3)
Loans in an aggregate principal amount of $150 million were borrowed under the Senior Secured Prior Tranche B-2 Term Loan Facility during 2021, and the outstanding principal amount of the term loans under such facility were repaid in full in December 2021.

(4)
Stated interest rate of LIBOR + 6.50% (with a LIBOR floor of 1.00%) as of June 30, 2022 and December 31, 2021.

(5)
Stated interest rate of LIBOR + 2.25% as of June 30, 2022 and December 31, 2021 and 2020.

We define Net Debt as total debt outstanding consisting of current and non-current portion of long-term debt (defined as debt (excluding lease liabilities) with original contractual maturity dates of one year or greater), net of unamortized debt discount and unamortized debt issuance costs, minus cash and cash equivalents. Net Debt is a non-GAAP measure and may not be comparable to similarly named measures used by other companies. This measure is not a measurement of our indebtedness as determined under GAAP and should not be considered in isolation or as alternative to assess our total debt or any other measures derived in accordance with GAAP or as an alternative to total debt. Management uses Net Debt to review our overall liquidity, financial flexibility, capital structure and leverage. Further, we believe that certain debt rating agencies, creditors and credit analysts monitor our Net Debt as part of their assessment of our business.
Total debt, net of unamortized debt discount and debt issuance costs, was $1,221 million as of June 30, 2022 compared to total debt, net of unamortized debt discount and debt issuance costs, of $1,023 million as of December 31, 2021 and $624 million as of December 31, 2020. As of June 30, 2022, Net Debt was $775 million compared to Net Debt of $507 million as of December 31, 2021 and $40 million as of December 31, 2020. The increase in Net Debt of $268 million was primarily driven by $200 million of additional principal amount of term loans borrowed under the Senior Secured New Tranche B-3 Term Loan Facilities during the six months ended June 30, 2022 and a $70 million decrease in cash and cash equivalent balance as of June 30, 2022 compared to December 31, 2021.
As of June 30, 2022, we were in compliance with all applicable covenants under the Senior Secured Credit Agreement.
Contractual Obligations and Commitments
The following table summarizes our contractual obligations and commitments as of June 30, 2022:
	Payments Due by Year ($ in millions)
	Total	Less than 1 Year	1 – 3 Years	3 – 5 Years	More than 5 Years
Long-term debt obligations(1)	$1,221	$3	$5	$1,213	$—
Operating lease liabilities(2)	86	23	31	12	20
Finance lease liabilities	2	2	—	—	—
Interest payments(3)	427	98	198	131	—
Purchase commitments(4)	202	76	107	19	—
Total contractual obligations	$1,938	$202	$341	$1,375	$20

(1)
Long-term debt obligations exclude lease liabilities. Under certain circumstances, each year, a portion of the senior secured term loans outstanding under the Senior Secured Credit Agreement are required to be prepaid with a percentage of annual excess cash flow, if any, calculated in a manner set forth in the Senior Secured Credit Agreement. Under certain circumstances, we will also be required to prepay, or make an offer to prepay, the senior secured term loans outstanding under the Senior Secured Credit Agreement with the proceeds received from certain other events, subject to certain exceptions and limitations set forth in the Senior Secured Credit Agreement. None of these mandatory prepayment obligations are reflected in the table above. Long-term debt obligations reflected in this table do not include the related unamortized debt discount and unamortized debt issuance costs. As of June 30, 2022, we have unamortized debt discount and unamortized debt issuance costs of $20 million related to the senior secured term loans outstanding as of such date under the Senior Secured Credit Agreement that will be amortized over their contractual period.
(2)
The operating lease liability amounts in the table above are primarily related to corporate office facility leases, as well as other offices for our local operations. Our operating leases expire on various dates through December 31, 2035. In addition to minimum lease payments, we are responsible for our ratable share of taxes and operating costs for leased premises.

(3)
Includes interest on the senior secured term loans outstanding under the Senior Secured Credit Agreement and our finance leases. Interest payments reflected in the table above for the senior secured term loans outstanding under the Senior Secured Credit Agreement are based on the applicable interest rate in effect as of June 30, 2022, which was 4.28% per annum for the Senior Secured Initial Term Loans (calculated as LIBOR plus 2.5%) and 8.79% per annum for loans under the Senior Secured New Tranche B-3 Term Loan Facilities (calculated as LIBOR plus 6.5%). As of June 30, 2022, the amount of accrued and unpaid interest on the senior secured term loans under the Senior Secured Credit Agreement was $5 million. In February 2022, we entered into an interest rate swap contract for a notional amount of $600 million of debt for a period covering from March 2022 to March 2025 to hedge against future increases in the benchmark rate for the Senior Secured New Tranche B-3 Term Loan Facilities. In June 2022, we terminated this interest rate swap realizing $23 million in cash and simultaneously entered into another interest rate swap contract. Interest payments reflected in the table above exclude any impact of expected receipts or payments of cash flows resulting from the interest rate swap contract entered into in June 2022. As of June 30, 2022, we had derivative liability related to interest rate swaps of $10 million.

(4)
Primarily reflects our noncancelable contractual obligations in the ordinary course of business for which we have not received the goods or services as of June 30, 2022. The obligations are primarily related to service, hosting and licensing contracts for information technology arrangements.

Our obligations related to defined benefit and post-retirement plans are actuarially determined on an annual basis at our financial year end. As of December 31, 2021, plan contributions of $25 million were expected to be made in 2022 and for the six months ended June 30, 2022, we have made plan contributions of $19 million. Funding projections beyond 2022 are not practical to estimate based on currently available information. Income tax liabilities for uncertain tax positions are excluded as we are unable to make a reasonably reliable estimate of the amount and period of related future payments
Qualitative and Quantitative Disclosures about Market Risk
We are exposed to market risks in the ordinary course of our business, which primarily relate to fluctuations in interest rates. Such fluctuations to date have not been significant.
Interest Rate Risk
Interest rates are highly sensitive to many factors, including fiscal and monetary policies and domestic and international economic and political considerations, as well as other factors beyond our control. Interest rate risk is the exposure to loss resulting from changes in the level of interest rates and the spread between different interest rates. We are exposed to market risk from changes in interest rates on debt, which bears interest at variable rates. Interest rate risk is highly sensitive due to many factors, including U.S. monetary and tax policies, U.S. and international economic factors and other factors beyond our control. Our debt has floating interest rates. We are exposed to changes in the level of interest rates and to changes in the relationship or spread between interest rates for our floating rate debt. We have interest rate risk primarily related to borrowings under the Senior Secured Credit Agreement, which bear interest at a variable rate tied to LIBOR or the applicable base rate plus a margin (subject to certain benchmark replacement provisions and certain interest rate floors, as applicable), and, during certain periods, the margin applicable to certain term loan facilities thereunder will be based on a pricing grid that varies with the total leverage ratio (calculated in a manner set forth in the Senior Secured Credit Agreement). Therefore, increases in interest rates may reduce our net income or increase our net loss by increasing the cost of debt. As of June 30, 2022, $1,221 million of senior secured term loans were outstanding under the Senior Secured Credit Agreement, net of unamortized debt discount and unamortized debt issuance costs, and no borrowings or letters of credit were outstanding under the Senior Secured Revolving Credit Facility as of such date.
Based on the outstanding debt under the Senior Secured Credit Agreement as of June 30, 2022, and assuming that our mix of debt instruments and other variables remain unchanged, and excluding any impact of expected receipts or payments of cash flows resulting from any interest rate swap contract, a hypothetical 100 basis points increase or decrease in LIBOR would have increased or decreased our interest expense by $12 million on an annualized basis. In February 2022, we entered into an interest rate swap for a notional amount of $600 million of debt for a period covering from March 2022 to March 2025 to hedge against future increases in the benchmark rate for the Senior Secured New Tranche B-3 Term Loan Facilities. The terms of such swap were initially linked to LIBOR as the benchmark rate, with an adjusted SOFR-based rate replacing LIBOR as the benchmark rate for such swap commencing in June 2023. In June 2022, we terminated this February 2022 interest rate swap contract and realizing $23 million of cash and simultaneously entered into another swap contract, with substantially the same terms and conditions as the February 2022 swap, except the fixed interest rate component was changed. The Company has determined that the new interest rate swap contract will be designated as a cash flow hedge of interest rate risk under ASC 815. As of June 30, 2022, we had recognized $10 million of derivative liability in our consolidated financial statements.
Foreign Currency Exchange Risk
Our results of operations and cash flows are subject to fluctuations due to changes in foreign currency exchange rates relative to U.S. dollars, our functional and reporting currency. Our revenue is generated primarily in U.S. dollars, British pounds sterling, and Euros. Our expenses are generally denominated in the currency of the country in which our operations are located, which are primarily the U.S., Europe and Asia. Our functional currency is denominated in U.S. dollars. Our results of operations and cash flows are, therefore, subject to fluctuations due to changes in foreign currency exchange rates in ways that are unrelated to our operating performance. As exchange rates may fluctuate significantly between periods, revenue and operating expenses, when converted into U.S. dollars, may also experience significant fluctuations between periods. As our revenues earned and expenses incurred in currencies other than U.S. dollars largely offset each other, fluctuations in the foreign currency exchange rates have not had a material impact on our financial results.
We do not engage in any foreign currency related hedging activities. We will continue to reassess our approach to managing risks relating to fluctuations in currency rates.
Inflation Risk
We do not believe that inflation has had a material effect on our business, results of operations or financial condition. Nonetheless, if our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs. Our inability or failure to do so could harm our business, results of operations or financial condition.
Recent Accounting Pronouncements
For information on recently issued accounting pronouncements, adopted and not yet adopted by us, see note 2 to each of our consolidated financial statements included elsewhere in this Prospectus/Offer to Exchange.
Critical Accounting Policies and Estimates
Our consolidated financial statements and the related notes included elsewhere in this Prospectus/Offer to Exchange are prepared in accordance with GAAP. The preparation of consolidated financial statements also requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses and related disclosures. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. There are certain critical estimates that we believe require significant judgment in the preparation of our consolidated financial statements. We consider an accounting estimate to be critical if: (i) it requires us to make an assumption because information was not available at the time or it included matters that were highly uncertain at the time we were making the estimate; and (ii) changes in the estimate or different estimates that we could have selected may have had a material impact on our financial condition or results of operations. Actual results could differ significantly from our estimates. To the extent that there are differences between our estimates and actual results, our future financial statement presentation, financial condition, results of operations and cash flows will be affected.
We believe that the accounting policies described below involve a significant degree of judgment and complexity. Accordingly, we believe these are the most critical to aid in fully understanding and evaluating our consolidated financial condition and results of operations. For further information, see note 2 to our consolidated financial statements included elsewhere in this Prospectus/Offer to Exchange.
Revenue Recognition
We generate revenue in two primary ways:
•
Travel Revenues, which include fees received from clients and travel suppliers relating to servicing a travel transaction, which can be air, hotel, car rental, rail or other travel-related bookings or reservations; and

•
Products and Professional Services Revenues, which include revenues received from clients, travel suppliers and Network Partners for using our platform, products and value-added services.

Revenue is recognized when control of the promised services in an arrangement is transferred to the clients in an amount that reflects the expected consideration in exchange for those services. Our clients are (i) corporate clients to whom we provide travel processing, consultancy and management services and (ii) travel suppliers including providers of GDS.
We have determined a net presentation of revenue (that is, the amount billed to a corporate client less the amount paid to a travel supplier) is appropriate for the majority of our transactions as the travel supplier is primarily responsible for providing the underlying travel services and we do not control the service provided to the traveler/corporate clients. We exclude all taxes assessed by a government authority, if any, from the measurement of transaction prices that are imposed on our travel-related services or collected by us from clients (which are therefore excluded from revenue).
Travel Revenue
Client Fees
Transaction Fees and Other Revenues:   We enter into contracts with corporate clients to provide travel-related services each period over the contract term. Our obligation to the client is to stand ready to provide service over the contractual term. The performance obligation under these contracts is typically satisfied over time as our clients benefit from our services as they are performed. We receive nonrefundable transaction fees from corporate clients each time a travel transaction is processed. Transaction fee revenue, which is unit-priced under the service contract, is generally allocated to and recognized in the period the transaction is processed. We also receive revenue from the provision of other transactional services to clients such as revenue generated from the provision of servicing after business close or during travel disruption. Such other transactional travel revenue is also generally allocated to and recognized in the period when the travel transaction is processed.
We also receive revenue from the provision of other transactional services to clients such as revenue generated from the provision of servicing after business close or during travel disruption. Such other transactional travel revenue is also generally recognized at the time the client books the travel arrangements.
Consideration Payable to Clients and Client Incentives:   As part of the arrangements with corporate clients, we may be contractually obligated to share with them the commissions collected from travel suppliers that are directly attributable to our business with the corporate clients. Additionally, in certain contractual agreements with its clients, we are required to pay them in the form of credits or upfront payments. We capitalize such consideration payments to our clients and recognize them ratably over the period of contract, as a reduction of revenue, as the revenue is recognized, unless the payment is in exchange for a distinct good or service that the corporate clients transfers to us. The capitalized upfront payments are reviewed for recoverability and impairment based on future forecasted revenues and are included within other non-current assets, net of any related liability, on our consolidated balance sheets.
Supplier Fees
Base Commissions and Incentives:   Certain of our travel suppliers (e.g., airlines, hotels, car rental companies, and rail carriers) pay commissions and/or fees on tickets issued, sales and other services provided by us based on contractual agreements to promote or distribute travel supplier content. Commissions and fees from travel suppliers are generally recognized (i) at the time a ticket is purchased for air travel reservations as our performance obligation to the supplier is satisfied at the time of ticketing and/or (ii) upon fulfillment of the reservation for hotels and car rentals as the performance obligation to the hotel and car rental companies is not satisfied until the customer has checked-in to the hotel property and/or picked up the rental car.
We receive incentives from air travel suppliers for incremental bookings above minimum targeted thresholds established under relevant agreements. We estimate such incentive revenues using internal and external data detailing completed and estimated completed airline travel and the price thresholds applicable to the volume for the period, as the consideration is variable and determined by meeting volume targets. We allocate the variable consideration to the bookings during the incentive period, which is generally determined by the airlines to be a single fiscal quarter, and recognize that amount as the related performance obligations are satisfied, to the extent that it is probable that a subsequent change in the estimate would not result in a significant revenue reversal.
GDS Revenues:   In certain transactions, the GDS receives commission revenues from travel suppliers in exchange for distributing their content and distributes a portion of these commissions to us as an incentive for us to utilize their platform. Therefore, we view payments through the GDS as commissions from travel suppliers and recognize these commissions in revenue on a per segment basis as travel bookings are made through the GDS platform.
Product and Professional Services Revenues
Management Fees:   We receive management fees from corporate clients for travel management services. Our obligation to our clients is to stand ready to provide services over their respective contractual terms. The performance obligation under these contracts is typically satisfied over time as our clients benefit from our services as they are performed. Management fees are recognized ratably over the contract term as the performance obligation is satisfied on a stand-ready basis over the contract term.
Product Revenues:   Revenues from the provision of travel management tools to corporate clients are recognized ratably over the contract term as the performance obligation is satisfied over the contract term over which the travel-related products are made available to clients.
Consulting and Meeting and Events Revenues:   Fees from consulting and meetings and events planning services that are recognized over the contract term as the promised services are delivered by our personnel.
Other Revenues:   Fees from Network Partners are recognized in proportion to sales as sales occur over the contract term, as the performance obligation is satisfied.
Business Combination
The application of the acquisition accounting for business combinations requires the use of significant estimates and assumptions to determine the fair value of the assets acquired and liabilities assumed. Our estimates of the fair value are based upon assumptions that we believe are reasonable. When we deem appropriate, we utilize assistance from a third-party valuation firm. The consideration transferred is allocated to the assets acquired and liabilities assumed based on their respective fair values at the acquisition date. The excess of the consideration transferred over the net of the amounts allocated to the identifiable assets acquired and liabilities assumed is recognized as goodwill.

When determining the fair value of assets acquired and liabilities assumed, we make significant estimates and assumptions, especially with respect to intangible assets. Critical estimates in valuing certain intangible assets include but are not limited to future expected cash flows from corporate client and travel supplier relationships and trade names, discount rates and the period of time the acquired relationships will continue. We also have to estimate fair value contractual obligations assumed, pre-acquisition contingencies, if any, and contingent consideration. Our estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. During the measurement period, not to exceed one year from the date of acquisition, we may record adjustments to the assets acquired and liabilities assumed, with a corresponding offset to goodwill if new information is obtained related to facts and circumstances that existed as of the acquisition date. Upon the conclusion of the measurement period or final determination of the fair value of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are reflected in the consolidated statement of operations. Acquisition costs, such as legal and consulting fees, are expensed as incurred.
Impairment of Long-Lived Assets, Operating Lease Right-of-Use Assets and Definite-Lived Intangible Assets
Our long-lived assets comprise property and equipment. We review long-lived tangible assets, operating lease right-of-use assets and amortizable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset (or the asset group) may not be recoverable. The undiscounted future cash flows associated with the expected service potential of the assets are compared to the carrying value of the assets. If our projection of undiscounted future cash flows is in excess of the carrying value of the assets, no impairment charge is recorded. If our projection of undiscounted cash flows is less than the carrying value, the assets are then measured at fair value and an impairment charge is recorded based on the excess of the carrying value of the assets over its fair value.
In estimating the fair value, we are required to make a number of assumptions including assumptions related to projections of future cash flows, estimated growth and discount rates. A change in these underlying assumptions could cause a change in the results of the tests and, as such, could result in impairment.
Due to the significant and negative financial impact of the COVID-19 pandemic and modifications / terminations of operating leases, we performed the recoverability test of our long-lived assets, operating lease right-of-use assets and definite-live intangible assets. Such tests resulted in us recognizing impairment of operating lease right-of-uses assets of $20 million during the year ended December 31, 2020. There was no significant impairment of property and equipment and definite-lived intangible assets during the years ended December 31, 2021 and 2019.
Goodwill
Goodwill and indefinite-lived intangible assets are not subject to amortization and are reviewed for impairment on December 31 each year, or when an event occurs or circumstances change and there is an indication of impairment. The performance of the goodwill impairment test is the comparison of the fair value of the reporting unit to its carrying value. If the carrying value of the reporting unit is less than its fair value no impairment exists. If the carrying value of a reporting unit is higher than its fair value, an impairment loss is recorded for the difference and charged to the consolidated statement of operations.
We test goodwill at a reporting unit level. A reporting unit is either the “operating segment level” or one level below, which is referred to as a “component.” The level at which the impairment test is performed requires judgment as to whether the operations below the operating segment constitute a self-sustaining business or whether the operations are similar such that they should be aggregated for purposes of the impairment test. Fair values of reporting units are determined using a combination of standard valuation techniques, including an income approach (discounted cash flows) and market approach such as earnings before interest, taxes, depreciation and amortization, or EBITDA, multiples of comparable publicly-traded companies and precedent transactions, and based on market participant assumptions. The discounted cash flows model indicates the fair value of the reporting unit based on the present value of the cash flows that we expect the reporting unit to generate in the future. Periodically, we may choose to perform a qualitative assessment, prior to performing the quantitative analysis, to determine whether the fair value of the goodwill is more likely than not impaired.

Our significant estimates in the discounted cash flows model include: our weighted average cost of capital; long-term rate of growth and profitability of our business; and working capital effects. Our significant estimates in the market approach include identifying similar companies and comparable business factors such as size, growth, profitability, risk and return on investment and assessing comparable revenue and operating income multiples in estimating the fair value of the reporting units. We believe the weighted use of the discounted cash flows and market approach is the best method for determining the fair value of our reporting unit as the blended use of both models compensates for the inherent risks associated with either model if used on a stand-alone basis.
Due to continuing significant and negative impact of the COVID-19 pandemic, we adopted quantitative approach to test our Goodwill for impairment during the year ended December 31, 2021. The key assumptions applied in our impairment testing of goodwill were (i) estimated cash flows based on financial projections for the periods from 2022 through 2026, which were extrapolated to perpetuity, (ii) terminal values based on terminal growth rates not exceeding 2% and (iii) discount rates, based on weighted average cost of capital of 11%. We also considered the enterprise and/or equity value of the Company, determined in connection with the Egencia Acquisition, while performing goodwill impairment testing. The results of impairment testing performed in 2021 indicated that the fair value of each of the reporting unit exceed their respective carrying values. As a result, we did not record any impairment of goodwill in our consolidated statement of operations during the year ended December 31, 2021.
Pension and Other Post-Retirement Defined Benefits
We provide post-employment defined benefits to our current and former employees in certain non-U.S. jurisdictions, with the most material defined benefit pension plan being in the U.K.
The determination of the obligation and expense for our pension and other post-retirement employee benefits is dependent on certain assumptions used by actuaries in calculating such amounts. Certain of the more important assumptions are described in note 16 Employee Benefit Plans to our consolidated financial statements included elsewhere in this Prospectus/Offer to Exchange and include the discount rate, expected long-term rate of return on plan assets, mortality rates and other factors. The effects of any modification to those assumptions are either recognized immediately or amortized over future periods in accordance with GAAP. Actual results that differ from assumptions used are accumulated and generally amortized over future periods.
The primary assumptions affecting our accounting for employee benefits are:
Discount rate:   The discount rate is used to calculate pension benefit obligations. The discount rate assumption is developed by determining a constant effective yield that produces the same result as discounting projected plan cash flows using high-quality (AA) bond yields of corresponding maturities as of the measurement date. We used weighted average discount rates of 1.7% for defined benefit pension plans as of December 31, 2021.
The impact of a 100 basis point increase or decrease in the discount rate for defined benefit pension plans would be to decrease pension liabilities by $165 million or increase pension liabilities by $217 million, respectively, as of December 31, 2021. The sensitivity to a 100 basis point increase in the discount rate assumption related to our pre-tax employee benefit expense for 2021 would have no impact on our 2021 pretax pension expense; however a 100 basis point decrease would have increased our 2021 pre-tax pension expense by $1 million.
Expected long-term rate of return on plan assets:   The expected long-term rate of return is used in the calculation of net periodic benefit cost. The required use of the expected long-term rate of return on plan assets may result in recognized returns that are greater or less than the actual returns on those plan assets in any given year. The expected long-term rate of return for plan assets has been determined using historical returns for the different asset classes held by our trusts and its asset allocation, as well as inputs from internal and external sources regarding expected capital market return, inflation and other variables. In determining the pension expense for 2021 we used a weighted average expected long-term rate of return on plan assets of 4.4%.

Actual returns on plan assets for 2021 and 2020 were 7.5% and 11.5%, respectively, compared to the expected rate of return assumptions of 4.4% and 4.4%, respectively. The sensitivity to a 100 basis point increase or decrease in the expected rate of return on plan assets assumption related to our pre-tax employee benefit expense for 2021 would be to decrease or increase the 2021 pre-tax expense by $6 million in each case.
We use a single discount rate to determine the service cost and the interest cost components of the net periodic benefit cost. The single discount rate is developed using the relevant yield curve and projected cash flows.
While we believe these assumptions are appropriate, significant differences in actual experience or significant changes in these assumptions may materially affect our defined benefit pension and post-retirement employee benefit obligations and our future expense. See note 16 Employee Benefit Plans to our consolidated financial statements included elsewhere in this Prospectus/Offer to Exchange for more information regarding our retirement benefit plans.
Equity-Based Compensation
Stock Options
We estimate the fair value of stock options granted to employees and directors using the Black-Scholes option-pricing model. The fair value of stock options that are expected to vest is recognized as compensation expense on a straight-line basis over the requisite service period. Forfeitures are accounted for when they occur.
The Black-Scholes model considers several variables and assumptions in estimating the fair value of stock-based awards. These variables include:
Fair value of Common Stock — Because our Common Stock was not publicly traded, we estimated the fair value of Common Stock. The GBT Board considers numerous objective and subjective factors to determine the fair value of our Common Stock as discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Equity-Based Compensation — Common Stock Valuations” below.
Expected volatility — Expected volatility (“EV”) is a measure of the amount by which the stock price is expected to fluctuate. Since we do not have trading history of our Common Stock, we estimate the expected volatility by taking the average historical volatility of a group of comparable publicly traded companies over a period equal to the expected term of the awards.
Expected term — We determine the expected term based on the average period the stock-based awards are expected to remain outstanding, as we do not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior.
Risk-free rate — We use the U.S. Treasury yield for our risk-free interest rate that corresponds with the expected term.
Expected dividend yield — We utilize a dividend yield of zero, as we do not currently issue dividends, nor do we expect to do so in the future.
If any of the assumptions used in the Black-Scholes option-pricing model change significantly, stock-based compensation expense may differ materially in the future from that recorded in the current period.
Common Stock Valuations
Prior to the Business Combination transaction on May 27, 2022, the fair value of our common shares underlying our stock-based awards was determined by the Board with input from management and contemporaneous third-party valuations. We believe that our Board and management have the relevant experience and expertise to determine the fair value of our common shares. Given the absence of a public trading market for our Class A Common Stock prior to us become public through the Business Combination transaction, and in accordance with the American Institute of Certified Public Accountants Accounting

and Valuation Guide, Valuation of Privately-Held Company Equity Securities Issued as Compensation, the GBT Board determined the best estimate of fair value of our Common Stock exercising reasonable judgment and considering numerous objective and subjective factors. These factors included:
•
contemporaneous third party valuations of our Common Stock and the prices at which we or other holders contemplated the sale of our common in recent past in arms-length transactions;

•
our financial condition, results of operations and capital resources;

•
the industry outlook;

•
the fact that stock option grants have involved rights in illiquid securities in a private company;

•
the valuation of comparable companies;

•
the lack of marketability of our Common Stock;

•
the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given prevailing market conditions;

•
the history and nature of our business, industry trends and competitive environment; and

•
general economic outlook including economic growth, inflation, unemployment, interest rate environment and global economic trends.

The GBT Board determined the fair value of our Common Stock by first determining the enterprise value of our business, and then allocating the value among our equity securities to derive a per share value of our Common Stock.
The enterprise value of our business was primarily estimated by reference to valuation carried out with the assistant of third party valuers by utilizing the income and market approach.
The income approach estimates fair value based on the expectation of future cash flows that will generate such as cash earnings, cost savings, tax deductions and the proceeds from disposition of assets. These future cash flows are discounted to their present values using a discount rate which reflects the risks inherent in our cash flows. This approach requires significant judgment in estimating projected growth rates and cost trends and in determining a discount rate adjusted for the risks associated with our business.
Under the market approach, we use both the market comparable method and market pricing based on recent transactions. The market comparable method estimates our fair value based on a comparison to comparable public companies in similar lines of business. From the comparable companies, a representative market value multiple is determined which is applied to our operating results to estimate our value. In our valuations, the multiple of the comparable companies was determined using a ratio of the EV to projected revenue and/or earnings before interest, taxes and depreciation and amortization for the last 12 months. Our peer group of companies included a number of industry leaders in travel agency businesses similar to, or adjacent to our own business. The market comparable method requires judgment in selecting the public companies that are most similar to our business and in the application of the relevant market multiples to our financial performance metrics. We have from time to time updated the set of comparable companies utilized as new or more relevant information became available, including changes in the market and our business models and input from third party market experts.
Once we determine our EV under each approach, we apply a weighting to the income approach and the market approach primarily based on relevance of the peer companies chosen for the market approach analysis as well as other relevant factors. We then reduce the EV by our total Net Debt (Cash) to arrive at the estimated fair value of our common shares. Based on this information, the GBT Board and management makes the final determination of the estimated fair value of our equity and common shares.
Warrants and Earnouts
We account for our (i) public and privately issued warrants and substantially all of the earnout shares in accordance with the guidance contained in ASC 815, “Derivatives and Hedging,” (“ASC 815”) whereby under that provision the warrants and earnout shares do not meet the criteria for equity treatment and are recorded as liabilities. Accordingly, we classify the warrants and earnout shares as liabilities at fair value and adjust the instruments to fair value at each reporting period. We remeasure the warrant liability and earnout shares liability at each balance sheet date and any change in the fair value is recognized in our consolidated statement of operations. These liabilities will be remeasured until the warrants are exercised or expire or until earnout shares are no longer contingent.
The fair value of warrants is determined using a market price for the Public Warrants and Black-Scholes model for the Private Placement Warrants. The Black-Scholes model utilizes inputs and other assumptions and may not be reflective of the price at which they can be settled. The balance sheet classification of warrant liability is also subject to re-evaluation at each reporting period.
The fair value of earnout shares was determined using Monte Carlo valuation method.
Inherent in the such pricing models are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. We estimate the volatility of the private warrants and earnout shares based on implied volatility from historical volatility of select peer companies’ common stock that matches the expected remaining life of the private warrants and earnout shares. The risk-free interest rate was based on the U.S. Treasury zero-coupon yield curve for a maturity similar to the expected remaining life of the private warrants and earnout shares. The expected life of the private warrants and earnout shares was assumed to be equivalent to their remaining contractual term. We anticipate the dividend rate will remain at zero.
Income Taxes
We recognize deferred tax assets and liabilities based on the temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities. We regularly review deferred tax assets by jurisdiction to assess their potential realization and establish a valuation allowance for portions of such assets that we believe will not be ultimately realized. In performing this review, we make estimates and assumptions regarding projected future taxable income, the expected timing of the reversals of existing temporary differences and the implementation of tax planning strategies. A change in these assumptions could cause an increase or decrease to the valuation allowance resulting in an increase or decrease in the effective tax rate, which could materially impact our results of operations. During 2021, we recognized a credit of $1 million in respect of changes in the valuation allowance within the benefit from income taxes in our consolidated statement of operations. All deferred income taxes are classified as long-term on our consolidated balance sheets.
We operate in numerous countries where our income tax returns are subject to audit and adjustment by local tax authorities. As we operate globally, the nature of the uncertain tax positions is often very complex and subject to change, and the amounts at issue can be substantial. It is inherently difficult and subjective to estimate such amounts, as we have to determine the probability of various possible outcomes. We account for uncertain tax positions based on a two-step process of evaluating recognition and measurement criteria. The first step assesses whether the tax position is more likely than not to be sustained upon examination by the tax authority, including resolution of any appeals or litigation, based on the technical merits of the position. If the tax position meets the more likely than not criteria, the portion of the tax benefit greater than 50% likely to be realized upon settlement with the tax authority is recognized in the financial statements.
The ultimate resolution of these tax positions may be greater or less than the liabilities recorded. We re-evaluate uncertain tax positions at the end of each reporting period. This evaluation is based on factors that include, but are not limited to, changes in facts or circumstances, changes in tax law, effectively settled issues under audit and new audit activity.
Emerging Growth Company Status
In April 2012, the JOBS Act was enacted. Section 107(b) of the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of the accounting standards election, we are not subject to the same implementation timeline for new or revised accounting standards as other public companies that are not emerging growth companies which may make comparison of our financials to those of other public companies more difficult.
We may also take advantage of some of the reduced regulatory and reporting requirements of emerging growth companies pursuant to the JOBS Act so long as we qualify as an emerging growth company, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation, and exemptions from the requirements of holding non-binding advisory votes on executive compensation and golden parachute payments.
We will lose our emerging growth company status and become subject to the SEC’s internal control over financial reporting management and auditor attestation requirements upon the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the Closing Date, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which requires the market value of our Common Stock that is held by non-affiliates to equal or exceed $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three (3)-year period.

MANAGEMENT
The following sets forth certain information, as of the date of this Prospectus/Offer to Exchange, concerning the persons who serve as our directors and executive officers. There are no family relationships among the executive officers or between any executive officer or director. All executive officers are appointed by the board of directors to serve in their roles. Each executive officer is appointed for such term as may be prescribed by the board of directors or until a successor has been chosen and qualified or until such officer’s death, resignation or removal.
Board of Directors
The table below lists each of our directors and each such person’s age as of the date of this Prospectus/Offer to Exchange.
Name	Position	Age
Paul Abbott	Director	54
James P. Bush	Director	64
Gloria Guevara Manzo	Director	55
Eric Hart	Director	46
Raymond Donald Joabar	Director	56
Michael Gregory (Greg) O’Hara	Director	56
Richard Petrino	Director	54
Mohammed Saif S. S. Al-Sowaidi	Director	40
Itai Wallach	Director	34
Susan Ward	Director	62
Kathleen Winters	Director	55
Michael Gregory (Greg) O’Hara served as the Chairman of GBT since June 2014 and has served as the Chairman of our Board since May 27, 2022. Mr. O’Hara is the Founder and Senior Managing Director of Certares, a firm that invests in the travel, tourism and hospitality sectors. Prior to forming Certares, Mr. O’Hara served as Chief Investment Officer of JPMorgan Chase’s Special Investments Group (“JPM SIG”). Prior to this role at JPM SIG, Mr. O’Hara was a Managing Director of One Equity Partners (“OEP”), the private equity arm of JPMorgan. Before joining OEP in 2005, he served as Executive Vice President of Worldspan and was a member of its Board of Directors. Mr. O’Hara is the Chairperson of Hertz Global Holdings and Vice Chairman of Liberty TripAdvisor Holdings and serves on the Boards of Directors of Certares Holdings, CK Opportunities Fund, Certares Real Estate Holdings, Hertz Global Holdings (Nasdaq: HTZ) Liberty TripAdvisor Holdings (Nasdaq: LTRPA) and Tripadvisor (Nasdaq: TRIP), Singer Vehicle Design and World Travel & Tourism Council.
James P. Bush joined the GBT Board in January 2020 and has served as a member of our Board since May 27, 2022. Mr. Bush joined American Express in 1987 and served various marketing, customer service and operations roles before becoming EVP and General Manager of the new Strategic Alliances Group in 2000. Before retiring from American Express in 2018, Mr. Bush served as a Senior Advisor to the new CEO, with a special focus on growth opportunities in Asia. In his most recent profit and loss role from 2015 to 2018, Mr. Bush was President, Global Network and International Card Services, responsible for all consumer business outside the U.S. and all global bank partnerships. As EVP, World Service from 2009 to 2015 and EVP, US Service Delivery from 2005 to 2009, Mr. Bush led customer care as well as global operations, card processing and credit and fraud management. From 2001 to 2005, Mr. Bush was the Regional President, Japan/Asia Pacific/Australia. Mr. Bush is a member of the Board of Trustees and the President’s Council at Valley Health System in New Jersey, the Corporate Board of Jupiter Medical Center in Jupiter, Florida and the Board of Trustees of Rider University. Mr. Bush previously served on the board of Webster Financial Corporation and was a member of the Global Policy Forum at Penn State University. Mr. Bush received his B.S. in Accounting from Rider University.
Eric Hart has served as a member of our Board since May 27, 2022. Mr. Hart is the Chief Financial Officer at Expedia Group. Prior to this role, Mr. Hart acted as Chief Strategy Officer where he was responsible for Expedia Group strategy and business development as well as global M&A and investments. In his over 10 years with Expedia Group, Mr. Hart was most recently the General Manager of CarRentals.com. Prior to his role as General Manager, Mr. Hart led corporate strategy for the company, leading some of the company’s largest acquisitions. Prior to joining Expedia Group, Mr. Hart spent time as a Vice President at Lake Capital, a Project Leader at Boston Consulting Group, and a Consultant at Accenture. Hart holds a bachelor’s degree from Georgia State University and a Master’s in Business Administration from University of Chicago Booth School of Business.
Raymond Donald Joabar joined the GBT Board in October 2019 and has served as a member of our Board since May 27, 2022. Mr. Joabar joined American Express in 1992 and has served in a wide variety of senior roles. Mr. Joabar is Group President of American Express’ Global Merchant & Network Services (“GMNS”) organization. In this position, he leads the team that oversees relationships with the millions of merchants around the world that accept American Express, as well as the team that runs American Express’ payment network and manages bank partnerships globally. Mr. Joabar is a member of the American Express Executive Committee, which is responsible for developing the company’s strategic direction and determining key policies affecting the company overall. Prior to his role as Group President, GMNS, Mr. Joabar served as Chief Risk Officer of American Express and American Express National Bank from September 2019 to May 2021. As Chief Risk Officer, Mr. Joabar was responsible for developing American Express’ and the American Express National Bank’s risk appetite, ensuring safety and soundness, and strengthening the control and compliance environment. Prior to this, Mr. Joabar served as President of the International Consumer Services and Global Travel and Lifestyle Services group at American Express, where he helped lead the development of the country-by-country strategy that led to accelerated growth in the company’s top strategic international markets. Mr. Joabar received his B.S. in Electrical Engineering from the University of Michigan and his MBA from Manchester Business School. He currently serves on the boards of the Lincoln Center Theatre and the American Associates of the National Theatre.
Richard Petrino joined the GBT Board in October 2019 and has served as a member of our Board since May 27, 2022. Mr. Petrino is COO of American Express National Bank (“AENB”) and a member of the AENB Board of Directors and American Express’ Executive Committee. In this role, Mr. Petrino is responsible for the administration of programs and services provided by AENB in partnership with the CEO and other executive officers of AENB. Prior to his role as COO, Mr. Petrino served as Chief Accounting Officer and Corporate Controller of American Express. Over his 25+ year career at American Express, Mr. Petrino served in various roles of increasing responsibility in both the Finance and Risk Management organizations. These roles included American Express Chief Operational Risk Officer as well as SVP of Corporate Planning and Investor Relations. Prior to joining American Express, Mr. Petrino worked in the Controllers Group at CS First Boston and in the Audit Group at KPMG. Mr. Petrino received his degree in Accounting from Lehigh University and his MBA from NYU. He is also a CPA.
Mohammed Saif S.S. Al-Sowaidi joined the GBT Board in June 2014 and has served as a member of our Board since May 27, 2022. Mr. Al-Sowaidi is the Chief Investment Officer — North and South Americas, for the Qatar Investment Authority, where he leads QIA’s investments across various asset classes in the Americas region. Mr. Al-Sowaidi is also a member of the QIA executive committee. Mr. Al-Sowaidi was President — Qatar Investment Authority US Office, in New York for the period 2015-2020, where Mr. Al-Sowaidi established QIA’s office in New York to support QIA growth in the United States. Mr. Al-Sowadi joined QIA in 2010 and has held multiple roles, such as Portfolio Manager for the TMT Portfolio, Industrial Portfolio and Head of the Private Equity Funds Portfolio. Before joining QIA, Mr. Al-Sowaidi was a Director, Corporate Banking at Masraf Al-Rayan covering the Government and Real Estate Sectors from 2006-2010 and Financial Analyst at ExxonMobil Treasury in Qatar from 2004-2006. Mr. Al-Sowaidi is a CFA Charterholder, 2013 and obtained his MBA from the TRIUM Program in 2018. Mr. Al-Sowaidi holds double major Bachelor’s Degrees in Statistics and Finance from the University of Missouri Columbia.
Susan Ward joined the GBT Board in September 20, 2021 and has served as a member of our Board since May 27, 2022. Ms. Ward currently serves on the board of directors of Saia, Inc. (Nasdaq: SAIA) and Ecovyst Inc. (NYSE: ECVT). Ms. Ward is the retired Chief Accounting Officer of UPS with her career spanning more than 25 years. At UPS, she held a variety of roles within Finance & Accounting as well as Operations. Her experience includes Corporate Finance, Mergers & Acquisitions, Global Risk Management,

Pension Investments, External Reporting, Corporate Accounting, and Internal Audit. Ms. Ward’s experience also includes P&L responsibility for a U.S. small package operation and the design and execution of a global finance and accounting functional transformation, which was targeted to save annually through technology enabled solutions such as data analytics, artificial intelligence and robotics. Prior to joining UPS, Ms. Ward served as a Senior Manager at Ernst & Young in both New York City and Atlanta where her industry experience included real estate, telecommunications and entrepreneurial businesses. Ms. Ward received her Bachelors in Accounting from St. Bonaventure University and her MBA in Finance from Fordham University. Ms. Ward also attended the Leadership and Strategic Impact Executive Program at the Tuck School of Business at Dartmouth College. Ms. Ward is a Certified Public Accountant.
Gloria Guevara Manzo has served as a member of our Board since May 27, 2022. Ms. Guevara Manzo has served as Chief Special Advisor for the Ministry of Tourism of Saudi Arabia since May 2021. Prior to joining the Ministry of Tourism of Saudi Arabia, Ms. Guevara Manzo was President and CEO of the World Travel & Tourism Council, the body that represents global private travel and tourism worldwide, from August 2017 to May 2021. Ms. Guevara Manzo began her career at NCR Corp in 1989 and in the travel industry in 1995 working at Sabre Travel Network and Sabre Holdings. Ms. Guevara Manzo later served as CEO of JV Sabre Mexico, reporting to a board of directors from Aeromexico, Mexicana, and Sabre Holdings. In March 2010, Ms. Guevara Manzo was appointed by President Felipe Calderon as Secretary of Tourism for Mexico, and in addition, was given the full responsibility of the Mexican Tourism Board. Ms. Guevara Manzo formerly served on the boards of HSBC Mexico, Playa Hotels & Resorts (Nasdaq: PLYA) and other organizations. Ms. Guevara Manzo was Special Advisor on Government Affairs to Harvard University’s School of Public Health and was part of the Future for Travel, Tourism and Aviation Global Agenda Council of the World Economic Forum. Ms. Guevara Manzo received her B.S. in Computer Science from Anahuac University and MBA from Kellogg School of Business, Northwestern University.
Itai Wallach has served as a member of our Board since May 27, 2022. Mr. Wallach is a partner in the Private Equity group of Apollo, which he joined in 2012. Mr. Wallach also currently serves on the board of directors of Qdoba Restaurant Corporation. He was previously on the Board of Directors of Jacuzzi Brands from February 2017 to February 2019, McGraw-Hill Education from March 2017 to July 2021, Smart & Final from June 2019 to July 2021, Smart Foodservice from April 2019 to April 2020 and The Fresh Market from January 2017 to December 2020. Prior to joining Apollo, Mr. Wallach was a member of the Financial Sponsors Investment Banking group at Barclays Capital. He graduated with distinction as an Ivey scholar from the Richard Ivey School of Business at the University of Western Ontario with a Bachelor of Arts in Honors Business Administration.
Kathleen Winters has served as a member of our Board since May 27, 2022. Ms. Winters served as Chief Financial Officer of ADP (Nasdaq: ADP), a leading global technology company providing human capital management solutions, from 2019 to 2021. As CFO, Ms. Winters guided the Company through the pandemic, accelerated meaningful digital and operational transformation and implemented a rigorous capital allocation program. Ms. Winters led ADP’s global finance organization and represented the company to stakeholders, communicating the company’s strategy, investments and financial performance. Ms. Winters oversaw Business Finance, Financial Planning and Analysis, Investor Relations, Tax, Treasury (including Client Fund Portfolio Investment), Controllership and Internal Audit. Ms. Winters currently serves as a member of the Board of Directors and Audit Committee of Definitive Healthcare (Nasdaq: DH), an industry leader in healthcare commercial intelligence. Prior to joining ADP, Ms. Winters served as Managing Director, Chief Financial Officer of MSCI Inc. (NYSE: MSCI), a leading provider of investment decision support tools for institutional investors, including indexes, for three years. Before joining MSCI, Ms. Winters spent fourteen years in various leadership roles at Honeywell International, including CFO of Performance Materials & Technologies, a $10 billion materials and services company, Corporate Controller and Global Leader of Financial Planning & Analysis. Prior to Honeywell, Ms. Winters began her career at PwC, serving clients primarily in the entertainment and media industries. Ms. Winters received her bachelor’s degree from Boston College, is a CPA and a Six Sigma Certified Black Belt.

Executive Officers
The table below lists our executive officers and each such person’s age as of the date of this Prospectus/Offer to Exchange.
Name	Position	Age
Paul Abbott	Chief Executive Officer	54
Eric J. Bock	Chief Legal Officer, Global Head of M&A and Compliance & Corporate Secretary	57
Andrew George Crawley	Chief Commercial Officer	55
Martine Gerow	Chief Financial Officer	62
Mark Hollyhead	Chief Product Officer & President, Egencia	52
Patricia Anne Huska	Chief People Officer	54
Evan Konwiser	Chief Marketing and Strategy Officer	40
Michael Qualantone	Chief Revenue Officer	60
Boriana Tchobanova	Chief Transformation Officer	47
David Thompson	Chief Technology Officer	56
Paul Abbott has served as the Chief Executive Officer of GBT since October 2019 and has served as our Chief Executive Officer since May 27, 2022. Prior to joining the Company, Mr. Abbott was Chief Commercial Officer, Global Commercial Payments at American Express. In his 24 years at American Express, Mr. Abbott served in a variety of senior roles across the corporate travel business. Mr. Abbott led the rapid and successful expansion of the American Express Business-to-Business Payments business around the world and introduced innovative new products and services to four million businesses of all sizes in over 150 countries. In addition, Mr. Abbott led the expansion of American Express’ card-issuing partnerships with some of the world’s largest financial institutions. Mr. Abbott previously worked at British Airways for nine years. Mr. Abbott received his postgraduate degree from Lancaster University.
Eric J. Bock has served as the Chief Legal Officer, Global Head of M&A and Corporate Secretary of GBT since October 2014 and has served as our Chief Legal Officer, Global Head of M&A and Compliance & Corporate Secretary since May 27, 2022. Prior to joining the Company, Mr. Bock served as Executive Vice President, Chief Legal Officer and Chief Administrative Officer, as well as Chief Compliance and Ethics Officer of Travelport Worldwide Limited (“Travelport”) and as a member of the board of directors of eNett International, a leading provider of innovative, integrated payment solutions. In addition to playing an integral role in developing and implementing Travelport’s strategic plans, Mr. Bock was also Chairman of the Enterprise Risk Management Committee and a member of the Employee Benefits, Charitable, Disclosure and Investment Committees. Prior to joining Travelport, Mr. Bock served as Executive Vice President, Law and Corporate Secretary for Cendant Corporation, overseeing the company’s legal practice groups in securities and corporate finance, mergers and acquisitions, corporate secretarial and governance matters, executive compensation, travel distribution services and marketing services. Mr. Bock also served on Cendant Corporation’s business ethics committee, disclosure committee, employee benefits committee and business continuity planning committee. Before Cendant Corporation, Mr. Bock was an associate in the corporate group of Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Bock received his B.A. from Lafayette College and his J.D. from Fordham University School of Law.
Andrew George Crawley has served as the Chief Commercial Officer of GBT since April 2020 and has served as our Chief Commercial Officer since May 27, 2022. Mr. Crawley is also a non-executive director of Travelopia, a KKR portfolio company. Previously, Mr. Crawley served as CEO and Chairman of the board of directors of International Airlines Group (“IAG”) Loyalty. In addition, Mr. Crawley was a member of the IAG Management Committee from January 2016 to March 2020. Prior to joining IAG Loyalty, Mr. Crawley served as CEO of IAG Cargo. Prior to joining IAG Cargo, Mr. Crawley served as Chief Commercial Officer and Executive Board Member at British Airways plc (“British Airways”). Mr. Crawley also served as Chairman of British Airways Holidays, Chairman of OpenSkies (British Airways’ wholly-owned French airline subsidiary) and a board member of Avios Group Ltd. Mr. Crawley started his travel career in British Airways in 1992 and worked in a variety of sales, marketing and operational roles in the UK,

Europe and Asia, ultimately serving on the board of the company. Prior to joining British Airways, Mr. Crawley spent two years in advertising. Mr. Crawley received his BSc degree from London University (QMC). Mr. Crawley also completed the Advanced Management Program at Harvard Business School.
Martine Gerow has served as the Chief Financial Officer of GBT since June 2017 and has served as our Chief Financial Officer since May 27, 2022. Prior to joining the Company, Ms. Gerow served as Chief Financial Officer of Carlson Wagonlit Travel where she led a complete refinancing and a global finance transformation program. Ms. Gerow has also held CFO positions at French media services company Solocal Groupe and Spanish multinational food company, Campofrio. Earlier in her career, Ms. Gerow was a strategy consultant for the Boston Consulting Group, before moving to PepsiCo and then Danone, where she held Division CFO and Group Controller roles. Ms. Gerow received her business degree from HEC Paris and her MBA from Columbia Business School in New York.
Mark Hollyhead has served as the Chief Product Officer & President, Egencia since September 2022. Mr. Hollyhead previously served as the President of Egencia since April 2021. Prior to joining the Company, Mr. Hollyhead served as Egencia’s Global Chief Operating Officer since 2016. Prior to serving as Egencia’s Global Chief Operating Officer, Mr. Hollyhead served as a Senior Vice President for the Americas with Egencia. Mr. Hollyhead has over 30 years of global experience in commercial, operations and product across the travel and telecommunications industries. Prior to joining Egencia, Mr. Hollyhead was the Head of Transformation with Vodafone. Prior to joining Vodafone, Mr. Hollyhead spent 15 years at British Airways in a variety of leadership positions including as Vice President of eCommerce and Customer Contact, and Head of Revenue Management for the long-haul business worldwide. Mr. Hollyhead completed his tenure at British Airways as the Head of London Heathrow Customer Operations where he was responsible for Terminals 1, 3 and 4. Mr. Hollyhead was also the Chair of the Terminal 5 passenger program that was tasked with designing the customer experience and the consolidation of all operations into one terminal. Mr. Hollyhead received his MBA in Strategy and Distribution from the City of London Westminster Business School and received a post graduate Diploma in Applied Economics at Birkbeck University of London.
Patricia Anne Huska has served as the Chief People Officer of GBT since December 2018 and has served as our Chief People Officer since May 27, 2022. Prior to becoming Chief People Officer, Ms. Huska served as our Vice President of Global Human Resources, responsible for the development and execution of strategies aimed at attracting talent, while retaining and engaging the existing employee base. Ms. Huska also has significant merger and acquisition experience. Ms. Huska played a key role in the planning and creation of the JV as well as spearheading the HR integration of multiple acquisitions. Ms. Huska was previously with American Express from 1994 to 2014. Ms. Huska received her M.A. in Management from Lesley University and her B.A. in Business Administration from the University of Massachusetts at Amherst.
Evan Konwiser has served as the Chief Marketing and Strategy Officer since September 2022. Mr. Konwiser previously served as the EVP Product, Strategy and Communications of GBT since February 2020 and our EVP Product, Strategy and Communications since May 27, 2022. Prior to joining the Company, Mr. Konwiser served as co-founder and COO of Skylark, a luxury leisure travel agency start-up. Mr. Konwiser previously built two other travel products: FlightCaster, which predicts flight delays real-time and was acquired in 2010, and Farely, which analyzes airline cost data for travel buyers. As part of the FlightCaster acquisition, Mr. Konwiser ran the travel business for Next Jump, which includes employee discount programs for Fortune 500 companies. Mr. Konwiser also spent several years consulting in the travel industry for TMCs, airlines, GDS and travel media companies. Mr. Konwiser has also been an advisor to travel start-ups including Safely, Suiteness, Olset (acquired by Deem), RocketMiles (acquired by Priceline), and GetGoing (acquired by BCD Travel). Prior to that, Mr. Konwiser was a consultant at Bain & Company and also worked at Kayak. Mr. Konwiser is a six-time Dragon / Critic at the Phocuswright Travel Innovation Summit and is the facilitator of the Phocuswright Young Leaders Summit. Mr. Konwiser previously served on the board of ACTE and was selected as one of the “25 Most Influential Business Travel Executives” of 2016. Mr. Konwiser received his B.A. and MBA degrees from Dartmouth.
Michael Qualantone has served as the Chief Revenue Officer of GBT since February 2020 and has served as our Chief Revenue Officer since May 27, 2022. In this capacity, he has oversight for all GBT revenues, including supplier and customer, while leading Global Supplier Relations and Customer Revenue Management and Pricing functions. From 1988 to 2014, Mr. Qualantone held various leadership positions within Finance and Business Travel with American Express. Mr. Qualantone has been at the Company since June 2014. Prior to becoming Chief Revenue Officer, Mr. Qualantone served as EVP of Global Supplier Relations, where he led a global team responsible for all our travel supplier engagements with airlines, hotels, car companies and limo providers, as well as OBT providers and GDSs. Mr. Qualantone has also led the TPN, made up of Network Partners who service business travelers in countries where we have no proprietary presence. Prior to his role as EVP of Global Supplier Relations, Mr. Qualantone led Global Marketing, Product Development and Innovation, as well as internal and external Communications. In a prior role, Mr. Qualantone was Vice President, Client Services Group, bringing together key Operational and Client Management aspects of the organization, with over 2,500 employees. Prior to that, Mr. Qualantone led operations for both the U.S. onsite servicing as well as the Latin America call centers. Mr. Qualantone received his B.S. and MBA degrees from Arizona State University.
Boriana Tchobanova has served as the Chief Transformation Officer of GBT since May 2020 and has served as our Chief Transformation Officer since May 27, 2022. In this capacity, Ms. Tchobanova is a member of the Executive Leadership Team and leads business transformation, mergers and acquisitions integration, and strategic projects. Prior to joining GBT, Ms. Tchobanova held various positions at American Express where she led multiple operations and business transformation functions, and championed large enterprise-wide changing initiatives. Ms. Tchobanova received her B.S. in Management and MBA degrees from the University of New Orleans.
David Thompson has served as the Chief Technology Officer of GBT since November 2017 and has served as our Chief Technology Officer since May 27, 2022. Prior to joining the Company, Mr. Thompson served as Executive Vice President, Global Operations and Chief Technology Officer at The Western Union Company (“Western Union”), where he was responsible for overseeing the IT infrastructure needed to develop and support the next generation of Western Union money transfer and payment capabilities. Mr. Thompson has more than 20 years of experience in the technology industry. Prior to joining Western Union, Mr. Thompson served as Group President, Services and Support and Global CIO of Symantec Corporation. Prior to this role, Mr. Thompson served as Symantec Corporation’s EVP and CIO and, during his six years at the company, led an organization that offered expert solutions and support in information security, technology, availability and storage. Earlier in his career, Mr. Thompson served as SVP and CIO for Oracle Corp. and Vice President of Services and CIO at PeopleSoft, Inc. Mr. Thompson previously served over 10 years on the board of directors for CoreSite Realty Corp. Mr. Thompson received his B.B.A. from Marymount University.
Independence of the Board
NYSE listing standards require that a majority of a board of directors be independent, subject to the controlled company exception. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.
We have six “independent directors” as defined in the NYSE listing standards and applicable SEC rules, including James P. Bush, Gloria Guevara Manzo, Michael Gregory (Greg) O’Hara, Mohammed Saif S.S. Al-Sowaidi, Susan Ward and Kathleen Winters. In addition, each of them qualifies as independent directors for the purpose of serving on the audit and finance committee of the Board under SEC rules.
Board Composition
Our business and affairs are managed under the direction of our Board. The Board consists of 11 directors. In accordance with our Certificate of Incorporation and our Bylaws, the number of directors on the Board will be determined from time to time by the Board, subject to the rights of the shareholders party to the Shareholders Agreement. The nominating and corporate governance committee and the Board may consider a broad range of factors relating to the qualifications and background of director nominees, which may include diversity, which is not only limited to race, gender or national origin, although we currently do not anticipate having a formal policy regarding board diversity. The nominating and corporate governance committee’s and the Board’s priority in selecting members of the Board is the identification of persons who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experiences and expertise relevant to our growth strategy. We believe that our directors will provide an appropriate mix of experience and skills relevant to the size and nature of our business. In particular, the members of the Board will consider the following important characteristics, among others:
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personal and professional integrity;

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ethics and values;

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experience in corporate management, such as servicing as an officer or former officer of a publicly held company;

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experience in the industries in which we compete;

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experience as a board member or executive officer of another publicly held company;

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diversity of background and expertise and experience in substantive matters pertaining to our business relative to other board members;

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conflicts of interest; and

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practical and mature business judgment.

Classified Board of Directors
Our Certificate of Incorporation and Bylaws provide for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms, as follows:
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Our initial Class I directors are Paul Abbott, Eric Hart and Kathleen Winters, and their initial term will expire at our first annual meeting of stockholders following the Closing.

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Our initial Class II directors are James P. Bush, Richard Petrino, Mohammed Saif S.S. Al-Sowaidi and Susan Ward, and their terms will expire at our second annual meeting of stockholders following the Closing.

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Our initial Class III directors are Gloria Guevara Manzo, Raymond Donald Joabar, Michael Gregory (Greg) O’Hara and Itai Wallach, and their terms will expire at our third annual meeting of stockholders following the Closing.

Upon expiration of the term of a class of directors, directors for that class will be elected for a term expiring at the third succeeding annual meeting of stockholders. Each director’s term continues until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal. Each class shall consist, as nearly as possible, of one-third of the total number of such directors.
Board Leadership Structure
The Board is chaired by Michael Gregory (Greg) O’Hara and our Chief Executive Officer is Mr. Abbott. As a general policy, we believe separation of the positions of chairman and Chief Executive Officer reinforces the independence of the board of directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board as a whole.
Diversity
Our Board
Establishing and implementing a policy regarding gender, racial and ethnic diversity on the Board is an element that we take into consideration.
The Board is committed to increasing the level of diversity on the Board as board turnover occurs from time to time, taking into account educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, the ability to represent the best interests of our stockholders along with the level of diversity on the Board. Accordingly, consideration of the number of gender and racially/ethnically diverse directors, along with consideration of whether other diverse attributes are sufficiently represented on the Board, is an important component of the selection process for new members of the Board.
Diversity on the Board is achieved by continuously monitoring the level of diverse representation and, where appropriate, recruiting qualified female candidates to fill positions, as the need arises, through vacancies, growth or otherwise.
The Board is expected to consider the appropriateness of adopting a target regarding the number of diverse directors who are women and racial/ethnic minorities on its board of directors, subject to the nomination rights of the Continuing JerseyCo Owners in the Shareholders Agreement.
Executive Officer Positions
In appointing individuals to executive officer positions, the Board weighs a number of factors, including educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, the ability to represent the best interests of our stockholders along with the level of diverse representation within our senior management team. We are committed to increasing the diversity of our executive officers.
We believe the most effective way to achieve greater diversity in our senior management team is to identify high-potential candidates within the organization and work with them to ensure they develop the skills, acquire the experience and have the opportunities necessary to eventually occupy executive officer positions. This includes taking action to build a culture of inclusion throughout the organization. The Board is expected to consider the appropriateness of adopting a target regarding the number of diverse directors on its board of directors.
Board Committees
The Board has established the following committees: an audit and finance committee, a compensation committee, a nominating and corporate governance committee and a risk management and compliance committee. The composition and responsibilities of each of the committees of the Board is described below. From time to time, the Board may establish other committees to facilitate the management of our business. Members will serve on these committees until their resignation or until as otherwise determined by the Board.
Audit and Finance Committee
The audit and finance committee consists of Susan Ward, who serves as the chair, James P. Bush and Kathleen Winters. Each of Susan Ward, James P. Bush and Kathleen Winters qualifies as independent directors under the corporate governance standards of the NYSE and the independence requirements of Rule 10A-3 of the Exchange Act. The Board has determined that each of Susan Ward and Kathleen Winters qualify as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K. The functions of the audit and finance committee include, among other things:
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evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

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reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

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monitoring the rotation of partners of our independent auditors on our engagement team as required by law and considering whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis;

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reviewing relationships that may reasonably be thought to bear on our auditors’ independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditors;

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reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and discussing the statements and reports with our independent auditors and management;

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reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

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reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;

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establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

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preparing the report that the SEC requires in our annual proxy statement;

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reviewing and providing oversight of any related-person transactions and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;

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reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented; and

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reviewing and evaluating on an annual basis the performance of the audit and finance committee, including compliance of the audit and finance committee with its charter.

The Board has adopted a written charter for the audit and finance committee that satisfies the applicable rules of the SEC and the NYSE listing standards. The charter is available on our website.
In addition, the audit and finance committee carries out the functions assigned to the Exchange Committee under the Exchange Agreement, subject to the Board’s reserved discretion to redelegate such functions to a separate Exchange Committee that meets the requirements set forth in the Exchange Agreement.
Compensation Committee
The compensation committee consists of James P. Bush, who serves as the chair, Gloria Guevara Manzo and Michael Gregory (Greg) O’Hara. The functions of the compensation committee include, among other things:
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reviewing, modifying and approving our overall compensation strategy and policies;

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reviewing and approving the compensation and other terms of employment of our executive officers;

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reviewing and approving performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

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reviewing and approving the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

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establishing policies with respect to votes by our stockholders to approve executive compensation as required by Section 14A of the Exchange Act and determining our recommendations regarding the frequency of advisory votes on executive compensation;

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retaining or terminating a compensation consultant or firm to be used to assist the compensation committee in benchmarking and setting appropriate compensation levels and policies and approving such consultant’s or firm’s fees and other retention terms;

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approving, modifying and administering our equity incentive plans;

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establishing policies with respect to equity compensation arrangements;

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reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

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reviewing the adequacy of its charter on a periodic basis;

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preparing the report that the SEC requires in our annual proxy statement; and

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reviewing and assessing on an annual basis the performance of the compensation committee.

The Board has adopted a written charter for the compensation committee that satisfies the applicable rules of the SEC and the NYSE listing standards. The charter is available on our website.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee consists of Michael Gregory (Greg) O’Hara, who serves as the chair, James P. Bush and Mohammed Saif S.S. Al-Sowaidi. The functions of the nominating and corporate governance committee include, among other things:
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identifying, reviewing and evaluating candidates to serve on the Board consistent with criteria approved by the Board;

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determining the minimum qualifications for service on the Board;

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evaluating, nominating and recommending individuals for membership on the Board;

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evaluating nominations by stockholders of candidates for election to the Board;

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considering and assessing the independence of members of GBTG;

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developing a set of corporate governance policies and principles, including a code of business conduct and ethics, periodically reviewing and assessing these policies and principles and their application and recommending to the Board any changes to such policies and principles;

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considering questions of possible conflicts of interest of directors as such questions arise;

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reviewing the adequacy of its charter on an annual basis; and

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annually evaluating the performance of the nominating and corporate governance committee.

The Board has adopted a written charter for the nominating and corporate governance committee, subject to the nomination rights of the Continuing JerseyCo Owners in the Shareholders Agreement, that satisfies the applicable rules of the SEC and the NYSE listing standards. The charter is available on our website.
Risk Management and Compliance Committee
The risk management and compliance committee consists of Kathleen Winters, who serves as the chair, Raymond Donald Joabar, Richard Petrino, Mohammed Saif S.S. Al-Sowaidi and Susan Ward. The functions of the risk management and compliance committee include, among other things:
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assessing and providing oversight to management relating to the identification and assessment of material risks facing us, including strategic, operational, regulatory, information and external risks inherent in our business and the control processes with respect to such risks;

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overseeing our risk management, compliance and control activities, including without limitation the development and execution by management of strategies to mitigate risks; and

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overseeing the integrity of our systems of operational controls regarding legal and regulatory compliance.

The Board has adopted a written charter for the risk management and compliance committee. The charter is available on our website.
Compensation Committee Interlocks and Insider Participation
None of the members of our compensation committee has ever been an executive officer or employee of ours. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or the Board of any other entity that has one or more executive officers serving as a member of the Board or compensation committee. Our Bylaws provide that, for so long as we are considered a controlled entity of any Continuing JerseyCo Owner under the BHC Act, no person may serve as a director of GBTG if such person is a director or other management official of another entity and if such person’s service to such other entity would result in a violation of, or the need for a waiver or exemption under, the Depository Institution Management Interlocks Act or other applicable laws.
Code of Business Conduct and Ethics
The Board has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at https://investors.amexglobalbusinesstravel.com. The nominating and corporate governance committee of the Board is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. Any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website. The information contained on, or accessible from, our website is not part of this Prospectus/Offer to Exchange by reference or otherwise.
Limitation on Liability and Indemnification Matters
Our Certificate of Incorporation contains provisions that limit the liability of our directors for damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for damages as a result of an act or failure to act in his or her capacity as a director, except liability for the following:
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any breach of their duty of loyalty to us or our stockholders;

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any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

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unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

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any transaction from which they derived an improper personal benefit.

DIRECTOR AND EXECUTIVE COMPENSATION
Unless the context otherwise requires, all references in this subsection to the “Company,” “we,” “us” or “our” refer to the business of GBTG and its subsidiaries as it currently exists following the consummation of the Business Combination, and to GBT as it existed prior to the consummation of the Business Combination.
GBTG’s Executive and Director Compensation
Our named executive officers for the fiscal year ended December 31, 2021, which consist of our principal executive officer and the next two most highly compensated executive officers who were serving as executive officers as of December 31, 2021, are:
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Paul Abbott, our Chief Executive Officer;

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Andrew Crawley, our Chief Commercial Officer; and

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Michael Qualantone, our Chief Revenue Officer.

The named executive officer and director compensation described in this section discusses our 2021 compensation programs. Our compensation committee may choose to implement different compensation programs for our named executive officers and directors in the future.
2021 Summary Compensation Table
The following table provides information regarding the compensation provided to our named executive officers during the fiscal years ended December 31, 2021 and December 31, 2020. Amounts paid in British pound sterling have been converted to United States dollars for purposes of this disclosure. Salary and all other compensation have been converted at an annual average exchange rate (based on monthly averages) equal to $1.37 per £1.00 for 2021 and $1.29 per £1.00 for 2020 (in each case, rounded to the nearest cent) and bonuses have been converted at the rate in effect at the time of payments as set forth in the notes to the table below.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)	Total Compensation ($)
Paul Abbott........................... Chief Executive Officer	2021	1,233,717	4,000,000	9,000,000	4,050,255	115,001(5)	18,398,973
	2020	1,072,751	2,756,540			1,168,879	4,998,170
Andrew Crawley.................... Chief Commercial Officer	2021	804,318	1,250,000	3,750,000	1,140,000	70,818(6)	7,015,136
	2020	471,122	447,938			635,011	1,554,071
Michael Qualantone.............. Chief Revenue Officer(7)	2021	578,750	500,000	3,448,920	1,000,000	36,400(8)	5,564,070

(1)
In 2021, as a result of the continued impact of COVID-19 on the travel industry as a whole, our named executive officers accepted a reduction in annual base salary, as described in more detail under the section “Narrative to the Summary Compensation Table — Annual Base Salary” below. The table reflects the actual base salaries paid to our named executive officers in fiscal year 2021 after the effect of these reductions.

(2)
The amounts in this column for 2021 reflect the vesting and payment of $1,000,000, $500,000 and $500,000 for each of Messrs. Abbott, Crawley and Qualantone in respect of the first tranche of the 2020 Executive LTIP awards granted in November 2020 with an initial vesting date of September 1, 2020 which in the aggregate vest as to 16.667% on each of the first three anniversaries of the initial vesting date, with the remaining 50% cliff vesting on the third anniversary of the initial vesting date. In addition, the amounts in this column for 2021 include special one-time cash awards to (i) Paul Abbott equal to $3,000,000 and (ii) Andrew Crawley equal to $750,000, paid in December 2021. These awards were intended to bridge the gap from Mr. Abbott joining GBT in October 2019 and Mr. Crawley joining GBT in April 2020 until the date of their first long-term incentive award granted by us in November 2020.

Each such award is subject to clawback provisions that require the executive to repay the full cash amount if the executive terminates employment with us on or before November 30, 2022 for any reason other than a termination by GBTG without cause, a termination by the executive for good reason or a termination due to the executive’s death or disability.
(3)
The amounts in this column reflect the grant date fair value of the options granted to our named executive officers on December 2, 2021. These options have an exercise price of $10.03 and are eligible to vest in equal installments on the first, second and third anniversaries of the grant date based on continued service. The aggregate grant date fair values of the awards shown in this column are calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 Compensation Stock Compensation. Assumptions used in the calculation of these amounts are included in note 19 Equity-Based Compensation to our audited financial statements for the fiscal year ended December 31, 2021 included in this Prospectus/Offer to Exchange. For additional details of the option awards granted to our named executive officers and that are set forth in this column, see the section entitled “Long-Term Incentive Compensation — Global Business Travel Group, Inc. Management Incentive Plan” below.

(4)
The amounts in this column reflect the amounts earned in 2021 as annual cash incentive awards as described in more detail under the section “Narrative to the Summary Compensation Table Annual Incentive Compensation” below.

(5)
Amount includes (i) a UK supplemental pension cash allowance of $96,106, (ii) a company-paid car allowance of $15,674, (iii) a company contribution of $668 for an annual executive-level medical assessment, and (iv) a company contribution of $2,553 for family private medical and dental benefits. In 2020, Mr. Abbott received similar types of perquisites in addition to a one-time payment equal to $1,050,000 intended to be in lieu of certain equity awards from Mr. Abbott’s former employer.

(6)
Amount includes (i) a UK supplemental pension cash allowance of $55,144 and (ii) a company-paid car allowance of $15,674. In 2020, Mr. Crawley received similar types of perquisites in addition to a onetime payment equal to $601,115 intended to be in lieu of certain equity awards from Mr. Crawley’s former employer. The one-time payment was paid on May 31, 2020 in British pound sterling but converted for purposes of this disclosure at the exchange rate applicable on the payment date equal to $1.23 per £1.00 (rounded to the nearest cent).

(7)
Mr. Qualantone would not have been disclosed as a named executive officer if we had been a public company in 2021. Therefore, his compensation for 2020 has not been provided in this table because it was not required to have been previously disclosed.

(8)
Amount represents (i) a $25,000 cash payment and (ii) a company contribution of $11,400 to the 401(k) plan.

Narrative to the Summary Compensation Table
The compensation committee annually reviews and approves compensation for our named executive officers. The compensation committee considers recommendations by our Chief Executive Officer for the compensation of all other named executive officers. Compensation for our Chief Executive Officer typically has been recommended by the chairman of the Board, which is reviewed and subject to approval by the compensation committee.
Annual Base Salary
We believe that a competitive base salary is essential in attracting and retaining key executive talent. The base salary established for each of our named executive officers is intended to reflect each individual’s responsibilities, experience, position, prior performance and other discretionary factors deemed relevant by our compensation committee. Based on market benchmarking conducted by the compensation consultants to the compensation committee for 2021, Semler Brossy Consulting Group, our compensation committee determines market level compensation for base salaries after a review of market data and discussions with our Chief Executive Officer regarding our other executive officers.
The table below reflects the annual base salaries approved by the compensation committee for our named executive officers during the fiscal years ended December 31, 2021 and December 31, 2020, prior to the COVID-19 related reductions discussed below and that, for two named executive officers, would have been paid in British pound sterling and were the same amounts for 2021 and 2020, but converted for purposes of disclosure at an annual average exchange rate (based on monthly averages) equal to $1.37 per £1.00 for 2021 and $1.29 per £1.00 for 2020 (in each case, rounded to the nearest cent).
Name	2020 Base Salary ($)	2021 Base Salary ($)
Paul Abbott	1,288,538	1,374,903
Andrew Crawley	837,549	893,687
Michael Qualantone	650,000	650,000
In 2021, as a result of the impact of COVID-19 on the travel industry as a whole, our named executive officers accepted a reduction in annual base salary, with a maximum reduction of 21%, which was effective for the period commencing January 1, 2021 and ending July 5, 2021. The actual base salaries paid to our named executive officers in fiscal year 2021 are set forth above in the Summary Compensation Table.
Annual Incentive Compensation
We maintain an annual incentive award plan (the “AIA Plan”) in order to align participants’ incentives to deliver GBTG’s financial and client goals and to provide an objective setting and review process for our named executive officers that forms the basis for determining their potential annual bonuses. Our employment agreements with our named executive officers provide that they will be eligible to participate in the AIA Plan up to a specific target percentage of their salary based on the compensation committee’s assessment of their and our performance against goals, as established by GBTG management and approved by the compensation committee. The compensation committee approves our annual objectives which are based in part on our total revenue and Adjusted EBITDA for the year as well as the individual objectives of each named executive officer, which are focused on each named executive officer’s specific performance relative to our company-wide achievements.
The target award opportunities for our named executive officers for fiscal year 2021, expressed as a percentage of their annual base salary, were 200% for Paul Abbott, 100% for Andrew Crawley and 100% for Michael Qualantone. In addition, if the performance targets established by the compensation committee were exceeded, Mr. Abbott could have earned up to 300% of his base salary and Mr. Crawley and Mr. Qualantone could have each earned up to 200% of their base salary, respectively.
Employment Agreements with Our Named Executive Officers
Messrs. Abbott and Crawley are each party to an employment agreement with GBT UK, and Mr. Qualantone is party to an employment letter with GBT US LLC (together referred to as the “employment agreements”). The discussion below summarizes the material terms of the named executive officer employment agreements. For details of the severance protection agreements entered into with our named executive officers, see the section entitled “Potential Payments Upon a Termination or Change in Control” below.
Paul Abbott
Agreement; Term.   GBT UK entered into an employment agreement with Paul Abbott dated June 5, 2020. The employment agreement will remain in effect unless terminated upon 26 weeks’ notice by Mr. Abbott or 52 weeks’ notice by us, or upon an earlier termination due to breach of the agreement by Mr. Abbott.
Base Salary; Target Bonus.   Under the employment agreement, Mr. Abbott will receive an annual base salary of £1,000,000, subject to applicable tax withholding and national insurance contributions. Mr. Abbott will be eligible to receive a target annual bonus opportunity equal to 200% of his then-current annual base salary, up to a maximum of 300%.
Long-Term Incentive Awards.   The employment agreement provides that Mr. Abbott will be eligible to participate in and receive awards under our long-term incentive award program.

Pension Benefits.   Mr. Abbott is also entitled to receive an additional amount each year under the employment agreement equal to (8/(1+x))% (where “x” is the aggregate rate of employer national insurance contributions and other employer levies, expressed as a decimal) of his salary per annum in lieu of pension contributions subject to deductions for tax and national insurance contributions as required by law, payable monthly in arrears.
Additional Benefits.   In addition to eligibility to participate in employee benefit plans generally applicable to employees of GBT UK, the employment agreement provides that Mr. Abbott will be provided with coverage under a permanent health insurance scheme. Mr. Abbott is also entitled to receive a monthly car allowance equal to £950.
Severance.   Upon a termination of Mr. Abbott’s employment by us for any reason other than for cause or due to a resignation of employment by Mr. Abbott for good reason, each as defined in the employment agreement, Mr. Abbott will be entitled to receive (i) continued payment of 12 months’ annual base salary less any payments made with respect to garden leave, (ii) the annual cash bonus for the year of termination based on the target level of performance, (iii) the annual cash bonus (based on actual performance) for any prior year not already paid, and (iv) continued private medical insurance for 12 months following the termination date (inclusive of any period of garden leave).
Restrictive Covenants.   Mr. Abbott’s employment agreement includes certain restrictive covenants relating to protection of our confidential information and intellectual property and one-year (inclusive of any period of garden leave) post-termination non-competition and non-solicitation of customers and employees covenants.
Andrew Crawley
Agreement; Term.   GBT UK entered into an employment agreement with Andrew Crawley dated November 26, 2019, in connection with Mr. Crawley’s assumption of the role of Chief Commercial Officer on April 1, 2020. The employment agreement will remain in effect unless terminated by either party upon 26 weeks’ notice, or upon an earlier termination due to breach of the agreement by the executive.
Base Salary; Target Bonus.   Under the employment agreement, Mr. Crawley will receive an annual base salary of £650,000, subject to applicable tax withholding and national insurance contributions. Mr. Crawley will be eligible to receive a target annual bonus opportunity equal to 100% of his then-current annual base salary, up to a maximum of 200%.
Make-Whole Replacement Award.   In order to make Mr. Crawley whole for the value of long-term incentive awards that were forfeited upon Mr. Crawley’s appointment as our Chief Commercial Officer, Mr. Crawley received a one-time sign-on bonus in the amount of £486,780, paid in cash on May 31, 2020 and that was subject to clawback upon a voluntary resignation or termination without cause prior to April 1, 2021.
Long-Term Incentive Awards.   The employment agreement provides that Mr. Crawley will be eligible to participate in and receive awards under GBTG’s long-term incentive award program.
Pension Benefits.   Mr. Crawley is entitled to participate in the GBT UK Pension Plan, subject to satisfying eligibility criteria. Mr. Crawley has reached the maximum life-time statutory allowance for contributions to the GBT UK Pension Plan. Accordingly, in lieu of additional contributions to the pension plan and in accordance with the terms of the plan, GBT UK provides Mr. Crawley an annual cash allowance equal to 8% of Mr. Crawley’s salary, net of 14.3% national insurance withholding.
Additional Benefits.   In addition to eligibility to participate in employee benefit plans generally applicable to employees of GBT UK, the employment agreement provides that Mr. Crawley is entitled to receive an annual car allowance equal to £11,900.
Severance.   Upon a termination of Mr. Crawley’s employment by us for any reason other than for cause or due to a resignation of employment by Mr. Crawley for good reason, each as defined in the employment agreement, Mr. Crawley will be entitled to receive (i) continued payment of 12 months’ annual base salary less any payments made with respect to garden leave, (ii) the annual cash bonus for the year of termination based on the target level of performance and pro-rated to reflect the period of service during the year of termination prior to the termination date (excluding any period of garden leave), and (iii) continued private medical insurance for 12 months following the termination date (inclusive of any period of garden leave).
Restrictive Covenants.   Mr. Crawley’s employment agreement includes certain restrictive covenants relating to protection of our confidential information and intellectual property.
Michael Qualantone
Agreement; Term.   GBT US LLC entered into an employment letter with Michael Qualantone effective April 1, 2019, that provides for at-will employment with GBT US LLC.
Base Salary; Target Bonus.   Under the employment letter, Mr. Qualantone will receive an annual base salary of $550,000 (which as of December 31, 2021 had increased to $650,000), subject to applicable tax withholding. Mr. Qualantone is eligible to receive a target annual bonus opportunity equal to 100% of his then-current annual base salary, up to a maximum of 200%.
Pension Benefits.   Mr. Qualantone is entitled to participate in the Amex GBT 401(k) Plan, subject to satisfying eligibility criteria.
Additional Benefits.   Mr. Qualantone is eligible to participate in employee benefit plans generally applicable to employees of GBT US LLC.
Severance.   Upon a termination of Mr. Qualantone’s employment by us for any reason other than for cause or due to a resignation of employment by Mr. Qualantone for good reason, each as defined in the employment letter, subject to his execution of a general release of claims. Mr. Qualantone will be entitled to receive (i) continued payment of 52 weeks’ base salary, (ii) the annual cash bonus for the year of termination based on actual performance and pro-rated to reflect the period of service during the year of termination prior to the termination date paid in or around March of the year following the year in which termination occurs, (iii) provided that Mr. Qualantone elects to receive continued health coverage under the Consolidated Omnibus Budget Reconciliation Act, continued healthcare benefits under GBT US LLC health plans for 52 weeks (at active employee rates) and (iv) continued vesting of GBTG MIP Options for six months following the applicable termination date, in accordance with the GBTG MIP.
Long-Term Incentive Compensation
Global Business Travel Group, Inc. Management Incentive Plan (“GBTG MIP”)
Effective May 27, 2022, we adopted the GBTG MIP which supersedes the predecessor Amended & Restated GBT MIP. Pursuant to the terms of the GBTG MIP, all options granted under the Amended & Restated GBT MIP that were outstanding at the Closing were converted into GBTG MIP Options and were treated as if they were originally granted under the GBTG MIP. Generally, the vesting and forfeiture terms of the GBTG MIP Options held by our named executive officers continue to be the same as provided under the Amended & Restated GBT MIP, as described below.
Under the GBTG MIP, all unexercised GBTG MIP Options, whether vested or unvested, expire on the tenth anniversary of their grant date, unless earlier cancelled, such as in connection with a termination of employment. GBTG MIP Options granted to our named executive officers in December 2021 vest one-third annually over a three-year period and all other GBTG MIP Options generally vest annually at the rate of 20% per year, in each case, generally subject to continued service on the applicable vesting date.
Upon a termination of employment by GBTG or its subsidiaries without cause or a resignation for good reason by the participant (in each case, other than in connection with a change in control), the portion of GBTG MIP Options held by our named executive officers that was granted in December 2021 and that is then outstanding and was scheduled to vest during the period the participant is entitled to receive severance payments or benefits under any employment or severance agreement with GBTG or its subsidiaries as a result of a termination by GBTG or its subsidiaries without cause or a resignation for good reason (the “severance period”) will continue to vest on the applicable vesting date during the severance period. Upon a termination of employment due to death, all outstanding and unvested GBTG MIP Options held by our named executive officers that were granted in December 2021 will immediately vest in full. Upon a termination of employment due to retirement or disability, the portion of GBTG MIP Options held by our named executive officers that was granted in December 2021 and that is then outstanding and was scheduled to vest on the next anniversary of the grant date immediately following such termination due to disability or retirement will vest in full on such scheduled vesting date.
The portion of the GBTG MIP Options held by our named executive officers that was granted in December 2021 and that is or becomes vested and exercisable as of or after the date of a termination of employment by GBTG or its subsidiary without cause, due to death or disability, resignation for good reason or due to retirement (in each case, other than in connection with a change of control) will remain exercisable until the earlier of (i) the later of the 18 month anniversary of the Business Combination and the date that is one year after the date of termination of employment (or in the case of a termination without cause or resignation for good reason, one year after the last day of the participant’s severance period (which period may be longer in the event of certain corporate transactions)) and (ii) the tenth anniversary of the applicable grant date, in each case, subject to earlier termination in accordance with the terms of the GBTG MIP and the applicable award agreement; provided, however, that if such termination of employment occurs prior to the six month anniversary of the Business Combination, then no portion of such GBTG MIP Option held by our named executive officers will become exercisable (even if vested) before the first date immediately following the six month anniversary of such Business Combination. In the event that the participant incurs (a) a termination of employment by GBTG or its subsidiaries without cause within 60 days before, or within 18 months after, a change in control (other than a change in control that is also a SPAC Transaction (as defined therein)) of GBTG or its subsidiaries (other than a change in control that is also a SPAC Transaction) or (b) a termination of employment as the result of participant’s death or disability or by the participant for good reason, in each case, within 18 months after a change in control of GBTG or its affiliates, then in each such case, the portion of the GBTG MIP Option granted in December 2021 that is then outstanding and unvested will immediately become vested and exercisable (or in the case that a change in control occurs after such eligible termination of employment, will become vested and exercisable upon the occurrence of the change in control) and such GBTG MIP Option will remain exercisable until the earlier of (x) the first anniversary of such termination of employment and (y) the tenth anniversary of the applicable grant date.
With respect to all GBTG MIP Options granted to our named executive officers prior to December 2021, (i) upon a termination of employment without cause (other than within 12 months after a change in control), the unvested portion of the GBTG MIP Option will continue to vest for six months after such termination (GBTG MIP Options that become so vested remain exercisable for 90 days following the applicable vesting date, but not beyond the tenth anniversary of the applicable grant date), (ii) upon a termination of employment due to death or disability, the unvested portion of the GBTG MIP Option will continue to vest for one year after such termination (GBTG MIP Options that become so vested remain exercisable for one year following the applicable vesting date, but not beyond the tenth anniversary of the applicable grant date) and (iii) upon a termination of employment without cause or for good reason, in each case, within 12 months after a change in control (other than a change in control that is also a SPAC Transaction), the GBTG MIP Option will vest in full and remain exercisable until the tenth anniversary of the applicable grant date. Any such GBTG MIP Options that were vested as of such termination of employment will remain exercisable for 90 days following a termination without cause and for 12 months following a termination due to death or disability, but in no event beyond the tenth anniversary of the applicable grant date.
“Change in Control” under the GBTG MIP continues to have the same meaning as under the predecessor Amended & Restated GBT MIP. For avoidance of doubt, the consummation of the Business Combination did not constitute a change in control under the GBTG MIP.
The GBTG MIP provides for certain restrictive covenants including confidentiality, non-disparagement and 24 month (or such lesser period as may be provided in an award agreement) post-termination non-competition (other than with respect to the options granted on December 2, 2021) and non-solicitation of customers and employees covenants. A participant’s breach of the GBTG MIP restrictive covenants would result in forfeiture of any outstanding options held by the participant.

GBT JerseyCo Limited Executive Long-Term Incentive Plans
On November 5, 2020, we adopted the 2020 Executive LTIP, which provided for a total pool of $36 million allocated pursuant to awards granted under the 2020 Executive LTIP. The 2020 Executive LTIP was intended to replace potential grants of GBT MIP Options due to the reserve of GBT MIP Shares having been substantially exhausted by December 31, 2019. On November 2, 2021, we adopted the 2021 Executive LTIP, which provides for a total pool of $38 million, with up to $4 million allocable by the chairman of the GBT Board as of the effective date of the 2021 Executive LTIP, for so long as he continues to serve on the GBT Board (and after the Business Combination, the Board). On November 8, 2021, GBT and certain of its subsidiaries granted cash awards under the 2021 Executive LTIP to certain individuals then serving as executive officers of GBT. Under the 2021 Executive LTIP and the 2020 Executive LTIP, previously granted awards are based 50% on time-vesting conditions and 50% on performance-vesting conditions.
Under the 2020 Executive LTIP, the time-based portion of an award is eligible to vest one-third on each of September 1, 2021, September 1, 2022 and September 1, 2023 based on continued service to GBTG or its subsidiaries. Under the 2021 Executive LTIP, the time-based portion of an award is eligible to vest one-third on each of September 1, 2022, September 1, 2023 and September 1, 2024 based on continued service to GBTG or its subsidiaries.
The performance-based portion of an award is eligible to vest based on the satisfaction of performance criteria to be established by the compensation committee. As of the date of this Prospectus/Offer to Exchange filing, performance-criteria related to awards under the 2021 Executive LTIP and the 2020 Executive LTIP had not yet been established. The 2021 Executive LTIP and the 2020 Executive LTIP do not contain any change in control related vesting provisions and unvested awards are cancelled without consideration upon a participant’s termination of employment. However, the performance-based portion of the 2020 Executive LTIP and 2021 Executive LTIP awards held by our named executive officers and certain other participants may be converted, in the discretion of the GBTG compensation committee, into restricted stock units or performance stock units of GBTG on the same vesting and forfeiture terms as applicable to the portion of the 2021 Executive LTIP award and the 2020 Executive LTIP award.
The 2021 Executive LTIP and the 2020 Executive LTIP provide for certain restrictive covenants including confidentiality, non-disparagement and 12-month post-termination non-competition and non-solicitation of customers and employees covenants. A participant’s breach of the restrictive covenants under the 2021 Executive LTIP or the 2020 Executive LTIP, as applicable, would result in forfeiture of any awards held by the participant.
2022 Plan and ESPP
See the sections entitled “GBTG 2022 Equity Incentive Plan” and “GBTG Employee Stock Purchase Plan”, herein, for details of our new equity incentive programs adopted in connection with the Business Combination.
Perquisites
Our named executive officers receive certain perquisites relating to medical and dental coverage, pension-related contributions and cash allowances and car allowances. Detail on the quantification of perquisites is set forth in the notes to the Summary Compensation Table, above.
Outstanding Equity Awards at December 31, 2021
The following table provides information about the number of outstanding equity awards held by our named executive officers as of December 31, 2021. The number of shares subject to the options and the exercise prices for the options have been adjusted to reflect the impact of the Business Combination by multiplying the number of shares originally subject to the options by a conversion ratio of approximately 8.765899 (the “Conversion Ratio”) and by dividing the original exercise prices for the options by the Conversion Ratio.

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Paul Abbott	12/2/2021	—	2,983,535(1)	10.03	12/2/2031
Andrew Crawley	12/2/2021	—	1,243,136(1)	10.03	12/2/2031
Michael Qualantone	12/2/2021	—	1,113,909(1)	10.03	12/2/2031
	9/25/2019	—	508,422(2)	14.58	9/25/2029
	3/13/2018	—	438,294(3)	7.23	3/13/2028
	9/30/2015	—	596,081(4)	6.37	9/30/2025
	3/30/2015	—	385,699(4)	5.74	3/30/2025

(1)
Consists of options that vest one-third on December 2nd of each year from 2022 through 2024, subject to continued service through the applicable vesting date.

(2)
Consists of options that vest 20% on October 1st of each year from 2020 through 2024, subject to continued service through the applicable vesting date.

(3)
Consists of options that vest 20% on April 1st of each year from 2019 through 2023, subject to continued service through the applicable vesting date.

(4)
Consists of options that vested 20% on July 1st of each year from 2015 through 2019, subject to continued service through the applicable vesting date.

Health, Welfare and Retirement Benefits
All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental and vision insurance plans, in each case on the same basis as all of our other employees in the applicable jurisdiction.
401(k) Plan
We maintain a 401(k) retirement savings plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pretax basis and on an after-tax “Roth” contribution basis, up to the statutorily prescribed annual limits on contributions under the Code. The 401(k) plan provides us with the discretion to match a portion of contributions made by our employees, including executives, subject to the approval of the Board. We intend for our 401(k) plan to qualify under Section 401(a) of the Code so that contributions by employees to our 401(k) plan, and income earned on those contributions, are not taxable to employees until withdrawn from our 401(k) plan.
Non-Qualified Deferred Compensation Plan
GBT US LLC maintains the GBT DCP a tax-deferred non-qualified deferred compensation plan, for the benefit of a select group of management and key employees, including our named executive officers, who are located in the United States. The GBT DCP is open to employees with the position of director and above with annual salary levels equal to or in excess of $150,000 and in excess of tax-qualified salary thresholds for purposes of contributions to GBT’s 401(k) plan. The GBT DCP provides participants with the ability to elect to defer a portion of their eligible compensation (including annual salary and incentive compensation) until the earlier of the participant’s separation from service with GBTG and its affiliates or a scheduled in-service withdrawal date, which may not be earlier than two years after the year in which base compensation is earned, three years after the year AIA Plan awards are earned or five years after the year in which long-term incentive plan awards are earned. GBTG has established a Rabbi Trust, a segregated account that remains subject to any claims of unsecured general creditors of GBTG, pursuant to which GBTG intends to make periodic contributions equal the deferral contributions made by participants to the GBT DCP.
UK Pension Plans
GBT UK maintains two pension plans, the GBT UK Pension Plan and the Hogg Robinson (1987) Pension Scheme.
The GBT UK Pension Plan is a defined contribution pension scheme that provides for employer contributions of between 5% and 8% of qualifying earnings, with matching employee contributions of between 3% and 6%. Employees can elect to contribute more than 6% of their qualifying earnings but the employer contribution does not increase beyond 8%. Employee contributions are made by way of salary sacrifice up to the statutory annual allowance limit per year. Eligible employees are automatically enrolled in the GBT UK Pension Plan unless the employee has already met the statutory life time allowance.
The Hogg Robinson (1987) Pension Scheme is a two-part pension scheme comprised of a frozen defined benefit section and an active defined contribution section. The scheme is managed by its trustees and administered by a trustee appointed company, XPS Pensions Group PLC.
The defined benefit section of the scheme was closed to new members on March 31, 2003 and was closed to future accrual on June 30, 2013. Those employees who were members of the defined benefit section of the scheme on June 30, 2013 automatically became members of the defined contribution section of the scheme, unless they opted out. The defined benefit section of the scheme includes early retirement and death in service benefits. None of our named executive officers participates in or receives benefits under any of our defined benefit pension plans.
The defined contribution section of the scheme is not open to new members. As of December 31, 2021, there were 109 active participants in the defined contribution part of the scheme. Employee contributions are between 2.25% and 4% of the employee’s basic salary, and employer contributions are between 5.75% and 10.4% of basic salary. Employees can elect to contribute more than 4% of their basic salary, although the employer contribution does not increase beyond 10.4%. Contributions to the pension scheme are made by way of salary deduction. Certain members of the scheme also have a death in service and income protection benefit.
Potential Payments Upon a Termination or Change in Control
Messrs. Abbott and Crawley are each party to an amendment with GBT UK to their current employment agreement (collectively, the “severance amendments”) and Michael Qualantone is a party to a severance protection agreement with GBT US LLC (the “severance protection agreement”), which provide, in each case, for certain severance payments and benefits if the executive’s employment is terminated by GBTG without cause or due to the executive’s disability (and not due to death) or if the executive resigns employment for good reason (in either case, a “qualifying termination”). If such named executive officer experiences a qualifying termination occurring outside of the period beginning 60 days prior to and ending 18 months after a “change in control” (as such term is defined in the 2022 Plan), then the executive will be entitled to receive (i) one times the executive’s base salary, to be paid in equal installments over the one year period following such qualifying termination, (ii) one times the executive’s annual target cash bonus, to be paid at the time such bonuses would be paid in the ordinary course and (iii) a pro-rata annual cash bonus for the year of termination based on (A) actual performance, for Messrs. Abbott and Qualantone, or (B) target performance, for Andrew Crawley, in the cases of each of (A) and (B), to be paid at the same time as such bonuses would be paid in the ordinary course and (iv) company-provided health benefits assistance for up to twelve months following termination (collectively, the “Non-Change in Control Severance”). If such named executive officer experiences a qualifying termination (other than due to the executive’s disability) within the period beginning 60 days prior to and ending 18 months after a change in control (which will not occur due to the Business Combination), then the named executive officer will be entitled to receive the Non-Change in Control Severance plus the following additional severance payments and benefits: (i) a lump sum cash payment equal to (A) one times the executive’s base salary and (B) one times the executive’s target bonus and (ii) up to six additional months of GBTG provided health benefits assistance (i.e., a total of up to 18 months) or in the case of Paul Abbott, up to twelve additional months of GBTG provided health benefits assistance (i.e., a total of up to 24 months). All payments under the severance protection agreements and the severance amendments are subject to the named executive officer’s execution of a general release of claims.
Non-Employee Director Compensation
Effective May 27, 2022, we adopted the Non-Employee Director Compensation Policy (the “Director Compensation Policy”). Under our Director Compensation Policy, we pay retainers to our independent directors in an equal mix of cash and equity. The cash retainers and additional meeting fees are paid quarterly in arrears, and the equity is awarded as restricted stock units (“RSUs”) under the 2022 Plan that are granted each year on the date of the annual meeting of GBTG’s stockholders, with the initial grants made on the date the Form S-8 was first effective. RSUs vest on the one-year anniversary of their grant date, with pro-rated vesting from the date of appointment through the date of the next annual meeting of GBTG’s stockholders for independent directors elected or appointed to serve on the Board of Directors for a partial term. In addition, we pay a meeting fee premium for each committee meeting attended above (A) eight meetings, with respect to our audit committee and our compensation committee or (B) five meetings, with respect to our nominating and corporate governance committee and our risk and compliance committee.
Our Director Compensation Policy provides for the annual payments and meeting fee premiums to independent directors described in the table below:
	Cash ($)	Meeting Fee Premium ($)	Restricted Stock Unit Awards ($)
Board
Chair	485,000	—	160,000
Other Directors	85,000	—	160,000
Audit Committee
Chair	15,000	2,000	—
Other Members	15,000	2,000	—
Compensation Committee
Chair	15,000	2,000	—
Other Members	10,000	2,000	—
Nominating and Corporate Governance Committee
Chair	10,000	2,000	—
Other Members	10,000	2,000	—
Risk and Compliance Committee
Chair	10,000	2,000	—
Other Members	10,000	2,000	—
We only pay retainers to directors who are not employees of GBTG or any of its subsidiaries. All members of our Board of Directors, including directors who are not independent, are reimbursed for their travel costs and expenses incurred in connection with attending board and committee meetings and related Company business.

Director Compensation Table
The following table sets forth in summary form information concerning the compensation that we paid or awarded to our non-executive directors during the fiscal year ended December 31, 2021, prior to our adoption of the Director Compensation Policy.
Name	Fees Earned or Paid in Cash ($)(1)	Total ($)
Ugo Arzani	180,000	180,000
James P. Bush(2)	180,000	180,000
Philippe Chereque(3)	226,060	226,060
Marc D. Gordon(4)	—	—
Eric Hart(5)	8,152	8,152
Raymond Donald Joabar(4)	—	—
Glenda McNeal(4)	—	—
Greg O’Hara(6)	630,000	630,000
Richard Petrino(4)	—	—
Mohammed Saif S.S. Al-Sowaidi	180,000	180,000
Susan Ward(7)	72,826	72,826
Julia Wittlin(8)	180,000	180,000

(1)
These amounts represent fees paid to non-employee directors for board and committee meetings and reflect a 20% reduction in fees from January 1, 2021 through June 30, 2021 in order to align with the reductions in named executive officer annual base salaries due to the effects of COVID-19 on our performance and the travel industry as a whole. Prior to such reductions, non-employee directors were each eligible to receive a $200,000 annual cash retainer and an additional $500,000 annual cash retainer for the chairman of the GBT Board.

(2)
Mr. Bush’s fees were paid directly to Spyglass Unlimited, LLC, an entity partially owned by Mr. Bush.

(3)
Mr. Chereque received prorated fees for his service on the GBT Board in 2020 based on his appointment date of September 10, 2020, paid in June 2021 along with payment of fees for 2021 and which are reflected in this row.

(4)
Mr. Gordon, Mr. Joabar, Ms. McNeal, and Mr. Petrino did not receive any fees in 2021 for service on the GBT Board and committees thereof, however we paid $720,000 in the aggregate to Amex HoldCo. on behalf of each director’s service in 2021.

(5)
Mr. Hart’s fees were pro-rated for his appointment date of December 17, 2021 and paid to Expedia, Inc. in respect of his service.

(6)
Mr. O’Hara’s fees were paid directly to Clementine Investments LLC, an entity controlled by Mr. O’Hara.

(7)
Ms. Ward’s fees were pro-rated for her appointment date of September 21, 2021.

(8)
Ms. Wittlin did not receive any fees in 2021 for service on the GBT Board and its committees, however, in respect of her service we paid $180,000 to BlackRock Investment Management, LLC. Ms. Wittlin ceased serving on the GBT Board effective as of December 15, 2021.

MARKET INFORMATION, DIVIDENDS AND RELATED STOCKHOLDER MATTERS
Market Information of Common Stock and Warrants
Our Class A Common Stock and Warrants are currently listed on the NYSE under the symbols “GBTG” and “GBTG.WS,” respectively. The closing price of our Class A Common Stock and Warrants on September 8, 2022 was $8.21 and $1.37, respectively. Our Class B Common Stock (as defined below) is not listed or quoted on any exchange and is not transferable by the holders, subject to certain limited exceptions.
As of September 8, 2022, there were 56,945,033 shares of Class A Common Stock and 39,451,067 Warrants, consisting of 27,226,933 Public Warrants and 12,224,134 Private Placement Warrants, outstanding. As of September 8, 2022, there were 18 holders of record of our Class A Common Stock, 3 holders of record of our Class B Common Stock and 2 holders of record of our Warrants. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose Class A Common Stock and Warrants are held of record by banks, brokers and other financial institutions.
Dividends
We have not paid any cash dividends on our Class A Common Stock to date. The payment of any cash dividends in the future will be within the discretion of our Board at such time. Furthermore, our ability to pay dividends is limited by the Senior Secured Credit Agreement and may be limited by covenants under other indebtedness we and our subsidiaries incur in the future, as well as other limitations and restrictions imposed by law. We currently expect to retain future earnings to finance operations and grow our business, and, except as described in the immediately following paragraph, we do not expect to declare or pay cash dividends for the foreseeable future.
Pursuant to the Shareholders Agreement, GBT has agreed to make pro rata cash distributions, or tax distributions, to the owners of GBT A Ordinary Shares and GBT B Ordinary Shares, in amounts intended to be sufficient to enable us to satisfy our liabilities for taxes, as reasonably determined by the Board, subject to various limitations and restrictions, including, but not limited to, restrictions in our debt documents, the availability of sufficient cash and appropriate reserves for working capital, and the applicable provisions of Jersey law. GBTG may receive tax distributions from GBT significantly in excess of GBTG’s tax liabilities. We currently expect to adopt a dividend policy pursuant to which we would pay a dividend on the Class A Common Stock in the amount of any such excess cash balances from tax distributions in order to maintain the intended economic relationship between the shares of the Class A Common Stock and the GBT B Ordinary Shares.
Pursuant to the Senior Secured Credit Agreement, so long as GBT is treated as a partnership or a disregarded entity for U.S. federal income tax purposes, GBT may make Tax Distributions (as defined and set forth in the Shareholders Agreement), subject to certain limitations on future amendments, if any, to the Shareholders Agreement and certain restrictions on making Tax Distributions with respect to any income included under Section 965(a) of the Code. If we become a guarantor under the Senior Secured Credit Agreement, then our ability to make dividends on the Class A Common Stock in the amount of any excess cash balances from such tax distributions, as well as certain other cash dividends, would be subject to fixed-dollar caps set forth in the Senior Secured Credit Agreement in the event that the total leverage ratio (calculated in a manner set forth in the Senior Secured Credit Agreement) would be greater than 3.00:1.00 after giving pro forma effect to such dividends. If we do not become a guarantor, then the ability of our subsidiaries to make certain cash dividends to us will be subject to similar restrictions.
Source and Amount of Funds
Because this transaction is an offer to Warrant Holders to exchange their existing Warrants for shares of our Class A Common Stock, there is no source of funds or other cash consideration being paid by us to, or to us from, those tendering Warrant Holders pursuant to the Offer, other than the amount of cash paid in lieu of a fractional share in the Offer. We estimate that the total amount of cash required to complete the transactions contemplated by the Offer and Consent Solicitation, including the payment of any fees, expenses and other related amounts incurred in connection with the transactions contemplated by the Offer and Consent Solicitation and the payment of cash in lieu of fractional shares will be approximately $2.2 million. We expect to have sufficient funds to complete the transactions contemplated by the Offer and Consent Solicitation and to pay fees, expenses, and other related amounts from our cash on hand.
Exchange Agent
Continental Stock Transfer & Trust Company has been appointed the exchange agent for the Offer and Consent Solicitation. The Letter of Transmittal and Consent and all correspondence in connection with the Offer should be sent or delivered by each Warrant Holder, or a beneficial owner’s custodian bank, depositary, broker, trust company or other nominee, to the exchange agent at the address set forth on the back cover page of this Prospectus/Offer to Exchange. We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable, out-of-pocket expenses in connection therewith.
Information Agent
D.F. King & Co., Inc. has been appointed as the information agent for the Offer and Consent Solicitation. Questions concerning tender procedures and requests for additional copies of this Prospectus/Offer to Exchange or the Letter of Transmittal and Consent should be directed to the information agent at the address and telephone numbers set forth on the back cover page of this Prospectus/Offer to Exchange. We will pay the information agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.
Dealer Manager
We have retained BofA Securities, Inc. to act as dealer manager in connection with the Offer and Consent Solicitation and will pay the dealer manager a reasonable and customary fee as compensation for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The obligations of the dealer manager to perform this function are subject to certain conditions. We have agreed to indemnify the dealer manager against certain liabilities, including liabilities under the federal securities laws. Questions about the terms of the Offer or Consent Solicitation may be directed to the dealer manager at its address set forth on the back cover page of this Prospectus/Offer to Exchange.
The dealer manager and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The dealer manager and its affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they have received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the dealer manager and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the Company (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The dealer manager and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments. In the ordinary course of its business, the dealer manager or its affiliates may at any time hold long or short positions and may trade for their own accounts or the accounts of customers, in securities of the Company, including Warrants, and, to the extent that the dealer manager or its affiliates own Warrants during the Offer and Consent Solicitation, they may tender such Warrants under the terms of the Offer and Consent Solicitation.

Fees and Expenses
The expenses of soliciting tenders of the Warrants and the Consent Solicitation will be borne by us. The principal solicitations are being made by mail; however, additional solicitations may be made by facsimile, electronic communication, personally or by telephone or in person by the dealer manager and the information agent, as well as by our officers and other employees and affiliates.
You will not be required to pay any fees or commissions to us, the dealer manager, the exchange agent or the information agent in connection with the Offer and Consent Solicitation. If your Warrants are held through a broker, dealer, commercial bank, trust company or other nominee that tenders your Warrants on your behalf, your broker or other nominee may charge you a commission or service fee for doing so. You should consult your broker, dealer, commercial bank, trust company or other nominee to determine whether any charges will apply.
Transactions and Agreements Concerning Our Securities
Other than as set forth below, in the section of this Prospectus/Offer to Exchange titled “Description of Securities,” and as set forth in our Certificate of Incorporation, there are no agreements, arrangements or understandings between the Company, or any of our directors or executive officers, and any other person with respect to the Warrants.
Neither the Company, nor any of its directors, executive officers or controlling persons, or any executive officers, directors, managers or partners of any of our controlling persons, has engaged in any transactions in the Warrants in the last 60 days.
Tender and Support Agreement
On September 8, 2022, we entered into a Tender and Support Agreement (the “Tender and Support Agreement”) with each of the persons listed on Schedule A and Schedule B thereto, a copy of which is filed as an exhibit to the registration statement on Form S-4 of which this Prospectus/Offer to Exchange is a part. Pursuant to the Tender and Support Agreement, parties representing approximately 40.56% of the Public Warrants and 100% of the Private Placement Warrants have agreed to tender their Warrants in the Offer and consent to the Warrant Amendment in the Consent Solicitation. Accordingly, if holders of an additional approximately 9.44% of the outstanding Public Warrants consent to the Warrant Amendment in the Consent Solicitation, and the other conditions described herein are satisfied or waived, then the Warrant Amendment will be adopted.
Registration Under the Exchange Act
The Warrants currently are registered under the Exchange Act. This registration may be terminated upon application by us to the SEC if there are fewer than 300 record holders of the Warrants. We currently do not intend to terminate the registration of the Warrants, if any, that remain outstanding after completion of the Offer and Consent Solicitation. Notwithstanding any termination of the registration of our Warrants, we will continue to be subject to the reporting requirements under the Exchange Act as a result of the continuing registration of our Class A Common Stock under the Exchange Act.
Accounting Treatment
We expect to account for the exchange of Warrants as a Class A Common Stock issuance and extinguishment of the warrant liabilities (at fair market value prior to the exchange). The par value of each share of Class A Common Stock issued in the Offer will be recorded as a credit to Class A Common Stock, the associated warrant liabilities will be debited to reduce the warrant liabilities balance to nil and the remainder will be credited to additional paid-in capital. Any cash paid in lieu of fractional shares will be recorded as a credit to cash and a debit to additional paid-in capital.
Absence of Appraisal or Dissenters’ Rights
There are no appraisal or dissenters’ rights under applicable law available to Warrant Holders in connection with the Offer and Consent Solicitation.

U.S. Federal Income Tax Considerations
The following discussion is a summary of U.S. federal income tax considerations generally applicable to the receipt of shares of Class A Common Stock in exchange for the Warrants pursuant to the Offer or pursuant to the terms of the Warrant Amendment, the deemed exchange of Warrants not exchanged for shares of Class A Common Stock in the Offer for “new” warrants as a result of the Warrant Amendment, and the ownership and disposition of shares of Class A Common Stock. This discussion applies only to Warrants and, upon the exchange of the Warrants, shares of Class A Common Stock held as capital assets within the meaning of the Code (generally, property held for investment) and does not describe all of the tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as:
•
financial institutions;

•
broker-dealers or traders in securities;

•
controlled foreign corporations and passive foreign investment companies;

•
taxpayers that are subject to the mark-to-market tax accounting rules;

•
tax-exempt organizations (including private foundations);

•
governments or agencies or instrumentalities thereof;

•
partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•
S corporations;

•
insurance companies;

•
regulated investment companies;

•
real estate investment trusts;

•
expatriates or former long-term residents of the United States;

•
persons deemed to sell our shares of Class A Common Stock under the constructive sale provisions of the Code;

•
persons that hold or receive the Warrants or shares of Class A Common Stock as part of a straddle, constructive sale, hedge, conversion or other integrated or similar transaction;

•
persons subject to special tax accounting rules as a result of any item of gross income with respect to Warrants or shares of Common Stock being taken into account in an “applicable financial statement,” or

•
U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

This discussion is based on the Code and Treasury Regulations promulgated under the Code, and judicial and administrative interpretations thereof, all as of the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein. This discussion does not address U.S. federal taxes not pertaining to U.S. federal income taxation (such as estate or gift taxes), the alternative minimum tax or the Medicare tax on investment income, nor does it address any aspects of U.S. state or local or non-U.S. taxation. There can be no assurance that the IRS will not assert positions contrary to those discussed herein or that any such positions would not be sustained by a court.
As used herein, the term “U.S. Holder” means a beneficial owner of Warrants, and, upon the exchange of the Warrants, shares of Class A Common Stock, that is, for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or any state thereof (including the District of Columbia), (iii) an estate whose income is subject to U.S. federal income tax regardless of its source or (iv) a trust if (A) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or (B) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.
As used herein, the term “Non-U.S. Holder” means a beneficial owner of Warrants, and upon the exchange of the Warrants, shares of Class A Common Stock, that is neither a U.S. Holder nor a partnership (or any entity or arrangement so characterized for U.S. federal income tax purposes).
If a partnership (or any entity or arrangement so characterized for U.S. federal income tax purposes) holds Warrants, the tax treatment of such partnership and a person treated as a partner of such partnership will generally depend on the status of the partner and the activities of the partner and the partnership. Partnerships holding any Warrants and persons that are treated as partners of such partnerships should consult their tax advisors as to the particular U.S. federal income tax considerations applicable to them.
THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. WARRANT HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE OFFER, CONSENT SOLICITATION AND THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF CLASS A COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
U.S. Holders
Exchange of Warrants for Shares of Class A Common Stock
For those U.S. Holders of Warrants participating in the Offer and for any holders of Warrants subsequently exchanged for shares of Class A Common Stock pursuant to the terms of the Warrant Amendment, we intend to treat your exchange of Warrants for shares of Class A Common Stock as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code, pursuant to which (i) you should not recognize any gain or loss on the exchange of Warrants for shares of Class A Common Stock (other than with respect to any cash received in lieu of a fractional share of Class A Common Stock), (ii) your aggregate tax basis in the shares of Class A Common Stock received in the exchange should equal your aggregate tax basis in your Warrants surrendered in the exchange (except to the extent of any tax basis allocated to a fractional share for which a cash payment is received in connection with the exchange), and (iii) your holding period for the shares of Class A Common Stock received in the exchange should include your holding period for the surrendered Warrants. Special tax basis and holding period rules apply to U.S. Holders that acquired different blocks of Warrants at different prices or at different times. You should consult your tax advisor as to the applicability of these special rules to your particular circumstances.
Any cash you receive in lieu of a fractional share of Class A Common Stock pursuant to the Offer or a subsequent exchange pursuant to the terms of the Warrant Amendment should generally result in gain or loss to you equal to the difference between the cash received and your tax basis in the fractional share.
However, alternative characterizations by the IRS or a court of your exchange of Warrants for shares of Class A Common Stock are possible, including ones that would require U.S. Holders to recognize taxable income on the exchange of Warrants for shares of Class A Common Stock. If the exchange of Warrants for shares of Class A Common Stock were not treated as a recapitalization for U.S. federal income tax purposes, exchanging U.S. Holders may recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such exchange (which would generally equal the value of the Class A Common Stock you receive) and (2) the U.S. Holder’s tax basis in the Warrant. Such gain or loss would generally be treated as long-term capital gain or loss if the Warrant has been held by the U.S. Holder for more than one year at the time of such exchange. The deductibility of capital losses is subject to certain limitations.
If you are a U.S. Holder and exchange Warrants for shares of Class A Common Stock pursuant to the Offer or a subsequent exchange pursuant to the terms of the Warrant Amendment, and if you hold five percent or more of shares of Class A Common Stock prior to the exchange, or if you hold Warrants and other securities of ours prior to the exchange with a tax basis of $1.0 million or more, you will be required to file with your U.S. federal income tax return for the year in which the exchange occurs a statement setting forth certain information relating to the exchange (including the fair market value, prior to the exchange, of the Warrants transferred in the exchange and your tax basis, prior to the exchange, in shares of Class A Common Stock or securities), and to maintain permanent records containing such information.
Warrants not Exchanged for Shares of Class A Common Stock
We intend to treat all Warrants not exchanged for shares of Class A Common Stock in the Offer as having been exchanged for “new” warrants pursuant to the Warrant Amendment and to treat such deemed exchange as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code, pursuant to which (i) you should not recognize any gain or loss on the deemed exchange of Warrants for “new” warrants, (ii) your aggregate tax basis in the “new” warrants deemed to be received in the exchange should equal your aggregate tax basis in your existing Warrants deemed surrendered in the exchange, and (iii) your holding period for the “new” warrants deemed to be received in the exchange should include your holding period for the Warrants deemed surrendered. Special tax basis and holding period rules apply to holders that acquired different blocks of Warrants at different prices or at different times. You should consult your tax advisor as to the applicability of these special rules to your particular circumstances.
However, alternative characterizations by the IRS or a court of your exchange of Warrants for shares of Class A Common Stock are possible, including ones that would require U.S. Holders to recognize taxable income. If our treatment of the deemed exchange of Warrants for “new” warrants pursuant to the Warrant Amendment were successfully challenged by the IRS and such exchange were not treated as a recapitalization for U.S. federal income tax purposes, U.S. Holders that are deemed to have exchanged their Warrants may recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such deemed exchange (which would generally equal the value of the Class A Common Stock you receive) and (2) the U.S. Holder’s tax basis in the Warrants. Such gain or loss would generally be treated as long-term capital gain or loss if the Warrants have been held by the U.S. Holder for more than one year at the time of such deemed exchange. The deductibility of capital losses is subject to certain limitations.
Non-U.S. Holders
Exchange of Warrants for Shares of Class A Common Stock and Deemed Exchange of Warrants
A Non-U.S. Holder’s exchange of Warrants for shares of Class A Common Stock pursuant to the Offer or the terms of the Warrant Amendment, and the deemed exchange of Warrants not exchanged for shares of Class A Common Stock in the Offer for “new” warrants pursuant to the Warrant Amendment, should generally have the same tax consequences as described above for U.S. Holders. Any cash you receive in lieu of a fractional share of Class A Common Stock pursuant to the Offer should generally be treated as gain from the sale or other taxable disposition of Class A Common Stock, which will be treated as set forth below under “Non-U.S. Holders-Sale, Taxable Exchange or Other Taxable Disposition of Shares of Class A Common Stock.” You should not be required to make any U.S. federal income tax filings solely on account of the exchange of Warrants for shares of Class A Common Stock or the receipt of cash in lieu of fractional shares of Class A Common Stock.
Distributions on Shares of Class A Common Stock
In general, any distributions (including constructive distributions) we make to a Non-U.S. Holder of shares of our Class A Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (typically on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a Non-U.S.

Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of our Class A Common Stock and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A Common Stock, which will be treated as described under “Non-U.S. Holders — Sale, Taxable Exchange or Other Taxable Disposition of Shares of Class A Common Stock” below. In addition, if we determine that we are classified as a “United States real property holding corporation” (see “Non-U.S. Holders — Sale, Taxable Exchange or Other Taxable Disposition of Shares of Class A Common Stock” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.
Dividends we pay to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to United States persons. If the Non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).
Sale, Taxable Exchange or Other Taxable Disposition of Shares of Class A Common Stock
A Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A Common Stock unless:
•
the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder);

•
the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•
we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes during a specified period and certain other requirements are met. We do not expect to be a “United States real property holding corporation” for U.S. federal income tax purposes now or in the future, but there can be no assurance in that regard.

Gain described in the first bullet point above will be subject to tax at the generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a Non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties. If the third bullet point above applies, gain recognized by a Non-U.S. Holder on the sale, exchange or other disposition of our Class A Common Stock will be subject to tax at the generally applicable U.S. federal income tax rates, and certain withholding requirements may apply. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.
Foreign Account Tax Compliance Act
Under the Foreign Account Tax Compliance Act, withholding at a rate of 30% will generally be required on dividends in respect of shares of our Class A Common Stock held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into an agreement with the U.S. Department of the Treasury to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) complies with the terms of an intergovernmental agreement between the United States and an applicable foreign country. Accordingly, the entity through which our Class A Common Stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of shares of our Class A Common Stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we or the applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. We will not pay any additional amounts to investors in respect of any amounts withheld. Non-U.S. investors are encouraged to consult their tax advisors regarding the possible implications of the legislation on their investment in our Class A Common Stock.
Exchange Agent
The depositary and exchange agent for the Offer and Consent Solicitation is:
Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, NY 10004
Additional Information; Amendments
We will assess whether we are permitted to make the Offer and Consent Solicitation in all jurisdictions. If we determine that we are not legally able to make the Offer and Consent Solicitation in a particular jurisdiction, we will inform Warrant Holders of this decision. The Offer and Consent Solicitation is not made to those holders who reside in any jurisdiction where the offer or solicitation would be unlawful. We are not aware of any U.S. state where the making of the Offer and the Consent Solicitation is not in compliance with applicable law. If we become aware of any U.S. state where the making of the Offer and the Consent Solicitation or the acceptance of the Warrants pursuant to the Offer is not in compliance with applicable law, we will make a good faith effort to comply with the applicable law. If, after such good faith effort, we cannot comply with the applicable law, the Offer and the Consent Solicitation will not be made to (nor will tenders be accepted from or on behalf of) the Warrant Holders. In making the Offer and Consent Solicitation, we will comply with the requirements of Rule 13e-4(f)(8) promulgated under the Exchange Act. In any U.S. state where the securities or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on our behalf by one or more registered brokers or dealers licensed under the laws of such U.S. state.
We have filed with the SEC a Tender Offer Statement on Schedule TO, of which this Prospectus/Offer to Exchange is a part. We recommend that Warrant Holders review the Schedule TO, including the exhibits, and our other materials that have been filed with the SEC before making a decision on whether to accept the Offer and Consent Solicitation.
Our Board recognizes that the decision to accept or reject the Offer and Consent Solicitation is an individual one that should be based on a variety of factors and Warrant Holders should consult with personal advisors if they have questions about their financial or tax situation.
We are subject to the information requirements of the Exchange Act and in accordance therewith file and furnish reports and other information with the SEC. All reports and other documents we have filed or furnished with the SEC, including the registration statement on Form S-4 relating to the Offer and Consent Solicitation, or will file or furnish with the SEC in the future, can be accessed electronically on the SEC’s website at www.sec.gov. If you have any questions regarding the Offer and Consent Solicitation or need assistance, you should contact the information agent for the Offer and Consent Solicitation. You may request additional copies of this document, the Letter of Transmittal and Consent or the Notice of Guaranteed Delivery from the information agent. All such questions or requests should be directed to:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Call Toll-Free: (866) 342-4883
Banks and Brokers Only: (212) 269-5550
Email: gbtg@dfking.com
We will amend our offering materials, including this Prospectus/Offer to Exchange, to the extent required by applicable securities laws to disclose any material changes to information previously published, sent or given by us to Warrant Holders in connection with the Offer and Consent Solicitation.

DESCRIPTION OF SECURITIES
The following descriptions are summaries of the material terms of our Certificate of Incorporation and our Bylaws. Because they are only summaries, they do not contain all the information that may be important to you. For a complete description of the matters set forth in this section, you should refer to our Certificate of Incorporation and our Bylaws, the GBT Amended and Restated M&A, the Exchange Agreement and the Shareholders Agreement, which are included as exhibits to the registration statement on Form S-4 of which this Prospectus/Offer to Exchange forms a part, and to the applicable provisions of Delaware law. Under “Description of Securities,” “we,” “us,” “our” and “Company” refer to GBTG and not to any of its subsidiaries.
General
Our purpose is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the DGCL. Our authorized capital stock consists of (i) 3,000,000,000 shares of Class A Common Stock, par value $0.0001 per share, (ii) 3,000,000,000 shares of Class B Common Stock, par value $0.0001 per share and (iii) 6,010,000,000 shares of Preferred Stock. With respect to our Preferred Stock, (a) 3,000,000,000 shares of Class A-1 Preferred Stock is designated pursuant to the Certificate of Designations for the Class A-1 Preferred Stock, (b) 3,000,000,000 shares of Class B-1 Preferred Stock is designated pursuant to the Certificate of Designations for the Class B-1 Preferred Stock and (c) the remaining 10,000,000 shares of Preferred Stock is undesignated Preferred Stock. Pursuant to our Certificate of Incorporation and subject to the provisions of the DGCL, the Board has the authority, without stockholder approval (but without limitation of the rights of any party to the Shareholders Agreement and the Exchange Agreement), to issue additional shares of Class A Common Stock. Unless the Board determines otherwise, we will issue all shares of our capital stock in uncertificated form.
As of September 8, 2022, our issued and outstanding share capital consisted of (i) 56,945,033 shares of Class A Common Stock, (ii) 394,448,481 shares of Class B Common Stock, (iii) no shares of Preferred Stock and (iv) 39,451,067 warrants, consisting of 27,226,933 Public Warrants and 12,224,134 Private Placement Warrants.
Common Stock
We have two classes of authorized Common Stock: Class A and Class B, each of which has one vote per share. All classes of Common Stock vote together as a single class on all matters submitted to a vote of stockholders, except as otherwise required by applicable law, including in connection with amendments to the Certificate of Incorporation that increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.
In order to preserve the Up-C structure, the Exchange Agreement provides that we and GBT will take (or, in some cases, forbear from taking) various actions, as necessary to maintain a one-to-one ratio between the number of issued and outstanding (x) Class A Stock (and equivalents) and the GBT A Ordinary Shares and (y) Class B Stock and the GBT B Ordinary Shares. For example, the Exchange Agreement provides that, if we issue or sell additional shares of Class A Common Stock, we will contribute the net proceeds of such issuance and sale to GBT, and GBT will issue to us an equal number of GBT A Ordinary Shares. Similarly, the Exchange Agreement provides that neither we nor GBT may effect any subdivision or combination of any of its equity securities unless the other effects an identical subdivision or combination of the corresponding class of its equity securities.
Class A Common Stock
Holders of shares of Class A Common Stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including in the election or removal of directors elected by our stockholders generally. The holders of Class A Common Stock do not have cumulative voting rights in the election of directors.
Holders of shares of Class A Common Stock are entitled to receive dividends when, as and if declared by the Board out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.
In the case of our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of Class A Common Stock will be entitled to receive, ratably on a per share basis with other holders of Class A Common Stock (subject to the nominal economic rights of holders of the Class B Common Stock described below), our remaining assets available for distribution to stockholders.
All shares of Class A Common Stock that are outstanding are fully paid and non-assessable. The Class A Common Stock will not be subject to further calls or assessments by us. Except as set forth in the Shareholders Agreement and the Exchange Agreement, holders of shares of Class A Common Stock do not have preemptive, subscription, redemption or conversion rights. There will be no redemption or sinking fund provisions applicable to the Class A Common Stock. The rights powers, preferences and privileges of Class A Common Stock will be subject to those of the holders of any shares of our preferred stock or any other series or class of stock we may authorize and issue in the future.
Class B Common Stock
Holders of shares of Class B Common Stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including in the election or removal of directors elected by our stockholders generally. The holders of Class B Common Stock do not have cumulative voting rights in the election of directors.
The shares of Class B Common Stock generally have only nominal economic rights (limited to the right to receive up to the par value in the event of our liquidation, dissolution or winding up). Dividends and other distributions shall not be declared or paid on Class B Common Stock. Holders of shares of Class B Common Stock have the right to receive, ratably on a per share basis with other holders of Class B Common Stock and holders of Class A Common Stock, a distribution from our remaining assets available for distribution to stockholders, up to the par value of such shares of Class B Common Stock, but otherwise are not entitled to receive any of our assets in connection with any such liquidation, dissolution or winding up.
All shares of Class B Common Stock that are outstanding are fully paid and non-assessable. The Class B Common Stock will not be subject to further calls or assessments by us. Except as set forth in the Shareholders Agreement and the Exchange Agreement, holders of shares of Class B Common Stock do not have preemptive, subscription, redemption or conversion rights. There will be no redemption or sinking fund provisions applicable to the Class B Common Stock. The rights powers, preferences and privileges of Class B Common Stock will be subject to those of the holders of any shares of our preferred stock or any other series or class of stock we may authorize and issue in the future.
On the terms and subject to the conditions of the Exchange Agreement, the Continuing JerseyCo Owners (or certain permitted transferees thereof) have the right, on the terms and subject to the conditions of the Exchange Agreement, to exchange their GBT B Ordinary Shares (with automatic surrender for cancellation of an equal number of shares of Class B Stock) for shares of Class A Stock on a one-for-one basis, subject to customary adjustments for stock splits, dividends, reclassifications and other similar transactions or, in certain limited circumstances, at the option of the Exchange Committee, for cash (based on the VWAP of Class A Common Stock for the five trading day period ending on the trading day immediately preceding the applicable exchange date).
Preferred Stock
No shares of Preferred Stock are issued or outstanding.
The Certificate of Designations for the Class A-1 Preferred Stock and the Certificate of Designations for the Class B-1 Preferred Stock are part of our Certificate of Incorporation and authorize the issuance of 3,000,000,000 shares of Class A-1 Preferred Stock and 3,000,000,000 shares of Class B-1 Preferred Stock, respectively.

Holders of Class A-1 Preferred Stock and Class B-1 Preferred Stock have no voting rights except as otherwise from time to time required by law.
Except as set forth in the Certificate of Designations, and as described below, holders of Class A-1 Preferred Stock are entitled to the same rights and privileges, qualifications and limitations as holders of Class A Common Stock and holders of Class B-1 Preferred Stock are entitled to the same rights and privileges, qualifications and limitations as holders of Class B Common Stock, as provided for in our Certificate of Incorporation, Bylaws, applicable law or otherwise and Class A-1 Preferred Stock shall be identical in all respects to the Class A Common Stock and Class B-1 Preferred Stock shall be identical in all respects to the Class B Common Stock.
In the event of any binding share exchange or reclassification involving the Class A-1 Preferred Stock or the Class B-1 Preferred Stock, merger or consolidation of us with another entity (whether or not a corporation) or conversion, transfer, domestication or continuance of us into another entity or into another jurisdiction, in each case, in connection with which holders of Class A Common Stock or Class B Common Stock, as applicable, would receive shares of capital stock that constitute “voting securities” (as such term is used for purposes of the BHC Act) (or options, rights or warrants to purchase, or of securities convertible into or exercisable or exchangeable for, such shares of capital stock), we may provide for the holders of shares of Class A-1 Preferred Stock or the Class B-1 Preferred Stock, as applicable, to receive, in lieu thereof, on a per share basis, the same number of shares of capital stock of another class or series that constitute “nonvoting securities” (as such term is used for purposes of the BHC Act) (or options, rights or warrants to purchase, or securities convertible into or exercisable or exchangeable for, such shares of capital stock), and that otherwise have the same rights and privileges, qualifications and limitations as the shares of capital stock to be received by the holders of Class A Common Stock or Class B Common Stock, as applicable.
In the event any rights, qualifications or limitations would result in the holders of Class A-1 Preferred Stock or the Class B-1 Preferred Stock, as applicable, receiving voting securities in connection with any dividend or distribution by us, such holders shall receive, in lieu of such voting securities, non-voting securities that are otherwise entitled to the same rights, privileges and qualifications as such voting securities subject to the limitations on voting described above.
In the event that the shares of Class A Common Stock or Class B Common Stock shall be split, divided, or combined, substantially concurrently therewith, the outstanding shares of the Class A-1 Preferred Stock or the Class B-1 Preferred Stock, as applicable, shall be proportionately split, divided or combined.
Exchanges of Class B-1 Preferred Stock are governed by the terms set forth in the Exchange Agreement.
In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, (a) the holders of Class A-1 Preferred Stock shall be entitled to receive a distribution from our remaining assets, before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the par value of Class A-1 Preferred Stock plus $0.0001 per share of Class A-1 Preferred Stock and (ii) the distribution to “Participating Shares” contemplated by Section 5.3(c)(i) of the Certificate of Incorporation. For purposes of calculating the amount pursuant to clause (ii) of the immediately preceding sentence, it shall be assumed that all then outstanding shares of Class A-1 Preferred Stock shall have been converted into Class A Common Stock and (b) the holders of Class B-1 Preferred Stock shall be entitled to receive a distribution from our remaining assets, before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, up to the par value of Class B-1 Preferred Stock plus $0.0001 per share of Class B-1 Preferred Stock. Other than as set forth in the preceding sentence, the holders of shares of Class B-1 Preferred Stock, as such, shall not be entitled to receive any of our assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs. If upon any such liquidation, dissolution or winding up, the assets available for distribution to our stockholders shall be insufficient to pay to holders of shares of Class A-1 Preferred Stock or Class B-1 Preferred Stock, as applicable, the full amount to which they shall be entitled, the holders of shares of Class A-1 Preferred Stock or the Class B-1 Preferred Stock, as applicable, shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

Shares of Class A-1 Preferred Stock and Class B-1 Preferred Stock are not convertible into Common Stock other than in connection with a Permitted BHCA Transfer (as defined below). Any holder of shares of Class A-1 Preferred Stock or Class B-1 Preferred Stock may transfer such shares in a Permitted BHCA Transfer to a Permitted BHCA Transferee (as defined below), and any shares of Class A-1 Preferred Stock or Class B-1 Preferred Stock so transferred shall immediately following such transfer automatically be converted into an equal number of shares of Class A Common Stock or Class B Common Stock, respectively. A “Permitted BHCA Transferee” shall mean a person or entity who acquires shares of Class A-1 Preferred Stock or Class B-1 Preferred Stock from a holder thereof in any of the following transfers (each a “Permitted BHCA Transfer”): (i) a widespread public distribution; (ii) a transfer to us; (iii) a transfer in which no transferee (or group of associated transferees) would receive 2% or more of the outstanding securities of any “class of voting securities” of ours (as such term is used for purposes of the BHC Act); or (iv) a transfer to a transferee who would control more than 50% of every “class of voting securities” (as such term is used for purposes of the BHC Act) of us without giving effect to the shares of our capital stock transferred by the applicable transferred stockholder or any of its Permitted BHCA Transferees.
The Certificate of Incorporation authorizes the Board to establish one or more series of preferred stock (including convertible preferred stock). Subject to any limitations prescribed by the DGCL, the authorized shares of preferred stock are available for issuance without further action by the holders of our Class A Common Stock or Class B Common Stock. The Board may fix the number of shares constituting a series of preferred stock and the designation of such series, the voting powers (if any) of the shares of such series and the powers, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof.
We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our Class A Common Stock might believe to be in their best interests or in which the holders of our Class A Common Stock might receive a premium over the market price of the shares of our Class A Common Stock. Additionally, the issuance of preferred stock may adversely affect the rights of holders of our Class A Common Stock by restricting dividends on the Class A Common Stock, diluting the voting power of the Class A Common Stock or, as is the case with the Class A-1 Preferred Stock and the Class B-1 Preferred Stock, subordinating the liquidation rights of the Class A Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of Class A Common Stock.
Dividend Rights
The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by its board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equal the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, remaining capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. Declaration and payment of any dividends will be subject to the discretion of the Board.
Except as described in “Market Information, Dividends and Related Stockholder Matters — Dividends,” we have no current plans to pay dividends on Class A Common Stock. See “Risk Factors — Risks Relating to Ownership of the Class A Common Stock — We do not currently intend to pay cash dividends on the Class A Common Stock, so any returns will be substantially limited to the value of the Class A Common Stock.” We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends from future earnings for the foreseeable future. In addition, our ability to pay dividends is limited by the Senior Secured Credit Agreement and may be limited by covenants under other indebtedness we and our subsidiaries incur in the future, as well as other limitations and restrictions imposed by law.

Annual Stockholder Meetings
Our Bylaws provide that annual stockholder meetings will be held on a date and at a time and place, if any, as exclusively selected by the Board. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.
Anti-Takeover Effects of Provisions of Delaware Law and our Certificate of Incorporation and Bylaws
Our Certificate of Incorporation and our Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board and which may have the effect of delaying, deferring or preventing a future takeover or change in control of the Company unless such takeover or change in control is approved by the Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile or abusive change of control and enhance the ability of the Board to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Class A Common Stock held by stockholders.
These provisions include:
Action by Written Consent; Special Meetings of Stockholders
Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless the corporation’s certificate of incorporation provides otherwise. Our Certificate of Incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting (with exceptions for (i) actions taken by holders of a series of preferred stock, as provided by the applicable certificate of designation, and (ii) actions required or permitted to be taken by holders of Class B Common Stock separately as a class but only if such action were taken by holders of at least 663% of the total voting power of all the Class B Common Stock then, outstanding). Our Certificate of Incorporation and our Bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can be called only by or at the direction of the Board pursuant to a resolution adopted by a majority of the total number of directors. Stockholders will not be permitted to call a special meeting or to require the Board to call a special meeting. Our Bylaws prohibit the conduct of any business at a special meeting other than as specified at the notice for such meeting. These provisions may have the effect of deterring, delaying or discouraging hostile takeovers or changes in control of the Company.
Election and Removal of Directors
Our Certificate of Incorporation provides that our directors may be removed only for cause and only by the affirmative vote of at least 66% of the votes that all our stockholders would be entitled to cast in an annual election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose. This requirement of a supermajority vote to remove directors could enable a minority of our stockholders to prevent a change in the composition of the Board. In addition, our Certificate of Incorporation and our Bylaws provide that any vacancies on the Board will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by a sole remaining director or at a special meeting of stockholders called by or at the direction of the Board for such purpose. Moreover, under our Certificate of Incorporation, the Board is divided into three classes of directors, each of which will hold office for a three-year term. The existence of a classified board could delay a successful tender offeror from obtaining majority control of the Board, and the prospect of that delay might deter a potential offeror. See “Risk Factors — Risks Relating to Our Organization and Structure — The classification of the Board may have anti-takeover effects, including discouraging, delaying or preventing a change of control.”

No Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our Certificate of Incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our Class A Common Stock entitled to vote generally in the election of directors will be able to elect all of our directors.
Advance Notice Procedures
Our Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the Board. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. Although our Bylaws do not give the Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.
Supermajority Approval Requirements
The DGCL generally provides that the affirmative vote of a majority of the shares entitled to vote thereon is required to amend a corporation’s certificate of incorporation, unless the corporation’s certificate of incorporation or bylaws requires a greater percentage. The DGCL does not specify a required vote for stockholders to amend a corporation’s bylaws and, therefore, the default voting standard set forth in a corporation’s bylaws will apply to votes to amend the bylaws unless the certificate of incorporation or bylaws provide otherwise. In addition, the DGCL provides that a board of directors may amend the bylaws without further stockholder action if authorized to do so by the corporation’s certificate of incorporation. Our Certificate of Incorporation provides that, without limiting the rights of any party to the Shareholders Agreement, a majority vote of the Board or the affirmative vote of holders of at least 66% of the total votes of the outstanding shares of our capital stock entitled to vote with respect thereto, voting together as a single class, will be required to amend, alter, change or repeal our Bylaws or adopt any provision inconsistent therewith. In addition, our Certificate of Incorporation provides that, without limiting the rights of any party to the Shareholders Agreement, the affirmative vote of the holders of at least 66% of the total votes of the outstanding shares of our capital stock entitled to vote with respect thereto, voting together as a single class, will be required to amend our Certificate of Incorporation (and, in addition, the affirmative vote of the holders of at least 66% of the total voting power of the Class B Common Stock, voting separately as a class, will be required to amend any provision of the Certificate of Incorporation that adversely affects the rights, priorities or privileged of the Class B Common Stock). This requirement of a supermajority vote to approve amendments to our bylaws and certificate of incorporation could enable a minority of our stockholders to exercise veto power over any such amendments.
These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of us or our management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of the Board and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of Class A Common Stock that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in our management.

Authorized but Unissued Shares
Delaware law does not require stockholder approval for any issuance of shares that are authorized and available for issuance. However, the listing requirements of the NYSE, which would apply if and so long as Class A Common Stock remains listed on the NYSE, require stockholder approval prior to the issuance of shares of Class A Common Stock in certain circumstances, including (i) if the number of shares of Class A Common Stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of Class A Common Stock outstanding before the issuance and (ii) if such issuance is to a person considered a Related Party (as defined in Rule 312.03 of the NYSE Listed Company Manual) solely by virtue of being a substantial security holder of the issuer and the number of shares of Class A Common Stock to be issued exceeds five percent of the number of shares of Class A Common Stock outstanding before the issuance.
The Board may generally issue preferred shares on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of our management. Moreover, our authorized but unissued shares of preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.
Our authorized but unissued shares of Class A Common Stock will be available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital and corporate acquisitions. The existence of authorized but unissued shares of Class A Common Stock could render more difficult or discourage an attempt to obtain control of a majority of our Class A Common Stock by means of a proxy contest, tender offer, merger or otherwise.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of us. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholders’ stock thereafter devolved by operation of law.
Exclusive Forum
Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Delaware Court of Chancery shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for any (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of ours to us or our stockholders, or any claim for aiding and abetting such alleged breach, (3) any action asserting a claim arising under any provision of the DGCL, Certificate of Incorporation or our Bylaws or as to which the DGCL confers jurisdiction on the Delaware Court of Chancery, (4) any action to interpret, apply, enforce or determine the validity of our Certificate of Incorporation or our Bylaws, (5) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware or (6) any action asserting an “internal corporate claim” as defined in Section 115 of the DGCL. Our Certificate of Incorporation further provides that, (i) such exclusive forum provision shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act or the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction and (ii) to the fullest extent permitted by law, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. We note that our investors and stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder.
Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions of our Certificate of Incorporation described above. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could find the choice of forum provisions contained in our Certificate of Incorporation to be inapplicable or unenforceable. For example, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act.
Registration Rights
Pursuant to the Registration Rights Agreement and the Subscription Agreements, we are obligated to, among other things, register for resale certain securities that are held by the Sponsor, any other parties to the Registration Rights Agreement and the PIPE Investors. Subject to certain exceptions, we will bear all registration expenses under the Registration Rights Agreement. See the section titled “Certain Relationships and Related Party Transactions — Related Party Transactions — Registration Rights Agreement” for a description of these registration rights.
Conflicts of Interest
Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our Certificate of Incorporation will, to the maximum extent permitted by applicable law, renounce any interest or expectancy that we have in, or right to be offered an opportunity to participate in, business opportunities that are from time to time presented to our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are our or our subsidiaries’ employees. Our Certificate of Incorporation provides that, subject to the terms thereof, to the fullest extent permitted by law, none of our non-employee directors (including any non-employee director who serves as one of our officers in both his or her director and officer capacities) or his or her affiliates will have any duty to refrain from (1) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (2) otherwise competing with us or our affiliates. In addition, to the fullest extent permitted by law, subject to the terms of our Certificate of Incorporation, and without limiting any separate agreement to between any person and us or any of our subsidiaries, no non-employee director will (i) have any duty to present business opportunities to us or our subsidiaries or (ii) be liable to the us, any of our stockholders or any other person who acquires an interest in our stock, by reason of the fact that such person pursues or acquires a business opportunity for itself, directs such opportunity to another person or does not communicate such opportunity or information to the us or any of our subsidiaries. Our Certificate of Incorporation will not renounce our interest in any business opportunity that is expressly offered to a non-employee director or officer solely in his or her capacity as a director or officer of, through his or her service to, or pursuant to a contract with, the Company.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our Certificate of Incorporation will include a provision that eliminates the personal liability of directors for monetary damages to the Company or its stockholders for any breach of fiduciary duty as a director to the maximum extent permitted by the DGCL from time to time. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. The DGCL does not permit a corporation to eliminate or limit the liability of a director who has acted in bad faith, engaged in intentional misconduct, knowingly violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director. If, however, the DGCL is amended to permit a corporation to eliminate or limit a director’s liability for any such conduct, then the exculpation provisions in our Certificate of Incorporation will function automatically to eliminate our directors’ personal liability to the Company and its stockholder for such conduct.
Our Certificate of Incorporation and our Bylaws generally provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We will also be expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. In addition, in the event that one of our directors or officers may have certain rights to indemnification, advancement of expenses and/or insurance provided by other persons (collectively, the “Other Indemnitors”), with respect to the rights to indemnification, advancement of expenses and/or insurance set forth in our Certificate of Incorporation and our Bylaws, the Company: (i) shall be the indemnitor of first resort (i.e., its obligations to any such director or officer are primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such director or officer are secondary); and (ii) shall be required to advance and indemnify the full amounts to which such director or officer are entitled under our Certificate of Incorporation and our Bylaws, without regard to any rights such director or officer may have against any of the Other Indemnitors. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability, indemnification and advancement provisions in our Certificate of Incorporation and our Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
We intend to enter into an indemnification agreement with each of our directors and executive officers as described in “Certain Relationships and Related Party Transactions — Limitation of Liability and Indemnification of Officers and Directors.” Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.
There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.
Section 203 of the DGCL
In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.
A Delaware corporation may “opt out” of Section 203 of the DGCL with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have elected not to be governed by Section 203 of the DGCL. Our Certificate of Incorporation will, however, include provisions similar to Section 203 of the DGCL that generally prohibit us from engaging in any of a broad range of business combinations with an interested stockholder for a period of three years following the date on which the stockholder becomes an interested stockholder, unless (i) such person became an interested stockholder as a result of a transaction approved by the Board (other than the Business Combination), (ii) such person acquired at least 85% of our voting stock (excluding shares owned by our officers and directors and employee stock plans) in the transaction by which such person became an interested stockholder or (iii) such transactions are approved by the Board and the affirmative vote of at least 66% of our outstanding voting stock (other than such stock owned by the interested stockholder). In general, a person and its affiliates and associates will be an “interested stockholder” under our Certificate of Incorporation if such person (a) holds at least 15% of our voting stock or is an affiliate or associate of ours and (b) held at least 15% of our voting stock at any time during the three-year period preceding the date on which it is sought to be determined whether such person is an interested stockholder; however, a person that acquires greater than 15% of our voting stock solely as a result of actions taken by us will not be an interested stockholder unless such person thereafter acquires additional shares of voting stock other than as a result of further corporate action not caused by such person. Further, the foregoing restrictions will not apply if the business combination is with a person who became an interested stockholder as a result of the Business Combination (provided such person does not acquire more than an additional 1% of the outstanding shares of our voting stock after the date of the Closing). As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.
Warrants
Public Stockholders’ Warrants
There are currently outstanding an aggregate of 27,226,933 Public Warrants, which will entitle the holders of such warrants to acquire our Class A Common Stock.
Each whole warrant entitles the registered holder to purchase one share of our Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the Closing of the Business Combination, provided that we have an effective registration statement under the Securities Act covering the shares of Class A Common Stock is suable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Class A Common Stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, a holder must have at least three units to receive or trade a whole warrant. The warrants will expire five years after the Closing of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We are not obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and we will not be obligated to issue shares of Class A Common Stock upon exercise of a warrant unless the shares of Class A Common Stock issuable upon such warrant exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A Common Stock underlying such unit.
On August 5, 2022, our amended registration statement for the registration, under the Securities Act, of the shares of Class A Common Stock issuable upon exercise of the Public Warrants was declared effective. We will use our commercially reasonable efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement.
Redemption of warrants when the price per share of Class A Common Stock equals or exceeds $18.00. We may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants):
•
in whole and not in part;

•
at a price of $0.01 per Warrant;

•
upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the last reported sale price of the shares of Class A Common Stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Warrants — Public Stockholders’ Warrants — Anti-dilution Adjustments”) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders (which we refer to as the “Reference Value”).

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Class A Common Stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A Common Stock is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the shares of Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.
Redemption of warrants when the price per share of Class A Common Stock equals or exceeds $10.00. Once the warrants become exercisable, we may redeem the outstanding warrants:
•
in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of our shares of Class A Common Stock (as defined below) except as otherwise described below; and

•
if, and only if, the Reference Value (as defined above under “Redemption of warrants when the price per share of Class A Common Stock equals or exceeds $18.00”) equals or exceeds $10.00 per public share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Warrants — Public Stockholders’ Warrants — Anti-dilution Adjustments”).

During the period beginning on the date the notice of redemption is given, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of shares of Class A Common Stock that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of shares of our Class A Common Stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on the volume-weighted average price of shares of our Class A Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.
The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of the warrant is adjusted as set forth under the heading “— Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant. If the exercise price of a warrant is adjusted pursuant to the fifth paragraph of “— Anti-Dilution Adjustments” below, the adjusted share prices in the column headings shall equal the share prices immediately prior to such adjustment multiplied by a fraction, the numerator of which is the exercise price after such adjustment and the denominator of which is $10.00. If the exercise price of a warrant is adjusted pursuant to the second paragraph of “— Anti-Dilution Adjustments” below, the adjusted share prices in the column headings shall equal the share prices immediately prior to such adjustment less the decrease in the exercise price pursuant to such exercise price adjustment.
Redemption Date (period to expiration of warrants)	Fair Market Value of Class A Common Stock
	≤$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	≥$18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361
The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A Common Stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of shares of our Class A Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of Class A Common Stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of shares of our Class A Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 shares of Class A Common Stock for each whole warrant. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of Class A Common Stock per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of Class A Common Stock.
This redemption feature differs from the typical warrant redemption features used in many other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the Private Placement Warrants) when the trading price for the shares of Class A Common Stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the shares of Class A Common Stock are trading at or above $10.00 per public share, which may be at a time when the trading price of shares of our Class A Common Stock is below the exercise price of the warrants. Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of October 1, 2020. We will be required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so.
No fractional shares of Class A Common Stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A Common Stock to be issued to the holder.
Redemption procedures.   A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as specified by the holder) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.
Anti-dilution Adjustments.   If the number of outstanding shares of Class A Common Stock is increased by a dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of shares of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a share dividend of a number of APSG Class A Ordinary Shares equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Class A Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of Class A Common Stock, in determining the price payable for shares of Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of Class A Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of shares of Class A Common Stock on account of such shares of Class A Common Stock (or other shares of our share capital into which the warrants are convertible), other than (a) as described above or (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the shares of Class A Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of Class A Common Stock issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share,, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.
If the number of outstanding shares of Class A Common Stock is decreased by a consolidation, combination, reverse share split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.
Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted (to the nearest cent) by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter. The warrant agreement provides that no adjustment to the number of shares of Class A Common Stock issuable upon exercise of a warrant will be required until cumulative adjustments amount to 1% or more of the number of shares of Class A Common Stock issuable upon exercise of a warrant as last adjusted. Any such adjustments that are not made will be carried forward and taken into account in any subsequent adjustment. All such carried forward adjustments will be made (i) in connection with any subsequent adjustment that (taken together with such carried forward adjustments) would result in a change of at least 1% in the number of shares of Class A Common Stock issuable upon exercise of a warrant and (ii) on the exercise date of any warrant.
In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of us with or into another entity (other than a consolidation or merger in which we are the continuing entity and that does not result in any reclassification or reorganization of our outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of shares of Class A Common Stock in such a transaction is payable in the form of shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.
The warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or to correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in the prospectus relating to the APSG IPO, or defective provision or (ii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants, provided that the approval by the holders of at least 50% of the then-outstanding Public Warrants is required to make any change that adversely affects the interests of the registered holders.
The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of Class A Common Stock and any voting rights until they exercise their warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.
Warrants may be exercised only for a whole number of shares of Class A Common Stock. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Class A Common Stock to be issued to the warrant holder.
Private Placement Warrants
The Private Placement Warrants (including the shares of Class A Common Stock issuable upon exercise of the Private Placement Warrants) are not transferable, assignable or salable until 30 days after the completion of the Business Combination (except in limited exceptions) and they will not be redeemable by us so long as they are held by the Sponsor or its permitted transferees. The Private Placement Warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of the completion of the Business Combination, or earlier upon redemption or liquidation. In addition, the Private Placement Warrants are not exercisable more than five years from October 1, 2020, in accordance with FINRA Rule 5110(f)(2)(G)(i), as long as the Sponsor or any of its related persons beneficially own such Private Placement Warrants. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the warrants sold as part of the units in the APSG IPO. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, such Private Placement Warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units sold in the APSG IPO.
If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” means the average last reported sale price of the shares of Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.
Transfer Agent and Registrar
The transfer agent and registrar for our capital stock is Continental Transfer & Trust Company.
Listing
Our Class A Common Stock and warrants are listed on the NYSE under the symbol “GBTG” and “GBTG.WS,” respectively.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
GBT Related Party Transactions
Tender and Support Agreement
On September 8, 2022, we entered into the Tender and Support Agreement with each of the persons listed on Schedule A and Schedule B thereto. Pursuant to the Tender and Support Agreement, the Sponsor, which holds 100% of our outstanding Private Placement Warrants, agreed to tender all of its Private Placement Warrants in the Offer and consent to the Warrant Amendment in the Consent Solicitation.
Subscription and Distribution Agreements
At the Closing, we and GBT entered into a Class B Common Stock Subscription Agreement (the “GBTG Class B Common Stock Subscription Agreement”) and a Subscribed Ordinary Shares Subscription Agreement (the “Subscribed Ordinary Shares Subscription Agreement”).
Pursuant to the GBTG Class B Common Stock Subscription Agreement, we issued and sold to GBT, and GBT subscribed for and purchased from us, a number of shares of Class B Common Stock equal to the total number of GBT B Ordinary Shares issued in connection with the Business Combination Agreement, and GBT paid us the amount which equals the product of (a) $0.0001 per share and (b) the aggregate number of shares of Class B Common Stock subscribed for by GBT at the Closing in accordance with the Business Combination Agreement (the “GBT Subscription”).
Pursuant to the Subscribed Ordinary Shares Subscription Agreement, GBT issued and sold to us, and we subscribed for and purchased from GBT, (i) a number of shares of GBT A Ordinary Shares equal to the number of shares of Class A Common Stock outstanding after giving effect to the transactions contemplated by the Business Combination and the related transactions and (ii) a GBT Z Ordinary Share, and we paid GBT the GBTG Subscribed Ordinary Shares Purchase Price (as such term is defined in the Business Combination Agreement).
In addition, the Continuing JerseyCo Owners entered into a Class B Common Stock Distribution Agreement (the “Class B Common Stock Distribution Agreement”) pursuant to which, following the GBT Subscription, GBT distributed to the Continuing JerseyCo Owners, and each Continuing JerseyCo Owner accepted from GBT, the shares of Class B Common Stock that GBT acquired in connection with the GBTG Class B Common Stock Subscription Agreement, in partial consideration for the redemption and cancellation of the voting and non-voting ordinary shares of Legacy GBT held by the Continuing JerseyCo Owners.
The foregoing descriptions of the GBTG Subscribed Ordinary Shares Subscription Agreement, the Class B Common Stock Subscription Agreement and the Class B Common Stock Distribution Agreement do not purport to be complete and is qualified in its entirety by the full text of such agreements, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.
Registration Rights Agreement
At the Closing, we entered into an amended and re stated registration rights agreement (the “Registration Rights Agreement”) with the Sponsor, the Insiders and the Continuing JerseyCo Owners, pursuant to which, among other things, we agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of our Class A Common Stock and other equity securities that are held by the holders party to the Registration Rights Agreement from time to time. Pursuant to the Registration Rights Agreement, we filed a registration statement on Form S-1 registering the issuance and resale of certain shares of our Class A Common Stock and Warrants.
The Sponsor and the Insiders may collectively demand not more than one underwritten shelf takedown per fiscal quarter and each Continuing JerseyCo Owner may demand not more than one underwritten shelf takedown per fiscal quarter, in each case, subject to certain customary limitations set forth in the Registration Rights Agreement, including the right of the underwriters to limit the number of securities to be included in an underwritten offering and our right to delay or withdraw a registration statement under certain circumstances. The holders party to the Registration Rights Agreement are also entitled to certain piggyback registration rights and indemnification rights.
The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Registration Rights Agreement, a copy of which is attached as Exhibit 10.4 to the registration statement of which this Prospectus/Offer to Exchange forms a part.
Exchange Agreement
At the Closing, we entered into an Exchange Agreement (the “Exchange Agreement”) with GBT and the Continuing JerseyCo Owners, giving the Continuing JerseyCo Owners (or certain permitted transferees thereof) the right, on the terms and subject to the conditions thereof, to exchange their GBT B Ordinary Shares (with automatic surrender for cancellation of an equal number of shares of Class B Common Stock) for shares of Class A Common Stock on a one-for-one basis, subject to customary adjustments for stock splits, dividends, reclassifications and other similar transactions, or, in certain limited circumstances, at the option of the exchange committee (the “Exchange Committee”) designated in the Exchange Agreement, for cash (based on the dollar volume-weighted average price (the “VWAP”) of Class A Common Stock for the five trading day period ending on the trading day immediately preceding the applicable exchange date).
In addition, to preserve the Up-C structure, the Exchange Agreement provides that we and GBT will take (or, in some cases, forbear from taking) various actions, as necessary to maintain a one-to-one ratio between the number of issued and outstanding (x) Class A Common Stock (and equivalents) and the GBT A Ordinary Shares and (y) Class B Common Stock and the GBT B Ordinary Shares. For example, if we issue or sell additional shares of Class A Common Stock, we will contribute the net proceeds of such issuance or sale to GBT, and GBT will issue to us an equal number of GBT A Ordinary Shares. Similarly, the Exchange Agreement provides neither we nor GBT may effect any subdivision or combination of any of its equity securities unless the other effects an identical subdivision or combination of the corresponding class of its equity securities. As the Continuing JerseyCo Owners (or certain permitted transferees thereof) exchange GBT B Ordinary Shares (with automatic surrender for cancellation of an equal number of shares of Class B Common Stock) for shares of Class A Common Stock or cash, the number of GBT A Ordinary Shares held by us will be correspondingly increased, and a corresponding number of shares of Class B Common Stock will be cancelled.
We, acting through the Exchange Committee, may limit or restrict such exchanges if the Exchange Committee determines that such limitations or restrictions are necessary to avoid a violation of applicable law or GBT being classified as a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes.
The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by the full text of the Exchange Agreement, a copy of which is attached as Exhibit 10.5 to the registration statement of which this Prospectus/Offer to Exchange forms a part.
Shareholders Agreement
At the Closing, we, GBT and the Continuing JerseyCo Owners entered into a Shareholders Agreement (the “Shareholders Agreement”). The Shareholders Agreement sets forth various restrictions, limitations and other terms concerning the transfer of our or GBT’s equity securities by the parties thereto (other than, in most circumstances, the GBT A Ordinary Shares). Among other matters, and subject to certain terms, conditions and exceptions, the Shareholders Agreement prohibits each Continuing JerseyCo Owner, severally and not jointly, from effecting transfers of such equity securities to certain specified restricted persons, as well as transfers that would violate applicable securities laws or cause GBT to be treated other than as a pass-through entity for U.S. federal income tax purposes.
The Shareholders Agreement specifies the initial composition of our Board effective immediately upon the Closing. We agreed with each Continuing JerseyCo Owner (on a several basis), to take all necessary action within its control to cause the Board to have 11 directors, consisting of the Chief Executive Officer, two Amex HoldCo. nominees, two Juweel nominees, one Expedia nominee, one Sponsor nominee, and, for so long as the director designated by the Sponsor is serving on the Board, four independent nominees, nominated by the Board’s nominating and governance committee, and, following the conclusion of the Sponsor designee’s service on the Board, five such independent nominees. If Amex HoldCo. or Juweel ceases to own at least 15% of our issued shares, it will thereafter have the right (on a several basis) to nominate only one director, and if any Continuing JerseyCo Owner ceases to own at least 5% of our issued shares, it will thereafter have no right to nominate a director, except that Amex HoldCo. will continue to have the right (on a several basis) to nominate a director for so long as we are a “controlled entity” under the Bank Holding Company Act of 1956 (the “BHC Act”).
The Shareholders Agreement also requires (subject to certain specified conditions and exceptions including those described below) the approval of each Continuing JerseyCo Owner for us or its subsidiaries to take certain actions, including:
•
Other than in accordance with the Certificate of Incorporation or pursuant to an issuer tender offer or share repurchase program that, in each case, was approved by the Board, the redemption, cancellation or repayment of any of our or GBT’s equity securities, other than on a pro rata basis from all shareholders;

•
Dividends or distributions, other than on a pro rata basis;

•
Other than in accordance with the Certificate of Incorporation, any share exchanges, splits, combinations and similar actions with respect to one or more, but not all, classes or series of GBTG or GBT shares;

•
Amendments to GBT’s organizational documents that relate specifically and solely to rights, priorities and privileges of the GBT B Ordinary Shares or the GBT C Ordinary Shares, as applicable, or have a disproportionate adverse effect on such shares as compared to any other class or series of shares, and do not require a separate class vote of the holders of such shares; or

•
Any agreement or commitment to do any of the foregoing.

In general, the foregoing approval right of a Continuing JerseyCo Owner will terminate if such Continuing JerseyCo Owner ceases to own at least 10% of our issued Common Stock; however, an amendment to GBT’s organizational documents of the type described in the fourth bullet in the preceding sentence will require the approval of any Continuing JerseyCo Owner to which such amendment is materially adverse, regardless of such Continuing JerseyCo Owner’s percentage interest of Common Stock. The foregoing approval rights do not apply to actions that we or GBT undertake to effect an exchange pursuant to the Exchange Agreement, actions that they are otherwise authorized to undertake pursuant to the Exchange Agreement.
In addition, provided Amex HoldCo. continues to own 25% of our issued stock, Amex HoldCo. has approval rights with regard to a certain specified internal corporate transactions and other actions or inactions that would result in consolidation of us or GBT with American Express and/or its affiliates or result in we or GBT becoming a “variable interest entity” under Accounting Standard Codification 810 —  Consolidation.
Each Continuing JerseyCo Owner will appoint us as its attorney-in-fact to, among other things, execute (x) written resolutions in their capacities as holders of GBT B Ordinary Shares and GBT C Ordinary Shares, as applicable, and (y) instruments appointing us as their proxy to vote such shares, in each case on all such matters as to which a vote or written resolution of the holders of such shares is required by law, other than matters that relate specifically and solely to the rights, priorities and privileges of the GBT B Ordinary Shares or the GBT C Ordinary Shares, as applicable, or matters that have a disproportionate adverse effect on the GBT B Ordinary Shares or the GBT C Ordinary Shares, as applicable, as compared to any other class or series.
At the Closing, we became a holding company whose principal asset is the GBT A Ordinary Shares. As such, we have no independent means of generating revenue or operating cash flows. GBT is treated as a partnership for U.S. federal income tax purposes and, as such, generally will not be subject to U.S. federal income tax. Instead, taxable income will be allocated to holders of GBT capital stock, including us.

Accordingly, we will incur income taxes on its allocable share of any net taxable income of GBT and will also incur taxes and other expenses incidental to its functions as a public company.
Pursuant to the Shareholders Agreement, GBT will make pro rata cash distributions to GBT’s shareholders, including us, in amounts intended to be sufficient to enable us to satisfy our liabilities for taxes, as reasonably determined by the Board. GBT will be required to make tax distributions pro rata in accordance with ownership of GBT capital stock.
In addition to tax expenses, we incur other expenses incidental to its functions as a public company, which could be significant. The Shareholders Agreement requires GBT to pay or reimburse (or to cause one or more of its subsidiaries to pay or reimburse) such non-tax expenses (without making corresponding ratable distributions to GBT’s other shareholders). However, GBT’s ability to make such distributions and pay or reimburse such expenses may be subject to various limitations and restrictions, including but not limited to, restrictions in debt documents and the applicable provisions of Jersey law including, but not limited to, the obligation of the GBT Board to declare a 12-month forward-looking cash flow solvency statement in accordance with the Companies (Jersey) Law 1991, prior to the declaration of a distribution. Subsidiaries of GBT are also generally subject to similar or other types of legal limitations on their ability to make distributions that would have the effect of rendering them insolvent.
Under the Shareholders Agreement, for as long as American Express “controls” us under the BHC Act, we must provide prior notice to Amex HoldCo. before it and its subsidiaries may engage in certain new activities, investments and acquisitions, subject to exceptions for certain pre-approved new products and services, and Amex HoldCo. may veto such new activities, investments and acquisitions if, after cooperating with us for a period of time to reach a mutually agreeable solution, Amex HoldCo. reasonably concludes that such new activities, investments and acquisitions would have an adverse effect on Amex HoldCo.’s regulatory status under applicable banking laws.
The Shareholders Agreement permits American Express to take, or require us to take (in American Express’s sole discretion), certain actions to terminate its deemed “control” of us under the BHC Act upon the occurrence of any of the “Amex Exit Conditions” specified in the Shareholders Agreement.
If an Amex Exit Condition occurs, American Express may exercise any of the following remedies to terminate its deemed “control” of us for purposes of the BHC Act:
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Require us to issue to American Express in exchange for its shares of Class A Common Stock and/or Class B Common Stock, as the case may be, an equal number of shares of GBTG Class A-1 Preferred Stock, par value $0.00001 per share (“Class A-1 Preferred Stock”) and GBTG Class B-1 Preferred Stock, par value $0.00001 per share (“Class B-1 Preferred Stock”), respectively, which are non-voting;

•
Exercise demand registration rights under the Registration Rights Agreement without regard to certain restrictions and limitations on the exercise of demand registration rights thereunder; or have no obligation to renew such co-brands or support any future co-brands once the A&R Trademark License Agreement is terminated.

•
Transfer some or all of its shares of GBTG or GBT without regard to most transfer restrictions and limitations that would otherwise apply in connection with a transfer of such shares.

If an Amex Exit Condition occurs and American Express is required to or chooses to terminate its deemed “control” of us under the BHC Act, American Express will have the sole right to determine what approach or option to take to achieve a decontrol position, subject to a requirement to use commercially reasonable efforts and consult with us in good faith to minimize costs and maximize tax efficiency for both American Express and us. In addition, if we make a “GBTG Election” (as defined in the Shareholders Agreement), Amex HoldCo. may, at its option, terminate the A&R Trademark License Agreement, subject to the two-year transition period set forth therein (including termination of the “Payment Provider Obligations” referred to in A&R Trademark License Agreement and the American Express exclusivity obligations to us and our affiliates, and our and our affiliates’ other exclusivity obligations to American Express under the operating agreements between GBT UK (and its affiliates, where applicable) and American Express; provided, however, that our co-brand obligations with respect to the existing co-brands will continue on their current terms until the existing termination dates of such agreements; provided, further, that we and our affiliates will have no obligation to renew such co-brands or support any future co-brands once the A&R Trademark License Agreement is terminated).
The foregoing description of the Shareholders Agreement does not purport to be complete and is qualified in its entirety by the full text of the Shareholders Agreement, a copy of which is attached as Exhibit 10.6 to the registration statement of which this Prospectus/Offer to Exchange forms a part.
Sponsor Side Letter Amendment
In connection with the Business Combination Agreement, on December 2, 2021, the Sponsor, the Insiders, APSG and Legacy GBT entered into a side letter (the “Sponsor Side Letter”) which, among other things, contain certain restrictions on the transfer by the Sponsor and the Insiders with respect to the Class A Common Stock issued to each of them at the Closing in connection with the conversion of the Founder Shares. The Sponsor and the Insiders are not permitted to transfer their Class A Common Stock, subject to certain permitted exceptions, until the earlier to occur of (a) one year following the Closing and (b) the date which the VWAP of Class A Common Stock exceeds $12.00 per share for any 20 trading days within a period of 30 consecutive trading days. Permitted exceptions include (i) transfers to APSG’s officers or directors, any affiliates or family members of any of APSG’s officers or directors, any partner of the Sponsor, or any affiliates of the Sponsor; (ii) in the case of an individual, transfers by gift to a member of one of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (iii) in the case of an individual, transfers by virtue of laws of descent and distribution upon death of such person; (iv) in the case of an individual, transfers pursuant to a qualified domestic relations order; (v) transfers by virtue of the laws of Delaware or the Sponsor’s partnership agreement upon dissolution of the Sponsor; (vi) transfers pursuant to APSG’s completion of a liquidation, merger, share exchange, reorganization or other similar transaction which results in all of APSG’s stockholders having the right to exchange their shares of Domesticated Acquiror Class A Common Stock for cash, securities or other property subsequent to the Closing and (vii) transfers to a nominee or custodian of a person to whom a transfer would be permissible under clauses (i) through (vi) above.
In connection with the Closing, APSG, Legacy GBT, Sponsor and certain of its insiders entered into an amendment to the Sponsor Side Letter (the “Sponsor Side Letter Amendment”), to subject an additional approximately 10% of Sponsor’s Class A Common Stock that would have immediately vested at the Closing to a vesting condition that the VWAP of the Class A Common Stock exceeds $12.50 for any 20 trading days in a period of 30 consecutive trading days within five years of Closing.
After giving effect to the Sponsor Side Letter Amendment, 12,268,186 of the Class A Common Stock issued to Sponsor at the Closing (such shares, which for the avoidance of doubt do not include any PIPE Securities or any Syndicate Shares (as defined in the Sponsor Side Letter), the “Sponsor Shares”) immediately vested without restrictions and 8,077,064 of the Sponsor Shares were deemed unvested subject to certain triggering events to occur within five years following the Closing (the “Sponsor Side Letter Vesting Period”). If, within the Sponsor Side Letter Vesting Period, the VWAP of Class A Common Stock is greater than or equal to $12.50 for any 20 trading days within a period of 30 consecutive trading days, 4,720,098 of the unvested Sponsor Shares will vest. If, within the Sponsor Side Letter Vesting Period, the VWAP of Class A Common Stock is greater than or equal to $15.00 for any 20 trading days within a period of 30 consecutive trading days the remaining 3,356,966 of the unvested Sponsor Shares will vest. To the extent that either of the aforementioned triggering events do not occur within the Sponsor Side Letter Vesting Period, such Sponsor Shares will be forfeited to and terminated by us. For the avoidance of doubt, any Class A Common Stock purchased by the Sponsor in connection with the PIPE Investment will not be subject to the vesting or transfer restrictions described above.
The registered holder(s) of the unvested Sponsor Shares continue to be entitled to all of the rights of ownership thereof, including the right to vote and receive dividends and other distributions in respect thereof. The number of shares and the price targets listed above will be equitably adjusted for stock splits, reverse stock splits, dividends (cash or stock), reorganizations, recapitalizations, reclassifications, combinations or other like changes or transactions with respect to the Class A Common Stock occurring after the Closing.

The foregoing description of the Sponsor Side Letter Amendment does not purport to be complete and is qualified in its entirety by the full text of the Sponsor Side Letter Amendment, a copy of which is attached as Exhibit 10.8 to the registration statement of which this Prospectus/Offer to Exchange forms a part.
GBTG 2022 Equity Incentive Plan
The 2022 Plan was approved at a special meeting of APSG’s stockholders on May 27, 2022.
Purpose.   The purpose of the 2022 Plan is to assist GBTG and its subsidiaries in attracting and retaining valued employees, consultants and non-employee directors by offering them a greater stake in our success and a closer identity with GBTG, and to encourage ownership of its shares by such employees, consultants and non-employee directors. Below is a summary of the material terms of the 2022 Plan, and it is qualified in its entirety by the 2022 Plan document.
Eligibility.   Any employee or consultant of GBTG and its subsidiaries or non-employee director of GBTG is eligible to receive awards under the 2022 Plan.
Administration.   The 2022 Plan is administered by GBTG’s compensation committee, which under the terms of the 2022 Plan is required to have at least two members, each of whom is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and the regulations issued thereunder and an “independent director” under the rules of any applicable stock exchange. The compensation committee generally has full and final authority to administer the 2022 Plan, including the discretion to: (i) select participants and determine all terms of their awards, provided that awards to non-employee members of the Board will be subject to approval and administration by the full Board; (ii) correct any defect or supply any omission or reconcile any inconsistency in the 2022 Plan and award agreements, and to adopt, amend and rescind such rules, regulations, guidelines, forms of agreements and instruments as, in its opinion, may be necessary or advisable; (iii) construe and interpret the 2022 Plan and award agreements and (iv) make all other determinations as it may deem necessary or advisable for the administration of the 2022 Plan and award agreements.
The compensation committee may delegate some or all of its authority to any of GBTG’s executive officers or any other person or persons designated by the compensation committee. However, the compensation committee may not delegate its authority to grant awards to the following persons: (i) employees subject to the requirements of Rule 16b-3 of the Exchange Act; (ii) officers or other employees who have been delegated authority under the 2022 Plan or (iii) members of the Board.
The compensation committee may adopt special rules or provisions for awards granted to employees, consultants and non-employee directors who are foreign nationals or are employed or providing services outside the United States, provided that such rules may not include any provisions that are prohibited by the terms of the 2022 Plan, as then in effect, unless the 2022 Plan could have been amended to eliminate such prohibition without further approval by GBTG’s stockholders.
Shares Available Under 2022 Plan.   47,870,291 total shares (the “Share Reserve”) are available for issuance pursuant to awards granted under the 2022 Plan, which is also the maximum number of shares that may be issued in respect of incentive stock options. The aggregate number of shares that will be available for issuance under awards granted pursuant to the 2022 Plan will also be increased by the number of shares underlying the portion of an award granted under the GBTG MIP that is cancelled, terminated or forfeited or lapses after the effective date of the 2022 Plan. No more than the number of shares in the Share Reserve may be issued under the 2022 Plan pursuant to the exercise of incentive stock options. Shares issued by us in connection with the assumption or substitution of outstanding grants or under certain stockholder approved plans from an acquired company will not reduce the number of shares available for awards under the 2022 Plan. Shares underlying the portion of an award that is forfeited or otherwise terminated for any reason whatsoever, in any case, without the issuance of shares, will be added back to the number of shares available for grant under the 2022 Plan. No non-employee director may be paid, issued, or granted in any one calendar year, equity awards (including any awards issued under the 2022 Plan) with an aggregate value (the value of which will be based on their grant date fair value determined in accordance with GAAP) and any other compensation (including without limitation any cash retainers or fees) but excluding expense reimbursements, that in the aggregate, exceed $750,000. Shares issued under the 2022 Plan may, at the election of the Board, be (i) authorized but previously unissued shares or (ii) shares previously issued and outstanding and reacquired by GBTG.
Awards — Generally.   The right of a participant to exercise or receive a grant or settlement of any award, and the timing thereof, may be subject to such performance goals as may be determined by the compensation committee. Each award, and the terms and conditions applicable thereto, will be evidenced by an award agreement. Awards generally are not transferrable, with limited exceptions for certain awards in connection with estate planning transfers. The impact of a termination of employment or service on an award generally will be set forth in the applicable award agreement (though the 2022 Plan contains certain default treatment if not addressed in the award agreement), subject to certain terminations in connection with a change in control (as described below).
Awards — Types of Awards
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Options.   Options give a participant the right to purchase a specified number of shares from GBTG for a specified time period at a fixed exercise price. Options granted under the 2022 Plan may be either incentive stock options (“ISOs”) or nonqualified stock options; provided that, no ISOs will be granted until GBTG and its subsidiaries are eligible to grant ISOs. The price at which shares may be purchased upon exercise will be determined by the compensation committee, but will not be less than the fair market value of one share on the date of grant, or, in the case of an ISO granted to certain large stockholders, less than 110% of the fair market value of a share on the date of grant. The compensation committee may grant options that have a term of up to 10 years, or, in the case of an ISO granted to certain large stockholders, five years. The award agreement will specify the exercise price, term, vesting requirements, including any performance goals, and any other terms and conditions applicable to the granted option, including the methods of payment of the exercise price. Fair market value under the 2022 Plan is generally the closing price of GBTG’s shares on the date of determination.

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SARs.   A grant of a stock appreciation right (“SAR”) entitles a participant to receive, upon exercise of the SAR, the excess of (i) the fair market value of one share on the date of exercise, over (ii) the grant price of the SAR as determined by the compensation committee, but which may never be less than the fair market value of one share on the grant date. The compensation committee will determine and specify in each award agreement the number of SARs granted, the grant price of the SAR (which will not be less than 100% of the fair market value of a share on the date of grant), the time or times at which a SAR may be exercised in whole or in part, the method by which shares will be delivered or deemed to be delivered to a participant, the term of the SAR (which will not be greater than 10 years) and any other terms and conditions of the SAR. Unless otherwise provided in an award agreement, all SARs will be settled in shares.

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Restricted Stock and Performance Stock.   An award of restricted stock is a grant of a specified number of shares, which shares are subject to forfeiture upon the happening of certain events during a specified restriction period. Each award of restricted stock will specify the duration of the restriction period, the conditions under which the shares may be forfeited, and the amount, if any, the participant must pay to receive the shares. During the restriction period, the participant will have all of the rights of a stockholder with respect to the restricted stock, including to vote the shares of restricted stock and to receive dividends. However, dividends may, at the discretion of the compensation committee, be paid currently or subject to the same restrictions as the underlying stock (and the compensation committee may withhold cash dividends paid on restricted stock until the applicable restrictions have lapsed), provided that dividends paid on unvested restricted stock that is subject to performance goals will not be paid or released until the applicable performance goals have been achieved. Performance stock is restricted stock that becomes earned and/or vested based on the achievement of one or more performance goals.

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RSUs and PSUs.   A restricted stock unit (“RSU”) award is a grant of the right to receive a payment in shares or cash, or a combination thereof, equal to the fair market value of a share on the settlement date of the award. RSUs are solely a device for determining amounts to be paid to a participant, do not constitute shares and will not be treated as a trust fund of any kind. During the restriction period, the participant will have no rights as a stockholder with respect to any such shares underlying the RSU award. Notwithstanding the previous sentence, the compensation committee may provide in an award agreement that amounts equal to dividends declared during the restriction period on the shares covered by the award will be credited to the participant’s account and settled in shares at the same time as the RSUs to which such dividend equivalents relate. Awards of RSUs will be settled in shares, unless otherwise provided in an award agreement; provided that any fractional RSUs will be settled in cash. Provided that the restrictions, including any applicable performance goals, on such award have lapsed, the participant will receive shares covered by the award (or if such award is cash settled, cash) at the end of the restriction period (generally within 60 days thereafter). Performance stock units (“PSUs”) are RSUs that become earned and/or vested based on the achievement of one or more performance goals.
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Other Stock-Based Awards.   The compensation committee may grant, subject to applicable law, any other type of award under the 2022 Plan that is payable in, or valued in whole or in part by reference to, shares, and that is deemed by the compensation committee to be consistent with the purposes of the 2022 Plan, including, without limitation, fully vested shares and dividend equivalents.

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Change in Control and Other Corporate Transactions.   Unless otherwise provided in an award agreement, a change in control will not, in and of itself, accelerate the vesting, settlement, or exercisability of outstanding awards. Awards in a change in control may, without the consent of any participant, be assumed by the successor corporation or company (or one of its affiliates) or may be cancelled in exchange for a substitute award issued by the successor corporation or company (or one of its affiliates) determined by the compensation committee to preserve the rights of the participant in the cancelled award. Notwithstanding the foregoing and unless otherwise provided in an award agreement or an effective employment, consulting or similar agreement with us or a subsidiary, if (i) the successor corporation (or its direct or indirect parent) does not agree to assume an outstanding award or does not agree to substitute or replace such award with an award involving the ordinary equity securities of such successor corporation (or its direct or indirect parent) on terms and conditions necessary to preserve the rights of the applicable participant with respect to such award, (ii) GBTG’s or GBTG’s successor’s (or its direct or indirect parent’s) securities will not be publicly traded immediately following such change in control or (iii) the change in control is not approved by a majority of certain members of the Board immediately prior to such change in control, then the compensation committee, in its sole discretion, may take certain actions with respect to outstanding awards, such as accelerating vesting, settling awards, cashing out awards and taking such other actions as the compensation committee deems appropriate. If the compensation committee exercises its discretion to vest or settle outstanding awards, all applicable performance goals will be deemed satisfied based on actual performance as of the date of the change in control or, if determined by the compensation committee, prior to such change in control, at target level performance.

Unless provided otherwise in an award agreement, or as otherwise may be determined by the compensation committee prior to a change in control, in the event that awards are assumed in connection with a change in control or substituted with new awards, and a participant’s employment or other service with GBTG and its subsidiaries is terminated without cause, by the participant for good reason or as the result of the participant’s death or disability, in any case, within 18 months following certain changes in control, (i) the unvested portion of such participant’s awards will vest in full (with any applicable performance goals being deemed to have been achieved at target or, if greater, actual levels of performance), (ii) awards of options and SARs will remain exercisable by the participant or the participant’s beneficiary or legal representative, as the case may be, for a period of one year (but not beyond the stated term of the option or SAR), (iii) all RSUs and PSUs generally will be settled within 30 days after such termination and (iv) all other stock-based awards generally will be settled within 30 days after such termination.
In the event of certain corporate events, such as a recapitalization, share split or extraordinary cash distributions, in any case, that occurs on or after the date the 2022 Plan is approved by the Board, the compensation committee will make equitable adjustments in (i) the number and/or kind of shares which may thereafter be issued in connection with awards, (ii) the number and kind of shares issuable in respect of outstanding awards, (iii) the aggregate number and kind of shares available under the 2022 Plan and certain specific share limitations and (iv) the exercise or grant price relating to any award, or, if deemed appropriate, the compensation committee may also make provision for a cash payment with respect to any outstanding award. In addition, the compensation committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards, including any performance goals, in recognition of unusual or nonrecurring events affecting GBTG or its subsidiaries or in response to changes in applicable laws, regulations or accounting principles.
Clawback and Recoupment.   Any award granted under the 2022 Plan (and all shares acquired thereunder) will be subject to mandatory repayment and clawback pursuant to the terms of GBTG’s corporate governance guidelines, as in effect from time to time, and as may otherwise be required by any federal or state laws or listing requirements of any applicable securities exchange. Additional recoupment and clawback policies may be provided in an award agreement, and may be enacted after the grant date of the applicable award.
Share Ownership.   All awards granted under the 2022 Plan (and all shares acquired thereunder) will be subject to the holding periods set forth in GBTG stock ownership guidelines, as in effect from time to time.
Amendment and Termination.   The Board has the power to amend, alter, suspend, discontinue or terminate the 2022 Plan, provided that, except for adjustments upon certain changes to the corporate structure of GBTG affecting the shares (as described above), the Board must obtain stockholder approval for actions which would: (i) increase the number of shares subject to the 2022 Plan; or (ii) require stockholder approval under any applicable federal, state or foreign law or regulation or the rules of any stock exchange or automated quotation system on which the shares may then be listed or quoted. Without the consent of an affected participant, no amendment, alteration, suspension, discontinuation, or termination of the 2022 Plan may materially and adversely affect the rights of the participant under any outstanding award unless such amendment, alteration, suspension, discontinuation or termination is required by law or the rules of any applicable securities exchange. No award of options or SARs may be repriced, replaced or regranted through cancellation, nor may any underwater option or underwater SAR be repurchased for cash, without the approval of GBTG’s stockholders.
The compensation committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any award and any award agreement relating thereto without the consent of any affected participant, provided, that no such amendment, alteration, suspension, discontinuation or termination that adversely affects the rights of a participant will be effective without such participant’s consent unless such amendment, alteration, suspension, discontinuation or termination is required by law or the rules of any applicable securities exchange.
Unless earlier terminated, the 2022 Plan will terminate with respect to the grant of new awards on the earlier of the 10-year anniversary of the date the 2022 Plan was approved by the APSG’s stockholders or the 10-year anniversary of the date the 2022 Plan was approved by the APSG Board.
The foregoing description of the 2022 Plan does not purport to be complete and is qualified in its entirety by the full text of the 2022 Plan, a copy of which is attached as Exhibit 10.9 to the registration statement of which this Prospectus/Offer to Exchange forms a part.
GBTG Employee Stock Purchase Plan
The ESPP was approved at a special meeting of APSG’s stockholders on May 27, 2022.
The purpose of the ESPP is to provide eligible employees the opportunity to increase their proprietary interest in GBTG. Below is a summary of the material terms of the ESPP, and it is qualified in its entirety by the ESPP plan document. In the event of a conflict between the summary below and the ESPP plan document, the terms of the ESPP plan document will control. References in this summary to “shares” or “share” means shares of the Domesticated Acquiror Class A Common Stock. The Board believes that equity awards are necessary to remain competitive in its industry and are essential to recruiting and retaining the highly qualified employees who help it meet its goals.
Administration; Operation.   The Board will delegate the authority to administer the ESPP to GBTG’s compensation committee, which has the right and power to interpret the provisions of the ESPP and to make all determinations deemed necessary or advisable for the administration of the ESPP. GBTG’s compensation committee may also delegate some or all of its authority under the ESPP. The ESPP is implemented through a series of offerings to eligible employees. Under the ESPP, GBTG may specify offerings with durations of not more than 27 months, and may specify shorter purchase periods within each offering (it is expected that each calendar year will consist of two offering periods, one commencing on January 1 and ending on June 30 and one commencing on July 1 and ending on December 31, though the compensation committee may elect to operate the ESPP differently). At the end of an offering period, shares will be purchased for employees participating in the offering period using their contributions to the ESPP for that offering period. An offering period may be terminated under certain circumstances. The Board and/or GBTG’s compensation committee may adopt procedures and sub-plans to the ESPP that are necessary or appropriate to permit or facilitate participation in the ESPP by eligible employees who are employed or located in a jurisdiction other than the United States or to generally operate the ESPP in jurisdictions outside the United States. The ESPP offers the Company the ability to implement offerings that are both intended to be compliant with, and not intended to be compliant with, Section 423 of the Code, provided that until GBTG and its subsidiaries are eligible to offer a tax-qualified employee stock purchase plan, all offerings under the ESPP are expected to be made under the non-423 compliant component of the ESPP.
Eligibility.   Generally, all of GBTG’s employees and all of the employees of GBTG’s participating subsidiaries, in each case, who do not own 5% or more of the total combined voting power or value of all of GBTG’s, GBTG’s parent’s or any of GBTG’s subsidiaries’ classes of stock (determined using certain attribution rules) are eligible to participate in the ESPP. However, employees who are residents or citizens of a country other than the United States may be excluded if their participation is prohibited by law or compliance with the laws of their home country would jeopardize an offering’s qualification under applicable tax law. Additionally, the compensation committee may decide to exclude certain part-time, seasonal, highly compensated and/or newly hired employees.
Participation.   Eligible employees may elect to contribute, normally through payroll deductions, at least 1% and up to 15% of their compensation (which is generally limited to just base salary and hourly wages) for the purchase of shares under the ESPP with respect to an offering period, with contributions being a whole percentage of compensation. Participants generally may not change the rate of their contributions during an offering period unless the participant is withdrawing from the ESPP or discontinuing his or her contributions for that offering period in their entirety. Generally, a participant who has discontinued employee contributions may not resume contributions until the next offering period, but previously made contributions will remain in the ESPP. A participant who has withdrawn from participation in the ESPP will receive a refund of his or her contributions, without interest. Generally, a termination of employment will be treated as a withdrawal from the ESPP. Rights under the ESPP are not transferrable.
Purchasing of Shares.   At the end of an offering period, each participant’s contributions to the ESPP will be used to purchase a whole number of shares, with the purchase price per share between 85% to 100% of the fair market value of a share on the last date of the offering period as determined by GBTG’s compensation committee; provided that, the compensation committee may set a purchase price per share between 85% to 100% of the fair market value of a share on the first day of the offering period. Any fractional share that otherwise would be purchased will be rounded down to the next lower whole share, with the funds associated with the fractional share to be carried over to the next offering period. Notwithstanding the above, participants may not purchase more than 10,000 shares during any offering period (subject to adjustment by the compensation committee), nor may any participant purchase shares under the ESPP and all other qualified employee stock purchase plans of GBTG or any parent or subsidiary of GBTG at a rate that exceeds $25,000 in fair market value of the shares (determined at the time the option is granted) for each calendar year in which any option granted to the participant is outstanding at any time. Fair market value under the ESPP is generally the closing price of GBTG’s shares on the date of determination.
Share Reserve.   11,068,989 total shares (the “ESPP Cap”) are initially available for purchase under the ESPP. On January 1 of each year during which the ESPP is in effect, commencing on January 1, 2023, the number of shares available for purchase under the ESPP will be automatically increased by the lesser of (x) the ESPP Cap, (y) 1% of the number of shares of all Class A Common Stock outstanding as of the immediately preceding December 31 (calculated on a fully diluted basis, including derivative securities of GBTG and securities of GBT that may become convertible for equity securities of GBTG), and (z) such lesser number of shares as the Board may determine, in each case, subject to equitable adjustment to reflect certain corporate events. Shares issued under the ESPP may be shares already outstanding or newly issued or treasury shares. Notwithstanding the foregoing or anything contained in the ESPP to the contrary, not more than 12% of the fully diluted number of shares of all classes of GBTG (including derivative securities of GBTG and securities of GBT that may become convertible into shares of GBTG), measured immediately after the Closing (post-money and post-conversion) may be issued under the portion of the ESPP that is intended to be qualified under Section 423 of the Code, and not more than 12% of the fully diluted number of shares of all classes of GBTG (including derivative securities of GBTG and securities of GBT that may become convertible into shares of GBTG), measured immediately after the Closing (post-money and post-conversion) may be issued under the portion of the ESPP that is not intended to be qualified under Section 423 of the Code.
Changes to Capital Structure; Change in Control.   In the event that a change in GBTG’s capital structure occurs due to certain events that occur on or after the date the ESPP is approved by the Board, then the compensation committee will make appropriate adjustments to (i) the aggregate number of shares reserved under the ESPP, (ii) the number of shares subject to, and purchase price of, all outstanding purchase rights and (iii) the maximum number of shares each participant may purchase in an offering period. In addition, in the event of a change in control, the ESPP will terminate and shares will be purchased in accordance with the ESPP as if the offering period ended on the day immediately preceding the change in control, unless the ESPP is assumed in the change in control. The compensation committee may take certain actions in anticipation of a change in control, including terminating the ESPP and preventing participants from continuing their contributions to the ESPP.
Plan Amendments, Termination.   The Board has the authority to amend, suspend or terminate the ESPP, and to shorten an offering period (and refund contributions in the event of such shortening, suspension or termination), at any time and without notice, provided, however, that any increase in the aggregate number of shares to be issued under the ESPP will be subject to approval by GBTG’s stockholders. GBTG also will obtain stockholder approval of any amendment to the ESPP as required by applicable law, rule or regulation. No amendment, termination or suspension of the ESPP will require the consent of any participant unless otherwise required by applicable law or listing requirements. The ESPP will terminate on the earliest to occur of (i) a termination of the ESPP by the Board and (ii) the tenth anniversary of the date the ESPP is approved by the APSG Board, and (iii) the tenth anniversary of the date the ESPP is approved by the APSG’s stockholders.
The foregoing description of the ESPP does not purport to be complete and is qualified in its entirety by the full text of the ESPP, a copy of which is attached as Exhibit 10.10 to the registration statement of which this Prospectus/Offer to Exchange forms a part.
Employment Arrangements
We have entered into or intend to enter into employment arrangements with our executive officers, as more fully described in the section entitled “Director and Executive Compensation” herein.
Arrangements with Shareholders
Governance, Advisory and Equity Commitment Arrangements
On June 30, 2014, Legacy GBT entered into a shareholders agreement with its then shareholders, American Express and a predecessor of Juweel, which contains agreements among the parties with respect to, among other things, board designation rights, consent rights, drag-along and tag-along rights, pre-emptive rights, registration rights and restrictions on the transfer of our shares. On December 10, 2019, in connection with an internal restructuring of Legacy GBT, the original shareholders agreement was superseded, and Amex HoldCo., Juweel and Legacy GBT entered into the Old Shareholders Agreement. The Old Shareholders Agreement was amended and restated on March 15, 2021, to, among other things, provide for preferred shares of Legacy GBT and amend and restate certain other rights and obligations with respect to the GBT Capital Stock and Legacy GBT, and was further amended and restated on November 1, 2021, in connection with the Egencia Acquisition. The consent rights and restrictions on tag-along, drag-along and preemptive rights, as well as certain of the restrictions on transfers of shares under the Old Shareholders Agreement, terminated upon the consummation of the Business Combination. In connection with the Business

Combination, we entered into a Shareholders Agreement that superseded the Old Shareholders Agreement and includes provisions with respect to tax matters and corporate governance following the Business Combination.
On August 25, 2020, Juweel and Amex HoldCo. entered into Equity Commitment Letters with Legacy GBT pursuant to which Juweel and Amex HoldCo., in their respective capacities as shareholders of Legacy GBT, committed to provide an aggregate of up to $300 million of preferred equity financing, on the terms and subject to the conditions set forth therein. Prior to the Closing, Legacy GBT received $150 million in cash proceeds from preferred share issuances pursuant to these Equity Commitment Letters. The Equity Commitment Letters were terminated upon the consummation of the Business Combination.
On March 2, 2016, Legacy GBT entered into an Advisory Services Agreement with Certares Management Corp. pursuant to which Certares Management Corp. agreed to provide advisory services with respect to any acquisition or disposition of any business, company or material assets of any business or company (whether by merger, consolidation, recapitalization or otherwise) or any other similar transaction in which we or any of our direct or indirect subsidiaries of may be, or may consider becoming, involved. Pursuant to the Advisory Services Agreement, Legacy GBT paid Certares Management Corp. an annual fee of $2.5 million plus reimbursement of out-of-pocket expenses not in excess of $400,000 per year. The Advisory Services Agreement terminated upon the consummation of the Business Combination.
Arrangements Relating to Legacy GBT’s Acquisitions of HRG and Egencia
In February 2018, in connection with the announcement of our planned acquisition of HRG, Legacy GBT entered into certain arrangements with Legacy GBT’s shareholders relating to the consummation of such acquisition. Pursuant to these arrangements, Legacy GBT agreed, among other things: to (i) refrain from taking any actions with respect to the HRG Pension Scheme without the approval of the Legacy GBT Board and after consultation with Legacy GBT’s shareholders; and (ii) indemnify Legacy GBT’s shareholders from any losses incurred by Legacy GBT’s shareholders in relation to the HRG Pension Scheme or the disposal by HRG of Fraedom Holdings Limited and Fraedom LLC to Visa International Holdings Limited. Except for certain matters, including with respect to information, indemnification and certain other rights and obligations in connection with the HRG Pension Scheme, these arrangements were terminated upon the consummation of the Business Combination.
On November 1, 2021, the parties consummated the Egencia Acquisition. In connection with the Egencia Acquisition, on November 1, 2021, (i) an affiliate of Legacy GBT and an affiliate of Expedia entered into the EPS Agreement and (ii) an affiliate of Legacy GBT and an affiliate of Expedia entered into the Egencia TSA. For additional information, see “Business — Egencia Acquisition.”
In addition to the above, we may from time to time and in the ordinary course of business provide travel management services to certain of direct or indirect shareholders pursuant to customary travel management agreements.
Commercial Arrangements with American Express
In June 2014, in connection with, and as part of, the formation of the IV comprising the Legacy GBT operations established by American Express in June 2014 with a predecessor of Juweel, which represents a group of institutional investors led by an affiliate of Certares Management LLC, GBT US LLC, a wholly-owned subsidiary of GBT, entered into a trademark license agreement (the “Trademark License Agreement”) with American Express pursuant to which GBT US LLC was granted a license for GBT US LLC, GBT III B.V., a private company with limited liability organized under the laws of the Netherlands (“GBT III B.V.”), all wholly-owned subsidiaries of GBT III B.V. and other permitted sublicensees to license the American Express trademarks used in the American Express Global Business Travel and American Express Meetings & Events brands for business travel, business consulting and meetings and events businesses on an exclusive and worldwide basis.
As of the Closing Date, the parties amended and restated the Trademark License Agreement (the “A&R Trademark License Agreement”) to grant GBT Travel Services UK Limited (“GBT UK”) a long-term,

11-year license (unless earlier terminated or extended) pursuant to which GBT UK, all of our wholly-owned operating subsidiaries and other permitted sublicensees will continue to license the American Express trademarks used in the American Express Global Business Travel brand, continue to license the American Express trademarks used in American Express Meetings & Events brand (solely during a 12-month transition period), and license the American Express trademarks used in the American Express GBT Meetings & Events brand for business travel, meetings and events, business consulting and other services related to business travel, in each case on an exclusive and worldwide basis (“Business Travel Services”). The A&R Trademark License Agreement also provides us the flexibility to operate non-Business Travel Services businesses under brands that do not use any trademarks owned by American Express, subject to BHC Act permissibility and other requirements.
In June 2014, in connection with, and as part of, the formation of the JV, GBT III B.V. entered into a series of commercial arrangements on an arm’s-length basis with affiliates of American Express. These arrangements included, among other things, American Express’ oversight of certain legal compliance functions of GBT’s business, services in support of American Express’ consumer services and consumer travel businesses, including GBT’s support of certain American Express partnerships and the parties’ joint negotiation with travel suppliers, American Express card acceptance by GBT as an American Express card merchant, the strategic relationship between GBT and American Express’ corporate payments/commercial services business, including lead generation, joint client services and product development, and data sharing, the provision of business travel and meetings and events services by GBT to American Express, the provision of corporate payments services by American Express to GBT, and participation in the American Express Membership Rewards Program for the provision of bonus points to qualifying GBT clients.
The parties amended the terms of certain of these commercial arrangements (such agreements, as amended and collectively with the A&R Trademark License Agreement, the “Amended Amex Commercial Agreements”) by providing for the following:
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GBT UK (including American Express-branded and non-American Express branded businesses of GBTG) continues to be committed to: (i) solely and exclusively offer, promote and market American Express payment product solutions to any current, future or potential client of GBTG; (ii) make available American Express products and services as the default and/or primary payment option when a client or its personnel use or otherwise select a payment method on GBT’s platform; (iii) solely and exclusively make available American Express payments products, including the American Express corporate card, to our own personnel; (iv) not directly or indirectly offer, promote, market or provide any scorecard or travel-related benefit to or through certain American Express competitors, third party travel agency or other third party, in each case as a card member benefit; and/or (v) not permit any consumer travel agency (other than American Express’ Travel and Lifestyle Services division) to use GBT’s travel volume as a means of obtaining any scorecard or travel-related benefit for purposes of providing such travel-related benefit, in each case as a card member benefit (such obligations in (i) through (v), collectively, the “GBT Exclusivity Obligations”). However, GBT may accept payments from other providers and may develop technical integration of products that support payments made via other payment providers.

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American Express exclusively uses GBT as its business travel and meetings and events provider, subject to limited exceptions, for so long as the GBT Exclusivity Obligations remain in place.

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American Express exclusively submits eligible business travel and meetings and events leads to GBT, but will not be foreclosed from receiving leads from any third party, and GBT will exclusively submit eligible payment products leads to American Express.

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American Express is restricted from entering into any exclusive agreements or otherwise exclusively partnering with specified categories of GBT’s competitors for the development and delivery of Business Travel Services.

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GBT continues to support certain pre-Closing American Express partnerships, renewals of those relationships, and certain new partnerships, each on mutually acceptable terms.

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GBT and American Express collaborate on mutually beneficial growth opportunities on mutually beneficial terms, including the expansion of their global lead generation partnership and joint client value proposition and retention.

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GBT continues to accept the American Express card as an American Express card merchant as long as the license of the American Express trademarks used in our business is in effect.

The foregoing description of the Amended Amex Commercial Agreements does not purport to be complete and is qualified in its entirety by the full text of the Amended Amex Commercial Agreements, copies of which are attached hereto as Exhibits 10.11 through 10.14 and are incorporated herein by reference.
Limitation of Liability and Indemnification of Directors and Officers
Effective substantially concurrently with the Closing, we will adopt our Certificate of Incorporation, which will contain provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the DGCL. Consequently, the directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:
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any breach of their duty of loyalty to us or our stockholders;

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any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

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unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•
any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.
In addition, our Certificate of Incorporation and Bylaws require us to indemnify and hold harmless, to the fullest extent permitted by law as in effect as of the closing of the Business Combination or subsequently amended (but, in the case of any such amendment, only to the extent that such amendment permits us to provide broader indemnification rights than such law permitted us to provide prior to such amendment), any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative or any other type whatsoever by reason of the fact that he or she is or was a director or an officer of ours or, while a director or officer of ours, is or was serving at our request as a director, member, manager, officer, employee, agent or trustee of another corporation or of a partnership, limited liability company, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, member, manager, officer, employee, agent or trustee or in any other capacity while serving as a director, member, manager, officer, employee, agent or trustee, against all liability and loss suffered and expense (including, without limitation, attorneys’ fees, judgments, fines, Employee Retirement Income Security Act of 1974 excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection with such proceeding.
Further, we have entered into indemnification agreements with each of our newly elected executive officers and directors to indemnify such directors and executive officers under the circumstances and to the extent provided for therein, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, and including appeals, in which he or she may be involved, or is threatened to be involved, as a party or otherwise, to the fullest extent permitted under the DGCL.
Other than as described above under this section “Certain Relationships and Related Party Transactions,” since the beginning of our last completed fiscal year, we have not entered into any transactions, nor are there any currently proposed transactions, with a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe that the terms of the transactions described above are comparable to terms that could have been obtained in arm’s-length dealings with unrelated third parties.
Sponsor Related Party Transactions
On February 22, 2021, the Sponsor executed an unsecured promissory note with a principal amount of $800,000. The promissory note, dated February 22, 2021, by and between the Sponsor and APSG (the “February Note”) bore interest at a rate of 0.12% per annum and became payable on the Closing Date. On February 22, 2021, APSG borrowed $800,000 pursuant to the February Note. As of December 31, 2021, the outstanding balance on the February Note was $800,000.
On June 18, 2021, the Sponsor executed an unsecured promissory note to loan APSG an aggregate principal amount of $2 million. The promissory note, dated June 18, 2021, by and between the Sponsor and APSG (the “June Note”) bore interest at a rate of 0.13% per annum and became payable on the Closing Date. On June 18, 2021, APSG borrowed $2 million pursuant to the June Note. As of December 31, 2021, the outstanding balance on the June Note was $2 million.
On September 14, 2021, the Sponsor executed an unsecured promissory note to loan APSG an aggregate principal amount of $1,500,000. The promissory note, dated September 14, 2021, by and between the Sponsor and APSG (the “September Note”) bore interest at a rate of 0.17% per annum and became payable on the Closing Date. On September 14, 2021, APSG borrowed $1.5 million pursuant to the September Note. As of December 31, 2021, the outstanding balance on the September Note was $1.5 million.
On April 1, 2022, the Sponsor executed an unsecured promissory note to loan APSG an aggregate principal amount of $1,500,000. The promissory note, dated April 1, 2022, by and between the Sponsor and APSG (the “April Note”) bore interest at a rate of 0.13% per annum and became payable on the Closing Date. On April 1, 2022, APSG borrowed $1.5 million pursuant to the April Note.
The February Note, the June Note, the September Note and the April Note were terminated, and the entire outstanding balance thereof and accrued interest thereon were repaid in full or otherwise discharged, on the Closing Date.
Apollo Global Securities, LLC received approximately $1.7 million as a placement agent fee paid in connection with the PIPE Investment pursuant to the Placement Agent Engagement Letter. Further, the Sponsor agreed to purchase 2.0 million shares of PIPE Securities on the same terms and conditions as the other PIPE Investors at a price of $10.00 per share.
Policy for Approval of Related Party Transactions
Our Board has adopted a written statement of policy regarding transactions with related persons, which we refer to as our “related person transactions policy.” Our related person transactions policy requires that a “related person” (as defined in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our General Counsel any “related person transaction” (defined as any transaction that is anticipated to be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The General Counsel will then promptly communicate that information to our Board. No related person transaction will be executed without the approval or ratification of our board of directors or a duly authorized committee of our Board. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to the Company regarding the beneficial ownership of our Common Stock as of September 8, 2022:
•
each person who is the beneficial owner of more than 5% of issued and outstanding shares of Class A Common Stock or Class B Common Stock;

•
each of our current named executive officers and directors; and

•
all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Company stock issuable upon exercise of options and warrants currently exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of total voting power of the beneficial owner thereof.
The beneficial ownership of our Common Stock is based on 56,945,033 shares of Class A Common Stock and 394,448,481 shares of Class B Common Stock outstanding as of September 8, 2022.
Unless otherwise indicated, we believe that each person named in the table below has sole voting and investment power with respect to all shares of our Common Stock beneficially owned by them. See “Certain Relationships and Related Party Transactions — GBT Related Party Transactions — Shareholders Agreement” for additional information regarding our relationship with American Express.
	Class A Common Stock Beneficially Owned		Class B Common Stock Beneficially Owned		Combined Total Voting Power
Name of Beneficial Owner(2)	Shares	Percent	Shares	Percent	Percent
Five Percent Holders
Juweel Investors (SPC) Limited (3)	162,388,084	74.0%	162,388,084	41.2%	36.0%
American Express Company(4)	157,786,199	73.5%	157,786,199	40.0%	35.0%
Expedia Group, Inc.(5)	74,274,198	56.6%	74,274,198	18.8%	16.5%
APSG Sponsor, L.P.(6)	34,569,384	50.0%	—	—	7.5%
Ares Partners Holdco LLCM(7)	8,675,568	15.2%	—	—	1.9%
HG Vora Special Opportunities Master Fund, LTD(8)	8,200,000	14.4%	—	—	1.8%
Sabre Corporation(9)	8,000,000	14.0%	—	—	1.8%
Zoom Video Communications, Inc.(10)	4,000,000	7.0%	—	—	*
Directors and Named Executive Officers
Paul Abbott	—	—	—	—	—
Andrew George Crawley	—	—	—	—	—
Michael Qualantone(11)	1,637,468	2.9%	—	—	*%
James P. Bush	—	—	—	—	—
Gloria Guevara Manzo	—	—	—	—	—
Eric Hart	—	—	—	—	—
Raymond Donald Joabar	—	—	—	—	—
Michael Gregory O’Hara	—	—	—	—	—
Richard Petrino	—	—	—	—	—
Mohammed Saif S.S. Al-Sowaidi	—	—	—	—	—
Itai Wallach	—	—	—	—	—

	Class A Common Stock Beneficially Owned		Class B Common Stock Beneficially Owned		Combined Total Voting Power
Name of Beneficial Owner(2)	Shares	Percent	Shares	Percent	Percent
Susan Ward	—	—	—	—	—
Kathleen Winters	—	—	—	—	—
Directors and Executive Officers as a Group (20 Individuals)(11)	6,572,659	11.5%	—	—	1.4%

*
Less than 1%

(1)
The Continuing JerseyCo Owners (or certain permitted transferees thereof) have the right, on the terms and subject to the conditions of the Exchange Agreement, to exchange their GBT B Ordinary Shares (with automatic surrender for cancellation of an equal number of shares of Class B Common Stock) for shares of Class A Common Stock on a one-for-one basis, subject to customary adjustments for stock splits, dividends, reclassifications and other similar transactions or, in certain limited circumstances, at the option of the Exchange Committee, for cash (based on the VWAP of the shares of Class A Common Stock for the five trading day period ending on the trading day immediately preceding the applicable exchange date). “Class A Common Stock Beneficially Owned” includes the shares of Class A Common Stock issuable upon such exchanges.

(2)
The business address of each director and executive officer of GBTG is c/o Global Business Travel Group, Inc., 666 3rd Avenue, 4th Floor, New York, NY 10172.

(3)
Based solely upon the Schedule 13D filed by Juweel Investors (SPC) Ltd (“Juweel”) with the SEC on June 6, 2022. Juweel is managed by its board of directors. The business address of Juweel is 350 Madison Avenue, 8th Floor, New York, NY 10017.

(4)
Based solely upon the Schedule 13D filed by American Express Company with the SEC on June 6, 2022. Consists of securities held of record by American Express Travel Holdings Netherlands Cooperatief U.A., an indirect, wholly-owned subsidiary of American Express Company. The principal business address of this entity is 200 Vesey Street, New York, NY 10285.

(5)
Based solely upon the Schedule 13D filed by Expedia Group, Inc. with the SEC on June 6, 2022. Consists of securities held of record by EG Corporate Travel Holdings LLC, a direct, wholly-owned subsidiary of Expedia Group, Inc. The business address of such parties is 1111 Expedia Group Way W., Seattle, WA 98119.

(6)
Based solely upon the Schedule 13D filed by APSG Sponsor, L.P. with the SEC on June 1, 2022. Numbers and percentages include 12,224,134 private placement warrants, which, beginning 30 days following the Closing, may be exercised for 12,224,134 shares of Class A Common Stock. Sponsor is managed by affiliates of Apollo. AP Caps II Holdings GP, LLC (“Holdings GP”) is the general partner of Sponsor. Apollo Principal Holdings III, L.P. (“Principal III”) is the sole member of Holdings GP. Apollo Principal Holdings III GP, Ltd. (“Principal III GP”) serves as the general partner of Principal III. Messrs. Marc Rowan, Scott Kleinman and James Zelter are the directors of Principal III GP and as such may be deemed to have voting and dispositive control of the securities held of record by Sponsor. The address of Sponsor, Holdings GP, Principal III and Principal III GP is c/o Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands. The address of each of Messrs. Rowan, Kleinman and Zelter is 9 West 57th Street, 42nd Floor, New York, New York 10019.

(7)
Based solely upon the Schedule 13G filed by the Ares Entities (as defined below) with the SEC on June 8, 2022. Consists of 8,675,568 shares of Class A Common Stock. 4,337,784 shares of Class A Common Stock are held by ASOF Holdings I, L.P., 2,168,891 shares of Class A Common Stock are held by ASOF II A (DE) Holdings I, L.P. and 2,168,893 shares of Class A Common Stock are held by ASOF II Holdings I, L.P. (collectively, the “Ares Holders”). The manager of the Ares Holders is ASOF Investment Management LLC, and the sole member of ASOF Investment Management LLC is Ares Management LLC. The sole member of Ares Management LLC is Ares Management Holdings L.P. and the general partner of Ares Management Holdings L.P. is Ares Holdco LLC. The sole member of Ares Holdco LLC is Ares Management Corporation. Ares Management GP LLC is the sole holder of the Class B Common Stock of Ares Management Corporation (the “Ares Class B Common Stock”) and Ares Voting LLC is the sole holder of the Class C Class A Common Stock of Ares Management Corporation (the “Ares Class C Common Stock”). Pursuant to Ares Management Corporation’s Certificate of Incorporation in effect as of the date of this filing, the holders of the Ares Class B Common Stock and the Ares Class C Common Stock, collectively, will generally have the majority of the votes on any matter submitted to the stockholders of Ares Management Corporation if certain conditions are met. The sole member of both Ares Management GP LLC and Ares Voting LLC is Ares Partners Holdco LLC. We refer to all of the foregoing entities collectively as the “Ares Entities.” Ares Partners Holdco LLC is managed by a board of managers, which is composed of Michael Arougheti, Ryan Berry, R. Kipp deVeer, David Kaplan, Antony Ressler and Bennett Rosenthal. Mr. Ressler generally has veto authority over decisions by the board of managers of Ares Partners Holdco LLC. Each of the members of the board of managers expressly disclaims beneficial ownership of the Class A Common Stock owned by ASOF Holdings I, L.P., ASOF II A (DE) Holdings I, L.P. and ASOF II Holdings I, L.P., respectively. Each of the Ares Entities (other than ASOF Holdings I, L.P., ASOF II A (DE) Holdings I, L.P. and ASOF II Holdings I, L.P., each with respect to the shares of Class A Common Stock owned by it) and the equity holders, partners, members and managers of the Ares Entities expressly disclaims beneficial ownership of these shares of Class A Common Stock. The address of each Ares Entity is 2000 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067.
(8)
HG Vora Capital Management, LLC is the investment adviser to and may be deemed to have voting and dispositive power of the securities held by HG Vora Special Opportunities Master Fund, Ltd. Parag Vorais the manager of HG Vora Capital Management, LLC. The mailing address for each of these entities and the individual discussed in this footnote is 330 Madison Avenue, 20th Floor, New York NY 10017.

(9)
Marlins Acquisition Corp. is an indirect, wholly owned subsidiary of Sabre Corporation. Sabre Corporation may be deemed to have voting and dispositive power of the securities held by Marlins Acquisition Corp. The business address of Sabre Corporation is 3150 Sabre Drive, Southlake, TX 76092.

(10)
Voting and dispositive decisions with respect to the shares are made by Zoom Video Communications, Inc.’s board of directors.

(11)
Shares consist of vested and unvested GBTG MIP Options that are exercisable within 60 days from the date of this Prospectus/Offer to Exchange.

LEGAL MATTERS
The validity of our Class A Common Stock covered by this Prospectus/Offer to Exchange has been passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP. Certain legal matters relating to the securities offered hereby will be passed upon for the dealer manager by Kirkland & Ellis LLP.
EXPERTS
The financial statements of Apollo Strategic Growth Capital as of December 31, 2021 and December 31, 2020 and for the years ended December 31, 2021, December 31, 2020 and December 31, 2019, have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as stated in their report appearing elsewhere herein. Such financial statements have been incorporated herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements of GBT JerseyCo Limited and subsidiaries as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.
The combined financial statements of Egencia at December 31, 2020 and 2019, and for each of the years then ended, appearing in this registration statement and related Preliminary Prospectus of Global Business Travel Group, Inc. have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed a registration statement on Form S-4 of which this Prospectus/Offer to Exchange is a part with the SEC in connection with the Offer and the Consent Solicitation. We may also file amendments to such registration statement. In addition, on the date of the initial filing of the registration statement on Form S-4 of which this Prospectus/Offer to Exchange is a part, we filed a Tender Offer Statement on Schedule TO with the SEC, together with exhibits, to furnish certain information about the Offer and Consent Solicitation. We may file amendments to the Schedule TO. As allowed by SEC rules, this Prospectus/Offer to Exchange does not contain all of the information in the registration statement or the Schedule TO or the exhibits to the registration statement or the Schedule TO. You may obtain copies of the registration statement on Form S-4 and Schedule TO (and any amendments to those documents) by contacting the information agent as directed elsewhere in this Prospectus/Offer to Exchange. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.
You may request a copy of these documents, at no cost to you, by writing or telephoning us at:
Global Business Travel Group, Inc.
c/o Office of General Counsel
666 3rd Avenue, 4th Floor
New York, NY 10017
Telephone: (212) 679-1600
Exhibits to these documents will not be sent, however, unless those exhibits have been specifically included into this Prospectus/Offer to Exchange.

Apollo Strategic Growth Capital
(formerly known as APH III (Sub I), Ltd.).
CONDENSED BALANCE SHEETS
	March 31, 2022	December 31, 2021
	(unaudited)
ASSETS
Current assets:
Cash	$80,242	$161,277
Prepaid expenses	336,193	495,915
Total current assets	416,435	657,192
Investments held in Trust Account	817,678,426	817,356,537
Total assets	$818,094,861	$818,013,729
LIABILITIES, TEMPORARY EQUITY AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued offering costs	$5,594,897	$6,560,426
Advances from related party	4,258,589	2,040,211
Note payable – Sponsor	5,800,000	5,800,000
Total current liabilities	15,653,486	14,400,637
Derivative warrant liabilities	60,098,285	55,943,533
Deferred underwriting compensation	28,588,350	28,588,350
Total liabilities	104,340,121	98,932,520
Commitments and contingencies (Note 7)
Temporary Equity:
Class A ordinary shares subject to possible redemption, 81,681,000 shares (at $10.00 per share) as of March 31, 2022 and December 31, 2021	816,810,000	816,810,000
Shareholders’ deficit:
Preferred shares, $0.00005 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Class A ordinary shares, $0.00005 par value, 300,000,000 shares authorized, none issued and outstanding excluding the shares subject to possible redemption	—	—
Class B ordinary shares, $0.00005 par value, 60,000,000 shares authorized, 20,420,250 shares issued and outstanding as of March 31, 2022 and December 31, 2021	1,021	1,021
Additional paid-in capital	—	—
Accumulated deficit	(103,056,281)	(97,729,812)
Total shareholders’ deficit	(103,055,260)	(97,728,791)
Total liabilities, temporary equity and shareholders’ deficit	$818,094,861	$818,013,729
See accompanying notes to unaudited interim condensed financial statements

Apollo Strategic Growth Capital
(formerly known as APH III (Sub I), Ltd.)
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)
	For the Three Months Ended March 31,
	2022	2021
REVENUE	$—	$—
EXPENSES
Administrative fee – related party	50,001	50,647
General and administrative	1,441,567	4,592,167
TOTAL EXPENSES	1,491,568	4,642,814
OTHER INCOME (EXPENSES)
Investment income from Trust Account	321,889	141,517
Interest expense	(2,038)	(615)
Change in fair value of derivative warrant liabilities	(4,154,752)	24,785,058
TOTAL OTHER INCOME (EXPENSES)	(3,834,901)	24,925,960
Net (loss) income	$(5,326,469)	$20,283,146
Weighted average number of Class A ordinary shares outstanding, basic and diluted	81,681,000	81,681,000
Basic and diluted net (loss) income per Class A ordinary share	$(0.05)	$0.20
Weighted average number of Class B ordinary shares outstanding, basic and diluted	20,420,250	20,420,250
Basic and diluted net (loss) income per Class B ordinary share	$(0.05)	$0.20
See accompanying notes to unaudited interim condensed financial statements

Apollo Strategic Growth Capital
(formerly known as APH III (Sub I), Ltd.)
CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT
(UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2022
	Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Shareholders’ Deficit
	Shares	Amount
Balance as of December 31, 2021	20,420,250	$1,021	$—	$(97,729,812)	$(97,728,791)
Net loss	—	—	—	(5,326,469)	(5,326,469)
Balance as of March 31, 2022	20,420,250	$1,021	$—	$(103,056,281)	$(103,055,260)
FOR THE THREE MONTHS ENDED MARCH 31, 2021
	Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Shareholders’ Deficit
	Shares	Amount
Balance as of December 31, 2020	20,420,250	$1,021	$—	$(103,929,702)	$(103,928,681)
Net income	—	—	—	20,283,146	20,283,146
Balance as of March 31, 2021	20,420,250	$1,021	$—	$(83,646,556)	$(83,645,535)
See accompanying notes to unaudited interim condensed financial statements

Apollo Strategic Growth Capital
(formerly known as APH III (Sub I), Ltd.)
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	For the Three Months Ended March 31,
	2022	2021
Cash Flows From Operating Activities:
Net (loss) income	$(5,326,469)	$20,283,146
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Investment income earned on investment held in Trust Account	(321,889)	(141,517)
Change in fair value of derivative warrant liabilities	4,154,752	(24,785,058)
Changes in operating assets and liabilities:
Prepaid expenses	159,722	150,174
Accounts payable and accrued expenses	(965,529)	4,138,691
Advances from Related Parties	2,218,378	—
Net Cash Used In Operating Activities	(81,035)	(354,564)
Cash Flows From Financing Activities:
Proceeds from Sponsor note	—	800,000
Repayment of advances from Sponsor	—	(371,767)
Net Cash Provided By Financing Activities	—	428,233
Net change in cash	(81,035)	73,669
Cash at beginning of period	161,277	257,872
Cash at end of period	$80,242	$331,541
See accompanying notes to unaudited interim condensed financial statements

APOLLO STRATEGIC GROWTH CAPITAL
(formerly known as APH III (Sub I), Ltd.)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
NOTE 1 — DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN
Organizational and General
Apollo Strategic Growth Capital (formerly known as APH III (Sub I), Ltd.) (the “Company”) was initially incorporated in Cayman Islands on October 10, 2008 under the name of APH III (Sub I), Ltd. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Initial Business Combination”). On August 6, 2020, the Company formally changed its name to Apollo Strategic Growth Capital.
At March 31, 2022, the Company had not commenced any operations. All activity for the period from October 10, 2008 through March 31, 2022 relates to the Company’s formation and the initial public offering (the “Public Offering”) described below and search for a target company. The Company will not generate any operating revenues until after completion of its Initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the net proceeds derived from the Public Offering.
Sponsor and Public Offering
On October 6, 2020, the Company consummated the Public Offering of 75,000,000 units, $0.00005 par value at a price of $10.00 per unit (the “Units”) generating gross proceeds of $750,000,000 which is described in Note 4. APSG Sponsor, L.P., a Cayman Islands limited partnership (the “Sponsor”), purchased an aggregate of 11,333,334 private placement warrants (“Private Placement Warrants”) at a purchase price of $1.50 per warrant, or approximately $17,000,000 in the aggregate, in a private placement simultaneously with the closing of the Public Offering. Upon the closing of the Public Offering and the private placement on October 6, 2020, $750,000,000 was placed in a trust account (the “Trust Account”) (discussed below). Transaction costs amounted to $41,389,428 consisting of $15,000,000 of underwriting fees, $26,250,000 of deferred underwriting fees payable (which are held in Trust Account with Continental Stock Transfer and Trust Company acting as trustee) and $139,428 of Public Offering costs. These costs were charged to temporary equity upon completion of the Public Offering. As described in Note 4, the $26,250,000 deferred underwriting fee payable is contingent upon the consummation of an Initial Business Combination by October 6, 2022 (or by January 6, 2023 if the Company has executed a letter of intent, agreement in principle or definitive agreement for the Initial Business Combination by October 6, 2022) (the “Completion Window”). In addition, $2,344,508 of costs were allocated to the Public Warrants and Private Placement Warrants and were included in the statement of operations as a component of other income/(expense).
On November 10, 2020, the Company consummated the closing of the sale of 6,681,000 additional Units at a price of $10 per unit upon receiving notice of the underwriters’ election to partially exercise their overallotment option (“Overallotment Units”), generating additional gross proceeds of $66,810,000 and incurred additional offering costs of $3,674,550 in underwriting fees. Simultaneously with the exercise of the overallotment, the Company consummated the Private Placement of an additional 890,800 Private Placement Warrants to the Sponsor, generating gross proceeds of $1,336,200. Of the additional $3,674,550 in underwriting fees, $2,338,350 is deferred until the completion of the Company’s Initial Business Combination. As a result of the underwriters’ election to partially exercise their overallotment option, 1,142,250 Founder Shares were forfeited.
The Company intends to finance its Initial Business Combination with proceeds from the Public Offering, the Private Placement, debt or a combination of the foregoing.

Trust Account
The proceeds held in the Trust Account are invested only in U.S. government securities with a maturity of one hundred eighty (180) days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, and that invest only in direct U.S. government treasury obligations, as determined by the Company. Funds will remain in the Trust Account until the earlier of (i) the consummation of the Initial Business Combination or (ii) the distribution of the Trust Account proceeds as described below. The remaining proceeds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. At March 31, 2022, the proceeds of the Public Offering were held in U.S. government securities, as specified above.
The Company’s amended and restated memorandum and articles of association provides that, other than the withdrawal of interest to pay its tax obligations (the “Permitted Withdrawals”), and up to $100,000 of interest to pay dissolution expenses none of the funds held in the Trust Account will be released until the earliest of: (i) the completion of the Initial Business Combination; (ii) the redemption of any Class A ordinary shares included in the Units (the “Public Shares”) sold in the Public Offering that have been properly tendered in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association to affect the substance or timing of its obligation to redeem 100% of such Public Shares if it has not consummated an Initial Business Combination within the Completion Window, or (iii) the redemption of 100% of the Public Shares if the Company is unable to complete an Initial Business Combination within the Completion Window. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public shareholders.
Initial Business Combination
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating an Initial Business Combination. The Initial Business Combination must occur with one or more target businesses that together have a fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting discounts and commissions and taxes payable on interest earned on the Trust Account) at the time of the agreement to enter into the Initial Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect an Initial Business Combination. See “Recent Developments” below and “Item 1. Business” of our Annual Report for the year ended December 31, 2021 for more information regarding the pending Initial Business Combination with GBT JerseyCo Limited.
The Company, after signing a definitive agreement for an Initial Business Combination, will either (i) seek shareholder approval of the Initial Business Combination at a meeting called for such purpose in connection with which shareholders may seek to redeem their Public Shares, regardless of whether they vote for or against the Initial Business Combination, for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest not previously released to the Company to make Permitted Withdrawals or (ii) provide shareholders with the opportunity to sell their Public Shares to the Company by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount in cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest not previously released to the Company to make Permitted Withdrawals. The decision as to whether the Company will seek shareholder approval of the Initial Business Combination or will allow shareholders to sell their Public Shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek shareholder approval, unless a vote is required by law or under New York Stock Exchange (“NYSE”) rules. If the Company seeks shareholder approval, it will complete its Initial Business Combination only if a majority of the outstanding ordinary shares voted are voted in favor of the Initial Business Combination. In the event that the redemption of the Company’s Public Shares would cause its net tangible assets to be less than $5,000,001, the Company would not proceed with the redemption of its Public Shares.

If the Company holds a shareholder vote or there is a tender offer for shares in connection with an Initial Business Combination, a shareholder will have the right to redeem his, her or its Public Shares for an amount in cash equal to his, her or its pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest not previously released to make Permitted Withdrawals. As a result, such Public Shares are recorded at redemption amount and classified as temporary equity upon the completion of the Public Offering, in accordance with the Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity.”
Pursuant to the Company’s amended and restated memorandum and articles of association, if the Company is unable to complete the Initial Business Combination within the Completion Window, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to make Permitted Withdrawals (less up to $100,000 of such net interest to pay dissolution expenses and net of taxes payable), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. The Sponsor and the Company’s officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares (as defined below) held by them if the Company fails to complete the Initial Business Combination within the Completion Window. However, if the Sponsor or any of the Company’s directors, officers or affiliates acquire Class A ordinary shares in or after the Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete the Initial Business Combination within the prescribed time period.
In the event of a liquidation, dissolution or winding up of the Company after an Initial Business Combination, the Company’s shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of ordinary share, if any, having preference over the ordinary shares. The Company’s shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that the Company will provide its shareholders with the opportunity to redeem their Public Shares for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, upon the completion of the Initial Business Combination, subject to the limitations described herein.
Going Concern Considerations, Liquidity and Capital Resources
As of March 31, 2022, the Company had investments held in the Trust Account of $817,678,426 principally invested in U.S. government securities. Interest income on the balance in the Trust Account may be used by the Company to pay taxes, and to pay up to $100,000 of any dissolution expenses. As of March 31, 2022, the Company does not have sufficient liquidity to meet its future obligations. As of March 31, 2022, the Company had a working capital deficit of approximately $15.2 million, current liabilities of $15.7 million and had cash of approximately $80,000.
The Company intends to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account, excluding the deferred underwriting commissions, to complete its Initial Business Combination. To the extent that capital stock or debt is used, in whole or in part, as consideration to complete the Initial Business Combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue growth strategies. If an Initial Business Combination agreement requires the Company to use a portion of the cash in the Trust Account to pay the purchase price or requires the Company to have a minimum amount of cash at closing, the Company will need to reserve a portion of the cash in the Trust Account to meet such requirements or arrange for third-party financing.

The Company is required to complete an Initial Business Combination within the Completion Window. If the Company is unable to complete an Initial Business Combination within the Completion Window, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, and subject to having lawfully available funds therefore, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the trust account deposits (which interest shall be net of taxes payable and less up to $100,000 to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish the public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.
The underwriters have agreed to waive their rights to their deferred underwriting commissions held in the Trust Account in the event the Company does not complete an Initial Business Combination within the Completion Window and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of the public shares.
The Company does not have sufficient liquidity to meet its anticipated obligations over the next year from the date of issuance of these condensed financial statements. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that if the Company is unsuccessful in consummating an Initial Business Combination, the mandatory liquidation and subsequent dissolution raises substantial doubt about the ability to continue as a going concern. Management has determined that the Company has access to funds from the Sponsor that are sufficient to fund the working capital needs of the Company until a potential business combination or up to the mandatory liquidation as stipulated in the Company’s amended and restated memorandum of association. The accompanying condensed financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.
Recent Developments
GBT Business Combination
On December 2, 2021, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) with GBT JerseyCo Limited (“GBT”), a company limited by shares incorporated under the laws of Jersey, pursuant to which, among other things and subject to the terms and conditions contained in the Business Combination Agreement, GBT will become direct subsidiary of the Company, with us being renamed “Global Business Travel Group, Inc.” (“PubCo”) and conducting its business through GBT in an umbrella partnership-C corporation structure (an “Up-C structure”).
Pursuant to, and in accordance with the terms, and subject to the conditions, of the Business Combination Agreement, the Company will change its jurisdiction of incorporation from the Cayman Islands to the State of Delaware by effecting a deregistration under the Cayman Islands Companies Act (2021 Revision), as amended, and a domestication under Section 388 of the General Corporation Law of the State of Delaware, as amended.
Earnout
Pursuant to the Business Combination Agreement and on the terms and subject to the conditions thereof, the holders of GBT Ordinary Shares, GBT Preferred Shares, GBT Profit Shares, GBT MIP Shares and certain legacy GBT MIP Options will also receive an aggregate of 15,000,000 “earnout” shares in the form of equity interests of GBT following the Closing.

PIPE Subscription Agreements
On December 2, 2021, concurrently with the execution of the Business Combination Agreement, the Company entered into subscription agreements (the “PIPE Subscription Agreements”) with certain strategic and institutional investors, including the Sponsor (collectively, the “PIPE Investors”), pursuant to which the PIPE Investors agreed to subscribe, immediately prior to the Closing, an aggregate of 33,500,000 shares of Domesticated Acquiror Class A Common Stock at a cash purchase price of $10.00 per share for an aggregate purchase price equal to $335 million (the “PIPE Investment”). Of the 33,500,000 shares of Domesticated Acquiror Class A Common Stock to be issued pursuant to the PIPE Subscription Agreements, the Sponsor has agreed to purchase 2,000,000 shares of Domesticated Acquiror Class A Common Stock on the same terms and conditions as the other PIPE Investors at a price of $10.00 per share.
Acquiror Class B Common Stock Subscription Agreement
In connection with the Business Combination Agreement, PubCo and GBT will enter into a subscription agreement (the “Acquiror Class B Common Stock Subscription Agreement”) pursuant to which PubCo will issue and sell to GBT, and GBT will subscribe for and purchase from PubCo, shares of Domesticated Acquiror Class B Common Stock (the “GBT Subscription”) in exchange for the amount which equals the product of (a) $0.0001 per share and (b) the aggregate number of shares of Domesticated Acquiror Class B Common Stock to be subscribed for by GBT (the “Acquiror Class B Common Stock Purchase Price”).
Acquiror Subscribed Ordinary Shares Subscription Agreement
In connection with the Business Combination Agreement, GBT and PubCo will enter into a subscription agreement (the “Acquiror Subscribed Ordinary Shares Subscription Agreement”) pursuant to which GBT will issue and sell to PubCo, and PubCo will subscribe for and purchase from GBT, OpCo A Ordinary Shares and one OpCo Z Ordinary Share in exchange for the Acquiror Subscribed Ordinary Shares Purchase Price.
Acquiror Class B Common Stock Distribution Agreement
In connection with the Business Combination Agreement, GBT and the Continuing JerseyCo Owners will enter into a distribution agreement (the “Acquiror Class B Common Stock Distribution Agreement”) pursuant to which, following the GBT Subscription, GBT will distribute to the Continuing JerseyCo Owners, and each Continuing JerseyCo Owner will accept from GBT, the shares of Domesticated Acquiror Class B Common Stock that GBT acquired in connection with the GBT Subscription, in partial consideration for the redemption and cancellation of the GBT Ordinary Shares held by the Continuing JerseyCo Owners.
Sponsor Support Agreement
In connection with the Business Combination Agreement, on December 2, 2021, the Sponsor, members of our board of directors and management (the “Insiders”) and GBT entered into a support agreement (the “Sponsor Support Agreement”). Pursuant to the Sponsor Support Agreement, the Sponsor and each Insider agreed to, among other things, vote or cause to be voted, all of the Acquiror Cayman Shares beneficially owned by it, at the Special Meeting: (i) in favor of all the Shareholder Proposals, (ii) against any competing transaction, (iii) against any change in the business, our management or board of directors that would reasonably be expected to adversely affect our ability to consummate the Transactions or is otherwise inconsistent with any of our obligations under the Business Combination Agreement, and (iv) against any other proposal, agreement or action that would reasonably be expected to (a) impede, frustrate, prevent or nullify, or materially delay or materially impair our ability to perform our obligations under, any provision of the Business Combination Agreement or the transaction documents, (b) result in any of the conditions to Closing not being satisfied or (c) result in our breach of any covenant, representation or warranty or other obligation or agreement under the Business Combination Agreement or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Sponsor or the Insiders contained in the Sponsor Support Agreement. The Sponsor and each Insider also agreed not to redeem any of the Acquiror Cayman Shares beneficially owned by them in connection with the Transactions or sell any of their Acquiror Cayman Shares, Acquiror Cayman Units or Acquiror Cayman Warrants (other than to certain permitted transferees) during the pre-Closing period. Further, the Sponsor and each Insider have agreed to comply with certain provisions of the Business Combination Agreement, including the provisions regarding non-solicitation, confidentiality and publicity, as if they were APSG with respect to such provisions, and to execute and deliver all documents and take all actions reasonably necessary by them for us to comply with its obligations relating to regulatory approvals in the Business Combination Agreement.
Sponsor Side Letter
In connection with the Business Combination Agreement, on December 2, 2021, the Sponsor, the Insiders, APSG and GBT entered into a letter agreement (the “Sponsor Side Letter”). Pursuant to the Sponsor Side Letter, the Sponsor and each Insider has agreed not to transfer (other than to certain permitted transferees), subject to certain transfer restrictions (i) any shares of Domesticated Acquiror Class A Common Stock issued to each of them at the Closing, and (ii) any of the Domesticated Acquiror Warrants (or any shares of Domesticated Acquiror Class A Common Stock issued or issuable upon exercise of the Domesticated Acquiror Warrants) issued to each of them at the Closing until 30 days after the Closing.
In addition, pursuant to the Sponsor Side Letter, the Sponsor has agreed that 13,631,318 of the shares of Domesticated Acquiror Class A Common Stock issued to the Sponsor at the Closing (the “Sponsor Shares”) will immediately vest without restrictions and 6,713,932 of the Sponsor Shares will be deemed unvested subject to certain triggering events to occur within five years from Closing.
Company Holders Support Agreement
In connection with the Business Combination Agreement, on December 2, 2021, the Continuing JerseyCo Owners and GBT entered into a support agreement (the “Company Holders Support Agreement”). Pursuant to the Company Holders Support Agreement, each of the Continuing JerseyCo Owners agreed to, among other things, during the pre-Closing period, execute, deliver or otherwise grant any action by written consent, special resolution or other approval, or vote or cause to be voted at any meeting of shareholders of GBT: (i) in favor of any such consent, resolution or other approval, as may be required under the organizational documents of GBT or applicable law or otherwise sought with respect to the Business Combination Agreement or the Transactions and (ii) against any competing transaction and any other proposal, agreement or action that would reasonably be expected to (a) prevent or nullify, or materially delay or materially impair the ability of GBT to perform its obligations under, any provision of the Business Combination Agreement or the transaction documents, (b) result in any of the conditions to Closing not being satisfied or (c) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Continuing JerseyCo Owners contained in the Company Holders Support Agreement. Each of the Continuing JerseyCo Owners also agreed not to sell any of its GBT Ordinary Shares, GBT Preferred Shares or GBT Profit Shares (other than to certain permitted transferees) during the pre-Closing period. Further, each Continuing JerseyCo Owner has agreed to comply with certain provisions of the Business Combination Agreement, including the provisions regarding non-solicitation and publicity, as if they were GBT with respect to such provisions, and to execute and deliver on the date of Closing, the Shareholders Agreement, the Acquiror Class B Common Stock Distribution Agreement, the Exchange Agreement (as defined below) and the Amended and Restated Registration Rights Agreement (as defined below).
Additionally, each Continuing JerseyCo Owner has agreed not to transfer, until the 180th day following the Closing (the “UW Lock-Up Release Date”), any equity securities of PubCo or GBT (subject to certain permitted exceptions); provided, that if the final determination of the Post-Closing Equity Adjustment has not occurred prior to the expiration of the UW Lock-Up Release Date, then each Continuing JerseyCo Owner agrees to retain and not transfer at least 5% of each class of securities of each of PubCo and GBT (subject to certain permitted exceptions) that it receives in connection with the Closing, from the UW Lock-Up Release Date until the completion of the implementation of the adjustments set forth in the Business Combination Agreement in connection with the Post-Closing Equity Adjustment.
Amex Holdco and its affiliates have also agreed to use their reasonable best efforts to enter into definitive agreements with GBT in respect of certain commercial arrangements.

Amended and Restated Registration Rights Agreement
At the Closing, PubCo, the Sponsor, the Insiders and the Continuing JerseyCo Owners (collectively, the “Holders”) will enter into an amended and restated registration rights agreement pursuant to which, among other things, PubCo will agree to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Domesticated Acquiror Class A Common Stock and other equity securities of PubCo that are held by the Holders from time to time (the “Amended and Restated Registration Rights Agreement”). Pursuant to the Amended and Restated Registration Rights Agreement, PubCo will be required to submit or file with the SEC, within (i) 30 calendar days after the Closing, or (ii) 90 calendar days following PubCo’s most recent fiscal year end if the audited financials for the year ended December 31, 2021 are required to be included, a Shelf covering the issuance and the resale of all such registrable securities on a delayed or continuous basis, and to use its commercially reasonable efforts to have such Shelf declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) 60 calendar days (or 90 calendar days if the SEC notifies PubCo that it will “review” the Shelf) after the filing thereof and (ii) the 10th business day after the date PubCo is notified (orally or in writing, whichever is earlier) by the SEC that the Shelf will not be “reviewed” or will not be subject to further review.
Exchange Agreement
At the Closing, PubCo, GBT and the Continuing JerseyCo Owners will enter into an exchange agreement (the “Exchange Agreement”), giving the Continuing JerseyCo Owners (or certain of their permitted transferees) the right, on the terms and subject to the conditions of the Exchange Agreement, to exchange their OpCo B Ordinary Shares (with automatic surrender for cancellation of an equal number of shares of Domesticated Acquiror Class B Common Stock) for shares of Domesticated Acquiror Class A Common Stock on a one-for-one basis, subject to customary adjustments for stock splits, dividends, reclassifications and other similar transactions or certain limited circumstances.
Shareholders Agreement
At Closing, PubCo, GBT, American Express Travel Holdings Netherlands Coöperatief U.A., Juweel Investors (SPC) Limited and Expedia will enter into a shareholders agreement (the “Shareholders Agreement”). The Shareholders Agreement will set forth certain agreements with respect to, among other matters, transfers of equity securities of PubCo and GBT, the governance of PubCo and GBT, tax distributions that GBT will make to PubCo and the Continuing JerseyCo Owners and certain information rights of the Continuing JerseyCo Owners.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
Certain information and note disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) have been condensed. As such, the information included in these condensed financial statements should be read in conjunction with the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on March 1, 2022. In the opinion of the Company’s management, these condensed financial statements include all adjustments, which are only of a normal and recurring nature, necessary for a fair statement of the financial position of the Company as of March 31, 2022 and its results of operations and cash flows for the three months ended March 31, 2022. The results of operations for the three months ended March 31, 2022 are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2022.
Use of Estimates
The preparation of condensed financial statements in conformity with US GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the condensed financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates. One of the more significant accounting estimates included in these condensed financial statements is the determination of the fair value of the warrant liability. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Offering Costs Associated with the Public Offering
The Company complies with the requirements of ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A — “Expenses of Offering.” Offering costs of $800,877 consist principally of costs incurred in connection with formation and preparation for the Public Offering. These costs, together with the underwriter discount of $44,924,550, were charged to temporary equity upon completion of the Public Offering and exercise of the underwriters’ overallotment option.
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC 480, “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption are classified as liability instruments and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at March 31, 2022 and December 31, 2021, Class A ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of the Company’s condensed balance sheets.
Effective with the closing of the Public Offering, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable Class A ordinary shares resulted in charges against additional paid-in capital.
At March 31, 2022, the Class A ordinary shares reflected in the condensed balance sheets are reconciled in the following table:
Gross proceeds	$816,810,000
Less:
Proceeds allocated to Public Warrants	(39,745,978)
Class A ordinary shares issuance costs	(44,871,756)
Plus:
Accretion of carrying value to redemption value	84,617,734
Class A ordinary shares subject to possible redemption	$816,810,000
During the three months ended March 21, 2022, the Company did not make any adjustments to the redemption value of the Class A shares subject to possible redemption.

Income Taxes
ASC 740, “Income Taxes,” prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. There were no unrecognized tax benefits as of March 31, 2022 and December 31, 2021. Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s condensed financial statements.
Net Income (Loss) per Ordinary Share
The Company complies with accounting and disclosure requirements of ASC 260, “Earnings Per Share.” Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding for the period. The Company applies the two-class method in calculating earnings per share and allocates income/loss on a pro rata basis. Accretion associated with the redeemable Class A ordinary shares is excluded from earnings per share as the redemption value approximates fair value.
The calculation of diluted income (loss) per share does not consider the effect of the warrants issued in connection with the (i) Public Offering, and (ii) the private placement since the exercise of the warrants is contingent upon the occurrence of future events. As of March 31, 2022 and 2021, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted net income (loss) per ordinary share is the same as basic net income (loss) per ordinary share for the periods presented.
The following table reflects the calculation of basic and diluted net income (loss) per ordinary share for the three months ended March 31, 2022 and 2021.
	Three Months Ended March 31, 2022		Three Months Ended March 31, 2021
	Class A	Class B	Class A	Class B
Basic and diluted net income (loss) per ordinary share
Numerator:
Allocation of net income (loss), as adjusted	$(4,261,175)	$(1,065,294)	$16,226,517	$4,056,629
Denominator:
Basic and diluted weighted average shares outstanding	81,681,000	20,420,250	81,681,000	20,420,250
Basic and diluted net income (loss) per ordinary share	$(0.05)	$(0.05)	$0.20	$0.20
Derivative Financial Instruments
The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC 815, “Derivatives and Hedging.” The Company’s derivative instruments are recorded at fair value as of the Public Offering (October 6, 2020) and re-valued at each reporting date, with changes in the fair value reported in the condensed statements of operations. Derivative assets and liabilities are classified on the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The Company has determined the Warrants are a derivative instrument. As the Warrants meet the definition of a derivative the Warrants are measured at fair value at issuance and at each reporting date in accordance with ASC 820, “Fair Value Measurement,” with changes in fair value recognized in the statement of operations in the period of change.
Warrant Instruments
The Company accounts for the Warrants issued in connection with the Public Offering and Private Placement in accordance with the guidance contained in ASC 815, “Derivatives and Hedging,” whereby under that provision the Warrants do not meet the criteria for equity treatment and must be recorded as a liability. Accordingly, the Company classifies the Warrants as a liability at fair value and adjust the instrument to fair value at each reporting period. This liability will be re-measured at each balance sheet date until the Warrants are exercised or expire, and any change in fair value will be recognized in the Company’s statement of operations. Upon consummation of the Public Offering, the fair value of Warrants were estimated using a Monte Carlo simulation for the Public Warrants and a modified Black-Scholes model for the Private Placement Warrants. The valuation model utilizes inputs and other assumptions and may not be reflective of the price at which they can be settled. Such Warrant classification is also subject to re-evaluation at each reporting period. As of both March 31, 2022 and December 31, 2021, the Public Warrants were valued using the publicly available price for the Warrants and are classified as Level 1 on the Fair Value Hierarchy. As of both March 31, 2022 and December 31, 2021, the Company used a modified Black-Scholes model to value the Private Placement Warrants.
Fair Value Measurements
Fair value is defined as the price that would be received for sale of an asset or paid to transfer of a liability, in an orderly transaction between market participants at the measurement date. US GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:
•
Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

As of March 31, 2022 and December 31, 2021, the carrying values of cash, prepaid expenses, accounts payable and accrued offering costs, advances from related parties and notes payable approximate their fair values primarily due to the short-term nature of the instruments. The Company’s investments held in Trust Account are comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less or investments in a money market funds that comprise only U.S. treasury securities and are recognized at fair value.
Recent Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed financial statements.
NOTE 3 — INITIAL PUBLIC OFFERING
Pursuant to the Public Offering, the Company sold 81,681,000 Units at a purchase price of $10.00 per Unit, including the issuance of 6,681,000 Units as a result of the underwriters’ exercise of their over-allotment option, generating gross proceeds to the Company in the amount of $816,810,000. Each Unit consists of one share of the Company’s Class A ordinary shares, par value $0.00005 per share (the “Class A ordinary shares”), and one- third of one redeemable warrant of the Company (each whole warrant, a

“Public Warrant”), with each Public Warrant entitling the holder thereof to purchase one whole Class A ordinary share at a price of $11.50 per share, subject to adjustment.
NOTE 4 — PRIVATE PLACEMENT
Pursuant to the Public Offering, the Company sold an aggregate of 12,224,134 Private Placement Warrants to the Sponsor at a purchase price of $1.50 per Private Placement Warrant, generating gross proceeds to the Company in the amount of $18,336,200.
A portion of the proceeds from the Private Placement Warrants was added to the proceeds from the Public Offering held in the Trust Account. If the Company does not complete an Initial Business Combination within the Completion Window, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will be worthless.
The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the Initial Business Combination.
NOTE 5 — RELATED PARTIES
Founder Shares
In October 2008, the Company was formed by Apollo Principal Holdings III, L.P. (“Holdings”), at which point, one ordinary share was issued in exchange for the payment of operating and formation expenses of the Company. In August 2020, Holdings transferred its ownership in the Company, consisting of one ordinary share, to the Sponsor for no consideration. On August 6, 2020, the Company completed a share split of its ordinary shares and, as a result, 28,750,000 of the Company’s Class B ordinary shares were outstanding (the “Founder Shares”). In September 2020, 25,000 Founder Shares were transferred to each of the Company’s three independent directors at a purchase price of $0.00087 per share. The independent directors paid $65.25 in the aggregate for the 75,000 shares to the Sponsor. On September 16, 2020, the Sponsor surrendered 7,187,500 ordinary shares, thereby effecting a 1.33333:1 share recapitalization, and, as a result, 21,562,500 of the Company’s Founder Shares were outstanding. As a result of the underwriters’ election to partially exercise their overallotment option, in November 2020, the Sponsor forfeited 1,142,250 Class B ordinary shares. All share and per share amounts are retroactively reflected in the accompanying condensed financial statements.
The Founder Shares are identical to the Class A ordinary shares included in the Units sold in the Public Offering except that the Founder Shares are Class B ordinary shares which automatically convert into Class A ordinary shares at the time of the Company’s Initial Business Combination and are subject to certain transfer restrictions, as described in more detail below.
The holders of the Founder Shares agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the Initial Business Combination or (B) subsequent to the Initial Business Combination, (x) if the last sale price of the Company’s Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.
Related Party Loans
On August 11, 2020, the Sponsor agreed to loan the Company an aggregate of up to $750,000 to cover expenses related to the Public Offering pursuant to an unsecured promissory note (the “Note”). This Note bore interest at a rate of 0.17% per annum and is payable on the earlier of March 31, 2021 or the closing date of the Public Offering. Upon the close of the Public Offering on October 6, 2020, the Note was no longer available.

On October 20, 2020, the Sponsor executed an unsecured promissory note (the “October Note”) to loan the Company an aggregate principal amount of $1,500,000. The October Note bears interest at a rate of 0.14% per annum and is payable on the earlier of an Initial Business Combination or the liquidation of the Company. On October 20, 2020, the Company borrowed $1,500,000 pursuant to the October Note. As of March 31, 2022 and December 31, 2021, the outstanding balance on the October Note was $1,500,000. As of March 31, 2022 and December 31, 2021, the outstanding interest on the October Note was $3,032 and $2,514, respectively.
On February 22, 2021, the Sponsor executed an unsecured promissory note (the “February Note”) to loan the Company an aggregate principal amount of $800,000. The February Note bears interest at a rate of 0.12% per annum and is payable on the earlier of an Initial Business Combination or the liquidation of the Company. On February 22, 2021, the Company borrowed $800,000 pursuant to the February Note. As of March 31, 2022 and December 31, 2021, the outstanding balance on the February Note was $800,000 and $800,000, respectively. As of March 31, 2022 and December 31, 2021, the outstanding interest on the February Note was $1,057 and $821, respectively.
On June 18, 2021, the Sponsor executed an unsecured promissory note (the “June Note”) to loan the Company an aggregate principal amount of $2,000,000. The June Note bears interest at a rate of 0.13% per annum and is payable on the earlier of an Initial Business Combination or the liquidation of the Company. On June 18, 2021, the Company borrowed $2,000,000 pursuant to the June Note. As of March 31, 2022 and December 31, 2021, the outstanding balance on the June Note was $2,000,000 and $2,000,000, respectively. As of March 31, 2022 and December 31, 2021, the outstanding interest on the June Note was $2,016 and $1,375, respectively.
On September 14, 2021, the Sponsor executed an unsecured promissory note (the “September Note”) to loan the Company an aggregate principal amount of $1,500,000. The September Note bears interest at a rate of 0.17% per annum and is payable on the earlier of an Initial Business Combination or the liquidation of the Company. On September 14, 2021, the Company borrowed $1,500,000 pursuant to the September Note. As of March 31, 2022 and December 31, 2021, the outstanding balance on the September Note was $1,500,000 $1,500,000, respectively. As of March 31, 2022 and December 31, 2021, the outstanding interest on the September Note was $1,395 and $755, respectively.
Advances from Related Parties
Affiliates of the Sponsor paid certain formation, operating and offering costs on behalf of the Company. These advances are due on demand and are non-interest bearing. For the three months ended March 31, 2022 and 2021, the related parties paid $2,218,378 and $2,472 of offering costs and other expenses on behalf of the Company, respectively. As of March 31, 2022 and December 31, 2021, there was $4,258,589 and $2,040,211 due to the related parties, respectively.
Administrative Service Fee
Commencing on the date the Units were first listed on the NYSE, the Company has agreed to pay the Sponsor a total of $16,667 per month for office space, utilities and secretarial and administrative support for up to 27 months. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. The Company incurred and paid $50,001 and $50,647 for such expenses under the administrative services agreement for the three months ended March 31, 2022 and 2021, respectively.
NOTE 6 — COMMITMENTS AND CONTINGENCIES
Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these condensed financial statements. The condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. Further, the impact of this action and related sanctions on the world economy are not determinable as of the date of these financial statements and the specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these financial statements.
Registration Rights
The holders of the Founder Shares, Private Placement Warrants and Private Placement Warrants that may be issued upon conversion of working capital loans, if any, (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and Private Placement Warrants that may be issued upon conversion of working capital loans) are entitled to registration rights pursuant to a registration rights agreement. The holders of these securities are entitled to demand that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of an Initial Business Combination. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriters a 30-day option from the date of the final prospectus to purchase up to 9,000,000 additional Units to cover over-allotments, if any, at the Public Offering price less the underwriting discounts and commissions. On November 10, 2020, the Company consummated the sale of additional units pursuant to the underwriters’ partial exercise of their over-allotment option.
Upon the closing of the Public Offering and the over-allotment, the underwriters were entitled to an underwriting discount of $0.20 per unit, or $16,336,200, after the underwriters’ exercised their over-allotment option, which was paid in the aggregate upon the closing of the Public Offering and the over-allotment. In addition, the underwriters are entitled to an underwriting discount of $0.35 per unit, or $28,588,350 in the aggregate is payable to the underwriters for deferred underwriting commissions. The deferred fee becomes payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes an Initial Business Combination, subject to the terms of the underwriting agreement for the Initial Public Offering.
Service Provider Agreement
The Company has entered into a fee arrangement with a service provider pursuant to which certain success fees in connection with a potential Business Combination will become payable only if the Company consummates the pending Business Combination with GBT. If the pending Business Combination with GBT does not occur, the Company will not be required to pay these contingent fees. As of March 31, 2022 and December 31, 2021, the amount of these contingent fees with the service provider was approximately $7.0 million.
Placement Agent Agreement
Separately, the Company has entered into a fee arrangement with placement agents pursuant to which certain placement fees equal to 3.5% of gross proceeds from a securities private placement (net of proceeds invested by related parties or affiliates of the Company) will become payable only if the Company consummates the pending Business Combination with GBT. If the pending Business Combination with GBT does not occur, the Company will not be required to pay these contingent fees.
There can be no assurances that the Company will complete the pending Business Combination with GBT.

NOTE 7 — SHAREHOLDERS’ DEFICIT
Preferred Shares
The Company is authorized to issue 1,000,000 preferred shares with a par value of $0.00005 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At March 31, 2022 and December 31, 2021, there were no preferred shares issued or outstanding.
Ordinary Shares
The authorized ordinary shares of the Company include up to 300,000,000 Class A ordinary shares and 60,000,000 Class B ordinary shares. If the Company enters into an Initial Business Combination, it may (depending on the terms of such an Initial Business Combination) be required to increase the number of Class A ordinary shares which the Company is authorized to issue at the same time as the Company’s shareholders vote on the Initial Business Combination to the extent the Company seeks shareholder approval in connection with the Initial Business Combination. Holders of the Company’s ordinary shares are entitled to one vote for each ordinary share. As of March 31, 2022 and December 31, 2021, there were 81,681,000 Class A ordinary shares subject to possible conversion that were classified as temporary equity in the condensed accompanying balance sheets.
The Class B ordinary shares will automatically convert into our Class A ordinary shares at the time of completion of our Initial Business Combination on a one-for-one basis, subject to adjustment for share splits, share dividends, reorganizations, recapitalizations and the like and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Public Offering and related to the closing of the Initial Business Combination, the ratio at which Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all ordinary shares outstanding upon the completion of the Public Offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with the Initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the Initial Business Combination). As of March 31, 2022 and December 31, 2021, there were 20,420,250 Class B ordinary shares issued and outstanding. All shares and associated amounts have been retroactively restated to reflect: (i) the forfeiture of 1,142,250 Class B ordinary shares in November 2020; and (ii) the surrender of 7,187,500 Class B ordinary shares in September 2020.
NOTE 8 — WARRANTS
As of March 31, 2022 and December 31, 2021, there were 39,451,134 warrants outstanding (12,224,134 Private Placement Warrants and 27,227,000 Public Warrants). No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of an Initial Business Combination or (b) 12 months from the closing of the Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than fifteen (15) business days after the closing of an Initial Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the ordinary shares issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the foregoing, if the Company’s ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under the Securities Act, the Company, at its option, may require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement. The Public Warrants will expire five years after the completion of an Initial Business Combination or earlier upon the Company’s redemption or liquidation.
The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the ordinary shares issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of an Initial Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the initial purchasers or such purchasers’ permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
The Company may redeem the Public Warrants:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon a minimum of 30 days’ prior written notice of redemption; and

•
if, and only if, the last reported closing price of the Company’s ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants at the time of redemption and a current prospectus relating to those ordinary shares is available throughout the 30-day trading period referred to above.
If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as will be described in the warrant agreement.
The exercise price and number of the ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete an Initial Business Combination within the Completion Window and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
The Company accounts for the 39,451,134 warrants issued in connection with the Public Offering (including 27,227,000 Public Warrants and 12,224,134 Private Placement Warrants) in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. Upon issuance of the derivative warrants the Company recorded a liability of $57,753,222 on the condensed balance sheets.
The accounting treatment of derivative financial instruments requires that the Company record a derivative liability upon the closing of the Public Offering. Accordingly, the Company classifies each warrant as a liability at its fair value and the warrants will be allocated a portion of the proceeds from the issuance of the Units equal to its fair value determined by the Monte Carlo simulation up until separation for the Public Warrants (subsequent to separation, the public warrants will be valued using publicly available trading price) and a modified Black-Scholes model for the Private Placement Warrants. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s condensed statements of operations. The Company will reassess the classification at each balance sheet date. If the classification changes as a result of events during the period, the warrants will be reclassified as of the date of the event that causes the reclassification.
NOTE 9 — FAIR VALUE MEASUREMENTS
The Company follows the guidance in ASC 820, “Fair Value Measurement,” for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.
The following table presents information about the Company’s assets and liabilities that are measured at fair value at March 31, 2022 and December 31, 2021, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.
The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within liabilities on the condensed balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the statement of operations.
Description	Level	March 31, 2022	December 31, 2021
Assets:
Marketable securities held in Trust Account	1	$817,678,426	$817,356,537
Liabilities:
Warrant Liability – Private Placement Warrants	3	22,797,295	21,092,973
Warrant Liability – Public Warrants	1	37,300,990	34,850,560
Upon consummation of the Public Offering, the Company used a Monte Carlo simulation model to value the Public Warrants and a modified Black-Scholes model to value the Private Placement Warrants. At the initial measurement date, the Warrants were classified within Level 3 of the fair value hierarchy at the measurement dates due to the use of unobservable inputs.
As of both March 31, 2022 and December 31, 2021, the Public Warrants were valued using the publicly available price for the Warrant and are classified as Level 1 on the Fair Value Hierarchy. As of both March 31, 2022 and December 31, 2021, the Company used a modified Black-Scholes model to value the Private Placement Warrants. The Company relied upon the implied volatility of the Public Warrants and the closing share price at March 31, 2022 and December 31, 2021 to estimate the volatility for the Private Placement Warrants. Significant increases (decreases) in the expected volatility in isolation would result in a significantly higher (lower) fair value measurement. As of both March 31, 2022 and December 31, 2021, the Private Placement Warrants were classified within Level 3 of the Fair Value Hierarchy at the measurement dates due to the use of unobservable inputs.
There were no transfers into or out of Level III liabilities during the three months ended March 31, 2022 and 2021. The table below provides a summary of the changes in fair value of all financial assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the three months ended March 31, 2022:
Fair Value Measurement Using Level 3 Inputs Total
Balance, December 31, 2021	$21,092,973
Change in fair value of derivative liabilities	1,704,322
Balance, March 31, 2022	$22,797,295

The table below provides a summary of the changes in fair value, including net transfers in and/or out, of all financial assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the three months ended March 31, 2021:
Fair Value Measurement Using Level 3 Inputs Total
Balance, December 31, 2020	$23,455,550
Change in fair value of derivative liabilities	(7,904,318)
Balance, March 31, 2021	$15,551,232
As of March 31, 2022 and December 31, 2021, the fair value of the derivative feature of the Private Placement Warrants was calculated using the following weighted average assumptions:
	March 31, 2022	December 31, 2021
Risk-free interest rate	2.42%	1.31%
Expected life of grants	5.25 years	5.5 years
Expected volatility of underlying shares	17.0%	18.0%
Dividends	0.0%	0.0%
As of March 31, 2022 and December 31, 2021, the derivative warrant liability was $60,098,285 and $55,943,533, respectively. In addition, for the three months ended March 31, 2022 and 2021, the Company recorded a loss of $(4,154,752) and gain of $24,785,058, respectively, on the change in fair value of the derivative warrant liabilities on the condensed statements of operations.
NOTE 10 — SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the condensed balance sheet date through the date that the condensed financial statements were issued. Based upon this review, the Company did not identify any subsequent events other than discussed below that would have required recognition or disclosure in the condensed financial statements.
On April 1, 2022, the Sponsor executed an unsecured promissory note (the “April Note”) to loan the Company an aggregate principal amount of $1,500,000. The April Note bears interest at a rate of 0.13% per annum and is payable on the earlier of an Initial Business Combination or the liquidation of the Company.

Report of Independent Registered Public Accounting Firm
Board of Directors and Shareholders
Apollo Strategic Growth Capital
Opinion on the Financial Statements
We have audited the accompanying balance sheets of Apollo Strategic Growth Capital (the “Company”) as of December 31, 2021 and 2020, and the related statements of operations, changes in shareholders’ equity (deficit), and cash flows, for years ended December 31, 2021, 2020 and 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for years ended December 31, 2021, 2020 and 2019 in conformity with accounting principles generally accepted in the United States of America.
We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the Company’s internal control over financial reporting as of December 31, 2021, based on criteria established in Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 1, 2022, expressed an adverse opinion on the Company’s internal control over financial reporting because of a material weakness.
Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company is unable to complete a business combination by October 6, 2022 then the Company will cease all operations except for the purpose of liquidating. The date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.
Our audits of the financial statements included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements We believe that our audits provide a reasonable basis for our opinions.
Critical Audit Matter
The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which they relate.
Accounting for and Valuation of Private Placement Warrants
Description:
As described in Notes 2, 8 and 9 to the financial statements, the Company accounts for its private placement warrants based on an assessment of the instruments’ specific terms and the applicable accounting standards. The private placement warrants are stated at fair value at each reporting period with the change in fair value recorded on the statement of operations. The fair value of the warrants on the date of issuance were estimated using a Black-Scholes option pricing model as of December 31, 2021 which include inputs such as the Company’s stock price on date of grant, exercise price per share, the number of private placement warrants outstanding. Assumptions used in the model are subjective and require significant judgment and include implied volatility and the risk-free interest rate. As of December 31, 2021, 12,224,134 private placement warrants were outstanding at a fair value of $21.1 million and resulting in $2.36 million of loss related to the change in fair value of the for the year ended December 31, 2021. As previously disclosed by management, the Company has restated the financial statements as of and for the year ended December 31, 2020 to account for the private placement warrants as liabilities on its balance sheets. The principal considerations for our determination that performing procedures relating to the accounting for and valuation of the private placement warrants are a critical audit matter are (i) the significant judgment by management when determining the accounting for and valuation; (ii) the high degree of auditor judgment, subjectivity, and effort in performing procedures and evaluating audit evidence related to the accounting for the private placement warrants and management’s significant assumption related to implied volatility; (iii) the audit effort involved the use of professionals with specialized skill and knowledge; and (iv) as disclosed by management, a material weakness related to the evaluation of complex financial instruments existed as of December 31, 2021.
Response:
Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the financial statements. These procedures included, among others, reading the agreements, evaluating the accounting for the private placement warrants, testing the internal controls over management’s process for determining the fair value estimates. Testing management’s process included (i) evaluating the internal controls and methodology used by management to determine the fair value of the private placement warrants; (ii) testing the mathematical accuracy of management’s model; (iii) evaluating the reasonableness of management’s significant assumption related to implied volatility and probability of executing a successful business combination; and (iv) testing the completeness and accuracy of the underlying data used. Professionals with specialized skill and knowledge were used to assist in (i) evaluating management’s accounting for the private placement warrants; (ii) evaluating the methodology to determine the fair value; (iii) testing the mathematical accuracy of the models; and (iv) evaluating the reasonableness of the significant assumption related to implied volatility and probability of executing a successful business combination by considering consistency with external market data.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2020.
New York, New York
March 1, 2022
PCAOB ID Number 100

Report of Independent Registered Public Accounting Firm
Board of Directors and Shareholders
Apollo Strategic Growth Capital
Opinion on Internal Control over Financial Reporting
We have audited the internal control over financial reporting of Apollo Strategic Growth Capital (the “Company”) as of December 31, 2021, based on criteria established in Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). In our opinion, because of the effect of the material weakness identified below on the achievement of the objectives of the control criteria, the Company has not maintained effective internal control over financial reporting as of December 31, 2021, based on criteria established in Internal Control — Integrated Framework (2013) issued by COSO.
We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the financial statements as of and for the year ended December 31, 2021, of the Company and our report dated March 1, 2022, expressed an unqualified opinion on those financial statements.
Basis for Opinion
The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Annual Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.
Definition and Limitations of Internal Control over Financial Reporting
A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Material Weaknesses
A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis. The following material weakness has been identified and included in management’s assessment: interpretation and accounting for complex financial instruments. This material weakness was considered in determining the nature, timing, and extent of audit tests applied in our audit of the financial statements as of and for the year ended December 31, 2021, of the Company, and this report does not affect our report on such financial statements.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2020.
New York, New York
March 1, 2022
PCAOB ID Number 100

Apollo Strategic Growth Capital
(formerly known as APH III (Sub I), Ltd.)
BALANCE SHEETS
	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash	$161,277	$257,872
Prepaid expenses	495,915	1,125,255
Total current assets	657,192	1,383,127
Investments held in Trust Account	817,356,537	816,985,533
Total assets	$818,013,729	$818,368,660
LIABILITIES, TEMPORARY EQUITY AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued offering costs	$6,560,426	$383,164
Advances from related party	2,040,211	373,517
Note payable – Sponsor	5,800,000	1,500,000
Total current liabilities	14,400,637	2,256,681
Derivative warrant liabilities	55,943,533	74,642,310
Deferred underwriting compensation	28,588,350	28,588,350
Total liabilities	98,932,520	105,487,341
Commitments and contingencies (Note 7)
Class A ordinary shares subject to possible redemption; 81,681,000 shares (at $10.00 per share) as of December 31, 2021 and 2020	816,810,000	816,810,000
Shareholders’ deficit:
Preferred shares, $0.00005 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.00005 par value, 300,000,000 shares authorized, none issued and outstanding	—	—
Class B ordinary shares, $0.00005 par value, 60,000,000 shares authorized, 20,420,250 shares issued and outstanding as of December 31, 2021 and 2020	1,021	1,021
Additional paid-in capital	—	—
Accumulated deficit	(97,729,812)	(103,929,702)
Total shareholders’ deficit	(97,728,791)	(103,928,681)
Total liabilities and shareholders’ deficit	$818,013,729	$818,368,660
See accompanying notes to financial statements

Apollo Strategic Growth Capital
(formerly known as APH III (Sub I), Ltd.)
STATEMENTS OF OPERATIONS
	For the Year Ended December 31,
	2021	2020	2019
REVENUE	$—	$—	$—
EXPENSES
Administrative fee – related party	200,650	46,669	—
General and administrative	12,663,776	536,614	1,853
TOTAL EXPENSES	12,864,426	583,283	1,853
OTHER INCOME (EXPENSES)
Investment income from Trust Account	371,004	175,533	—
Interest expense	(5,465)	(414)	—
Transaction costs allocable to warrant liability	—	(2,344,508)	—
Change in fair value of derivative warrant liabilities	18,698,777	(16,889,088)	—
TOTAL OTHER INCOME (EXPENSES)	19,064,316	(19,058,477)	—
Net income (loss)	$6,199,890	$(19,641,760)	$(1,853)
Weighted average number of Class A ordinary shares outstanding, basic and diluted	81,681,000	18,828,526	—
Basic and diluted net income (loss) per Class A ordinary share	$0.06	$(0.52)	—
Weighted average number of Class B ordinary shares outstanding, basic and diluted	20,420,250	18,983,377	18,750,000
Basic and diluted net income (loss) per Class B ordinary share	$0.06	$(0.52)	$(0.00)
See accompanying notes to financial statements

Apollo Strategic Growth Capital
(formerly known as APH III (Sub I), Ltd.)
STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)
	Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Shareholders’ Deficit
	Shares	Amount
Balances as of January 1, 2019	21,562,500	$1,078	$27,117	$(28,195)	$—
Capital contributions	—	—	3,707	—	3,707
Net loss	—	—	—	(1,853)	(1,853)
Balance as of December 31, 2019	21,562,500	$1,078	$30,824	$(30,048)	$1,854
Excess of proceeds received over fair value of private warrant liabilities	—	—	328,959	—	328,959
Forfeiture of Class B ordinary shares by Sponsor	(1,142,250)	(57)	57	—	—
Accretion of Class A ordinary shares subject to possible redemption amount	—	—	(359,840)	(84,257,894)	(84,617,734)
Net loss	—	—	—	(19,641,760)	(19,641,760)
Balance as of December 31, 2020	20,420,250	$1,021	$—	$(103,929,702)	$(103,928,681)
Net income	—	—	—	6,199,890	6,199,890
Balance as of December 31, 2021	20,420,250	$1,021	$—	$(97,729,812)	$(97,728,791)
See accompanying notes to financial statements

Apollo Strategic Growth Capital
(formerly known as APH III (Sub I), Ltd.)
STATEMENTS OF CASH FLOWS
	For the Year Ended December 31,
	2021	2020	2019
Cash Flows From Operating Activities:
Net income (loss)	$6,199,890	$(19,641,760)	$(1,853)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Formation and organization costs paid by related parties	—	27,607	3,707
Investment income earned on investment held in Trust Account	(371,004)	(175,533)	—
Costs associated with warrant liabilities	—	2,344,508	—
Change in fair value of derivative warrant liabilities	(18,698,777)	16,889,088	—
Changes in operating assets and liabilities:
Prepaid expenses	629,340	(1,123,401)	(1,854)
Accounts payable and accrued expenses	6,179,734	(761,757)	—
Advances from Related Parties	2,035,989	—	—
Net Cash Used In Operating Activities	(4,024,828)	(2,441,248)	—
Cash Flows From Investing Activities:
Cash deposited into Trust Account	—	(816,810,000)	—
Net Cash Used In Investing Activities	—	(816,810,000)	—
Cash Flows From Financing Activities:
Proceeds from sale of Units in Public Offering	—	816,810,000	—
Proceeds from sale of Private Placement Warrants	—	18,336,200	—
Payment of underwriter commissions	—	(16,336,200)	—
Payment of offering costs	—	(800,880)	—
Proceeds from Sponsor note	4,300,000	1,500,000	—
Repayment of advances from Sponsor	(371,767)	—	—
Net Cash Provided By Financing Activities	3,928,233	819,509,120	—
Net change in cash	(96,595)	257,872	—
Cash at beginning of year	257,872	—	—
Cash at end of year	$161,277	$257,872	$—
Supplemental disclosure of non-cash financing activities:
Deferred underwriters’ commissions charged to temporary equity in connection with the Public Offering	$—	$28,588,350	$—
Deferred offering costs paid by related party	$—	$345,910	$3,707
Accrued offering costs which were charged to temporary equity	$—	$1,144,924	$—
See accompanying notes to financial statements

Apollo Strategic Growth Capital
(formerly known as APH III (Sub I), Ltd.)
NOTES TO FINANCIAL STATEMENTS
NOTE 1 — DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN
Organizational and General
Apollo Strategic Growth Capital (formerly known as APH III (Sub I), Ltd.) (the “Company”) was initially incorporated in Cayman Islands on October 10, 2008 under the name of APH III (Sub I), Ltd. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Initial Business Combination”). On August 6, 2020, the Company formally changed its name to Apollo Strategic Growth Capital.
At December 31, 2021, the Company had not commenced any operations. All activity for the period from October 10, 2008 through December 31, 2021 relates to the Company’s formation and the initial public offering (the “Public Offering”) described below and search for a target company. The Company will not generate any operating revenues until after completion of its Initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the net proceeds derived from the Public Offering. The Company has selected December 31st as its fiscal year end.
Sponsor and Public Offering
On October 6, 2020, the Company consummated the Public Offering of 75,000,000 units, $0.00005 par value at a price of $10.00 per unit (the “Units”) generating gross proceeds of $750,000,000 which is described in Note 4. APSG Sponsor, L.P., a Cayman Islands limited partnership (the “Sponsor”), purchased an aggregate of 11,333,334 private placement warrants (“Private Placement Warrants”) at a purchase price of $1.50 per warrant, or approximately $17,000,000 in the aggregate, in a private placement simultaneously with the closing of the Public Offering. Upon the closing of the Public Offering and the private placement on October 6, 2020, $750,000,000 was placed in a trust account (the “Trust Account”) (discussed below). Transaction costs amounted to $41,389,428 consisting of $15,000,000 of underwriting fees, $26,250,000 of deferred underwriting fees payable (which are held in Trust Account with Continental Stock Transfer and Trust Company acting as trustee) and $139,428 of Public Offering costs. These costs were charged to temporary equity upon completion of the Public Offering. As described in Note 4, the $26,250,000 deferred underwriting fee payable is contingent upon the consummation of an Initial Business Combination by October 6, 2022 (or by January 6, 2023 if the Company has executed a letter of intent, agreement in principle or definitive agreement for the Initial Business Combination by October 6, 2022) (the “Completion Window”). In addition, $2,344,508 of costs were allocated to the Public Warrants and Private Placement Warrants and were included in the statement of operations as a component of other income/(expense).
On November 10, 2020, the Company consummated the closing of the sale of 6,681,000 additional Units at a price of $10 per unit upon receiving notice of the underwriters’ election to partially exercise their overallotment option (“Overallotment Units”), generating additional gross proceeds of $66,810,000 and incurred additional offering costs of $3,674,550 in underwriting fees. Simultaneously with the exercise of the overallotment, the Company consummated the Private Placement of an additional 890,800 Private Placement Warrants to the Sponsor, generating gross proceeds of $1,336,200. Of the additional $3,674,550 in underwriting fees, $2,338,350 is deferred until the completion of the Company’s Initial Business Combination. As a result of the underwriters’ election to partially exercise their overallotment option, 1,142,250 Founder Shares were forfeited.
The Company intends to finance its Initial Business Combination with proceeds from the Public Offering, the Private Placement, debt or a combination of the foregoing.

Trust Account
The proceeds held in the Trust Account are invested only in U.S. government securities with a maturity of one hundred eighty (180) days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, and that invest only in direct U.S. government treasury obligations, as determined by the Company. Funds will remain in the Trust Account until the earlier of (i) the consummation of the Initial Business Combination or (ii) the distribution of the Trust Account proceeds as described below. The remaining proceeds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. At December 31, 2021, the proceeds of the Public Offering were held in U.S. government securities, as specified above.
The Company’s amended and restated memorandum and articles of association provides that, other than the withdrawal of interest to pay its tax obligations (the “Permitted Withdrawals”), and up to $100,000 of interest to pay dissolution expenses none of the funds held in the Trust Account will be released until the earliest of: (i) the completion of the Initial Business Combination; (ii) the redemption of any Class A ordinary shares included in the Units (the “Public Shares”) sold in the Public Offering that have been properly tendered in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association to affect the substance or timing of its obligation to redeem 100% of such Public Shares if it has not consummated an Initial Business Combination within the Completion Window, or (iii) the redemption of 100% of the Public Shares if the Company is unable to complete an Initial Business Combination within the Completion Window. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public shareholders.
Initial Business Combination
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating an Initial Business Combination. The Initial Business Combination must occur with one or more target businesses that together have a fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting discounts and commissions and taxes payable on interest earned on the Trust Account) at the time of the agreement to enter into the Initial Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect an Initial Business Combination.
The Company, after signing a definitive agreement for an Initial Business Combination, will either (i) seek shareholder approval of the Initial Business Combination at a meeting called for such purpose in connection with which shareholders may seek to redeem their Public Shares, regardless of whether they vote for or against the Initial Business Combination, for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest not previously released to the Company to make Permitted Withdrawals or (ii) provide shareholders with the opportunity to sell their Public Shares to the Company by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount in cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest not previously released to the Company to make Permitted Withdrawals. The decision as to whether the Company will seek shareholder approval of the Initial Business Combination or will allow shareholders to sell their Public Shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek shareholder approval, unless a vote is required by law or under New York Stock Exchange (“NYSE”) rules. If the Company seeks shareholder approval, it will complete its Initial Business Combination only if a majority of the outstanding ordinary shares voted are voted in favor of the Initial Business Combination. In the event that the redemption of the Company’s Public Shares would cause its net tangible assets to be less than $5,000,001, the Company would not proceed with the redemption of its Public Shares.

If the Company holds a shareholder vote or there is a tender offer for shares in connection with an Initial Business Combination, a shareholder will have the right to redeem his, her or its Public Shares for an amount in cash equal to his, her or its pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest not previously released to make Permitted Withdrawals. As a result, such Public Shares are recorded at redemption amount and classified as temporary equity upon the completion of the Public Offering, in accordance with the Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity.”
Pursuant to the Company’s amended and restated memorandum and articles of association, if the Company is unable to complete the Initial Business Combination within the Completion Window, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to make Permitted Withdrawals (less up to $100,000 of such net interest to pay dissolution expenses and net of taxes payable), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. The Sponsor and the Company’s officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares (as defined below) held by them if the Company fails to complete the Initial Business Combination within the Completion Window. However, if the Sponsor or any of the Company’s directors, officers or affiliates acquire Class A ordinary shares in or after the Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete the Initial Business Combination within the prescribed time period.
In the event of a liquidation, dissolution or winding up of the Company after an Initial Business Combination, the Company’s shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of ordinary share, if any, having preference over the ordinary shares. The Company’s shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that the Company will provide its shareholders with the opportunity to redeem their Public Shares for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, upon the completion of the Initial Business Combination, subject to the limitations described herein.
Going Concern Considerations, Liquidity and Capital Resources
As of December 31, 2021, we had investments held in the Trust Account of $817,356,537 principally invested in U.S. government securities. Interest income on the balance in the Trust Account may be used by us to pay taxes, and to pay up to $100,000 of any dissolution expenses. As of December 31, 2021, the Company does not have sufficient liquidity to meet our future obligations. As of December 31, 2021, the Company had a working capital deficit of approximately $13.7 million, current liabilities of $14.4 million and had cash of approximately $161,000.
The Company does not have sufficient liquidity to meet its anticipated obligations over the next year from the date of issuance of these financial statements. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that if the Company is unsuccessful in consummating an Initial Business Combination, the mandatory liquidation and subsequent dissolution raises substantial doubt about the ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management has determined that the Company has access to funds from the Sponsor that are sufficient to fund the working capital needs of the Company until a potential business combination or up to the mandatory liquidation as stipulated in the Company’s amended and restated memorandum of association. The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), which contemplate continuation of the Company as a going concern.
The Company intends to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account, excluding the deferred underwriting commissions, to complete its Initial Business Combination. To the extent that capital stock or debt is used, in whole or in part, as consideration to complete the Initial Business Combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue growth strategies. If an Initial Business Combination agreement requires the Company to use a portion of the cash in the Trust Account to pay the purchase price or requires the Company to have a minimum amount of cash at closing, the Company will need to reserve a portion of the cash in the Trust Account to meet such requirements or arrange for third-party financing.
The Company is required to complete an Initial Business Combination within the Completion Window. If the Company is unable to complete an Initial Business Combination within the Completion Window, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, and subject to having lawfully available funds therefore, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the trust account deposits (which interest shall be net of taxes payable and less up to $100,000 to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish the public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.
The underwriters have agreed to waive their rights to their deferred underwriting commissions held in the Trust Account in the event the Company does not complete an Initial Business Combination within the Completion Window and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of the public shares.
Recent Developments
GBT Business Combination
On December 2, 2021, we entered into a Business Combination Agreement (the “Business Combination Agreement”) with GBT JerseyCo Limited (“GBT”), a company limited by shares incorporated under the laws of Jersey, pursuant to which, among other things and subject to the terms and conditions contained in the Business Combination Agreement, GBT will become our direct subsidiary, with us being renamed “Global Business Travel Group, Inc.” (“PubCo”) and conducting its business through GBT in an umbrella partnership-C corporation structure (an “Up-C structure”).
Pursuant to, and in accordance with the terms, and subject to the conditions, of the Business Combination Agreement, we will change our jurisdiction of incorporation from the Cayman Islands to the State of Delaware by effecting a deregistration under the Cayman Islands Companies Act (2021 Revision), as amended, and a domestication under Section 388 of the General Corporation Law of the State of Delaware, as amended.
Earnout
Pursuant to the Business Combination Agreement and on the terms and subject to the conditions thereof, the holders of GBT Ordinary Shares, GBT Preferred Shares, GBT Profit Shares, GBT MIP Shares and certain legacy GBT MIP Options will also receive an aggregate of 15,000,000 “earnout” shares in the form of equity interests of GBT following the Closing.

PIPE Subscription Agreements
On December 2, 2021, concurrently with the execution of the Business Combination Agreement, the Company entered into subscription agreements (the “PIPE Subscription Agreements”) with certain strategic and institutional investors, including the Sponsor (collectively, the “PIPE Investors”), pursuant to which the PIPE Investors agreed to subscribe, immediately prior to the Closing, an aggregate of 33,500,000 shares of Domesticated Acquiror Class A Common Stock at a cash purchase price of $10.00 per share for an aggregate purchase price equal to $335 million (the “PIPE Investment”). Of the 33,500,000 shares of Domesticated Acquiror Class A Common Stock to be issued pursuant to the PIPE Subscription Agreements, the Sponsor has agreed to purchase 2,000,000 shares of Domesticated Acquiror Class A Common Stock on the same terms and conditions as the other PIPE Investors at a price of $10.00 per share.
Acquiror Class B Common Stock Subscription Agreement
In connection with the Business Combination Agreement, PubCo and GBT will enter into a subscription agreement (the “Acquiror Class B Common Stock Subscription Agreement”) pursuant to which PubCo will issue and sell to GBT, and GBT will subscribe for and purchase from PubCo, shares of Domesticated Acquiror Class B Common Stock (the “GBT Subscription”) in exchange for the amount which equals the product of (a) $0.0001 per share and (b) the aggregate number of shares of Domesticated Acquiror Class B Common Stock to be subscribed for by GBT (the “Acquiror Class B Common Stock Purchase Price”).
Acquiror Subscribed Ordinary Shares Subscription Agreement
In connection with the Business Combination Agreement, GBT and PubCo will enter into a subscription agreement (the “Acquiror Subscribed Ordinary Shares Subscription Agreement”) pursuant to which GBT will issue and sell to PubCo, and PubCo will subscribe for and purchase from GBT, OpCo A Ordinary Shares and one OpCo Z Ordinary Share in exchange for the Acquiror Subscribed Ordinary Shares Purchase Price.
Acquiror Class B Common Stock Distribution Agreement
In connection with the Business Combination Agreement, GBT and the Continuing JerseyCo Owners will enter into a distribution agreement (the “Acquiror Class B Common Stock Distribution Agreement”) pursuant to which, following the GBT Subscription, GBT will distribute to the Continuing JerseyCo Owners, and each Continuing JerseyCo Owner will accept from GBT, the shares of Domesticated Acquiror Class B Common Stock that GBT acquired in connection with the GBT Subscription, in partial consideration for the redemption and cancellation of the GBT Ordinary Shares held by the Continuing JerseyCo Owners.
Sponsor Support Agreement
In connection with the Business Combination Agreement, on December 2, 2021, the Sponsor, members of our board of directors and management (the “Insiders”) and GBT entered into a support agreement (the “Sponsor Support Agreement”). Pursuant to the Sponsor Support Agreement, the Sponsor and each Insider agreed to, among other things, vote or cause to be voted, all of the Acquiror Cayman Shares beneficially owned by it, at the Special Meeting: (i) in favor of all the Shareholder Proposals, (ii) against any competing transaction, (iii) against any change in the business, our management or board of directors that would reasonably be expected to adversely affect our ability to consummate the Transactions or is otherwise inconsistent with any of our obligations under the Business Combination Agreement, and (iv) against any other proposal, agreement or action that would reasonably be expected to (a) impede, frustrate, prevent or nullify, or materially delay or materially impair our ability to perform our obligations under, any provision of the Business Combination Agreement or the transaction documents, (b) result in any of the conditions to Closing not being satisfied or (c) result in our breach of any covenant, representation or warranty or other obligation or agreement under the Business Combination Agreement or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Sponsor or the Insiders contained in the Sponsor Support Agreement. The Sponsor and each Insider also agreed not to redeem any of the Acquiror Cayman Shares beneficially owned by them in connection with the Transactions or sell any of their Acquiror Cayman Shares, Acquiror Cayman Units or Acquiror Cayman Warrants (other than to certain permitted transferees) during the pre-Closing period. Further, the Sponsor and each

Insider have agreed to comply with certain provisions of the Business Combination Agreement, including the provisions regarding non-solicitation, confidentiality and publicity, as if they were APSG with respect to such provisions, and to execute and deliver all documents and take all actions reasonably necessary by them for us to comply with its obligations relating to regulatory approvals in the Business Combination Agreement.
Sponsor Side Letter
In connection with the Business Combination Agreement, on December 2, 2021, the Sponsor, the Insiders, APSG and GBT entered into a letter agreement (the “Sponsor Side Letter”). Pursuant to the Sponsor Side Letter, the Sponsor and each Insider has agreed not to transfer (other than to certain permitted transferees), subject to certain transfer restrictions (i) any shares of Domesticated Acquiror Class A Common Stock issued to each of them at the Closing, and (ii) any of the Domesticated Acquiror Warrants (or any shares of Domesticated Acquiror Class A Common Stock issued or issuable upon exercise of the Domesticated Acquiror Warrants) issued to each of them at the Closing until 30 days after the Closing.
In addition, pursuant to the Sponsor Side Letter, the Sponsor has agreed that 13,631,318 of the shares of Domesticated Acquiror Class A Common Stock issued to the Sponsor at the Closing (the “Sponsor Shares”) will immediately vest without restrictions and 6,713,932 of the Sponsor Shares will be deemed unvested subject to certain triggering events to occur within five years from Closing.
Company Holders Support Agreement
In connection with the Business Combination Agreement, on December 2, 2021, the Continuing JerseyCo Owners and GBT entered into a support agreement (the “Company Holders Support Agreement”). Pursuant to the Company Holders Support Agreement, each of the Continuing JerseyCo Owners agreed to, among other things, during the pre-Closing period, execute, deliver or otherwise grant any action by written consent, special resolution or other approval, or vote or cause to be voted at any meeting of shareholders of GBT: (i) in favor of any such consent, resolution or other approval, as may be required under the organizational documents of GBT or applicable law or otherwise sought with respect to the Business Combination Agreement or the Transactions and (ii) against any competing transaction and any other proposal, agreement or action that would reasonably be expected to (a) prevent or nullify, or materially delay or materially impair the ability of GBT to perform its obligations under, any provision of the Business Combination Agreement or the transaction documents, (b) result in any of the conditions to Closing not being satisfied or (c) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Continuing JerseyCo Owners contained in the Company Holders Support Agreement. Each of the Continuing JerseyCo Owners also agreed not to sell any of its GBT Ordinary Shares, GBT Preferred Shares or GBT Profit Shares (other than to certain permitted transferees) during the pre-Closing period. Further, each Continuing JerseyCo Owner has agreed to comply with certain provisions of the Business Combination Agreement, including the provisions regarding non-solicitation and publicity, as if they were GBT with respect to such provisions, and to execute and deliver on the date of Closing, the Shareholders Agreement, the Acquiror Class B Common Stock Distribution Agreement, the Exchange Agreement (as defined below) and the Amended and Restated Registration Rights Agreement (as defined below).
Additionally, each Continuing JerseyCo Owner has agreed not to transfer, until the 180th day following the Closing (the “UW Lock-Up Release Date”), any equity securities of PubCo or GBT (subject to certain permitted exceptions); provided, that if the final determination of the Post-Closing Equity Adjustment has not occurred prior to the expiration of the UW Lock-Up Release Date, then each Continuing JerseyCo Owner agrees to retain and not transfer at least 5% of each class of securities of each of PubCo and GBT (subject to certain permitted exceptions) that it receives in connection with the Closing, from the UW Lock-Up Release Date until the completion of the implementation of the adjustments set forth in the Business Combination Agreement in connection with the Post-Closing Equity Adjustment.
Amex HoldCo. and its affiliates have also agreed to use their reasonable best efforts to enter into definitive agreements with GBT in respect of certain commercial arrangements.

Amended and Restated Registration Rights Agreement
At the Closing, PubCo, the Sponsor, the Insiders and the Continuing JerseyCo Owners (collectively, the “Holders”) will enter into an amended and restated registration rights agreement pursuant to which, among other things, PubCo will agree to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Domesticated Acquiror Class A Common Stock and other equity securities of PubCo that are held by the Holders from time to time (the “Amended and Restated Registration Rights Agreement”). Pursuant to the Amended and Restated Registration Rights Agreement, PubCo will be required to submit or file with the SEC, within (i) 30 calendar days after the Closing, or (ii) 90 calendar days following PubCo’s most recent fiscal year end if the audited financials for the year ended December 31, 2021 are required to be included, a Shelf covering the issuance and the resale of all such registrable securities on a delayed or continuous basis, and to use its commercially reasonable efforts to have such Shelf declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) 60 calendar days (or 90 calendar days if the SEC notifies PubCo that it will “review” the Shelf) after the filing thereof and (ii) the 10th business day after the date PubCo is notified (orally or in writing, whichever is earlier) by the SEC that the Shelf will not be “reviewed” or will not be subject to further review.
Exchange Agreement
At the Closing, PubCo, GBT and the Continuing JerseyCo Owners will enter into an exchange agreement (the “Exchange Agreement”), giving the Continuing JerseyCo Owners (or certain of their permitted transferees) the right, on the terms and subject to the conditions of the Exchange Agreement, to exchange their OpCo B Ordinary Shares (with automatic surrender for cancellation of an equal number of shares of Domesticated Acquiror Class B Common Stock) for shares of Domesticated Acquiror Class A Common Stock on a one-for-one basis, subject to customary adjustments for stock splits, dividends, reclassifications and other similar transactions or certain limited circumstances.
Shareholders Agreement
At Closing, PubCo, GBT, American Express Travel Holdings Netherlands Coöperatief U.A., Juweel Investors (SPC) Limited and Expedia will enter into a shareholders agreement (the “Shareholders Agreement”). The Shareholders Agreement will set forth certain agreements with respect to, among other matters, transfers of equity securities of PubCo and GBT, the governance of PubCo and GBT, tax distributions that GBT will make to PubCo and the Continuing JerseyCo Owners and certain information rights of the Continuing JerseyCo Owners.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements of the Company are presented in U.S. dollars in conformity with GAAP and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).
Use of Estimates
The preparation of financial statements in conformity with US GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates. One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant liability. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.

Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the Federal Depository Insurance Corporation coverage limit of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Investments Held in Trust Account
The Company’s portfolio of investments held in the Trust Account is comprised of cash and U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these investments are included in net gain from investments held in Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.
Offering Costs Associated with the Public Offering
The Company complies with the requirements of ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A — “Expenses of Offering.” Offering costs of $800,877 consist principally of costs incurred in connection with formation and preparation for the Public Offering. These costs, together with the underwriter discount of $44,924,550, were charged to temporary equity upon completion of the Public Offering and exercise of the underwriters’ overallotment option. In addition, $2,344,508 of costs allocated to the Public Warrants and Private Placement Warrants were included in the statement of operations as a component of other income/(expense).
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC 480, “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption are classified as liability instruments and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2021 and 2020, Class A ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheets.
Effective with the closing of the Public Offering, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable Class A ordinary shares resulted in charges against additional paid-in capital and accumulated deficit.
At December 31, 2021 and 2020, the Class A ordinary shares reflected in the balance sheets are reconciled in the following table:
Gross proceeds	$816,810,000
Less:
Proceeds allocated to Public Warrants	$(39,745,978)
Class A ordinary shares issuance costs	$(44,871,756)
Plus:
Accretion of carrying value to redemption value	$84,617,734
Class A ordinary shares subject to possible redemption	$816,810,000

Income Taxes
ASC 740, “Income Taxes,” prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. There were no unrecognized tax benefits as of December 31, 2021, 2020 and 2019. Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements.
Net Income (Loss) per Ordinary Share
The Company complies with accounting and disclosure requirements of ASC 260, “Earnings Per Share.” Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding for the period. The Company applies the two-class method in calculating earnings per share and allocates income/loss on a pro rata basis. Accretion associated with the redeemable Class A ordinary shares is excluded from earnings per share as the redemption value approximates fair value.
The calculation of diluted income (loss) per share does not consider the effect of the warrants issued in connection with the (i) Public Offering, and (ii) the private placement since the exercise of the warrants is contingent upon the occurrence of future events. As of December 31, 2021 and 2020, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted net income (loss) per ordinary share is the same as basic net loss per ordinary share for the periods presented.
The following table reflects the calculation of basic and diluted net income (loss) per ordinary share for the years ended December 31, 2021 and 2020. The Company did not have any Class A ordinary shares outstanding as of December 31, 2019:
	Year Ended December 31, 2021		Year Ended December 31, 2020
	Class A	Class B	Class A	Class B
Basic and diluted net income (loss) per ordinary share
Numerator:
Allocation of net income (loss), as adjusted	$4,959,912	$1,239,978	$(9,780,661)	$(9,861,099)
Denominator:
Basic and diluted weighted average shares outstanding	81,681,000	20,420,250	18,828,526	18,983,377
Basic and diluted net income (loss) per ordinary share	$0.06	$0.06	$(0.52)	$(0.52)
Derivative Financial Instruments
The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC 815, “Derivatives and Hedging.” The Company’s derivative instruments are recorded at fair value as of the Public Offering (October 6, 2020) and re-valued at each reporting date, with changes in the fair value reported in the statements of operations. Derivative assets and liabilities are classified on the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The Company has determined the Warrants are a derivative instrument. As the Warrants meet the definition of a derivative the Warrants are measured at fair value at issuance and at each reporting date in accordance with ASC 820, “Fair Value Measurement,” with changes in fair value recognized in the statement of operations in the period of change.
Warrant Instruments
The Company accounts for the Warrants issued in connection with the Public Offering and Private Placement in accordance with the guidance contained in ASC 815, “Derivatives and Hedging,” whereby under that provision the Warrants do not meet the criteria for equity treatment and must be recorded as a liability. Accordingly, the Company classifies the Warrants as a liability at fair value and adjust the instrument to fair value at each reporting period. This liability will be re-measured at each balance sheet date until the Warrants are exercised or expire, and any change in fair value will be recognized in the Company’s statement of operations. Upon consummation of the Public Offering, the fair value of Warrants were estimated using a Monte Carlo simulation for the Public Warrants and a modified Black-Scholes model for the Private Placement Warrants. The valuation model utilizes inputs and other assumptions and may not be reflective of the price at which they can be settled. Such Warrant classification is also subject to re-evaluation at each reporting period. As of both December 31, 2021 and 2020, the Public Warrants were valued using the publicly available price for the Warrant and are classified as Level 1 on the Fair Value Hierarchy. As of both December 31, 2021 and 2020, the Company used a modified Black-Scholes model to value the Private Placement Warrants.
Fair Value Measurements
Fair value is defined as the price that would be received for sale of an asset or paid to transfer of a liability, in an orderly transaction between market participants at the measurement date. US GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:
•
Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

As of December 31, 2021, 2020 and 2019, the carrying values of cash, prepaid expenses, accounts payable and accrued offering costs, advances from related parties and notes payable approximate their fair values primarily due to the short-term nature of the instruments. The Company’s investments held in Trust Account are comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less or investments in a money market funds that comprise only U.S. treasury securities and are recognized at fair value.
Recent Accounting Standards
In August 2020, the FASB issued ASU No. 2020-06, Debt -Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging -Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company adopted ASU 2020-06 on January 1, 2021. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.
NOTE 3 — INITIAL PUBLIC OFFERING
Pursuant to the Public Offering, the Company sold 81,681,000 Units at a purchase price of $10.00 per Unit, including the issuance of 6,681,000 Units as a result of the underwriters’ exercise of their over-allotment option, generating gross proceeds to the Company in the amount of $816,810,000. Each Unit consists of one share of the Company’s Class A ordinary shares, par value $0.00005 per share (the “Class A ordinary shares”), and one- third of one redeemable warrant of the Company (each whole warrant, a “Public Warrant”), with each Public Warrant entitling the holder thereof to purchase one whole Class A ordinary share at a price of $11.50 per share, subject to adjustment.
NOTE 4 — PRIVATE PLACEMENT
Pursuant to the Public Offering, the Company sold an aggregate of 12,224,134 Private Placement Warrants to the Sponsor at a purchase price of $1.50 per Private Placement Warrant, generating gross proceeds to the Company in the amount of $18,336,200.
A portion of the proceeds from the Private Placement Warrants was added to the proceeds from the Public Offering held in the Trust Account. If the Company does not complete an Initial Business Combination within the Completion Window, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will be worthless.
The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the Initial Business Combination.
NOTE 5 — RELATED PARTIES
Founder Shares
In October 2008, the Company was formed by Apollo Principal Holdings III, L.P. (“Holdings”), at which point, one ordinary share was issued in exchange for the payment of operating and formation expenses of the Company. In August 2020, Holdings transferred its ownership in the Company, consisting of one ordinary share, to the Sponsor for no consideration. On August 6, 2020, the Company completed a share split of its ordinary shares and, as a result, 28,750,000 of the Company’s Class B ordinary shares were outstanding (the “Founder Shares”). In September 2020, 25,000 Founder Shares were transferred to each of the Company’s three independent directors at a purchase price of $0.00087 per share. The independent directors paid $65.25 in the aggregate for the 75,000 shares to the Sponsor. On September 16, 2020, the Sponsor surrendered 7,187,500 ordinary shares, thereby effecting a 1.33333:1 share recapitalization, and, as a result, 21,562,500 of the Company’s Founder Shares were outstanding. As a result of the underwriters’ election to partially exercise their overallotment option, in November 2020, the Sponsor forfeited 1,142,250 Class B ordinary shares. All share and per share amounts are retroactively reflected in the accompanying financial statements.
The Founder Shares are identical to the Class A ordinary shares included in the Units sold in the Public Offering except that the Founder Shares are Class B ordinary shares which automatically convert into Class A ordinary shares at the time of the Company’s Initial Business Combination and are subject to certain transfer restrictions, as described in more detail below.
The holders of the Founder Shares agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the Initial Business Combination or (B) subsequent to the Initial Business Combination, (x) if the last sale price of the Company’s Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Initial Business Combination, or (y) the date on which the

Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.
Related Party Loans
On August 11, 2020, the Sponsor agreed to loan the Company an aggregate of up to $750,000 to cover expenses related to the Public Offering pursuant to an unsecured promissory note (the “Note”). This Note bears interest at a rate of 0.17% per annum and is payable on the earlier of March 31, 2021 or the closing date of the Public Offering. Upon the close of the Public Offering on October 6, 2020, the Note was no longer available.
On October 20, 2020, the Sponsor executed an unsecured promissory note (the “October Note”) to loan the Company an aggregate principal amount of $1,500,000. The October Note bears interest at a rate of 0.14% per annum and is payable on the earlier of an Initial Business Combination or the liquidation of the Company. On October 20, 2020, the Company borrowed $1,500,000 pursuant to the October Note. As of December 31, 2021 and 2020, the outstanding balance on the October Note was $1,500,000. As of December 31, 2021 and 2020, the outstanding interest on the October Note was $2,514 and $414, respectively. Up to $1,500,000 of the October Note may be convertible into warrants identical to the Private Placement Warrants at a price of $1.50 per warrant at the option of the lender.
On February 22, 2021, the Sponsor executed an unsecured promissory note (the “February Note”) to loan the Company an aggregate principal amount of $800,000. The February Note bears interest at a rate of 0.12% per annum and is payable on the earlier of an Initial Business Combination or the liquidation of the Company. On February 22, 2021, the Company borrowed $800,000 pursuant to the February Note. As of December 31, 2021, the outstanding balance on the February Note was $800,000. As of December 31, 2021, the outstanding interest on the February Note was $821.
On June 18, 2021, the Sponsor executed an unsecured promissory note (the “June Note”) to loan the Company an aggregate principal amount of $2,000,000. The June Note bears interest at a rate of 0.13% per annum and is payable on the earlier of an Initial Business Combination or the liquidation of the Company. On June 18, 2021, the Company borrowed $2,000,000 pursuant to the June Note. As of December 31, 2021, the outstanding balance on the June Note was $2,000,000. As of December 31, 2021, the outstanding interest on the June Note was $1,375.
On September 14, 2021, the Sponsor executed an unsecured promissory note (the “September Note”) to loan the Company an aggregate principal amount of $1,500,000. The September Note bears interest at a rate of 0.17% per annum and is payable on the earlier of an Initial Business Combination or the liquidation of the Company. On September 14, 2021, the Company borrowed $1,500,000 pursuant to the September Note. As of December 31, 2021, the outstanding balance on the September Note was $1,500,000. As of December 31, 2021, the outstanding interest on the September Note was $755.
Advances from Related Parties
Affiliates of the Sponsor paid certain formation, operating and offering costs on behalf of the Company. These advances are due on demand and are non-interest bearing. For the years ended December 31, 2021 and December 31, 2020 and for the period from October 10, 2008 (inception) through December 31, 2020, the related parties paid $2,040,211, $373,517 and $0 of offering costs and other expenses on behalf of the Company, respectively. As of December 31, 2021, 2020 and 2019, there was $2,040,211, $373,517 and $0 due to the related parties, respectively.
Administrative Service Fee
Commencing on the date the Units were first listed on the NYSE, the Company has agreed to pay the Sponsor a total of $16,667 per month for office space, utilities and secretarial and administrative support for up to 27 months. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. The Company incurred and paid $200,650, $46,669 and $0 for such expenses under the administrative services agreement for the years ended December 31, 2021, 2020 and 2019, respectively.
NOTE 6 — COMMITMENTS AND CONTINGENCIES
Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Registration Rights
The holders of the Founder Shares, Private Placement Warrants and Private Placement Warrants that may be issued upon conversion of working capital loans, if any, (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and Private Placement Warrants that may be issued upon conversion of working capital loans) are entitled to registration rights pursuant to a registration rights agreement. The holders of these securities are entitled to demand that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of an Initial Business Combination. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriters a 30-day option from the date of the final prospectus to purchase up to 9,000,000 additional Units to cover over-allotments, if any, at the Public Offering price less the underwriting discounts and commissions. On November 10, 2020, the Company consummated the sale of additional units pursuant to the underwriters’ partial exercise of their over-allotment option.
Upon the closing of the Public Offering and the over-allotment, the underwriters were entitled to an underwriting discount of $0.20 per unit, or $16,336,200, after the underwriters’ exercised their over-allotment option, which was paid in the aggregate upon the closing of the Public Offering and the over-allotment. In addition, the underwriters are entitled to an underwriting discount of $0.35 per unit, or $28,588,350 in the aggregate is payable to the underwriters for deferred underwriting commissions. The deferred fee becomes payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes an Initial Business Combination, subject to the terms of the underwriting agreement for the Initial Public Offering.
Service Provider Agreement
The Company has entered into a fee arrangement with a service provider pursuant to which certain success fees in connection with a potential Business Combination will become payable only if the Company consummates the pending Business Combination with GBT. If the pending Business Combination with GBT does not occur, the Company will not be required to pay these contingent fees. As of December 31, 2021, the amount of these contingent fees with the service provider was approximately $7.0 million.
Placement Agent Agreement
Separately, the Company has entered into a fee arrangement with placement agents pursuant to which certain placement fees equal to 3.5% of gross proceeds from a securities private placement (net of proceeds invested by related parties or affiliates of the Company) will become payable only if the Company consummates the pending Business Combination with GBT. If the pending Business Combination with GBT does not occur, the Company will not be required to pay these contingent fees.

There can be no assurances that the Company will complete the pending Business Combination with GBT.
NOTE 7 — SHAREHOLDERS’ EQUITY
Preferred Shares
The Company is authorized to issue 1,000,000 preferred shares with a par value of $0.00005 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2021, 2020 and 2019, there were no preferred shares issued or outstanding.
Ordinary Shares
The authorized ordinary shares of the Company include up to 300,000,000 Class A ordinary shares and 60,000,000 Class B ordinary shares. If the Company enters into an Initial Business Combination, it may (depending on the terms of such an Initial Business Combination) be required to increase the number of Class A ordinary shares which the Company is authorized to issue at the same time as the Company’s shareholders vote on the Initial Business Combination to the extent the Company seeks shareholder approval in connection with the Initial Business Combination. Holders of the Company’s ordinary shares are entitled to one vote for each ordinary share. As of December 31, 2021 and 2020, there were 81,681,000 Class A ordinary shares subject to possible conversion that were classified as temporary equity in the accompanying balance sheets. As of December 31, 2019, there were no Class A ordinary shares subject to possible conversion.
The Class B ordinary shares will automatically convert into our Class A ordinary shares at the time of completion of our Initial Business Combination on a one-for-one basis, subject to adjustment for share splits, share dividends, reorganizations, recapitalizations and the like and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Public Offering and related to the closing of the Initial Business Combination, the ratio at which Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all ordinary shares outstanding upon the completion of the Public Offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with the Initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the Initial Business Combination). As of December 31, 2021, 2020 and 2019, there were 20,420,250 Class B ordinary shares issued and outstanding. All shares and associated amounts have been retroactively restated to reflect: (i) the forfeiture of 1,142,250 Class B ordinary shares in November 2020; and (ii) the surrender of 7,187,500 Class B ordinary shares in September 2020.
NOTE 8 — WARRANTS
As of December 31, 2021 and 2020, there were 39,451,134 warrants outstanding (12,224,134 Private Placement Warrants and 27,227,000 Public Warrants). There were no warrants outstanding as of December 31, 2019. Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of an Initial Business Combination or (b) 12 months from the closing of the Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of an Initial Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the ordinary shares issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the foregoing, if the Company’s ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under the Securities Act, the Company, at its option, may require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement. The Public Warrants will expire five years after the completion of an Initial Business Combination or earlier upon the Company’s redemption or liquidation.
The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the ordinary shares issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of an Initial Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the initial purchasers or such purchasers’ permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
The Company may redeem the Public Warrants:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon a minimum of 30 days’ prior written notice of redemption; and

•
if, and only if, the last reported closing price of the Company’s ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants at the time of redemption and a current prospectus relating to those ordinary shares is available throughout the 30-day trading period referred to above.
If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.
The exercise price and number of the ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete an Initial Business Combination within the Completion Window and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
The Company accounts for the 39,451,134 warrants issued in connection with the Public Offering (including 27,227,000 Public Warrants and 12,224,134 Private Placement Warrants) in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. Upon issuance of the derivative warrants the Company recorded a liability of $57,753,222 on the balance sheets.
The accounting treatment of derivative financial instruments requires that the Company record a derivative liability upon the closing of the Public Offering. Accordingly, the Company classifies each warrant as a liability at its fair value and the warrants will be allocated a portion of the proceeds from the issuance of the Units equal to its fair value determined by the Monte Carlo simulation up until separation for the Public Warrants (subsequent to separation, the public warrants will be valued using publicly available trading price) and a modified Black-Scholes model for the Private Placement Warrants. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statements of operations. The Company will reassess the classification at each balance sheet date. If the classification changes as a result of events during the period, the warrants will be reclassified as of the date of the event that causes the reclassification.
NOTE 9 — FAIR VALUE MEASUREMENTS
The Company follows the guidance in ASC 820, “Fair Value Measurement,” for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.
The following table presents information about the Company’s assets and liabilities that are measured at fair value at December 31, 2021, 2020 and 2019, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.
The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within liabilities on the balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the statement of operations.
Description	Level	December 31, 2021	December 31, 2020	December 31, 2019
Assets:
Marketable securities held in Trust Account	1	$817,356,537	$816,985,533	$—
Liabilities:
Warrant Liability — Private Placement Warrants	3	21,092,973	23,455,550	—
Warrant Liability — Public Warrants	1	34,850,560	51,186,760	—
Upon consummation of the Public Offering, the Company used a Monte Carlo simulation model to value the Public Warrants and a modified Black-Scholes model to value the Private Placement Warrants. At the initial measurement date, the Warrants were classified within Level 3 of the fair value hierarchy at the measurement dates due to the use of unobservable inputs.
As of both December 31, 2021 and 2020, the Public Warrants were valued using the publicly available price for the Warrant and are classified as Level 1 on the Fair Value Hierarchy. As of both December 31, 2021 and 2020, the Company used a modified Black-Scholes model to value the Private Placement Warrants. The Company relied upon the implied volatility of the Public Warrants and the closing share price at December 31, 2020 to estimate the volatility for the Private Placement Warrants. Significant increases (decreases) in the expected volatility in isolation would result in a significantly higher (lower) fair value measurement. As of both December 31, 2021 and 2020, the Private Placement Warrants were classified within Level 3 of the Fair Value Hierarchy at the measurement dates due to the use of unobservable inputs.

The table below provides a summary of the changes in fair value, including net transfers in and/or out, of all financial assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the years ended December 31, 2021 and 2020:
Fair Value Measurement Using Level 3 Inputs Total
Balance, December 31, 2019	$—
Derivative liabilities recorded on issuance of derivative warrants	57,753,222
Transfer to Level 1	(39,745,978)
Change in fair value of derivative liabilities	5,448,306
Balance, December 31, 2020	23,455,550
Change in fair value of derivative liabilities	(2,362,577)
Balance, December 31, 2021	$21,092,973
As of December 31, 2021 and 2020, the fair value of the derivative feature of the Private Placement Warrants was calculated using the following weighted average assumptions:
	December 31, 2021	December 31, 2020
Risk-free interest rate	1.31%	0.49%
Expected life of grants	5.5 years	5.9 years
Expected volatility of underlying shares	18.0%	10.0 – 30.0%
Dividends	0.0%	0%
As of December 31, 2021 and 2020, the derivative warrant liability was $55,943,533 and $74,642,310, respectively. In addition, for the years ended December 31, 2021 and 2020, the Company recorded a gain of $18,698,777 and loss of $(16,889,088), respectively, on the change in fair value of the derivative warrant liabilities on the statements of operations. During 2020, the Company charged $328,959 to additional paid in capital for the excess of proceeds received over fair value of Private Placement Warrant liabilities.
NOTE 10 — SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required recognition or disclosure in the financial statements.

GLOBAL BUSINESS TRAVEL GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(in $ millions except share and per share data)	June 30, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$446	$516
Accounts receivable (net of allowances for doubtful accounts of $7 and $4 as of June 30, 2022 and December 31, 2021, respectively)	688	381
Due from affiliates	33	18
Prepaid expenses and other current assets	117	137
Total current assets	1,284	1,052
Property and equipment, net	210	216
Equity method investments	14	17
Goodwill	1,312	1,358
Other intangible assets, net	682	746
Operating lease right-of-use assets	48	59
Deferred tax assets	267	282
Other non-current assets	34	41
Total assets	$3,851	$3,771
Liabilities, preferred shares, and stockholders’ equity
Current liabilities:
Accounts payable	$274	$137
Due to affiliates	40	41
Accrued expenses and other current liabilities	441	519
Current portion of operating lease liabilities	19	21
Current portion of long-term debt	3	3
Total current liabilities	777	721
Long-term debt, net of unamortized debt discount and debt issuance costs	1,218	1,020
Deferred tax liabilities	115	119
Pension liabilities	280	333
Long-term operating lease liabilities	49	61
Earnouts and warrants derivative liabilities	121	—
Other non-current liabilities	25	23
Total liabilities	2,585	2,277
Commitments and Contingencies (see note 12)
Preferred shares (par value €0.00001; 3,000,000 shares authorized; 1,500,000 shares issued and outstanding as of December 31, 2021)	—	160
Stockholders’ equity:
Voting ordinary shares (par value €0.00001; 40,000,000 shares authorized; 36,000,000 shares issued and outstanding as of December 31, 2021)	—	—
Non-Voting ordinary shares (par value €0.00001; 15,000,000 shares authorized; 8,413,972 shares issued and outstanding as of December 31, 2021)	—	—
Profit Shares (par value €0.00001; 800,000 shares authorized, issued and outstanding as of December 31, 2021)	—	—
Class A common stock (par value $0.0001; 3,000,000,000 shares authorized; 56,945,033 shares issued and outstanding as of June 30, 2022)	—	—
Class B common stock (par value $0.0001; 3,000,000,000 shares authorized; 394,448,481 shares issued and outstanding as of June 30, 2022)	—	—
Additional paid-in capital	244	2,560
Accumulated deficit	(128)	(1,065)
Accumulated other comprehensive loss	(30)	(162)
Total equity of the Company’s stockholders	86	1,333
Equity attributable to noncontrolling interest in subsidiaries	1,180	1
Total stockholders’ equity	1,266	1,334
Total liabilities, preferred shares, and stockholders’ equity	$3,851	$3,771
See notes to consolidated financial statements

GLOBAL BUSINESS TRAVEL GROUP, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)
	Three months ended June 30,		Six months ended June 30,
(in $ millions, except share and per share data)	2022	2021	2022	2021
Revenue	$486	$153	$836	$279
Costs and expenses:
Cost of revenue (excluding depreciation and amortization shown separately below)	199	95	372	177
Sales and marketing	82	45	154	88
Technology and content	95	59	185	116
General and administrative	89	41	154	80
Restructuring charges	(5)	(9)	(3)	(9)
Depreciation and amortization	45	36	89	70
Total operating expenses	505	267	951	522
Operating loss	(19)	(114)	(115)	(243)
Interest expense	(24)	(13)	(43)	(24)
Fair value movement on earnouts and warrants derivative liabilities	36	—	36	—
Other income, net	2	—	2	5
Loss before income taxes and share of losses from equity method investments	(5)	(127)	(120)	(262)
Benefit from income taxes	4	73	29	95
Share of losses from equity method investments	(1)	(1)	(2)	(2)
Net loss	(2)	(55)	(93)	(169)
Less: Net loss attributable to non-controlling interests in subsidiaries	(23)	(55)	(114)	(169)
Net income attributable to the Company’s Class A common stockholders	$21	$—	$21	$—
Basic earnings per share attributable to the Company’s Class A common stockholders	$0.44		$0.44
Weighted average number of shares outstanding – Basic	48,867,969		48,867,969
Diluted loss per share attributable to the Company’s Class A common stockholders	$—		$(0.21)
Weighted average number of shares outstanding – Diluted	444,320,221		444,320,221
See notes to consolidated financial statements

GLOBAL BUSINESS TRAVEL GROUP, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Unaudited)
	Three months ended June 30,		Six months ended June 30,
(in $ millions)	2022	2021	2022	2021
Net loss	$(2)	$(55)	$(93)	$(169)
Other comprehensive (loss) income, net of tax:
Change in currency translation adjustments, net of tax	(74)	7	(90)	(2)
Unrealized gains on cash flow hedge, net of tax	4	—	13	—
Amortization of actuarial loss and prior service cost in net periodic pension cost	1	—	1	—
Other comprehensive (loss) income, net of tax	(69)	7	(76)	(2)
Comprehensive loss	(71)	(48)	(169)	(171)
Less: Comprehensive loss attributable to non-controlling interests in subsidiaries	(88)	(48)	(186)	(171)
Comprehensive income attributable to the Company’s Class A common stockholders	17	—	17	—
See notes to consolidated financial statements

GLOBAL BUSINESS TRAVEL GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Six months ended June 30,
(in $ millions)	2022	2021
Operating activities:
Net loss	$(93)	$(169)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	89	70
Deferred tax benefit	(31)	(97)
Equity-based compensation	8	1
Provision for (release of) allowance for doubtful accounts	1	(4)
Share of losses from equity-method investments	2	2
Amortization of debt discount and debt issuance costs	2	2
Fair value movements on earnouts and warrants derivative liabilities	(36)	—
Other non-cash	—	(3)
Pension contributions	(19)	(12)
Proceeds from termination of interest rate swap derivative contract	23	—
Changes in working capital, net of effects from acquisition
Accounts receivables	(346)	(28)
Prepaid expenses and other current assets	(8)	44
Due from affiliates	(15)	7
Due to affiliates	—	4
Accounts payable, accrued expenses and other current liabilities	114	(53)
Net cash used in operating activities	(309)	(236)
Investing activities:
Purchase of property and equipment	(42)	(18)
Business acquisition, net of cash acquired	—	(53)
Net cash used in investing activities	(42)	(71)
Financing activities:
Proceeds from reverse recapitalization, net	269	—
Redemption of preference shares	(168)	—
Proceeds from issuance of preferred shares	—	100
Proceeds from senior secured term loans	200	100
Repayment of senior secured term loans	(1)	(4)
Repayment of finance lease obligations	(2)	(2)
Payment of lender fees and issuance costs for senior secured term loans facilities	—	(6)
Capital distributions to stockholders	—	(1)
Net cash from financing activities	298	187
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(16)	(1)
Net decrease in cash, cash equivalents and restricted cash	(69)	(121)
Cash, cash equivalents and restricted cash, beginning of period	525	593
Cash, cash equivalents and restricted cash, end of period	$456	$472
Supplemental cash flow information:
Cash (received) paid for income taxes (net of refunds)	$(1)	$1
Cash paid for interest (net of interest received)	$38	$20
Dividend accrued on preferred shares	$8	$2
Non-cash additions for operating lease right-of-use assets	$—	$11
Cash, cash equivalents and restricted cash consist of:
	As of
(in $ millions)	June 30, 2022	December 31, 2021
Cash and cash equivalents	$446	$516
Restricted cash (included in other non-current assets)	10	9
Cash, cash equivalents and restricted cash	$456	$525
See notes to consolidated financial statements

GLOBAL BUSINESS TRAVEL GROUP, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN TOTAL STOCKHOLDERS’ EQUITY
(Unaudited)
	Voting ordinary shares		Non-Voting ordinary shares		Profit shares		Class A common stock		Class B common stock		Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive loss	Total equity of the Company’s stockholders	Equity attributable to non-controlling interest in subsidiaries	Total stockholders’ equity
	Number	Amount	Number	Amount	Number	Amount	Number	Amount	Number	Amount
Balance as of December 31, 2021	36,000,000	—	8,413,972	—	800,000	—	—	—	—	—	2,560	(1,065)	(162)	1,333	1	1,334
Dividend on preferred shares (see note 17)	—	—	—	—	—	—	—	—	—	—	(5)	—	—	(5)	—	(5)
Equity-based compensation	—	—	—	—	—	—	—	—	—	—	3	—	—	3	—	3
Other comprehensive loss, net of tax	—	—	—	—	—	—	—	—	—	—	—	—	(7)	(7)	—	(7)
Net loss	—	—	—	—	—	—	—	—	—	—	—	(91)	—	(91)	—	(91)
Balance as of March 31, 2022	36,000,000	—	8,413,972	—	800,000	—	—	—	—	—	2,558	(1,156)	(169)	1,233	1	1,234
Dividend on preferred shares (see note 17)	—	—	—	—	—	—	—	—	—	—	(3)	—	—	(3)	—	(3)
Equity-based compensation prior to reverse recapitalization	—	—	—	—	—	—	—	—	—	—	2	—	—	2	—	2
Additional shares issued to Expedia (see notes 7 and 8)	—	—	59,111	—	—	—	—	—	—	—	6	—	—	6	—	6
Net loss prior to reverse recapitalization	—	—	—	—	—	—	—	—	—	—	—	(30)	—	(30)	—	(30)
Other comprehensive loss, net of tax, prior to reverse recapitalization	—	—	—	—	—	—	—	—	—	—	—	—	(40)	(40)	—	(40)
Reverse recapitalization, net (see note 6)	(36,000,000)	—	(8,473,083)	—	(800,000)	—	56,945,033	—	394,448,481	—	(2,322)	1,037	183	(1,102)	1,197	95
Equity-based compensation after the reverse recapitalization	—	—	—	—	—	—	—	—	—	—	3	—	—	3	—	3
Net income after the reverse recapitalization	—	—	—	—	—	—	—	—	—	—	—	21	—	21	7	28
Other comprehensive loss, net of tax, after the reverse recapitalization	—	—	—	—	—	—	—	—	—	—	—	—	(4)	(4)	(25)	(29)
Balance as of June 30, 2022	—	—	—	—	—	—	56,945,033	—	394,448,481	—	244	(128)	(30)	86	1,180	1,266
	Voting ordinary shares		Non-Voting ordinary shares		Profit shares		Class A common stock		Class B common stock		Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive loss	Total equity of the Company’s stockholders	Equity attributable to non-controlling interest in subsidiaries	Total stockholders’ equity
	Number	Amount	Number	Amount	Number	Amount	Number	Amount	Number	Amount
Balance as of December 31, 2020	36,000,000	—	8,413,972	—	800,000	—	—	—	—	—	1,752	(592)	(179)	981	3	984
Other comprehensive loss, net of tax	—	—	—	—	—	—	—	—	—	—	—	—	(9)	(9)	—	(9)
Net loss	—	—	—	—	—	—	—	—	—	—	—	(114)	—	(114)	—	(114)
Balance as of March 31, 2021	36,000,000	—	8,413,972	—	800,000	—	—	—	—	—	1,752	(706)	(188)	858	3	861
Dividend on preferred shares (see note 17)	—	—	—	—	—	—	—	—	—	—	(2)	—	—	(2)	—	(2)
Equity-based compensation	—	—	—	—	—	—	—	—	—	—	1	—	—	1	—	1
Net loss	—	—	—	—	—	—	—	—	—	—	—	(54)	—	(54)	(1)	(55)
Other comprehensive income, net of tax,	—	—	—	—	—	—	—	—	—	—	—	—	7	7	—	7
Balance as of June 30, 2021	36,000,000	—	8,413,972	—	800,000	—	—	—	—	—	1,751	(760)	(181)	810	2	812

GLOBAL BUSINESS TRAVEL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(1)
Business Description and Basis of Presentation

Global Business Travel Group, Inc. (“GBTG”), and its consolidated subsidiaries, including GBT JerseyCo Limited, (“GBT JerseyCo”, and all together the “Company”) is a leading platform serving travel for business purposes and provides a full suite of differentiated, technology-enabled solutions to business travelers and corporate clients, suppliers of travel content (such as airlines, hotels, ground transportation and aggregators) and third-party travel agencies. The Company manages end-to-end logistics of corporate travel and provides a link between businesses, their employees, travel suppliers and other industry participants.
On December 2, 2021, GBT JerseyCo entered into a definitive business combination agreement (“Business Combination Agreement”) with Apollo Strategic Growth Capital (“APSG”), a special purpose acquisition company, listed on the New York Stock Exchange (the “Business Combination”). The Business Combination closed on May 27, 2022 upon satisfaction of the closing conditions provided in the Business Combination Agreement. Upon closing of the Business Combination, APSG was renamed as “Global Business Travel Group, Inc.” and GBT JerseyCo became a direct subsidiary of GBTG. GBTG is a Delaware corporation and tax resident in the United States of America (“U.S.”). GBTG conducts its business through GBT JerseyCo in an umbrella partnership-C corporation structure (“Up-C structure”), which is tax resident in the United Kingdom (“U.K.”).
The Business Combination was accounted for as a reverse recapitalization. Accordingly, no assets or liabilities were measured at fair value, and no goodwill or other intangible assets were recognized as a result of the Business Combination (see note 6 — Reverse Recapitalization).
GBT JerseyCo was incorporated on November 28, 2019 under the Companies (Jersey) Law 1991 and prior to the Business Combination operated as a joint venture with American Express Travel Holdings Netherlands Coöperatief U.A. (“Amex Coop”), a resident of the Netherlands, Juweel Investors (SPC) Limited (a successor entity of Juweel Investors Limited) (“Juweel”), a resident of Cayman Islands and EG Corporate Travel Holdings LLC (“Expedia”) (collectively, with Amex Coop and Juweel the “Continuing JerseyCo Owners”).
The Company has one reportable segment.
Impact of COVID-19
Since March 2020, the outbreak of the novel strain of the coronavirus, COVID-19 (“COVID-19”) severely restricted the level of economic activity around the world and had an unprecedented effect on the global travel industry. Government measures implemented to contain the spread of COVID-19, such as imposing restrictions on travel and business operations and advising or requiring individuals to limit or forgo time outside of their homes, limited business travel significantly below 2019 levels.
While many countries have vaccinated a reasonable proportion of their population, the rate and pace of vaccination globally, the severity and duration of resurgence, as well as uncertainty over the efficacy of the vaccines against new variants of the virus, may contribute to delays in economic recovery. Overall, the ultimate impact and duration of the COVID-19 pandemic remains uncertain and will depend upon future developments, which are difficult to predict.
However, with the spread of the virus now being contained to varying degrees in certain countries during different times, travel restrictions have been lifted and clients have become more comfortable traveling, particularly to domestic locations. This has led to a moderation of the more severe declines in business travel bookings experienced at certain points since the pandemic began. Despite the continued negative impact of the COVID-19 pandemic on the Company’s business, the Company has seen improvement in its transaction volume starting the second half of 2021 and continuing into the first half of 2022 as COVID-19 vaccines continued to be administered and some travel restrictions relaxed. The global travel activity has since shown a recovery trend, but remained below 2019 levels. The Company incurred a net loss

GLOBAL BUSINESS TRAVEL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
of $93 million and had cash outflows from operations of $309 million during the six months ended June 30, 2022 compared to a net loss of $169 million and cash outflows from operations of $236 million during the six months ended June 30, 2021.
The Company believes its liquidity is important given limited ability to predict its future financial performance due to the uncertainty associated with the COVID-19 pandemic. Since March 2020, the Company has taken several measures to preserve its liquidity, including initiating a business response plan to the COVID-19 pandemic (voluntary and involuntary redundancies, flexible workings, mandatory pay reductions, consolidating facilities, etc.), entered into several financial transactions, including several debt financing / refinancing transactions and the recent consummation of the Business Combination and continues to explore other capital market transactions to improve liquidity and/or expand its business operations.
Based on the financial mitigation measures taken and available funding capacity, along with cash from its operations, the Company believes it has adequate liquidity to meet the future operating, investing and financing needs of the business for a minimum period of twelve months.
Basis of Presentation
The Company’s consolidated financial statements include the accounts of GBTG, GBT JerseyCo’s wholly-owned subsidiaries and entities controlled by GBTG. There are no entities that have been consolidated due to control through operating agreements, financing agreements or as the primary beneficiary of a variable interest entity. The Company reports the non-controlling ownership interests in subsidiaries that are held by third-party owners as equity attributable to non-controlling interests in subsidiaries on the consolidated balance sheets. The portion of income or loss attributable to third-party owners for the reporting periods is reported as net income (loss) attributable to non-controlling interests in subsidiaries on the consolidated statements of operations. The Company has eliminated intercompany transactions and balances in its consolidated financial statements.
For the periods prior to the Business Combination, the consolidated financial statements of the Company comprise the accounts of GBT JerseyCo and its wholly-owned subsidiaries. All intercompany accounts and transactions among GBT JerseyCo and its consolidated subsidiaries were eliminated.
The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial reporting. As such, certain notes or other information that are normally required by U.S. GAAP have been omitted if they substantially duplicate the disclosures contained in the Company’s annual audited consolidated financial statements. These interim unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes for the year ended December 31, 2021, which are included in the Company’s Registration Statement on Form S-1 as originally filed on June 21, 2022, and declared effective on August 5, 2022 (“Registration Statement”). The Company has included all normal recurring items and adjustments necessary for a fair presentation of the results of the interim period. The Company’s interim unaudited consolidated financial statements are not necessarily indicative of results that may be expected for any other interim period or for the full year.
Use of Estimates
The preparation of consolidated financial statements in conformity with U.S. GAAP requires estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures in the consolidated financial statements and accompanying notes. Estimates are used for, but not limited to, supplier revenue, collectability of receivables, depreciable lives of property and equipment, acquisition purchase price allocations including valuation of acquired intangible assets and goodwill, equity-based compensation, valuation of operating lease right-of-use (“ROU”) assets, impairment of goodwill, other intangible assets, long-lived assets and investments in equity method investments, valuation allowances

GLOBAL BUSINESS TRAVEL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
on deferred income taxes, valuation of pensions, interest rate swaps, warrants and Earnout Shares (discussed below) and contingencies. Actual results could differ materially from those estimates.
The COVID-19 pandemic has created and may continue to create significant uncertainty in macroeconomic conditions, which may cause further business disruptions and adversely impact the Company’s results of operations. As a result, many of the Company’s estimates and assumptions require increased judgment. As events continue to evolve and additional information becomes available, the Company’s estimates may change materially in future periods.
(2)
Summary of Significant Accounting Policies

Warrant Instruments and Earnout Shares Liabilities
The Company accounts for its (i) public and privately issued warrants (see note 14 — Warrants) and (ii) substantially all of the Earnout Shares (see note 15 — Earnout Shares) in accordance with the guidance contained in ASC 815, “Derivatives and Hedging,” (“ASC 815”) whereby under that provision the warrants and Earnout Shares do not meet the criteria for equity treatment and are recorded as liabilities. Accordingly, the Company classifies the warrants and Earnout Shares as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The Company remeasures the warrant liability and Earnout Shares liability at each balance sheet date and any change in the fair value is recognized in the Company’s consolidated statement of operations. These liabilities will be remeasured until the warrants are exercised or expire or until Earnout Shares are no longer contingent.
The fair value of warrants are determined using a market price for the public warrants and Black-Scholes model for the private warrants. The Black-Scholes model utilizes inputs and other assumptions and may not be reflective of the price at which they can be settled. The balance sheet classification of warrant liability is also subject to re-evaluation at each reporting period. As of June 30, 2022, the public warrants were valued using the publicly available price for such warrants and were categorized as level 1 on the fair value hierarchy. As of June 30, 2022, the Company utilized a Black-Scholes model to value the private warrants and categorized such warrants as level 3 on the fair value hierarchy (see note 20 — Fair Value Measurements).
The fair value of Earnout Shares was determined using Monte Carlo valuation method and were categorized as level 3 on the fair value hierarchy (see note 20 — Fair Value Measurements).
Recently Adopted Accounting Pronouncements
Income Taxes
In December 2019, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2019-12, “Income taxes (Topic 740): Simplifying the Accounting for Income Taxes” that amends the guidance to simplify accounting for income taxes, including elimination of certain exceptions in current guidance related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period, and the recognition of deferred tax liabilities for outside basis differences, ownership changes in investments (changes from a subsidiary to equity method investments and vice versa), etc. The Company adopted this guidance on January 1, 2022 and there was no material impact on the Company’s consolidated financial statements upon the adoption of this guidance.
Freestanding Equity-Classified Written Call Options
In May 2021, the FASB issued ASU No. 2021-04, “Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options” which provides a principles-based framework for issuers to account for a modification or exchange of freestanding equity-classified written call options. The new guidance clarifies that to the extent applicable, issuers should first reference other accounting principles to account for the effect of a modification. If other accounting principles are not

GLOBAL BUSINESS TRAVEL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
applicable, the guidance clarifies whether to account for the modification or exchange as (1) an adjustment to equity, with the related earnings per share implications, or (2) an expense, and if so, the manner and pattern of recognition. The accounting depends on the substance of the transaction, such as whether the modification or exchange is the result of raising equity, a financing transaction, or some other event. The Company adopted this guidance on January 1, 2022 and there was no material impact on the Company’s consolidated financial statements upon the adoption of this guidance.
Disclosures about Government Assistance
In November 2021, the FASB issued ASU No. 2021-10, “Disclosures by Business Entities about Government Assistance” which provides for disclosures by business entities about government assistance. The amendments in this update require disclosures about transactions with a government that have been accounted for by analogizing to a grant or contribution accounting model to increase transparency about (1) the nature and types of transactions, (2) the accounting for the transactions, and (3) the effect of the transactions on an entity’s financial statements. The guidance is effective for the Company for annual periods beginning after December 15, 2021, with early application permitted, and can be applied either prospectively or retrospectively. The Company adopted this guidance on January 1, 2022 and there was no material impact on the Company’s consolidated financial statements upon the adoption of this guidance.
Governments of multiple countries extended several programs to help businesses during the COVID-19 pandemic through loans, wage subsidies, tax relief or deferrals and other financial aid. The Company has participated in several of these government programs. A substantial portion of these government support payments were to ensure that the Company continues to pay and maintain the employees on its payroll and does not make them redundant as the demand for travel services significantly reduced due to the COVID -19 pandemic. During the three months ended June 30, 2022 and 2021, the Company recognized in its consolidated statements of operations government grants and other assistance benefits for salaries and wages (mainly furlough support payments) of $1 million and $17 million, respectively, as a reduction of expenses. During the six months ended June 30, 2022 and 2021, the Company recognized in its consolidated statements of operations government grants and other assistance benefits for salaries and wages (mainly furlough support payments) of $7 million and $43 million, respectively, as a reduction of expenses. As of June 30, 2022 and December 31, 2021, the Company had a receivable of $0 and $6 million, respectively, in relation to such government grants, that is included in the accounts receivable balance in the consolidated balance sheets. These relate to payments that are expected to be received under the government programs where the Company has met the qualifying requirements and it is probable that payments will be received.
Accounting Pronouncements — Not Yet Adopted
Credit Losses
In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”, a new guidance on the measurement of credit losses for financial assets measured at amortized cost, which includes accounts receivable. The new guidance replaces the existing incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. The adoption date of this guidance was subsequently deferred by one year and is now effective for the Company for annual periods commencing with fiscal year 2023, including each interim period therein. The Company is currently evaluating the impact of the adoption of the guidance on its consolidated financial statements.
Reference rate reforms
In March 2020, the FASB issued ASU No. 2020-04, “Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting.” This ASU provides expedients and exceptions to existing guidance on contract modifications and hedge accounting that is optional to facilitate the

GLOBAL BUSINESS TRAVEL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
market transition from a reference rate, including the London Interbank Offered Rate (“LIBOR”) expected to be discontinued because of reference rate reform, to a new reference rate. The provisions of this ASU would impact contract modifications and other changes that occur while LIBOR is phased out. The guidance is effective upon issuance and generally can be applied to applicable contract modifications through December 31, 2022. The Company is in the process of evaluating the optional relief guidance provided within this ASU and is also reviewing its debt and hedging instruments that utilize LIBOR as the reference rate. The Company will continue to evaluate and monitor developments and its assessment of this guidance during the LIBOR transition period.
Contracts with Customers Acquired in a Business Combination
In October 2021, the FASB issued ASU No. 2021-08, “Accounting for Contract Assets and Contract Liabilities from Contracts with Customers” to add contract assets and contract liabilities acquired in a business combination to the list of exceptions to the recognition and measurement principles that apply to business combinations and to require that an entity (acquirer) recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with the revenue recognition guidance. This updated guidance amends the current business combination guidance where an acquirer generally recognizes such items at fair value on the acquisition date. The guidance is effective for the Company commencing with fiscal year 2023, including each interim period therein, and is to be applied prospectively to all business combinations that occur on or after the date of initial application. The Company is currently evaluating the impact of the adoption of the guidance on its consolidated financial statements.
(3)
Revenue from Contracts with Customers

The Company disaggregates revenue based on (i) Travel Revenue which include all revenue relating to servicing a transaction, which can be air, hotel, car rental, rail or other travel-related booking or reservation and (ii) Product and Professional Services Revenue which include all revenue relating to using the Company’s platform, products and value-added services. The following table presents the Company’s disaggregated revenue by nature of service. Sales and usage-based taxes are excluded from revenue.
	Three months ended June 30,		Six months ended June 30,
(in $ millions)	2022	2021	2022	2021
Travel revenue	$388	$79	$645	$141
Products and professional services revenue	98	74	191	138
Total revenue	$486	$153	$836	$279
Payments from customers are generally received within 30 – 60 days of invoicing or from their contractual date agreed under the terms of contract.
Contract Balances
Contract assets represent the Company’s right to consideration in exchange for services transferred to a customer when that right is conditioned on the Company’s future performance obligations. Contract liabilities represent the Company’s obligation to transfer services to a customer for which the Company has received consideration (or the amount is due) from the customer.

GLOBAL BUSINESS TRAVEL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
The opening and closing balances of the Company’s accounts receivables, net, and contract liabilities are as follows:
	Accounts receivables, net(1)	Contract liabilities	Contract liabilities
(in $ millions)		Client incentives, net (non-current)	Deferred revenue (current)
Balance as of June 30, 2022	$688	$6	$24
Balance as of December 31, 2021	$375	$3	$18

(1)
Accounts receivables, net, exclude balances not related to contracts with customers.

Deferred revenue is recorded when a performance obligation has not been satisfied but an invoice has been raised. Cash payments received from customers in advance of the Company completing its performance obligations are included in deferred revenue in the Company’s consolidated balance sheets. The Company generally expects to complete its performance obligations under the contracts within one year. During the six months ended June 30, 2022, the cash payments received or due in advance of the satisfaction of the Company’s performance obligations were offset by $8 million of revenue recognized that was included in the deferred revenue balance as of December 31, 2021.
Remaining Performance Obligations
As of June 30, 2022, the aggregate amount of the transaction price allocated to the Company’s remaining performance obligations was approximately $25 million, which the Company expects to recognize as revenue as performance obligations are satisfied over the next 18 months.
The Company does not disclose the value of unsatisfied performance obligations for contracts with an original expected term of one year or less.
(4)
Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of:
	As of
(in $ millions)	June 30, 2022	December 31, 2021
Prepaid operating expenses	$49	$42
Income tax receivable / prepayments	30	32
Deferred offering costs	—	21
Value added and similar taxes receivables	15	11
Other prepayments and receivables	23	31
Prepaid expenses and other current assets	$117	$137

GLOBAL BUSINESS TRAVEL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(5)
Property and Equipment, Net

Property and Equipment consist of:
	As of
(in $ millions)	June 30, 2022	December 31, 2021
Capitalized software for internal use	$314	$304
Computer equipment	74	65
Leasehold improvements	51	52
Furniture, fixtures and other equipment	6	6
Capital projects in progress	22	9
	467	436
Less: accumulated depreciation and amortization	(257)	(220)
Property and equipment, net	$210	$216
Depreciation and amortization expense related to fixed assets was $22 million and $43 million for the three and six months ended June 30, 2022, respectively, and $20 million and $39 million for the three and six months ended June 30, 2021, respectively. Depreciation and amortization expense includes amortization related to capitalized software development costs amounting to $15 million and $12 million for the three months ended June 30, 2022 and 2021, respectively, and $29 million and $25 million for the six months ended June 30, 2022 and 2021, respectively.
(6)
Reverse Recapitalization

Pursuant to the Business Combination Agreement, among other things, (i) GBTG acquired 100% voting interest and an approximately 13% equity interest in GBT JerseyCo, (ii) GBT JerseyCo became jointly-owned by GBTG, Amex Coop, Juweel and Expedia and (iii) GBT JerseyCo serves as the operating partnership as part of an Up-C structure.
On December 2, 2021, concurrent with the execution of the Business Combination Agreement, GBTG also entered into subscription agreements with certain private investors (“PIPE Investors”), pursuant to which the PIPE Investors collectively subscribed for 33.5 million shares of the Company’s Class A common stock for an aggregate purchase price equal to $335 million (the “PIPE Investment”), including $2 million subscribed by entities related to APSG. The PIPE Investment was consummated concurrently with the closing of the Business Combination on May 27, 2022, generating proceeds of $323.5 million from PIPE Investment. The gross proceeds received upon closing of the transaction was $365 million, which included $42 million of cash remaining, net of redemptions, from GBTG’s (formerly APSG) initial public offering.
The Business Combination was treated as a reverse recapitalization transaction, whereby GBT JerseyCo was considered the accounting acquirer in the transaction and the predecessor entity of GBTG and therefore recognized the carrying value of the net assets of GBTG as an equity contribution with no incremental goodwill or intangible assets recognized.
In connection with the consummation of the Business Combination/immediately upon the Business Combination, the following occurred:
•
GBTG holds all the A ordinary shares of GBT JerseyCo — which carry both voting and economic interest rights. The Continuing JerseyCo Owners hold all the B ordinary shares of GBT JerseyCo — which carry no voting rights, but only economic rights.

•
The Continuing JerseyCo Owners hold Class B common stock in GBTG, in equal number as their shares in GBT JerseyCo, which carry no economic interest but only voting interest.

GLOBAL BUSINESS TRAVEL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
•
GBTG’s Class A common stock, which is equal in number of the GBT JerseyCo’s A ordinary shares, is held by public and the PIPE Investors.

•
GBT JerseyCo MIP Options and incentive plans were converted to GBTG MIP Options and equity compensation plan, with no change in any terms and conditions of grant/vesting/exercise.

•
The Continuing JerseyCo Owners and holders of GBT JerseyCo’s MIP Options were granted C ordinary shares of GBT JerseyCo that have no voting or economic interest and will be converted either to (i) GBTG’s Class B common stock and GBT JerseyCo’s B ordinary shares (for Continuing JerseyCo Owners) or (ii) GBTG’s Class A common stock (for GBT JerseyCo’s MIP Option holders) upon GBTG’s Class A common stock meeting certain price thresholds over a certain period of time. Further, certain of GBTG’s Class A common stock are subject to forfeitures and surrender/cancellations for no consideration if GBTG’s Class A common stock does not meet certain price thresholds over a certain period of time. All such shares are referred to as (“Earnout Shares”)

•
The outstanding warrants of APSG converted to those of GBTG on the same terms and conditions as existed prior to the closing of the Business Combination Agreement.

•
All the Business Combination transaction costs were paid out from the proceeds of the PIPE Investments or cash invested by GBTG in GBT JerseyCo or by GBT JerseyCo.

•
GBT JerseyCo repaid all of its outstanding amount of preferred shares including dividends accrued thereon from the proceeds of Business Combination.

•
GBTG, GBT JerseyCo and the Continuing JerseyCo Owners entered into an Exchange Agreement (the “Exchange Agreement”) which provides Continuing JerseyCo Owners right to exchange their B ordinary shares in GBT JerseyCo for Class A common stock of GBTG on a one-for-one basis, with surrender and cancellation of Class B common stock held by them in GBTG. Alternatively, if approved by the “Exchange Committee” (comprising of disinterested and independent board of directors of GBTG), such B ordinary shares can be settled in cash.

At the time of the closing of the Business Combination Agreement and as of June 30, 2022, there were 56,945,033 shares of Class A common stock and 394,448,481 shares of Class B common stock of GBTG that were outstanding. The number of shares of Class B common stock outstanding corresponds to the number of B ordinary shares held by Continuing JerseyCo Owners in GBT JerseyCo which represents the non-controlling ownership interests in the Company.
Concurrently with the Closing, the Company entered into certain other related agreements which are discussed further in note 17 — Stockholders’ Equity and note 21 — Related Party Transactions.
(7)
Business Acquisitions

There was no business acquisition during the six months ended June 30, 2022.
Acquisition of Ovation Group
On January 21, 2021, the Company, through its wholly-owned subsidiary, GBT US LLC, acquired all of the outstanding shares of Ovation Travel, LLC, (along with its subsidiaries, the “Ovation Group”) for a total cash purchase consideration of $57 million (including approximately $4 million of deferred consideration), net of cash acquired. The results of Ovation Group’s operations have been included in the consolidated financial statements of the Company since the date of its acquisition.
The terms of the acquisition included contingent consideration of approximately $4 million and is subject to the continued employment of certain Ovation employees for a specified duration of employment as set out under the business purchase agreement. The Company accrues for this expense as compensation expense.

GLOBAL BUSINESS TRAVEL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
The fair value of the acquisition was allocated primarily to goodwill of $36 million, amortizing intangible assets of $29 million (corporate client relationships of $25 million and Tradenames of $4 million) and net liabilities assumed of $8 million. Goodwill generated from the acquisition is attributable to acquired workforce and expected synergies from centralized management and future growth. The acquired corporate client relationships and tradenames are being amortized over their estimated useful lives of 10 years and 5 years, respectively. The Company incurred $3 million in acquisition related costs which was expensed as incurred.
The amount of revenue and net loss of the Ovation Group since the acquisition date included in the consolidated statements of operations for the three months ended June 30, 2021 was $5 million and $5 million respectively and for the six months period ended June 30, 2021 was $7 million and $9 million, respectively. Assuming an acquisition date of January 1, 2020, the unaudited pro forma revenue and net loss of the Company for the three and six months ended June 30, 2021 would not have been materially different to the amount of revenue and net loss presented in the consolidated statements of operations for the three and six months ended June 30, 2021. The pro forma financial information adjusts for the effects of material business combination items primarily related to amortization of acquired intangible assets and the corresponding income tax effects.
Acquisition of Egencia
On November 1, 2021, the Company completed its acquisition of Egencia, a business-to-business digital travel management company serving corporate clients, from an affiliate of Expedia, Inc., EG Corporate Travel Holdings LLC (“Expedia”). As purchase consideration for this acquisition, the Company issued 8,413,972 non-voting ordinary shares, fair value of which was determined to be $816 million. As a result, Expedia became an indirect holder of non-voting ordinary shares of GBT JerseyCo, which then represented approximately 19% of GBT JerseyCo’s equity interests, excluding GBT JerseyCo’s preferred shares, Profit Shares, MIP Options and MIP Shares. This value was determined on the basis of the estimated total enterprise value of GBT JerseyCo (post acquisition of Egencia) and calculated based on a multiple of Adjusted EBITDA. During the three months ended June 30, 2022, the Company finalized the working capital adjustments related to this acquisition, which resulted in an adjustment of $6 million payable by the Company and in relation to which the Company issued additional 59,111 non-voting ordinary shares to Expedia.
Pursuant to the reverse recapitalization discussed in note 6 above, all non-voting ordinary shares issued to Expedia, were redeemed and cancelled by GBT JerseyCo and Expedia received B ordinary shares from GBT JerseyCo, and an equal number of Class B common stock from GBTG as calculated using the exchange ratio as was used to convert the then existing GBT JerseyCo shares to new class of shares under the Business Combination.
The acquisition of Egencia will complement the Company’s existing business and is expected to further accelerate its growth strategy in the small-to-medium-sized enterprise sector. The Company’s preliminary purchase price allocation is based on information that is currently available. The preliminary purchase price allocations are subject to further analysis of tax accounts, including deferred tax assets and liabilities.
The financial results of Egencia have been included in the Company’s consolidated financial statements since the date of its acquisition. The amount of revenue and net loss of the Egencia business for the three months ended June 30, 2022 were $107 million and $6 million, respectively and for the six months ended June 30, 2022 were $173 million and $34 million, respectively.
Assuming an acquisition date of January 1, 2020, the unaudited pro forma revenue and net loss of the Company for the three months ended June 30, 2021 would have been $186 million and $125 million, respectively, and for the six months ended June 30, 2021 would have been $334 million and $326 million, respectively.

GLOBAL BUSINESS TRAVEL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(8)
Goodwill and Other Intangible Assets, Net

The following table sets forth changes in goodwill during the six months ended June 30, 2022:
(in $ millions)	Amount
Balance as of December 31, 2021	$1,358
Egencia acquisition adjustments(1)	7
Currency translation adjustments	(53)
Balance as of June 30, 2022	$1,312

(1)
Includes adjustment of $6 million related to additional shares issued to Expedia upon finalization of working capital adjustments.

There were no goodwill impairment losses recorded for the three and six months ended June 30, 2022 and 2021 and there are no accumulated goodwill impairment losses as of June 30, 2022.
The following table sets forth the Company’s other intangible assets with definite lives as of June 30, 2022 and December 31, 2021:
	June 30, 2022			December 31, 2021
(in $ millions)	Cost	Accumulated depreciation	Net	Cost	Accumulated depreciation	Net
Trademarks/tradenames	$115	$(65)	$50	$115	$(62)	$53
Corporate client relationships	815	(237)	578	815	(189)	626
Supplier relationship	254	(201)	53	254	(188)	66
Travel partner network	4	(3)	1	4	(3)	1
Other intangible assets	$1,188	$(506)	$682	$1,188	$(442)	$746
Amortization expense relating to definite-lived intangibles was $23 million and $46 million for the three and six months ended June 30, 2022, respectively, and $16 million and $31 million for the three and six months ended June 30, 2021, respectively, which is included in depreciation and amortization in the consolidated statements of operations.
(9)
Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of:
	As of
(in $ millions)	June 30, 2022	December 31, 2021
Accrued payroll and related costs	$165	$198
Accrued operating expenses	128	147
Accrued restructuring costs (see note 10)	36	69
Client deposits	44	59
Deferred revenue	24	18
Value added and similar taxes payable	10	6
Income tax payable	7	7
Other payables	27	15
Accrued expenses and other current liabilities	$441	$519

GLOBAL BUSINESS TRAVEL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(10)
Restructuring Charges

The table below sets forth accrued restructuring cost included in accrued expenses and other current liabilities, for the six months ended June 30, 2022:
(in $ millions)	Employee related	Facility	Total
Balance as of December 31, 2021	$64	$5	$69
Reversal of accruals	(1)	(2)	(3)
Cash settled	(30)	—	(30)
Balance as of June 30, 2022	$33	$3	$36

(11)
Long-term Debt

The outstanding amount of the Company’s long-term debt consists of:
	As of
(in $ millions)	June 30, 2022	December 31, 2021
Senior Secured Credit Agreement
Principal amount of senior secured initial term loans (Maturity – August 2025)(1)	$241	$242
Principal amount of senior secured tranche B-3 term loans (Maturity – December 2026)(2)	1,000	800
Principal amount of senior secured revolving credit facility (Maturity – August 2023)(3)	—	—
	1,241	1,042
Less: Unamortized debt discount and debt issuance costs	(20)	(19)
Total debt, net of unamortized debt discount and debt issuance costs	1,221	1,023
Less: Current portion of long-term debt	(3)	(3)
Long-term debt, non-current, net of unamortized debt discount and debt issuance costs	$1,218	$1,020

(1)
Stated interest rate of LIBOR + 2.50% as of June 30, 2022 and December 31, 2021.

(2)
Stated interest rate of LIBOR + 6.50% (with a LIBOR floor of 1.00%) as of June 30, 2022 and December 31, 2021.

(3)
Stated interest rate of LIBOR + 2.25% as of June 30, 2022 and December 31, 2021.

During the three months ended June 30, 2022, the Company borrowed a principal amount of $200 million of senior secured tranche B-3 term loans under the Tranche B-3 Delayed Draw Term Loan Facility (“Tranche B-3 DDTL Facility”). As of June 30, 2022, the Company has fully drawn on its existing senior secured term loan facilities under the senior secured credit agreement and there are no unutilized term loan commitments remaining outstanding. The Company was required to pay a fee of 3.00% per annum on the actual daily unused delayed draw commitments under the senior secured tranche B-3 term loan facilities, payable quarterly in arrears.
During the three and six months ended June 30, 2022, the Company repaid the contractual quarterly installment of $1 million and $1 million of the principal amount of senior secured initial term loans, respectively.

GLOBAL BUSINESS TRAVEL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
At the option of Group Services B.V., a wholly owned subsidiary of GBTG (the “Borrower”), upon prior written notice, amounts borrowed under one or more of the senior secured credit facilities (as selected by the Borrower) may be voluntarily prepaid, and/or unused commitments thereunder may be voluntarily reduced or terminated, in each case, in whole or in part, at any time without premium or penalty (other than (i) any applicable prepayment premium required to be paid pursuant to the senior secured credit agreement, and (ii) customary breakage costs in connection with certain prepayments of loans bearing interest at a rate based on LIBOR). Subject to certain exceptions set forth in the senior secured credit agreement, the Borrower is required to prepay the senior secured term loans with (i) 50% (subject to leverage-based step-downs) of annual excess cash flow (as defined in the senior secured credit agreement) in excess of a threshold amount, (ii) 100% (subject to leverage-based step-downs) of the net cash proceeds from certain asset sales and casualty events, subject to customary reinvestment rights, (iii) 100% of the net cash proceeds from the incurrence of certain indebtedness and (iv) other than in connection with the consummation of the business combination pursuant to the Business Combination Agreement, 50% of the net cash proceeds from the consummation of any initial public offering (or similar transaction) of the common stock of GBT JerseyCo (or a parent entity thereof).
The senior secured revolving credit facility has (i) a $30 million sublimit for extensions of credit denominated in certain currencies other than U.S. dollars, (ii) a $10 million sublimit for letters of credit, and (iii) a $10 million sublimit for swingline borrowings. Extensions of credit under the senior secured revolving credit facility are subject to customary borrowing conditions. The Borrower is required to pay a fee of 0.375% per annum on the average daily unused commitments under the senior secured revolving credit facility, payable quarterly in arrears. As of both June 30, 2022 and December 31, 2021, no borrowings or letters of credit were outstanding under the senior secured revolving credit facility.
Interest on the senior secured credit facilities is payable quarterly in arrears (or, if earlier in the case of LIBOR loans, at the end of the applicable interest period). The effective interest rate on the senior secured term loans for the six months ended June 30, 2022 was approximately 7%.
Security; Guarantees
GBT UK TopCo Limited, a wholly-owned direct subsidiary of GBTG, and certain of its direct and indirect subsidiaries, as guarantors (such guarantors, collectively with the Borrower, the “Loan Parties”), provide an unconditional guarantee, on a joint and several basis, of all obligations under the senior secured credit facilities and under cash management agreements and swap contracts with the lenders or their affiliates (with certain limited exceptions). Subject to certain cure rights, as of the end of each fiscal quarter, at least 70% of the consolidated total assets of the Loan Parties and their subsidiaries must be attributable, in the aggregate, to the Loan Parties; provided that such coverage test shall instead be calculated based on 70% of Consolidated EBITDA (as defined in the senior secured credit agreement) of the Loan Parties and their subsidiaries for the four prior fiscal quarters, commencing with the first quarterly test date after January 2021 on which Consolidated EBITDA of the Loan Parties and their subsidiaries exceeds $100 million. Further, the lenders have a first priority security interest in substantially all of the assets of the Loan Parties.
Covenants
The senior secured credit agreement contains various affirmative and negative covenants, including certain financial covenants (see below) and limitations (subject to exceptions) on the ability of the Loan Parties and their subsidiaries to: (i) incur indebtedness or issue preferred stock; (ii) incur liens on their assets; (iii) consummate certain fundamental changes (such as acquisitions, mergers, liquidations or changes in the nature of the business); (iv) dispose of all or any part of their assets; (v) pay dividends or other distributions with respect to, or repurchase, any equity interests of any Loan Party or any equity interests of any direct or indirect parent company or subsidiary of any Loan Party; (vi) make investments, loans or advances; (vii) enter into transactions with affiliates and certain other permitted holders; (viii) modify the terms of, or prepay, any of their subordinated or junior lien indebtedness; (ix) make certain changes to a Loan Party’s

GLOBAL BUSINESS TRAVEL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
entity classification for U.S. federal income tax purposes or certain intercompany transfers of a Loan Party’s assets if, as a result thereof, an entity would cease to be a Loan Party due to adverse tax consequences; (x) enter into swap contracts; and (xi) enter into certain burdensome agreements.
The senior secured credit agreement also requires that an aggregate amount of Liquidity (as defined in the senior secured credit agreement) equal to at least $200 million be maintained as of the end of each calendar month.
The senior secured credit agreement also contains a financial covenant applicable solely to the senior secured revolving credit facility. Such financial covenant requires the first lien net leverage ratio (calculated in a manner set forth under the senior secured credit agreement) to be less than or equal to 3.25 to 1.00 as of the last day of any fiscal quarter on which the aggregate principal amount of outstanding loans and letters of credit under the senior secured revolving credit facility exceeds 35% of the aggregate principal amount of the senior secured revolving credit facility. The senior secured credit agreement provides that such financial covenant is suspended for a limited period of time if an event that constitutes a “Travel MAC” (as defined in the senior secured credit agreement) has occurred and the Loan Parties are unable to comply with such covenant as a result of such event. Such financial covenant did not apply for the period ended June 30, 2022.
As of June 30, 2022, the Loan Parties and their subsidiaries were in compliance with all applicable covenants under the senior secured credit agreement.
Events of Default
The senior secured credit agreement contains default events (subject to certain materiality thresholds and grace periods), which could require early prepayment, termination of the senior secured credit agreement or other enforcement actions customary for facilities of this type. As of June 30, 2022, no event of default existed under the senior secured credit agreement.
(12)
Commitments and Contingencies

Purchase Commitment
In the ordinary course of business, the Company makes various commitments to purchase goods and services from specific suppliers, including those related to capital expenditures. As of June 30, 2022, the Company had approximately $202 million of outstanding non-cancellable purchase commitments, primarily relating to service, hosting and licensing contracts for information technology, of which $76 million relates to the twelve months ending June 30, 2023. These purchase commitments extend through 2027.
Guarantees
The Company has obtained bank guarantees in respect of certain travel suppliers and real estate lease agreements amounting to $20 million. Certain of these bank guarantees require the Company to maintain cash collateral which has been presented as restricted cash within other non-current assets in the Company’s consolidated balance sheet.
Legal Contingencies
The Company recognizes legal fees as incurred when the legal services are provided.
Based on its current knowledge, and taking into consideration its litigation-related liabilities, the Company believes it is not a party to any pending legal proceeding or governmental examination that would have a material adverse effect on the Company’s consolidated financial condition or liquidity.

GLOBAL BUSINESS TRAVEL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(13)
Income Taxes

As mentioned in note 1 — Business Description and Basis of Presentation, following the closing of the Business Combination, GBTG conducts its business through GBT JerseyCo in an Up-C structure. Both, prior to and subsequent to the Business Combination, GBT JerseyCo was and is treated as a partnership for U.S. income tax purposes and, as such, GBT JerseyCo generally will not be subject to U.S. income tax under current U.S. tax laws. Instead, taxable income is allocated to holders of it’s A ordinary shares and B ordinary shares. GBTG is subject to U.S. income taxes with respect to its distributive share of the items of the net taxable income or loss and any related tax credits of GBT JerseyCo. GBTG is also subject to taxes in respect of any taxable gains or losses, if any, it recognizes or realizes during the period along with any deferred taxes on outside basis differences in value of its investment in GBT JerseyCo.
As a result of the Business Combination, GBTG recorded deferred tax assets related to its investments in GBT JerseyCo of $26 million and deferred tax liabilities of $40 million for foregone foreign tax credits in the U.S. on the foreign source earnings necessary to realize GBTG’s allocable share of GBT JerseyCo’s net deferred tax assets resulting in a net $14 million deferred tax liability.
The differences between the Company’s effective tax rate and the U.S. federal statutory tax rate of 21% generally results from various factors, including the geographical distribution of taxable income, state and foreign taxes, tax credits, fair value movements of Earnout Shares and warrants and permanent differences between the book and tax treatment of certain items. Additionally, the amount of income taxes is subject to the Company’s interpretation of applicable tax laws in the jurisdictions in which the Company files its income tax returns.
For the three and six months ended June 30, 2022, GBTG’s income tax benefit was $4 million and $29 million, respectively. The Company’s effective tax rate for the three and six months ended June 30, 2022 was 80% and 25%, respectively, primarily due to non-taxability of fair value movements of Earnout Shares and warrants recorded during the second quarter of 2022.
For the three and six months ended June 30, 2021, GBTG’s income tax benefit was $73 million and $95 million, respectively. The Company’s effective tax rate for the three and six months ended June 30, 2021 was 56% and 37%, respectively, primarily due to the change in U.K.’s enacted tax rates from 19% to 25%, in the second quarter of 2021, and which becomes effective from April 2023. As a result of change in the enacted tax rate, the deferred tax assets and liabilities were remeasured in the second quarter of 2021, that resulted in recognition of additional deferred tax benefit of $35 million. The Company measures its deferred tax assets and liabilities at the rate at which they are expected to reverse in future periods.
(14)
Warrants

As of June 30, 2022, there were 39,451,134 warrants outstanding (12,224,134 private warrants and 27,227,000 public warrants) at an exercise price of $11.50 per warrant. No fractional shares will be issued upon exercise of the warrants. As of June 30, 2022, the warrants have not become exercisable but the Company can permit holders to exercise their public warrants on a cashless basis and such cashless exercise is exempt from registration. The public warrants will expire five years from the date of closing of the Business Combination or earlier upon the Company’s redemption or liquidation of such warrants.
The private warrants are identical to the public warrants except that the private warrants will be non-redeemable so long as they are held by the initial purchasers or such purchasers’ permitted transferees. If the private warrants are held by someone other than the initial purchasers or their permitted transferees, the private warrants will be redeemable by the Company and exercisable by such holders on the same basis as the public warrants.

GLOBAL BUSINESS TRAVEL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
The Company may redeem the public warrants:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon a minimum of 30 days’ prior written notice of redemption; and

•
if, and only if, the last reported closing price of the Company’s Class A common stock equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders (“Reference Value”).

Once the public warrants become exercisable, the Company may redeem such outstanding warrants:
•
in whole and not in part;

•
at $0.10 per warrant;

•
upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the “fair market value” of the Company’s Class A common stock

•
if, and only if, the Reference Value equals or exceeds $10.00 per share (as adjusted);

If the Company calls the public warrants for redemption, management will have the option to require all holders that wish to exercise the public warrants to do so on a “cashless basis,” as described in the warrant agreement.
The exercise price and number of the ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants.
Warrant holders do not have the rights or privileges of holders of Class A common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
The Company accounts for public and private warrants under ASC 815. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s consolidated statements of operations. The Company will reassess the classification of warrants at each balance sheet date. If the classification changes as a result of events during the period, the warrants will be reclassified as of the date of the event that causes the reclassification.
As of May 27, 2022, the initial fair value of the warrant liability was recognized at $57 million with a corresponding reduction from the additional paid-in capital in total stockholders’ equity. As of June 30, 2022 the fair value of the warrant liability was estimated to be $44 million. The Company recognized a gain on the fair value change in warrant liability of $13 million in its consolidated statement of operations for the three and six months ended June 30, 2022.
(15)
Earnout Shares

As part of the reverse recapitalization transaction, certain stockholders and employees are entitled to additional consideration in the form of “Earnout Shares” of the Company’s Class A common stock (and

GLOBAL BUSINESS TRAVEL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Class B common stock, with equal number of B ordinary shares of GBT JerseyCo, where the Earnout Shares have been given to certain stockholders) to be issued when the Company’s Class A common stock’s price achieves certain market share price milestones within specified periods following the reverse recapitalization transaction on May 27, 2022. These shares will be issued in tranches based on the following conditions:
(1)
If the volume-weighted average share price (“VWAP”) of the Company’s Class A common stock equals or exceeds $12.50 per share for any 20 trading days within any consecutive 30-trading day period prior to the five-year anniversary from May 27, 2022, then the Company is required to issue Class A common stock to the holders with the contingent right to receive approximately 50% of the Earnout Shares. These Earnout Shares may instead be issued in the event of a change of control (as defined in the Business Combination Agreement) prior to the five-year anniversary of the closing date if the per share consideration in such transaction is at least $12.50.

(2)
If the VWAP of the Company’s Class A common stock equals or exceeds $15.00 per share for any 20 trading days within any consecutive 30-trading day period prior to the five-year anniversary from May 27, 2022, then the Company is required to issue Class A common stock to the holders with the contingent right to receive the remainder of the Earnout Shares. These Earnout Shares may instead be issued in the event of a change of control (as defined in the Business Combination Agreement) prior to the five-year anniversary of the closing date if the per share consideration in such transaction is at least $15.00.

If the stock price thresholds mentioned above are not achieved during the five-year period from the reverse recapitalization date (assuming there is no change in control event), the Earnout Shares are forfeited for no additional consideration.
The Earnout Shares to employees are linked to the conditions of the GBTG MIP Options. As a result, the Company has accounted for such Earnout Shares as stock-based compensation under ASC 718, Compensation — Stock Compensation (“ASC 718”), and recognized an expense of $2 million during the three and six months ended June 30, 2022 in its consolidated statement of operations.
The Earnout Shares to stockholders are accounted under ASC 815. Such guidance provides that because the Earnout Shares do not meet the criteria for equity treatment thereunder, Earnout Shares must be recorded as a liability. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the Earnout Shares liability will be adjusted to fair value, with the change in fair value recognized in the Company’s consolidated statements of operations.
The fair value of the Earnout Shares was estimated using the Monte Carlo simulation of the stock prices based on historical and implied market volatility of a peer group of public companies.
As of May 27, 2022, the initial fair value of the Earnout Shares liability was recognized at $100 million with a corresponding reduction from the additional paid-in capital in total stockholders’ equity. As of June 30, 2022 the fair value of the Earnout Shares liability was estimated to be $77 million. The Company recognized a gain on the fair value change in Earnout Shares liability of $23 million in its consolidated statement of operations for the three and six months ended June 30, 2022.
(16)
Equity-Based Compensation

2022 Equity Incentive Plan
In May 2022, GBTG stockholders approved the Global Business Travel Group, Inc. 2022 Equity Incentive Plan (the “2022 Plan”) under which, a maximum of approximately 48 million total shares of Class A common stock are available for issuance which is also the maximum number of shares that may be issued in respect of incentive stock options (“Share Reserve”). Under the 2022 Plan, GBTG may issue options,

GLOBAL BUSINESS TRAVEL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
stock appreciation rights, restricted and performance stock, restricted stock units or performance stock units, or other awards that are payable in, or valued in, in whole or part by reference to GBTG shares. The 2022 Share Reserve will also be increased by the number of shares underlying the portion of an award granted under the GBTG MIP (as defined below) that is cancelled, terminated or forfeited or lapses after the effective date of the 2022 Plan. Shares issued by GBTG in connection with the assumption or substitution of outstanding grants or under certain stockholder approved plans from an acquired company will not reduce the number of shares available for awards under the 2022 Plan. Shares underlying the portion of an award that is forfeited or otherwise terminated for any reason whatsoever, in any case, without the issuance of shares, will be added back to the number of shares available for grant under the 2022 Plan. Shares issued under the 2022 Plan may, at the election of the board of directors GBTG (the “GBTG Board”), be (i) authorized but previously unissued or (ii) previously issued and outstanding and reacquired by GBTG.
As of June 30, 2022, no awards were granted under the 2022 Plan.
Employee Stock Purchase Plan
In May 2022, GBTG stockholders approved the Global Business Travel Group, Inc. Employee Stock Purchase Plan (the “ESPP”) under which a maximum of approximately 11 million shares (the “ESPP Cap”) are initially available for purchase under the ESPP. An employee can start contributing toward the ESPP commencing January 1, 2023. On January 1 of each year during which the ESPP is in effect, the number of shares available for purchase under the ESPP will be automatically increased by the lesser of (x) the ESPP Cap, (y) 1% of the number of shares of all common stock outstanding as of the immediately preceding December 31 (calculated on a fully diluted basis) and (z) such lesser number of shares as the GBTG Board may determine.
Management Incentive Plan
In May 2022, GBTG adopted the Amended & Restated Global Business Travel Group, Inc. Management Incentive Plan (the “GBTG MIP”) which superseded the GBT JerseyCo Management Incentive Plan, as amended and restated from time to time with the last amendment being on December 2, 2021 (the “Legacy GBT MIP”). Pursuant to the terms of the Legacy GBT MIP, all options granted under the Legacy GBT MIP that were outstanding at the closing of the Business Combination, whether vested or unvested, were converted into options to purchase shares of GBTG’s Class A common stock (“GBTG MIP Options”) and were treated as if they were originally granted under the GBTG MIP. The outstanding Legacy GBT MIP options were converted using the same exchange ratio as was used to convert the then existing GBT JerseyCo shares to new class of shares under the Business Combination. The exercise price of the awards were accordingly adjusted. Generally, the vesting and forfeiture terms of the GBTG MIP Options held by executive officers of GBT JerseyCo continue to be the same as provided under the Legacy GBT MIP under which they were granted. Under the GBTG MIP, all unexercised GBTG MIP Options, whether vested or unvested, expire on the tenth anniversary of their grant date, unless earlier cancelled, such as in connection with a termination of employment. GBTG MIP Options generally vest ratably in annual increments over a three or five year vesting period (i.e. one-third annually for a three year vesting period or 20% annually over a five year vesting period). There are no performance conditions associated with the vesting of the GBTG MIP Options. The exercise price of GBTG MIP Options granted under the GBTG MIP is 100% of the fair market value of the shares subject to the award, determined as of the date of grant, or such higher amount as the compensation committee may determine in connection with the grant.
During the three months ended June 30, 2022, in connection with the Business Combination, the Company granted certain Earnout Shares to its employees (see note 15 — Earnout Shares). The Earnout Shares granted to employees are linked to the original vesting conditions of GBTG MIP Options granted prior to December 2021. As a result, the Company has accounted for such Earnout Shares as stock-based compensation under ASC 718, and recognized an expense of $2 million during the three and six months

GLOBAL BUSINESS TRAVEL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
ended June 30, 2022 in its consolidated statement of operations. See note 20 — Fair Value Measurements for discussion on the fair value of Earnout Shares granted to employees.
There were no other new grants or any material forfeitures of the GBTG MIP Options during the three and six months ended June 30, 2022.
Total equity-based compensation expense recognized in the Company’s consolidated statements of operations (i) for the three months ended June 30, 2022 and 2021 amount to $5 million and $1 million, respectively, and (ii) for the six months ended June 30, 2022 and 2021 amount to $8 million and $1 million, respectively, and is included within general and administrative expense on the consolidated statements of operations. The Company expects compensation expense, related to unvested GBTG MIP Options, of approximately $28 million to be recognized over the remaining weighted average period of 2.5 years.
(17)
Stockholders’ Equity

Subsequent to the reverse recapitalization as described in note 6, GBTG’s authorized capital stock consists of:
(i)
3,000,000,000 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of which 56,945,033 shares are issued and outstanding as of June 30, 2022

(ii)
3,000,000,000 shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), of which 394,448,481 shares are issued and outstanding as of June 30, 2022 and

(iii)
6,010,000,000 shares of preferred stock, par value of $0.00001 per share, none of which are issued and outstanding as of June 30, 2022. Further (a) 3,000,000,000 shares of Class A-1 preferred stock are designated as Class A-1 preferred stock, none of which are issued and outstanding as of June 30, 2022, (b) 3,000,000,000 shares of Class B-1 preferred stock are designated as Class B-1 preferred stock, none of which are issued and outstanding as of June 30, 2022 and (c) the remaining 10,000,000 shares of preferred stock are undesignated preferred stock, none of which are issued and outstanding as of June 30, 2022.

Holders of Class A common stock and Class B common stock vote together as a single class on all matters submitted to the stockholders for their vote or approval, except as required by applicable law. In order to preserve the Up-C structure, the Exchange Agreement (see note 6 — Reverse Recapitalization) provides that GBTG and GBT JerseyCo will take (or, in some cases, forbear from taking) various actions, as necessary to maintain a one-to-one ratio between the number of issued and outstanding (x) Class A common stock of GBTG and the A ordinary shares of GBT JerseyCo and (y) Class B common stock of GBTG and the B ordinary shares of GBT JerseyCo. Additionally, the Company has 39,451,134 warrants outstanding as of June 30, 2022 (see note 14 — Warrants).
Class A Common Stock
Voting:   Holders of Class A common stock are entitled to one vote for each share on all matters submitted to the stockholders for their vote or approval.
Dividend:   Holders of shares of Class A common stock are entitled to receive ratably, in proportion to the number of shares held by them, dividends and other distributions when, as, and if declared by the GBTG Board out of legally available funds, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or loan agreements.
Liquidation:   Further, in the case of the Company’s liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having

GLOBAL BUSINESS TRAVEL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
liquidation preferences, if any, the holders of shares of Class A common stock will be entitled to receive, ratably on a per share basis with other holders of Class A common stock (subject to the nominal economic rights of holders of the Class B common stock), the Company’s remaining assets available for distribution to stockholders.
Other rights:   Except as set forth in the New Shareholders Agreement (see note 21 — Related Party Transactions) and the Exchange Agreement (see note 6 — Reverse Recapitalization), holders of shares of Class A common stock do not have preemptive, subscription, redemption or conversion rights.
Class B Common Stock
Voting:   Holders of Class B common stock are entitled to one vote for each share on all matters submitted to the stockholders for their vote or approval.
Dividend:   The shares of Class B common stock generally have only nominal economic rights (limited to the right to receive up to the par value in the event of a liquidation, dissolution or winding up of GBTG).
Liquidation:   Holders of shares of Class B common stock have the right to receive, ratably on a per share basis with other holders of Class B common stock and holders of Class A common stock, a distribution from GBTG’s remaining assets available for distribution to stockholders, up to the par value of such shares of Class B common stock, but otherwise are not entitled to receive any assets of GBTG in connection with any such liquidation, dissolution or winding up.
Other rights:   Except as set forth in the New Shareholders Agreement (see note 21 — Related Party Transactions) and the Exchange Agreement (see note 6 — Reverse Recapitalization), holders of shares of Class B common stock do not have preemptive, subscription, redemption or conversion rights.
Exchange Agreement:   The Continuing JerseyCo Owners (or certain permitted transferees thereof) have the right, on the terms and subject to the conditions of the Exchange Agreement, to exchange their GBT JerseyCo B ordinary shares (with automatic surrender for cancellation of an equal number of shares of GBTG’s Class B common stock) for shares of GBTG’s Class A common stock on a one-for-one basis, subject to customary adjustments for stock splits, dividends, reclassifications and other similar transactions or, in certain limited circumstances, at the option of the Exchange Committee, for cash.
Preferred Stock
Voting:   Holders of Class A-1 preferred stock and Class B-1 preferred stock have no voting rights except as otherwise from time to time required by law.
Generally, holders of Class A-1 preferred stock are entitled to the same rights and privileges, qualifications and limitations as holders of Class A common stock and holders of Class B-1 preferred stock are entitled to the same rights and privileges, qualifications and limitations as holders of Class B common stock. Further, Class A-1 preferred stock shall be identical in all respects to the Class A common stock and Class B-1 preferred stock shall be identical in all respects to the Class B common stock.
Preferred Shares of GBT JerseyCo:   GBT JerseyCo’s amended memorandum and articles of association included authorized preferred share capital of 3 million of nominal value €0.00001 per preferred share, as a class of share with no voting rights. The holders of preferred shares were entitled to receive, when, as and if declared by the board of directors of GBT JerseyCo out of funds of GBT JerseyCo legally available therefor, cumulative dividends at the rate of 12% per share per annum; provided, that if any preferred share remains issued and outstanding following September 15, 2023, the dividend rate with respect to such preferred share increases to 14% per share per annum from and after September 15, 2023. Further, the total amount of dividends on such preferred shares was computed on a cumulative basis and compounded daily. The preferred shares were redeemable, in whole or in part, at the election of GBT JerseyCo, at any

GLOBAL BUSINESS TRAVEL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
time at a price per share equal to the unreturned capital contributions associated with such preferred share plus accrued and unpaid cumulative dividends thereon to the date of redemption.
There was no issuance of preferred shares during the three and six months ended June 30, 2022; however, GBT JerseyCo accrued a dividend of $3 million and $8 million, for the three and six months ended June 30, 2022, on the outstanding balance of preferred shares. During the three and six months ended June 30, 2021, the Company issued 500,000 preferred shares in equal proportion to Amex Coop and Juweel for a total consideration of $50 million. As the preferred shares of GBT JerseyCo were issued to the ordinary shareholders, although the preferred shares were redeemable at the option of GBT JerseyCo, these were classified as mezzanine equity.
Upon closing of the Business Combination on May 27, 2022, GBT JerseyCo redeemed, in full, the outstanding amount of preferred shares, including dividends accrued thereon. Upon redemption, all the preferred shares were cancelled.
Distributions
The Company paid cash of $1 million for the six months ended June 30, 2021 in relation to accrued capital distribution to cover certain administrative costs of GBT JerseyCo’s then existing shareholders. There were no such distributions during the six months ended June 30, 2022. See the discussion above for dividends on preferred shares accrued during the three and six months ended June 30, 2022 and 2021.
Registration Rights Agreement
In May 2022, GBTG, APSG Sponsor, L.P., (the “Sponsor”), certain of APSG’s then existing board members (the “Insiders”) and the Continuing JerseyCo Owners entered into an amended and restated registration rights agreement (the “Registration Rights Agreement”), pursuant to which, among other things, GBTG has registered for resale, pursuant to Rule 415 under the Securities Act, certain shares of Class A common stock and other equity securities of GBTG that are held by the holders party to the Registration Rights Agreement from time to time.
Sponsor Side Letter
In connection with the Business Combination Agreement, on December 2, 2021, the Sponsor, the Insiders, GBTG and GBT JerseyCo entered into a side letter (as amended on May 27, 2022, “Sponsor Side Letter”) which, among other things, contain certain restrictions on the transfer by the Sponsor and the Insiders with respect to the Class A common stock issued to each of them at the closing of the Business Combination (such shares issued to the Sponsor, the “Sponsor Shares”). The Sponsor and the Insiders are not permitted to transfer their Class A common stock, subject to certain permitted exceptions, until the earlier to occur of (a) one year following the closing date of the Business Combination and (b) the date which the VWAP of Class A common stock exceeds $12.00 per share for any 20 trading days within a period of 30 consecutive trading days.
Further, approximately 8 million of the Sponsor Shares were deemed unvested and were subject to certain triggering events to occur within five years following the closing (the “Sponsor Side Letter Vesting Period”) for these shares to vest. If, within the Sponsor Side Letter Vesting Period, the VWAP of Class A common stock is greater than or equal to $12.50 for any 20 trading days within a period of 30 consecutive trading days, approximately 5 million of the unvested Sponsor Shares will vest. If, within the Sponsor Side Letter Vesting Period, the VWAP of Class A common stock is greater than or equal to $15.00 for any 20 trading days within a period of 30 consecutive trading days the remaining approximately 3 million of the unvested Sponsor Shares will vest. To the extent that either of the aforementioned triggering events do not occur within the Sponsor Side Letter Vesting Period, such Sponsor Shares will be forfeited to and terminated by GBTG. The registered holder(s) of the unvested Sponsor Shares continue to be entitled to all of the rights of ownership thereof, including the right to vote and receive dividends and other distributions in respect thereof. The

GLOBAL BUSINESS TRAVEL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
number of shares and the price targets listed above will be equitably adjusted for stock splits, reverse stock splits, dividends (cash or stock), reorganizations, recapitalizations, reclassifications, combinations or other like changes or transactions with respect to the Class A common stock.
Any Class A common stock purchased by the Sponsor in connection with the PIPE investment will not be subject to the vesting or transfer restrictions described above.
These shares are accounted for as part of Earnout Shares discussed in note 15 above.
Accumulated Other Comprehensive Income (Loss)
Accumulated other comprehensive income (loss) represents certain components of revenues, expenses, gains and losses that are included in comprehensive income (loss) but are excluded from net income (loss). Other comprehensive income (loss) amounts are recorded directly as an adjustment to total equity, net of tax. The changes in the accumulated other comprehensive loss, net of tax, were as follows:
(in $ millions)	Currency translation adjustments	Defined benefit plan related	Unrealized gain on cash flow hedge and hedge of investments in foreign subsidiary	Total accumulated other comprehensive loss
Balance as of December 31, 2021	$(38)	$(128)	$4	$(162)
Net changes prior to reverse recapitalization, net of tax benefit, $0	(59)	—	12	(47)
Allocated to non-controlling interest	85	112	(14)	183
Net changes post reverse recapitalization, net of tax benefit, $0	(4)	—	—	(4)
Balance as of June 30, 2022	$(16)	$(16)	$2	$(30)
(in $ millions)	Currency translation adjustments	Defined benefit plan related	Unrealized gain on cash flow hedge and hedge of investments in foreign subsidiary	Total accumulated other comprehensive loss
Balance as of December 31, 2020	$(23)	$(160)	$4	$(179)
Net changes during the period, net of tax benefit, $0	(2)	—	—	(2)
Balance as of June 30, 2021	$(25)	$(160)	$4	$(181)

(18)
Earnings (loss) per share

The Company’s basic earnings (loss) per share for the three and six months ended June 30, 2022 is based on results for the period from the date of Business Combination, May 27, 2022 to June 30, 2022, the period where the Company had earnings (loss) attributable to Class A common stockholders. The Company’s diluted earnings (loss) per share for the three and six months ended June 30, 2022 is based on the results of operations for the respective periods. This is because the numerator calculated for basic earnings (loss) per share adjusts for the results of operations that are attributable to the Class B common stockholders who are also the Continuing JerseyCo Owners of GBT JerseyCo (which is a predecessor to GBTG). The Company analyzed the calculations of net loss per share for periods prior to the Business Combination and determined that the values would not be meaningful to the users of these unaudited consolidated financial statements as it did not represent equity structure post Business Combination transaction.
Basic earnings (loss) per share is based on the average number of shares of Class A common stock outstanding during the period. Diluted earnings (loss) per share is based on the average number of shares of

GLOBAL BUSINESS TRAVEL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Class A common stock used for the basic earnings per share calculation, adjusted for the dilutive effect of warrants and GBTG MIP Options using the “treasury stock” method, and Earnout Shares and GBTG’s Class B common stock that convert into potential shares of Class A common stock, using the “if converted” method. Net earnings (loss) for diluted loss per share is adjusted for the Company’s share of GBT JerseyCo’s consolidated net earnings (loss), net of GBTG’s income taxes, after giving effect to GBT JerseyCo’s B ordinary shares that convert into potential shares of GBTG’s Class A common stock, to the extent it is dilutive.
As discussed in note 15 — Earnout Shares, the Company has issued and outstanding approximately 15 million of Earnout Shares, which are subject to forfeiture if the achievement of certain stock price thresholds are not met. In accordance with ASC 260, “Earnings Per Share,” Earnout Shares are excluded from weighted-average shares outstanding to calculate basic earnings (loss) per share as they are considered contingently issuable shares due to their potential forfeiture. Earnout Shares will be included in weighted-average shares outstanding to calculate basic earnings (loss) per share as of the date their stock price thresholds are met and they are no longer subject to forfeiture. Additionally, Dividends accrued on Earnout Shares, if any, will be forfeited if the pricing thresholds for Earnout Shares are not met during the specified time period.
As the exercise price of approximately 39 million warrants and approximately 25 million GBTG MIP Options (i.e. GBTG MIP Options other than those considered as dilutive in the table below) is higher than the average market price of the Class A common stock, including such warrants and GBTG MIP Options within the calculation of diluted earnings (loss) per share would have resulted in anti-dilutive effect on earnings (loss) per share. Hence such warrants and GBTG MIP options have been excluded from the calculation of diluted earnings per share.
GBTG’s Class B common stock does not have economic rights in the Company, including rights to dividends or distributions upon liquidation. As such, basic earnings (loss) per share of Class B common stock have not been presented. However, as these shares can be converted to Class A common stock under the provisions of Exchange Agreement, Class B common stock has been included in the calculations of diluted earnings (loss) per share.
The following table reconciles the numerators and denominators used in the computation of basic and diluted earnings (loss) per share from continuing operations:
(in $ millions, except share and per share data)	Three months ended June 30, 2022	Six months ended June 30, 2022
Numerator – Basic and diluted earnings (loss) per share:
Net income attributable to the Company’s Class A common stockholders (A)	$21	$21
Add: Net loss attributable to non-controlling interests in subsidiaries(1)	(23)	(114)
Net loss attributable to the Company’s Class A and Class B common stockholders – Diluted (B)	$(2)	$(93)
Denominator – Basic and diluted weighted average number of shares outstanding:
Weighted average number of Class A common stock outstanding – Basic (C)	48,867,969	48,867,969
Assumed exercise of GBTG MIP Options	1,003,771	1,003,771
Assumed conversion of Class B common stock	394,448,481	394,448,481
Weighted average number of Class A common stock outstanding – Diluted (D)	444,320,221	444,320,221

GLOBAL BUSINESS TRAVEL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(in $ millions, except share and per share data)	Three months ended June 30, 2022	Six months ended June 30, 2022
Basic earnings per share attributable to the Company’s Class A common stockholders: (A) / (C)	$0.44	$0.44
Diluted loss per share attributable to the Company’s Class A and Class B common stockholders: (B) / (D)	$—	$(0.21)

(1)
Primarily represents net loss attributed to the Continuing JerseyCo Owners for the periods prior to the Business Combination and their proportionate share of income (loss) after the Business Combination.

(19)
Derivatives and Hedging

Except as mentioned below, the Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. The Company does not hold or issue financial instruments for speculative or trading purposes. The Company does not offset derivative assets and liabilities within the consolidated balance sheets.
Interest Rate Swap
The Company is subject to market risk exposure arising from changes in interest rates on debt, which bears interest at variable rates. The Company has interest rate risk primarily related to its senior secured term loans under the senior secured credit agreement, which bear interest at a variable rate that is currently based on three-months LIBOR (subject to certain benchmark replacement provisions and certain interest rate floors, as applicable). In order to protect against potential higher interest costs resulting from anticipated increases in the benchmark rate for the senior secured tranche B-3 term loans, in February, 2022, Group Services B.V., a wholly owned subsidiary of GBTG and the borrower under the senior secured credit agreement, entered into an interest rate swap contract that fixed the benchmark interest rate with respect to a portion of the senior secured tranche B-3 term loans. The terms of such swap were initially linked to LIBOR as the benchmark rate, with a secured overnight financing rate (SOFR)-based rate replacing LIBOR as the benchmark rate for such swap, commencing in June 2023. The Company’s objective in using an interest rate swap derivative is to mitigate its exposure to increase / variability in LIBOR / SOFR interest rates. The interest rate swap was for a notional amount of debt of $600 million, for a period from March 2022 to March 2025 with fixed interest rate of 2.0725%. The interest rate swap was designated as a cash flow hedge that is highly effective at offsetting the increases in cash outflows when three-month LIBOR exceeds 2.0725%. In June 2022, the Company terminated this interest rate swap realizing $23 million in cash and simultaneously entered into another interest rate swap agreement, on substantially the same terms and conditions as the previous one, except the new fixed interest rate was contracted to be 3.6858%. Under ASC 815, Derivatives and Hedging, the Company has determined that the total amount of $23 million credited to the accumulated other comprehensive income in connection with the termination of the February 2022 interest rate swap contract will be included in the consolidated statement of operations proportionately until March 2025 as an offset to interest expense as the interest payments are made over this period. Further, the Company has determined that the new interest rate swap contract will be designated as a cash flow hedge that is highly effective at offsetting the increases in cash outflows when three-month LIBOR exceeds 3.6858%. Changes in the fair value of the interest rate swap, net of tax, are recognized in other comprehensive income and are reclassified out of accumulated other comprehensive income (loss) and into interest expense when the hedged interest obligations affect earnings.
Warrants and Earnout Shares
As a result of the Business Combination, GBTG has issued and outstanding warrants (see note 14 — Warrants) and Earnout Shares (see note 15 — Earnout Shares). The public and private warrants and non-employee Earnout Shares are classified as derivative liabilities under ASC 815. Derivative warrant

GLOBAL BUSINESS TRAVEL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
and Earnout Shares liabilities are classified as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
As of June 30, 2022, the number of warrants and non-employee Earnout Shares issued and outstanding were approximately 39 million and 15 million respectively.
The following table presents the balance sheet location and fair value of the Company’s derivative instruments, on a gross basis, under ASC 815:
(in $ millions)	Balance sheet location	As of June 30, 2022	As of December 31, 2021
Derivatives designated as hedging instruments
Interest rate swaps	Other non-current liabilities	$10	—
Derivatives not designated as hedging instruments
Earnout Shares	Earnouts and warrants derivative liabilities	$77	—
Warrants	Earnouts and warrants derivative liabilities	44	—
		$121	—
The table below presents the impact of changes in fair values of derivatives on other comprehensive income (loss) and on net income (loss):
	Amount of gain recognized in other comprehensive loss				Statement of operations location	Amount of gain recognized in statements of operations
	Three months ended June 30		Six months ended June 30			Three months ended June 30		Six months ended June 30
	2022	2021	2022	2021		2022	2021	2022	2021
Derivatives designated as hedging instruments
Interest rate swap	$4	—	$13	—	NA	—	—	—	—
Derivatives not designated as hedging instruments
Earnout Share	NA	—	NA	—	Fair value movement on earnouts and warrants derivative liabilities	$23	—	$23	—
Warrants	NA	—	NA	—	Fair value movement on earnouts and warrants derivative liabilities	13	—	13	—
						$36	—	$36	—

(20)
Fair Value Measurements

Financial instruments which are measured at fair value, or for which a fair value is disclosed, are classified in the fair value hierarchy, as outlined below, on the basis of the observability of the inputs used in the fair value measurement:
Level 1 — Valuations based on quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

GLOBAL BUSINESS TRAVEL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Level 2 — Valuations based on quoted prices in active markets for similar assets or liabilities, quoted prices in non-active markets or for which all significant inputs, other than quoted prices, are observable either directly or indirectly, or for which unobservable inputs are corroborated by market data.
Level 3 — Valuations based on inputs that are unobservable and significant to overall fair value measurement.
As of June 30, 2022, the Company’s financial assets and liabilities recorded at fair value on a recurring basis consist of its derivative instrument — interest rate swap, warrants and Earnout Shares. The fair value of the Company’s interest rate swap has been calculated using a discounted cash flow analysis by taking the present value of the fixed and floating rate cash flows utilizing the appropriate forward LIBOR and/or SOFR curves and the counterparty’s credit risk, which was determined to be not material. The fair value of warrants are determined using a market price for the public warrants and a Black-Scholes model for the private warrants. The fair value of Earnout Shares is determined using Monte Carlo valuation method.
Presented below is a summary of the gross carrying value and fair value of the Company’s assets and liabilities measured at a fair value on a recurring basis:
		As of
(in $ millions)	Fair Value Hierarchy	June 30, 2022	December 31, 2021
Interest rate swaps	Level 2	$10	$—
Earnout Shares	Level 3	77	—
Public warrants	Level 1	28	—
Private warrants	Level 3	16	—
The fair value of each Earnout Share (both employee and non-employee) was estimated on the closing date of the Business Combination using the Monte Carlo Option Pricing Method. Inherent in the Monte Carlo Option Pricing Method are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimated the volatility of the Earnout Shares based on implied volatility from historical volatility of select peer companies’ common stock that matches the expected remaining life of the Earnout Shares. The risk-free interest rate was based on the U.S. Treasury zero-coupon yield curve for a maturity similar to the expected remaining life of the Earnout Shares. The expected life of the Earnout Shares was assumed to be equivalent to their remaining contractual term. The Company anticipated the dividend rate will remain at zero.
The following table presents the assumptions used for the initial measurement of the Earnout Shares on May 27, 2022 and to remeasure the fair value of outstanding non-employee earnout shares liabilities as of June 30, 2022:

GLOBAL BUSINESS TRAVEL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
	As of
	May 27, 2022	June 30, 2022
Stock price ($)	$7.39	$6.31
Risk-free interest rate	2.81%	3.01%
Volatility	37.5%	40.0%
Expected term (years)	5.00	4.92
Expected dividends	0.0%	0.0%
Fair value ($) (per Earnout Share – Tranche 1)	$4.82	$3.72
Fair value ($) (per Earnout Share – Tranche 2)	$3.98	$3.04
The public warrants are valued using quoted market prices on the New York Stock Exchange under the ticker GBTG.WS and are included in Earnouts and warrants derivative liabilities on the consolidated balance sheets. As of May 27, 2022 and June 30, 2022, the price per public warrant was $1.33 and $1.05, respectively.
The fair value of private warrants was estimated on the closing date of the Business Combination using the Black-Scholes option pricing method. Inherent in the Black Scholes option pricing method are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimated the volatility of the private warrants based on implied volatility from historical volatility of select peer companies’ common stock that matches the expected remaining life of the private warrants. The risk-free interest rate was based on the U.S. Treasury zero-coupon yield curve for a maturity similar to the expected remaining life of the private warrants. The expected life of the private warrants was assumed to be equivalent to their remaining contractual term. The Company anticipated the dividend rate will remain at zero.
The following table presents the assumptions used for the initial measurement of the private warrants on May 27, 2022 and to remeasure the fair value as of June 30, 2022:
	As of
	May 27, 2022	June 30, 2022
Stock price ($)	$7.39	$6.31
Exercise price ($)	$11.50	$11.50
Risk-free interest rate	2.70%	3.00%
Volatility	37.5%	40.0%
Expected term (years)	5.00	4.92
Expected dividends	0.00%	0.00%
Fair value ($) (per private warrant)	$1.68	$1.30
The following table presents changes in Level 3 financial liabilities measured at fair value for the period from the date of closing of the Business Combination, May 27, 2022 to June 30, 2022:
	Earnout Shares to stockholders	Private warrants
As of date of Business Combination – May 27, 2022	$100	$21
Change in fair value	(23)	(5)
Balance as of June 30, 2022	$77	$16

GLOBAL BUSINESS TRAVEL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
The Company had no transfers between fair value levels during the three and six months ended June 30, 2022.
The Company does not measure its debt at fair value in its consolidated balance sheets. Where the fair value of the Company’s long-term debt is determined based on quoted prices for identical or similar debt instruments when traded as assets, it is categorized within Level 2 of the fair value hierarchy. Where quoted prices are not available, fair value is estimated using discounted cash flows and market-based expectation of interest rates, credit risks and contractual term of the debt instruments and is categorized within Level 3 of the fair value hierarchy.
The fair values of the Company’s outstanding senior secured term loans are as follows:
	Fair Value Hierarchy	As of June 30, 2022		As of December 31, 2021
(in $ millions)		Carrying amount(1)	Fair value	Carrying amount(1)	Fair value
Senior secured initial term loans	Level 2	$235	$219	$236	$233
Senior secured tranche B-3 term loans	Level 3	$986	$1,013	$787	$800

(1)
Outstanding principal amount of the relevant class of senior secured term loans less unamortized debt discount and debt issuance costs with respect to such loans.

The carrying amounts of cash and cash equivalents, accounts receivable, other current assets, accounts payable, and accrued expenses and other current liabilities approximate fair value due to the short-term maturities of these assets and liabilities.
Certain assets and liabilities, including long-lived assets, goodwill and other intangible assets, are measured at fair value on a non-recurring basis.
(21)
Related Party Transactions

The following summaries relate to certain related party transactions entered into by the Company with certain of its shareholders, its shareholders affiliates and the Company’s affiliates.
Advisory Services Agreement
Certares Management Corp. (“Certares”), an indirect equity owner of the Company, provides certain advisory services to the Company for which fees of $0.4 million and $0.6 million were incurred for the three months ended June 30, 2022 and 2021, respectively, and fees of $1.0 million and $1.3 million were incurred for the six months ended June 30, 2022 and 2021, respectively. As of June 30, 2022 and December 31, 2021, the Company had $5.4 million and $4.4 million as amounts payable to Certares under this agreement. This agreement terminated upon the closing of the Business Combination.
Commercial Agreements
The Company has various commercial agreements with the affiliates of Amex Coop. In respect of such agreement, included in the operating costs are costs of approximately $7 million and $2 million for the three months ended June 30, 2022 and 2021, respectively and costs of $11 million and $4 million in charges from affiliates of Amex Coop for the six months ended June 30, 2022 and 2021, respectively. Revenues also include revenue from affiliates of Amex Coop of approximately $5 million for each of the three months ended June 30, 2022 and 2021, and revenue of $10 million and $9 million for the six months ended June 30, 2022 and 2021, respectively. Amounts payable to affiliates of Amex Coop under these agreements as of June 30, 2022 and December 31, 2021, were $22 million and $16 million, respectively. Amounts receivable from affiliates of Amex Coop under these agreements was $8 million and $15 million as of June 30, 2022 and

GLOBAL BUSINESS TRAVEL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
December 31, 2021, respectively. Effective upon, the closing of the Business Combination, the parties amended the terms of certain of these commercial arrangements.
Apart from above, there are certain tax indemnity and other agreements between the Company and affiliates of Amex Coop. Amounts payable to affiliates of Amex Coop in respect of such agreements was $2 million as of both June 30, 2022 and December 31, 2021. Amounts receivable from affiliates of Amex Coop in respect of such agreements were $0.4 million and $0.3 million as of June 30, 2022 and December 31, 2021, respectively.
License of American Express Marks
GBT US LLC, a wholly owned subsidiary of GBTG, has entered into a royalty-free trademark license agreement with an affiliate of Amex Coop pursuant to which GBT US LLC was granted a license to use, and the right to sublicense to certain subsidiaries of GBTG the right to use, the American Express trademarks used in the American Express Global Business Travel and American Express Meetings & Events brands for business travel, business consulting and meetings and events businesses on a royalty-free, exclusive, non- assignable, non-sublicensable (other than as set out in the agreement), and worldwide basis.
Effective upon closing of the Business Combination, the parties amended and restate the foregoing trademark license agreement to grant GBT Travel Services UK Limited (“GBT UK”), an indirect wholly owned subsidiary of GBTG, a long-term, 11-year license (unless earlier terminated or extended) pursuant to which GBT UK, all wholly owned operating subsidiaries of GBTG and other permitted sublicensees will license the American Express trademarks used in the American Express Global Business Travel brand, transition the American Express Meetings & Events brand to the American Express GBT Meetings & Events brand, and license the American Express trademarks used in the American Express GBT Meetings & Events brand for business travel, meetings and events, business consulting and other services related to business travel (“Business Travel Services”). This amended and restated trademark license agreement also provided GBTG the flexibility to operate non-Business Travel Services businesses under brands that do not use any trademarks owned by American Express, subject to certain permissibility and other requirements.
Exchange Agreement
See note 6 — Reverse Recapitalization for further discussion on Exchange Agreement
New Shareholders Agreement
At the closing of the Business Combination, GBTG, GBT JerseyCo and the Continuing JerseyCo Owners entered into a Shareholders Agreement (the “New Shareholders Agreement”). The New Shareholders Agreement sets forth various restrictions, limitations and other terms concerning the transfer of equity securities of GBTG and GBT JerseyCo by the parties thereto (other than, in most circumstances, the A ordinary shares of GBT JerseyCo). Among other matters, and subject to certain terms, conditions and exceptions, the Shareholders Agreement prohibits each Continuing JerseyCo Owner, severally and not jointly, from effecting transfers of such equity securities to certain specified restricted persons, as well as transfers that would violate applicable securities laws or cause GBT JerseyCo to be treated other than as a pass-through entity for U.S. federal income tax purposes.
The New Shareholders Agreement specifies the initial composition of the GBTG Board, effective immediately upon the closing and sets out the composition and appointment of the GBTG Board. The New Shareholders Agreement will also require (subject to certain specified conditions and exceptions including those described below) the approval of each Continuing JerseyCo Owner for GBTG or its subsidiaries to take certain actions, including: (i) the redemption, cancellation or repayment of any equity securities of GBTG or GBT JerseyCo, other than on a pro rata basis from all shareholders (ii) dividends or distributions, other than on a pro rata basis (iii) any share exchanges, splits, combinations and similar actions with respect to one or more, but not all, classes or series of GBTG or GBT JerseyCo shares;

GLOBAL BUSINESS TRAVEL GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(iv) amendments to GBT JerseyCo’s organizational documents that relate specifically and solely to rights, priorities and privileges of the B ordinary shares or the C ordinary shares of GBT JerseyCo, as applicable, or (v) any agreement or commitment to do any of the foregoing. Further, the New Shareholders Agreement also provides for various provisions for shareholder rights, termination of such rights, cash distributions to satisfy tax liabilities of the GBT JerseyCo’s shareholders, etc. subject to certain terms and conditions as set out in the agreement.
Commercial and Operating Agreements with Expedia
An affiliate of GBTG and an affiliate of Expedia entered into a ten-year term marketing partner agreement to provide the GBTG’s corporate clients with access to Expedia group’s hotel content. As a result of this agreement, the Company recognized revenue of $41 million and $60 million for the three and six months ended June 30, 2022. The Company had $13 million and $4 million receivable from the affiliate of Expedia as of June 30, 2022 and December 31, 2021, respectively.
GBT UK has entered into a Transition Services Agreement with Expedia, Inc. (the “Egencia TSA”), pursuant to which Expedia, Inc. (an affiliate of Expedia) and its affiliates provide certain transition services to GBT UK and its affiliates to facilitate an orderly transfer of Egencia from Expedia to GBTG. For the three and six months ended June 30, 2022, the total cost charged to the Company was approximately $9 million and $20 million that was included in the Company’s consolidated statements of operations and as of June 30, 2022 and December 31, 2021 the Company had a payable to Expedia Inc. of $10 million and $8 million, respectively. Further, as of June 30, 2022 and December 31, 2021, Egencia had a net receivable of $6 million and a payable of $16 million to Expedia primarily on account of pre-acquisition transactions between Egencia and Expedia and on account of net cash settled on behalf of Expedia by Egencia during the six months ended June 30, 2022.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Shareholders
GBT JerseyCo Limited:
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheets of GBT JerseyCo Limited and subsidiaries (the Company) as of December 31, 2021 and 2020, the related consolidated statements of operations, comprehensive (loss) income, cash flows and changes in total shareholders’ equity for each of the years in the three-year period ended December 31, 2021, and the related notes and financial statement schedule II (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2021, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ KPMG LLP
We have served as the Company’s auditor since 2014.
New York, New York
March 21, 2022

GBT JERSEYCO LIMITED
CONSOLIDATED BALANCE SHEETS
	As of December 31,
(in $ millions except share and per share data)	2021	2020
Assets
Current assets:
Cash and cash equivalents	$516	$584
Accounts receivable (net of allowances for doubtful accounts of $4 and $14 as of December 31, 2021 and 2020, respectively)	381	144
Due from affiliates	18	15
Prepaid expenses and other current assets	137	126
Total current assets	1,052	869
Property and equipment, net	216	194
Equity method investments	17	23
Goodwill	1,358	1,028
Other intangible assets, net	746	348
Operating lease right-of-use assets	59	55
Deferred tax assets	282	217
Other non-current assets	41	24
Total assets	$3,771	$2,758
Liabilities, preferred shares and shareholders’ equity
Current liabilities:
Accounts payable	$137	$96
Due to affiliates	41	7
Accrued expenses and other current liabilities	519	440
Current portion of operating lease liabilities	21	20
Current portion of long-term debt	3	7
Total current liabilities	721	570
Long-term debt, non-current, net of unamortized debt discount and debt issuance costs	1,020	617
Deferred tax liabilities	119	100
Pension liabilities	333	413
Long-term operating lease liabilities	61	58
Other non-current liabilities	23	16
Total liabilities	2,277	1,774
Commitments and Contingencies (see note 18)
Preferred shares (par value €0.00001; 3,000,000 shares and Nil shares authorized as of December 31, 2021 and 2020, respectively; 1,500,000 shares and Nil shares issued and outstanding as of December 31, 2021 and 2020, respectively; redemption amount of $160 and Nil as of December 31, 2021 and 2020, respectively)	160	—
Shareholders’ equity:
Voting ordinary shares (par value €0.00001; 40,000,000 shares authorized as of both December 31, 2021 and 2020; 36,000,000 shares issued and outstanding as of both December 31, 2021 and 2020)	—	—
See notes to consolidated financial statements

	As of December 31,
(in $ millions except share and per share data)	2021	2020
Non-Voting ordinary shares (par value €0.00001; 15,000,000 shares and Nil shares authorized as of December 31, 2021 and 2020, respectively; 8,413,972 shares and Nil shares issued and outstanding as of December 31, 2021 and 2020, respectively)	—	—
Profit shares (par value €0.00001; 800,000 shares authorized as of both December 31, 2021 and 2020; 800,000 shares issued and outstanding as of both December 31, 2021 and 2020)	—	—
Management incentive plan shares (par value €0.00001, 4,764,000 shares and 3,264,000 shares authorized as of December 31, 2021 and 2020, respectively; no shares issued and outstanding as of both December 31, 2021 and 2020)	—	—
Additional paid-in capital	2,560	1,752
Accumulated deficit	(1,065)	(592)
Accumulated other comprehensive loss	(162)	(179)
Total equity of the Company’s shareholders	1,333	981
Equity attributable to noncontrolling interest in subsidiaries	1	3
Total shareholders’ equity	1,334	984
Total liabilities, preferred shares and shareholders’ equity	$3,771	$2,758

See notes to consolidated financial statements

GBT JERSEYCO LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS
	Year ended December 31,
(in $ millions, except share and per share data)	2021	2020	2019
Revenue	$763	$793	$2,119
Costs and expenses:
Cost of revenue (excluding depreciation and amortization shown separately below)	477	529	880
Sales and marketing	201	199	286
Technology and content	264	277	339
General and administrative	213	181	255
Restructuring charges	14	206	12
Depreciation and amortization	154	148	141
Total operating expenses	1,323	1,540	1,913
Operating (loss) income	(560)	(747)	206
Interest income	1	1	5
Interest expense	(53)	(27)	(15)
Loss on early extinguishment of debt	(49)	—	—
Other income (expense), net	8	14	(3)
(Loss) income before income taxes and share of (losses) earnings from equity method investments	(653)	(759)	193
Benefit from (provision for) income taxes	186	145	(60)
Share of (losses) earnings from equity method investments	(8)	(5)	5
Net (loss) income	(475)	(619)	138
Net loss (income) attributable to non-controlling interests in subsidiaries	2	1	(4)
Net (loss) income attributable to the Company	(473)	(618)	134
Preferred shares dividend	(10)	—	—
Net (loss) income attributable to the shareholders of the Company’s ordinary shares	$(483)	$(618)	$134
(Loss) earnings per share attributable to the shareholders of the Company’s ordinary shares — Basic:
(Loss) earnings per share	$(12.91)	$(17.18)	$3.72
Weighted average number of shares outstanding	37,406,171	36,000,000	36,000,000
(Loss) earnings per share attributable to the shareholders of the Company’s ordinary shares — Diluted:
(Loss) earnings per share	$(12.91)	$(17.18)	$3.61
Weighted average number of shares outstanding	37,406,171	36,000,000	37,102,120
See notes to consolidated financial statements

GBT JERSEYCO LIMITED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
	Year ended December 31,
(in $ millions except share and per share data)	2021	2020	2019
Net (loss) income	$(475)	$(619)	$138
Other comprehensive income (loss), net of tax:
Change in currency translation adjustments, net of tax	(15)	(2)	(4)
Change in defined benefit plans, net of tax
Actuarial gain (loss), net and prior service cost arising during the year	28	(80)	(55)
Amortization of actuarial loss and prior service cost in net periodic pension cost	4	1	—
Other comprehensive income (loss), net of tax	17	(81)	(59)
Comprehensive (loss) income	(458)	(700)	79
Comprehensive loss (income) attributable to non-controlling interests in subsidiaries	2	1	(4)
Comprehensive (loss) income attributable to the Company	(456)	(699)	75
Preferred shares dividend	(10)	—	—
Comprehensive (loss) income attributable to the shareholders of the Company’s ordinary shares	$(466)	$(699)	$75
See notes to consolidated financial statements

GBT JERSEYCO LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
	Year ended December 31,
(in $ millions)	2021	2020	2019
Operating activities:
Net (loss) income	$(475)	$(619)	$138
Adjustments to net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	154	148	141
Deferred tax (benefit) expense	(178)	(110)	24
Equity-based compensation	3	3	6
(Release of) allowance for doubtful accounts	(5)	4	—
Share of losses (earnings) in equity-method investments, net of dividends received	8	8	4
Amortization of debt discount and debt issuance costs	5	3	2
Loss on early extinguishment of debt	49	—	—
Impairment of operating lease ROU and other assets	1	20	—
Other	(11)	(8)	(1)
Pension contributions	(25)	(25)	(36)
Changes in working capital, net of effects from acquisitions
Accounts receivable	(85)	524	(39)
Prepaid expenses and other current assets	40	(20)	(30)
Due from affiliates	(3)	1	—
Due to affiliates	8	(20)	(5)
Accounts payable, accrued expenses and other current liabilities	2	(159)	23
Net cash (used in) from operating activities	(512)	(250)	227
Investing activities:
Purchase of property and equipment	(44)	(47)	(62)
Ovation business acquisition, net of cash acquired	(53)	—	—
Egencia business acquisition, net of cash acquired	73	—	(25)
Other	(3)
Net cash used in investing activities	(27)	(47)	(87)
Financing activities:
Proceeds from issuance of preferred shares	150	—	—
Proceeds from senior secured prior tranche B-1 term loans, net of debt discount	—	388	—
Proceeds from senior secured prior tranche B-2 term loans	150	—	—
Proceeds from senior secured new tranche B-3 term loans, net of debt discount	785	—	—
Repayment of senior secured term loans	(551)	(4)	(3)
Repayment of finance lease obligations	(2)	—	—
Payment of lender fees and issuance costs for senior secured term loans facilities	(8)	—	—
Prepayment penalty and other costs related to early extinguishment of debt	(34)	—	—
Payment of offering costs	(10)	—	—
See notes to consolidated financial statements

	Year ended December 31,
(in $ millions)	2021	2020	2019
Capital distributions to shareholders	(1)	—	(58)
Return of amount in escrow account	—	—	1
Dividends paid to non-controlling interest shareholders	—	—	(5)
Other	(1)	—	—
Net cash from (used in) financing activities	478	384	(65)
Effect of exchange rates changes on cash, cash equivalents and restricted cash	(7)	7	1
Net increase (decrease) in cash, cash equivalents and restricted cash	(68)	94	76
Cash, cash equivalents and restricted cash, beginning of year	593	499	423
Cash, cash equivalents and restricted cash, end of year	$525	$593	$499
Supplemental cash flow information:
Cash (received) paid for income taxes (net of refunds)	$(5)	$(13)	$49
Cash paid for interest (net of interest received)	$47	$16	$14
Dividend accrued on preferred shares	$10	$—	$—
Deferred offering costs accrued	$10	$—	$—
Right-of-use assets obtained in exchange for lease obligations, including on acquisitions (see note 11)
See notes to consolidated financial statements

GBT JERSEYCO LIMITED
CONSOLIDATED STATEMENTS OF CHANGES IN TOTAL SHAREHOLDERS’ EQUITY
	Voting ordinary shares		Non-Voting ordinary shares		Profit shares		Additional paid-in capital	Accumulated (deficit) / earnings	Accumulated other comprehensive loss	Total equity of the Company’s shareholders	Equity attributable to non-controlling interest in subsidiaries	Total shareholders’ equity
(in $ millions, except share data)	Number	Amount	Number	Amount	Number	Amount
Balance as of December 31, 2018	36,000,000	—			800,000	—	1,802	(111)	(39)	1,652	5	1,657
Cumulative effect of accounting policy change — Revenue from Contracts with customers, net of tax.	—	—	—	—	—	—	—	3	—	3	—	3
Capital distributions to shareholders	—	—	—	—	—	—	(58)	—	—	(58)	—	(58)
Dividend paid to non-controlling interest shareholders	—	—	—	—	—	—	—	—	—	—	(5)	(5)
Equity-based compensation	—	—	—	—	—	—	6	—	—	6	—	6
Other comprehensive loss, net of tax	—	—	—	—	—	—	—	—	(59)	(59)	—	(59)
Net income	—	—	—	—	—	—	—	134	—	134	4	138
Balance as of December 31, 2019	36,000,000	—	—	—	800,000	—	1,750	26	(98)	1,678	4	1,682
Capital distributions to shareholders	—	—	—	—	—		(1)	—	—	(1)	—	(1)
Equity-based compensation	—	—	—	—	—	—	3	—	—	3	—	3
Other comprehensive loss, net of tax	—	—	—	—	—	—	—	—	(81)	(81)	—	(81)
Net loss	—	—	—	—	—	—	—	(618)	—	(618)	(1)	(619)
Balance as of December 31, 2020	36,000,000	—	—	—	800,000	—	1,752	(592)	(179)	981	3	984
Issued on acquisition of Egencia (see notes 9 and 20)	—	—	8,413,972	—	—	—	816	—	—	816	—	816
Dividend on preferred shares (see note — 20)	—	—	—	—	—	—	(10)	—	—	(10)	—	(10)
Equity-based compensation	—	—	—	—	—	—	3	—	—	3	—	3
Settlement of MIP options	—	—	—	—	—	—	(1)	—	—	(1)	—	(1)
Other comprehensive income, net of tax	—	—	—	—	—	—	—	—	17	17	—	17
Net loss	—	—	—	—	—	—	—	(473)	—	(473)	(2)	(475)
Balance as of December 31, 2021	36,000,000	$—	8,413,972	$—	800,000	$—	$2,560	$(1,065)	$(162)	$1,333	$1	$1,334
Management incentive plan shares have been excluded from the above statement as there are no related shares issued and outstanding as of December 31, 2021, 2020 and 2019.
See notes to consolidated financial statements

GBT JERSEYCO LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(1)
Business Description and Basis of Presentation

GBT JerseyCo Limited (“Global Business Travel” or “GBT”) was incorporated on November 28, 2019 under the Companies (Jersey) Law 1991. GBT is a joint venture with 50% of its voting shares held by American Express Travel Holdings Netherlands Coöperatief U.A. (“Amex Coop”), a resident of the Netherlands and the other 50% of its voting shares held by Juweel Investors (SPC) Limited (a successor entity of Juweel Investors Limited) (“Juweel”), a resident of Cayman Islands. Following acquisition of the Egencia business (“Egencia”) on November 1, 2021 (see note 9 — Business Acquisitions), GBT issued 8,413,972 non-voting ordinary shares to Expedia and as of December 31, 2021, Amex Coop, Juweel and Expedia own approximately 40.5%, 40.5% and 19.0%, respectively, of the ordinary shares of GBT. GBT is a tax resident in the United Kingdom (“U.K.”).
The consolidated financial statements of GBT and its subsidiaries (the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).
On December 2, 2021, GBT entered into a definitive business combination agreement (“Business Combination Agreement”) with Apollo Strategic Growth Capital (“APSG”), a special purpose acquisition company, listed on the New York Stock Exchange. The closing of the business combination is subject to the satisfaction of customary closing conditions, including approval by APSG’s shareholders and certain regulatory approvals. Upon closing, APSG will merge with the Company and the Company is expected to become a publicly listed company.
Business Description
The Company provides a business-to-business travel platform with a full suite of differentiated, technology-enabled solutions to business travelers and corporate clients, suppliers of travel content (such as airlines, hotels, ground transportation and aggregators) and third-party travel agencies. The Company manages end-to-end logistics of corporate travel and provides a link between businesses, their employees, travel suppliers and other industry participants.
Corporate Reorganization
On December 9, 2019, the Board of Directors of GBT III B.V., a private company with limited liability organized under the laws of Netherlands and a joint venture with 50% of its voting shares held by Amex Coop and the other 50% of its voting shares held by a predecessor of Juweel, implemented a holding company reorganization in which GBT became the ultimate parent company of GBT III B.V. The shareholders of GBT III B.V. approved this reorganization whereby shareholders of GBT III B.V. ultimately became the shareholders of GBT, maintaining the same number of voting ordinary shares and ownership percentage as held in GBT III B.V. immediately prior to the reorganization.
The above reorganization was accounted for as a transaction under common control. GBT recognized the assets and liabilities of GBT III B.V. at carryover basis.
Impact of COVID-19
Since March 2020, the outbreak of the novel strain of the coronavirus, COVID-19 (the “COVID-19 pandemic”), has severely restricted the level of economic activity around the world and continues to have an unprecedented effect on the global travel and hospitality industry. In response to the COVID-19 pandemic, many governments around the world implemented, and continue to implement, a variety of measures to reduce the spread of COVID-19 pandemic, including travel restrictions, practicing social distancing, quarantine advisories or requirements, restrictions on business operations and closure of non-essential businesses. The various government measures to contain spread of COVID-19 pandemic significantly reduced business travel and hotel bookings and continue to have a material adverse impact on the number of new bookings.

GBT JERSEYCO LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
While many countries have vaccinated a reasonable proportion of their population, the rate and pace of vaccination globally, the severity and duration of resurgence, as well as uncertainty over the efficacy of the vaccines against new variants of the virus, may contribute to delays in economic recovery. Overall, the ultimate impact and duration of the COVID-19 pandemic remains uncertain and will depend upon future developments, which are difficult to predict. Despite the continued negative impact of the COVID-19 pandemic on the Company’s business, the Company has seen gradual improvement in its transaction volume during the second half of 2021 as compared to the prior year as COVID-19 vaccines continued to be administered and some travel restrictions relaxed.
As a result of the COVID-19 pandemic, the Company’s results of operations and cash flows for the year ended December 31, 2021, similar to the previous year, continue to be adversely impacted. The Company incurred a net loss of $475 million during the year ended December 31, 2021 and had cash outflows from operations of $512 million.
In response to the COVID-19 pandemic, in 2020, the Company initiated mitigating actions to optimize efficiency and reduce costs, which included a reduction in operating expenses and non-essential capital expenditure, employee pay reductions, a reduction in workforce through voluntary and involuntary terminations of employees and facility closures. The Company continues to consider additional cost reduction measures as they become necessary. The Company also continued to access government funding in its major operating territories (including furlough income). Additionally, to strengthen and maintain its liquidity the Company, on December 2, 2021, obtained commitments for $1,000 million principal amount of senior secured new tranche B-3 term loan facilities. Effective as of December 16, 2021, the Company amended its senior secured credit agreement to, among other things, establish the senior secured new tranche B-3 term loan facilities under its senior secured credit agreement, and $800 million principal amount of initial borrowings were funded on such date under the senior secured new tranche B-3 term loan facilities. The $200 million of commitments remaining under the senior secured new tranche B-3 term loan facilities are available on a delayed-draw basis for a six-month period after the date of such initial borrowings, subject to certain customary borrowing conditions (the “New Tranche B-3 DDTL Facility”). A portion of the proceeds from the initial borrowings under the senior secured new tranche B-3 term loan facilities was applied to refinance and repay in full all of the senior secured prior tranche B-1 and tranche B-2 term loans in a then-outstanding principal amount of $545 million, together with applicable prepayment premiums and accrued and outstanding interest thereon as of the date of repayment. In connection therewith, the remaining unused commitments of principal amount of $50 million under the senior secured prior tranche B-2 term loan facility was terminated (see note 15 — Long-term Debt).
Furthermore, the closing of the Business Combination Agreement is expected to provide a substantial amount of additional liquidity.
As of December 31, 2021, the Company has a total liquidity of approximately $916 million, comprising of cash and cash equivalents of approximately $516 million, $200 million of undrawn commitments under the New Tranche B-3 DDTL Facility (subject to the satisfaction of applicable borrowing conditions), $150 million of remaining undrawn Shareholders Equity Commitments (as defined in note 20 — Shareholders’ Equity) and $50 million of undrawn commitments under the senior secured revolving credit facility (subject to the satisfaction of applicable borrowing conditions and compliance with applicable covenants related to borrowings thereunder).
The Company believes this liquidity is important given its limited ability to predict its future financial performance due to the uncertainty associated with the COVID-19 pandemic and the measures implemented in response to the COVID-19 pandemic. Based on the financial mitigation measures taken and available funding capacity and the expected business combination transaction with APSG, the Company believes it has adequate liquidity to meet its expected future operating, investing and financing needs of the business for a minimum period of twelve months after the date the consolidated financial statements are available for issuance.

GBT JERSEYCO LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(2)
Summary of Significant Accounting Policies

Consolidation
The Company’s consolidated financial statements include the accounts of GBT, GBT’s wholly-owned subsidiaries and entities controlled by GBT. There are no entities that have been consolidated due to control through operating agreements, financing agreements or as the primary beneficiary of a variable interest entity. The Company reports the non-controlling ownership interests in subsidiaries that are held by third-party owners as equity attributable to non-controlling interests in subsidiaries on the consolidated balance sheets. The portion of income or loss attributable to third-party owners for the reporting periods is reported as net income (loss) attributable to non-controlling interests in subsidiaries on the consolidated statements of operations. The Company has eliminated intercompany transactions and balances in its consolidated financial statements.
Use of Estimates
The preparation of consolidated financial statements in conformity with U.S. GAAP requires estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures in the consolidated financial statements and accompanying notes. Actual results could differ materially from those estimates. Significant estimates used by the Company include estimates related to supplier revenue, collectability of receivables, depreciable lives of property and equipment, valuation of equity issued as purchase consideration in business combination, acquisition purchase price allocations including valuation of acquired intangible assets and goodwill, equity-based compensation, measurement of operating lease right-of-use (“ROU”) assets, impairment of goodwill, other intangible assets, long-lived assets and investments in equity method investments, valuation allowances on deferred income tax assets and contingencies.
The COVID-19 pandemic has created and may continue to create significant uncertainty in macroeconomic conditions, which may cause further business disruptions and adversely impact the Company’s results of operations. As a result, many of the Company’s estimates and assumptions required increased judgment. As events continue to evolve and additional information becomes available, the Company’s estimates may change materially in future periods.
Cash, Cash Equivalents and Restricted Cash
Cash and cash equivalents include cash on hand and at bank, and, bank deposits and other highly liquid investments with original maturities of 90 days or less. Restricted cash includes cash and cash equivalents that is restricted through legal contracts or regulations. It primarily includes collateral provided for bank guarantees for certain office leases and to certain travel suppliers. Restricted cash is aggregated with cash and cash equivalents in the consolidated statements of cash flows. The Company had $9 million of restricted cash as of both December 31, 2021 and 2020, which is included in other non-current assets in the consolidated balance sheets (see note 12 — Other Non-Current Assets).
Accounts Receivable
Accounts receivable primarily includes trade accounts receivable from corporate clients, travel suppliers and government for grants receivable, less allowances for doubtful accounts. The Company evaluates the collectability of accounts receivable based on a combination of factors. Due to the number of different countries in which the Company operates, its policy of determining when a reserve is required to be recorded considers the appropriate local facts and circumstances that apply to an account. Local review of accounts receivable is performed on a regular basis by considering factors such as historical experience, credit worthiness and the age of the accounts receivable balance. In circumstances where the Company is aware of a specific client’s inability to meet its financial obligations (e.g. bankruptcy filings, failure to pay amounts due to the Company, or other known client liquidity issues), the Company records a specific reserve for bad debts in

GBT JERSEYCO LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
order to reduce the receivable to the amount reasonably believed to be collectable. Account balances are written-off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.
Governments of multiple countries extended several programs to help businesses during the COVID-19 pandemic (see note 1 — Business Description and Basis of Presentation) through loans, wage subsidies, tax relief or deferrals and other financial aid. The Company has participated in several of these government programs. A substantial portion of these government support payments were to ensure that the Company continues to pay and maintain the employees on its payroll and does not make them redundant as the demand for travel services significantly reduced due to the Covid-19 pandemic. During the year ended December 31, 2021 and 2020, the Company recognized in its consolidated statements of operations government grants and other assistance benefits for salaries and wages (mainly furlough support payments) of $64 million and $101 million, respectively, as a reduction of expenses. As at December 31, 2021 and 2020, the Company had a receivable of $6 million and $25 million, respectively, in relation to such government grants, that is included in the accounts receivable balance in the consolidated balance sheets. These relate to payments that are expected to be received under the government programs where the Company has met the qualifying requirements and it is probable that payments will be received. The majority of this receivable is expected to be received in 2022.
Property and Equipment
Property and equipment are recorded at cost, net of accumulated depreciation and amortization.
The Company also capitalizes certain costs associated with the acquisition or development of internal-use software. The Company capitalizes costs incurred during the application development stage related to the development of internal use software. The Company expenses cost incurred related to the planning and post-implementation phases of development as incurred.
Depreciation is recognized once an asset is available for its intended use. Depreciation is computed using the straight-line method over the estimated useful lives of assets which are as follows:
Capitalized software for internal use	2.5 – 7 years
Computer equipment	3 – 5 years
Leasehold improvements	Shorter of 5 – 10 years or lease term
Furniture, fixtures and other equipment	Up to 7 years
Equity Method Investments
Investments in entities in which the Company exercises significant influence over the operating and financial policies of the investee are accounted for using the equity method of accounting. Generally, if the Company owns voting rights of between 20% and 50% of equity interest, it is presumed to exercise significant influence. The Company’s proportionate share of the net income (loss) of the equity method investments is included in the Company’s results of operations. When the Company share of losses of an equity method investment equals or exceeds its investment value plus advances made to equity method investment, the Company discontinues recognizing share of further losses. Additional losses are provided for and a liability is recognized, only to the extent the Company has legal or constructive obligations to fund further losses in the equity method investment. Dividends received from the equity method investees are recorded as reductions to the carrying value of the equity method investment.
The Company periodically reviews the carrying value of these investments to determine if there has been an other-than temporary decline in their carrying values. A variety of factors are considered when determining if a decline in the carrying value of equity method investment is other than temporary, including, among others, the financial condition and business prospects of the investee, as well as the Company’s investment intent. Based on the Company’s assessment, the Company recorded $2 million as impairment of

GBT JERSEYCO LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
equity method investments for the year ended December 31, 2021, which is included within share of (losses) earnings from equity method investments in the consolidated statements of operations. There were no impairments of equity method investments during the years ended December 31, 2020 and 2019.
Business Combinations and Goodwill
The Company accounts for business combinations using purchase method of accounting which requires assigning the fair value of the consideration transferred to acquire a business to the tangible assets and identifiable intangible assets acquired and liabilities assumed on the basis of their fair values at the date of acquisition. Goodwill represents the excess of the purchase consideration over the fair value of net tangible and identifiable assets acquired. The purchase price allocation process requires the Company to make significant assumptions and estimates in determining the purchase price, fair value of assets acquired and liabilities assumed at the acquisition date, especially with respect to acquired intangible assets. Fair value measurements may include the use of appraisals, market quotes for similar transactions, discounted cash flow techniques or other methodologies management believes to be relevant. Significant estimates in valuing certain intangible assets include but are not limited to future expected cash flows from customer and supplier relationships, and discount rates. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. Any changes to provisional amounts identified during the measurement period are recognized in the reporting period in which the adjustment amounts are determined.
The Company evaluates goodwill for impairment on December 31 each year, or more frequently, if impairment indicators exist. The Company performs either a qualitative or quantitative assessment of whether it is more likely than not that the reporting unit’s fair value is less than its carrying value. Fair values are determined using a combination of standard valuation techniques, including an income approach (discounted cash flows) and market approaches (e.g., earnings before interest, taxes, depreciation, and amortization (“EBITDA”) multiples of comparable publicly traded companies) and based on market participant assumptions.
For periods prior to January 1, 2020, when an impairment existed, it was recorded to the extent that the implied fair value of goodwill was less than the carrying value of goodwill. The Company adopted the new accounting standard update on goodwill impairment on January 1, 2020, under which a goodwill impairment loss is measured at the amount by which a reporting unit’s carrying amount exceeds its fair value, not to exceed the carrying amount of goodwill.
Based on the results of the annual impairment test, the Company concluded that there was no impairment of goodwill during the years ended December 31, 2021, 2020 and 2019 because quantitative tests indicated the reporting units’ fair value was in excess of their respective carrying values. The estimates and assumptions about future results of operations and cash flows made in connection with the impairment testing could differ from actual results of operations and cash flows, and if so, could cause the Company to conclude in the future that impairment indicators exist and that goodwill may become impaired.
Impairment of Other Intangible Assets and Long-Lived Assets
Finite-lived intangible assets are amortized on a straight-line basis and estimated to have useful lives as follows:
Trademarks / tradenames	5 – 10 years
Corporate client relationships	10 – 15 years
Supplier relationships	10 years
Travel partner network	10 years
Finite-lived intangible assets and long-lived assets are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of those assets or groups of assets, that generate

GBT JERSEYCO LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
cash flows largely independent of other assets or asset groups, may not be recoverable. If impairment indicators exist, the undiscounted future cash flows associated with the expected service potential of the asset or asset group and cash flows from their eventual disposition are compared to the carrying value of the asset or asset group. If the sum of the undiscounted expected cash flows is less than the carrying amount of the asset or asset group, an impairment loss is recognized in an amount by which the carrying value of the asset or asset group exceeds its fair value through a charge to the Company’s consolidated statements of operations. The estimated fair value of the asset group is determined using appropriate valuation methodologies which would typically include an estimate of discounted cash flows.
Leases
The Company determines whether an arrangement contains a lease at inception of a contract. Lease assets represent the Company’s right-of-use (“ROU”) of an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. The Company’s accounting policy is to evaluate lessee agreements with a minimum term greater than one year for recording on the consolidated balance sheet.
Finance leases are generally those leases that allow the Company to either utilize the entire asset over its economic life or substantially pay for all of the fair value of the asset over the lease term. All other leases are categorized as operating leases. Lease ROU assets and lease liabilities are recognized based on the present value of the fixed lease payments over the lease term at the commencement date. As the interest rate implicit in the lease is generally not determinable in transactions where the Company is a lessee, the Company uses its incremental borrowing rate, based on the information available at the commencement date, in determining the present value of future payments and uses the implicit rate when readily available. The operating lease ROU assets include lease pre-payments and initial direct costs and are reduced for deferred rent and any lease incentives. Certain of the Company’s lease agreements contain renewal options, early termination options and/or payment escalations based on fixed annual increases, local consumer price index changes or market rental reviews. The lease term may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option.
The Company’s lease agreements may include both lease and non-lease components. For leases of information technology equipment used in its data centers, the Company accounts for the lease and non-lease components on a combined basis. For leases of all other assets, lease and non-lease components are accounted for separately.
Operating leases are included in operating lease ROU assets and current and long-term portion of operating lease liabilities on the Company’s consolidated balance sheets. Operating lease expense is recognized on a straight-line basis over the lease term. Finance leases are included in property and equipment, net, accrued expenses and other current liabilities and other long-term liabilities on the Company’s consolidated balance sheets.
Income Taxes
The Company accounts for income taxes using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating losses and tax credit carryforwards. All deferred income taxes are classified as long-term on the Company’s consolidated balance sheets.
Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that apply to taxable income in effect for the years in which those tax assets or liabilities are expected to be realized or settled. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized. In order for the Company to realize the deferred tax assets, it must be able to generate sufficient taxable income in those jurisdictions where the deferred tax assets

GBT JERSEYCO LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
are located. A change in the Company’s estimate of future taxable income may change the Company’s conclusion on its ability to realize all or a part of its net deferred tax assets, requiring an adjustment to the valuation allowance charged to the provision for income taxes in the period in which such a determination is made.
The Company recognizes deferred taxes on undistributed earnings of foreign subsidiaries because it does not plan to indefinitely reinvest such earnings.
A two-step approach is applied in the recognition and measurement of uncertain tax positions taken or expected to be taken in a tax return. The first step is to determine if the weight of available evidence indicates that it is more likely than not that the tax position will be sustained on examination by the taxing authorities, including resolution of any related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% likely to be realized upon ultimate settlement. The Company recognizes interest and penalties related to unrecognized tax benefits within the benefit from/provision for income taxes in its consolidated statements of operations.
Fair Value Measurements
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining fair value, the Company uses various valuation approaches. A hierarchy has been established for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability based on market rates obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s estimates about the assumptions market participants would use in the pricing of the asset or liability based on the best information available. The hierarchy is broken down into three levels based on the reliability of inputs as follows:
Level 1 — Valuations based on quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.
Level 2 — Valuations based on quoted prices in active markets for similar assets or liabilities, quoted prices in non-active markets or for which all significant inputs, other than quoted prices, are observable either directly or indirectly, or for which unobservable inputs are corroborated by market data.
Level 3 — Valuations based on inputs that are unobservable and significant to overall fair value measurement.
Accumulated Other Comprehensive Income (Loss)
Accumulated other comprehensive income (loss), net of taxes, consists of (i) foreign currency translation adjustments, (ii) unrealized actuarial gains and losses on defined benefit plans and unamortized prior service cost and (iii) unrealized gains and losses on certain historical net investment hedges.
Certain Risks and Concentrations
Financial instruments, which potentially subject the Company to concentration of credit risk, consist primarily of cash and cash equivalents and accounts receivable.
The Company maintains cash and cash equivalents balances with financial institutions that are in excess of Federal Deposit Insurance Corporation (or equivalent) insurance limits. The Company’s cash and cash equivalents are primarily composed of current account balances in banks, are mainly non-interest bearing and are primarily denominated in U.S. dollar, British pound sterling and Euro currencies. As of December 31, 2021, over 60% of our cash balance is with a single bank.

GBT JERSEYCO LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Concentrations of credit risk associated with accounts receivable are considered minimal due to the Company’s diverse customer base spread across different countries.
Revenue Recognition
The Company generates revenue in two primary ways:
1)
Travel Revenues which include fees received from corporate clients and travel suppliers relating to servicing a travel transaction, which can be air, hotel, car rental, rail or other travel-related bookings or reservations, cancellations, exchanges or refunds and

2)
Products and Professional Services Revenues which include revenues received from corporate clients, travel suppliers and Network Partners for using the Company’s platform, products and value-added services.

Revenue is recognized when control of the promised services in an arrangement is transferred to the customers in an amount that reflects the expected consideration in exchange for those services. The Company’s customers are its (i) corporate clients to whom the Company provides travel processing, consultancy and management services and (ii) travel suppliers including providers of Global Distribution Systems (“GDS”).
The Company has determined a net presentation of revenue (that is, the amount billed to a corporate client less the amount paid to a travel supplier) is appropriate for the majority of the Company’s transactions as the travel supplier is primarily responsible for providing the underlying travel services and the Company does not control the service provided to the traveler/corporate clients. The Company excludes all taxes assessed by a government authority, if any, from the measurement of transaction prices that are imposed on its travel related services or collected by the Company from customers (which are therefore excluded from revenue).
Travel Revenue
Client Fees
Transaction Fees and Other Revenues:   The Company enters into contracts with corporate clients to provide travel-related services each period over the contract term. The Company’s obligation to the client is to stand ready to provide service over the contractual term. The performance obligations under these contracts are typically satisfied over time as the clients benefit from these services as they are performed. The Company receives nonrefundable transaction fees from corporate clients each time a travel transaction is processed. Transaction fee revenue, which is unit-priced under the service contract, is generally allocated to and recognized in the period the transaction is processed. The Company also receives revenue from the provision of other transactional services to clients such as revenue generated from the provision of servicing after business close or during travel disruption. Such other transactional travel revenue is also generally allocated to and recognized in the period when the travel transaction is processed.
Consideration Payable to Clients and Client Incentives:   As part of the arrangements with corporate clients, the Company may be contractually obligated to share with them the commissions collected from travel suppliers that are directly attributable to the Company’s business with the corporate clients. Additionally, in certain contractual agreements with its clients, the Company promises consideration to them in the form of credits or upfront payments. The Company capitalizes such consideration payments to its clients and recognizes it ratably over the period of contract, as a reduction of revenue, as the revenue is recognized, unless the payment is in exchange for a distinct good or service that the corporate clients transfer to the Company. The capitalized upfront payments are reviewed for recoverability and impairment based on future forecasted revenues and are included within other non-current assets, net of any related liability, on the Company’s consolidated balance sheets.

GBT JERSEYCO LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Supplier Fees
Base Commissions and Incentives:   Certain of the Company’s travel suppliers (e.g., airlines, hotels, car rental companies, and rail carriers) pay commissions and/or fees on tickets issued, sales and other services provided by the Company based on contractual agreements to promote or distribute the travel supplier content. Commissions and fees from travel suppliers are generally recognized (i) at the time a ticket is purchased for air travel reservations as the Company’s performance obligation to the supplier is satisfied at the time of ticketing and as the Company does not typically provide significant post booking services to the traveler / corporate client and/or (ii) upon fulfillment of the reservation for hotels and car rentals as the performance obligation to the hotel and car rental companies is not satisfied until the customer has checked-in to the hotel property and/or picked-up the rental car.
Override Revenues:   The Company receives incentives from air travel suppliers for incremental bookings above minimum targeted thresholds established under the contract. The Company estimates such incentive revenues using internal and external data detailing completed and estimated completed airline travel and the price thresholds applicable to the volume for the period, as the consideration is variable and determined by meeting volume targets. The Company allocates the variable consideration to the bookings during the incentive period, which is generally determined by the airlines to be a single fiscal quarter, and recognizes that amount as the related performance obligations are satisfied, to the extent that it is probable that a subsequent change in the estimate would not result in a significant revenue reversal.
GDS Revenues:   In certain transactions, the GDS provider receives commission revenues from travel suppliers in exchange for distributing its content and distributes a portion of these commissions to the Company as an incentive for the Company to utilize its platform. Therefore, the Company views payments from the providers of the GDS as commissions from travel suppliers and recognize these commissions in revenue as travel bookings are made through the GDS platform.
Products and Professional Services Revenues
Management Fees:   The Company receives management fees from corporate clients for travel management services. The Company’s obligation to the client is to stand ready to provide service over the contractual term. The performance obligation under these contracts are typically satisfied over time as the clients benefit from these services as they are performed. Management fees are recognized ratably over the contract term as the performance obligation is satisfied on a stand-ready basis over the contract period.
Product Revenues:   Revenue from provision of travel management tools to corporate clients to manage their travel programs are recognized ratably over the contract term as the performance obligation is satisfied over the contract period over which the travel-related products are made available to the clients.
Consulting and Meeting and Events Revenues:   The Company receives fees from consulting and meetings and events planning services that are recognized over the contract term as the promised services are delivered by the Company’s personnel.
Other Revenues:   Fees from Network Partners are recognized in proportion to sales as sales occur over the contract term, as the performance obligation is satisfied.
Cost of revenue
Cost of revenue primarily consists of (i) salaries and benefits of the Company’s travel counsellors, meetings and events teams and their supporting functions and (ii) the cost of outsourcing resources in transaction processing and the processing costs of online booking tools.
Sales and marketing
Sales and marketing primarily consists of (i) salaries and benefits of the Company’s employees in its sales and marketing function and (ii) the expenses for acquiring and maintaining customer partnerships including account management, sales, marketing, and consulting alongside the functions that support these efforts.

GBT JERSEYCO LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Technology and content
Technology and content primarily consists of (i) salaries and benefits of employees engaged in the Company’s product and content development, back-end applications, support infrastructure and maintenance of the security of the Company’s networks and (ii) other costs associated with licensing of software and information technology maintenance expense.
General and Administrative
General and administrative expenses consists of (i) salaries and benefits of the Company’s employees in finance, legal, human resources and administrative support including expenses associated with the executive non-cash equity plan and long-term incentive plans, (ii) integration expenses related to acquisitions and mergers and acquisitions costs primarily related to due diligence, legal expenses and related professional services fees and (iii) fees and costs related to accounting, tax and other professional services, legal related costs, and other miscellaneous expenses.
Restructuring charges
Restructuring and other charges consist primarily of costs associated with (i) employee termination benefits and (ii) lease exit and related costs. One-time involuntary employee termination benefits are recognized as a liability at estimated fair value when the plan of termination has been communicated to employees and certain other criteria have been met. With respect to employee terminations under ongoing benefit arrangements, a liability for termination benefits is recognized at estimated fair value when it is probable that amounts will be paid to employees and such amounts are reasonably estimable. When the Company ceases using a facility but does not intend to or is unable to terminate the operating lease or intends or is able to sublease, the Company records a liability for the remaining payments of non-lease components. Costs associated with exit or disposal activities, including impairment of operating lease ROU assets are presented as restructuring charges in the consolidated statement of operations (see note 14 — Restructuring Charges).
Advertising Expense
Advertising costs are expensed in the period incurred and include online marketing costs, such as search and banner advertising, and offline marketing, such as television, media and print advertising. Advertising expense, included in general and administrative expenses on the consolidated statements of operations, was approximately $2 million, $3 million and $8 million for the years ended December 31, 2021, 2020 and 2019, respectively.
Equity-based Compensation
The Company has an equity-based compensation plan that provides for grants of stock options to employees and non-employee directors of the Company who perform services for the Company. The awards are equity-classified and the compensation is expensed, net of actual forfeitures, on a straight line basis over the requisite service period based upon the fair value of the award on the date of grant and vesting conditions.
Pension and Other Post-retirement Benefits
The Company sponsors defined contribution savings plans under which the Company matches the contributions of participating employees on the basis specified by the plan. The Company’s costs for contributions to these plans are recognized as a component of salaries and benefits, in the Company’s consolidated statements of operations as such costs are incurred. The Company also sponsors both non-contributory and contributory defined benefit pension plans whereby benefits are based on an employee’s years of credited service and a percentage of final average compensation, or as otherwise

GBT JERSEYCO LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
described by the plan. The Company recognizes the funded status of its defined benefit plans within other non-current liabilities on its consolidated balance sheets. The funded status is the difference between the fair value of plan assets and the benefit obligation as of the balance sheet date. The measurement date used to determine benefit obligations and the fair value of plan assets for all plans is December 31 of each year.
Defined benefit plan expenses are recognized in the Company’s consolidated statements of operations based upon various actuarial assumptions, including expected long-term rates of return on plan assets, discount rates, employee turnover, and mortality rates. Actuarial gains or losses arise from actual returns on plan assets being different from expected returns and from changes in assumptions used to calculate the projected benefit obligation each year. The defined benefit obligation may also be adjusted for any plan amendments. Such actuarial gains and losses and adjustments resulting from plan amendments are deferred within accumulated other comprehensive income (loss), net of tax.
The amortization of actuarial gains and losses is determined by using a 10% corridor of the greater of the fair value of plan assets or the defined benefit obligation. Total unamortized actuarial gains and losses in excess of the corridor are amortized over the average remaining future service. For plans with no active employees, they are amortized over the average life expectancy of plan participants. Adjustments resulting from plan amendments are generally amortized over the average remaining future service of plan participants at the time of the plan amendment.
All components of net periodic pension benefit (costs), other than service cost, is recognized within other income (expense), net, on the Company’s consolidated statements of operations. Service cost is recognized as a component of salaries and wages on the Company’s consolidated statements of operations.
Interest Expense and Interest Income
Interest expense is primarily comprised of interest expense on debt including the amortization of debt discount and debt issuance costs, calculated using the effective interest method.
Interest income is comprised of interest earned from bank deposits.
Foreign Currency Translations and Transaction Gain (Loss)
On consolidation, assets and liabilities of subsidiaries having non-U.S. dollar functional currencies are translated into U.S. dollars based upon exchange rates prevailing at the end of each reporting period and the subsidiaries’ results of operations are translated in U.S. dollars at the spot/daily exchange rates. The resulting translation adjustments are included in accumulated other comprehensive income (loss), a component of total equity on the Company’s consolidated balance sheets, as currency translation adjustments. Translation adjustments are reclassified to earnings upon the sale or substantial liquidation of investments in foreign operations.
Gains and losses related to transactions in a currency other than the functional currency or upon remeasurement of non-functional currency denominated monetary assets and liabilities into functional currency are reported within other income (expense), net, in the Company’s consolidated statements of operations.
Income (Loss) Per Share
Basic net income (loss) per share is computed by dividing the net income (loss) available to the Company’s ordinary shareholders by the weighted average number of ordinary shares outstanding during the period. Diluted net income per share is computed by dividing the net income available to the Company’s ordinary shareholders by the weighted average number of ordinary shares outstanding and potentially dilutive securities outstanding during the period. Potentially dilutive securities include stock options, calculated using the treasury stock method. Potentially dilutive securities are excluded from the computations of diluted earnings per share if their effect of inclusion would be antidilutive.

GBT JERSEYCO LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Recently Adopted Accounting Pronouncements
There were no new accounting standards adopted by the Company during the year ended December 31, 2021.
Recent Accounting Pronouncements — Not Yet Adopted
Income Taxes
In December 2019, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2019-12, “Income taxes (Topic 740): Simplifying the Accounting for Income Taxes” that amends the guidance to simplify accounting for income taxes, including elimination of certain exceptions in current guidance related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period, and the recognition of deferred tax liabilities for outside basis differences, ownership changes in investments (changes from a subsidiary to equity method investments and vice versa), etc. This guidance is effective for the Company from fiscal years beginning after December 15, 2021, with early adoption permitted. The Company does not expect a material impact on its consolidated financial statements upon the adoption of this guidance.
Credit Losses
In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”, a new guidance on the measurement of credit losses for financial assets measured at amortized cost, which includes accounts receivable. The new guidance replaces the existing incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. The adoption date of this guidance was subsequently deferred by one year and is now effective for the Company for annual periods beginning after December 15, 2022, including interim periods within those annual periods. The Company is currently evaluating the impact of the adoption of the guidance on its consolidated financial statements.
Reference rate reforms
In March 2020, the FASB issued ASU No. 2020-04, “Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting.” This ASU provides expedients and exceptions to existing guidance on contract modifications and hedge accounting that is optional to facilitate the market transition from a reference rate, including the London Interbank Offered Rate (“LIBOR”) expected to be discontinued because of reference rate reform, to a new reference rate. The provisions of this ASU would impact contract modifications and other changes that occur while LIBOR is phased out. The guidance is effective upon issuance and generally can be applied to applicable contract modifications through December 31, 2022. The Company is in the process of evaluating the optional relief guidance provided within this ASU and is also reviewing its debt instrument that utilizes LIBOR as the reference rate. The Company will continue to evaluate and monitor developments and its assessment of this guidance during the LIBOR transition period.
Freestanding Equity-Classified Written Call Options
In May 2021, the FASB issued ASU No. 2021-04, “Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options” which provides a principles-based framework for issuers to account for a modification or exchange of freestanding equity-classified written call options. The new guidance clarifies that to the extent applicable, issuers should first reference other accounting principles to account for the effect of a modification. If other accounting principles are not applicable, the guidance clarifies whether to account for the modification or exchange as (1) an adjustment to equity, with the related earnings per share implications, or (2) an expense, and if so, the manner and pattern of recognition. The accounting depends on the substance of the transaction, such as whether the

GBT JERSEYCO LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
modification or exchange is the result of raising equity, a financing transaction, or some other event. The new guidance is effective for annual periods beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted. The Company expects the adoption of this guidance to have no material impact on the Company’s consolidated financial statements.
Contracts with Customers Acquired in a Business Combination
In October 2021, the FASB issued ASU No. 2021-08, “Accounting for Contract Assets and Contract Liabilities from Contracts with Customers” to add contract assets and contract liabilities acquired in a business combination to the list of exceptions to the recognition and measurement principles that apply to business combinations and to require that an entity (acquirer) recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with the revenue recognition guidance. This updated guidance amends the current business combination guidance where an acquirer generally recognizes such items at fair value on the acquisition date. The guidance is effective for the Company for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years, and is to be applied prospectively to all business combinations that occur on or after the date of initial application. The Company is currently evaluating the impact of the adoption of the guidance on its consolidated financial statements.
Disclosures about Government Assistance
In November 2021, the FASB issued ASU No. 2021-10, “Disclosures by Business Entities about Government Assistance” which provides for disclosures by business entities about government assistance. The amendments in this update require disclosures about transactions with a government that have been accounted for by analogizing to a grant or contribution accounting model to increase transparency about (1) the nature and types of transactions, (2) the accounting for the transactions, and (3) the effect of the transactions on an entity’s financial statements. The guidance is effective for the Company for annual periods beginning after December 15, 2021, with early application permitted, and can be applied either prospectively or retrospectively. The Company does not expect that adoption of this guidance will have any material impact on the consolidated financial statements of the Company.
(3)
Revenue from Contracts with Customers

The Company disaggregates revenue based on (i) Travel Revenues which include all revenue relating to servicing a transaction, which can be air, hotel, car rental, rail or other travel-related booking or reservation and (ii) Products and Professional Services Revenues which include all revenue relating to using the Company’s platform, products and value added services. The following table presents the Company’s disaggregated revenue by nature of service. Sales and usage-based taxes are excluded from revenue.
	Year ended December 31,
(in $ millions)	2021	2020	2019
Travel revenue	$446	$468	$1,605
Products and professional services revenue	317	325	514
Total revenue	$763	$793	$2,119
Payments from clients and suppliers are generally due within 30 to 45 days of invoicing.
Contract Balances
Contract assets represent the Company’s right to consideration in exchange for services transferred to a customer when that right is conditioned on the Company’s future performance obligations. Contract liabilities represent the Company’s obligation to transfer services to a customer for which the Company has received consideration (or the amount is due) from the customer.

GBT JERSEYCO LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The opening and closing balances of the Company’s accounts receivable, net, contract assets and contract liabilities are as follows:
		Contract assets (liabilities)	Contract liabilities
(in $ millions)	Accounts receivable, net(1)	Client incentives, net (non-current)	Deferred revenue (current)
Balance as of December 31, 2021	$375	$(3)	$18
Balance as of December 31, 2020	$119	$9	$18

(1)
Accounts receivable, net, exclude balances not related to contracts with customers.

Deferred revenue is recorded when a performance obligation has not been satisfied but an invoice has been raised. Cash payments received from customers in advance of the Company completing its performance obligations are included in deferred revenue in the Company’s consolidated balance sheets. The Company generally expects to complete its performance obligations under the contracts within one year. During the year ended December 31, 2021, the cash payments received or due in advance of the satisfaction of the Company’s performance obligations were offset by $18 million of revenue recognized that was included in the deferred revenue balance as of December 31, 2020.
Remaining Performance Obligations
As of December 31, 2021, the aggregate amount of the transaction price allocated to the Company’s remaining performance obligations was approximately $34 million, of which the Company expects to recognize revenue as performance obligations are satisfied over the next 24 months.
The Company does not disclose the value of unsatisfied performance obligations for contracts with an original expected term of one year or less.
(4)
Income Taxes

GBT is organized under the laws of Jersey and is a tax resident in the U.K. In the tables and disclosures included below, “Domestic” includes GBT Jersey Co. and its subsidiaries that are tax resident in the U.K. and operations that are located outside of the U.K. tax jurisdiction are considered as “Foreign”.
The following table summarizes the Company’s domestic and foreign (loss) / income before income taxes and share of (losses) / earnings from equity method investments:
	Year ended December 31,
(in $ millions)	2021	2020	2019
Domestic	$(441)	$(529)	$120
Foreign	(212)	(230)	73
(Loss) income before income taxes and share of (losses) earnings from equity method investments	$(653)	$(759)	$193

GBT JERSEYCO LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The components of benefit from (provision for) income taxes consist of the following:
	Year ended December 31,
(in $ millions)	2021	2020	2019
Current taxes:
Domestic	$1	$12	$—
Foreign	7	23	(36)
Current income tax benefit (expense)	8	35	(36)
Deferred taxes:
Domestic	132	90	(8)
Foreign	46	20	(16)
Deferred tax benefit (expense)	178	110	(24)
Benefit from (provision for) income taxes	$186	$145	$(60)
The table below sets forth a reconciliation of the U.K. statutory tax rate of 19% to the Company’s effective income tax rate.
	Year ended December 31,
	2021	2020	2019
Tax at statutory rate	19.00%	19.00%	19.00%
Changes in taxes resulting from:
Permanent differences	(2.25)	(0.18)	3.82
Local and state taxes	0.37	0.24	3.06
Change in valuation allowance	(2.57)	(2.25)	1.69
Change in enacted tax rates	5.26	—	—
Rate differential in the United Kingdom	3.81	—	—
Foreign tax rate differential	2.08	1.65	0.69
Return to provision adjustment	1.67	(0.6)	(1.17)
Tax settlement and uncertain tax positions	0.94	(0.61)	3.01
Other	0.08	1.88	0.94
Tax at effective rate	28.39%	19.13%	31.04%
The effective tax rate during the year ended December 31, 2021 increased primarily due to the change in U.K.’s enacted tax rates from 19% to 25%, in the second quarter of 2021, and which becomes effective from April 2023. As a result of change in the enacted tax rate, the Company remeasured its deferred tax assets and liabilities in the second quarter of 2021, that resulted in recognition of additional deferred tax benefit of $35 million. The Company measures its deferred tax assets and liabilities at the rate at which they are expected to reverse in future periods.
The significant components of the Company’s deferred tax assets and liabilities are as follows:

GBT JERSEYCO LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
	As of December 31,
(in $ millions)	2021	2020
Deferred tax assets:
Net operating loss carryforwards	$391	$231
Pension liability	74	86
Interest expense deduction restriction	23	2
Operating lease liabilities	20	21
Accrued liabilities	7	12
Goodwill	1	1
Other	2	—
Valuation allowance	(116)	(119)
Deferred tax assets	402	234
Netted against deferred tax liabilities	(120)	(17)
Deferred tax assets as presented in the consolidated balance sheets	$282	$217
Deferred tax liabilities:
Intangible assets	$(214)	$(86)
Operating lease ROU assets	(14)	(15)
Property and equipment	(4)	(10)
Goodwill	(2)	(2)
Other	(5)	(4)
Deferred tax liabilities	(239)	(117)
Netted against deferred tax assets	120	17
Deferred tax liabilities as presented in the consolidated balance sheets	$(119)	$(100)
The Company recognizes deferred taxes on the undistributed earnings of foreign subsidiaries, as these earnings are not deemed to be indefinitely reinvested outside of the U.K. Foreign deferred taxes liabilities of approximately $3 million and $4 million as of December 31, 2021 and 2020, respectively, have been provided on these earnings.
The Company has gross net operating loss (“NOL”) carryforwards related to global operations of approximately $1,414 million, of which $1,327 million have an indefinite life. The remaining NOL carryforwards will begin to expire as follows:
(in $ millions)	Amount
2022	$8
2025	2
2026	2
2027	3
2029	2
2030	16
2031-2041	54
The Company continues to regularly assess the realizability of all deferred tax assets. Future realized earnings performance and changes in future earnings projections, among other factors, may cause an adjustment to the conclusion as to whether it is more likely than not that the Company will realize the benefit

GBT JERSEYCO LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
of the deferred tax assets. This would impact the income tax expense in the period for which it is determined that these factors have changed. A valuation allowance is provided when it is more likely than not that some portion or all of a deferred tax asset will not be realized. The ultimate realization of deferred tax assets is dependent upon future taxable income during the periods in which those temporary differences become deductible. When assessing the need for a valuation allowance, all positive and negative evidence is analyzed, including the Company’s ability to carry back NOLs to prior periods, the reversal of deferred tax liabilities, tax planning strategies and projected future taxable income.
The valuation allowance as of December 31, 2021 of $116 million is related primarily to unrealized NOL carryforwards. The Company has agreed to indemnify affiliates of Amex Coop for any NOL carryforward benefits realized that relate to the period prior to the joint venture formation in 2014. The amount of this liability to affiliates of Amex Coop is $2 million as of December 31, 2021, recorded within due to affiliates.
Significant judgment is required in determining the Company’s worldwide provision for income taxes and recording the related assets and liabilities. In the ordinary course of business, there are many transactions and tax positions where the ultimate tax determination is uncertain. Although the Company believes there is appropriate support for the positions taken on its tax returns, the Company has recorded liabilities (or reduction of tax assets) representing the estimated economic loss upon ultimate settlement for certain positions. The Company believes its tax provisions are adequate for all open years, based on the assessment of many factors, including past experience and interpretations of tax law applied to the facts of each matter. Although the Company believes the recorded assets and liabilities are reasonable, tax regulations are subject to interpretation and tax litigation is inherently uncertain; therefore, the Company’s assessments can involve both a series of complex judgments about future events and reliance on significant estimates and assumptions. While the Company believes the estimates and assumptions supporting the assessments are reasonable, the final determination of tax audits and any other related litigation could be materially different from that which is reflected in historical income tax provisions and recorded assets and liabilities.
As of December 31, 2021 and 2020, the Company has accrued for a tax liability of $7 million and $9 million, respectively, associated with uncertain tax positions, including interest and penalties thereon, arising from differences between amounts recorded in the consolidated financial statements and amounts expected to be included in tax returns. The Company does not believe that the outcome of future examinations will have a material impact on its consolidated financial statements. The movement of uncertain tax position liability is as follows:
	As of December 31,
(in $ millions)	2021	2020	2019
Balance, beginning of the year	$9	$11	$9
Increases to tax positions related to acquisitions	4	—	—
Increases to tax positions related to the current year	—	—	4
Increases to tax positions related to prior years	—	—	3
Release / settlement during the year	(6)	(2)	(5)
Balance, end of the year	$7	$9	$11
At December 31, 2021 and 2020, the entire amount of unrecognized tax benefits would affect the Company’s effective tax rate if recognized. Such a change in recognition or measurement would result in the recognition of a tax benefit or an additional charge to the provision for income taxes from continuing operations.
The Company recognizes interest and penalties accrued related to unrecognized tax benefits as part of the provision for income taxes. For the years ended December 31, 2021, 2020 and 2019, the Company (credited) charged $ (2) million, less than $1 million and $1 million, respectively, for interest and penalties in

GBT JERSEYCO LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
its consolidated statements of operations. Total gross interest and penalties accrued was $0 million and $2 million as of December 31, 2021 and 2020, respectively. As of December 31, 2021, the Company expects to release $4 million of unrecognized tax benefits in the next twelve months due to the lapsing of the statute of limitations.
The Company is subject to taxation in the U.K. and various foreign countries in which the Company operates. As of December 31, 2021, tax years for 2017 through 2021 are open to examination by the tax authorities in the major tax jurisdictions. With few exceptions, as of December 31, 2021, the Company is no longer subject to examinations by tax authorities for years earlier than 2017.
(5)
Other Income (Expense), Net

Other income (expense), net, in consolidated statements of operations consist of:
	Year ended December 31,
(in $ millions)	2021	2020	2019
Foreign exchange gains, net	$—	$12	$(4)
Loss on disposal of businesses	(1)	—	(3)
Non-service components of net periodic pension benefit	9	2	4
Other income (expense), net	$8	$14	$(3)

(6)
Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of:
	As of December 31,
(in $ millions)	2021	2020
Value added and similar taxes receivables	$11	$46
Prepaid travel expenses	42	44
Income tax receivable	32	25
Deferred offering costs	21	—
Other prepayments and receivables	31	11
Prepaid expenses and other current assets	$137	$126

(7)
Property and Equipment, Other

Property and equipment, net consist of:
	As of December 31,
(in $ millions)	2021	2020
Capitalized software for internal use	$304	$240
Computer equipment	65	63
Leasehold improvements	52	48
Furniture, fixtures and other equipment	6	13
Capital projects in progress	9	6
	436	370
Less: accumulated depreciation and amortization	(220)	(176)
Property and equipment, net	$216	$194
As of both December 31, 2021 and 2020, the Company had capital lease assets of $5 million with accumulated depreciation of $2 million and $0, respectively, included within computer equipment.

GBT JERSEYCO LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Depreciation and amortization expense for the years ended December 31, 2021, 2020 and 2019 was $86 million, $86 million and $73 million, respectively. Depreciation and amortization include $52 million, $52 million and $48 million of amortization related to capitalized software for internal use for the years ended December 31, 2021, 2020 and 2019, respectively.
Upon retirement or other disposal of property and equipment, the costs and related amounts of accumulated depreciation or amortization are eliminated from the asset and accumulated depreciation accounts, respectively. The difference, if any, between the net asset value and the proceeds received, if any, is recorded in consolidated statements of operations as gain (loss) on disposal of asset within general and administrative expense.
(8)
Equity Method Investments

The Company’s investments in entities that are accounted as equity method investments consist of the following: (1) 49% interest in each of three entities which together form China International Travel Service Limited. These three entities are CITS GBT Southern China Air Services Limited, CITS GBT Travel Services Limited and CITS GBT Air Services Limited; (2) 35% interest in Uvet Global Business Travel S.p.A.; (3) 51% interest in HRG Jin Jiang Travel (China); (4) 49% interest in Liga Travel GmbH, Germany; (5) 50% interest in OFB Reisen GmbH, Austria and (6) 25% interest in Bavaria Lloyd Reisebüro GmbH, Germany. None of the equity investments are material to the Company. The equity method investments amounted to $17 million and $23 million as of December 31, 2021 and 2020, respectively. The Company recognized its share of (losses) earnings of $(8) million, $(5) million and $5 million for the years ended December 31, 2021, 2020 and 2019, respectively, which includes $2m of impairment of investments in HRG Jin Jiang Travel (China) for the year ended December 31, 2021.
(9)
Business Acquisitions

Acquisition of Ovation Group
On January 21, 2021, the Company, through its wholly-owned subsidiary, GBT US LLC, acquired all of the outstanding shares of Ovation Travel, LLC, (along with its subsidiaries, the “Ovation Group”) for a total cash purchase consideration of $57 million (including approximately $4 million of deferred consideration), net of cash acquired. Ovation Group is a U.S.-based travel management company providing business travel services and meeting and special events planning across several sectors, particularly legal, financial, professional services, entertainment and media. The acquisition enhances the Company’s corporate client base, further improving the global scale and reach of its corporate travel business. The results of Ovation Group’s operations have been included in the consolidated financial statements of the Company since the date of its acquisition.
The terms of the acquisition included contingent consideration of approximately $4 million and is subject to the continued employment of certain Ovation employees for a specified duration of employment as set out under the business purchase agreement. The Company accrues for this expense as compensation expense.
The fair value of the acquisition was allocated primarily to goodwill of $36 million, amortizing intangible assets of $29 million (corporate client relationships of $25 million and Tradenames of $4 million) and net liabilities assumed of $8 million. Goodwill generated from the acquisition is attributable to acquired workforce and expected synergies from centralized management and future growth. The acquired corporate client relationships and tradenames are being amortized over their estimated useful lives of 10 years and 5 years, respectively.
The Company incurred $3 million in acquisition related costs over the years ended December 31, 2020 and in January 2021 which was expensed as incurred.
The amount of revenue and net loss of the Ovation Group since the acquisition date included in the consolidated statements of operations for the period ended December 31, 2021 was $23 million and

GBT JERSEYCO LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
$16 million, respectively. Assuming an acquisition date of January 1, 2020 (i) the unaudited consolidated pro forma revenue and net loss of the Company for the year ended December 31, 2020 would have been $829 million and $637 million, respectively, and (ii) the unaudited pro forma revenue and net loss of the Company for the year ended December 31, 2021 would not have been materially different to the amount of revenue and net loss presented in the consolidated statements of operations. The pro forma financial information adjusts for the effects of material business combination items primarily related to amortization of acquired intangible assets and the corresponding income tax effects.
Acquisition of Egencia
On November 1, 2021, the Company completed its acquisition of Egencia , a business-to-business digital travel management company serving corporate clients, from an affiliate of Expedia, Inc., EG Corporate Travel Holdings LLC (“Expedia”). As purchase consideration for this acquisition, the Company issued 8,413,972 non-voting ordinary shares, fair value of which was determined to be $816 million. As a result, Expedia became an indirect holder of non-voting ordinary shares of GBT, which represents approximately 19% of GBT’s equity interests, excluding preferred shares, Profit Shares, MIP Options and MIP Shares (see note 20 — Shareholders’ Equity). This value was determined on the basis of the estimated total enterprise value of GBT (post acquisition of Egencia) and calculated based on a multiple of Adjusted EBITDA. Such equity interest is subject to changes based on final debt/cash and working capital adjustments. The acquisition of Egencia is expected to complement the Company’s existing business and is expected to further accelerate its growth strategy in the small-to-medium-sized enterprise segment.
The Company’s preliminary purchase price allocation is based on information that is currently available, and the Company is continuing to evaluate the underlying inputs and assumptions used in the valuations, particularly for the identifiable intangible assets acquired. The preliminary purchase price allocations are subject to, among other items, working capital adjustments and further analysis of tax accounts, including deferred tax assets and liabilities.
The following table reflects the Company’s preliminary fair values of the assets acquired and liabilities assumed of Egencia as of the date of the acquisition:
(in $ millions)	Amount
Cash and cash equivalents	$73
Accounts receivable	154
Prepaid expenses and other current assets	32
Property and equipment	58
Goodwill	307
Other intangible assets	440
Operating lease right-of-use assets	9
Deferred tax assets	21
Other non-current assets	30
Total assets	1,124
Accounts payable	56
Due to affiliates	26
Accrued expenses and other current liabilities	80
Operating lease liabilities	10
Deferred tax liabilities	134
Other non-current liabilities	2
Total liabilities	308
Purchase consideration / Net assets acquired	$816

GBT JERSEYCO LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Goodwill generated from the acquisition is attributable to acquired workforce and expected synergies from combining operations, centralized management and future growth. A substantial portion of goodwill is expected to be deductible for income tax purposes. The fair value and amortization periods of identifiable intangible assets acquired is as follows:
	Fair value of acquired intangibles (in $ millions)	Amortization period (in years)
Corporate client relationships	$390	$15
Tradenames	50	10
Acquired technology	50	5
The fair value of corporate client relationships was determined utilizing the excess earnings method of valuation, and the fair values of tradenames and acquired technology was determined utilizing the relief from royalty method. The process for estimating the fair values of identifiable intangible assets requires the use of significant estimates and assumptions, including revenue growth rates, operating margin, income tax rates, obsolescence curves, royalty rates and discount rates. Intangible assets are being amortized over their average useful lives primarily based upon the pattern in which anticipated economic benefits from such assets are expected to be realized.
The Company incurred $15 million in acquisition related costs which were expensed in the period as incurred and included in general and administrative expenses in the Company’s consolidated statements of operations, with $13 million and $2 million recognized during the years ended December 31, 2021, and 2020, respectively.
The amount of revenue and net loss of the Egencia business since the acquisition date included in the consolidated statements of operations for the period ended December 31, 2021 was $33 million and $26 million, respectively. Assuming an acquisition date of January 1, 2020 (i) the unaudited consolidated pro forma revenue and net loss of the Company for the year ended December 31, 2020 would have been $960 million and $1,032 million, respectively, and (ii) the unaudited pro forma revenue and net loss of the Company for the year ended December 31, 2021 would have been $889 million and $701 million, respectively. The pro forma financial information adjusts for the effects of material business combination items, including amortization of acquired intangible assets and the reversal of Expedia’s share of hotel commission revenue recorded by Egencia in connection with a long-term hotel supply contract between the Company and Expedia, and the corresponding income tax effects.
Acquisition of DER Business Travel
On September 3, 2019, the Company completed the acquisition of DER Business Travel (“DER”) from DER Touristik Group, a travel management company in Europe, by acquiring its entire outstanding ordinary shares for approximately $25 million, net of cash acquired. The results of DER’s operations have been included in the consolidated financial statements of the Company since the date of its acquisition.
This acquisition was part of the Company’s broader strategy to expand footprints into the small and mid-sized client segment in Germany and accelerate growth in Europe. The Company benefits from local servicing expertise whereas DER’s access to the Company’s global reach, scale and end-to-end travel and expense eco-system brings in further opportunities.
The acquisition of DER was accounted for using the purchase method of accounting, recognizing assets acquired and liabilities assumed based on their fair values at the date of acquisition. The fair value of the acquisition was allocated primarily to goodwill of $26 million, amortizable intangible assets (corporate client relationships) of $11 million and net liabilities assumed of $12 million. The acquired corporate client relationships are being amortized over its estimated useful live of 10 years. The Company completed the

GBT JERSEYCO LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
purchase price allocation of this acquisition during the year ended December 31, 2020, with immaterial impact on goodwill. The Company incurred $2 million in acquisition related costs which was expensed as incurred.
Supplemental pro-forma information is not provided, as the impact of the aforementioned acquisition did not have a material effect on the Company’s results of operations, cash flows or financial position.
(10)
Goodwill and Other Intangible Assets, Net

The following table sets forth changes in goodwill during the years ended December 31, 2021 and 2020:
(in $ millions)	Amount
Balance as of December 31, 2019	$1,023
Currency translation adjustments	5
Balance as of December 31, 2020	1,028
Additions(1)	343
Currency translation adjustments	(13)
Balance as of December 31, 2021	1,358

(1)
Relates to acquisition of Ovation ($36 million) and Egencia ($307 million) (see note 9 — Business Acquisitions).

There were no goodwill impairment losses recorded for the years ended December 31, 2021, 2020 and 2019 and there are no accumulated goodwill impairment losses as of December 31, 2021.
The following table sets forth the Company’s other intangible assets with definite lives as of December 31, 2021 and 2020:
	December 31, 2021			December 31, 2020
(in $ millions)	Cost	Accumulated depreciation	Net	Cost	Accumulated depreciation	Net
Trademarks/tradenames	$115	$(62)	$53	$61	$(60)	$1
Corporate client relationships	815	(189)	626	400	(145)	255
Supplier relationship	254	(188)	66	254	(163)	91
Travel partner network	4	(3)	1	4	(3)	1
Other intangible assets, net	$1,188	$(442)	$746	$719	$(371)	$348
Amortization expense relating to definite-lived intangible assets was $67 million, $62 million and $68 million for the years ended December 31, 2021, 2020 and 2019, respectively. As of December 31, 2021, the estimated amortization expense relating to definite-live intangible assets, assuming no subsequent impairment of the underlying assets, for each of the five succeeding years and periods thereafter is as follows:
(in $ millions)	Amount
2022	$93
2023	93
2024	72
2025	51
2026	50
Thereafter	387
Total	$746

GBT JERSEYCO LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(11) Leases
The Company has operating leases in various countries primarily for office facilities and finance leases in the United States primarily for information technology equipment used in its data centers.
As of December 31, 2021, the Company’s leases do not contain any material residual value guarantees or material restrictive covenants. The depreciable life of lease ROU assets and leasehold improvements are limited by the expected lease term, unless there is a transfer of title or purchase option reasonably certain of exercise.
The operating lease cost recognized in the consolidated statement of operations for the years ended December 31, 2021 and 2020 was $28 million and $ 32 million, respectively. Under the lease accounting guidance in effect for the year ended December 31, 2019, rent expense was $42 million. The operating lease costs relate primarily to leases of office facilities.
The finance lease amounts recognized in the consolidated statements of operations relating to amortization of ROU assets and interest on finance lease obligations was $2 million and less than $1 million for the years ended December 31, 2021 and 2020, respectively.
The following table sets out supplemental cash flow information related to leases for the year ended December 31, 2021 and 2020:
	Year ended December 31,
(in $ millions)	2021	2020
Cash paid for amounts included in the measurement of lease liabilities:
Cash used in operating activities related to operating leases	$30	$31
Cash used in financing activities related to finance leases	$2	$—
ROU assets obtained in exchange for lease obligations:
Operating lease	$9	$21
Finance lease	$—	$5
Additions to ROU assets on account of business acquisitions
Operating lease	$20	$—
The following table sets out supplemental other information related to leases:
	2021	2020
Weighted average remaining lease term:
Operating leases	5.36	4.3 years
Finance leases	1.7 years	2.7 years
Weighted average discount rate:
Operating lease	7.15%	5.02%
Finance lease	3.56%	3.56%
Further, in order to reduce its operating costs to mitigate the negative impact resulting from the COVID-19 pandemic (see note 1 — Business Description and Basis of Presentation), the Company terminated and/or abandoned a number of office facilities in various locations worldwide. As a result, the Company recognized an impairment of $1 million and $20 million of operating lease ROU assets in its consolidated statements of operations for the year ended December 31, 2021 and 2020, respectively.

GBT JERSEYCO LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The following table sets out the undiscounted future payments for operating and finance lease liabilities as of December 31, 2021:
(in $ millions)	Operating lease liabilities	Finance lease liabilities
2022	$31	$2
2023	24	2
2024	16	—
2025	10	—
2026	6	—
Thereafter	21	—
Total undiscounted future payments	108	4
Less: Interest cost included	(26)	—
Total lease liabilities	82	4
Less: Current portion of lease liabilities	21	2
Long-term portion of lease liabilities	$61	$2
(12) Other Non-Current Assets
Other non-current assets consist of:
	As of December 31,
(in $ millions)	2021	2020
Client incentives, net	$—	$9
Restricted cash	9	9
Other assets	32	6
Other non-current assets	$41	$24
(13) Accrued Expenses and Other Current Liabilities
Accrued expenses and other current liabilities consist of:
	As of December 31,
(in $ millions)	2021	2020
Accrued payroll and related costs	$198	$126
Accrued operating expenses	147	120
Accrued restructuring costs (see note 14)	69	97
Client deposits	59	33
Deferred revenue	18	18
Value added and similar taxes payable	6	43
Income tax payable	7	—
Other payables	15	3
Accrued expenses and other current liabilities	$519	$440

GBT JERSEYCO LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(14) Restructuring Charges
In order to mitigate the adverse impact on the Company’s business resulting from the COVID-19 pandemic and in order to simplify the Company’s business process and improve its operational efficiencies, in 2020, the Company initiated cost savings measures which included voluntary and involuntary terminations of employee services and facility closures. Such measures are expected to provide efficiencies and realign resources within the Company. Except for in certain jurisdictions, these restructuring activities are substantially complete and the Company does not expect additional restructuring charges associated with these activities to be significant. However, the Company continues to actively evaluate additional cost reduction efforts and should the Company make decisions in future periods to take further actions, it may incur additional restructuring charges.
As a result of this, the Company incurred $14 million, $206 million and $12 million in restructuring charges, which included restructuring costs related to voluntary and involuntary employee terminations, facility closures, and other exit activities during the years ended December 31, 2021, 2020 and 2019, respectively.
The table below sets forth accrued restructuring cost, included in accrued expenses and other current liabilities, for the years ended December 31, 2021, 2020 and 2019:
(in $ millions)	Employee related	Facility	Total
Balance as of December 31, 2018	8	—	8
Charges	12	—	12
Cash settled	(10)	—	(10)
Balance as of December 31, 2019	10	—	10
Charges	178	28	206
Cash settled	(95)	(5)	(99)
Other non-cash(1)	—	(20)	(20)
Balance as of December 31, 2020	94	3	97
Charges, net	13	1	14
Acquired on acquisition	30	—	30
Reclassification	(4)	4	—
Other non-cash(1)	—	(1)	(1)
Cash settled	(69)	(2)	(71)
Balance as of December 31, 2021	$64	$5	$69

(1)
Includes impairment of operating lease ROU assets of $1 million and $20 million for the years ended December 31, 2021 and 2020, respectively.

The Company expects to pay the accrued restructuring cost, as of December 31, 2021, in the next twelve months.

GBT JERSEYCO LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(15) Long-term Debt
The outstanding amount of the Company’s long-term debt consists of:
	As of December 31,
(in $ millions)	2021	2020
Senior Secured Credit Agreement
Principal amount of senior secured initial term loans (Maturity – August 2025)(1)	$242	$244
Principal amount of senior secured prior tranche B-1 term loans(2)	—	399
Principal amount of senior secured prior tranche B-2 term loans(3)	—	—
Principal amount of senior secured new tranche B-3 term loans (Maturity – December 2026)(4)	800	—
Principal amount of senior secured revolving credit facility (Maturity – August 2023)(5)	—	—
	1,042	643
Less: Unamortized debt discount and debt issuance costs	(19)	(19)
Total debt, net of unamortized debt discount and debt issuance costs	1,023	624
Less: Current portion of long-term debt	3	7
Long-term debt, non-current, net of unamortized debt discount and debt issuance costs	$1,020	$617

(1)
Stated interest rate of LIBOR + 2.50% as of December 31, 2021 and 2020.

(2)
The outstanding principal amount of senior secured prior tranche B-1 term loans were repaid in full in December 2021. See discussion below.

(3)
The outstanding principal amount of senior secured prior tranche B-2 term loans were repaid in full in December 2021. See discussion below.

(4)
Stated interest rate of LIBOR + 6.50% (with a LIBOR floor of 1.00%) as of December 31, 2021.

(5)
Stated interest rate of LIBOR + 2.25% as of December 31, 2021 and 2020.

On August 13, 2018, certain of GBT’s subsidiaries entered into a senior secured credit agreement, dated as of August 13, 2018 (as amended from time to time, the “senior secured credit agreement”), by and among GBT Group Services B.V., a wholly owned subsidiary of GBT (the “Borrower”), GBT III B.V., as the original parent guarantor, Morgan Stanley Senior Funding, Inc., as administrative agent and as collateral agent, and the lenders and letter of credit issuers from time to time party thereto, which initially provided for: (i) a principal amount of $250 million senior secured initial term loan facility for general corporate purposes, fully drawn on the closing date, maturing on August 13, 2025, issued at a discount of 0.25% and which requires quarterly installments payable of 0.25% of the principal amount and (ii) a $50 million senior secured revolving credit facility for general corporate purposes maturing on August 13, 2023. The interest rate per annum applicable to (a) the senior secured initial term loans is based on, at the election of the Borrower, LIBOR (as selected by the Borrower for designated interest periods) plus 2.50% or the base rate (as defined in the senior secured credit agreement) plus 1.50% and (b) the borrowings under the senior secured revolving credit facility is based on, at the election of the Borrower, LIBOR (as selected by the Borrower for designated interest periods) plus 2.25% or the base rate plus 1.25%. The Company elects to pay interest on outstanding loans under such facilities based on LIBOR. In December 2019, the senior secured credit agreement was modified to, among other things, permit certain internal reorganization transactions and add GBT UK TopCo Limited, a wholly-owned direct subsidiary of GBT, as the parent guarantor.
On September 4, 2020, a new $400 million principal amount of senior secured tranche B-1 incremental term loan facility was obtained for general corporate purposes under the senior secured credit agreement,

GBT JERSEYCO LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
which was drawn in full on that date, and certain covenants and certain other terms of the senior secured credit agreement were amended. The senior secured prior tranche B-1 term loans (i) were to mature on August 13, 2025, (ii) were issued at a discount of 3.00% and (iii) required quarterly installments payable of 0.25% of the principal amount that commenced on December 31, 2020. The senior secured prior tranche B-1 term loans carried interest at a per annum rate equal to the applicable margin, plus, at the election of the Borrower, either (1) adjusted LIBOR (as selected by the Borrower for designated interest periods, subject to a 1.00% LIBOR “floor”) or (2) the base rate (as defined in the credit agreement). The applicable margin for the senior secured prior tranche B-1 term loans initially was set at 6.50% per annum for LIBOR loans and 5.50% per annum for base rate loans, and such interest rate margin was modified in January 2021 to be based on a pricing grid that varies with the total net leverage ratio (calculated in a manner set forth in the senior secured credit agreement), ranging from 6.25% to 7.00% per annum for LIBOR loans and 5.25% to 6.00% per annum for base rate loans. The Company paid interest on such loans based on LIBOR. As discussed further below, on December 16, 2021, the Company repaid the outstanding principal amount of the senior secured prior tranche B-1 term loan facility in full and such facility was terminated.
On January 20, 2021, the senior secured credit agreement was further amended to, among other things, (i) establish a new $200 million principal amount of senior secured tranche B-2 delayed-draw incremental term loan facility, (ii) modify certain terms applicable to the senior secured prior tranche B-2 term loans, and (iii) amend certain covenants and certain other terms of the senior secured credit agreement. The senior secured prior tranche B-2 term loan facility was available on a delayed-draw basis, with $50 million of loans thereunder permitted to be borrowed in each quarter in 2021, subject to certain conditions, including a requirement that, with each such borrowing, equity investments in an amount equal to the amount of such borrowing shall have been funded in GBT under the Shareholders Equity Commitments (see note 20 —  Shareholders’ Equity). During the year ended December 31, 2021, $50 million of principal amount of loans were borrowed under the senior secured prior tranche B-2 term loan facility in each of the first three quarters of 2021 (aggregate of $150 million during such year), and, in connection therewith, a total of $50 million of equity commitments were funded under the Shareholders Equity Commitments in each of the first three quarters of 2021 (aggregate of $150 million during such year). The proceeds of the senior secured prior tranche B-2 term loan facility were permitted to be used (i) to pay certain fees, costs and expenses of the transaction and certain other transactions described therein, and (ii) for general corporate purposes and working capital needs of the Company. Outstanding loans under the senior secured prior tranche B-2 term loan facility carried interest at a per annum rate equal to the applicable margin, plus, at the election of the Borrower, either (1) adjusted LIBOR (as selected by the Borrower for designated interest periods, subject to a 1.00% LIBOR “floor”) or (2) the base rate (as defined in the credit agreement). The applicable margin for such loans was based on the same pricing grid referred to above that applied to the senior secured prior tranche B-1 term loans. The Company paid interest on such loans based on LIBOR. The Company paid 3% of the senior secured prior tranche B-2 term loan facility, or $6 million, upfront as commitment fees to the lenders. Prior to the termination of such facility, the Borrower was required to pay a fee of 0.75% per annum on the unused commitments under the senior secured prior tranche B-2 term loan facility, payable quarterly in arrears. As discussed further below, on December 16, 2021, the Company repaid the outstanding principal amount of the senior secured prior tranche B-2 term loan facility in full and such facility was terminated.
On December 2, 2021, the Borrower obtained commitments for $1,000 million principal amount of senior secured new tranche B-3 term loan facilities. Effective as of December 16, 2021, the Company amended its senior secured credit agreement to, among other things, (i) establish the senior secured new tranche B-3 term loan facilities under the senior secured credit agreement and (ii) amend certain covenants and certain other terms of the senior secured credit agreement. Initial borrowings in a principal amount of $800 million were funded on such date under the senior secured new tranche B-3 term loan facilities. The $200 million of commitments remaining under the senior secured new tranche B-3 term loan facilities are available on a delayed-draw basis for a six-month period after the date of such initial borrowings, subject to certain customary borrowing conditions (“New Tranche B-3 DDTL Facility”). The senior secured new tranche B-3 term loan facilities (i) mature on December 16, 2026 and (ii) do not have any scheduled

GBT JERSEYCO LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
amortization payments prior to maturity (however, certain mandatory prepayment provisions in the senior secured credit agreement apply to such facilities, as described below). Loans outstanding under the senior secured new tranche B-3 term loan facilities accrue interest at a variable interest rate based on either LIBOR or the “base rate” (as defined in the senior secured credit agreement), plus an applicable margin (subject to a 1.00% LIBOR floor). For any period for which accrued interest is paid in cash, the applicable margin for loans under the senior secured new tranche B-3 term loan facilities is initially 6.50% per annum for LIBOR loans and 5.50% per annum for base rate loans and, commencing with the test period ending December 31, 2022, will vary with the total leverage ratio (calculated in a manner set forth in the senior secured credit agreement), ranging from 5.00% to 6.50% per annum for LIBOR loans and 4.00% to 5.50% per annum for base rate loans. Until December 16, 2023, the Borrower will have the option to pay accrued interest on loans under the senior secured new tranche B-3 term loan facilities at a rate equal to (i) LIBOR (with a 1.00% LIBOR floor) plus 4.00% per annum with respect to the portion required to be paid in cash plus (ii) 4.00% per annum with respect to the portion paid in kind by adding such interest to the principal amount of the loans. The Borrower paid $15 million of upfront fees for the commitments of the lenders under the senior secured new tranche B-3 term loan facilities. The Borrower is required to pay a fee of 3.00% per annum on the actual daily unused commitments under the New Tranche B-3 DDTL Facility, payable quarterly in arrears. Voluntary prepayments and debt incurrence-related mandatory prepayments of the senior secured new tranche B-3 term loans are subject to the prepayment premiums as set forth in the senior secured credit agreement. On December 16, 2021, a portion of the proceeds from the initial borrowings under the senior secured new tranche B-3 term loan facilities was applied to refinance and repay in full the outstanding principal amount of senior secured prior tranche B-1 and tranche B-2 term loans, together with applicable prepayment premiums and accrued and outstanding interest thereon as of the date of repayment, resulting in loss on early extinguishment of debt of $49 million. The balance of the proceeds from such initial borrowings and amounts available to be borrowed under the New Tranche B-3 DDTL Facility may be used for transaction fees and costs and other general corporate purposes.
At the option of the Borrower (upon prior written notice), amounts borrowed under one or more of the senior secured credit facilities (as selected by the Borrower) may be voluntarily prepaid, and/or unused commitments thereunder may be voluntarily reduced or terminated, in each case, in whole or in part, at any time without premium or penalty (other than (i) any applicable prepayment premium required to be paid pursuant to the senior secured credit agreement, and (ii) customary breakage costs in connection with certain prepayments of loans bearing interest at a rate based on LIBOR). Subject to certain exceptions set forth in the senior secured credit agreement, the Borrower is required to prepay the senior secured term loans with (i) 50% (subject to leverage-based step-downs) of annual excess cash flow (as defined in the credit agreement) in excess of a threshold amount, (ii) 100% (subject to leverage-based step-downs) of the net cash proceeds from certain asset sales and casualty events, subject to customary reinvestment rights, (iii) 100% of the net cash proceeds from the incurrence of certain indebtedness and (iv) other than in connection with the consummation of the business combination with APSG pursuant to the Business Combination Agreement, 50% of the net cash proceeds from the consummation of any initial public offering (or similar transaction) of the common stock of GBT (or a parent entity thereof).
The senior secured revolving credit facility has (i) a $30 million sublimit for extensions of credit denominated in certain currencies other than U.S. dollars, (ii) a $10 million sublimit for letters of credit, and (iii) a $10 million sublimit for swingline borrowings. Extensions of credit under the senior secured revolving credit facility are subject to customary borrowing conditions. The Borrower is required to pay a fee of 0.375% per annum on the average daily unused commitments under the senior secured revolving credit facility, payable quarterly in arrears. As of both December 31, 2021 and 2020, no borrowings or letters of credit were outstanding under the senior secured revolving credit facility.
Interest on the senior secured credit facilities is payable quarterly in arrears (or, if earlier in the case of LIBOR loans, at the end of the applicable interest period). The effective interest rate on the senior secured term loans for the year ended December 31, 2021 was approximately 7%.

GBT JERSEYCO LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Security; Guarantees
GBT UK TopCo Limited, a wholly-owned direct subsidiary of GBT, and certain of its direct and indirect subsidiaries, as guarantors (such guarantors, collectively with the Borrower, the “Loan Parties”), provide an unconditional guarantee, on a joint and several basis, of all obligations under the senior secured credit facilities and under cash management agreements and swap contracts with the lenders or their affiliates (with certain limited exceptions). Subject to certain cure rights, as of the end of each fiscal quarter, at least 70% of the consolidated total assets of the Loan Parties and their subsidiaries must be attributable, in the aggregate, to the Loan Parties; provided that such coverage test shall instead be calculated based on 70% of Consolidated EBITDA (as defined in the senior secured credit agreement) of the Loan Parties and their subsidiaries for the four prior fiscal quarters, commencing with the first quarterly test date after January 2021 on which Consolidated EBITDA of the Loan Parties and their subsidiaries exceeds $100 million. Further, the lenders have a first priority security interest in substantially all of the assets of the Loan Parties.
Covenants
The senior secured credit agreement contains various affirmative and negative covenants, including certain financial covenants (see below) and limitations (subject to exceptions) on the ability of the Loan Parties and their subsidiaries to: (i) incur indebtedness or issue preferred stock; (ii) incur liens on their assets; (iii) consummate certain fundamental changes (such as acquisitions, mergers, liquidations or changes in the nature of the business); (iv) dispose of all or any part of their assets; (v) pay dividends or other distributions with respect to, or repurchase, any equity interests of any Loan Party or any equity interests of any direct or indirect parent company or subsidiary of any Loan Party; (vi) make investments, loans or advances; (vii) enter into transactions with affiliates and certain other permitted holders; (viii) modify the terms of, or prepay, any of their subordinated or junior lien indebtedness; (ix) make certain changes to a Loan Party’s entity classification for U.S. federal income tax purposes or certain intercompany transfers of a Loan Party’s assets if, as a result thereof, an entity would cease to be a Loan Party due to adverse tax consequences; (x) enter into swap contracts; and (xi) enter into certain burdensome agreements.
The senior secured credit agreement also requires that an aggregate amount of Liquidity (as defined in the senior secured credit agreement) equal to at least $200 million be maintained, which, from and after the effectiveness of December 2021 amendments to the senior secured credit agreement is tested on a monthly basis.
The senior secured credit agreement also contains a financial covenant applicable solely to the senior secured revolving credit facility. Such financial covenant requires the first lien net leverage ratio (calculated in a manner set forth under the senior secured credit agreement) to be less than or equal to 3.25 to 1.00 as of the last day of any fiscal quarter on which the aggregate principal amount of outstanding loans and letters of credit under the senior secured revolving credit facility exceeds 35% of the aggregate principal amount of the senior secured revolving credit facility. The senior secured credit agreement provides that such financial covenant is suspended for a limited period of time if an event that constitutes a “Travel MAC” (as defined in the senior secured credit agreement) has occurred and the Loan Parties are unable to comply with such covenant as a result of such event. Such financial covenant did not apply for the period ended December 31, 2021.
As of December 31, 2021, the Company was in compliance with all applicable covenants under the senior secured credit agreement.
Events of Default
The senior secured credit agreement contains default events (subject to certain materiality thresholds and grace periods), which could require early prepayment, termination of the senior secured credit agreement or other enforcement actions customary for facilities of this type. As of December 31, 2021, no event of default existed under the senior secured credit agreement.

GBT JERSEYCO LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Amortization of Debt Discount and Debt Issuance Costs
The Company had total unamortized debt discount and debt issuance costs of $19 million as of both December 31, 2021 and 2020, in relation to the senior secured term loans, which are presented as a deduction from the outstanding principal amount of senior secured term loans. The debt discount and debt issuance costs are amortized over the term of the related debt into earnings as part of the interest expense in the consolidated statements of operations. The changes in total unamortized debt discount and debt issuance costs is summarized below:
	As of December 31,
(in $ millions)	2021	2020	2019
Beginning balance	$19	$10	12
Capitalized during the year	18	12	—
Amortized/written-off during the year	(18)	(3)	(2)
Closing balance	$19	$19	10
During the years ended December 31, 2021, 2020 and 2019, the Company amortized $5 million, $3 million and $2 million, respectively, of debt discount and debt issuance costs. Further, during the year ended December 31, 2021, $13 million of unamortized debt discount and debt issuance costs were written off as loss on extinguishment of debt upon the early repayment of outstanding principal amounts of senior secured prior tranche B-1 and tranche B-2 term loans as discussed above.
Debt Maturities
Aggregate maturities of debt as of December 31, 2021 are as follows:
(in $ millions)	Amount
Year ending December 31,
2022	$3
2023	3
2024	3
2025	233
2026	800
1,042
Less: Unamortized debt discount and debt issuance costs	(19)
Long-term debt, net of unamortized debt discount and debt issuance costs	$1,023
(16) Employee Benefit Plans
Defined Contribution Plan
The Company sponsors several country-specific defined contribution savings plans, which are tax qualified defined contribution plans that allow tax deferred savings by eligible employees to provide funds for their retirement. The Company matches the contributions of participating employees on the basis specified by the plans. The Company’s contributions for these plans were $20 million for each of the years ended December 31, 2021, 2020 and 2019.
Defined Benefit Plans
The Company sponsors both contributory and non-contributory defined benefit pension plans in certain non-U.S. subsidiaries. Under the plans, benefits are based on employees’ years’ of credited service

GBT JERSEYCO LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
and a percentage of final average compensation, or as otherwise described by the plan. The Company’s most material defined benefit plan in the U.K. is frozen, meaning that no new employees can participate in the plan and the active/former employees do not accrue additional benefits. As of December 31, 2021 and 2020, the aggregate projected benefit obligations of these plans were $1,001 million and $1,046 million, respectively, and the aggregate accumulated benefit obligation of these plans were $975 million and $1,019 million, respectively.
The Company uses a December 31 measurement date each year to determine its defined benefit pension obligations. For such plans, the following tables provide a statement of funded status as of December 31, 2021 and 2020 and summaries of the changes in the defined benefit obligation and fair value of plan assets for the years then ended:
	As of December 31,
(in $ millions)	2021	2020
Changes in benefit obligation:
Benefit obligation, beginning of year	$1,046	$890
Service cost	6	7
Interest cost	13	15
Plan participants’ contribution	1	1
Actuarial (gain) loss, net	(18)	131
Benefit paid	(22)	(26)
Plan amendments	(1)	3
Curtailments and settlements	(3)	(16)
Expenses paid from assets	(1)	(2)
Currency translation adjustment	(20)	43
Benefit obligation, end of year	1,001	1,046
Change in fair value of plan assets
Fair value of plan assets, beginning of year	634	549
Employer contributions	25	25
Plan participants’ contributions	1	1
Benefits paid	(22)	(26)
Actual return on plan assets	47	68
Expenses paid from assets	(1)	(2)
Plan settlements	(3)	(11)
Currency translation adjustments	(11)	30
Fair value of plan assets, end of year	$670	$634
Unfunded status	$331	$412
The amount included in accumulated other comprehensive loss that has not been recognized as a component of net periodic pension benefit (cost) is as follows:
	As of December 31,
(in $ millions)	2021	2020
Unrecognized net actuarial loss	$150	$190
Prior service cost	3	5
Total	153	195
Deferred taxes	(25)	(35)
Amounts recognized in accumulated other comprehensive loss	$(128)	$160

GBT JERSEYCO LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The following table provides the components of net periodic pension benefit (cost) for the years ended December 31, 2021, 2020 and 2019:
	Year ended December 31,
(in $ millions)	2021	2020	2019
Service cost	$6	$7	$7
Interest cost	13	15	19
Expected return on plan assets	(25)	(24)	(26)
Amortization of actuarial loss (gain)	4	2	—
Curtailments and settlements	(1)	4	—
Net periodic pension (benefit) cost	$(3)	$4	$—
The weighted average assumptions used to determine the net periodic pension benefit (cost) and projected benefit obligation were as follows:
	Year ended December 31,
	2021	2020	2019
Net periodic pension (benefit) cost:
Interest cost discount rate	1.2%	1.8%	2.5%
Expected long-term return on plan assets	4.4%	4.4%	5.5%
Rate of compensation increase	2.6%	2.6%	2.6%
Projected benefit obligation:
Discount rate	1.7%	1.2%
The discount rate assumption is developed by determining a constant effective yield that produces the same result as discounting projected plan cash flows using high quality (AA) bond yields of corresponding maturities as of the measurement date. The expected long-term rate of return for plan assets has been determined using historical returns for the different asset classes held by the Company’s trusts and its asset allocation, as well as inputs from internal and external sources regarding expected capital market return, inflation and other variables.
The Company seeks to produce a return on investment for the plan assets that is based on levels of liquidity and investment risk that are prudent and reasonable, given prevailing market conditions. The Company’s overall investment strategy for plan assets is to provide and maintain sufficient assets to meet obligations both as an ongoing business, as well as in the event of termination, at the lowest cost consistent with prudent investment management, actuarial circumstances and economic risk, while minimizing the earnings impact. The assets of the plans are managed in the long-term interests of the participants and beneficiaries of the plans. The Company manages this allocation strategy with the assistance of independent diversified professional investment management organizations. The assets and investment strategy of the Company’s material defined benefit plans are managed by independent custodians. Diversification is provided by using an asset allocation primarily between equity, debt, real estate and other funds in proportions expected to provide opportunities for reasonable long-term returns with acceptable levels of investment risk.
The weighted average asset allocations as of December 31, 2021 and 2020 were:

GBT JERSEYCO LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
	2021		2020
Asset Class	Actual Allocations	Target Allocations	Actual Allocations	Target Allocations
Equity securities	15%	4%	11%	4%
Debt securities	38	21	30	33
Other	47	75	59	63
Total	100%	100%	100%	100%
The table below sets out the fair value of pension plan assets as of December 31, 2021:
	As of December 31, 2021
(in $ millions)	Level 1	Level 2	Level 3	Total
Equity funds	$—	$73	$28	$101
Debt funds	—	246	11	257
Real estate funds	—	72	19	91
Other	7	123	33	163
	$7	$514	$91	612
Other investments measured at NAV				58
Total fair value of plan assets				$670
The table below sets out the fair value of pension plan assets as of December 31, 2020:
	As of December 31, 2020
(in $ millions)	Level 1	Level 2	Level 3	Total
Equity funds	$—	$—	$22	$22
Debt funds	—	103	11	114
Real estate funds	—	—	90	90
Other	4	117	95	216
	$4	$220	$218	442
Other investments measured at NAV				192
Total fair value of plan assets				$634
Equity and debt securities are primarily held in pooled investment funds that are valued based on the fair value provided by the fund administrator. Other investments primarily consist of cash equivalents and investments in other diversified funds. The Company has taken practical expedient for investments that are measured at fair value using the Net Asset Value (“NAV”) and has not classified them in the fair value hierarchy. The fair value amounts presented in the “Other investments measured at NAV” are intended to permit reconciliation of the pension plan assets presented within the fair value hierarchy to the closing balance of total fair value of plan assets.
The Company contributed $25 million, $25 million and $36 million to fund its defined benefit pension plans during the years ended December 31, 2021, 2020 and 2019, respectively. Annual contributions to the Company’s defined benefit pension plans are based on several factors that may vary from year to year. The Company’s policy is to contribute amounts sufficient to meet minimum funding requirements as set forth in employee benefit plan and tax laws, plus such additional amounts as the Company determines to be appropriate. Past contributions are not always indicative of future contributions. Based on current assumptions, the Company expects to make $25 million in contributions to its defined benefit pension plans in 2022.

GBT JERSEYCO LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The Company expects the defined benefit pension plans to make the following estimated future benefit payments:
(in $ millions)	Amount
2022	$22
2023	24
2024	24
2025	26
2026	26
2027-2031	149
(17) Other non-current liabilities
Other non-current liabilities primarily include asset retirement obligations mainly associated with closure, reclamation and removal costs for leasehold premises. The Company’s asset retirement obligations were approximately $13 million and $7 million as of December 31, 2021 and 2020, respectively. Estimated asset retirement obligation costs and settlement dates, which affect the carrying value of the liability and the related capitalized asset, are reviewed periodically to ensure that any material changes are incorporated into the latest estimate of the obligation.
(18) Commitments and Contingencies
Purchase Commitment
In the ordinary course of business, the Company makes various commitments to purchase goods and services from specific suppliers, including those related to capital expenditures. As of December 31, 2021, the Company had approximately $218 million of outstanding non-cancellable purchase commitments, primarily relating to service, hosting and licensing contracts for information technology, of which $68 million relates to the year ending December 31, 2022. These purchase commitments extend through 2025.
Guarantees
The Company has obtained bank guarantees in respect of certain travel suppliers and real estate lease agreements amounting to $25 million as of December 31, 2021. Certain of these bank guarantees require the Company to maintain cash collateral which has been presented as restricted cash within other non-current assets in the Company’s consolidated financial statements.
Legal Contingencies
The Company recognizes legal fees as incurred when the legal services are provided.
Based on its current knowledge, and taking into consideration its litigation-related liabilities, the Company believes it is not a party to any pending legal proceeding or governmental examination that would have a material adverse effect on the Company’s consolidated financial condition or liquidity.
(19) Equity-Based Compensation
The Company has an equity-based long-term management incentive plan (the “Plan”), the GBT JerseyCo Limited Amended and Restated Management Incentive Plan, originally adopted on June 30, 2014 and most recently amended and restated on December 2, 2021 under which options to purchase a class of GBT shares (referred to as “MIP Shares”) are generally granted to key management employees and certain directors of the Company. As of December 31, 2021, approximately 4.8 million MIP Shares were reserved for issuance under the Plan. Any MIP Shares issued under the Plan (i) will be non-voting; (ii) will entitle the

GBT JERSEYCO LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
holder thereof to proportionally share profits of the Company in accordance with separate allocation and distribution provisions set forth under the amended and restated shareholders agreement between Amex Coop and Juweel (the “Shareholders Agreement”); and (iii) will entitle the holder thereof to receive dividends declared on MIP Shares issued under the Plan, from time to time in accordance with allocation and distribution provisions set forth in the Shareholders Agreement. As a general matter, neither the options granted nor any MIP Shares issued under the Plan will be entitled to share in any profits or capital of GBT until certain thresholds of distributions to Amex Coop and Juweel have been satisfied. Under the current terms, neither the options granted nor any MIP Shares issued under the Plan will trade or be listed on any stock exchange. As of December 31, 2021, no MIP Shares were issued and outstanding under the Plan.
Under the Plan, the Company grants options to purchase MIP Shares to employees, which generally vest in three to five equal installments on each anniversary of the grant date. The options have a contractual life of ten years from the grant date. There are no performance conditions associated with the vesting of the options. The exercise price of options granted under the plan is 100% of the fair market value of the shares subject to the award, determined as of the date of grant, or such higher amount as the compensation committee may determine in connection with the grant.
The Black Scholes model is used to determine the weighted average fair value of the options. A market and income approach is used to determine the enterprise fair value of the Company. The equity fair value is then allocated to the options. The table below presents the activity of the Company’s options granted under the Plan for the year ended December 31, 2021:
	Number of options	Weighted average exercise price per share	Weighted average remaining contractual term	Aggregate intrinsic value (in $ millions)
Balance as of December 31, 2020	2,994,600	$58.30
Granted	1,272,515	$87.85
Forfeited	(52,267)	$68.26
Exercised(1)	(41,400)	$55.49
Balance as of December 31, 2021	4,173,448	$67.22
Exercisable as of December 31, 2021	2,624,873	$55.93	4.8 years	84
Expected to vest as of December 31, 2021	1,548,575		9.5 years	3

(1)
During the year ended December 31, 2021, 41,400 vested MIP Options were exercised and net settled in cash for $1 million.

The key assumptions used in the valuation of the options granted in 2021 and 2019 are presented in the table below. There were no options granted in 2020.
Assumption	2021	2019
Annual risk-free interest rate	1.15%	1.75%
Equity volatility	29%	25%
Expected average life of options	6 years	2 years
Dividend yield	0%	0%
The annual risk-free interest rate is determined by considering the U.S. treasury yield risk-free interest rate that corresponds with the expected term of the award. The expected volatility has been determined by taking the average historical volatility of a group of comparable publicly traded companies over a period equal to the expected term of the awards. The expected term is based on the average period the stock-based awards are expected to remain outstanding. Dividend yield of zero was determined as the Company currently does not pay any dividend.

GBT JERSEYCO LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Total equity-based compensation expense recognized in the Company’s consolidated statements of operations for the years ended December 31, 2021, 2020 and 2019 amount to $3 million, $3 million and $6 million, respectively, and is included within general and administrative expense on the consolidated statements of operations. The Company expects compensation expense, related to unvested stock options, of approximately $35 million to be recognized over the remaining weighted average period of 3 years.
(20) Shareholders’ Equity
In August 2020, the then-existing shareholders of GBT entered into equity commitment letters with GBT pursuant to which each of Amex Coop and Juweel, in their respective capacities as shareholders of GBT, committed to provide up to $150 million each (up to $300 million in the aggregate) of preferred equity financing to GBT, subject to the terms and conditions set forth therein (the “Shareholders Equity Commitments”). The Shareholders Equity Commitments were originally scheduled to survive for a period of one year from the date of execution, which termination date was extended to August 2022 in connection with the $200 million senior secured prior tranche B-2 term loan facility that was established in January 2021 (see note 15 — Long- term Debt). In connection with this, in January 2021, GBT amended its memorandum and articles of association to include preferred shares within its authorized share capital structure.
On November 1, 2021, concurrently with the completion of the Egencia acquisition (see note 9 —  Business Acquisitions) GBT, Juweel and Amex Coop entered into a second amended and restated shareholders agreement providing for certain corporate governance rights, including composition of the board of directors of GBT, certain approval rights, certain restrictions on transfer of shares of GBT and certain information rights. This agreement superseded the initial shareholders agreement entered into on June 30, 2014, as amended, restated and supplemented from time to time. Also, GBT further amended its memorandum of association to (i) redesignate the authorized and issued ordinary shares to Amex Coop and Juweel as voting ordinary shares and (ii) provide for a new class of non-voting ordinary shares as part of GBT’s authorized share capital.
The following classes of GBT shares were issued and outstanding as of December 31, 2021:
Preferred Shares:   GBT’s amended memorandum and articles of association includes authorized share capital consisting of 3 million preferred shares of nominal value €0.00001 per preferred share, as a class of share with no voting rights. Subject to the terms of the Shareholders Agreement, the holders of preferred shares are entitled to receive, when, as and if declared by the board of directors of GBT out of funds of GBT legally available therefor, cumulative dividends at the rate of 12% per share per annum; provided, that if any preferred share remains issued and outstanding following September 15, 2023, the dividend rate with respect to such preferred share increases to 14% per share per annum from and after September 15, 2023, for so long as such preferred share remains outstanding. Further, the total amount of dividends on such preferred shares is computed on a cumulative basis and compounded daily in accordance with the terms of the Shareholders Agreement and GBT’s memorandum and articles of association. The preferred shares are redeemable, in whole or in part, at the election of the Company, at any time at a price per share equal to the unreturned capital contributions associated with such preferred share plus accrued and unpaid cumulative dividends thereon to the date of redemption.
During the year ended December 31, 2021, GBT issued 1.5 million preferred shares in equal proportion to Amex Coop and Juweel for a total consideration of $150 million, under the above Shareholders Equity Commitments. During the year ended December 31, 2021, the Company accrued a dividend of $10 million on such preferred shares. As the preferred shares of GBT were issued to the current ordinary shareholders, although the preferred shares are redeemable at the option of GBT, these have been classified as mezzanine equity.
Voting Ordinary Shares:   GBT has authorized 40 million of voting ordinary shares of nominal value €0.00001 per voting ordinary share representing, as a class, a right to equity capital and profits of the

GBT JERSEYCO LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Company. This class of shares has voting rights. As of December 31, 2021, the Company had 36 million voting ordinary shares issued and outstanding.
Non-Voting Ordinary Shares:   GBT has authorized 15 million of non-voting ordinary shares of nominal value €0.00001 per non-voting ordinary share representing, as a class, a right to equity capital and profits of the Company. This class of shares has no voting rights. Upon completion of the Egencia acquisition, GBT issued 8,413,972 non-voting ordinary shares to Juweel that remained outstanding as of December 31, 2021.
Profit Shares:   GBT has 800,000 authorized, issued and outstanding Profit Shares of nominal value €0.00001 per Profit Share representing, as a class, a right to share in 2% of the Company’s profits. Profit Shares have no voting rights. The entire Profit Shares have been issued to Juweel.
MIP Shares:   See note 19 — Equity-Based Compensation
Transfer Restrictions and Other Shareholder Rights
Preferred shares, voting ordinary shares, non-voting ordinary shares and Profit Shares are subject to the terms of the Shareholders’ Agreement, including provisions regarding tax distributions and transfer restrictions. Shares issued under the Plan are subject to a Management Stockholders’ Agreement, which includes customary provisions regarding tax distributions, transfer restrictions and clawbacks, where permissible.
Distributions
Any payment in respect of the shares is to be allocated among the classes of shares as set out within the Shareholders Agreement.
For the year ended December 31, 2019, the Company made capital distributions of $56 million to its shareholders for the anticipated taxes due on the allocable share of the Company’s profits. There were no such capital distributions to the shareholders for the anticipated taxes for the years ended December 31, 2021 and 2020. Further, for each of the years ended December 31, 2020 and 2019, the Company made capital distributions of $1 million to cover certain administrative costs of its shareholders. There was no such capital distribution to cover administrative costs of the shareholders for the year ended December 31, 2021.
See the discussion above for dividends on preferred shares accrued during the year ended December 31, 2021.
Antidilution and Related Adjustments
Notwithstanding anything in the Company’s articles of association, the Board of Directors shall have the right to make adjustments to the rights of the option (or MIP Shares issued thereof) holders without the consent of such option (or MIP Shares issued thereof) holders as it deems necessary or appropriate to avoid the dilution or enhancement of rights or interests in the event of certain changes in the capitalization of the Company.
Accumulated Other Comprehensive Income (Loss)
Accumulated other comprehensive income (loss) represents certain components of revenues, expenses, gains and losses that are included in comprehensive income (loss) but are excluded from net income (loss). Other comprehensive income (loss) amounts are recorded directly as an adjustment to total equity, net of tax. Accumulated other comprehensive loss, net of tax, consisted of:

GBT JERSEYCO LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in $ millions)	Currency translation adjustments	Defined benefit plan related	Unrealized gain on hedge of investments in foreign subsidiary	Total accumulated other comprehensive loss
Balance as of December 31, 2018	(17)	(26)	4	(39)
Net changes during the year, net of tax benefit(1)	(4)	(55)	—	(59)
Balance as of December 31, 2019	(21)	(81)	4	(98)
Net changes during the year, net of tax benefit(1)	(2)	(79)	—	(81)
Balance as of December 31, 2020	(23)	(160)	4	(179)
Net changes during the year, net of tax expense(1)	(15)	32	—	17
Balance as of December 31, 2021	(38)	(128)	4	(162)

(1)
The tax (expense) benefit relates to defined benefit pension plans and amount to $(10) million, $15 million and $12 million for the years ended December 31, 2021, 2020 and 2019, respectively.

Amounts in accumulated other comprehensive loss are presented net of the related tax impact. Reclassifications out of accumulated other comprehensive losses related to actuarial losses and prior service costs is included as component of net periodic pension benefit (cost) included within other income (expense), net, in the Company’s consolidated statements of operations.
(21) (Loss) Earnings per share
The following table reconciles the numerators and denominators used in the computation of basic and diluted (loss) earnings per share from continuing operations:
	Year ended December 31,
(in $ millions, except share and per share data)	2021	2020	2019
Numerator – Basic and diluted (loss) earnings per share:
Net (loss) income / Net (loss) income from continuing operations	$(475)	$(619)	$138
Net loss (income) attributable to non-controlling interests in subsidiaries	2	1	(4)
Preferred shares dividend	(10)	—	—
Net (loss) income / Net (loss) income from continuing operations attributable to the shareholders of the Company’s ordinary shares	$(483)	$(618)	$134
Denominator – Basic (loss) earnings per share:
Weighted average ordinary shares outstanding	37,406,171	36,000,000	36,000,000
(Loss) earnings per share from continuing operations attributable to the shareholders of the Company’s ordinary shares – Basic	$(12.91)	$(17.18)	$3.72
Denominator – Diluted (loss) earnings per share:
Number of ordinary shares used for basic (loss) earnings per share from continuing operations	37,406,171	36,000,000	36,000,000
Weighted average effect of dilutive securities
Stock options	—	—	1,102,120
Weighted average ordinary shares outstanding	37,406,171	36,000,000	37,102,120
(Loss) earnings per share from continuing operations attributable to the shareholders of the Company’s ordinary shares – Diluted	$(12.91)	$(17.18)	$3.61

GBT JERSEYCO LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Basic (loss) earnings per share is based on the weighted average number of ordinary shares outstanding during each period. Diluted (loss) earnings per share is based on the weighted average number of ordinary shares outstanding and the effect of all dilutive share equivalents during each period.
For the year ended December 31, 2021, the Company has less than 1 million of weighted average share equivalents primarily associated with the Company’s stock options that were excluded from the calculation of diluted earnings per share as their inclusion would have been antidilutive, as the Company had incurred loss during the year.
(22) Fair Value Measurements
Assets and Liabilities that are Measured at Fair Value on a Recurring Basis
Pension plan assets — see note 16 — Employee Benefit Plans for fair value information on the Company’s pension plan assets.
Assets that are Measured at Fair Value on a Non-recurring Basis
Assets that are required to be measured at fair value on a non-recurring basis include goodwill, property and equipment, equity-method investments, operating lease ROU assets and other intangible assets. The Company’s impairment review of goodwill is performed annually on December 31 each year. In addition, goodwill, property and equipment, equity-method investments, operating lease ROU assets and other intangible assets are reviewed for impairment if events and circumstances indicate that their carrying amounts may not be recoverable.
The Company identified the on-going impact of the COVID-19 pandemic on its current and projected future results of operations as a triggering event requiring quantitative assessment of its property and equipment, equity-method investments, operating lease ROU assets and other intangible assets in 2021. The Company utilized level 3 inputs based on management’s best estimates and assumptions in performing its quantitative assessment. The Company determined that, except for certain equity method investments (see note 8 — Equity Method Investments), and operating lease ROU assets, no such other assets were impaired.
Other Financial Instruments
The carrying amounts of cash and cash equivalents, accounts receivable, due from affiliates, other current assets, accounts payable, due to affiliates and accrued expenses and other current liabilities approximate their fair value due to the short-term maturities of these assets and liabilities.
The fair value of the Company’s senior secured initial term loans was determined by considering their fair value based on quoted prices for identical debt instruments when traded as assets and is categorized within Level 2 of the fair value hierarchy. The fair values of the Company’s senior secured prior tranche B-2 term loans and senior secured new tranche B-3 term loans were deemed to be their issuance cost due to a short period of time lapsed since their issuance. The fair values of the Company’s outstanding senior secured term loans are as follows:
	As of December 31, 2021		As of December 31, 2020
(in $ millions)	Carrying amount(1)	Fair Value	Carrying amount(1)	Fair value
Senior secured initial term loans	$236	$233	$237	$231
Senior secured prior tranche B-1 term loans	$—	$—	$387	$399
Senior secured new tranche B-3 term loans	$787	$800	$—	$—

(1)
Outstanding principal amount of senior secured term loans less unamortized debt discount and debt issuance costs.

GBT JERSEYCO LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(23) Related Party Transactions
The following summaries relate to certain related party transactions entered into by the Company with certain of its shareholders, its shareholders affiliates and the Company’s affiliates.
Advisory Services Agreement
On March 2, 2016, the Company entered into an advisory services agreement with Certares Management Corp. (“Certares”), an indirect equity owner of the Company, pursuant to which Certares agreed to provide certain advisory services to the Company for which fees of approximately $2.5 million were incurred for each of the years ended December 31, 2021, 2020 and 2019. As of December 31, 2021 and 2020, the Company had $4.4 million and $2.0 million as amounts payable to Certares under this agreement. The agreement is expected to terminate upon the consummation of the Business Combination Agreement.
Commercial Agreements
In June 2014, in connection with, and as part of, the formation of the Company, GBT III B.V. entered into a series of commercial arrangements on an arm’s-length basis with affiliates of Amex Coop. These arrangements included, among other things, affiliates of Amex Coop’s oversight of certain legal compliance functions of the Company’s business, services in support of the affiliates of Amex Coop’s consumer services and consumer travel businesses, including the Company’s support of certain affiliates of Amex Coop’s partnerships and the parties’ joint negotiation with travel suppliers, American Express card acceptance by the Company as an American Express card merchant, the strategic relationship between the Company and affiliates of Amex Coop’s corporate payments/commercial services business, including lead generation, joint client services and product development, and data sharing, the provision of business travel and meetings and events services by the Company to affiliates of Amex Coop’s, the provision of corporate payments services by the affiliates of Amex Coop’s to the Company and participation in the American Express Membership Rewards Program for the provision of bonus points to qualifying clients of the Company. Subsequent to reorganization in 2019, certain of these contracts were assigned to GBT. In anticipation of, and effective upon, the consummation of the business combination with APSG, the parties agreed to amend the terms of certain of these commercial arrangements.
In respect of the above agreements, included in the operating costs are costs of approximately $10 million, $12 million and $34 million in charges from affiliates of Amex Coop for the years ended December 31, 2021, 2020 and 2019, respectively. Revenues also include income from affiliates of Amex Coop for approximately $19 million, $21 million and $23 million for the years ended December 31, 2021, 2020 and 2019, respectively. Amounts payable to affiliates of Amex Coop under these agreements as of December 31, 2021 and 2020, were $16 million and $4 million, respectively. Amounts receivable from affiliates of Amex Coop under these agreements was $15 million as of both December 31, 2021 and 2020.
Apart from above, there are certain tax indemnity (see note 4 — Income Taxes) and other agreements between the Company and affiliates of Amex Coop. Amounts payable to affiliates of Amex Coop as of December 31, 2021 and 2020, in respect of such agreements, were $2.0 million and $2.7 million, respectively. Amounts receivable from affiliates of Amex Coop in respect of such agreements were $0.3 million and $0.2 million as of December 31, 2021 and 2020, respectively.
License of American Express Marks
In June 2014, in connection with, and as part of, the formation of the Company, GBT US LLC, a wholly-owned subsidiary of GBT, entered into a royalty-free trademark license agreement with American Express pursuant to which GBT US LLC was granted a license for GBT US, GBT III B.V., all wholly-owned subsidiaries of GBT III B.V. and other permitted sublicensees to license the American Express trademarks used in the American Express Global Business Travel and American Express Meetings & Events brands for business travel, business consulting and meetings and events businesses on a royalty-free, exclusive, non-assignable, non-sublicensable (other than as set out in the agreement), and worldwide basis.

GBT JERSEYCO LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
In connection with the consummation of the business combination with APSG, the parties will amend and restate the foregoing trademark license agreement to grant GBT Travel Services UK (“GBT UK”), an indirect wholly owned subsidiary of GBT, a long-term, 11-year license (unless earlier terminated or extended) pursuant to which GBT UK, all wholly owned operating subsidiaries of GBT’s publicly listed entity and other permitted sublicensees will continue to license the American Express trademarks used in the American Express Global Business Travel brand, transition the American Express Meetings & Events brand to the American Express GBT Meetings & Events brand, and license the American Express trademarks used in the American Express GBT Meetings & Events brand for business travel, meetings and events, business consulting and other services related to business travel (“Business Travel Services”). This amended and restated trademark license agreement will also provide GBT’s publicly listed entity the flexibility to operate non-Business Travel Services businesses under brands that do not use any trademarks owned by American Express, subject to certain permissibility and other requirements.
Shareholders Agreement
On June 30, 2014, GBT entered into a shareholders agreement with its then shareholders American Express and a predecessor of Juweel, which contains agreements among the parties with respect to, among other things, board designation rights, consent rights, drag-along and tag-along rights, pre-emptive rights, registration rights and restrictions on the transfer of our shares. On December 10, 2019, in connection with an internal restructuring of GBT, the original shareholders agreement was superseded, and affiliates of Amex Coop., Juweel and GBT entered into a new shareholders agreement. The new shareholders agreement was further amended and restated on March 15, 2021, to, among other things, provide for GBT preferred shares and amend and restate certain other rights and obligations with respect to the GBT capital stock and GBT, and was further amended and restated on November 1, 2021, in connection with the acquisition of Egencia. The consent rights and restrictions on tag-along, drag-along and pre-emptive rights, as well as certain of the restrictions on transfers of shares under the shareholders agreement, terminate upon the consummation of the business combination with APSG. In connection with the business combination with APSG, the Company will enter into a new shareholders agreement that will supersede the current shareholders agreement and will include provisions with respect to tax matters and corporate governance following the business combination with APSG.
Commercial and Operating Agreements with Expedia
In connection with the acquisition of Egencia, on November 1, 2021, an affiliate of GBT and an affiliate of Expedia entered into a ten-year term marketing partner agreement to provide the GBT’s corporate clients with access to Expedia group hotel content (the “EPS Agreement”). The EPS Agreement requires an affiliate of Expedia to meet certain competitiveness thresholds with respect to the Expedia group hotel content offered to GBT and requires GBT to satisfy certain share of wallet commitments to the affiliate of Expedia (including the making of cash shortfall payments in the event of share of wallet failure, subject to offset based on outperformance by GBT in subsequent periods). The GBT’s share of wallet obligations are subject to adjustment for future acquisitions and dispositions and the failure of the affiliate of Expedia to meet agreed competitiveness thresholds. As a result of the above agreement, the Company recognized revenue of $8 million for the period ended December 31, 2021 and as of December 31, 2021, the Company had a $4 million receivable from the affiliate of Expedia.
As part of the Egencia acquisition, on November 1, 2021, GBT UK entered into a Transition Services Agreement with Expedia, Inc. (the “Egencia TSA”), pursuant to which Expedia, Inc. (an affiliate of Expedia) and its affiliates provide certain transition services to GBT UK and its affiliates to facilitate an orderly transfer of Egencia from Expedia to GBT. The initial term of the Egencia TSA is 18 months. The initial term of each service is set forth in the Egencia TSA, and the term of certain services is subject to extension under certain circumstances. GBT UK has the right to terminate services for convenience upon prior written notice to Expedia, Inc. For services provided by Expedia to Egencia prior to the Egencia acquisition, pricing under the Egencia TSA is determined in the same manner as pricing for such services was historically

GBT JERSEYCO LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
determined by Expedia, Inc. For services that were not provided by Expedia, Inc. to Egencia prior to the Egencia acquisition, in general pricing is equal to the cost of providing such services. For the period ended December 31, 2021, the total cost charged to the Company was approximately $8 million that was included in the Company’s consolidated statements of operations and as of December 31, 2021 the Company had a payable to Expedia Inc. of $8 million.
As of November 1, 2021, the date the Egencia acquisition was consummated, Egencia had a balance payable to Expedia of $26 million on account of pre-acquisition transactions between Egencia and Expedia. Further, pending completion of transition of several processes, Expedia collected cash on behalf of Egencia for several of Egencia’s transactions. As a result, as of December 31, 2021, Egencia had a net payable of $16 million to Expedia.
(24) Segment Information
Reportable segments are determined based upon the Company’s internal organizational structure; the manner in which the Company’s operations are managed; the criteria used by the Company’s Chief Executive Officer, who is also the Company’s Chief Operating Decision Maker (“CODM”), to evaluate segment performance; the availability of separate financial information utilized on a regular basis by the CODM to assess financial performance and to allocate resources; and overall materiality considerations. All significant operating decisions are based on analysis of the Company as a single global business. The Company has determined it has two operating segments, Business Travel and Meetings and Events, that have been aggregated and presented as one reportable segment due to their similar economic characteristics, nature of services provided, type of customers, methods used to provide services and regulatory environment.
The financial measures which the Company’s CODM uses to evaluate the performance of the Company are net revenue and Adjusted EBITDA, which is defined as net income (loss) before interest income, interest expense, benefit from (provision for) income taxes, and depreciation and amortization and further excluding costs that management believes are non-core to the underlying business of the Company including restructuring costs, integration costs, costs related to mergers and acquisitions, separation costs, non-cash equity-based compensation, certain corporate costs, foreign currency gains (losses), non-service components of net periodic pension benefit (cost) and gains (losses) on disposal of business. The CODM also regularly reviews revenue by transaction type — Travel Revenue and Products and Professional Services Revenue (see note 3 — Revenue from Contracts with Customers).
The Company maintains operations in the United States, United Kingdom and other international territories. The table below presents the Company’s revenue and long-lived assets, comprising property and equipment, net, and operating lease ROU assets, by geographic location:
(in $ millions)	United States	United Kingdom	All other countries	Total
Revenue
Year ended December 31, 2021	$226	$276	$261	$763
Year ended December 31, 2020	$191	$314	$288	$793
Year ended December 31, 2019	$511	$925	$683	$2,119
Long-lived assets
As of December 31, 2021	$100	$76	$99	$275
As of December 31, 2020	$38	$93	$118	$249
The geographical determination of revenue is based on the jurisdiction of the legal entity contracting with the customer. No single customer accounted for 10 percent or more of the Company’s revenue for the years ended December 31, 2021, 2020 and 2019. Similarly, no single customer accounted for 10 percent or more of the accounts receivable balance as of December 31, 2021 and 2020.

GBT JERSEYCO LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(25) Subsequent Events
The Company has evaluated and recognized or disclosed subsequent events, as appropriate, through March 21, 2022, the date the consolidated financial statements as of and for the year ended December 31, 2021 were available for issuance.

GBT JERSEYCO LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
GBT JERSEYCO LIMITED
SCHEDULE II — VALUATION AND QUALIFYING ACCOUNTS
DECEMBER 31, 2021, 2020 AND 2019
(in $ millions)	Balance at beginning of year	Charged to expense or other accounts	Write-offs and other adjustments	Balance at end of year
Allowance for doubtful debts
Year ended December 31, 2021	$14	$(5)	$(5)	$4
Year ended December 31, 2020	$11	$4	$(1)	$14
Year ended December 31, 2019	$10	$—	$1	$11
Valuation allowance for deferred tax assets
Year ended December 31, 2021	$119	$(1)	$(2)	$116
Year ended December 31, 2020	$88	$31	$—	$119
Year ended December 31, 2019	$89	$(1)	$—	$88

EGENCIA
(A BUSINESS WITHIN THE B2B SEGMENT OF EXPEDIA GROUP, INC.)
COMBINED FINANCIAL STATEMENTS
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020

EGENCIA
COMBINED STATEMENTS OF OPERATIONS
(Unaudited)
	Three months ended September 30,
	2021	2020
	(In millions)
Revenue	$55	$26
Cost and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	(38)	(40)
Selling and marketing	(27)	(31)
Technology and content	(16)	(13)
General and administrative	(9)	(11)
Depreciation and amortization	(12)	(13)
Restructuring and related reorganization charges	(8)	(31)
Operating (loss) income	(55)	(113)
Other, net	1	—
Total other income (expense), net	1	—
Loss before income taxes	(54)	(113)
Benefit (provision) for income taxes	1	(18)
Net loss	$(53)	$(131)
See Notes to the Combined Financial Statements

EGENCIA
COMBINED STATEMENTS OF OPERATIONS
(Unaudited)
	Nine months ended September 30,
	2021	2020
	(In millions)
Revenue	$123	$156
Cost and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	(112)	(162)
Selling and marketing	(86)	(104)
Technology and content	(53)	(47)
General and administrative	(33)	(37)
Depreciation and amortization	(36)	(39)
Restructuring and related reorganization charges	(9)	(52)
Operating (loss) income	(206)	(285)
Other, net	2	1
Total other income (expense), net	2	1
Loss before income taxes	(204)	(284)
Benefit (provision) for income taxes	2	2
Net loss	$(202)	$(282)
See Notes to the Combined Financial Statements

EGENCIA
COMBINED STATEMENTS OF COMPREHENSIVE LOSS
(Unaudited)
	Three months ended September 30,
	2021	2020
	(In millions)
Net loss	$(53)	$(131)
Other comprehensive loss
Foreign currency translation adjustment	(10)	14
Other comprehensive loss	(10)	14
Comprehensive loss	$(63)	$(117)
	Nine months ended September 30,
	2021	2020
	(In millions)
Net loss	$(202)	$(282)
Other comprehensive loss
Foreign currency translation adjustment	(18)	1
Other comprehensive loss	(18)	1
Comprehensive loss	$(220)	$(281)
See Notes to the Combined Financial Statements

EGENCIA
COMBINED BALANCE SHEETS
	September 30, 2021	December 31, 2020
	(Unaudited)
	(In millions)
Assets
Cash and cash equivalents	$171	$363
Restricted cash	9	19
Accounts receivable, net of allowance of $17 and $22	138	68
Income taxes receivable	5	2
Prepaid expenses and other current assets	12	10
Total current assets	$335	$462
Property and equipment, net	49	53
Operating lease right-of-use assets	15	20
Goodwill	122	128
Intangible assets, net	3	7
Other assets	7	9
Total assets	$531	$679
Liabilities and equity
Accounts payable, merchant	$27	$13
Accounts payable, other	10	24
Deferred merchant bookings	1	—
Deferred revenue	2	3
Accrued expenses and other current liabilities	74	105
Due to related party	31	7
Total current liabilities	$145	$152
Deferred income taxes	—	1
Operating lease liabilities	10	13
Other long-term liabilities	9	9
Total liabilities	$164	$175
Commitments and contingencies (Note 8)
Equity:
Net parent investment	437	556
Accumulated other comprehensive loss	(70)	(52)
Total equity	$367	$504
Total liabilities and equity	$531	$679
See Notes to the Combined Financial Statements

EGENCIA
COMBINED STATEMENT OF CHANGES IN PARENT’S EQUITY
(Unaudited)
Three months ended September 30, 2020	Net Parent Investment	Accumulated Other Comprehensive Loss, Net of Tax	Total Parent’s Equity
	(In millions)
Balance as of June 30, 2020	$560	$(91)	$469
Net loss	(131)	—	(131)
Changes in other comprehensive loss
Foreign currency translation adjustment	—	14	14
Net transfers from parent	140	—	140
Balance as of September 30, 2020	$569	$(77)	$492
Nine months ended September 30, 2020	Net Parent Investment	Accumulated Other Comprehensive Loss, Net of Tax	Total Parent’s Equity
	(In millions)
Balance as of December 31, 2019	$754	$(78)	$676
Net loss	(282)	—	(282)
Changes in other comprehensive loss
Foreign currency translation adjustment	—	1	1
Net transfers from parent	97	—	97
Balance as of September 30, 2020	$569	$(77)	$492
See Notes to the Combined Financial Statements

EGENCIA
COMBINED STATEMENT OF CHANGES IN PARENT’S EQUITY
(Unaudited)
Three months ended September 30, 2021	Net Parent Investment	Accumulated Other Comprehensive Loss, Net of Tax	Total Parent’s Equity
	(In millions)
Balance as of June 30, 2021	$433	$(60)	$373
Net loss	(53)	—	(53)
Changes in other comprehensive loss
Foreign currency translation adjustment	—	(10)	(10)
Net transfers from parent	57	—	57
Balance as of September 30, 2021	$437	$(70)	$367
Nine months ended September 30, 2021	Net Parent Investment	Accumulated Other Comprehensive Loss, Net of Tax	Total Parent’s Equity
	(In millions)
Balance as of December 31, 2020	$556	$(52)	$504
Net loss	(202)	—	(202)
Changes in other comprehensive loss
Foreign currency translation adjustment	—	(18)	(18)
Net transfers from parent	83	—	83
Balance as of September 30, 2021	$437	$(70)	$367
See Notes to the Combined Financial Statements

EGENCIA
COMBINED STATEMENTS OF CASH FLOWS
(Unaudited)
	September 30,
	2021	2020
	(In millions)
Operating activities
Net loss	$(202)	$(282)
Adjustments to reconcile net loss to cash provided by (used in) operating activities
Depreciation	32	35
Amortization of stock-based compensation	17	11
Amortization of intangible assets	4	4
Deferred income taxes	—	(3)
Other, net	(1)	(8)
Changes in operating assets and liabilities:	—	—
Accounts receivable	(75)	224
Prepaid expenses and other current assets	—	8
Accounts payable, merchant	15	(37)
Accounts payable, other and accrued expenses and other liabilities	(40)	25
Income taxes receivable, net	(4)	(1)
Deferred merchant bookings	1	(1)
Deferred revenue	(1)	—
Net cash (used in) provided by operating activities	(254)	(25)
Investing activities
Additions to property and equipment	(20)	(28)
Net cash used in investing activities	(20)	(28)
Financing activities
Net transfers from parent	58	92
Due to related party	24	(34)
Net cash provided by financing activities	82	58
Effect of FX rate changes on Cash, cash equivalents and restricted cash	(10)	5
Net increase (decrease) in Cash, cash equivalents and restricted cash at end of period	(202)	10
Cash, cash equivalents and restricted cash at beginning of period	382	350
Cash, cash equivalents and restricted cash at end of period	$180	$360
	Nine months ended September 30,
Reconciliation to amounts within the combined balance sheets:	2021	2020
	(In millions)
Cash and cash equivalents	$171	$348
Restricted cash	9	12
Cash, cash equivalents and restricted cash at end of period	$180	$360
See Notes to the Combined Financial Statements

EGENCIA
NOTES TO THE COMBINED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)
Note 1 — Description of Business and Basis of Presentation
Background:   The accompanying combined financial statements and notes present the combined statements of operations, comprehensive income, balance sheets, changes in parent’s equity, and cash flows of Egencia (the “Company”, “our”, or “we”). Egencia is a business within the B2B segment of Expedia Group, Inc. and its subsidiaries (collectively, “Expedia Group” or “Parent”), a publicly traded online travel company whose primary operating activities include empowering business and leisure travelers through technology with tools and information they need to efficiently research, plan, book and experience travel.
The Company is a corporate travel management business that provides, among other things, a global technology platform coupled with local telephone assistance with expert travel consultants, relevant supply targeted at business travelers, and consolidated reporting to clients.
Basis of Presentation:   These combined financial statements of the Company were derived from the consolidated financial statements and accounting records of Expedia Group for the three and nine months ended September 30, 2021 and 2020 and as of September 30, 2021 and December 31, 2020, as if the Company were operated on a standalone basis during the periods presented and were prepared in accordance with Generally Accepted Accounting Principles in the United States of America (“GAAP”). Separate financial statements have not historically been prepared for the Company.
The combined statements of operations of the Company reflect allocations of general corporate expenses from Expedia Group including, but not limited to, executive management, finance, legal, information technology, employee benefits administration, human resources, treasury, risk management, procurement, facilities, technology and content development and other shared services. These allocations were made on a direct usage basis when identifiable, with the remainder allocated on the basis of revenue, headcount, and other drivers. Management considers these allocations to be a reasonable allocation of the utilization of services by or the benefits provided to the Company. The allocations may not, however, reflect the expense Egencia would have incurred as a standalone company for the periods presented. Actual costs that may have been incurred if the Company had been a standalone company would depend on a number of factors, including the chosen organizational structure, what functions were outsourced or performed by employees and strategic decisions made in areas such as information technology and facilities. See Note 9 — Related Party Transactions for additional information regarding transactions with Parent and other related party transactions.
The combined balance sheets of the Company include Expedia Group’s assets and liabilities that are specifically identifiable or otherwise attributable to the Company.
In the opinion of management, the accompanying combined financial statements of Egencia contain all adjustments, necessary to present fairly the Company’s financial position as of September 30, 2021 and December 31, 2020 and its results of operations, changes in parent’s equity and cash flows for the three and nine months ended September 30, 2021 and September 30, 2020. However, the combined financial statements may not be indicative of the results of operations, financial position and cash flows if the Company had been an independent standalone entity during the periods presented, nor are they necessarily indicative of the Company’s future results of operations, financial position and cash flows.
Seasonality:   Due to COVID-19, which has impacted corporate travel for 2021, we have not experienced our typical bookings, revenue, and profit beginning with the first quarter of 2020. It is difficult to discuss seasonality for the upcoming quarters, given the uncertainty related to the impact from COVID-19 and the shape and timing of any sustained recovery.

EGENCIA
NOTES TO THE COMBINED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)
Note 2 — Summary of Significant Accounting Policies
Principles of Combination
The Combined Financial Statements include certain assets and liabilities that have historically been held at Expedia Group corporate level but are specifically identifiable or otherwise attributable to Egencia. All significant intracompany transactions and accounts within the Company’s combined businesses have been eliminated.
Intercompany transactions between the Company and Expedia Group are considered to be effectively settled in the combined financial statements at the time the transaction is recorded. The total net effect of the settlement of these intercompany transactions is reflected in the combined statements of cash flows within financing activities and in the combined balance sheets within net parent investment. Deferred Merchant Bookings and Merchant Accounts Payable outstanding as of the period end dates in the combined balance sheets related to transactions that settle in cash between Egencia and Parent and/or Parent’s other subsidiaries have been included in these combined financial statements as Due to related party. See Note 9 — Related Party Transactions for additional information regarding transactions with Expedia Group and other related party transactions.
Accounting Estimates
We use estimates and assumptions in the preparation of our combined financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). Our estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of our combined financial statements. These estimates and assumptions also affect the reported amount of net income or loss during any period. Our actual financial results could differ significantly from these estimates.
The COVID-19 pandemic has created and may continue to create significant uncertainty in macroeconomic conditions, which may cause further business disruptions and adversely impact our results of operations. As a result, many of our estimates and assumptions required increased judgment and carry a higher degree of variability and volatility. As events continue to evolve and additional information becomes available, our estimates may change materially in future periods.
Revenue Recognition
We recognize revenue upon transfer of control of our promised services in an amount that reflects the consideration we expect to be entitled to in exchange for those services.
For our primary transaction-based revenue sources, discussed below, we have determined net presentation (that is, the amount billed to a traveler less the amount paid to a supplier) is appropriate for the majority of our revenue transactions as the supplier is primarily responsible for providing the underlying travel services and we do not control the service provided by the supplier to the traveler. We exclude all taxes assessed by a government authority, if any, from the measurement of transaction prices that are imposed on our travel related services or collected by the Company from customers (which are therefore excluded from revenue).
We offer traditional travel services on a stand-alone and package basis generally either through the merchant or the agency business model.
Under the merchant model, we facilitate the booking of hotel rooms, alternative accommodations, airline seats, car rentals and destination services from our travel suppliers and we are the merchant of record for such bookings.

EGENCIA
NOTES TO THE COMBINED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)
Under the agency model, we pass reservations booked by the traveler to the relevant travel supplier and the travel supplier serves as the merchant of record for such bookings. We receive commissions or ticketing fees from the travel supplier and/or traveler. For certain agency airline, hotel and car transactions, we also receive fees through global distribution systems (“GDS”) that provide the computer systems through which the travel supplier inventory is made available and through which reservations are booked.
Under the advertising model, we offer travel and non-travel advertisers access to a potential source of incremental traffic and transactions through our various media and transaction-based websites.
The nature of our travel booking service performance obligations vary based on the travel service with differences primarily related to the degree to which we provide post booking services to the traveler and the timing when rights and obligations are triggered in our underlying supplier agreements. We consider both the traveler and travel supplier as our customers.
Lodging.   Our lodging revenue is comprised of revenue recognized under the merchant and agency model.
Merchant Hotel.   We provide travelers access to book hotel room reservations through our contracts with lodging suppliers, which provide us with rates and availability information for rooms but for which we have no control over the rooms and do not bear inventory risk. Our travelers pay us for merchant hotel transactions prior to departing on their trip, generally when they book the reservation. We record the payment in deferred merchant bookings until the stayed night occurs, at which point we recognize the revenue, net of amounts paid to suppliers, as this is when our performance obligation is satisfied. Payments to suppliers are generally due within 30 days of check-in or stay. In certain instances when a supplier invoices us for less than the cost we accrued, we generally reduce our merchant accounts payable and the supplier costs within net revenue six months in arrears, net of an allowance, when we determine it is not probable that we will be required to pay the supplier, based on historical experience.
Cancellation Fees.   Cancellation fees are collected and remitted to the supplier, if applicable.
Agency Hotel.   We generally record agency revenue from the hotel when the stayed night occurs as we provide post booking services to the traveler and thus, consider the performance obligation satisfied once the stay occurs. We record an allowance for cancellations on this revenue based on historical experience.
Merchant and Agency Air.   We record revenue on air transactions when the traveler books the transaction, as we do not typically provide significant post booking services to the traveler, and payments due to and from air carriers are typically due at the time of ticketing. We record a reserve for chargebacks and cancellations at the time of the transaction based on historical experience. In certain transactions, the GDS collects commissions from our suppliers and passes these commissions to us, net of their fees. Therefore, we view payments through the GDS as commissions from suppliers and record these commissions in net revenue. Fees paid to the GDS as compensation for their role in processing transactions are recorded as cost of revenue.
Advertising and Media.   We record revenue from click-through fees charged to our travel partners for leads sent to the travel partners’ websites. We record revenue from click-through fees after the traveler makes the click-through to the related travel partners’ websites. We record revenue for advertising placements ratably over the advertising period or upon delivery of advertising impressions, depending on the terms of the contract. Payments from advertisers are generally due within 30 days of invoicing.
Other.   Other primarily includes transaction revenue for booking services related to products such as car, cruise and destination services under the agency business model. We generally record the related revenue when the travel occurs, as in most cases we provide post booking services and this is when our performance obligation is satisfied. Additionally, no rights or obligations are triggered in our supplier agreements until the travel occurs. We record an allowance for cancellations on this revenue based on historical experience.

EGENCIA
NOTES TO THE COMBINED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)
Revenue from other ancillary alternative accommodation services or products are recorded either upon delivery or when we provide the service. Other also includes travel insurance products primarily under the merchant model, for which revenue is recorded at the time the transaction is booked.
Deferred Merchant Bookings.   We classify cash payments received in advance of our performance obligations as deferred merchant bookings. At December 31, 2020, $3 million of cash advance cash payments was reported within Deferred merchant bookings and Due to related party, which was recognized during the nine months ended September 30, 2021 resulting in $1 million of net revenue. At September 30, 2021, the related balance was $16 million.
Deferred Revenue.   Deferred revenue primarily consists of unearned account management revenue as well as deferred advertising revenue. At December 31, 2020, $3 million was recorded as deferred revenue, $1 million of which was recognized as revenue during the nine months ended September 30, 2021. At September 30, 2021, the related balance was $2 million.
We do not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less and (ii) contracts for which we recognize revenue at the amount to which we have the right to invoice for services performed.
Our revenue by business model is as follows:
	Three months ended September 30,
	2021	2020
	(Unaudited)
	(In millions)
Revenue by Business Model
Merchant	$21	$18
Agency	33	9
Advertising, media and other	1	(1)
Total revenue	$55	$26
	Nine months ended September 30,
	2021	2020
	(Unaudited)
	(In millions)
Revenue by Business Model
Merchant	$46	$68
Agency	74	84
Advertising, media and other	3	4
Total revenue	$123	$156

EGENCIA
NOTES TO THE COMBINED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)
In addition to the revenue by business model, our revenue by geography is as follows:
	Three months ended September 30,
	2021	2020
	(Unaudited)
	(In millions)
Revenue by Geography
United States	$23	$10
All other countries	32	16
Total revenue	$55	$26
	Nine months ended September 30,
	2021	2020
	(Unaudited)
	(In millions)
Revenue by Geography
United States	$49	$57
All other countries	74	99
Total revenue	$123	$156
Cash, Restricted Cash, and Cash Equivalents
Expedia Group has a centralized cash management arrangement where, on a periodic basis, excess cash balances or deposits are swept into a cash pool and are mixed with cash from other affiliated entities. The sweep accounts are legally held by Expedia Group and are used to fund the requirements of affiliated entities, such as Egencia. The sweep account cash balances are not included within the balances of the carve-out financial statements, as these accounts are legally held by Expedia Group and not Egencia. For purposes of the combined financial statements, cash was included for dedicated legal entities (entities that consist entirely of the Egencia business’ operations) and dedicated accounts of Egencia owned by other legal entities. Restricted cash includes cash and cash equivalents that is restricted through legal contracts, regulations or our intention to use the cash for a specific purpose. Our restricted cash primarily relates to certain vendor deposits.
Accounts Receivable
Accounts receivable are generally due within sixty days and are recorded net of an allowance for expected uncollectible amounts. We consider accounts outstanding longer than the contractual payment terms as past due. The risk characteristics we generally review when analyzing our accounts receivable pools primarily include the type of receivable (for example, credit card vs hotel collect), collection terms and historical or expected credit loss patterns. For each pool, we make estimates of expected credit losses for our allowance by considering a number of factors, including the length of time trade accounts receivable are past due, previous loss history continually updated for new collections data, the credit quality of our customers, current economic conditions, reasonable and supportable forecasts of future economic conditions and other factors that may affect our ability to collect from customers. The provision for estimated credit losses is recorded as cost of revenue in our combined statements of operations. During the nine months ended September 30, 2021 and September 30, 2020, we recorded approximately $5 million and $8 million of incremental allowance for expected uncollectible amounts, including estimated future losses in consideration

EGENCIA
NOTES TO THE COMBINED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)
of the impact of COVID-19 pandemic on the economy and the Company. Actual future bad debt could differ materially from this estimate resulting from changes in our assumptions of the duration and severity of the impact of the COVID-19 pandemic.
Allowance for credit losses for the nine months ended September 30, 2021 and year ended December 31, 2020 was $17 million and $22 million respectively. Bad debt expense for the nine months ended September 30, 2021 was $4 million.
Recently Adopted Accounting Policies
Simplifying the Accounting for Income Taxes.   As of January 1, 2021, we adopted the Accounting Standards Updates (“ASU”) guidance to simplify the accounting for income taxes. This new standard eliminated certain exceptions in current guidance related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period, and the recognition of deferred tax liabilities for outside basis differences. It also clarified and simplified other aspects of the accounting for income taxes. The adoption of this new guidance did not have a material impact on our consolidated financial statements.
Note 3 — Property and Equipment, net and Leases
Property and equipment at cost consisted of the following as of September 30, 2021 and December 31, 2020:
	September 30, 2021	December 31, 2020
	(Unaudited)
	(In millions)
Capitalized software development	$165	$208
Computer equipment	19	20
Furniture and other equipment	5	6
Buildings and leasehold improvements	15	16
	204	250
Less: accumulated depreciation	(155)	(197)
Property and equipment, net	$49	$53
For the nine months ended September 30, 2021, and 2020, our depreciation expense was $32 million and $35 million. As of September 30, 2021, our recorded capitalized software development costs, net of accumulated amortization, which have been placed in service were $45 million. For the nine months ended September 30, 2021 we recorded amortization of capitalized software development costs of $25 million included in depreciation and amortization expense. As of September 30, 2020, our recorded capitalized software development costs, net of accumulated amortization, which have been placed in service were $47 million. For the nine months ended September 30, 2020 we recorded amortization of capitalized software development costs of $26 million included in depreciation and amortization expense.
Operating lease costs were $16 million and $20 million for the nine months ended September 30, 2021 and 2020.
Note 4 — Goodwill and Other Intangible Assets, net
The gross carrying amount of goodwill and other intangible assets and the related accumulated amortization for intangible assets subject to amortization and accumulated write-offs of goodwill are as follows:

EGENCIA
NOTES TO THE COMBINED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)
Goodwill
(Unaudited) (In millions)
Balance as of December 31, 2020	$128
Foreign currency translation	(6)
Balance as of September 30, 2021	$122
Amortizable intangible assets
	September 30, 2021			December 31, 2020
	Cost	Accumulated Amortization	Net	Cost	Accumulated Amortization	Net
	(Unaudited) (In millions)			(In millions)
Customer relationships	60	(57)	3	60	(53)	7
Total	$60	$(57)	$3	$60	$(53)	$7
Amortization expense for finite-lived intangible assets for the nine months ended September 30, 2021 and nine months ended September 30, 2020 was $4 million and $4 million, respectively.
Note 5 — Accrued Expenses and Other Current Liabilities
The following table summarizes the components of accrued expenses and other current liabilities as of September 30, 2021 and December 31, 2020:
	September 30, 2021	December 31, 2020
	(Unaudited)
	(In millions)
Salary and wage accruals	$27	$33
Restructure costs	29	47
Accrued sales tax liability	4	3
Lease liability	6	9
Other	8	13
Total	$74	$105
Refer to Note 7 — Restructuring and Related Reorganization Charges for more detail on Restructure costs.
Note 6 — Income Taxes
Egencia’s provision for income taxes is calculated on a separate return basis as if Egencia filed its own tax returns, although its operations have been included in Parent’s U.S. federal, state and foreign tax return filings. The separate return method applies the accounting guidance for income taxes to the standalone financial statements as if Egencia was a separate taxpayer and a standalone enterprise for the periods presented.
We determine our provision for income taxes for interim periods using an estimate of our annual effective tax rate. We record any changes affecting the estimated annual effective tax rate in the interim period in which the change occurs, including discrete items.

EGENCIA
NOTES TO THE COMBINED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)
For the three months ended September 30, 2021, the effective tax rate was a 1.73% benefit on a pre-tax loss, compared to a 15.35% expense on a pre-tax loss for the three months ended September 30, 2020. The change in the effective tax rate was primarily due to the domestic valuation allowance in the current period.
For the nine months ended September 30, 2021, the effective tax rate was a 0.88% benefit on a pre-tax loss, compared to a 0.77% benefit on a pre-tax loss for the nine months ended September 30, 2020. The change in the effective tax rate was primarily driven by the domestic valuation allowance in the current period.
We are subject to taxation in the United States and foreign jurisdictions. Our income tax filings are regularly examined by federal, state and foreign tax authorities. We do not anticipate a significant impact to our gross unrecognized tax benefits within the next 12 months related to these years.
Note 7 — Restructuring and Related Reorganization Charges
We recognized $9 million and $52 million in restructuring and related reorganization charges during the nine months ended September 30, 2021 and September 30, 2020, respectively. Based on current plans, which are subject to change, we expect total reorganization charges for the remainder of 2021 of approximately $1 million. However, we continue to actively evaluate additional cost reduction efforts and should we make decisions in future periods to take further actions, we will incur additional reorganization charges.
The following table summarizes the restructuring and related reorganization activity for the nine months ended September 30, 2021:
Employee Severance and Benefits
(Unaudited) (In millions)
Accrued liability as of December 31, 2020	$47
Charges	9
Payments	(27)
Accrued liability as of September 30, 2021	$29
Note 8 — Commitments and Contingencies
Legal Proceedings
As a business within the B2B segment of Expedia Group, we are a party to various lawsuits. Management does not expect these lawsuits to have a material impact on the liquidity, results of operations, or financial condition of the Company. We also evaluate other potential contingent matters, including value-added tax, excise tax, sales tax, transient occupancy or accommodation tax and similar matters. We do not believe that the aggregate amount of liability that could be reasonably possible with respect to these matters would have a material adverse effect on our financial results; however, litigation is inherently uncertain and the actual losses incurred in the event that our legal proceedings were to result in unfavorable outcomes could have a material adverse effect on our business and financial performance.
Litigation Relating to Occupancy Taxes.   One hundred three lawsuits have been filed by or against cities, counties and states involving hotel occupancy and other taxes. Ten lawsuits are currently active. These lawsuits are in various stages and Expedia Group continues to defend against the claims made in them vigorously. With respect to the principal claims in these matters, Expedia Group believes that the statutes or ordinances at issue do not apply to Expedia Group or the services Expedia Group provides and, therefore, that taxes are not owed that are claimed to be owed. Expedia Group, and as a result Egencia since it is a

EGENCIA
NOTES TO THE COMBINED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)
business within the B2B segment of Expedia Group, believes that the statutes or ordinances at issue generally impose occupancy and other taxes on entities that own, operate or control hotels (or similar businesses) or furnish or provide hotel rooms or similar accommodations. To date, forty-eight of these lawsuits have been dismissed. Some of these dismissals have been without prejudice and, generally, allow the governmental entity or entities to seek administrative remedies prior to pursuing further litigation. Thirty-four dismissals were based on a finding that we and the other defendants were not subject to the local tax ordinance or that the local government lacked standing to pursue its claims. As a result of this litigation and other attempts by certain jurisdictions to levy such taxes, we have established a reserve for the potential settlement of issues related to hotel occupancy and other taxes, consistent with applicable accounting principles and in light of all current facts and circumstances. The amount of reserve for the potential settlement of issues related to hotel occupancy and other taxes is insignificant. Our settlement reserve is based on our best estimate of probable losses and the ultimate resolution of these contingencies may be greater or less than the liabilities recorded. An estimate for a reasonably possible loss or range of loss in excess of the amount reserved cannot be made. Changes to the settlement reserve are included within Other, net in the combined statements of operations.
Matters Relating to International VAT.   Expedia Group is in various stages of inquiry or audit in multiple European Union jurisdictions regarding the application of VAT to European Union related transactions. Since Egencia is business within the B2B segment of Expedia Group and is involved in merchant hotel transactions, Egencia is subject to the same inquiry or audit. While we believe we comply with applicable VAT laws, rules and regulations in the relevant jurisdictions, the tax authorities may determine that we owe additional taxes. In certain jurisdictions, including the United Kingdom, we may be required to “pay-to-play” any VAT assessment prior to contesting its validity. While we believe that we will be successful based on the merits of our positions with regard to audits in pay-to-play jurisdictions, it is nevertheless reasonably possible that we could be required to pay any assessed amounts in order to contest or litigate the applicability of any assessments and an estimate for a reasonably possible amount of any such payments cannot be made.
Note 9 — Related Party Transactions
Related Party Transactions
Intercompany transactions between the Company and Parent have been included in these combined financial statements and are forgiven at the time the transaction is recorded. The total net effect of the settlement of these intercompany transactions is reflected in the combined statements of cash flows as a financing activity and in the combined balance sheets as parent company investment. Deferred Merchant Bookings and Merchant Accounts Payable outstanding as of the period end dates in the combined balance sheets related to transactions that settle in cash between Egencia and Parent and/or Parent’s other subsidiaries have been included in these combined financial statements as Due to Related Party.
The accompanying Statement of Changes in Parent’s Equity and Statements of Cash Flows of Egencia are prepared in accordance with GAAP. As a result of carveout methodology as described in the Basis of Presentation, differences exist related to exchange rates, stock-based compensation, and other noncash items between the Statements of Changes in Parent’s Equity and the Statements of Cash Flows with regard to transfers to and from Parent.
The components of the net transfers to and from Parent for the three months ended September 30, 2021 and September 30, 2020 are as follows:

EGENCIA
NOTES TO THE COMBINED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)
	September 30, 2021	September 30, 2020
	(unaudited) (In millions)
Cash pooling and general financing activities	$38	$144
Purchases from Parent	—	1
Stock based compensation	6	3
Corporate allocations	12	9
Income tax expense	1	(17)
Net increase (decrease) in Net Parent Investment	$57	$140
The components of the net transfers to and from Parent for the nine months ended September 30, 2021 and September 30, 2020 are as follows:
	September 30, 2021	September 30, 2020
	(unaudited) (In millions)
Cash pooling and general financing activities	$26	$46
Purchases from Parent	—	2
Stock based compensation	17	11
Corporate allocations	38	36
Income tax expense	2	2
Net increase (decrease) in Net Parent Investment	$83	$97
Corporate Allocations
The combined statements of operations of the Company reflect allocations of general corporate expenses from Expedia Group including, but not limited to, executive management, finance, legal, information technology, employee benefits administration, human resources, treasury, risk management, procurement, facilities, and other shared services. Allocations made on the basis of revenue, product sales, or headcount were $57 million and $54 million for shared services and $10 million and $11 million for supply costs for the nine months ended September 30, 2021 and 2020, respectively, within cost of revenue, selling and marketing expense, general and administrative expense, and technology and content expense in the combined statements of operations.
Management of Egencia consider these allocations to be a reasonable allocation of the utilization of services by or the benefits provided to Egencia. These allocations may not, however, reflect the expense Egencia would have incurred as a standalone company for the periods presented. Actual costs that may have been incurred if Egencia had been a standalone company would depend on a number of factors, including the chosen organizational structure, what functions were outsourced or performed by employees and strategic decisions made in areas such as information technology and infrastructure.
Note 10 — Subsequent Events
We have evaluated transactions and other events that occurred through November 9, 2021, the date these combined financial statements were available to be issued for purposes of disclosure of unrecognized subsequent events. On May 4, 2021, it was announced that American Express Global Business Travel (“GBT”) made a binding offer to acquire Egencia. On August 4, 2021, Expedia Group accepted that offer, and on November 1, 2021, the sale was completed. As part of the transaction, Expedia Group received a minority ownership position in the combined business, and entered into a 10-year lodging supply agreement with GBT.

EGENCIA
(A BUSINESS WITHIN THE B2B SEGMENT OF EXPEDIA GROUP, INC.)
COMBINED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2020 AND 2019
WITH REPORT OF INDEPENDENT AUDITORS

EGENCIA
Report of Independent Auditors
To the Board of Directors and Management
Expedia Group, Inc.
We have audited the accompanying combined financial statements of Egencia, which comprise the combined balance sheets as of December 31, 2020 and 2019, and the related combined statements of operations, comprehensive income, changes in parent’s equity and cash flows for the years then ended, and the related notes to the combined financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Egencia at December 31, 2020 and 2019, and the combined results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.
/s/ Ernst & Young LLP
Seattle, Washington
July 16, 2021

EGENCIA
COMBINED STATEMENTS OF OPERATIONS
	Year ended December 31,
	2020	2019
	(In millions)
Revenue	$190	$613
Cost and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	(206)	(261)
Selling and marketing	(132)	(149)
Technology and content	(61)	(75)
General and administrative	(52)	(58)
Depreciation and amortization	(51)	(54)
Restructuring and related reorganization charges	(59)	(11)
Operating (loss) income	(371)	5
Other, net	(1)	3
Total other expense, net	(1)	3
(Loss) income before income taxes	(372)	8
Provision for income taxes	(7)	(39)
Net loss	$(379)	$(31)
See Notes to the Combined Financial Statements

EGENCIA
COMBINED STATEMENTS OF COMPREHENSIVE INCOME
	Year ended December 31,
	2020	2019
	(In millions)
Net loss	$(379)	$(31)
Other comprehensive income ( loss)
Foreign currency translation adjustment	26	(1)
Other comprehensive income (loss)	26	(1)
Comprehensive loss	$(353)	$(32)
See Notes to the Combined Financial Statements

EGENCIA
COMBINED BALANCE SHEETS
	December 31,
	2020	2019
	(In millions)
Assets
Cash and cash equivalents	$363	$307
Restricted cash	19	43
Accounts receivable, net of allowance of $22 and $9	68	330
Income taxes receivable	2	3
Prepaid expenses and other current assets	10	19
Total current assets	$462	$702
Property and equipment, net	53	59
Operating lease right-of-use assets	20	30
Goodwill	128	120
Deferred income tax assets	—	2
Intangible assets, net	7	13
Other assets	9	9
Total assets	$679	$935
Liabilities and equity
Accounts payable, merchant	$13	$65
Accounts payable, other	24	28
Deferred merchant bookings	—	2
Deferred revenue	3	3
Accrued expenses and other current liabilities	105	83
Due to related party	7	46
Total current liabilities	$152	$227
Deferred income taxes	1	3
Operating lease liabilities	13	23
Other long-term liabilities	9	6
Total liabilities	$175	$259
Commitments and contingencies (Note 11)
Equity:
Net parent investment	556	754
Accumulated other comprehensive loss	(52)	(78)
Total equity	$504	$676
Total liabilities and equity	$679	$935
See Notes to the Combined Financial Statements

EGENCIA
COMBINED STATEMENT OF CHANGES IN PARENT’S EQUITY
	Net Parent Investment	Accumulated Other Comprehensive Loss, Net of Tax	Total Parent’s Equity
	(In millions)
Balance as of December 31, 2018	$681	$(77)	$604
Net loss	(31)	—	(31)
Changes in other comprehensive loss
Foreign currency translation adjustment	—	(1)	(1)
Net transfers from parent	104	—	104
Balance as of December 31, 2019	$754	$(78)	$676
Net loss	(379)	—	(379)
Changes in other comprehensive loss
Foreign currency translation adjustment	—	26	26
Net transfers from parent	181	—	181
Balance as of December 31, 2020	$556	$(52)	$504
See Notes to the Combined Financial Statements

EGENCIA
COMBINED STATEMENTS OF CASH FLOWS
	December 31,
	2020	2019
	(In millions)
Operating activities
Net loss	$(379)	$(31)
Adjustments to reconcile net loss to cash provided by (used in) operating activities
Depreciation	46	49
Amortization of stock-based compensation	15	11
Amortization of intangible assets	5	5
Currency loss on cash and cash equivalent	1	—
Other, net	(3)	—
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	266	(21)
Prepaid expenses and other current assets	10	(14)
Accounts payable, merchant	(53)	(1)
Accounts payable, other and accrued expenses and other liabilities	12	7
Income taxes receivable, net	1	(1)
Deferred merchant bookings	(2)	1
Deferred revenue	—	1
Net cash (used in) provided by operating activities	(81)	6
Investing activities
Additions to property and equipment	(32)	(38)
Net cash used in investing activities	(32)	(38)
Financing activities
Net transfers from (to) parent	161	91
Due to related party	(40)	14
Net cash provided by financing activities	121	105
Effect of FX rate changes on cash and cash equivalents	24	(3)
Net increase in cash and cash equivalents	32	70
Cash and cash equivalents at beginning of period	350	280
Cash and cash equivalents at end of period	$382	$350
	December 31
	2020	2019
	(In millions)
Reconciliation to amounts within the combined balance sheets:
Cash and cash equivalents	$363	$307
Restricted cash included in Other current assets	19	43
Cash, cash equivalents and restricted cash at end of period	$382	$350
See Notes to the Combined Financial Statements

EGENCIA
NOTES TO THE COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019
Note 1 — Description of Business and Basis of Presentation
Background:   The accompanying combined financial statements and notes present the combined statements of operations, comprehensive income, balance sheets, changes in parent’s equity, and cash flows of Egencia (the “Company”, “our”, or “we”). Egencia is a business within the B2B segment of Expedia Group, Inc. and its subsidiaries (collectively, “Expedia Group” or “Parent”), a publicly traded online travel company whose primary operating activities include empowering business and leisure travelers through technology with tools and information they need to efficiently research, plan, book and experience travel.
The Company is a corporate travel management business that provides, among other things, a global technology platform coupled with local telephone assistance with expert travel consultants, relevant supply targeted at business travelers, and consolidated reporting to clients.
Basis of Presentation:   These combined financial statements of the Company were derived from the consolidated financial statements and accounting records of Expedia Group for the years ended and as of December 31, 2020 and December 31, 2019, as if the Company were operated on a standalone basis during the periods presented, and were prepared in accordance with Generally Accepted Accounting Principles in the United States of America (“GAAP”). Separate financial statements have not historically been prepared for the Company.
The combined statements of income of the Company reflect allocations of general corporate expenses from Expedia Group including, but not limited to, executive management, finance, legal, information technology, employee benefits administration, human resources, treasury, risk management, procurement, facilities, technology and content development and other shared services. These allocations were made on a direct usage basis when identifiable, with the remainder allocated on the basis of revenue, headcount, and other drivers. Management considers these allocations to be a reasonable allocation of the utilization of services by or the benefits provided to the Company. The allocations may not, however, reflect the expense Egencia would have incurred as a standalone company for the periods presented. Actual costs that may have been incurred if the Company had been a standalone company would depend on a number of factors, including the chosen organizational structure, what functions were outsourced or performed by employees and strategic decisions made in areas such as information technology and facilities. See Note 12 — Related Party Transactions for additional information regarding transactions with Parent and other related party transactions.
The combined balance sheets of the Company include Expedia Group’s assets and liabilities that are specifically identifiable or otherwise attributable to the Company.
In the opinion of management, the accompanying combined financial statements of Egencia contain all adjustments, necessary to present fairly the Company’s financial position as of December 31, 2020 and December 31, 2019 and its results of operations, changes in parent’s equity and cash flows for the year ended as of December 31, 2020 and December 31, 2019. However, the combined financial statements may not be indicative of the results of operations, financial position and cash flows if the Company had been an independent standalone entity during the periods presented, nor are they necessarily indicative of the Company’s future results of operations, financial position and cash flows.
Note 2 — Summary of Significant Accounting Policies
Principles of Combination
The Combined Financial Statements include certain assets and liabilities that have historically been held at Expedia Group corporate level but are specifically identifiable or otherwise attributable to Egencia. All significant intracompany transactions and accounts within the Company’s combined businesses have been eliminated.

EGENCIA
NOTES TO THE COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019
Intercompany transactions between the Company and Expedia Group are considered to be effectively settled in the combined financial statements at the time the transaction is recorded. The total net effect of the settlement of these intercompany transactions is reflected in the combined statements of cash flows within financing activities and in the combined balance sheets within net parent investment. Deferred Merchant Bookings and Merchant Accounts Payable outstanding as of the period end dates in the combined balance sheets related to transactions that settle in cash between Egencia and Parent and/or Parent’s other subsidiaries have been included in these combined financial statements as Due to related party. See Note 12 — Related Party Transactions for additional information regarding transactions with Expedia Group and other related party transactions.
Accounting Estimates
We use estimates and assumptions in the preparation of our combined financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). Our estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of our combined financial statements. These estimates and assumptions also affect the reported amount of net income or loss during any period. Our actual financial results could differ significantly from these estimates.
The COVID-19 pandemic has created and may continue to create significant uncertainty in macroeconomic conditions, which may cause further business disruptions and adversely impact our results of operations. As a result, many of our estimates and assumptions required increased judgment and carry a higher degree of variability and volatility. As events continue to evolve and additional information becomes available, our estimates may change materially in future periods.
Revenue Recognition
We recognize revenue upon transfer of control of our promised services in an amount that reflects the consideration we expect to be entitled to in exchange for those services.
For our primary transaction-based revenue sources, discussed below, we have determined net presentation (that is, the amount billed to a traveler less the amount paid to a supplier) is appropriate for the majority of our revenue transactions as the supplier is primarily responsible for providing the underlying travel services and we do not control the service provided by the supplier to the traveler. We exclude all taxes assessed by a government authority, if any, from the measurement of transaction prices that are imposed on our travel related services or collected by the Company from customers (which are therefore excluded from revenue).
We offer traditional travel services on a stand-alone and package basis generally either through the merchant or the agency business model.
Under the merchant model, we facilitate the booking of hotel rooms, alternative accommodations, airline seats, car rentals and destination services from our travel suppliers and we are the merchant of record for such bookings.
Under the agency model, we pass reservations booked by the traveler to the relevant travel supplier and the travel supplier serves as the merchant of record for such bookings. We receive commissions or ticketing fees from the travel supplier and/or traveler. For certain agency airline, hotel and car transactions, we also receive fees through global distribution systems (“GDS”) that provide the computer systems through which the travel supplier inventory is made available and through which reservations are booked.
Under the advertising model, we offer travel and non-travel advertisers access to a potential source of incremental traffic and transactions through our various media and transaction-based websites.

EGENCIA
NOTES TO THE COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019
The nature of our travel booking service performance obligations vary based on the travel service with differences primarily related to the degree to which we provide post booking services to the traveler and the timing when rights and obligations are triggered in our underlying supplier agreements. We consider both the traveler and travel supplier as our customers.
Lodging.   Our lodging revenue is comprised of revenue recognized under the merchant and agency model.
Merchant Hotel.   We provide travelers access to book hotel room reservations through our contracts with lodging suppliers, which provide us with rates and availability information for rooms but for which we have no control over the rooms and do not bear inventory risk. Our travelers pay us for merchant hotel transactions prior to departing on their trip, generally when they book the reservation. We record the payment in deferred merchant bookings until the stayed night occurs, at which point we recognize the revenue, net of amounts paid to suppliers, as this is when our performance obligation is satisfied. Payments to suppliers are generally due within 30 days of check-in or stay. In certain instances when a supplier invoices us for less than the cost we accrued, we generally reduce our merchant accounts payable and the supplier costs within net revenue six months in arrears, net of an allowance, when we determine it is not probable that we will be required to pay the supplier, based on historical experience.
Cancellation Fees.   Cancellation fees are collected and remitted to the supplier, if applicable.
Agency Hotel.   We generally record agency revenue from the hotel when the stayed night occurs as we provide post booking services to the traveler and thus, consider the performance obligation satisfied once the stay occurs. We record an allowance for cancellations on this revenue based on historical experience.
Merchant and Agency Air.   We record revenue on air transactions when the traveler books the transaction, as we do not typically provide significant post booking services to the traveler, and payments due to and from air carriers are typically due at the time of ticketing. We record a reserve for chargebacks and cancellations at the time of the transaction based on historical experience. In certain transactions, the GDS collects commissions from our suppliers and passes these commissions to us, net of their fees. Therefore, we view payments through the GDS as commissions from suppliers and record these commissions in net revenue. Fees paid to the GDS as compensation for their role in processing transactions are recorded as cost of revenue.
Advertising and Media.   We record revenue from click-through fees charged to our travel partners for leads sent to the travel partners’ websites. We record revenue from click-through fees after the traveler makes the click-through to the related travel partners’ websites. We record revenue for advertising placements ratably over the advertising period or upon delivery of advertising impressions, depending on the terms of the contract. Payments from advertisers are generally due within 30 days of invoicing.
Other.   Other primarily includes transaction revenue for booking services related to products such as car, cruise and destination services under the agency business model. We generally record the related revenue when the travel occurs, as in most cases we provide post booking services and this is when our performance obligation is satisfied. Additionally, no rights or obligations are triggered in our supplier agreements until the travel occurs. We record an allowance for cancellations on this revenue based on historical experience. Revenue from other ancillary alternative accommodation services or products are recorded either upon delivery or when we provide the service. Other also includes travel insurance products primarily under the merchant model, for which revenue is recorded at the time the transaction is booked.
Deferred Merchant Bookings.   We classify cash payments received in advance of our performance obligations as deferred merchant bookings. At December 31, 2019, $27.2 million of cash advance cash payments was reported within Deferred merchant bookings and Due to related party, which was recognized during the year ended December 31, 2020 resulting in $7.0 million of net revenue. At December 31, 2020, the related balance was $3.0 million.

EGENCIA
NOTES TO THE COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019
Deferred Revenue.   Deferred revenue primarily consists of unearned account management revenue as well as deferred advertising revenue. At December 31, 2019, $3.0 million was recorded as deferred revenue, $1.8 million of which was recognized as revenue during the year ended December 31, 2020. At December 31, 2020, the related balance was $2.7 million.
We do not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less and (ii) contracts for which we recognize revenue at the amount to which we have the right to invoice for services performed.
Our revenue by business model is as follows:
	Year ended December 31,
	2020	2019
	(In millions)
Revenue by Business Model
Merchant	$84	$194
Agency	104	403
Advertising, media and other	2	16
Total revenue	$190	$613
In addition to the revenue by business model, our revenue by geography is as follows:
	Year ended December 31,
	2020	2019
	(In millions)
Revenue by Geography
United States	$67	$216
All other countries	123	397
Total revenue	$190	$613
Cash, Restricted Cash, and Cash Equivalents
Expedia Group has a centralized cash management arrangement where, on a periodic basis, excess cash balances or deposits are swept into a cash pool and are mixed with cash from other affiliated entities. The sweep accounts are legally held by Expedia Group and are used to fund the requirements of affiliated entities, such as Egencia. The sweep account cash balances are not included within the balances of the carve-out financial statements, as these accounts are legally held by Expedia Group and not Egencia. For purposes of the combined financial statements, cash was included for dedicated legal entities (entities that consist entirely of the Egencia business’ operations) and dedicated accounts of Egencia owned by other legal entities. Restricted cash includes cash and cash equivalents that is restricted through legal contracts, regulations or our intention to use the cash for a specific purpose. Our restricted cash primarily relates to certain vendor deposits.
Accounts Receivable
Accounts receivable are generally due within sixty days and are recorded net of an allowance for expected uncollectible amounts. We consider accounts outstanding longer than the contractual payment terms as past due. The risk characteristics we generally review when analyzing our accounts receivable pools primarily include the type of receivable (for example, credit card vs hotel collect), collection terms and historical or expected credit loss patterns. For each pool, we make estimates of expected credit losses for our

EGENCIA
NOTES TO THE COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019
allowance by considering a number of factors, including the length of time trade accounts receivable are past due, previous loss history continually updated for new collections data, the credit quality of our customers, current economic conditions, reasonable and supportable forecasts of future economic conditions and other factors that may affect our ability to collect from customers. The provision for estimated credit losses is recorded as cost of revenue in our combined statements of operations. During 2020, we recorded approximately $9.5 million of incremental allowance for expected uncollectible amounts, including estimated future losses in consideration of the impact of COVID-19 pandemic on the economy and the Company, partially offset by $1.4 million of write-offs. Actual future bad debt could differ materially from this estimate resulting from changes in our assumptions of the duration and severity of the impact of the COVID-19 pandemic.
Allowance for credit losses for the year ended December 31, 2020 and 2019 was $22.0 million and $8.7 million respectively. Bad debt expense for the year ended December 31, 2020 and 2019 was $10.9 million and $2.9 million respectively.
Property and Equipment
We record property and equipment at cost, net of accumulated depreciation and amortization. We also capitalize certain costs incurred related to the development of internal use software. We capitalize costs incurred during the application development stage related to the development of internal use software. We expense costs incurred related to the planning and post-implementation phases of development as incurred.
We compute depreciation using the straight-line method over the estimated useful lives of the assets, which is one to ten years for computer equipment, capitalized software development and furniture and other equipment, one to fifteen years for leasehold improvements, and five years for buildings. We amortize leasehold improvement using the straight-line method, over the shorter of the estimated useful life of the improvement or the remaining term of the lease.
Leases
We determine if an arrangement is a lease at inception. Operating leases are primarily for office space and data centers and are included in operating lease right-of-use (“ROU”) assets, accrued expenses and other current liabilities, and operating lease liabilities on our combined balance sheets. ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide an implicit rate, we use our incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.
For operating leases with a term of one year or less, we have elected to not recognize a lease liability or ROU asset on our combined balance sheet. Instead, we recognize the lease payments as expense on a straight-line basis over the lease term. Short-term lease costs are immaterial to our combined statements of operations and cash flows.
We have office space and data center lease agreements with insignificant non-lease components and have elected the practical expedient to combine and account for lease and non-lease components as a single lease component.
Recoverability of Goodwill and Indefinite-Lived Intangible Assets
Goodwill included in the combined balance sheet represents balances that are specifically identifiable to Egencia and recognized in relation to the acquisition of VIA Travel and goodwill pushed down from the

EGENCIA
NOTES TO THE COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019
Parent from its acquisition of the Company. We assess goodwill and indefinite-lived intangible assets, neither of which is amortized, for impairment annually, or more frequently, if events and circumstances indicate impairment may have occurred. In the evaluation of goodwill for impairment, we typically perform a quantitative assessment and compare the fair value of the reporting unit to the carrying value. An impairment charge is recorded based on the excess of the reporting unit’s carrying amount over its fair value. Periodically, we may choose to perform a qualitative assessment, prior to performing the quantitative analysis, to determine whether the fair value of the goodwill is more likely than not impaired.
In performing the goodwill impairment assessments, we utilized guidance prescribed under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 350, Intangibles — Goodwill and Other. The qualitative assessment requires an evaluation of whether it is more likely than not that the fair value of goodwill is less than its carrying amount based on an assessment of relevant events including macroeconomic factors, industry and market conditions, cost factors, overall financial performance and other entity-specific factors. After assessing the totality of events, if it is determined that it is more likely than not that the fair value of the business exceeds its carrying value, no further steps are required. If it is determined that impairment is more likely than not, then we perform the quantitative impairment test.
Refer to Note 4 — Goodwill and Other Intangible Assets, net to our combined financial statements for additional details related to our goodwill balances.
Recoverability of Intangible Assets with Definite Lives and Other Long-Lived Assets
Intangible assets with definite lives and other long-lived assets are carried at cost and are amortized on a straight-line basis over their estimated useful lives of one to ten years. We review the carrying value of long-lived assets or asset groups, including property and equipment, to be used in operations whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. Factors that would necessitate an impairment assessment include a significant adverse change in the extent or manner in which an asset is used, a significant adverse change in legal factors or the business climate that could affect the value of the asset, or a significant decline in the observable market value of an asset, among others. If such facts indicate a potential impairment, we would assess the recoverability of an asset group by determining if the carrying value of the asset group exceeds the sum of the projected undiscounted cash flows expected to result from the use and eventual disposition of the assets over the remaining economic life of the primary asset in the asset group. If the recoverability test indicates that the carrying value of the asset group is not recoverable, we will estimate the fair value of the asset group using appropriate valuation methodologies which would typically include an estimate of discounted cash flows. Any impairment would be measured as the difference between the asset groups carrying amount and its estimated fair value.
Income Taxes
Egencia operations have historically been included in the tax returns filed by Expedia Group. Income tax expense and other income tax related information contained in these combined financial statements are presented on a separate return basis as if Egencia filed its own tax returns. The separate return method applies the accounting guidance for income taxes to the standalone financial statements as if the Egencia were a separate taxpayer and a standalone enterprise for the periods presented. The majority of current income taxes are assumed to be settled with Expedia Group on the last day of the reporting period and are relieved through the Net Parent Investment account, with the exception of certain state tax liabilities for which the carve-out entity is primarily obligated to the tax authority as reflected in income tax payable in the combined balance sheets. Current income taxes settled with Expedia Group are reflected as net transfers from (to) parent in the combined statements of cash flows.
We record income taxes under the liability method. Deferred tax assets and liabilities reflect our estimation of the future tax consequences of temporary differences between the carrying amounts of assets

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NOTES TO THE COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019
and liabilities for book and tax purposes. We determine deferred income taxes based on the differences in accounting methods and timing between financial statement and income tax reporting. Accordingly, we determine the deferred tax asset or liability for each temporary difference based on the enacted tax rates expected to be in effect when we realize the underlying items of income and expense.
We consider many factors when assessing the likelihood of future realization of our deferred tax assets, including our recent earnings experience by jurisdiction, expectations of future taxable income, and the carryforward periods available to us for tax reporting purposes, as well as other relevant factors. We may establish a valuation allowance to reduce deferred tax assets to the amount we believe is more likely than not to be realized. Due to inherent complexities arising from the nature of our businesses, future changes in income tax law, tax sharing agreements or variances between our actual and anticipated operating results, we make certain judgments and estimates. Therefore, actual income taxes could materially vary from these estimates. All deferred income taxes are classified as long-term on our combined balance sheets.
We account for uncertain tax positions based on a two-step process of evaluating recognition and measurement criteria. The first step assesses whether the tax position is more likely than not to be sustained upon examination by the tax authority, including resolution of any appeals or litigation, based on the technical merits of the position. If the tax position meets the more likely than not criteria, the portion of the tax benefit greater than 50% likely to be realized upon settlement with the tax authority is recognized in the financial statements.
We recognize interest and penalties related to unrecognized tax benefits in the income tax expense line in our combined statement of operations. Accrued interest and penalties are included in other long-term liabilities on the combined balance sheet.
In relation to tax effects for accumulated Other Comprehensive Income (“OCI”), our policy is to release the tax effects of amounts reclassified from accumulated OCI to pre-tax income (loss) from continuing operations. Any remaining tax effect in accumulated OCI is released following a portfolio approach.
We account for the global intangible low-tax income (“GILTI”) earned by our foreign subsidiaries included in gross U.S. taxable income in the period incurred.
Foreign Currency Translation and Transaction Gains and Losses
The Company’s worldwide operations utilize the U.S. dollar (“USD”) or local currency as the functional currency, where applicable. We translate revenue and expense at average rates of exchange during the period. We translate assets and liabilities at the rates of exchange as of the combined balance sheet dates and include foreign currency translation gains and losses as a component of accumulated OCI. Due to the nature of our operations and our corporate structure, we also have subsidiaries that have significant transactions in foreign currencies other than their functional currency. We record transaction gains and losses in our combined statements of operations related to the recurring remeasurement and settlement of such transactions.
To the extent practicable, we attempt to minimize this exposure by maintaining natural hedges between our current assets and current liabilities of similarly denominated foreign currencies. Additionally, as discussed above, we use foreign currency forward contracts to economically hedge certain merchant revenue exposures and in lieu of holding certain foreign currency cash for the purpose of economically hedging our foreign currency-denominated operating liabilities.
Advertising Expense
We incur advertising expense consisting of offline costs, including tradeshows and marketing materials, and online advertising costs, including search engine expense, to promote our brands. For the years ended December 31, 2020 and 2019, our advertising expense was $4.9 million and $6.3 million.

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NOTES TO THE COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019
Stock-Based Compensation
In accordance with ASC 718, Compensation-Stock Compensation, the Company is required to recognize expense related to the fair value of employee stock awards and options and to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. We use the Black-Scholes option-pricing model or an alternative valuation model to calculate the grant-date fair value of stock options granted to employees under the Company’s share option plans. The Company recognizes the expense using a straight-line method over the vesting period.
Certain employees of the Company participate in Expedia’s Amended and Restated Expedia Group, Inc. 2005 Stock and Annual Incentive Plan. Share-based compensation expense related to the plan is recognized based on specific identification of cost related to the Company’s employees. The Company also receives allocated share-based compensation expense relating to employees of central support functions provided by Expedia. See Note 8 — Employee Benefit Plans and Stock-Based Awards for further information regarding the share-based compensation plans.
Fair Value Recognition, Measurement and Disclosure
The carrying amounts of cash and cash equivalents and restricted cash and cash equivalents reported on our combined balance sheets approximate fair value as we maintain them with various high-quality financial institutions. The accounts receivable are short-term in nature and are generally settled shortly after the sale.
We disclose the fair value of our financial instruments based on the fair value hierarchy using the following three categories:
Level 1 — Valuations based on quoted prices for identical assets and liabilities in active markets.
Level 2 — Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.
Level 3 — Valuations based on unobservable inputs reflecting the Company’s own assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.
Certain Risks and Concentrations
Our business is subject to certain risks and concentrations including dependence on relationships with travel suppliers, primarily airlines and hotels, dependence on third-party technology providers, exposure to risks associated with online commerce security and payment related fraud. We also rely on global distribution system partners and third-party service providers for certain fulfillment services.
Financial instruments, which potentially subject us to concentration of credit risk, consist primarily of cash and cash equivalents. We maintain some cash and cash equivalents balances with financial institutions that are in excess of Federal Deposit Insurance Corporation insurance limits. Our cash and cash equivalents are primarily composed of term deposits as well as bank (both interest and non-interest bearing) account balances denominated in U.S. dollars, Euros, British pound sterling, Canadian dollar, Australian dollar, and Chinese yuan.
Contingent Liabilities
We have a number of regulatory and legal matters outstanding, as discussed further in Note 11 —  Commitments and Contingencies. Periodically, we review the status of all significant outstanding matters to

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NOTES TO THE COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019
assess the potential financial exposure. When (i) it is probable that an asset has been impaired or a liability has been incurred and (ii) the amount of the loss can be reasonably estimated, we record the estimated loss in our combined statements of operations. We provide disclosure in the notes to the combined financial statements for loss contingencies that do not meet both of these conditions if there is a reasonable possibility that a loss may have been incurred that would be material to the financial statements. Significant judgment is required to determine the probability that a liability has been incurred and whether such liability is reasonably estimable. We base accruals made on the best information available at the time which can be highly subjective. The final outcome of these matters could vary significantly from the amounts included in the accompanying combined financial statements.
Recently Adopted Accounting Policies
Leases.   As of January 1, 2019, we adopted the Accounting Standards Updates (“ASU”) amending the guidance related to accounting and reporting guidelines for leasing arrangements using the optional transition method that allowed for a cumulative-effect adjustment in the period of adoption. Results for reporting periods beginning after January 1, 2019 are presented under the new guidance, while prior period amounts were not adjusted and continue to be reported under the accounting standards in effect for those periods.
The new guidance required entities that lease assets to recognize assets and liabilities on the balance sheet related to the rights and obligations created by those leases regardless of whether they are classified as finance or operating leases. In addition, new disclosures are required to meet the objective of enabling users of financial statements to better understand the amount, timing and uncertainty of cash flows arising from leases.
We elected certain of the available transition practical expedients, including those that permit us to not reassess 1) whether any expired or existing contracts are or contain leases, 2) the lease classification for any expired or existing leases, and 3) any initial direct costs for any existing leases as of the effective date. We did not elect the hindsight practical expedient, which permits entities to use hindsight in determining the lease term and assessing impairment.
Measurement of Credit Losses on Financial Instruments.   As of January 1, 2020, we adopted the Accounting Standards Updates (“ASU”) guidance on the measurement of credit losses for financial assets measured at amortized cost, which includes accounts receivable, and available-for-sale debt securities, using the modified retrospective method. The new guidance replaced the existing incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. Upon adoption, this new guidance did not have a material impact on our combined financial statements and no cumulative-effect adjustment to retained earnings was made.
Cloud Computing Arrangements.   As of January 1, 2020, we adopted the new ASU guidance on the accounting for implementation costs incurred for a cloud computing arrangement that is a service contract using the prospective method. The update conformed the requirements for capitalizing implementation costs incurred in a cloud computing arrangement that is a service contract with the accounting guidance that provides for capitalization of costs incurred to develop or obtain internal-use-software. The adoption of this new guidance did not have a material impact on our combined financial statements.
Fair Value Measurements.   As of January 1, 2020, we adopted the new ASU guidance related to the disclosure requirements on fair value measurements, which removed, modified or added certain disclosures using the prospective method. The adoption of this new guidance did not have a material impact on our combined financial statements.
Recent Accounting Policies Not Yet Adopted
Simplifying the Accounting for Income Taxes.   In December 2019, the Financial Accounting Standards Board (“FASB”) issued new guidance to simplify the accounting for income taxes. This new standard

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NOTES TO THE COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019
eliminates certain exceptions in current guidance related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period, and the recognition of deferred tax liabilities for outside basis differences. It also clarifies and simplifies other aspects of the accounting for income taxes. For public business entities, this guidance is effective for interim or annual periods beginning after December 15, 2020. The adoption of this new guidance is not expected to have a material impact on our combined financial statements.
Note 3 — Property and Equipment, net and Leases
Property and equipment at cost consisted of the following as of December 31, 2020 and December 31, 2019:
	December 31,
	2020	2019
	(In millions)
Capitalized software development	$208	$188
Computer equipment	20	20
Furniture and other equipment	6	6
Buildings and leasehold improvements	16	14
	250	228
Less: accumulated depreciation	(197)	(169)
Property and equipment, net	$53	$59
For the years ended December 31, 2020, and 2019, our depreciation expense was $46.0 million and $48.5 million. As of December 31, 2020, and 2019, our recorded capitalized software development costs, net of accumulated amortization, which have been placed in service were $45.2 million and $47.3 million. For the years ended December 31, 2020 and 2019, we recorded amortization of capitalized software development costs of $31.7 million and $34.4 million included in depreciation and amortization expense.
Operating lease costs were $25.5 million and $26.6 million for the years ended December 31, 2020 and 2019, respectively.
The weighted average remaining lease term was 3.42 years as of December 31, 2020. The weighted average discount rate was 2.86% as of December 31, 2020.
Maturities of lease liabilities are as follows:
	(In millions)
Year ending December 31,	$
2021		9
2022		5
2023		4
2024		3
2025		2
2026 and thereafter		—
Total lease payments		23
Less: imputed interest		(1)
Total		$22

EGENCIA
NOTES TO THE COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019
Note 4 — Goodwill and Other Intangible Assets, net
The gross carrying amount of goodwill and other intangible assets and the related accumulated amortization for intangible assets subject to amortization and accumulated write-offs of goodwill are as follows:
Goodwill
(In millions)
Balance as of January 1, 2019	$122
Foreign currency translation	(2)
Balance as of December 31, 2019	120
Foreign currency translation	8
Balance as of December 31, 2020	$128
Amortizable intangible assets
	December 31, 2020			December 31, 2019
	Cost	Accumulated Amortization	Net	Cost	Accumulated Amortization	Net
	(In millions)
Customer relationships	60	(53)	7	58	(46)	12
Supplier relationships	28	(28)	—	27	(27)	—
Domain names	21	(21)	—	20	(19)	1
Other	3	(3)	—	2	(2)	—
Total	$112	$(105)	$7	$107	$(94)	$13
Amortization expense for finite-lived intangible assets for the year ended December 31, 2020 and year ended December 31, 2019 was $5.1 million and $5.4 million, respectively.
The estimated future amortization expense related to intangible assets with definite lives as of December 31, 2020, assuming no subsequent impairment of the underlying assets, is as follows, in millions:
(In millions)
2021	5
2022	2
2023	—
2024	—
2025	—
2026 and thereafter	—
Total	$7
Note 5 — Prepaid Expenses and Other Current Assets
The following table summarizes the components of prepaid expenses and other current assets as of December 31, 2020 and December 31, 2019:

EGENCIA
NOTES TO THE COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019
	December 31,
	2020	2019
	(In millions)
Prepaid expense	$8	$16
Current deposits	1	2
Other current assets	1	1
Total	$10	$19
Note 6 — Other Assets
The following table summarizes the components of other assets as of December 31, 2020 and December 31, 2019:
	December 31,
	2020	2019
	(In millions)
Prepaid expense	$4	$4
Deposits	5	5
Total	$9	$9
Note 7 — Accrued Expenses and Other Current Liabilities
The following table summarizes the components of accrued expenses and other current liabilities as of December 31, 2020 and December 31, 2019:
	December 31,
	2020	2019
	(In millions)
Salary and wage accruals	$33	$45
Restructure costs	47	9
Accrued sales tax liability	3	7
Lease liability	9	11
Other	13	11
Total	$105	$83
Refer to Note 10 — Restructuring and Related Reorganization Charges for more detail on Restructure costs.
Note 8 — Employee Benefit Plans and Stock-Based Awards
Expedia Defined Contribution Plan. Expedia offers a defined contribution plan for its employees, including employees of Egencia. The total expense recognized in the combined statements of income related to the Egencia Business was $13.3 million and $14.4 million for the year ended December 31, 2020 and year ended December 31, 2019, respectively.
Share-Based Compensation Expense. Expedia maintains share-based compensation plans at a corporate level. Egencia employees participate in those plans and a portion of the cost of those plans are included in the combined statements of income. However, the combined balance sheets do not include any equity issued related to share-based compensation plans.

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NOTES TO THE COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019
Non-cash share-based compensation expense recognized in the combined statements of income amounted to $14.5 million and $11.4 million for the year ended December 31, 2020 and year ended December 31, 2019, respectively, of which approximately $11.0 million and $8.2 million, respectively, are specifically identifiable to Egencia employees, and $3.5 million and $3.2 million, respectively, are attributable to shared corporate employees who provided central support functions and not specifically identifiable to Egencia.
Pursuant to the Amended and Restated Expedia Group, Inc. 2005 Stock and Annual Incentive Plan, the Parent may grant restricted stock, restricted stock awards, RSUs, stock options and other stock-based awards to directors, officers, employees and consultants. The Parent issues new shares to satisfy the exercise or release of stock-based awards. During 2019, the Parent started issuing RSUs as it’s primary form of stock-based compensation, which vest 25% after one year and then vest quarterly over the following three years, but may accelerate in certain circumstances. During 2018, an equity choice program existed for annual awards that allowed for the choice of stock options or RSUs with certain limitations.
The following table presents a summary of RSU and Stock Option activity:
	RSUs	Options
	(In thousands)
Balance as of January 1, 2019	95	605
Granted	140	—
Vested/Exercised	(29)	(93)
Cancelled	—	—
Balance as of December 31, 2019	206	512
Granted	195	—
Vested/Exercised	(83)	(69)
Cancelled	(1)	—
Balance as of December 31, 2020	317	443
As of December 31, 2020, there was approximately $25.8 million of unrecognized stock-based compensation expense related to unvested RSUs, which is expected to be recognized in expense over a weighted-average period of 2.58 years, and approximately $1.8 million of unrecognized stock-based compensation expense related to unvested Options, which is expected to be recognized in expense over a weighted-average period of 1.07 years.
Note 9 — Income Taxes
Egencia provision for income taxes and deferred tax balances have been calculated on a separate return basis as if Egencia filed its own tax returns, although its operations have been included in Parent’s U.S. federal, state and foreign tax return filings. The separate return method applies the accounting guidance for income taxes to the standalone financial statements as if Egencia was a separate taxpayer and a standalone enterprise for the periods presented.
The provision for income taxes is determined using the asset and liability approach for accounting for income taxes. Under this approach, deferred taxes represent the estimated future tax effects of temporary differences between book and tax treatment of assets and liabilities and carryforwards to the extent they are realizable. We record a valuation allowance to reduce our deferred tax assets to the amount that is more likely than not to be realized. While we consider future taxable income and ongoing prudent and feasible tax planning strategies in assessing the need for a valuation allowance, in the event we determine that we would be able to realize our deferred tax assets in the future in excess of the net recorded amount, a reduction of the valuation allowance would increase income in the period such determination was made. Likewise, should

EGENCIA
NOTES TO THE COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019
we determine that we would not be able to realize all or part of our deferred tax assets in the future, a reduction to the deferred tax assets would be charged to income in the period such determination was made.
We record a liability for uncertain tax positions that do not meet the more likely than not standard as prescribed by the authoritative guidance for income tax accounting. We record tax benefits for only those positions that we believe will more likely than not be sustained. Unrecognized tax benefits are the differences between tax positions taken, or expected to be taken, in tax returns, and the benefits recognized for accounting purposes.
Our Income before income taxes consisted of the following:
	December 31,
	2020	2019
	(In millions)
U.S.	$(191)	$26
Foreign	(181)	(18)
	$(372)	$8
The related expense for income taxes consisted of the following:
	December 31,
	2020	2019
	(In millions)
Current income tax expense:
Federal	$—	$19
State	—	3
Foreign	6	18
Current income tax expense:	6	40
Deferred income tax (benefit) expense:
Federal	1	—
State	—	(1)
Foreign	—	—
Deferred income tax (benefit) expense	1	(1)
Income tax expense	$7	$39
The reconciliation of income taxes at the federal statutory tax rate compared to the actual income tax expense is as follows:
	December 31,
	2020	2019
	(In millions)
Income tax (benefit) expense at the U.S. federal statutory rate of 21%	$(78)	$2
State taxes	(8)	2
Foreign branches	5	11
Foreign tax rate differential	(4)	2
Unrecognized tax benefits and related interest	2	4
Change in valuation allowance	88	13

EGENCIA
NOTES TO THE COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019
	December 31,
	2020	2019
	(In millions)
U.S. federal research and development credit	(1)	(2)
Other, net	1	7
Stock Compensation (Net Shortfall)	—	(1)
Foreign Permanent Differences	2	1
Income tax expense	$7	$39

Our effective tax rate was -1.9% and 487.5% for the year ended December 31, 2020 and year ended December 31, 2019, respectively. The effective tax for December 31, 2020 and December 31, 2019 generally differs from the U.S. federal statutory rate primarily due to state taxes and the jurisdictional mix of profits and uncertain tax positions.
Significant components of our deferred tax assets and liabilities are as follows:
	December 31,
	2020	2019
	(In millions)
Deferred tax assets:
Provision for accrued expenses	$8	$12
Net operating loss and tax credit carryforwards	153	45
Stock-based compensation	6	4
Property and equipment	4	5
ROU Lease Liability	1	4
Other	(4)	(11)
Total deferred tax assets	168	59
Less valuation allowance	(155)	(44)
Net deferred tax assets	$13	$15
Deferred tax liabilities:
Goodwill and intangible assets	(13)	(13)
ROU lease asset	(1)	(3)
Total deferred tax liabilities	(14)	(16)
Net deferred tax liability	$(1)	$(1)
As of December 31, 2020, we had U.S. federal, state, and foreign net operating loss carryforwards (“NOLs”) of approximately $49.8 million, $8.1 million and $77.8 million. U.S. federal NOLs of $49.8 million may be carried forward indefinitely. State NOLs of $1.1 million may be carried forward indefinitely, and state NOLs of $7 million expire at various times starting from 2025. Foreign NOLs of $62.2 million may be carried forward indefinitely, and foreign NOLs of $15.6 million expire at various times starting from 2021.
As of December 31, 2020, we have a valuation allowance of approximately $154.8 million related to certain tax attribute carryforwards for which it is more likely than not the tax benefits will not be realized. The valuation allowance increased by $111.0 million from the amount recorded as of December 31, 2019 primarily due to the generation of US domestic losses in the current year. The amount of the deferred tax asset considered realizable, however, may be adjusted if estimates of future taxable income increase,

EGENCIA
NOTES TO THE COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019
taxable income of the appropriate character is forecasted or if objective negative evidence in the form of cumulative GAAP losses is no longer present and additional weight may be given to subjective evidence such as our projections for growth.
In preparing our tax returns, management is required to interpret complex tax laws and regulations. On an ongoing basis, the Expedia Group are subject to examinations by federal, foreign and state tax authorities that may give rise to different interpretations of these complex laws and regulations. The number of tax years that remain open and subject to tax audits varies depending upon the tax jurisdiction. Expedia Group files income tax returns in the U.S. and various states on behalf of the Egencia. Due to the nature of the examination process, it generally takes years before these examinations are completed and matters are resolved. In the U.S. and internationally, we are not currently under audit.
A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:
	2020	2019
Balance, beginning of year	$6	$2
Increases to tax positions related to the current year	2	4
Increases to tax positions related to prior years	—	—
Decreases to tax positions related to prior years	(1)	—
Balance, end of year	$7	$6
We record all interest and penalties related to income taxes as a component of income tax expense. For the year ended December 31, 2020 and year ended December 31, 2019, we recorded income tax expense for interest and penalties of $0.1 million and $0.4 million, respectively. Accrued interest and penalties related to income tax items as of December 31, 2020 and December 31, 2019 amounted to $0.5 million and $0.5 million, respectively.
As of December 31, 2020, we had $7.4 million of gross unrecognized tax benefits, $5.9 million of which, if recognized, would affect the effective tax rate. As of December 31, 2019, we had $5.8 million of gross unrecognized tax benefits, $5.8 million of which, if recognized, would affect the effective tax rate.
We do not anticipate a material change in the balance of unrecognized tax benefits as of December 31, 2020 in the next twelve months.
We believe that our outside basis differences in foreign subsidiaries will not reverse in the foreseeable future and continue to assert indefinite reinvestment.
We are subject to a territorial tax system under the Tax Cuts and Jobs Act (“TCJA”), in which we are required to provide for tax on Global Intangible Low Taxed Income (“GILTI”) earned by certain foreign subsidiaries. We have established an accounting policy election to provide for the tax expense related to GILTI in the year the tax is incurred as a period expense.
Note 10 — Restructuring and Related Reorganization Charges
In 2019, we engaged in certain restructure actions to centralize and migrate certain operational functions and systems, for which we recognized $11.0 million in restructure and related reorganization charges. In February 2020, we committed to restructuring actions intended to simplify our businesses and improve operational efficiencies, which have resulted in headcount reductions, and, subsequently in 2020, the Company accelerated further actions to adapt our business to the current environment. As a result, we recognized $59.0 million in restructuring and related reorganization charges during 2020. Based on current plans, which are subject to change, we expect total reorganization charges in 2021 of approximately $8.6 million. However, we continue to actively evaluate additional cost reduction efforts and should we make decisions in future periods to take further actions, we will incur additional reorganization charges.

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NOTES TO THE COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019
The following table summarizes the restructuring and related reorganization activity for the years ended December 31, 2019 and 2020:
Employee Severance and Benefits
(In millions)
Accrued liability as of January 1, 2019	$—
Charges	11
Payments	(2)
Non-cash items	—
Accrued liability as of December 31, 2019	$9
Charges	59
Payments	(21)
Non-cash items	—
Accrued liability as of December 31, 2020	$47
Note 11 — Commitments and Contingencies
Legal Proceedings
As a business within the B2B segment of Expedia Group, we are a party to various lawsuits. Management does not expect these lawsuits to have a material impact on the liquidity, results of operations, or financial condition of the Company. We also evaluate other potential contingent matters, including value-added tax, excise tax, sales tax, transient occupancy or accommodation tax and similar matters. We do not believe that the aggregate amount of liability that could be reasonably possible with respect to these matters would have a material adverse effect on our financial results; however, litigation is inherently uncertain and the actual losses incurred in the event that our legal proceedings were to result in unfavorable outcomes could have a material adverse effect on our business and financial performance.
Litigation Relating to Occupancy Taxes.   One hundred one lawsuits have been filed by or against cities, counties and states involving hotel occupancy and other taxes. Nine lawsuits are currently active. These lawsuits are in various stages and Expedia Group continues to defend against the claims made in them vigorously. With respect to the principal claims in these matters, Expedia Group believes that the statutes or ordinances at issue do not apply to Expedia Group or the services Expedia Group provides and, therefore, that taxes are not owed that are claimed to be owed. Expedia Group, and as a result Egencia since it is a business within the B2B segment of Expedia Group, believes that the statutes or ordinances at issue generally impose occupancy and other taxes on entities that own, operate or control hotels (or similar businesses) or furnish or provide hotel rooms or similar accommodations. To date, forty-eight of these lawsuits have been dismissed. Some of these dismissals have been without prejudice and, generally, allow the governmental entity or entities to seek administrative remedies prior to pursuing further litigation. Thirty-four dismissals were based on a finding that we and the other defendants were not subject to the local tax ordinance or that the local government lacked standing to pursue its claims. As a result of this litigation and other attempts by certain jurisdictions to levy such taxes, we have established a reserve for the potential settlement of issues related to hotel occupancy and other taxes, consistent with applicable accounting principles and in light of all current facts and circumstances. The amount of reserve for the potential settlement of issues related to hotel occupancy and other taxes is insignificant. Our settlement reserve is based on our best estimate of probable losses and the ultimate resolution of these contingencies may be greater or less than the liabilities recorded. An estimate for a reasonably possible loss or range of loss in excess of the amount reserved cannot be made. Changes to the settlement reserve are included within Other, net in the combined statements of operations.

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NOTES TO THE COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019
Matters Relating to International VAT.   Expedia Group is in various stages of inquiry or audit in multiple European Union jurisdictions regarding the application of VAT to European Union related transactions. Since Egencia is business within the B2B segment of Expedia Group and is involved in merchant hotel transactions, Egencia is subject to the same inquiry or audit. While we believe we comply with applicable VAT laws, rules and regulations in the relevant jurisdictions, the tax authorities may determine that we owe additional taxes. In certain jurisdictions, including the United Kingdom, we may be required to “pay-to-play” any VAT assessment prior to contesting its validity. While we believe that we will be successful based on the merits of our positions with regard to audits in pay-to-play jurisdictions, it is nevertheless reasonably possible that we could be required to pay any assessed amounts in order to contest or litigate the applicability of any assessments and an estimate for a reasonably possible amount of any such payments cannot be made.
Note 12 — Related Party Transactions
Related Party Transactions
Intercompany transactions between the Company and Parent have been included in these combined financial statements and are forgiven at the time the transaction is recorded. The total net effect of the settlement of these intercompany transactions is reflected in the combined statements of cash flows as a financing activity and in the combined balance sheets as parent company investment. Deferred Merchant Bookings and Merchant Accounts Payable outstanding as of the period end dates in the combined balance sheets related to transactions that settle in cash between Egencia and Parent and/or Parent’s other subsidiaries have been included in these combined financial statements as Due to Related Party.
The accompanying Statement of Changes in Parent’s Equity and Statements of Cash Flows of Egencia are prepared in accordance with GAAP. As a result of carveout methodology as described in the Basis of Presentation, differences exist related to exchange rates, stock-based compensation, and other noncash items between the Statements of Changes in Parent’s Equity and the Statements of Cash Flows with regard to transfers to and from Parent.
The components of the net transfers to and from Parent as of December 31, 2020 and 2019 are as follows:
	December 31, 2020	December 31, 2019
	(In millions)
Cash pooling and general financing activities	$112	$—
Sales to Parent	—	2
Purchases from Parent	(2)	(3)
Stock based compensation	15	12
Corporate allocations	49	54
Income tax expense	7	39
Net increase (decrease) in Net Parent Investment	$181	$104
Corporate Allocations
The combined statements of income of the Company reflect allocations of general corporate expenses from Expedia Group including, but not limited to, executive management, finance, legal, information technology, employee benefits administration, human resources, treasury, risk management, procurement, facilities, and other shared services. Allocations made on the basis of revenue, product sales, or headcount were $71.7 million and $80.3 million for shared services and $14.5 million and $13.2 million for supply

EGENCIA
NOTES TO THE COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019
costs for the year ended December 31, 2020 and year ended December 31, 2019, respectively, within selling and marketing expense, general and administrative expense, and technology and content expense in the combined statements of income.
Management of Egencia consider these allocations to be a reasonable allocation of the utilization of services by or the benefits provided to Egencia. These allocations may not, however, reflect the expense Egencia would have incurred as a standalone company for the periods presented. Actual costs that may have been incurred if Egencia had been a standalone company would depend on a number of factors, including the chosen organizational structure, what functions were outsourced or performed by employees and strategic decisions made in areas such as information technology and infrastructure.
Note 13 — Subsequent Events
We have evaluated transactions and other events that occurred through July 16, 2021, the date these combined financial statements were available to be issued for purposes of disclosure of unrecognized subsequent events.

ANNEX A
FORM OF WARRANT AMENDMENT
AMENDMENT NO. 1 TO WARRANT AGREEMENT
This Amendment (this “Amendment”) is made as of [ ], 2022 by and between Global Business Travel Group, Inc., a Delaware corporation (the “Company”) (formerly named Apollo Strategic Growth Capital (“APSG”)), and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), and constitutes an amendment to that certain Warrant Agreement, dated as of October 1, 2020, by and between the Company and Continental Stock Transfer & Trust Company (the “Existing Warrant Agreement”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to such terms in the Existing Warrant Agreement.
WHEREAS, on May 27, 2022, the Company consummated the business combination pursuant to that certain Business Combination Agreement, dated as of December 2, 2021, by and between the Company and GBT JerseyCo Limited, a company limited by shares incorporated under the laws of Jersey (the “Business Combination”), and in connection therewith the Company was renamed “Global Business Travel Group, Inc.”;
WHEREAS, in accordance with Section 4.4 of the Existing Warrant Agreement, upon effectiveness of the Business Combination, the holders of the Warrants thereafter had the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of Ordinary Shares of APSG immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, an Alternative Issuance in shares of Class A common stock, par value $0.0001, per share, of the Company (the “Class A Common Stock”);
WHEREAS, Section 9.9 of the Existing Warrant Agreement provides that the Company and the Warrant Agent may amend, subject to certain conditions provided therein, the Existing Warrant Agreement with the vote or written consent of the Registered Holders of 50% of the number of then outstanding Public Warrants and, solely with respect to any amendment to the terms of the Private Placement Warrants, 50% of the number of the then outstanding Private Placement Warrants;
WHEREAS, the Company desires to amend the Existing Warrant Agreement to provide the Company with the right to require the holders of the Warrants to exchange all of the outstanding Warrants for shares of Class A Common Stock, on the terms and subject to the conditions set forth herein; and
WHEREAS, in the exchange offer and consent solicitation undertaken by the Company pursuant to the Registration Statement on Form S-4 filed with the U.S. Securities and Exchange Commission, the Registered Holders of more than 50% of each of the then-outstanding Public Warrants and 50% of the then-outstanding Private Placement Warrants consented to and approved this Amendment.
NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree to amend the Existing Warrant Agreement as set forth herein.
1.   Amendment of Existing Warrant Agreement.   The Existing Warrant Agreement is hereby amended by adding:
(a)   the new Section 6A thereto:
“6A Mandatory Exchange.
6A.1   The Business Combination.   On May 27, 2022, the Company consummated the business combination pursuant to that certain Business Combination Agreement, dated as of December 2, 2021, by and between the Company and GBT JerseyCo Limited, a company limited by shares incorporated under the laws of Jersey (the “Business Combination”), and in connection therewith the Company was renamed “Global Business Travel Group, Inc.”. In accordance with Section 4.4 of this Agreement, upon effectiveness of the Business

Combination, the holders of the Warrants thereafter had the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of Ordinary Shares of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, an Alternative Issuance in shares of Class A common stock, par value $0.0001 per share, of Global Business Travel Group, Inc. (the “Class A Common Stock”).
6A.2   Company Election to Exchange.   Notwithstanding any other provision in this Agreement to the contrary, all (and not less than all) of the outstanding Warrants may be exchanged, at the option of the Company, at any time while they are exercisable and prior to their expiration, at the office of the Warrant Agent, upon notice to the Registered Holders of the then outstanding Warrants, as described in Section 6A.3 below, for shares of Class A Common Stock (or any Alternative Issuance pursuant to Section 4.4), at the exchange rate of 0.2475 shares of Class A Common Stock (or any Alternative Issuance pursuant to Section 4.4) for each Warrant held by the holder thereof (the “Consideration”) (subject to equitable adjustment by the Company in the event of any stock splits, stock dividends, recapitalizations or similar transaction with respect to the shares of Class A Common Stock). In lieu of issuing fractional shares, any holder of Warrants who would otherwise have been entitled to receive fractional shares as Consideration will, after aggregating all such fractional shares of such holder, be paid in cash (without interest) in an amount equal to such fractional part of a share multiplied by $[ ].1
6A.3   Date Fixed for, and Notice of, Exchange.   In the event that the Company elects to exchange all of the Warrants, the Company shall fix a date for the exchange (the “Exchange Date”). Notice of exchange shall be mailed by first class mail, postage prepaid, by the Company not less than fifteen (15) days prior to the Exchange Date to the Registered Holders at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the registered holder received such notice. The Company will make a public announcement of its election following the mailing of such notice.
6A.4   Exercise After Notice of Exchange.   The Warrants may be exercised, for cash (or on a “cashless basis” in accordance with subsection 3.3.1(c) of this Agreement, with an adjustment to the definition of “Fair Market Value” to substitute the date on which the notice of exchange is sent for the date on which the nature of redemption is sent) at any time after notice of exchange shall have been given by the Company pursuant to Section 6A.3 hereof and prior to the Exchange Date. On and after the Exchange Date, the Registered Holder of the Warrants shall have no further rights except to receive, upon surrender of the Warrants, the Consideration.
2.   Miscellaneous Provisions.
2.1   Severability.   This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.
2.2   Applicable Law.   The validity, interpretation, and performance of this Amendment and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the parties hereto hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Amendment shall be brought and enforced in the courts of

1
This will be the last sale price of the Class A Common Stock on the New York Stock Exchange on the last trading day of the Offer Period (as defined in the Registration Statement on Form S-4 filed with the U.S. Securities and Exchange Commission on September 9, 2022).

the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereto hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.
2.3   Counterparts.   This Amendment may be executed in any number of counterparts (which may include counterparts delivered by any standard form of telecommunication) and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Amendment or in any other certificate, agreement or document related to this Amendment, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
2.4   Effect of Headings.   The section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.
2.5   Entire Agreement.   The Existing Warrant Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.
[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be duly executed as of the date first above written.
GLOBAL BUSINESS TRAVEL GROUP, INC.
By:

Name:
Title:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent
By:

Name:
Title:

Global Business Travel Group, Inc.
Offer to Exchange Warrants to Acquire Shares of Class A Common Stock
of
Global Business Travel Group, Inc.
for
Shares of Class A Common Stock
of
Global Business Travel Group, Inc.
and
Consent Solicitation

PRELIMINARY PROSPECTUS

The Exchange Agent for the Offer and the Consent Solicitation is:
Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, NY 10004
Any questions or requests for assistance may be directed to the dealer manager at the address and telephone number set forth below. Requests for additional copies of this Prospectus/Offer to Exchange and the Letter of Transmittal and Consent may be directed to the information agent. Beneficial owners may also contact their custodian for assistance concerning the Offer and Consent Solicitation.
The Information Agent for the Offer and Consent Solicitation is:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Banks and Brokers call: (212) 269-5550
Call Toll Free: (866) 342-4883
Email: gbtg@dfking.com
The Dealer Manager for the Offer and the Consent Solicitation is:
BofA Securities, Inc.
One Bryant Park
New York, New York 10036

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.   Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (the “DGCL”), provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s certificate of incorporation provides for indemnification by the registrant of members of its board of directors, members of committees of its board of directors and of other committees of the registrant, and its executive officers, and allows the registrant to provide indemnification for its other officers and its agents and employees, and those serving another corporation, partnership, joint venture, trust or other enterprise at the request of the registrant, in each case to the maximum extent permitted by the DGCL.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s certificate of incorporation provides for such limitation of liability.
Additionally, our Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into separate indemnification agreements with our directors and executive officers. These agreements, among other things, require us to indemnify our directors and executive officers for certain liabilities and expenses, reasonable attorneys’ fees and all other direct or indirect costs, expenses and obligations, including judgments, fines, penalties, interest, appeal bonds, amounts paid in settlement with the approval of the Company, counsel fees and disbursements (including, without limitation, experts’ fees, court costs, retainers, appeal bond premiums, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) and other fees (including, among others, witness fees, travel expenses and fees of private investigators and professional advisors, actually paid or incurred in connection with investigating, prosecuting, defending, being a witness in or participating in any Claim relating to any Indemnifiable Event (as such terms are defined in each indemnification agreement)) incurred by a director or executive officer in any action or proceeding related to the fact that such person is or was a director, officer or fiduciary of the Company, or is or was serving on behalf of the Company or at the request of the Company as a director, officer or fiduciary or similar capacity, of another company The indemnification agreements also require us, if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third- party claims against us and may reduce the amount of money available to us.
Item 21.   Exhibits and Financial Statement Schedules.
(a)
Exhibits

The following exhibits are included or incorporated by reference in this registration statement on Form S-4:

Exhibit No.	Description
2.1	Business Combination Agreement, dated as of December 2, 2021, by and between Apollo Strategic Growth Capital and GBT JerseyCo Limited (incorporated by reference to Exhibit 2.1 of the Company’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
3.1	Certificate of Incorporation of Global Business Travel Group, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
3.2	Bylaws of Global Business Travel Group, Inc. (incorporated by reference to Exhibit 3.3 of the Company’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
4.1	Warrant Agreement, dated October 1, 2020, between Apollo Strategic Growth Capital and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 6, 2020).
5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
8.1*	Tax Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
10.1	Form of PubCo Subscribed Ordinary Shares Subscription Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
10.2	Form of PubCo Class B Common Stock Subscription Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
10.3	Form of PubCo Class B Common Stock Distribution Agreement, by and among GBT JerseyCo Limited, American Express Travel Holdings Netherlands Coöperatief U.A., Juweel Investors (SPC) Limited and EG Corporate Travel Holdings LLC (incorporated by reference to Exhibit 10.11 of the Company’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
10.4	Form of Amended & Restated Registration Rights Agreement entered into by and among Global Business Travel Group, Inc., APSG Sponsor, L.P. and the other parties thereto (incorporated by reference to Exhibit 10.10 of the Company’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
10.5	Form of Exchange Agreement, by and among Global Business Travel Group, Inc., GBT JerseyCo Limited and equityholders of GBT JerseyCo Limited (incorporated by reference to Exhibit 10.7 of the Company’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
10.6^	Form of Shareholders Agreement by and among by and among Global Business Travel Group, Inc., GBT JerseyCo Limited, American Express Travel Holdings Netherlands Coöperatief U.A., Juweel Investors (SPC) Limited and EG Corporate Travel Holdings LLC (incorporated by reference to Exhibit 10.4 of the Company’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
10.7†	Credit Agreement, dated as of August 13, 2018, by and among GBT Group Services B.V., as borrower, GBT III B.V., as a loan party, Morgan Stanley Senior Funding, Inc., as administrative agent and as collateral agent, and the lenders and L/C issuers from time to time party thereto (incorporated by reference to Exhibit 10.12 of the Company’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).

Exhibit No.	Description
10.7.1	Amendment, Consent and Waiver Agreement, dated as of December 5, 2019, among GBT Group Services B.V., as borrower, its affiliates party thereto as guarantors, Morgan Stanley Senior Funding, Inc., as administrative agent and as collateral agent, and the lenders party thereto (incorporated by reference to Exhibit 10.13 of the Company’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
10.7.2	Joinder Agreement, dated as of December 9, 2019, among GBT Group Services B.V., as borrower, GBT III B.V., as a loan party, GBT UK TopCo Limited, as the joining loan party, and Morgan Stanley Senior Funding, Inc., as administrative agent and as collateral agent (incorporated by reference to Exhibit 10.14 of the Company’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
10.7.3	Incremental Agreement and Reaffirmation, dated as of September 4, 2020, among GBT Group Services B.V., as borrower, its affiliates party thereto as guarantors, Morgan Stanley Senior Funding, Inc., as administrative agent and as collateral agent, and the lenders party thereto (incorporated by reference to Exhibit 10.15 of the Company’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
10.7.4	Amendment Agreement, dated as of September 4, 2020, among GBT Group Services B.V., as borrower, its affiliates party thereto as guarantors, Morgan Stanley Senior Funding, Inc., as administrative agent and as collateral agent, and the lenders party thereto (incorporated by reference to Exhibit 10.16 of the Company’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
10.7.5†	Amendment, Incremental Agreement and Reaffirmation, dated as of January 20, 2021, among GBT Group Services B.V., as borrower, its affiliates party thereto as guarantors, Morgan Stanley Senior Funding, Inc., as administrative agent and as collateral agent, and the lenders party thereto (incorporated by reference to Exhibit 10.17 of the Company’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
10.7.6	Refinancing Amendment No. 1, dated as of December 2, 2021, among GBT Group Services B.V., as borrower, its affiliates party thereto as guarantors, Morgan Stanley Senior Funding, Inc., as administrative agent and as collateral agent, and the lenders party thereto (incorporated by reference to Exhibit 10.18 of the Company’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
10.7.7†	Amendment, Incremental Agreement and Reaffirmation, dated as of December 2, 2021, among GBT Group Services B.V., as borrower, its affiliates party thereto as guarantors, Morgan Stanley Senior Funding, Inc., as administrative agent and as collateral agent, and the lenders party thereto (incorporated by reference to Exhibit 10.19 of the Company’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
10.8	Sponsor Side Letter Amendment, dated May 27, 2022, by and among the Sponsor, the Insiders, APSG and Legacy GBT (incorporated by reference to Exhibit 10.7 of the Company’s Current Report on Form 8-K, filed with the SEC on June 3, 2022).
10.9	Global Business Travel Group, Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.8 of the Company’s Current Report on Form 8-K, filed with the SEC on June 3, 2022).
10.10	Global Business Travel Group, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.9 of the Company’s Current Report on Form 8-K, filed with the SEC on June 3, 2022).
10.10.1	Global Business Travel Group, Inc. Management Incentive Plan, amended and restated as of May 27, 2022 (incorporated by reference to Exhibit 10.16 of the Company’s Current Report on Form 8-K, filed with the SEC on June 3, 2022).

Exhibit No.	Description
10.10.2	Global Business Travel Group, Inc. Annual Incentive Award Plan (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed with the SEC on June 21, 2022).
10.11^†	Form of Amended and Restated Trademark License Agreement, dated May 27, 2022, by and between American Express Travel Related Services Company, Inc. and GBT Travel Services UK Limited and, solely for the purposes of specified sections therein, GBT JerseyCo Limited, GBT US LLC, GBT III B.V. and Global Business Travel Group, Inc. (incorporated by reference to Exhibit 10.26 of the Company’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.12^†
Form of Consumer Services Operating Agreement, dated as of June 30, 2014, by and between American Express Travel Related Services Company, Inc. and GBT Travel Services UK Limited (as assignee of GBT III B.V.), as amended (incorporated by reference to Exhibit 10.27 of the Company’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).

10.12.1^†
Form of First Amendment to Consumer Services Operating Agreement, dated as of December 31, 2015, by and between American Express Travel Related Services Company, Inc. and GBT III B.V. (incorporated by reference to Exhibit 10.27.1 of the Company’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).

10.12.2^†
Form of Second Amendment to Consumer Services Operating Agreement, dated as of July 24, 2017, by and between American Express Travel Related Services Company, Inc. and GBT III B.V. (incorporated by reference to Exhibit 10.27.2 of the Company’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).

10.12.3
Form of Third Amendment to Consumer Services Operating Agreement, dated as of November 19, 2019, by and between American Express Travel Related Services Company, Inc. and GBT III B.V. (incorporated by reference to Exhibit 10.27.3 of the Company’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).

10.12.4^†
Form of Fourth Amendment to Consumer Services Operating Agreement, by and between American Express Travel Related Services Company, BT Inc. and G Travel Services UK Limited (as assignee of GBT III B.V.) (incorporated by reference to Exhibit 10.27.4 of the Company’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).

10.13^†
Form of Global Corporate Payments Operating Agreement, dated as of June 30, 2014, by and between American Express Travel Related Services Company, Inc., and GBT III B.V. (incorporated by reference to Exhibit 10.28 of the Company’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).

10.13.1^†
Form of First Amendment to Global Commercial Services Operating Agreement, by and between American Express Travel Related Services Company, Inc., GBT III B.V. and GBT Travel Services UK Limited (incorporated by reference to Exhibit 10.28.1 of the Company’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).

10.14^†
Form of Travel & Lifestyle Services Operating Agreement, dated as of June 30, 2014, by and between American Express Travel Related Services Company, Inc. and GBT Travel Services UK Limited (as assignee of GBT III B.V.), as amended (incorporated by reference to Exhibit 10.29 of the Company’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).

10.14.1^
Form of First Amendment to the Travel & Lifestyle Services Operating Agreement, dated as of January 1, 2015, by and between American Express Travel Related Services Company, Inc. and GBT III B.V. (incorporated by reference to Exhibit 10.29.1 of the Company’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).

Exhibit No.	Description
10.14.2	Form of Second Amendment to the Travel & Lifestyle Services Operating Agreement, dated as of December 31, 2018, by and between American Express Travel Related Services Company, Inc. and GBT III B.V. (incorporated by reference to Exhibit 10.29.2 of the Company’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.14.3	Form of Third Amendment to the Travel & Lifestyle Services Operating Agreement, dated as of March 29, 2019, by and between American Express Travel Related Services Company, Inc. and GBT III B.V. (incorporated by reference to Exhibit 10.29.3 of the Company’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.14.4	Form of Fourth Amendment to the Travel & Lifestyle Services Operating Agreement, dated as of April 29, 2019, by and between American Express Travel Related Services Company, Inc. and GBT III B.V. (incorporated by reference to Exhibit 10.29.4 of the Company’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.14.5^†	Form of Fifth Amendment to the Travel & Lifestyle Services Operating Agreement, dated as of January 1, 2020, by and between American Express Travel Related Services Company, Inc. and GBT III B.V. (incorporated by reference to Exhibit 10.29.5 of the Company’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
10.14.6^†	Form of Sixth Amendment to the Travel & Lifestyle Services Operating Agreement, dated as of March 21, 2020, by and between American Express Travel Related Services Company, Inc. and GBT III B.V. (incorporated by reference to Exhibit 10.29.6 of the Company’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
10.14.7^†	Form of Seventh Amendment to Travel & Lifestyle Services Operating Agreement, dated as of May 27, 2022, by and between American Express Travel Related Services Company, Inc. and GBT Travel Services UK Limited (as assignee of GBT III B.V.) (incorporated by reference to Exhibit 10.29.7 of the Company’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
10.15	Employment Agreement, dated April 1, 2019, by and between GBT US LLC and Michael Qualantone (incorporated by reference to Exhibit 10.20 of APSG’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on March 22, 2022).
10.16	Employment Contract, dated November 26, 2019, by and between GBT Travel Services UK Limited and Andrew Crawley (incorporated by reference to Exhibit 10.21 of APSG’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
10.17	Service Agreement, dated June 5, 2020, by and between GBT Travel Services UK Limited and Paul Abbott (incorporated by reference to Exhibit 10.22 of APSG’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
10.18	Supplemental Severance Agreement, dated November 2, 2021, by and between GBT US LLC and Michael Qualantone (incorporated by reference to Exhibit 10.23 of APSG’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on March 22, 2022)
10.19	Supplemental Severance Agreement, dated December 2, 2021, by and between GBT Travel Services UK Limited and Andrew Crawley (incorporated by reference to Exhibit 10.24 of APSG’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
10.20	Supplemental Severance Agreement, dated December 7, 2021, by and between GBT Travel Services UK Limited and Paul Abbott (incorporated by reference to Exhibit 10.25 of APSG’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).

Exhibit No.	Description
10.21	Form of Time Based Option Award Agreement under the Global Business Travel Group, Inc., Management Incentive Plan (incorporated by reference to Exhibit 10.17 of the Company’s Current Report on Form 8-K, filed with the SEC on June 3, 2022).
10.22	Form of Time-Based Option Grant Agreement (United Kingdom) under the GBT JerseyCo Limited Amended and Restated Management Incentive Plan (incorporated by reference to Exhibit 10.34 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.23	Form of Time-Based Option Grant Agreement (United States) under the GBT JerseyCo Limited Amended and Restated Management Incentive Plan (incorporated by reference to Exhibit 10.35 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.24	Form of Time-Based Option Grant Agreement under the GBT JerseyCo Limited Management Incentive Plan (incorporated by reference to Exhibit 10.36 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.25	Form of Time-Based Restricted Stock Unit Award Agreement (Executive Leadership Team) under the Global Business Travel Group, Inc. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.9 of the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 11, 2022).
10.26	GBT JerseyCo Limited 2021 Executive Long-Term Cash Incentive Award Plan, effective as of November 5, 2021 (incorporated by reference to Exhibit 10.37 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.27	Form of Award Agreement (United Kingdom) under the GBT JerseyCo Limited 2021 Executive Long-Term Cash Incentive Award Plan (incorporated by reference to Exhibit 10.38 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.28	Form of Award Agreement (United States) under the GBT JerseyCo Limited 2021 Executive Long-Term Cash Incentive Award Plan (incorporated by reference to Exhibit 10.39 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.29	GBT JerseyCo Limited 2020 Executive Long-Term Cash Incentive Award Plan, effective as of November 5, 2020 (incorporated by reference to Exhibit 10.40 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.30	Form of Award Agreement (United Kingdom) under the GBT JerseyCo Limited 2020 Executive Long-Term Cash Incentive Award Plan (incorporated by reference to Exhibit 10.41 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.31	Form of Award Agreement (United States) under the GBT JerseyCo Limited 2020 Executive Long-Term Cash Incentive Award Plan (incorporated by reference to Exhibit 10.42 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.32*	Form of Dealer Manager Agreement.
10.33*	Tender and Support Agreement, dated as of September 9, 2022, by and between the Company and Supporting Stockholders.
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 of the Company’s Current Report on Form 8-K, filed with the SEC on June 3, 2022).
23.1*	Consent of KPMG LLP, independent registered public accounting firm of GBT JerseyCo Limited.
23.2*	Consent of WithumSmith+Brown, PC, independent registered public accounting firm of Apollo Strategic Growth Capital.

Exhibit No.	Description
23.3*	Consent of Ernst & Young LLP, independent auditors of Egencia.
23.4*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
23.5*	Consent of Skadden Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1).
24.1*	Powers of Attorney (included on signature page).
99.1*	Form of Letter of Transmittal and Consent.
99.2*	Form of Notice of Guaranteed Delivery.
99.3*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
99.4*	Form of Letter to Clients of Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
107*	Filing Fee Table.

†
Certain of the exhibits and schedule to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

^
Certain portions of these Exhibits have been omitted in accordance with Regulation S-K Item 601 because they are both (i) not material to investors and (ii) the type of information that the Registrant customarily and actually treats as private or confidential, and have been marked with “[***]” to indicate where omissions have been made. The Registrant agrees to furnish supplementally an unredacted copy of the Exhibit to the SEC upon its request.

*
Filed herewith.

Item 22.   Undertakings.
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period during which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any Prospectus/Offer to Exchange required by section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the Prospectus/Offer to Exchange any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus/Offer to Exchange filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d)
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on September 9, 2022.
GLOBAL BUSINESS TRAVEL GROUP, INC.
By:
/s/ Eric J. Bock

Eric J. Bock
Chief Legal Officer, Global Head of M&A and Compliance and Corporate Secretary
Each of the undersigned officers and directors of Global Business Travel Group, Inc., a Delaware corporation, hereby constitutes and appoints Eric J. Bock as his, her or their attorney-in-fact and agent, with full power of substitution and resubstitution, in his, her or their name and on his, her or their behalf, to sign in any and all capacities any and all amendments (including post-effective amendments) and exhibits to this Registration Statement on Form S-4 and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Paul Abbott Paul Abbott	Chief Executive Officer and Director (Principal Executive Officer)	September 9, 2022
/s/ Martine Gerow Martine Gerow	Chief Financial Officer (Principal Financial Officer)	September 9, 2022
/s/ Christopher Van Vliet Christopher Van Vliet	Controller (Principal Accounting Officer)	September 9, 2022
/s/ James P. Bush James P. Bush	Director	September 9, 2022
/s/ Gloria Guevara Manzo Gloria Guevara Manzo	Director	September 9, 2022
/s/ Eric Hart Eric Hart	Director	September 9, 2022
/s/ Raymond Donald Joabar Raymond Donald Joabar	Director	September 9, 2022
/s/ Michael Gregory O’Hara Michael Gregory O’Hara	Director	September 9, 2022

Signature	Title	Date
/s/ Richard Petrino Richard Petrino	Director	September 9, 2022
/s/ Mohammed Saif S.S. Al-Sowaidi Mohammed Saif S.S. Al-Sowaidi	Director	September 9, 2022
/s/ Itai Wallach Itai Wallach	Director	September 9, 2022
/s/ Susan Ward Susan Ward	Director	September 9, 2022
/s/ Kathleen Winters Kathleen Winters	Director	September 9, 2022